As filed with the Securities and Exchange Commission on July 17, 2002

                                                            File No. 000-28378

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  AMREIT, INC.
             (Exact name of registrant as specified in its charter)


                 Maryland                           76-0410050
(State of incorporation or organization)   (I.R.S. Employer Identification No.)
       8 Greenway Plaza, Suite 824                    77046
              Houston, Texas                         (Zip Code)
 (Address of principal executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

Securities to be registered pursuant to Section 12(b) of the Act:
         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered

        Class A Common Stock,                      American Stock Exchange
        $.01 par value per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered

         The description of the registrant's securities to be registered hereby is incorporated by reference from the description thereof set forth under the heading "Description of AmREIT's Capital Stock" in the proxy statement/prospectus contained in the registrant's Registration Statement on Form S-4, as amended, initially filed with the Securities and Exchange Commission (Registration No. 333-81895) on June 29, 1999.


Item 2.           Exhibits

The following exhibits are filed herewith and made a part hereof:


Exhibit
Number

1.1 Amendment No. 8 to Registration Statement on Form S-4 (File No. 333-81895) as filed with the Securities and Exchange Commission on May 2, 2002.

4.1 Articles of Amendment and Restatement to the Articles of Incorporation of the Registrant dated December 16, 1997 (incorporated by reference to Exhibit 3(v) to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997).

4.2 Form of Articles of Amendment to the Articles of Incorporation of the Registrant.

4.3  Amended and Restated Bylaws of the Registrant dated July 16, 2002.

5.1  Specimen Class A Common Stock Certificate

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         AMREIT, INC.



                         By:      /s/ H. Kerr Taylor
                                  ---------------------------------------------
                                  H. Kerr Taylor, President


Date:  July 17, 2002

                                                 EXHIBIT 1.1


As filed with the Securities and Exchange Commission on April, 2002


                           Registration No. 333-81885

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Amendment No. 8
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                  AmREIT, Inc.
             (Exact Name of Registrant as specified in its Charter)


                                    Maryland
                          (State or other jurisdiction
                        of incorporation or organization)

             6798                                      76-0410050
   (Primary Standard Industrial                    (I.R.S. Employer
     Classification Code Number)                   Identification No.)

                           8 Greenway Plaza, Suite 824
                              Houston, Texas 77046
                                 (713) 850-1400
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 H. Kerr Taylor
                             Chief Executive Officer
                                  AmREIT, Inc.
                           8 Greenway Plaza, Suite 824
                              Houston, Texas 77046
                                 (713) 850-1400
(Name, Address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:

                                Bryan L. Goolsby
                                Kenneth L. Betts
                            Locke Liddell & Sapp LLP
                          2200 Ross Avenue, Suite 2200
                            Dallas, Texas 75201-6776
                                 (214) 740-8000


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this form is filed to register additional Securities for offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                                               ------------------

                                          CALCULATION OF REGISTRATION FEE


======================================== ================== ======================== ========================= ====================
                                                               Proposed Maximum          Proposed Maximum
Title of Each Class of Securities to      Amount to be       Offering Price Per        Aggregate Offering          Amount of
             be Registered                 Registered              Unit                     Price(3)           Registration Fee

Class B Common Stock, $0.01 par
value...                                   2,721,321(1)            $9.25                 $25,172,219                   (4)

Class A Common Stock, $0.1 par             2,721,321(2)             N/A                      N/A                       N/A
value...


---------------------------------------- ------------------ ------------------------ ------------------------- --------------------


(1) This registration statement covers the maximum number of shares of class B common stock of the registrant that are expected to be issued in connection with the transactions described herein.

(2) These shares are as being registered hereunder as the class B common stock being registered hereunder may be converted.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

(4) Fee previously paid in connection with the initial filing of this registration statement (Registration No. 333-81885).


                    ------------------


         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                                  AmREIT, Inc.
                                8 Greenway Plaza
                                    Suite 824
                              Houston, Texas 77046

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                TO BE HELD , 2002

To the Stockholders of AmREIT, Inc.:

     A special meeting of stockholders of AmREIT, Inc., a Maryland corporation, will be held at Houston City Club, One City Club Drive, Houston, Texas, 77046 on Tuesday, July 16, 2002, at 9:00 a.m., local time, for the following purposes:

     o To consider and vote on a proposal to approve the agreements and plans of merger dated as of September 10, 2001 between AmREIT, Inc. ("AmREIT") and each of the following limited partnerships: AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd., under which each partnership would merge into AmREIT, all as more fully described in the attached joint proxy and consent solicitation statement and prospectus.


     o To consider and vote upon a proposal to amend AmREIT's Articles of Incorporation to specifically authorize the class B common stock to be created for issuance in the merger.


     o To consider and vote upon proposals to amend AmREIT's bylaws to (1) specifically authorize the merger of the partnerships with AmREIT on the terms and conditions set forth in the merger agreements and (2) limit the amount of recourse indebtedness that AmREIT can incur to not more than 55% of its net asset value as determined by AmREIT's board of directors.

     o To consider and vote upon a proposal to reorganize AmREIT, Inc. from a Maryland corporation to a real estate investment trust organized under the Texas Real Estate Investment Trust Act.

     o To consider and vote upon a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve either the merger proposal or the reorganization proposal.

     o To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

     Your board of directors has fixed the close of business on May 7, 2002 as the record date for the determination of AmREIT stockholders entitled to notice of, and to vote at, the special meeting and any adjournments of the special meeting. The approval of the merger agreements, the bylaw amendments and the reorganization proposal requires the affirmative vote of the holders of a majority of the shares of AmREIT common stock outstanding on the record date. All other proposals require only the approval of a majority of the shares of AmREIT common stock present at the special meeting. To adjourn the special meeting to solicit additional proxies, the proposal to adjourn must be approved by the holders of a majority of the shares of AmREIT common stock as of the record date present in person or represented by a properly executed proxy at the special meeting.

     Under Maryland law, AmREIT stockholders will not be entitled to dissenters' rights in connection with either the merger or the reorganization.

     Information regarding the merger, the reorganization and related matters is contained in the accompanying joint proxy and consent solicitation statement and prospectus and the annexes to that document, all of which are incorporated by reference into this notice and which form a part of this notice.

     Regardless of whether you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. It is important that your interests be represented at the special meeting. You may revoke your proxy by (1) delivering to the Secretary of AmREIT, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the date of the proxy or a later-dated proxy relating to the same shares, or (2) attending the special meeting and voting in person.

     Your board of directors has unanimously determined that the terms of the merger agreements and the transactions contemplated by the merger agreements are fair to, and that the merger and the reorganization are in the best interests of, AmREIT's stockholders. Accordingly, your board of directors unanimously recommends that you vote "FOR" the proposals set forth above.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Charles C. Braun, Secretary

Houston, Texas
May 14, 2002

                          AAA Net Realty Fund IX, Ltd.
                                8 Greenway Plaza
                                    Suite 824
                              Houston, Texas 77046

                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                                                 TO BE HELD , 2002

To the Limited Partners of AAA Net Realty Fund IX, Ltd.

     A special meeting of limited partners of AAA Net Realty Fund IX, Ltd., a Texas limited partnership (the "Partnership"), will be held at Houston City Club, One City Club Drive, Houston, Texas 77046 on Tuesday, July 16, 2002, at 11:30 a.m., local time, for the following purposes:

o To consider and vote on a proposal to approve the agreement and plan of merger dated as of September 10, 2001 among AmREIT, Inc. ("AmREIT"), the Partnership and each of the following limited partnerships: AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd., under which the Partnership and each of the other partnerships would merge into AmREIT, all or more fully described in the attached joint proxy and consent solicitation statement and prospectus.

o To amend the Partnership's limited partnership agreement and permit the Partnership to merge with and into AmREIT whether or not AmREIT would be regarded as an affiliate of the Partnership.

o To adjourn the special meeting, if necessary, to permit further solicitation of consents if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

o To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

     Your general partners have fixed the close of business on May 7, 2002 as the record date for the determination of limited partners entitled to notice of, and to vote at, the special meeting and any adjournments of the special meeting. The approval of the merger agreement requires the affirmative vote of the holders of a majority of the partnership units outstanding on the record date. To adjourn the special meeting to solicit additional consents, the proposal to adjourn must be approved by the holders of a majority of the partnership units as of the record date present in person or represented by a properly executed consent at the special meeting.

     Under Texas law, limited partners are not entitled to dissenters' rights. However, pursuant to the rules of the National Association of Securities Dealers applicable to rollup transactions, limited partners in each partnership will be entitled to exercise the dissenters' rights described in the proxy statement.

   Information regarding the merger and related matters is contained in the accompanying joint proxy and consent solicitation statement and prospectus and the annexes to that document, all of which are incorporated by reference into this notice and which form a part of this notice.

   Regardless of whether you plan to attend the special meeting, please complete, sign and date the enclosed consent and return it promptly in the enclosed envelope. It is important that your interests be represented at the special meeting. You may revoke your consent by (1) delivering to one of your general partners, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the date of the consent or a later-dated consent relating to the same partnership units, or (2) attending the special meeting and voting in person.

   Your general partners have unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the limited partners. Accordingly, your general partners unanimously recommend that you vote "FOR" the approval of the merger proposal, the amendment proposal and the adjournment proposal.
BY ORDER OF THE GENERAL PARTNERS


                                H. Kerr Taylor,
                                President of AAA Net Realty Fund IX, Ltd.
Houston, Texas
May 14, 2002

                           AAA Net Realty Fund X, Ltd.
                                8 Greenway Plaza
                                    Suite 824
                              Houston, Texas 77046

                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                                                 TO BE HELD , 2002

To the Limited Partners of AAA Net Realty Fund X, Ltd.

     A special meeting of limited partners of AAA Net Realty Fund X, Ltd., a Texas limited partnership (the "Partnership"), will be held at Houston City Club, One City Club Drive, Houston, Texas, 77046 on Tuesday, July 16, 2002, at 1:30 p.m., local time, for the following purposes:

o To consider and vote on a proposal to approve the agreement and plan of merger dated as of September 10, 2001 among AmREIT, Inc. ("AmREIT"), the Partnership and each of the following limited partnerships: AAA Net Realty Fund IX, Ltd. and AAA Net Realty Fund XI, Ltd., under which the Partnership and each of the other partnerships would merge into AmREIT, all or more fully described in the attached joint proxy and consent solicitation statement and prospectus.

o To amend the Partnership's limited partnership agreement and permit the Partnership to merge with and into AmREIT whether or not AmREIT would be regarded as an affiliate of the Partnership.

o To adjourn the special meeting, if necessary, to permit further solicitation of consents if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

o To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

   Your general partners have fixed the close of business on May 7, 2002 as the record date for the determination of limited partners entitled to notice of, and to vote at, the special meeting and any adjournments of the special meeting. The approval of the merger agreement requires the affirmative vote of the holders of a majority of the partnership units outstanding on the record date. To adjourn the special meeting to solicit additional consents, the proposal to adjourn must be approved by the holders of a majority of the partnership units as of the record date present in person or represented by a properly executed consent at the special meeting.

     Under Texas law, limited partners are not entitled to dissenters' rights. However, pursuant to the rules of the National Association of Securities Dealers applicable to rollup transactions, limited partners in each partnership will be entitled to exercise the dissenters' rights described in the proxy statement.

   Information regarding the merger and related matters is contained in the accompanying joint proxy and consent solicitation statement and prospectus and the annexes to that document, all of which are incorporated by reference into this notice and which form a part of this notice.

   Regardless of whether you plan to attend the special meeting, please complete, sign and date the enclosed consent and return it promptly in the enclosed envelope. It is important that your interests be represented at the special meeting. You may revoke your consent by (1) delivering to one of your general partners, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the date of the consent or a later-dated consent relating to the same partnership units, or (2) attending the special meeting and voting in person.

   Your general partners have unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the limited partners. Accordingly, your general partners unanimously recommend that you vote "FOR" the approval of the merger proposal, the amendment proposal and the adjournment proposal.

                                      BY ORDER OF THE GENERAL PARTNERS


                                      H. Kerr Taylor,
                                      President of AAA Net Realty Fund X, Ltd.


Houston, Texas
May 14, 2002

                          AAA Net Realty Fund XI, Ltd.
                                8 Greenway Plaza
                                    Suite 824
                              Houston, Texas 77046

                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                                                 TO BE HELD , 2002

To the Limited Partners of AAA Net Realty Fund XI, Ltd.

     A special meeting of limited partners of AAA Net Realty Fund XI, Ltd., a Texas limited partnership (the "Partnership"), will be held at Houston City Club, One City Club Drive, Houston, Texas, 77046 on Tuesday, July 16, 2002, at 3:30 p.m., local time, for the following purposes:

o To consider and vote on a proposal to approve the agreement and plan of merger dated as of September 10, 2001 among AmREIT, Inc. ("AmREIT"), the Partnership and each of the following limited partnerships: AAA Net Realty Fund IX, Ltd. and AAA Net Realty Fund X, Ltd., under which the Partnership and each of the other partnerships would merge into AmREIT, all or more fully described in the attached joint proxy and consent solicitation statement and prospectus.

o To amend the Partnership's limited partnership agreement and permit the Partnership to merge with and into AmREIT whether or not AmREIT would be regarded as an affiliate of the Partnership.

o To adjourn the special meeting, if necessary, to permit further solicitation of consents if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

o To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

   Your general partners have fixed the close of business on May 7, 2002 as the record date for the determination of limited partners entitled to notice of, and to vote at, the special meeting and any adjournments of the special meeting. The approval of the merger agreement requires the affirmative vote of the holders of a majority of the partnership units outstanding on the record date. To adjourn the special meeting to solicit additional consents, the proposal to adjourn must be approved by the holders of a majority of the partnership units as of the record date present in person or represented by a properly executed consent at the special meeting.

     Under Texas law, limited partners are not entitled to dissenters' rights. However, pursuant to the rules of the National Association of Securities Dealers applicable to rollup transactions, limited partners in each partnership will be entitled to exercise the dissenters' rights described in the proxy statement.

   Information regarding the merger and related matters is contained in the accompanying joint proxy and consent solicitation statement and prospectus and the annexes to that document, all of which are incorporated by reference into this notice and which form a part of this notice.

   Regardless of whether you plan to attend the special meeting, please complete, sign and date the enclosed consent and return it promptly in the enclosed envelope. It is important that your interests be represented at the special meeting. You may revoke your consent by (1) delivering to one of your general partners, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the date of the consent or a later-dated consent relating to the same partnership units, or (2) attending the special meeting and voting in person.

   Your general partners have unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the limited partners. Accordingly, your general partners unanimously recommend that you vote "FOR" the approval of the merger proposal, the amendment proposal and the adjournment proposal.

                             BY ORDER OF THE GENERAL PARTNERS


                             H. Kerr Taylor,
                             President of AAA Net Realty Fund XI, Ltd.

Houston, Texas
May 14, 2002

SUBJECT TO COMPLETION, DATED FEBRUARY MAY 2, 2002

            JOINT CONSENT AND PROXY SOLICITATION STATEMENT/PROSPECTUS

                                  AmREIT, INC.

     If you are an AmREIT, Inc. ("AmREIT") stockholder or a limited partner of any of the following partnerships, your vote is very important:

             AAA Net Realty Fund IX, Ltd.
             AAA Net Realty Fund X, Ltd.
             AAA Net Realty Fund XI, Ltd.


     AmREIT is seeking to acquire each of the partnerships listed above. The acquisition is being structured as a merger of the partnerships into AmREIT. Pursuant to the terms of the merger agreements, more fully described in the accompanying proxy statement, the merger may include one or more of the partnerships. If only one partnership approves the merger, AmREIT has the option, but not the obligation, to complete the merger. If more than one partnership approves the merger, AmREIT is required to complete the merger with all approving partnerships. AmREIT is a Maryland corporation that has elected to be taxed as a real estate investment trust under the Internal Revenue Code. Like the partnerships, the primary business of AmREIT is the ownership of properties leased to national and regional tenants. AmREIT's independent directors and the general partners of each of the partnerships seek your approval of the merger.


     If the merger is approved, AmREIT will issue shares of class B common stock at an exchange price of $9.25 per share to the limited partners of the partnerships. The class B common stock is being created by AmREIT for use as consideration in the merger. At the completion of the merger, the existing limited partners of partnerships approving the merger will become stockholders of AmREIT and will no longer be limited partners in their respective partnerships. The exchange price of $9.25 per share was determined through negotiations between the general partners of the partnerships and the independent directors of AmREIT and was based, in part, because the class B common is convertible into AmREIT class A common stock, on the last public offering price per share of AmREIT common stock of $10.25 which closed on May 22, 1998. The May 1998 offering price was based in part on the anticipated returns from property programs being put in place at that time. As a result, management believes that, in the absence of an active trading market, the May 1998 price is a good indicator of the present value of the AmREIT class A common stock. AmREIT has not issued additional equity through public offerings since May 1998 as it has funded additional acquisitions from its line of credit. The exchange price was established through negotiations between the general partners and the independent directors and represents a discount from the $10.25 per share public offering price to an amount equal to the underwriter discounts and other costs associated with the public offering.

     AmREIT will issue 2,721,321 of class B common stock in the merger. AmREIT's stock is not currently listed on an exchange; however, as a condition precedent to the merger shares of AmREIT's class A common stock, into which the class B common stock issued in the merger is convertible, will be listed on the American Stock Exchange. While the class B common stock will not be listed on an exchange, it will be freely transferable by the holders.

     AmREIT's board of directors and the general partners of each of Fund IX, Fund X and Fund XI have scheduled separate meetings of their respective shareholders and partners to vote on the Plan of Merger. The attached proxy statement/prospectus includes detailed information about the time, date and place of each meeting.

     This document gives you detailed information about the meeting and the proposed merger. You are encouraged to read this document carefully. IN PARTICULAR, YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE --- FOR A DESCRIPTION OF VARIOUS RISKS YOU SHOULD CONSIDER IN EVALUATING THE MERGER OF YOUR PARTNERSHIP INTO AMREIT AND THE EXCHANGE OF YOUR PARTNERSHIP UNITS FOR SHARES OF AMREIT CLASS B COMMON STOCK.

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

     The date of this Joint Consent and Proxy Solicitation Statement/Prospectus is May 2, 2002.

     No person has been authorized to give any information or to make any representation other than those contained in or incorporated by reference into this Joint Consent and Proxy Solicitation Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, that information or representation must not be relied upon as having been authorized by AmREIT or any of the partnerships. Neither the delivery of this proxy statement nor any distribution of the AmREIT class B common stock offered hereby shall under any circumstances create an implication that there has been no change in the affairs of AmREIT or any of the partnerships since the date hereof or that the information set forth or incorporated by reference herein is correct as of any time subsequent to its date. This proxy statement does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation.


                                TABLE OF CONTENTS

                                                                                                  Page
 QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE REORGANIZATION...................................     1
 SUMMARY .                                                                                            5
         Proxy Statement.........................................................................     5
         Parties to the Merger...................................................................     5
         Material Factors That Make the Merger Speculative or Risky..............................     5
         The Merger..............................................................................     6
         The Merger Consideration................................................................     6
         Consideration Paid to the Partnerships..................................................     7
         Reasons For The Merger and Recommendations..............................................     8
         Alternatives to the Merger..............................................................    11
         Comparative Compensation Paid to the General Partner....................................    14
         Proposed Amendments to Partnership Agreements...........................................    14
         AmREIT's Reorganization as a Texas REIT.................................................    14
         Bylaw Amendments........................................................................    15
         Voting Procedures.......................................................................    15
         Record Date;  Votes Required............................................................    15
         Dissenters' Rights......................................................................    16
         Market Value of Capital Stock...........................................................    16
         Market Value of Partnership Units.......................................................    16
         Partnership Appraisals..................................................................    16
         Effective Time of the Merger............................................................    18
         Conditions to Consummation of the Merger................................................    18
         Termination Rights......................................................................    19
         Anticipated Accounting Treatment........................................................    17
         Conduct of Business Pending the Merger..................................................    18
         The Merger Expenses.....................................................................    18
         Comparison of Rights of the Limited Partners and Stockholders of AmREIT.................    18
         Right to Investor Lists and to Communicate with Other Investors.........................    18
         Federal Income Tax Consequences.........................................................    19
 RISK FACTORS....................................................................................    27
         Risk Associated With the Merger.........................................................    27
         Risks Associated with Fundamental Change in Nature of Investment........................    31
         Risks Associated With an Investment in AmREIT...........................................    33
         Risks Associated with an Investment in Real Estate......................................    35
         Risks Associated With Federal Income Taxation of AmREIT.................................    39
 THE MERGER......................................................................................    40
         Background of the Merger................................................................    40
         The Independent Directors' Reasons and Recommendations for the Merger...................    42
         The General Partners' Reasons and Recommendations for the Merger........................    44
         Alternatives to the Merger..............................................................    46
         The Merger Consideration................................................................    51
         Fiduciary Responsibility................................................................    52
         Market Prices and Distributions of AmREIT Common Stock..................................    54
         Effective Time of the Merger............................................................    54
         Conditions to Consummation of the Merger................................................    54
         Conduct of Business Pending the Merger..................................................    55
         Acquisition Proposals...................................................................    57



         Termination.............................................................................    57
         Effect of Termination and Abandonment...................................................    58
         Extension;  Waiver......................................................................    59
         Proposed Amendments to Partnership Agreements...........................................    60
         Proposed AmREIT Bylaw Amendment.........................................................    60
         Dissenting Partners and Stockholders....................................................    61
         The Merger Expenses.....................................................................    61
         Anticipated Accounting Treatment........................................................    61
 BENEFITS OF THE MERGER TO MR.  TAYLOR AND HIS AFFILIATES........................................    62
 CONFLICTS OF INTEREST...........................................................................    63
         Affiliated General Partners.............................................................    63
         The Independent Directors...............................................................    63
         Continuing Conflicts of Interest........................................................    63
 FAIRNESS OPINIONS...............................................................................    65
         Wunderlich Securities Fairness Opinion..................................................    65
         Valuation of AmREIT.....................................................................    66
         The Houlihan Fairness Opinions..........................................................    68
 APPRAISALS......................................................................................    73
 AmREIT PRO FORMA FINANCIAL INFORMATION..........................................................    77
 FEDERAL INCOME TAX CONSEQUENCES.................................................................    78
         General.................................................................................    78
         Certain Tax Differences between the Partnership Interests and Shares of AmREIT Capital Stock79
         Tax Consequences of the Merger and the Reorganization...................................    79
         Consequences of Ownership of an Interest in a REIT......................................    81
         REIT Qualification......................................................................    81
         Taxation as a REIT......................................................................    85
         Failure to Qualify as a REIT............................................................    87
         Taxation of Taxable U.S.  Stockholders..................................................    87
         Backup Withholding......................................................................    88
         Taxation of Tax-Exempt Entities.........................................................    88
         Taxation of Foreign Investors...........................................................    89
         State and Local Taxes...................................................................    90
 AmREIT AND ITS BUSINESS.........................................................................    91
         General.................................................................................    91
         Properties..............................................................................    93
         Real Estate Operations and Capital Raising Activities...................................    95
         Debt and Credit Facilities..............................................................    95
         Competition.............................................................................    95
         Employees...............................................................................    96
 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
    OF OPERATIONS OF AmREIT......................................................................    97
         Funds From Operations...................................................................    98
         Results of Operations...................................................................    99
 AmREIT's POLICIES WITH RESPECT TO CERTAIN ACTIVITIES............................................   101
         AmREIT's Stated Investment Policies.....................................................   101
         AmREIT's Operating Strategy.............................................................   103




 MANAGEMENT.......................................................................................   108
         Executive Compensation...................................................................   110
         Security Ownership of Certain Beneficial Owners and Management...........................   110
         Certain Relationships and Related Transactions...........................................   110
         Legal Proceedings........................................................................   110
         Advisor Acquisition......................................................................   111
 AmREIT CHARTER AND BYLAWS........................................................................   114
         Authorized Stock.........................................................................   114
         Directors................................................................................   114
         Stockholder Meetings and Special Voting Requirements.....................................   114
         Amendment of the Charter and Bylaws......................................................   114
         Transactions With Interested Officers or Directors.......................................   115
         Rollup Transactions......................................................................   115
         Limitations on Holdings and Transfer.....................................................   115
         Anti-takeover Effect of Authorized But Undesignated Preferred Stock......................   115
         Liability for Monetary Damages...........................................................   116
         Indemnification And Advancement of Expenses..............................................   116
 DESCRIPTION OF AmREIT's CAPITAL STOCK............................................................   118
         General..................................................................................   118
         Class A Common Stock.....................................................................   118
         Class B Common Stock.....................................................................   118
         Preferred Stock..........................................................................   122
 REORGANIZATION OF AmREIT AS A TEXAS REAL ESTATE INVESTMENT TRUST.................................   123
         Background...............................................................................   124
         REIT Qualification.......................................................................   124
         Liability of Stockholders and Shareholders...............................................   124
         Inspection Rights........................................................................   125
         Special Meetings of Stockholders.........................................................   125
         Stockholder Action Without a Meeting.....................................................   126
         Preemptive Rights........................................................................   126
         Vote for Reorganization..................................................................   126
         Authorized Capital Stock.................................................................   126
         Stock Redemption and Retirement..........................................................   127
         Dividends................................................................................   127
         Director/Trust Manager Number and Election...............................................   128
         Director/Trust Manager Removal and Vacancies.............................................   128
         Limitations on Liability.................................................................   129
         Indemnification..........................................................................   130
         Amendment of Charter.....................................................................   131
         Amendment of Bylaws......................................................................   131
         Business Combinations....................................................................   132
         Control Share Acquisitions...............................................................   132
 REPORTS TO STOCKHOLDERS..........................................................................   134
 THE PARTNERSHIPS.................................................................................   134
         General..................................................................................   134
         Partnership Organization and Capitalization..............................................   135
         Partnership Property Information.........................................................   135
         Lease Information........................................................................   136
         Partnership Distributions................................................................   136
         Cumulative Cash Distributions Since Formation Through December 31, 1999..................   137
         Management of the Properties ............................................................   137
         Employees................................................................................   137






   COMPARISON OF OWNERSHIP OF UNITS AND SHARES..................................................          138
         Properties And Diversification.........................................................          139
         Permitted Investments..................................................................          140
         Additional Equity......................................................................          140
         Borrowing Policies.....................................................................          140
         Restrictions Upon Related Party Transactions...........................................          141
         Management Control And Responsibility..................................................          141
         Management Liability And Indemnification...............................................          142
         Anti-Takeover Provisions...............................................................          143
         Voting Rights..........................................................................          145
         Limited Liability of Investors.........................................................          145
         Review of Investor Lists...............................................................          145
         Taxation of Taxable Investors..........................................................          146
         Taxation of Tax-Exempt Investors.......................................................          147
         Distribution Policies..................................................................          147
         Comparative Compensation, Fees and Distributions.......................................          148
 COMPARISON OF PARTNERSHIP UNITS AND AmREIT CAPITAL STOCK.......................................          149
         General................................................................................          149
         Issuance of Additional Securities......................................................          149
         Liquidity..............................................................................          150
 VOTING PROCEDURES..............................................................................          151
         AmREIT Special Stockholders Meeting....................................................          151
         Partnership Voting Procedures..........................................................          152
 EXPERTS .                                                                                                154
 LEGAL OPINIONS.................................................................................          154
 WHERE YOU CAN FIND MORE INFORMATION............................................................          154
 INDEX TO FINANCIAL INFORMATION ................................................................          F-1
 WUNDERLICH SECURITIES FAIRNESS OPINION.........................................................      ANNEX 1
 FORM OF DECLARATION OF TRUST...................................................................      ANNEX 2


         QUESTIONS AND ANSWERS TO THE LIMITED PARTNERS ABOUT THE MERGER

     The following questions and answers are intended to provide brief answers to frequently asked questions by limited partners concerning the proposed merger. These questions and answers do not, and are not intended to, address all the questions that may be important to you. Limited partners should carefully read the "Summary" section and the remainder of this proxy statement as well as the annexes and the documents incorporated by reference in this proxy statement for more information regarding the merger. Stockholders of AmREIT should read the "Summary" Section and the remainder of this proxy statement for information which is specific to them regarding the merger and the reorganization.

Q.   What are the limited partners being asked to vote on?

A. The general partners of each partnership are soliciting the vote of the limited partners in favor of the merger of their partnership with AmREIT. In addition, limited partners are being asked to vote in favor of the amendment of the partnership's agreement of limited partnership to permit the merger to occur. The general partners believe the terms of the merger are fair to the respective limited partners and recommend the limited partners vote For approval of the merger.

Q.   What vote is required for approval of the merger?

A. For a partnership to be acquired by AmREIT, limited partners holding partnership units constituting greater than 50% of the outstanding partnership units of the partnership must approve the transaction. The affirmative vote of greater than 50% of a partnership's limited partners will bind all partners of that partnership. However, if only one partnership approves the merger, AmREIT has the option, but not the obligation, to proceed with the merger with the one partnership.

Q.   What is AmREIT?

A. AmREIT is a corporation based in Houston, Texas, that has elected to be taxed as a real estate investment trust (REIT) under the Internal Revenue Code. AmREIT is an affiliate of the general partners. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding and specialty retail properties leased to national and regional retail tenants. If AmREIT acquires all of the partnerships in the merger, AmREIT expects to have total assets of approximately $56 million upon the effectiveness of the merger. AmREIT, through its subsidiaries, is also engaged in operating, managing, developing and selling real estate assets and raising capital through affiliated entities for the purchase and sale of properties. The activities of these subsidiaries generate additional cash for potential distribution to AmREIT's stockholders. See "AmREIT's Policies with Respect to Certain Activities - AmREIT's Operating Strategy", on page 103.

Q.   What is a REIT?

A. A REIT is an entity which has elected to be taxed as a REIT under the Internal Revenue Code and generally owns or provides financing for real estate, offers the benefits of a diversified portfolio under professional management and is required to distribute annually 90% of its taxable income. A REIT typically is not subject to federal income taxation on its net income, provided that it meets specific Internal Revenue Code requirements.

Q.   What will I receive for my partnership units?

A. If your limited partnership approves the merger and your partnership is merged into AmREIT, you will receive shares of AmREIT class B common stock in exchange for your partnership units. The number of shares received in the exchange will be equal in value, based on the exchange price, to your portion of your partnership's transaction value. For a description of the transaction value of each partnership, please see the information set forth under the caption "SUMMARY--Consideration Paid to the Partnerships" on page 7 in the proxy statement. Your portion will be determined in accordance with the terms of your partnership's partnership agreement.

Q.   What are the terms of the class B common stock?


A. The AmREIT class B common stock, which is being created for issuance in the merger, will have the following terms:


     - cumulative dividends in an amount per share equal to 8% of the issue price ($9.25 per share) annum, payable quarterly in advance of any dividends payable on the class A common stock;

     - can be converted into AmREIT class A common stock one for one at any time at the holder's option; and

     - can be called by AmREIT after July 16, 2005 for either one share of AmREIT class A common stock or for cash at a price of $10.18 (representing a 10% premium over the issue price), at the holder's option.


The holders of the class B common stock will generally not have any voting rights; however, you will have voting rights in the following circumstances:
AmREIT may not issue and shares of preferred stock or ther class of common stock with dividend preferences senior to or pari passu with the dividends payable on the class B common stock without the approval of a majority of the shares of class B common stock then outstanding and if dividends on any shares of class B common stock have been in arrears for six or more consecutive quarterly periods, the holders of class B common stock will be entitled to vote for the election of two additional directors of AmREIT. No shares of preferred stock are currently outstanding. Although the class B common stock will not be listed on an exchange, it will be freely transferable by the holders.


Q.   Will the transaction value change?

A. Yes. The basis of the consideration paid to each partner is the transaction value of each partnership. The transaction value consists of the negotiated prices of the partnership's properties and the net cash of the partnership on the effective date of the merger. The prices attributed to the partnerships' properties are the result of negotiations between the independent directors of AmREIT and the general partners of the partnerships. The negotiated property prices have been fixed and will not change prior to closing. The amount of net cash of each partnership, however, will fluctuate between now and closing based on the partnership's cash activities. Any change in the amount of net cash will cause the transaction value to change. If an event occurs that materially affects the revenue or the properties of a partnership, that partnership will be subject to reappraisal prior to the merger. In the event the appraised value changes, the transaction value will change accordingly. See "RISK FACTORS" beginning on page 32.

Q.   What do partners who vote against the merger receive?


A. Limited partners that do not vote in favor of the merger and comply with other requirements as further described in this prospectus will be entitled to dissenters' rights. You should read carefully the explanation of these rights under "THE MERGER - Dissenters' Rights" on page 59. Those partners who vote against the merger, but do not exercise their dissenters' rights, will receive shares of AmREIT class B common stock.


Q.   How was the exchange price established?

A. The exchange price of $9.25 per share was determined through negotiations between the general partners of the partnerships and the independent directors of AmREIT and was based, in part, because the class B common stock is convertible into AmREIT class A common stock, which on the last public offering price per share of AmREIT class A common stock of $10.25 which closed on May 22, 1998. The May 1998 offering price was based in part on the anticipated returns from property programs being put in place at that time. Despite some financial setbacks, due for the most part to the bankruptcy of Just For Feet, AmREIT began to realize some of those anticipated returns in the second quarter of 2001. As a result, management believes that, in the absence of an active trading market, the May 1998 price is a good indicator of the present value of the AmREIT class A common stock. AmREIT has not issued additional equity through public offerings since May 1998 as it has funded additional acquisitions from its line of credit. Although AmREIT has been informed by its transfer agent that there have been purchases and sales of AmREIT class A common stock since the May 1998 offering, because the class A common stock is not listed on an exchange, AmREIT is not able to monitor the trading of its shares of class A common stock or determine the prices at which its shares have been trading. The exchange price was established through negotiations between the general partners and independent directors and represents a discount from the $10.25 per share public offering price to an amount equal to the underwriter discounts and other costs associated with the public offering. In the future it is likely that AmREIT class A common stock may trade at prices substantially below the exchange price of $9.25 per share of class B common stock.

Q.   Were fairness opinions received with respect to the transaction values?

A. Yes. The general partners of each partnership received a fairness opinion from Houlihan Lokey stating that on a partnership-by-partnership basis, the consideration to be received by the limited partners of that partnership is fair to those limited partners from a financial point of view. Each of the fairness opinions issued to the general partners was based on the assumption that only its partnership elects to participate in the merger, and not on the aggregate consideration to be paid to all partnerships or with respect to various combinations of partnerships with AmREIT.

Q.   Were appraisals performed on the partnership properties?

A. Yes. Appraisals were performed by Valuation Associates, a nationally recognized independent appraisal firm. In their analysis, Valuation associates valued the partnership properties based on a leased fee value, going concern value and liquidation value. In all instances, the negotiated property value and transaction value for each partnership exceed the appraised value.

Q.   What benefits will general partners receive as a result of the merger?


A. Under the terms of the respective partnership agreements, Mr. H. Kerr Taylor, the individual general partner of AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd., the sole director and chief executive officer of the general partners of the other partnerships and the chairman of the board and chief executive officer of AmREIT, will not receive any shares of AmREIT class B common stock in exchange for his general partnership interests should these partnerships participate in the merger. Mr. Taylor will, however, receive up to 313,990 shares of AmREIT class A common stock valued at approximately $2,904,000 assuming a per share amount of $9.25, constituting deferred consideration payable to Mr. Taylor as a result of AmREIT's acquisition of its external advisor, which was wholly-owned by Mr. Taylor, in June 1998. Although this deferred payment is not being paid to Mr. Taylor in his capacity as general partner, it will be paid to him as a result of the merger.


     The formula for calculating this payment of the deferred compensation is made pursuant to the consideration provided for in the agreement pursuant to which AmREIT acquired its external advisor for Mr. Taylor in June 1998. The purchase price was 900,000 shares of AmREIT common stock, of which 213,260 shares were issued at the time of closing. The remainder of the stock consideration is to be paid at such time as AmREIT issues additional shares of common stock in an amount determined by multiplying 9.8% of the then outstanding shares, including the Class B common stock shares issued to the limited partners, and subtracting the 213,260 shares previously issued to Mr. Taylor under this deferred compensation agreement.


     The number of shares of class A common stock issuable to Mr. Taylor in the merger as deferred consideration is determined by the number of shares of AmREIT common stock outstanding following the merger and is, therefore, directly related to the number of shares of class B common stock issued by AmREIT in the merger. The value of the class A common stock issuable to Mr. Taylor if all partnerships participate in the merger is $2,904,000, based on the exchange price.



Q. Does the total consideration to be received by the limited partners of each partnership exceed the appraised value of each respective partnership's properties?

A. The transaction value of each of the partnerships, which is to be paid by AmREIT in shares of class B common stock, equals the leased fee appraised value of the partnerships, plus a 1.3-1.9% premium over that appraised value, plus the amount of net cash held by the particular partnership at the time of the merger. As a result, the value of the AmREIT class B common stock consideration exceeds the leased fee appraised value of a particular partnership which also exceeds the going concern and liquidation appraised values. The appraisals, which establish leased fee appraised value, a going concern appraised value and the liquidation value of the partnerships, were conducted by Valuation Associates, an independent, nationally-recognized and fully diversified real estate appraisal firm.

Q. Did the General Partner consider selling the properties to investors or third parties?

A. Yes, your General Partner did consider, among other things, selling the assets to investors and third parties. First, we are in the process of doing just that with some of our older partnerships, and we've discovered that in today's marketplace, short-term leases for freestanding credit leased properties are not receiving full value. We have also found that it is difficult to find permanent financing for potential buyers because of the short-term leases. As a result, some buyers are unable to close the purchase, and others are requiring that we provide "owner financing". This "owner financing" does not allow cash to be received by the partnership when the Partnership sells the property, but rather exchange the property for a mortgage against the property.

Q. Will limited partners receive future distributions with respect to the AmREIT class B common stock received in the merger?

A. Yes. AmREIT will make quarterly distributions to the holders of the class B common stock in an amount equal to 8% per annum.

Q.   Is the merger dependent on the number of participating partnerships?

A. Yes. If only one partnership approves the merger, AmREIT has the option, but not the obligation, to proceed with the merger with the one partnership. However, if more than one partnership approves the merger, AmREIT must proceed with the merger of the participating partnerships if all other conditions to the merger have been satisfied.

Q.      What are the other conditions to completion of the merger?

A.   In addition to partner approval, the merger is conditioned on:

     o this proxy statement being declared effective by the SEC;

     o no injunction or other court order prohibiting completion of the merger; and

     o listing of the shares of AmREIT class A common stock on a stock exchange.

Q.   Will the AmREIT class A common stock be listed on a stock exchange?

A. It is a condition to completion of the merger that AmREIT class A common stock be listed on a stock exchange. AmREIT will apply for listing with the American Stock Exchange. AmREIT's class A common stock will not be listed on a stock exchange if the merger is not completed.

Q. Is the merger a taxable transaction to the limited partners of the partnership participating in the merger?

A. Yes. The merger is a taxable transaction. All of the limited partners of each partnership participating in the merger, except those that are tax-exempt entities, will realize a taxable gain or loss. The limited partners will not receive cash from the merger (other than cash received in lieu of fractional shares) to pay taxes due on any taxable gain resulting from participating in the merger. Gain or loss will be recognized in the year the merger is consummated. Gain or loss will be determined by the difference between the value of the merger consideration you receive and the tax basis of your partnership unit(s). Your partnership's gain will generally be equal to the excess, if any, of the value of the transaction value received by your partnership over the tax basis of your partnership's net assets. We urge you to consult with your tax advisor to assist you in evaluating the taxes you will incur as a result of your partnership's participation in the merger. To review the tax consequences to the partnerships in greater detail, see pages 88 through 90 below and the accompanying supplement discussing your partnership.

Q. Am I entitled to exercise any dissenters' rights in connection with the merger or the reorganization?


A.   Yes.  See "THE MERGER - Dissenters' Rights" on page 59..


Q.   How do I change my vote?

A. Limited partners may change their vote by delivering a written notice of revocation bearing a later date than the consent or a consent bearing a later date than the consent relating to the same partnership units to Bank of New York at 1845 Maxwell, Suite 101, Troy, Michigan 48084. Attention:
     AAA Partnership Consents, or by attending the special meeting of limited partners and voting in person.

Q.   When and where are the special meetings?

A. Each special meeting of limited partners of Funds IX, X, and XI will be held at Houston City Club, One City Club Drive, Houston, Texas, 77046, 11:30 at a.m., 1:30 p.m., and 3:30 p.m., respectively, on Tuesday, July 16, 2002.

Q.   When do you expect the merger to be completed?

A.   We hope to complete the merger by the end of the second quarter of 2002.

Q.   What do I need to do now?

A. The limited partners should complete and mail the consent to Bank of New York, at 1845 Maxwell, Suite 101, Troy, Michigan 48084. Attention: AAA Partnership Consents. Do not send in your partnership units with your consent forms. AmREIT will send written notification to you regarding the results of the vote and further instruction regarding the exchange of partnership units in the event the merger is approved by your partnership.

Q.   Whom should I call with questions?

A. If you have any questions about the merger, limited partners should call Chad Braun, Executive Vice President of Finance and Secretary of AmREIT, at
     (713) 850-1400, extension 24.

                                     SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. References throughout this proxy statement to "class A common stock" and, where the context otherwise provides, references to "common stock", both refer to the current outstanding shares of AmREIT, assuming that the amendment to the Articles of Incorporation proposed in this proxy is adopted. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the documents to which we have referred you. See "WHERE YOU CAN FIND MORE INFORMATION" on page 157.

Proxy Statement

     This proxy statement describes the proposed merger of AmREIT, Inc., a Maryland corporation, and the three limited partnerships. Through this proxy statement, AmREIT is also soliciting the approval of the AmREIT stockholders to change AmREIT's jurisdiction of organization from Maryland to Texas, an amendment to AmREIT's articles to authorize the class B common stock, and amendments to AmREIT's bylaws to (i) permit the completion of the merger and
(ii) limit its recourse debt to 55% of net present value as determined by the board of directors. The change in jurisdiction would be accomplished through the reorganization of AmREIT from a Maryland corporation to a Texas real estate investment trust.

Parties to the Merger (pages 100 and 148)

     AmREIT. AmREIT is a Maryland corporation. As of the date of this document, AmREIT owned directly, or through joint ventures, interests in 19 properties. These properties are leased to a total of 12 different tenants and are located in nine states and contain an aggregate of approximately 203,780 square feet of gross leaseable area. AmREIT's principal executive offices are located at 8 Greenway Plaza, Suite 824, Houston, Texas, 77046, and its telephone number is
(713) 850-1400.


     The General Partners. Mr. H. Kerr Taylor serves as the individual general partner of AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd. each of which also has a corporate general partner. Mr. Taylor sponsored and organized each of the partnerships. Mr. Taylor is a director, chief executive officer and the sole stockholder of each corporate general partner, and, as such, any reference to the "general partners" throughout this document is, in effect, a reference to Mr. Taylor. Mr. Taylor is also the chairman of the board, chief executive officer and largest stockholder of AmREIT, currently holding approximately 11% of the outstanding shares of AmREIT class A common stock.


     The Partnerships. The partnerships were organized to acquire real properties, under long-term net leases, and to hold the properties for capital appreciation and sale after a 10 to 15 year period. The partnerships own an aggregate of 10 retail properties directly and eight retail properties through joint ventures, leased to national and regional retail tenants comprising an aggregate of approximately 136,803 square feet of gross leaseable area. The names of the partnerships being asked to participate in the merger are:

     AAA Net Realty Fund IX, Ltd. (Fund IX)
     AAA Net Realty Fund X, Ltd. (Fund X)
     AAA Net Realty Fund XI, Ltd. (Fund XI)

     The properties of the partnerships are currently managed by AmREIT Realty Investment Corporation, a subsidiary of AmREIT. The address of the principal executive offices of each of the partnerships and the general partners of the partnerships is 8 Greenway Plaza, Suite 824, Houston, Texas 77046, telephone
(713) 850-1400.

Material Factors that make the Merger Speculative or Risky

     There are a number of risk factors that limited partners and stockholders should consider in determining whether to vote in favor of the merger. The following list summarizes the most significant of these factors:

o There can be no assurance that the price paid by AmREIT properly reflects the value of each partnership's assets; therefore, there is the risk that AmREIT may have paid too much for the partnership interests.


o Mr. Taylor serves as a general partner of all of the partnerships and is also the chairman of the board, chief executive officer and largest stockholder of AmREIT. If all partnerships approve the merger, under the terms of the respective partnership agreements, Mr. Taylor will not receive any shares of AmREIT class B common stock in exchange for his general partnership interests. Mr. Taylor will receive up to 313,990 shares of AmREIT class A common stock, constituting consideration payable to Mr. Taylor as a result of AmREIT's acquisition of its external advisor, which was wholly-owned by Mr. Taylor, in June 1998, which Mr. Taylor deferred at the time of the sale.


The formula for calculating this payment of the deferred compensation is made pursuant to the consideration provided for in the agreement pursuant to which AmREIT acquired its external advisor for Mr. Taylor in June 1998. The purchase price was 900,000 shares of AmREIT common stock, of which 213,260 shares were issued at the time of closing. The remainder of the stock consideration is to be paid at such time as AmREIT issues additional shares of common stock in an amount determined by multiplying 9.8% of the then outstanding shares, including the Class B common stock shares issued to the limited partners, and subtracting the 213,260 shares previously issued to Mr. Taylor under this deferred compensation agreement.


o The number of shares of class A common stock issuable to Mr. Taylor in the merger as deferred consideration is determined by the number of shares of AmREIT common stock outstanding following the merger and is, therefore, directly related to the number of shares of class B common stock issuable by AmREIT in the merger. If valued at the exchange price, these shares would have a value of $2,904,000. Mr. Taylor's compensation payable under his employment agreement with AmREIT will not increase as a result of the merger.


o The merger involves a fundamental change in the nature of each limited partner's investment. If the merger is approved, limited partners will no longer hold an interest in a finite life entity with special distributions to be paid upon the liquidation of assets. Instead, following the merger, the partners will be stockholders in AmREIT which intends to operate for an indefinite period of time and has no specific plans for the sale of its investments; however, the shares of class A common stock, into which the class B common stock issued in the merger converts, will be traded on the American Stock Exchange.

o The partnerships currently have no debt, but AmREIT has historically incurred debt to acquire properties and anticipates using debt financing in the future. As AmREIT's debt increases relative to its income, or as interest rates rise, income available for distribution may be reduced. AmREIT anticipates the level of its recourse debt will not exceed 55% of its net asset value. One of the proposals being submitted to AmREIT's stockholders is to amend the AmREIT bylaws to limit the amount of recourse debt AmREIT may incur to 55% of its net asset value, as determined by the AmREIT board.

o The value of the shares of AmREIT class A common stock, into which the class B common stock issued in the merger converts, may be significantly less than the exchange value of the class B common stock.

o The merger is a taxable transaction to all limited partners, except those which are tax-exempt entities. As a result, there is a risk that the limited partners will be liable for taxes on any gain resulting from the merger. The limited partners will not receive cash from the merger (other than cash received in lieu of fractional shares) to pay any taxes due on any taxable gain. Any gain or loss will be recognized in the year the merger is consummated.

The Merger (see page 40)

     Each partnership that approves the merger will merge with AmREIT providing all other conditions to the merger are met. The merger agreements provide that if only one of the partnerships approves the merger, AmREIT has the option, but not the obligation, to consummate the merger with the partnership approving the merger. The merger agreements also provide that if more than one partnership approves the merger, AmREIT must consummate the merger with the approving partnerships if all other conditions to the merger have been satisfied. As a result, the merger may involve between one and three partnerships depending on the number of partnerships approving the merger. Even if a particular limited partner votes in favor of the merger, if less than a majority of the partners of that partnership approve the merger, that partnership will not participate in the merger. Accordingly, a vote in favor of the merger does not mean you will receive shares of AmREIT class B common stock.

     All partnership units of the partnerships that approve the merger will be converted into shares of AmREIT class B common stock regardless of whether a particular limited partner of that partnership voted against the merger or abstained. The partnerships that approve the merger will cease to exist on the effective date of the merger.

     Each merger agreement is attached as an appendix to the respective supplement. Limited partners are encouraged to read the applicable merger agreement in its entirety as it is the legal document that governs the merger of their partnership with AmREIT.

The Merger Consideration (page 57)


     Limited partners of partnerships that approve the merger will receive shares of AmREIT class B common stock in the merger, which is being created for issuance in the merger. You should note that if your partnership approves the merger and you vote against the merger, you will receive shares of AmREIT class B common stock. The class B common stock will have the following material characteristics:


o cumulative dividends in an amount per share equal to 8% of the issue price ($9.25 per share) per annum, payable quarterly in advance of any dividends payable payable on the class A common stock;

o can be converted into AmREIT class A common stock for one at any time at the holder's option; and

o can be called by AmREIT after July 16, 2005 for either one share of AmREIT class A common stock or for cash at a price of $10.18 (representing a 10% premium over the issue price), at the holder's option.

For a more complete description of the class B common stock see "Description of AmREIT's Capital Stock -- Class B Common Stock" beginning on page 132.


     The shares of AmREIT class B common stock are being allocated to each approving partnership in an amount equal to the partnership's transaction value divided by the exchange price of $9.25 per share. The number of shares that will be issued to each limited partner upon the consummation of the merger will be allocated based on each limited partner's partnership units. While the shares of class B common stock will not be listed on an exchange, they will be freely transferable by the holders. The distributions on the class B common stock are fixed at 8% per share per annum, paid quarterly to the holders of record. This will result in an increase in your quarterly distribution based on your current partnership distributions. The table below illustrates a comparison of the current annualized distribution per $1,000 invested and the distributions to be paid per $1,000 invested on the class B common stock:



                   Current Year Distribution        8% Preferred on Class B Common Stock
Partnership          Dollars         Yield                      Dollars          Yield
Fund IX              $71.98          7.2%                       $80.00           8.0%
Fund X               $70.66          7.0%                       $80.00           8.0%
Fund XI              $69.39          6.9%                       $80.00           8.0%


     A partnership's transaction value equals the negotiated prices, as described below, of its properties plus its net cash on the effective date of the merger. The transaction value of each partnership is subject to adjustment for its actual net cash as of the effective date; provided, however, that a partnership's transaction value will not be decreased below the appraised value of its properties. For a tabular presentation of the valuations of each partnership, see discussion under the heading "SUMMARY--Alternatives to the Merger." A partnership's net cash equals the excess, if any, of its cash and accounts receivable over its liabilities.

     The negotiated prices of each partnership's properties were negotiated and agreed to by the general partners on behalf of the partnerships and the independent directors on behalf of AmREIT. The property prices were based on agreed premiums for the particular partnership's assets over the appraised value of those assets. Because the appraisals addressed the variable elements of value, including lease terms and geographic locations, the parties believed that it was appropriate and fair to the partners to apply a premium with respect to all of the properties. Each of the partnership's properties was appraised by Valuation Associates, an independent appraiser. The exchange price of $9.25 per share of class B common stock was determined and agreed to by the general partners on behalf of the partnerships and the independent directors on behalf of AmREIT based, in part, on the last public offering price of AmREIT's class A common stock of $10.25 on May 22, 1998. The May 1998 offering price was based in part on the anticipated returns from property programs being put in place at that time. Despite some financial setbacks, due for the most part to the bankruptcy of Just For Feet, AmREIT began to realize some of those anticipated returns in the second quarter of 2001. As a result, management believes that, in the absence of an active trading market, the May 1998 price is a good indicator of the present value of the AmREIT class A common stock. The exchange price was established through negotiations between the general partners and the independent directors and represents a discount from the $10.25 per share public offering price to an amount equal to the underwriter discounts and other costs associated with the public offering. No third party evaluations were sought with respect to this valuation.


     Calculated as if the effective date of the merger were December 31, 2001, AmREIT would issue up to 2,721,321 shares of class B common stock to the partnerships of which 100% of the shares would be issued to the limited partners. The general partners will not receive any consideration in exchange for their partnership interests. This transaction, along with the stock issued as deferred consideration in connection with AmREIT's purchase of the external advisor will result in Mr. Taylor owning approximately 10.7% of AmREIT's outstanding shares of class A common stock on a fully-diluted basis assuming the conversion of the shares of class B common stock issued in the merger.


Consideration Paid to the Partnerships

     The following table sets forth for each partnership the consideration, based on the exchange price, that your partnership will receive in the merger. Specifically, the following table sets forth:

     o the aggregate amount of original limited partner investments in each partnership less any return of capital paid to the limited partners of that partnership;

     o the original amount of limited partner investments in each partnership less any return of capital per average $1,000 of original investment;

     o the number of shares of AmREIT class B common stock to be paid to the limited partners of that partnership;

     o the estimated value of the shares of AmREIT class B common stock to be paid to the limited partners of that partnership based on the exchange price; and

     o the estimated value of shares of AmREIT class B common stock based on the exchange price, limited partners will receive for each $1,000 of their adjusted investment.

                                                                                                                     Estimated
                                                                                                                     Value of
                                                            Original                                                 Shares of
                                                            Limited           Number of                                AmREIT
                                                            Partner           Shares of                              class B
                                                           Investments         AmREIT                                  Common
                                        Original            less any           class B                               Stock per
                                         Limited           Return of           Common            Transaction          Average
                                         Partner            Capital              Stock               Value              $1,000
                                       Investments            per            Offered to            Offered            Adjusted
                                        less any            Average              The             Payable to           Limited
                                        Return of            $1,000            Limited           the Limited          Partner
                                        Capital(1)           Original         Partners(2)         Partners(3)         Investment
                                                           Investment
                                       -----------         ----------        -----------         ------------         ----------
      Limited Partnership
 AAA Net Realty Fund IX, Ltd.......   $ 5,390,500           $1,000             625,992          $ 5,790,422            1,074
 AAA Net Realty Fund X, Ltd........    11,450,610            1,000           1,293,852           11,968,127            1,045
 AAA Net Realty Fund XI, Ltd.......     7,049,209            1,000             801,478            7,413.674            1,051



(1)  Represents the limited partners adjusted investment at December 31, 2001.


(2) The shares of AmREIT class B common stock payable to each partnership as set forth in this chart will not change if fewer than all of the partnerships merge into AmREIT.

(3)  Values are based on the exchange price of $9.25.

Reasons For The Merger and Recommendations (page 42)

     The independent directors of AmREIT and the general partners of the partnerships believe that the merger will provide you the following benefits, which the general partners believe generally apply to all partnerships and will be realized by AmREIT regardless of the number of partnerships participating in the merger, although to a smaller degree if less than all the partnerships participate:

o Growth Potential. The general partners believe that as a result of a larger portfolio, with the resulting risk diversification and economies of scale discussed below, AmREIT will have greater revenues from which to make distributions. As a result, the general partners believe there is greater potential for increased distributions to the holders of AmREIT class A common stock and for appreciation in the price of the AmREIT class A common stock you may acquire upon conversion of the class B common stock than there would be for you as a limited partner of your partnership. This growth is expected to result from future acquisitions of additional properties and financing growth through debt and equity offerings. Substantial opportunities currently exist to acquire additional properties at attractive prices. Your partnership cannot take advantage of these opportunities because its partnership agreement generally restricts it from borrowing or raising additional capital, and making additional acquisitions making the development of additional properties unlikely.


o Risk Diversification. The combination of the properties owned by the partnerships with AmREIT's existing properties, as well as future property acquisitions made by AmREIT, will diversify your investment over a larger number of properties and industries and a broader group of commercial tenants. AmREIT and each of the partnerships electing to participate in the merger, other than Fund XI, would experience greater overall geographic diversification as a result of the merger. This diversification will reduce the dependence of your investment upon the performance of, and the risks associated with, the particular group of commercial properties currently owned by your partnership.

o Perpetual Life Entity. Following the merger, your investment will also change from being an interest in a static, finite-life entity to an investment in a growing operating company with perpetual life. This unlimited time of existence enables AmREIT to determine the optimal time for disposition of properties so as to maximize value rather than being obligated to sell as of a particular date.

o Operational Economies of Scale. Each partnership currently incurs separate management, legal, accounting, transfer agent and other professional fees. Unlike the partnerships, AmREIT is internally managed. Following the merger, AmREIT will provide the managerial and advisory services formerly provided to the partnerships by their external advisor. The combination of the partnerships with AmREIT will result in administrative and operational economies of scale and cost savings by allocating fixed costs over a broader property base and by eliminating duplicative expenditures. Although AmREIT is unable to precisely determine the amount of savings realized by the economies of scale attributable to the merger of the partnerships with AmREIT, it is estimated that the potential annual savings to each partnership that will be achieved by the merger will be approximately $75,000 to $90,000 per partnership. These estimated cost savings are based on the elimination of certain duplicative expenses such as management fees, transfer agent fees and accounting and professional fees.

o Liquidity. The merger provides you with greater potential liquidity of your investment, which means the AmREIT class A common stock you may acquire upon conversion of the class B common stock you will receive in the merger would be freely-tradable, for three reasons. First, your ability to sell your units is very limited because the units are not listed on an exchange. Second, because your units are not listed on an exchange, no market exists to reliably establish the value of your units. Third, because your partnership agreement contains limitations on the transfer of your units, you may not be able to sell your units even if you were able to locate a willing buyer. As a holder of units that have transfer restrictions, the pool of potential buyers for your units is limited and, to the extent that there is a willing buyer, the buyer would likely acquire your units at a discount. As a class B common stockholder of AmREIT, you will have the right to acquire AmREIT class A common stock, which is expected to be listed on the American Stock Exchange, and therefore publicly valued, and there will be no contractual or exchange restrictions on your ability to sell the AmREIT class A common stock you own. Additionally, the short term nature of the remaining lease life on the properties will make the possibility of selling the assets in a "one-off" transaction more difficult, and thereby restrict the liquidity on liquidation.

Recommendations

     The Partnerships. The general partners believe that the merger is fair to and in the best interests of the respective limited partners. The general partners approved the merger agreements and recommend that the limited partners vote "For" approval of their respective merger agreement and amendment of their agreement of limited partnership. The following are the principal reasons why and how the general partners made their determinations as to which no relative weight was assigned:

     o The general partners believe the terms of the merger are fair to the limited partners for the following principal reasons:

         (1) The general partners analyzed the benefits of the merger and believe that the potential benefits of the merger to the limited partners outweigh the risks and potential detriments of the merger described below.

         (2) The general partners reviewed the value of the consideration to be received by limited partners if their respective partnerships are acquired by AmREIT, and the general partners compared it to the consideration that limited partners might have received under the continuation of the partnership without change or the liquidation of the partnership. The general partners concluded that the likely value of the shares of AmREIT class B common stock would be higher than the value of the consideration limited partners would have received if the general partners had elected either of those other alternatives.

         (3) The general partners considered that limited partners have the opportunity to vote for or against the merger.

o The fairness opinions issued by Houlihan Lokey Howard & Zukin Financial Advisors Inc. dated October 8, 2001 concluded, on a partnership-by-partnership basis, that the consideration to be received by the limited partners of each partnership in connection with its merger with AmREIT is fair to the limited partners from a financial point of view. Houlihan Lokey did not base its evaluation on the aggregate consideration to be paid to all partnerships or with respect to various combinations of partnerships with AmREIT. Accordingly, while the general partners did not consider the fairness of the merger of various combinations of the partnerships with AmREIT, the general partners believe that the merger of any number of the partnerships with AmREIT will be fair to the limited partners of the participating partnerships. Based on the Houlihan Lokey fairness opinions, the general partners of each partnership evaluated the fairness of the consideration to be received by the limited partners of their partnership who receive AmREIT class B common stock. The fairness opinions issued to the partnerships are limited to the extent that Houlihan Lokey evaluated the value of the merger consideration based on the assumption that all of the partnerships participate in the merger. The merger consideration payable to each partnership is based on that partnership's transaction value. Transaction value is determined on a partnership-by-partnership basis rather than a pro rata portion of the aggregate value of all the partnerships. Thus, the merger consideration payable to each partnership is independent of the number or combination of partnerships which ultimately approve the merger. As a result, the general partners' fairness determination in the case of each partnership is applicable to the merger all three partnerships with AmREIT as well as the various combinations involving fewer than all the partnerships. The general partners believe that transaction value is a reasonable estimate of the value of each partnership for the merger as it is directly derived from the appraisal of the partnership's assets as determined by Valuation Associates. Limited partners should read the applicable fairness opinion in its entirety with respect to the assumptions made, matters construed and limits of the reviews undertaken in the opinion. A copy of the Houlihan Lokey opinion is attached as an exhibit to your partnership supplement.

o The fact that the transaction value to be received by those partners of the partnerships who approve the merger exceeds the appraised value of the partnerships as determined by Valuation Associates, an independent real estate appraisal firm.

o The belief by the general partners that, as a result of a larger portfolio, with the resulting risk diversification and economies of scale discussed above, AmREIT will have greater net profits from which to make distributions. As a result, the general partners believe there is a greater potential for increased distributions to the holders of AmREIT class A common stock and appreciation in the price of the AmREIT class A common stock, which you may acquire upon conversion of the class B common stock, than there would be for limited partners from the alternatives of complete liquidation of the partnerships or continuation of the partnerships. For a comparison of the historical distributions made by AmREIT and your partnership, see your partnership supplement.

o The determination that because the transaction values of the partnerships have been established at a premium over the appraised value of the partnerships they represent fair estimates of the value of the partnerships' assets. The general partners believe that the transaction values provide a reasonable basis for allocating merger consideration among participating partnerships.

     In recommending the merger, the general partners also considered the following negative aspects of the merger, among others:

o The exchange price is fixed and the occurrence of events unfavorable to AmREIT prior to consummation of the merger could reduce the value of the class B common stock to be received by the limited partners in the merger.

o With respect to the value of the merger consideration, the Houlihan Lokey fairness opinions assumed that all three partnerships would participate in the merger. Houlihan Lokey did not determine whether the value of the merger consideration would be materially affected if less than all of the partnerships merged into AmREIT. As a result, the general partners have not independently determined whether the value of the AmREIT class B common stock on a pro forma basis will be fair in the event less than all the partnerships participate in the merger.

o AmREIT's plan to increase its debt, to a maximum of 55% recourse debt of the net asset value as determined by the board of directors, in order to fund additional real estate investments upon completion of the merger and the risks associated with increased debt.

o All limited partners, except those which are tax-exempt entities, will realize taxable gain or loss in the merger, but will not receive cash from the merger (other than cash received in lieu of fractional shares) to pay any taxes due on any taxable gain. Any gain or loss will be recognized in the year the merger is consummated.


o The differences in investment objectives and policies of AmREIT and the partnerships, which include AmREIT's strategy of holding properties for long-term appreciation, while the partnerships invest with a view to selling the properties after a specified time period to realize possible appreciation in value, and AmREIT's national investment strategy versus the partnerships' regional focus.

o The possible differences in investment objectives of a limited partner from those of a stockholder, for example, limited partners may be expecting a return of their equity investment at the end of the life of the partnership, while stockholders require a market for their stock in order to liquidate their interest.

o    The risk that the anticipated benefits of the merger may not be realized.

o The fact that under the terms of the merger agreements, the general partners are prohibited from initiating, soliciting or encouraging any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to, a transaction which would compete with the merger, except if the general partners determine in good faith after consultation with outside legal counsel that they are required by their fiduciary obligations to do so.

     The general partners believe the negative factors considered were not sufficient, either individually or collectively, to outweigh the possible benefits considered by the general partners in their deliberations relating to the merger.

     If the merger is not consummated for any reason, the partnerships will continue to pursue their business intent of maximizing the value of their partnership interests through the management and disposition of their properties and liquidating their properties at the expiration of their respective finite lives, if not previously sold in accordance with their respective investment intent. In addition, the partnerships may seek another strategic combination or pursue other attractive alternatives which may become available.

     AmREIT. The independent directors of AmREIT have unanimously approved the merger and believe that the terms of the merger agreements are fair to the stockholders of AmREIT. The independent directors unanimously recommend the stockholders vote for approval of the merger agreements and the issuance of the shares of class B common stock thereunder. The determinations of the independent directors are directed only to the stockholders of AmREIT and not to the limited partners. The following are the principal reasons why and how the independent directors made their determinations as to which no relative weight was assigned:

     o The merger is expected to improve AmREIT's operating performance and profit margins because there will be economies of scale with the large portfolio and no duplication of costs such as transfer agents, audits and professional expense.

     o In connection with the merger, AmREIT is expecting to be able to list its class A common stock on the American Stock Exchange. Listing of AmREIT's class A common stock on a national exchange will increase the opportunity for stockholder liquidity. AmREIT's class A common stock is not currently listed on an exchange. It should be noted that, as a result of the merger and the issuance of class B common stock to the limited partners, there will be the opportunity for a greater number of AmREIT shares outstanding if the class B common stockholders convert their shares into class A common stock. The listing of the AmREIT class A common stock on the will be undertaken regardless of whether the reorganization of AmREIT from a Maryland corporation to a Texas REIT is approved and completed.

     o The merger should help increase AmREIT's cash flow and net income. An increase in cash flow from operations increases the likelihood that distributions will be able to continue to be made to stockholders.

     o The written fairness opinion dated September 6, 2001 of Wunderlich Securities concluding that the consideration to be paid by AmREIT pursuant to the merger is fair to AmREIT from a financial point of view. A copy of the Wunderlich Securities fairness opinion is attached to this proxy statement as Annex 1.

     In recommending the merger, the independent directors also considered the following negative aspects of the merger, among others:

     o A fixed exchange price, which upon the occurrence of events favorable to AmREIT prior to consummation of the merger could result in an increase in the value of the class B common stock to be paid in the merger.

     o The significant cost, estimated to be approximately $700,000, involved in connection with consummating the merger.

     o The substantial time and effort required of AmREIT's management to effectuate the merger, integrate the business of the partnerships into AmREIT and manage the increased and more diversified property portfolio.

     o The risk that the anticipated benefits of the merger might not be fully realized.

     o The risk of dilution to the current AmREIT stockholders in the event that AmREIT overpaid for the partnership interests.

     The independent directors believe that the benefits and advantages of the merger far outweigh the negative factors and risks.

     If the merger is not consummated for any reason, AmREIT will continue to execute its strategic objective of acquiring, by development and/or purchase, single and multiple tenant retail properties. AmREIT will also continue to consider possible acquisitions of compatible properties in commercial and frontage retail developments.

Alternatives to the Merger (see page 46)

     In determining whether to accept and recommend the merger, the general partners considered two alternatives to the merger that could have been pursued by each partnership: (1) continuation of each partnership pursuant to its existing partnership agreement and (2) liquidation of each partnership. The table below sets forth the value of each partnership's transaction value, appraised value and liquidation value per average $1,000 of adjusted capital. A limited partner's adjusted capital equals his or her original investment, less distributions constituting a return of capital under the respective partnership agreement.

                                          Transaction           Appraised          Liquidation
                                             Value                Value               Value
                                          Per Average          Per Average         Per Average
                                           $1,000 of            $1,000 of           $1,000 of
                                             Adjusted            Adjusted            Adjusted
                                            Capital              Capital             Capital
                                          ----------           -----------         -----------
Fund IX........................              $1,074                $996                $867
Fund X.........................              $1,045                 968                 843
Fund XI........................              $1,051                 955                 831


     Benefits and Disadvantages of Continuation Alternative. Continuing each partnership without change would have the following effects:

     o each partnership would not be subject to the risks associated with the ongoing operations of AmREIT and the other partnerships and instead would remain a separate entity, with its own assets and liabilities, and would pursue its original investment objectives consistent with the guidelines, restrictions and safeguards contained in its partnership agreement;

     o each partnership's performance would not be adversely affected by the loss of one tenant at a property owned by another partnership or an economic downturn in the region where another partnership's properties are located but, upon consummation of the merger, the partners of each participating partnership will bear the economic effect of any losses suffered by the properties owned by AmREIT and those acquired from the other participating partnerships;

     o eventually, each partnership would liquidate its holdings and distribute the proceeds received in liquidation in accordance with the terms of each partnership's partnership agreement whereas the AmREIT class B common stock represents an asset with the potential to have a perpetual life with no expectation of a return of the partner's equity investment in the absence of a market for the sale of AmREIT class B common stock or the underlying class A common stock;

     o there would be no change in the nature of limited partners' voting rights and no change in each partnership's operating policies;

     o your partnership would not incur merger expenses, ranging from $19,000 to $38,000, or approximately 1.3% of the transaction value to be issued to your partnership. For a breakdown of the expenses with respect to your partnership, see the applicable supplement accompanying this proxy statement;

     o income from each partnership may be offset by passive activity losses generated from limited partners' other investments, whereas limited partners will not have the ability to offset income from their investment in AmREIT with such losses;

     o limited partners would not be subject to any immediate federal income taxation that will otherwise be incurred by limited partners as a consequence of the merger. However at such times as the partnership assets were sold at a gain or loss, the limited partners would incur immediate federal income taxation; and

     o liquidation would likely provide a partner with sufficient cash to satisfy tax liabilities arising in connection with a taxable gain, if any, on the partner's original investment.

     However, the general partners believe that maintaining the partnerships as separate entities would have the following disadvantages:

     o since the majority of the partnerships' operating expenses are fixed, as their properties are sold and revenues from the portfolio decrease, the general partners do not expect that the partnerships will sustain their current level of distributions;

     o since the partnerships are not authorized to raise additional funds either through equity issuances or by incurring indebtedness for investment, the partnerships are unable to benefit from investing in potential growth opportunities;

     o each limited partner's investment would continue to be illiquid because the partnership units are not freely transferable and there is no established public trading market or public market valuation for partnership units, unlike the shares of AmREIT class A common stock which will have a public trading market that former limited partners could access at their discretion upon conversion of their class B common stock;


     o each partnership's property portfolio would be less diversified and therefore the loss of one tenant or an economic downturn in the region where a property is located would likely have a greater impact on that particular partnership's ability to make distributions than it would on AmREIT; and

     o each partnership cannot acquire, develop or finance properties or take advantage of the other potential benefits of the merger, which are described above; and


     o the average remaining term of any lease in the three partnerships is between 2 and 15 years. Therefore, the sale of the partnership assets in a series of single property transactions is likely to produce aggregate values less than those being offered by AmREIT in the merger.


     Benefits and Disadvantages of Liquidation Alternative. As an alternative to the merger, each partnership could dissolve and liquidate by selling its properties and other assets, paying off its existing liabilities not assumed by the buyer and distributing the net sales proceeds to the limited partners (as well as to the general partners) in accordance with the distribution provisions of its partnership agreement. The primary advantage of this alternative would be to provide liquidity to the limited partners as properties are sold based upon the net liquidation proceeds received from the sale of each partnership's assets. There may be other advantages to liquidation which were not considered by the general partners and are, therefore, not described in this proxy statement.

     The general partners do not believe that liquidation would be as beneficial to the limited partners as the merger, for the following reasons:

     o the general partners believe the public market valuation of an investment in an operating real estate company like AmREIT may exceed the liquidation value of your partnership's properties; and

     o the general partners believe that liquidation of the properties would be less desirable and could result in various adverse consequences including:

         (1) the liquidation valuation provided by Valuation Associates shows that the liquidation values of the partnerships are lower than the values of the shares of AmREIT class B common stock, based on the exchange price, to be paid to the partnerships in the merger;

         (2) a short term sale of the entire portfolio of a partnership's properties could result in significant discounts from appraised values due to the lack of time to properly market the portfolio; and

         (3) the gradual liquidation of properties likely would involve higher administrative costs and greater uncertainty, either of which would reduce the portion of net sales proceeds available for distribution to limited partners.

              Comparative Compensation Paid to the General Partner


     The following table sets forth the actual fees, distributions and salary paid by the partnerships to the general partners and their affiliates during the last three fiscal years and the period ended December 31, 2001 and compares those payments against the amount, as listed in the Pro Forma column, that would have been paid assuming the merger had occurred on January 1, 2001.


                                       Year Ended               Year Ended              Year Ended
                                     December 31, 1999       December 31, 2000       December 31, 2001
                                  Actual     Pro Forma     Actual     Pro Forma     Actual     Pro Forma
 Administrative fees and
   Reimbursements........       $165,336(1)        --     $239,052(1)       --    $179,289(1)        --
 Cash Distributions......       $ 10,828(2)  $172,292(3)  $ 10,820(2)  $29,760(3) $ 39,462(2)   $80,225(3)
 General Partners Salary(4)           --           --           --          --          --           --
                                --------     --------     --------     -------    --------      -------
 Total...................       $176,164     $172,292     $249,872     $29,760    $218,751      $80,225
                                ========     ========     ========     =======    ========      =======




(1) An AmREIT subsidiary receives administrative fees and reimbursements during 2000 and 2001 of up to 1% of net capital raised (7.5% of net capital raised of gross rental revenues from the properties through 1998). No other fees, salaries or other compensation were paid by the partnerships to its general partners or their affiliates during these periods.
(2) Includes all cash distributions made to Mr. Taylor, chairman of the board and chief executive officer of AmREIT and the corporate general partners of the partnerships, of which Mr. Taylor is the sole director and chief executive officer, resulting from ownership of partnership interests.
(3) The Pro Forma cash distributions represent dividends which would have been paid to Mr. Taylor based upon 313,990 shares that he would have received as deferred payment in the sale of his advisor company, American Asset Advisors Realty Corporation, to AmREIT. Upon the sale of his advisor company, Mr. Taylor elected to defer a portion of his sales proceeds to a future date, contingent upon the issuance of additional AmREIT stock.
(4) Mr. Taylor, as the chief executive officer of AmREIT, receives a salary pursuant to his employment agreement with AmREIT. See "Summary - Material Factors that make the Merger Speculative or Risky." Mr. Taylor receives no compensation as general partner of the partnerships.



Proposed Amendments to Partnership Agreements (page 68)

     The general partners of the partnerships are proposing an amendment to each partnership's agreement of limited partnership which will amend the respective agreements to authorize: (a) the merger of the partnership with and into AmREIT, whether or not AmREIT would be regarded as an affiliate of the general partners; and (b) all other actions as may be necessary under or contemplated by the merger agreements or this proxy statement, irrespective of any provision in the partnership agreement which might otherwise prohibit such actions.


AmREIT's Reorganization as a Texas REIT
(page 137)

     General. AmREIT's board is proposing that AmREIT change its jurisdiction of organization from Maryland to Texas through the reorganization of AmREIT from a Maryland corporation to a Texas REIT as soon as practicable following the merger. The reorganization, if approved, will be effected through a separate merger of AmREIT into a newly-formed Texas REIT subsidiary of AmREIT. As a result of the reorganization, AmREIT and the rights of its stockholders, directors and officers will be governed by Texas law and the declaration of trust and bylaws of the Texas REIT, rather than Maryland law and AmREIT's existing charter and bylaws.

     If the reorganization proposal is approved by the AmREIT stockholders, AmREIT will be redomiciled in Texas and will become a Texas REIT. The reorganization, if approved, will occur following the closing of the merger. If the reorganization is completed, limited partners will receive class B common shares of beneficial interest in the Texas REIT in substitution for the shares of AmREIT class B common stock received in the merger. The securities of the Texas REIT will have the same value as the shares of AmREIT capital stock and the common shares will be traded on an exchange. There are, however, differences between Maryland law and Texas law and between AmREIT's charter and the Texas REIT's charter. We believe that none of these differences is material. For a description of the reorganization and a comparison of the rights of a stockholder of a Maryland corporation and a holder of class B common shares of beneficial interest of a Texas REIT, see "REORGANIZATION OF AmREIT AS A TEXAS REAL ESTATE INVESTMENT TRUST" beginning on page 123. In order to simplify the discussion of the merger contained in this proxy statement, we will refer to the consideration to be received by limited partners in the merger as AmREIT class B common stock throughout this document.

Purpose of the Reorganization. Following the merger, assuming all partnerships participate, approximately 51.9% of AmREIT's properties will be located in Texas. As a result, AmREIT's board determined it would be advisable to reorganize the company as a Texas REIT so as to recognize the business advantages of that structure, including the fact that Texas REITs are not subject to Texas franchise tax while corporations, such as AmREIT prior to the reorganization, are subject to that tax.


Bylaw Amendments (page 68)

     General. AmREIT's board is proposing that AmREIT amend its bylaws to (1) authorize the merger of the partnerships with AmREIT and (2) limit the amount of recourse indebtedness that AmREIT can incur to not more than 55% of its net asset value. These amendments, if approved, will go into teffect immediately following the merger.

     Purpose of the Amendments. The bylaw amendment authorizing the merger is necessary to enable the transaction described in this proxy statement to go forward. In proposing a bylaw amendment to limit the amount of debt that AmREIT can incur, AmREIT's board is seeking to provide the AmREIT stockholders a lever of certainty as to the future indebtedness of AmREIT.

Voting Procedures (page 165)

     AmREIT Special Stockholders Meeting. The special meeting of AmREIT's stockholders will be held on Tuesday, July 16, 2002 at 9:00 a.m., local time at Houston City Club, One City Club Drive, Houston, Texas, 77046. The purpose of the AmREIT meeting is to consider and vote upon the proposal to approve the merger agreements, amend AmREIT's articles to authorize the class B common stock, to amend AmREIT's bylaws to (1) author the merger and (2) limit its recourse debt to to 55% of net asset value as determined by the board of directors, and the reorganization. Stockholders may vote at the meeting by attending the meeting and voting in person, by completing the enclosed proxy card and returning it in the enclosed envelope or by faxing it to the transfer agent as directed below. Proxies will be received, tabulated and certified as to time of receipt and vote by Wells Fargo Shareowner Services, AmREIT's transfer agent. Proxies returned to the transfer agent at 161 North Concord Exchange, South St. Paul, MN 55075, Attention: AmREIT Proxies, or faxed to 651-450-4026. Faxed proxies will be accepted until 5:00 p.m., Central time, on July 15, 2002.

     If the stockholders have any questions regarding the merger, the proposal to amend AmREIT's articles of incorporation, or the proposed amendments to AmREIT's bylaws, they should call Chad Braun, at (713) 850-1400, extension 24.

     The Partnerships' Special Limited Partners Meetings. The special meetings of limited partners for each of Funds IX, X, and XI will be held on Tuesday, July 16, 2002 at 11:30 a.m., 1:30 p.m., and 3:30 p.m., respectively, local time at Houston City Club, One City Club Drive, Houston, Texas, 77046. The purpose of the meetings is to consider and vote upon the proposal to approve the respective merger agreement and the amendment to the partnership agreements authorizing the merger. Limited partners may vote at the meeting by attending the meeting and voting in person, by completing the enclosed consent and returning it in the enclosed envelope or by faxing it to 248-614-4523 as directed below. Consents will be received, tabulated and certified as to time of receipt and vote by Bank of New York and such tabulation shall be available to the general partner and any limited partner during and after voting occurs upon request. Consents must be returned to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084, Attention AAA Partnership Consents, or faxed to 248-614-4523. Faxed partnership consents will be accepted until 5:00 p.m., Central time, on July 15, 2002.


     If the limited partners have any questions regarding the merger or the proposed changes to the partnership agreements, they should call Chad Braun at
(713)-850-1400, extension 24.

Record Date;  Votes Required

     AmREIT. Only holders of shares of record at the close of business on May 7, 2002, will be entitled to notice of and to vote at the AmREIT meeting. The merger agreements and the reorganization will be approved if each of those proposals receives the affirmative vote, in person or by proxy, of a majority of the outstanding shares of class A common stock entitled to vote at the AmREIT meeting. The amendment to the articles will be approved if the proposal receives the affirmative vote, in person or by proxy, of a majority of the outstanding shares of class A common stock entitled to vote at the AmREIT meeting. The bylaw amendments will be approved if the proposal receives the affirmative vote, in person or by proxy, of a majority of the outstanding shares of class A common stock entitled to vote at the AmREIT meeting. The holders of a majority of the shares entitled to vote, present in person or by proxy, will constitute a quorum for purposes of the AmREIT meeting. As of the record date for the meeting, there were 2,377,183 shares outstanding and entitled to vote. The members of the board of directors and executive officers of AmREIT and their affiliates beneficially owned, as of the record date, 284,240 shares, which represent approximately 11.96% of the outstanding shares. The directors and members of management intend to vote their shares in favor of all proposals. Abstentions and broker non-votes have the same effect as a vote against the proposals.

     The Partnerships. Only limited partners of record at the close of business on May 7, 2002 will be entitled to notice of and to vote at the partnership meetings. The affirmative vote of (a) the holders of a majority of the outstanding partnership units of each partnership, in person or by consent, and
(b) the general partners are required to approve the merger and the amendment to the applicable partnership agreement. The general partners intend to vote in favor of the merger and the amendment to the applicable partnership agreement. Abstentions and broker non-votes will, for the purposes of the merger vote, have the same effect as a vote against the merger and the partnership amendments.

Dissenters' Rights


     AmREIT Stockholders. AmREIT stockholders will have dissenters' appraisal rights by reason of the merger or the reorganization. Any stockholder may abstain from or vote against the merger or the reorganization.

     Limited Partners. Limited partners, up to the aggregate percentage limit, who object to the merger and who follow the procedures prescribed under "THE MERGER - Dissenters' Rights" on page 59 of this prospectus will be entitled, in lieu of receiving shares of class B common stock as a result of the merger, to receive 5.47% notes equal their pro rata portion of the appraised value of the applicable partnership's assets as determined by Valuation Associates, an independent appraiser. For a full description of the notes as well as other terms related to the dissenters' rights, see "THE MERGER - Dissenters' Rights" on page 59 and "APPRAISALS" on page 82.



AmREIT Capital Stock (page 132)


     AmREIT is currently authorized to issue up to 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of the record date, AmREIT has outstanding a total of 2,344,794 shares of common stock; no shares of preferred stock are currently outstanding. If the proposal to amend AmREIT's articles of incorporation is approved, AmREIT will be authorized to issue up to 103,000,000 shares of common stock divided into two classes, class A and class B. The shares of class B common stock, par value $0.01 per share, being created for issuance in the merger will be freely transferable by the holders thereof, but will not be listed on an exchange. The shares of AmREIT class A common stock are expected to be listed for trading on the American Stock Exchange.

Market Value of Capital Stock

     There is currently to active trading market for either the class B common stock or the class A common stock, into which the class B common stock is convertible, will be listed for trading on the American Stock Exchange.

Market Value of Partnership Units


There is currently no active trading market for the partnership units. Accordingly, no market value can be provided.




Partnership Appraisals (page 82)

     The general partners have received appraisals of each partnership prepared by Valuation Associates, an independent real estate appraisal firm. The general partners used these valuations to establish the consideration to be paid to the partners of each of the partnerships. Based on the fact that the transaction value exceeds the appraised value of partnerships assets, the general partners determined that the consideration payable to each partnership was reasonable. The table below sets forth the comparison of the transaction values and the appraised values per average $1,000 of adjusted capital.

                                                 Transaction Value Per Average              Appraised Value Per Average
                                                   $1,000 of Adjusted Capital                $1,000 of Adjusted Capital
 Fund IX.................................                    $1,074                                      $996
 Fund X..................................                    $1,045                                      $968
 Fund XI.................................                    $1,051                                      $955


     Limited partners will not have any right to have an independent appraisal performed at the expense of AmREIT or any of the partnerships.


Effective Time of the Merger (page 62)

     As soon as practicable after satisfaction of all conditions to consummation of the merger, AmREIT will file articles of merger with the Maryland Department of Assessments and Taxation and the partnerships will file articles of merger with the Secretary of State of either the state of Nebraska or Texas, as applicable, in order to effect the merger under the laws of those states, which are the two states in which the partnerships are organized. Fund XI is organized under Texas law, and Funds IX and X are organized under Nebraska law. For Nebraska and Texas state law purposes, the merger will become effective upon the later of the filing of articles of merger described above, or at a later time which AmREIT and the general partners shall have agreed upon and designated in their filings in accordance with applicable law. AmREIT and each of the partnerships have the right, acting unilaterally, so long as they have not willfully and materially breached the merger agreement, to terminate the merger agreement should the merger not be consummated by the close of business on September 30, 2002.

Conditions to Consummation of the Merger (page 62)

     The following conditions must be satisfied in order for the merger to be consummated:

     o the merger agreements shall have been approved by the stockholders of AmREIT and the limited partners of the participating partnerships;

     o all other approvals, including, by way of example, those required by lease agreements, debt instruments, financing agreements, and the satisfaction of any other related contractual obligations that may be necessary to carry out the transactions contemplated by the merger agreements shall have been obtained;

     o none of the parties shall be subject to an order or injunction prohibiting the merger;

     o all material actions by or in respect of or filings with any governmental entity required for consummation of the merger shall have been obtained or made; and

     o the AmREIT class A common stock shall have been listed on an exchange.

     Consummation of the merger is also subject to the satisfaction or waiver of these other conditions:

     o the representations and warranties in the merger agreements of each of the parties shall be true and correct as of the closing date;

     o each party shall have performed its obligations contained in the respective merger agreement;

     o from and after the date of the respective merger agreement there shall not have occurred any change in the financial condition, business or operations of either party that would have or would be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of such party;

     o   each party shall have received all necessary opinions of counsel;

     o each party shall have obtained all consents and waivers from third parties necessary to consummate the merger;

     o no more than 10% of holders of partnership units, in the aggregate, shall have given notice of their intent to exercise their dissenters' rights.

     If any material conditions to the merger are waived by the parties, the parties shall resolicit proxies or consents from the waiving party's stockholders or limited partners, as applicable.

     The merger agreements provide that if only one of the partnerships approves the merger, AmREIT has the right but not the obligation to consummate the merger with the partnership approving the merger. The merger agreements provide further that if more than one partnership approves the merger, AmREIT must consummate the merger with the approving partnerships if all of the other conditions to the merger have been satisfied.


Termination Rights (page 66)

     The merger agreements provide that they may be terminated prior to the effective time for good reason. For a definition of good reason please see the discussion under the caption "THE MERGER--Termination." In the event a party so terminates its respective merger agreement, it may be required to pay the non-terminating party liquidated damages in a specified amount. In the case of AmREIT, the liquidated damages are equal to 120% of the partnerships' proportionate share of the merger expenses. In the case of each of the partnerships, the liquidated damages will consist of the partnership's proportionate share of $500,000 which is the amount agreed to by the independent directors and the general partners to be an appropriate break up fee, as set forth in the merger agreement.


Anticipated Accounting Treatment (page 69)

     The merger will be accounted for by using the purchase method in accordance with Statements of Financial Accounting Standards No.141 "Business Combinations."


Conduct of Business Pending the Merger (page 63)

     Each of AmREIT and the partnerships has agreed in their respective merger agreement to operate its business in the ordinary course and to refrain from taking certain actions relating to the operation of its business pending consummation of the merger without the prior approval of the other party, except as otherwise permitted by the merger agreement.


The Merger Expenses (page 69)



     AmREIT will bear all costs incurred in connection with the merger, including all solicitation expense (including all prepatory work related thereto) in connection with this transaction, will bear the proportionate merger costs of each partnership that approves the merger and will bear the expenses equal to the percentage of votes cast against the merger for rejecting partnerships. Those partnerships which reject the merger will bear their allocated portion of the merger expenses. The merger expenses are allocated among the partnerships based on the transaction values established for each partnership. Each partnership that rejects the merger will pay a percentage of the allocated expenses equal to the number of votes cast "For" the merger. AmREIT, on behalf of the general partners of any rejecting partnership will pay the percentage of that partnership's merger expenses equal to the percentage of votes cast "Against" the merger and abstentions. For a breakdown of the expense estimated to be paid by each partnership in the merger, please see the applicable supplement attached to this proxy statement.



Comparison of Rights of the Limited Partners and Stockholders of AmREIT
(page 163)

     The rights of limited partners are currently governed by Nebraska or Texas law, depending on the state of organization of the partnership, and the partnership agreements. If the merger is approved, the rights of the limited partners receiving shares of AmREIT class B common stock will be governed by Maryland law, the AmREIT articles of incorporation and the AmREIT bylaws, all of which differ from the partnership agreements. For a comparison of the rights of a limited partner and the rights of a Maryland corporate stockholder, please see the disclosure under the caption "COMPARISON OF OWNERSHIP OF UNITS AND SHARES on page 152." If the reorganization is approved, limited partners who otherwise would have received AmREIT class B common stock will receive class B common shares of beneficial interest in the Texas REIT and will be governed by Texas law and the Texas REIT's declaration of trust and bylaws. For a comparison of the rights of a stockholder of a Maryland corporation and holders of class B common shares of beneficial interest of a Texas REIT, please see the disclosure under the caption "REORGANIZATION OF AmREIT AS A TEXAS REIT" on page 137.


Right to Investor Lists and to Communicate with Other Investors

     We are required, upon receipt of a written request from you, to provide you with the following information:

     o a statement of the approximate number of limited partners or stockholders in your partnership or AmREIT, as the case may be, and

     o the estimated cost of mailing a proxy statement, form of proxy or consent or other similar communication to those limited partners or stockholders.

     In addition, you have the right, at our option, either to:

     o at your expense, have us mail copies of any proxy statement, proxy or consent form or other soliciting material furnished by you to any of your fellow limited partners or stockholders that you designate, or

     o have the partnership or AmREIT, as applicable, deliver to you (at a cost to you of $1.00 per page for mailing and duplication), within five business days of when the partnership or AmREIT receives your request, a reasonably current list of the names, addresses and number of shares or partnership units held by the investors in your entity.

Federal Income Tax Consequences (page 87)

     The merger involves numerous federal income tax consequences to you. The material federal income tax consequences of the merger generally include the following:

     o All limited partners, except those which are tax-exempt entities, will realize taxable gain or loss in the merger. The transaction will be taxable with respect to all limited partners [in an amount equal to the difference, if any, between the value of the merger consideration and the individual partner's basis in the partnership unit.] The limited partners will not receive cash from the merger to pay any taxes due on any taxable gain (other than cash received in lieu of fractional shares) to pay any taxes due on any taxable gain. Gain or loss will be recognized in the year the merger is consummated.

     o The amount of gain or loss initially recognized by a limited partner will be based upon its allocable share of gain or loss recognized by the respective partnership upon the deemed sale of assets. The net gain or loss recognized by a partner in the merger will also be impacted to the extent the fair market value of the consideration distributed to the limited partner exceeds or is less than the limited partner's adjusted tax basis in his or her partnership units. To determine your taxable gain or loss please see the information set forth in "FEDERAL INCOME TAX CONSEQUENCES--Tax Consequences of the Merger and the Reorganization" on page 88, or refer to your respective partnership supplement.

     The table below sets forth the average taxable income and average tax that will have to be paid per $1,000 of iriginal investment (assuming the partnership units being transferred were originally purchased at the $1,000 face amount):

                                      Total per $1,000 Investment
      Partnership         Estimated Taxable Income     Estimated Taxes to be
                                                             Paid
      Fund IX                      $229                      $53.70
      Fund X                       $137                      $31.85
      Fund XI                      $105                      $24.25


     Tax matters are very complicated, and the tax consequences of the merger to stockholders and limited partners will depend on the facts of each individual's situation. We urge you to consult your tax advisor for a full understanding of the merger's tax consequences to you.

                   Selected Historical and Unaudited Pro Forma
                             Combined Financial Data

     The following tables set forth the selected historical financial data for AmREIT, Inc., Fund IX, Fund X and Fund XI and the unaudited pro forma combined financial data for AmREIT, Inc. as a combined entity, giving effect to the Merger as if they occurred on January 1, 2001 for purposes of the operating data and December 31, 2001 for purposes of the balance sheet data. The pro forma adjustments are described in the notes to the unaudited pro forma combined financial statements appearing elsewhere in the Joint Consent and Proxy Solicitation Statement/Prospectus. The selected historical operating, balance sheet and cash flow data of AmREIT, Inc. for each of the four years ended December 31, 2001, 2000, 1999 and 1998 are derived from the audited financial statements of AmREIT, Inc. as reported in its Annual Reports on form 10-KSB. Prior to 1998, AmREIT (formerly American Asset Advisers Trust) was an externally advised REIT. As an externally advised REIT, the results operations and balance sheet presentation is materially different and not comparable to AmREIT as an internally advised REIT. Therefore, we have not presented any financial information prior to 1998 due to its lack of comparability. The selected historical operating and balance sheet data for Fund IX and Fund X for each of the four years ended December 31, 2001, 2000, 1999 and 1998 are derived from the audited financial statements of the respective entity as reported in their Annual Reports on form 10-KSB. The selected historical operating and balance sheet data for Fund XI for each of the four years ended December 31, 2001, 2000, 1999 and 1998 are derived from its audited financial statements. The merger has been accounted for under the purchase method of accounting in accordance with Statements of Financial Accounting Standards No. 141.

     The pro forma financial information should be read in conjunction with, and are qualified in their entirety by, the respective historical audited financial statements and notes thereto of AmREIT, Inc. by reference into this Joint Consent and Proxy Solicitation Statement/Prospectus and the unaudited pro forma financial statements and notes thereto appearing elsewhere in this Joint Consent and Proxy Solicitation Statement/Prospectus. See "Pro Forma Financial Information (Unaudited)."

     The unaudited pro forma operating data and other data are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of operations of AmREIT, Inc. would have been for the periods presented, nor does such data purport to represent the results of future periods.

                                  AmREIT, Inc.

                   Selected Historical and Unaudited Proforma

                        Combined Financial and Other Data


                                                              Proforma                                  Historical
                                                              --------                ------------------------------------------
                                                             December 31                               December 31,
                                                               Proforma               ------------------------------------------
                                                                 2001          2001           2000            1999           1998
                                                             -----------    -----------    -----------    -----------    ---------

 Balance sheet data (at end of period)
         Real estate assets..............................    $49,802,123   $28,659,958     $30,020,340    $29,987,765   $30,270,750
         Accumulated depreciation........................     (2,066,067)   (2,066,067)     (1,601,758)    (1,148,503)     (696,384)
         Cash and cash equivalents.......................      1,557,784       227,117         935,867      1,118,746        48,520
         Total assets....................................     59,288,874    38,828,393      36,522,276     37,018,186    33,137,546
         Notes payable...................................     16,971,549    16,971,549      15,472,183     15,480,378    10,580,110
         Total liabilities...............................     19,023,982    18,399,279      16,063,221     16,048,366    10,796,439
         Minority interest...............................              -     5,075,333       5,130,337      5,180,546     5,218,999
         Shareholders equity.............................     40,264,892    15,353,781      15,328,718     15,789,274    17,122,108
         Fully Diluted Common shares outstanding.........      5,380,105     2,384,117       2,380,890      2,384,117     2,384,117
         Treasury shares.................................         39,323        29,768          11,373         11,373        11,373

 Other Data
 Cash flows provided by (used in):
         Operating.......................................        644,599     1,625,417         676,430        469,700     1,510,069
         Investing.......................................     (1,352,236)   (2,332,891)        (25,720)    (2,439,262)   (7,687,454)
         Financing.......................................        589,410        (1,276)       (833,589)      3,039,788    4,824,165
 Net increase (decrease) in cash and cash equivalents....       (118,227)     (708,750)       (182,879)      1,070,226   (1,353,220)
 Funds from operations(1)................................      2,972,371       978,565         222,767         410,105   (1,455,898)
 Book value per share....................................    $      7.48          6.44     $      6.44      $     6.62   $     7.18
 Book value per equivalent pro-forms share (2)                    808.58        696.23          715.67          662.00       776.22
Ratio of earnings to fixed charges                                2.08:1        1.85:1          1.83:1          2.55:1       3.09:1

(1) AmREIT has adopted the National Association of Real Estate Investment Trusts (NAREIT) definition of FFO. FFO is calculated as net income (computed in accordance with generally accepted accounting principles) excluding gains or losses from sales of depreciable operating property, depreciation and amortization of real estate assets, and excluding results defined as "extraordinary items" under generally accepted accounting principles. FFO should not be considered an alternative to cash flows from operating, investing and financing activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to meet cash needs. AmREIT's computation of FFO may differ from the methodology for calculating FFO utilized by other equity REITs and, therefore, may not be comparable to such other REITs. FFO is not defined by generally accepted accounting principles and should not be considered an alternative to net income as an indication of AmREIT's performance, or cash flows as a measure of liquidity.

(2) Equivalent pro forma per share data was calculated by multiplying the respective book value per share, basic earnings (loss) per share, and distributions per share by the exchange ratio (108.10%)so that the per share amount is equated to the respective values for one share of AmREIT class A common stock.


                                  AmREIT, Inc.

                  Selected Historical and Unaudited Proforma

                        Combined Financial and Other Data

                                                              Proforma                                   Historical
                                                              --------      ----------------------------------------------------
                                                             Year Ended     Year Ended   Year Ended     Year Ended    Year Ended
                                                             December 31,  December 31,  December 31,   December 31,  December 31,
                                                                 2001         2001          2000           1999          1998
                                                                 ----                       ----           ----          ----
 Operating Data
 Revenues:
         Rental income.........................................$5,012,747    $3,285,774   $3,125,294     $3,649,818   $2,741,757
         Interest income.......................................    48,251        10,555       31,630        199,448       98,692
         Service fee, other income, and gain & Loss on
          sale of property..................................... 2,411,056     2,650,113      793,268        754,059      187,577
                                                               ----------    ----------    ---------      ---------    ---------
              Total revenues...................................  7,472,034    5,946,442    3,950,192      4,603,325    3,028,026
                                                               -----------   ----------    ---------     ---------     ---------
 Expenses:
         General operating, administrative, legal and
          professional.........................................  3,034,663    2,956,061    1,688,799     1,290,433       562,110
         Reimbursements and fees to related party..............          -            -            -             -        40,607
         Interest..............................................  1,063,574    1,063,574    1,339,622     1,134,919       402,707
         Depreciation and amortization.........................    809,155      464,308      453,906       494,797       417,868
         Merger related acquisition costs......................          -            -            -       262,495             -
         Bad debts.............................................          -            -            -       189,490             -
         Merger costs..........................................          -            -            -             -     2,427,658
         Potential acquisition costs...........................          -            -      153,236       743,001       464,303
                                                                ----------   ----------    ---------     ---------     ---------
               Total expenses..................................  4,907,392    4,483,943    3,635,563     4,115,135     4,315,253
                                                                ----------   ----------    ---------     ---------     ---------
 Income (loss) before federal income taxes and minority
    interest in net income of consolidated joint ventures......  2,564,641    1,462,499      314,629       488,190    (1,287,227)
 Federal income tax expense...................................    (144,420)     144,420            -             -             -
 Minority interest in net income of consolidated joint
    ventures...................................................          -     (527,571)    (527,121)     (526,052)     (518,559)
                                                                ----------   ----------    ---------     ---------  -------------
 Net income (loss)............................................. $2,420,221   $  790,508    $(212,492)    $ (37,862) $ (1,805,786)
                                                                ==========   ==========    =========     ========== =============


 Basic earnings (loss) per Series A share...................... $     0.45   $     0.34       $  (0.09)     $  (0.02) $      (0.81)
 Basic earnings (loss) equivalent pro forma share (2)           $    48.64   $    36.75       $  (9.73)     $  (2.16) $     (87.57)
 Diluted earnings (loss) per share............................. $     0.45   $     0.34       $  (0.09)     $  (0.02) $      (0.81)
 Distributions per equivalent pro forma share (2)..............        N/A   $    27.78       $  10.81      $  59.46  $      76.76
 Distributions per Class A common share........................        N/A         0.26       $   0.10      $   0.55  $       0.71
                                                                ==========   ==========       ========      ========       =======
 Weighted average number of Class A common shares
    outstanding................................................  2,658,784    2,354,572      2,372,060     2,372,744     2,226,403
 Weighted average number of common shares plus dilutive
    potential common shares....................................  5,380,105    2,354,572      2,372,060     2,372,744     2,226,403


(2) Equivalent pro forma per share data was calculated by multiplying the respective book value per share, basic earnings (loss) per share, and distributions per share by the exchange ratio so that the per share amount is equated to the respective values for one share of AmREIT class A common stock.

                                                                                      AmREIT, Inc.
                                                                     Selected Unaudited Historical Financial Data
                                                                            Combined Financial and Other Data

2001

                            2001                                                        2000
                  --------------------------------------------       -----------------------------------------

                  March 31  June 30 September 30   December 31       March 31 June 30 September 30 December 31
                  --------  ------- ------------   -----------       -------- ------- ------------ -----------

Operating Data
Revenues:
 Rental income    $ 798,184 $ 814,242 $ 816,393    $  856,955        $ 869,973 $ 749,152 $ 754,455  $ 751,714
 Interest income     2,162        889     3,384         4,120           13,223    13,483     1,989      2,935
 Service fee and    609,125 1,222,186   264,919       553,883           97,042   342,551   200,250    153,425
  other income    --------- --------- ---------    ----------        --------- --------- ---------  ---------
Total revenues    1,409,471 2,037,317 1,084,696     1,414,958          980,238 1,105,186   956,694    908,074

Expenses:
 General operating  589,355   914,539   582,566       869,601          475,093   432,683   253,434    527,589
  and administrative
 Interest           331,507   233,604   264,232       234,231          313,462   320,013   365,279    340,868
 Depreciation and   113,559   113,558   118,025       119,166          113,282   113,423   113,353    113,848
  amortization
 Merger related           -         -         -             -                -         -         -          -
  acquisition costs
 Bad debts                -         -         -             -                -         -         -          -
 Merger costs             -         -    93,511       (93,511)               -         -         -          -
 Potential                -         -         -             -                -         -    30,736    122,500
  acquisition costs
                  --------- --------- ---------    ----------        --------- --------- ---------  ---------
 Total expenses   1,034,421 1,261,701 1,058,334     1,129,487          901,837   866,119   762,802  1,104,805

Income (loss)
 before minority
 interest in net
 income of consolidated
 joint ventures     375,050   775,616    26,362       285,471           78,401   239,067   193,892   (196,731)

Federal income
 taxes from non-
 qualified REIT
 subsidiaries             -         -         -             -                -         -         -          -


Minority interest in
 net income of
 consolidated
 joint ventures    (131,643) (131,893) (131,922)     (132,113)        (131,732) (131,764) (131,798)  (131,827)
                  --------- --------- ---------    -----------       --------- --------- ---------  ---------

Net income(loss)  $ 243,407 $ 643,723 $(105,560)   $ 153,358         $ (53,331)$ 107,303  $ 62,094  $(328,558)
                  ========= ========= =========    =========         ========= =========  ========  =========

Basic earnings(loss)
 per Series A share  $ 0.10    $ 0.27   $ (0.04)   $     0.7           $ (0.02)   $ 0.05    $ 0.03    $ (0.14)
Diluted earnings(loss)
 per share           $ 0.10    $ 0.27   $ (0.04)   $     0.7           $ (0.02)   $ 0.05    $ 0.03    $ (0.14)
Distributions per
 Series A common
 share               $ 0.04    $ 0.05    $ 0.06    $     0.6            $ 0.02    $ 0.02    $ 0.03     $ 0.03
Weighted average
 number of Series A
 common shares
 outstanding      2,363,382 2,355,423 2,354,349    2,354,572         2,372,744 2,372,744 2,372,744  2,372,060
Weighted average
 number of common
 shares plus
 potential dilutive
 common shares    2,363,382 2,355,423 2,354,349    2,354,572         2,372,744 2,372,744 2,372,744  2,372,060



                                  AmREIT, Inc.
                  Selected Unaudited Historical Financial Data
                        Combined Financial and Other Data



                                               1999
                           ----------------------------------------

                           March 31   June 30   September 30   December 31
                           --------   -------   ------------   -----------

Operating Data
Revenues:
 Rental income            $ 863,135   $ 885,632  $ 903,889     $ 997,163
 Interest income             24,975     124,260      8,945        21,268
 Service fee and            202,012     106,914    381,004        64,129
  other income            ---------   ---------  ---------     ---------
Total revenues            1,090,122   1,116,806  1,313,838     1,082,560

Expenses:
 General operating          183,019     318,063    341,659       447,692
  and administrative
 Interest                   247,974     267,383    314,480       305,082
 Depreciation and           133,358     129,874    115,260       116,305
  amortization
 Merger related                   -           -          -       262,495
  acquisition costs
 Bad debts                        -           -          -       189,490
 Merger costs                     -           -          -             -
 Potential                   20,523     377,776    225,019       119,683
  acquisition costs
                          ---------   ---------  ---------     ---------
 Total expenses             584,874   1,093,096    996,418     1,440,747

Income (loss)
 before minority
 interest in net
 income of consolidated
 joint ventures             505,248      23,710    317,420      (358,187)

Federal income
 taxes from non-
 qualified REIT
 subsidiaries               (51,940)    (11,656)         -        63,596


Minority interest in
 net income of
 consolidated
 joint ventures            (131,620)   (131,651)  (131,675)     (131,106)
                          ---------   ---------  ---------     ---------

Net income(loss)          $ 321,688   $(119,597) $ 185,745    $ (425,697)
                          =========   =========  =========    ==========

Basic earnings(loss)
 per Series A share          $ 0.14     $ (0.05)    $ 0.08       $ (0.18)
Diluted earnings(loss)
 per share                   $ 0.14     $ (0.05)    $ 0.08       $ (0.18)
Distributions per
 Series A common
 share                       $ 0.18      $ 0.18     $ 0.18             -
Weighted average
 number of Series A
 common shares
 outstanding              2,372,744   2,372,744  2,372,744     2,372,744
Weighted average
 number of common
 shares plus
 potential dilutive
 common shares            2,372,744   2,372,744  2,372,744     2,372,744


                                   Partnership

                               Selected Historical

                      For the year ended December 31, 2001


                                                            Fund IX              Fund X                Fund XI
Balance sheet data (at end of period)
         Real estate assets                                    $4,437,908            $7,937,233            $1,990,263
         Accumulated depreciation                                (920,708)           (1,122,750)             (174,375))
         Cash and cash equivalents                                427,246               497,666               364,385
         Total assets                                           4,023,399             9,543,717             6,006,615
         Accounts payable                                          37,009                36,021                17,449
         Total liabilities                                         37,009                48,021                17,449
         General partners capital                                 (12,687)               (5,600)                 (600)
         Limited partners capital                               3,999,077             9,501,296             5,989,766
         Limited partnership units outstanding


Operating Data
Revenues:
         Rental income                                        $   362,062            $  946,419            $  218,492
         Interest income                                           12,522                13,954                11,200
         Equity income from investments in joint ventures               -               142,707               384,864
         Service fee and other income                                   -                     -                     -
                                                              -----------           -----------           -----------
                           Total revenues                         574,584             1,103,080               614,556
                                                              -----------           -----------           -----------


Expenses:
         General operating and administrative                      53,904               114,540                70,613
         Depreciation and amortization                             93,536               147,459                35,644
         Property Expense                                               -                     -                     -
         Other expense                                             25,722                33,342                19,538
                                                              -----------           -----------           -----------
                           Total expenses                         173,162               295,341               125,795
                                                              -----------           -----------           -----------

Net income                                                    $   401,422               807,739               488,761
                                                             ============           ===========           ===========


Other
         Basic earnings per unit                              $     74.61                 70.59                  69.31
         Distributions per limited partner unit               $     72.27           $     70.73             $    69.48
         Net increase in cash and cash equivalents            $    71,477           $    38,915             $   38,461
         Net cash provided by operating activities            $   494,296           $   888,204             $  512,184
         Weighted average number of
                  limited partner units outstanding                 5,380                11,443                  7,052
         Book value per unit                                  $       744           $       828             $      850
         Ratio of earnings to fixed charges                        3.74:1                3.97:1                 5.46:1
         Transaction Value                                    $ 5,648,585           $11,709,934             $7,294,028
         Transaction Value per unit                           $  1,047.87           $  1,022.65             $ 1,034.73

                                                         Partnership
                                           Selected Unaudited Historical Financial Data
                                                  For the quarter ended,


                              Quarter ended March 31, 2001       Quarter ended June 30, 2001       Quarter ended September 30, 2001
                             ------------------------------     -----------------------------      --------------------------------
                              Fund IX    Fund X     Fund XI     Fund IX    Fund X     Fund XI      Fund IX     Fund X    Fund XI
                             --------    ------     -------     -------    ------     -------      -------     ------    -------

Operating Data
Revenues:
  Rental income              $144,676   $237,199   $ 54,625     $139,129   $235,608   $ 54,413    $139,128   $235,491   $ 54,835
  Interest income               4,648      5,106      4,099        4,245      4,627      3,754       2,129      2,332      1,858
  Joint venture income              -     35,663     95,980            -     35,676     96,426           -     35,689     96,026
                             --------   --------   --------     --------   --------   --------    --------   --------   --------
         Total revenues       149,324    277,968    154,704      143,374    275,911    154,593     141,257    273,512    152,719
                             --------   --------   --------     --------   --------   --------    --------   --------   --------

Expenses:
  General operating and
   administrative              13,476     28,635     17,651       13,476     28,635     17,650      13,476     28,635     17,654
  Depreciation and
   amortization                23,384     36,900      8,912       23,384     36,902      8,913      23,384     36,900      8,911
  Other expense                 7,523     11,587      7,059       10,041      8,194      5,275       2,867      5,988      3,974
                             --------   --------   --------     --------   --------   --------    --------   --------   --------
         Total expenses        44,383     77,122     33,622       46,901     73,731     31,838      39,727     71,523     30,539
                             --------   --------   --------     --------   --------   --------    --------   --------   --------
Net income                   $104,941   $200,846   $121,082     $ 96,473   $202,180   $122,755    $101,530   $201,989   $122,180
                             ========   ========   ========     ========   ========   ========    ========   ========   ========


Other
  Basic earnings per unit     $ 19.47    $ 17.54    $ 17.15      $ 17.91    $ 17.66    $ 17.41     $ 18.89    $ 17.66    $ 17.33
  Distributions per limited
   partner unit               $ 17.39    $ 16.71    $ 16.67      $ 21.91    $ 21.55    $ 19.21     $ 17.91    $ 17.95    $ 17.85
  Net change in cash and
   cash equivalents            21,494     13,650     33,607       (7,105)       116      2,824      31,921     20,519     21,139
  Net cash provided by
   operating activities       116,283    202,095    141,534      123,132    243,975    137,321     128,192    238,087    137,207
  Weighted average number of
   limited partner units
   outstanding                  5,391     11,452      7,061        5,388     11,451      7,050       5,376     11,436      7,049
  Book value per unit           $ 745      $ 835      $ 852        $ 740      $ 832      $ 851       $ 742      $ 830      $ 850


                                   Partnership
                   Selected Unaudited Historical Financial Data
                             For the quarter ended,


                              Quarter ended December 31, 2001
                             --------------------------------
                              Fund IX    Fund X     Fund XI
                             --------    ------     -------

Operating Data
Revenues:
  Rental income              $139,129   $238,121   $ 54,619
  Interest income               1,500      1,889      1,489
  Joint venture income              -     35,679     96,432
                             --------   --------   --------
         Total revenues       140,629    275,689    152,540
                             --------   --------   --------

Expenses:
  General operating and
   administrative              13,476     28,635     17,658
  Depreciation and
   amortization                23,384     36,757      8,908
  Other expense                 5,291      7,573      3,230
                             --------   --------   --------
         Total expenses        42,151     72,965     29,796
                             --------   --------   --------
Net income                   $ 98,478   $202,724   $122,744
                             ========   ========   ========


Other
  Basic earnings per unit     $ 18.30    $ 17.72    $ 17.41
  Distributions per limited
   partner unit               $ 17.66    $ 17.65    $ 17.58
  Net change in cash and
   cash equivalents            25,167      4,630    (19,109)
  Net cash provided by
   operating activities       126,689    204,047     96,122
  Weighted average number of
   limited partner units
   outstanding                  5,380     11,443      7,052
  Book value per unit           $ 741      $ 830      $ 849


                                   Partnership

                       Selected Historical Financial Data

                      For the Year Ended December 31, 2000


                                                            Fund IX                 Fund X                Fund XI
Balance sheet data (at end of period)
         Real estate assets                                   $4,436,869            $ 7,937,234            $1,990,265
         Accumulated depreciation                               (827,172)              (978,284)             (138,732)
         Cash and cash equivalents                                355,769               458,751               325,924
         Total assets                                           4,030,438             9,608,613             6,019,138
         Accounts payable                                          23,690                46,067                 3,305
         Total liabilities                                         23,690                58,067                 3,305
         General partners capital                                   (678)                24,326                 8,715
         Limited partners capital                               4,007,426             9,526,220             6,007,118
         Limited partnership units outstanding                      5,391                11,451                 7,061


Operating Data
Revenues:
         Rental income                                        $   553,918           $   943,531           $   218,497
         Interest income                                           14,013                15,175                10,193
         Joint venture                                                  -               142,537               384,584
                                                              -----------           -----------           -----------
                           Total revenues                         567,931             1,101,243               613,274
                                                              -----------           -----------           -----------




Expenses:
         General operating and administrative                      53,904               114,540                70,608
         Depreciation and amortization                             93,536               147,603                35,644
         Other expense                                             17,080                36,036                29,957
                                                              -----------           -----------           -----------
                           Total expenses                         164,520               298,179               136,209
                                                              -----------           -----------           -----------


Net income                                                    $   403,411           $   803,064           $   477,065
                                                             ============           ===========           ===========


Other
         Basic earnings per unit                              $     74.84           $     70.13            $    67.56
         Distributions per limited partner unit               $     67.91           $     64.29            $    58.84
         Net increase in cash and cash equivalents                121,592               226,883               153,856
         Net cash provided by operating activities                490,668               956,574               533,703
         Weighted average number of
                  limited partner units outstanding                 5,391                11,451                 7,061
         Book value per unit                                    $     743             $     834             $     852
Ratio of earnings to fixed charges                                 3.64:1                3.94:1                5.41:1
Transaction value                                             $ 5,648,585           $11,704,934            $7,294,028
Transaction value per unit                                    $  1,047.87           $  1,028.65            $ 1,084.73



                                                        Partnership
                                           Selected Unaudited Historical Financial Data
                                                  For the quarter ended,


                           Quarter ended              Quarter ended              Quarter ended              Quarter Ended
                           March 31, 2000             June 30, 2000              September 30, 2000         December 31, 2000
                      -------------------------  -------------------------  -------------------------  -------------------------
                      Fund IX  Fund X   Fund XI  Fund IX  Fund X   Fund XI  Fund IX  Fund X   Fund XI  Fund IX  Fund X   Fund XI
                      -------  ------   -------  -------  ------   -------  -------  ------   -------  -------  ------   -------

Operating Data
Revenues:
  Rental income       $137,963 $237,470 $ 54,697 $137,848 $235,213 $ 54,557 $138,979 $235,330 $ 54,620 $139,128 $235,518 $ 54,623
  Interest income        2,426    2,357    1,481    3,331    3,329    2,237    3,841    4,225    2,760    4,415    5,264 $  3,715
  Joint venture income       -   35,614   96,047        -   35,630   96,203        -   35,640   96,160        -   35,653 $ 96,174
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
    Total revenues     140,389  275,441  152,225  141,179  274,172  152,997  142,820  275,195  153,540  143,543  276,435  154,512
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Expenses:
  General operating
   and administrative   13,476   28,635   17,651   13,476   28,635   17,652   13,476   28,635   17,652   13,476   28,635 $ 17,653
  Depreciation and
   amortization         23,384   36,900    8,912   23,384   36,902    8,911   23,384   36,900    8,911   23,384   36,901 $  8,910
  Other expense          6,665   10,569    7,036    3,811    6,815    4,776    2,307    4,465    2,696    4,297   14,187 $ 15,449
                      -------- -------- -------- -------- --------  ------- -------- -------- -------- -------- -------- --------

    Total expenses      43,525   76,104   33,599   40,671   72,352   31,339   39,167   70,000   29,259   41,157   79,723   42,012
                      -------- -------- -------- -------- --------  ------- -------- -------- -------- -------- -------- --------

Net income            $ 96,864 $199,337 $118,626 $100,508 $201,820 $121,658 $103,653 $205,195 $124,281 $102,386 $196,712 $112,500
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ========


Other
  Basic earnings
   per unit            $ 17.97  $ 17.41  $ 16.80  $ 18.65  $ 17.62  $ 17.23  $ 19.23  $ 17.92  $ 17.60  $ 18.99  $ 17.18  $ 15.93
  Distributions per
   limited partner
   unit                $ 16.84  $ 15.83  $ 13.91  $ 17.21  $ 16.24  $ 15.11  $ 17.21  $ 16.28  $ 15.20  $ 17.21  $ 16.31  $ 15.03
  Net increase in cash
   and cash
   equivalents          14,524   39,301   24,725   35,149   62,336   27,811   38,187   75,812   66,370   33,732   49,434   34,950
  Net cash provided
   by operating
   activities          105,295  217,661  125,807  127,923  245,377  115,034  130,952  259,337  168,092  126,498  234,199  124,770
  Weighted average
   number of limited
   partner units
   outstanding           5,391   11,452    7,061    5,391   11,452    7,061    5,391   11,452    7,061    5,391   11,451    7,061
  Book value per unit    $ 738    $ 830    $ 847    $ 739    $ 832    $ 849    $ 742    $ 833    $ 851    $ 743    $ 834    $ 852




                                   Partnership

                       Selected Historical Financial Data

                      For the Year Ended December 31, 1999



                                                            Fund IX              Fund X                Fund XI
Balance sheet data (at end of period)
         Real estate assets                                  $  4,436,869          $  7,937,234          $  1,983,570
         Accumulated depreciation                                (733,636)             (833,817)             (103,088)
         Cash and cash equivalents                                234,177               231,868               172,068
         Total assets                                           3,986,830             9,563,367             5,979,362
         Accounts payable                                          14,417                62,457                22,272
         Total liabilities                                         14,417                74,457                22,272
         General partners capital                                 (1,712)                20,495                 6,764
         Limited partners capital                               3,974,125             9,468,415             5,950,326
         Limited partnership units outstanding                      5,391                11,453                 7,061


Operating Data
Revenues:
         Rental income                                        $   554,192           $   941,524           $   218,469
         Interest income                                            6,922                 2,321                 3,202
         Joint venture income                                           -               142,355               383,697
                                                              -----------           -----------           -----------
                           Total revenues                         561,114             1,086,200               605,368
                                                              -----------           -----------           -----------

Expenses:
         General operating and administrative                      39,840                78,864                46,632
         Depreciation and amortization                             93,535               147,603                83,762
         Other expense                                             15,548                17,363                14,278
                           Total expenses                         148,923               243,830               144,672
                                                              -----------           -----------           -----------

Net income                                                    $   412,191           $   842,370           $   460,696
                                                              ===========           ===========           ===========


Other
Basic Earnings per unit                                       $     76.47           $     73.55            $    65.25
         Distributions per limited partner unit               $     86.19           $     81.40            $    78.20
         Net increase in cash and cash equivalents                 17,875                (9,768)              (29,923)
         Net cash provided by operating activities                485,536               920,222               494,934
         Weighted average number of
                  limited partner units outstanding                 5,391                11,453                 7,061
         Book value per unit                                   $      737            $      829             $     844
Ratio of earnings to fixed charges                                 4.03:1                4.61:1                4.47:1
Transaction value                                             $ 5,648,585           $11,709,934            $7,294,028
Transaction value per unit                                    $  1,047.87           $  1,027.65            $ 1,038.73


                                            Partnership
                               Selected Unaudited Historical Financial Data
                                       For the quarter ended,



                           Quarter ended              Quarter ended              Quarter ended              Quarter Ended
                           March 31, 1999             June 30, 1999              September 30, 1999         December 31, 1999
                      -------------------------  -------------------------  -------------------------  -------------------------
                      Fund IX  Fund X   Fund XI  Fund IX  Fund X   Fund XI  Fund IX  Fund X   Fund XI  Fund IX  Fund X   Fund XI
                      -------  ------   -------  -------  ------   -------  -------  ------   -------  -------  ------   -------

Operating Data
Revenues:
  Rental income       $140,646 $234,951 $ 54,615 $137,848 $234,949 $ 54,607 $137,849 $235,030 $ 54,624 $137,849 $236,594 $ 54,623
  Interest income        1,852      912      997    1,747      638      844    1,678      436      738    1,645      335      623
  Joint venture income       -   35,574   96,047        -   35,582   96,068        -   35,594   96,081        -   35,605   95,501
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
      Total revenues   142,498  271,437  151,659  139,595  271,169  151,519  139,527  271,060  151,443  139,494  272,534  150,747
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Expenses:
  General operating
   and administrative    9,960   19,716   11,658    9,960   19,716   11,658    9,960   19,716   11,658    9,960   19,716   11,658
  Depreciation and
   amortization         23,384   36,901   17,538   23,384   36,900   17,538   23,384   36,901   17,537   23,383   36,901   31,149
  Other expense          5,392    6,212    5,958    5,378    4,708    4,467      274      857      639    4,504    5,586    3,214
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
     Total expenses     38,736   62,829   35,154   38,722   61,324   33,663   33,618   57,474   29,834   37,847   62,203   46,021
                      -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Net income (loss)     $103,762 $208,608 $116,505 $100,873 $209,845 $117,856 $105,909 $213,586 $121,609 $101,647 $210,331 $104,726
                      ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

Other
   Basic earnings
    per unit           $ 19.25  $ 18.21  $ 16.50  $ 18.71  $ 18.32  $ 16.69  $ 19.65  $ 18.65 $ 17.22   $ 18.86  $ 18.37  $ 14.83
   Distributions per
    limited partner
    unit               $ 21.66  $ 20.48  $ 19.62  $ 21.68  $ 20.43  $ 19.64  $ 21.71  $ 20.46 $ 19.64   $ 21.71  $ 20.48  $ 19.70
   Net increase(decrease)
    in cash and cash
    equivalents         (1,785) (23,390)  (4,159)   5,221   33,023    8,843   10,851   33,160   5,021     3,588  (52,561) (39,628)
   Net cash provided
    by operating
    activities         114,969  210,137  126,978  122,082  264,701  140,130  127,874  264,546 136,545   120,611  180,838   91,281
   Weighted average
    number of limited
    partner units
    outstanding          5,391   11,454    7,061    5,391   11,454    7,061    5,391   11,454   7,061     5,391   11,453    7,061
   Book value per unit   $ 745    $ 835    $ 854    $ 742    $ 833    $ 851    $ 740    $ 831   $ 848     $ 737    $ 829    $ 844


                                   Partnership

                       Selected Historical Financial Data

                      For the Year Ended December 31, 1998


                                                                          Fund IX         Fund X         Fund XI
             Balance sheet data
               (at end of period)
                 Total Property, net................................      $ 4,436,869     $ 7,937,234   $ 1,983,570
                 Accumulated depreciation...........................         (640,101)       (689,350)      (67,447)
                 Cash and cash equivalents..........................          216,302         241,636       201,991
                 Total assets.......................................        4,041,310       9,599,477     6,052,592
                 Accounts payable...................................           13,427           1,614         1,222
                 Total liabilities..................................           13,427          13,614         1,222
                 General partners capital deficit...................           (2,835)         17,071         4,977
                 Limited partners capital...........................        4,030,718       9,568,792     6,046,393
                 Limited partnership units outstanding.............             5,391          11,454         7,061

             Operating Data
             Revenues:
                 Rental income......................................        $ 551,395       $ 927,857     $ 214,279
                 Interest income and other income...................            6,075           6,524         5,490
                 Equity income from investments in joint ventures...               --         142,195       376,364
                                                                            ---------       ---------     ---------
                                Total revenues......................          557,470       1,076,576       596,133
                                                                            ---------       ---------     ---------

             Expenses:
                 General operating and administrative...............           30,378          74,734        43,442
                 Depreciation and amortization......................           93,536         172,221        70,149
                 Other expense......................................           18,636          26,651        20,966

                     Total expenses.................................          142,550         273,606       134,557
                                                                            ----------      ---------     ---------
             Net income.............................................        $ 414,920       $ 802,970     $ 461,576
                                                                            =========       =========     =========

             Other
             Net income per unit....................................           $76.97          $70.10       $ 65.37
             Distributions per limited partner unit.................           $85.84          $81.02       $ 74.12
             Net increase/(decrease) in cash and cash
               equivalents..........................................           66,383          19,217         4,531
             Net cash provided by operating activities..............          532,104         948,245       493,576
             Weighted average number of limited partner units
               outstanding..........................................            5,391          11,454         7,061
             Book value per unit....................................            $ 747           $ 837         $ 857
             Ratio of earnings to fixed charges                                4.30:1          4.18:1        4.99:1
             Transaction value                                             $5,648,585     $11,709,934    $7,294,028
             Transaction value per unit                                    $ 1,047.87     $  1,022.65    $ 1,034.73

                                  RISK FACTORS

     Before you decide how to vote on the merger, you should be aware that there are various risks involved in the merger. In addition to the other information included in this proxy statement, you should carefully consider the following risk factors in determining whether to vote in favor of the merger. The following list summarizes all material risks related to the merger.


Risks Associated With the Merger

The value of the AmREIT class A common stock upon conversion from the class B common stock may be less than the exchange price.

     The value of the AmREIT class A common stock upon conversion from the class B common stock may be less than the exchange price after the merger for the following reasons, which are, in part, based on the future value of the AmREIT class A common stock into which the class B common stock is convertible:


o The exchange price was fixed at $9.25 per share on September 10, 2001,several months before the anticipated effective time of the merger, and is based, in part, because the class B common stock is convertible into class A common stock, on the last public offering price of AmREIT common stock of $10.25 which closed on May 22, 1998. Therefore, the exchange price may not reflect the actual value of the AmREIT class A common stock upon conversion from the class B common stock on the effective date of the merger because of possible changes in AmREIT's business, operations and prospects, market assessments of the merger, general market and economic conditions and other factors. Because the exchange price is fixed, AmREIT will not (i) pay additional shares to participating limited partners if the value of the shares on the merger effective date is lower than the exchange price or (ii) decrease the number of shares to be received by participating limited partners if the value of the shares is greater than the exchange price on the effective date.

o The AmREIT class A common stock currently is not traded on an established market, and therefore the exchange price is not based on a known market value for the shares. Neither the independent directors nor the general partners can predict whether the shares will trade at a price lower than the exchange price after the merger; however, it is likely that the shares of AmREIT class A common stock will trade at prices substantially below the exchange price.


o When an established secondary market for the AmREIT class A common stock is established, there can be no assurance as to the trading volume or price of the shares after the merger. Events outside the control of AmREIT may adversely affect the market value of AmREIT's assets and the market value of the shares. Sales of a substantial number of the shares by AmREIT stockholders upon listing or by limited partners following the merger, or the perception that those sales could occur, could adversely affect the market price for the shares. AmREIT had 2,344,794 shares of class A common stock outstanding at December 31, 2001; no shares of preferred stock are currently outstanding. Following completion of the merger, assuming all partnership participate, there will be 5,380,105 shares of AmREIT class A common stock outstanding on a fully-diluted basis assuming all shares of class B common stock being created for issuance in the merger are converted into shares of class A common stock.



 The price paid for the partnership interests may not accurately reflect the values of the underlying assets.


     There can be no assurance that the amounts evaluated by the Houlihan Lokey and Wunderlich Securities fairness opinions actually reflect the value of the partnerships or the partnership properties. In addition, there can be no assurance that the independent appraisals prepared by Valuation Associates properly establish the value of each partnership's assets. Therefore, the values that the general partners agreed to accept for the partnerships' assets may not accurately reflect the actual value of the partnerships' assets. Consequently, the partnerships may not have received sufficient consideration for the actual value of their assets. Alternatively, the negotiated property prices may exceed the actual price at which AmREIT could purchase each property in a market transaction.


The fairness opinions of Wunderlich Securities and Houlihan Lokey did not address the possibility of different numbers of partnerships merging with AmREIT.

     The fairness opinion of Wunderlich evaluated the merger assuming all three partnerships merged with AmREIT, and did not evaluate the fairness of less than all of the partnerships or different combinations of partnerships merging with AmREIT. The fairness opinion of Houlihan Lokey evaluated the fairness of the consideration that each partnership will receive in the merger on a partnership by partnership basis, not on the basis of all of the partnerships or different combinations of partnerships merging with AmREIT. No assurance can be given that the merger is fair from a financial point of view to the AmREIT stockholders or the limited partners if less than all of the partnerships participate in the merger.

The range of the various Houlihan Lokey valuations of the aggregate limited partnerships interests in the partnerships is large in many cases.

     In preparing its fairness opinions, Houlihan Lokey used several valuation methodologies which resulted in a wide range of values for each of the partnerships. These ranges are set forth on page 71 of this proxy statement under the caption "FAIRNESS OPINIONS--The Houlihan Fairness Opinions". The average difference between the high and the low values is 22%, the largest difference between these values is 22% in the case of Fund X
($12,011,256 vs $9,827,392) and the smallest difference between these values is 22% in the case of Fund IX ($6,124,894 vs
$5,011,277). In the aggregate for all three partnerships, Houlihan Lokey assigned an upper range valuation of $22,362,844 and a lower range valuation of $18,296,872.

     Mr. Taylor will receive benefits from the merger and will have conflicts of interest in the merger.


     Mr. Taylor has several material conflicts of interest in the merger and in determining the merger terms as general partner on behalf of the partnerships because his interests conflict with the interests of the limited partners.


     (1) Mr. Taylor is the chief executive officer and director of AmREIT, is an individual general partner of Funds IX, X and XI and is the sole director, chief executive officer and significant stockholder of each of the corporate general partners of all of the partnerships. Although Mr. Taylor is a board member and stockholder of AmREIT, Mr. Taylor has a different interest in the completion of the merger, which may conflict with the interests of the AmREIT stockholders and with his own position as a stockholder in AmREIT.


     (2) Mr. Taylor will receive up to an additional 313,990 shares of AmREIT class A common stock upon completion of the merger, the total value of which is $2,904,400 based upon the exchange price of $9.25, assuming all partnerships participate. These shares are payable pursuant to the terms of the acquisition agreement between AmREIT and American Asset Advisers Realty Corporation (AAA), AmREIT's former external advisor, entered into on June 5, 1998 under which AmREIT acquired AAA, and which will expire in July 2003. These additional shares issuable to Mr. Taylor represent a portion of the deferred consideration payable under the terms of the AAA acquisition agreement, the ultimate issuance of which was contingent upon AmREIT increasing its outstanding equity.

     (3) Following the merger, Mr. Taylor will hold 527,250 shares of AmREIT common stock assuming all three partnerships merge into AmREIT, representing approximately 10.7% of the outstanding AmREIT common stock on a fully-diluted basis.


     (4) In the event that one or more partnerships are not acquired, Mr. Taylor, as an individual general partner and sole stockholder of the corporate general partner of all of the partnerships, may be required to pay a substantial portion of the merger costs allocated to those partnerships to the extent that you or other limited partners of your partnerships vote against the merger. When you consider the recommendation of Mr. Taylor, as a general partner of your partnership, keep in mind that his interests may differ from your interests with respect to the merger.

Interests of limited partners and stockholders will be diluted.


     Upon completion of the merger, the ownership interest of each limited partner in a partnership and each stockholder in AmREIT will be diluted significantly from the interest that each limited partner and stockholder held previously due to the increase in the number of outstanding shares of AmREIT after the merger. Any future sale of shares of AmREIT class A common stock could adversely affect the market price of the AmREIT class A common stock and further dilute the ownership interest of each limited partner and AmREIT stockholder.


Neither the partnerships nor the limited partners had independent representation.

     The general partners and the independent directors negotiated and agreed to the terms of the merger on behalf of the partnerships and AmREIT, respectively. The general partners are Mr. Taylor and entities controlled by Mr. Taylor. Mr. Taylor is a director, the chief executive officer and approximately 11% stockholder of AmREIT. Neither the partnerships nor the limited partners were individually or as a group represented by independent parties during the merger negotiations.

Independent representation and/or minimizing the conflicts of interest may have resulted in more favorable merger terms to the limited partners and greater attention to unique partnership valuation issues during the structuring of the merger, thereby affecting allocations. Additionally, other than the retention of Houlihan Lokey to provide a fairness opinion to the partnerships, no other procedures were implemented by the general partners to reduce the conflicts of interest between Mr. Taylor and the limited partners or to minimize the conflicts of interest between Mr. Taylor and the limited partners or as between the three partnerships.

The acquisition of the class B common stock is a speculative investment.

     The shares of AmREIT class B common stock are speculative investments because AmREIT's ability to make distributions on its shares of class B common stock depends on AmREIT's future business operations. While management believes AmREIT's ability to achieve future operating results sufficient to be able to make these distributions and payments is good, AmREIT may not be able to do so. AmREIT's future operating budgets are based on assumptions about the general economy and AmREIT's business operations. In general, budgets project inflation, interest rates and revenues, all of which depend substantially on factors beyond AmREIT's control. Interest rates and levels of economic activity have been particularly volatile in recent years, and any significant increase in interest rates or downturn in the level of economic activity, particularly in the real estate industry, would materially impair AmREIT's ability to achieve budgeted levels of operating income.


The size of AmREIT after the merger is uncertain.

     At the time that you and the other limited partners are asked to vote on the merger, you will not know which partnerships, if any, will participate. It is possible that less than all partnerships will participate, thereby reducing the overall size of AmREIT and the anticipated benefits of the merger. The consequences of less than all of the partnerships approving the merger include:

     o a smaller combined entity will have less capitalization than a larger combined entity, which may adversely affect AmREIT's access to capital markets and the liquidity of AmREIT shares to its stockholders;

     o the economies of scale that a smaller combined entity can achieve in operating, administering and allocating its resources to its various properties may be less than those that a larger combined entity can achieve; and

     o The table below sets forth the capitalization of AmREIT if (1) only Fund IX, the smallest fund, participates in the merger, (2) if two of the partnerships participate in the merger and (3) 100% of the partnerships participate.

                                                             Total
                                                            Shares
                                                           Allocated

   Fund IX Only.
    class B Common Shares Issued.......................         625,992
    Common Outstanding at 12/31/01.....................       2,344,794
    Common Issued as Deferred Compensation.............          86,338
                                                              ---------
    Total Capitalization...............................       3,057,123
                                                              =========

   Funds IX and XI Only:
    class B Common Shares Issued.......................       2,095,330
    Common Outstanding at 12/31/01.....................       2,344,794
    Common Issued as Deferred Compensation.............         173,417
                                                              ---------
    Total Capitalization...............................       4,613,540
                                                              =========

   Funds IX, X and XI:
    class B Common Shares Issued.......................       2,721,321
    Common Outstanding at 12/31/01.....................       2,344,794
    Common Issued as Deferred Compensation.............         313,990
                                                              ---------
    Total Capitalization...............................       5,380,105
                                                              =========


The merger is a taxable event to limited partners.

     The merger is a taxable transaction resulting in either taxable income or loss for each limited partner. However, tax exempt partners should not recognize gain or loss. The merger will be treated as a deemed sale of the partnership assets and will result in realization of gain or loss to the partnership based on the difference between (1) the sum of the fair market value of the consideration received by the partnership and the partnership liabilities assumed by AmREIT, and (2) the partnership's adjusted asset tax basis in its assets, which takes into consideration the depreciation benefits received by the limited partners. Each taxable limited partner generally will recognize his/her allocable share of any gain or loss based upon his/her respective partnership interest. Additionally, each taxable limited partner will recognize taxable gain (or taxable loss) to the extent that the fair market value of the consideration received by that limited partner exceeds (or is less than) that limited partner's adjusted tax basis in his/her partnership units. Gain or loss recognized by the limited partners will be treated as passive income or loss.

Although limited partners should be treated as having disposed of their entire interest in the partnership's activity for purposes of "freeing up" suspended passive losses from such activity, such results are uncertain.

     Page S-4 of the supplement for your partnership sets forth the estimated taxable gain per average original $1,000 investment in your partnership.

     Based on the general partners' representation that the partnerships do not hold their properties for resale in the ordinary course of business, the merger should not result in recognition of unrelated business taxable income by tax-exempt limited partners that do not hold their partnership units as a "dealer" or acquired such units with debt-financed proceeds. Not all tax-exempt organizations qualify for this treatment.


The limited partners will receive no cash to pay taxes.

     The merger will result in taxable income or loss to each limited partner which is not a tax-exempt entity. Because the merger will result in an exchange of partnership units for shares of class B common stock and limited partners have no cash appraisal rights, limited partners generally will receive no cash, other than cash received in lieu of fractional shares, in the merger to pay any taxes due on any taxable income arising as a result of the merger. Thus, a limited partner may be required to sell shares or liquidate other investments in order to pay the taxes arising from the taxable income.


AmREIT may assume undisclosed partnership liabilities which may result in material adverse consequences to its financial position.

     At closing, AmREIT will assume each participating partnerships' liabilities that are (1) undisclosed and (2) disclosed but contingent liabilities for which the partnership failed to provide adequate reserves. Undisclosed and/or contingent liabilities might include, among others, claims for cleanup or remediation of unknown environmental conditions, tenant or vendor claims for pre-merger activities, unpaid liabilities unintentionally omitted from the closing balance sheets, claims for indemnification by the general partners and other indemnified parties for pre- merger events, and claims for undisclosed title defects. The existence of any of these liabilities could exceed the value of AmREIT's properties or result in other material adverse consequences to AmREIT's financial position. Any such event could decrease AmREIT's profits or decrease the value of the properties and therefore, decrease the value of AmREIT's assets after the merger.


The partnerships that reject the merger will bear a portion of the merger expenses.

     AmREIT will pay all transaction costs and expenses, including all solicitation expenses (including all prepatory work related thereto), of any partnership incurred in connection with the merger if that partnership approves the merger. If a partnership does not approve the merger, other than prepatory and solicitation expenses, that partnership must pay its allocated share of the merger expenses, including the cost of the fairness opinion provided by Houlihan Lokey, the accounting costs for the partnerships, 50% of the costs of the appraisals of the partnership properties and the costs of partner communications allocable to that partnership. The merger expenses are allocated among the partnerships based on the transaction values established for each partnership. Each partnership that rejects the merger will pay a percentage of the allocated expenses equal to the number of votes cast "For" the merger divided by the total number of votes cast on the merger. The general partners of any rejecting partnership will pay the percentage of these expenses equal to the number of votes cast "Against" the merger and abstentions divided by the total number of votes cast on the merger. An aggregate estimated cost of the merger is $700,000. The aggregate estimated amount of expenses that the partnerships can expect to incur in connection with the merger is $81,000. The estimated average per partnership cost of the merger range from $19,000 to $38,000. For a breakdown of the expenses that we estimate each partnership will incur, please see the applicable supplement attached to this proxy statement.


A majority vote of limited partners of a partnership binds all limited partners.

     Each participating partnership must approve the merger by a vote of the holders of a majority of partnership units. If the merger is approved, limited partners who abstain from voting or vote against the merger will nonetheless be required to participate in the merger.

Participating limited partners will forego the alternatives to the merger.

     If a partnership approves the merger, its limited partners will forego alternatives to the merger, including continuing each partnership pursuant to its existing partnership agreement and retaining its finite-life feature to allow investors to liquidate and receive proceeds from the sale of the partnerships' properties. A limited partner's share of these sale proceeds could be higher than the amount realized from the consideration received in the merger.

AmREIT or a partnership may be liable for liquidated damages if it terminates the merger agreement.

     A party to the merger agreement must pay the other party liquidated damages if it terminates the merger agreement:

     o other than for good reason (for example, the merger is not consummated by September, 2002, the AmREIT stockholders or the limited partners do not approve the merger or the breach of a party's representations, warranties and covenants) or

     o in the good faith exercise of its fiduciary duties and that party is acquired by, or agrees to be acquired by, another entity within one year after such termination. The liquidated damages that (1) a partnership would owe is equal to its proportionate share of $500,000 and (2) AmREIT would owe to any partnership is equal to 120% of that partnerships' allocated share of the partnership's merger expenses. The obligation to make the termination payment may adversely affect the ability of any of the partnerships or AmREIT to engage in another transaction in the event the merger is not consummated and may have an adverse impact on the financial condition of AmREIT or the partnerships incurring that obligation.


In cases where partnerships jointly own property, if one partnership approves the merger but the other rejects the merger, the AmREIT board must approve owning that property with the rejecting partnership.

     Some of the partnerships jointly own one or more of their properties with another partnership. No assurance can be given that both of the co-owning partnerships will agree to the merger. If one co-owning partnership approves the merger but another rejects the merger, and AmREIT's resulting ownership interest in the property is less than 50%, the AmREIT board must approve amending AmREIT's bylaws to authorize this minority ownership. No assurance can be given that the AmREIT board will approve that ownership. In that event, either (1) AmREIT will reject the merger with that partnership but will consummate the merger with the remaining participating partnerships or (2) the property will be disposed of prior to the merger of the partnership with AmREIT.


Risks Associated with Fundamental Change in Nature of Investment

     Limited partners who receive shares in the merger will have fundamentally changed the nature of their investment. These changes include the following:


AmREIT has a perpetual life while each partnership has a finite life.

     Each partnership was formed as a finite-life investment, with limited partners receiving regular cash distributions from the partnership's net operating income and special distributions upon liquidation of the partnership's real estate investments. AmREIT intends to operate indefinitely and has no specific plans to sell its assets. Further, AmREIT does not intend to make any special distributions of proceeds from future asset sales, unless it is required to do so. If AmREIT sells an asset formerly owned by one of the partnerships, it may retain and reinvest the proceeds unless AmREIT is required to distribute any gain from the sale to maintain its REIT status. Additionally, amounts realized from the sale of shares of AmREIT class A common stock may not equal the amount obtainable through the public sale of AmREIT's assets. AmREIT Class A common stock will be listed on the American Stock Exchange and stockholders are, therefore, subject to public market risks, particularly where the value of their equity securities may fluctuate from time to time depending upon general market conditions and AmREIT's future performance.


AmREIT generally is not a pass-through entity.

     Limited partners who become stockholders will have changed their investment from a pass-through entity for federal income tax purposes to an investment in a REIT, which is generally not a pass-through entity, with the possible exception of certain undistributed long-term gains. Limited partners who become stockholders of AmREIT will be unable to deduct any losses realized by AmREIT on their individual federal income tax returns.

AmREIT's business objectives differ from the partnerships' business objectives.

     AmREIT is a corporation and its charter documents do not restrict the types of investments it can make. As a result, AmREIT may elect at any time to invest in properties that are different from those in which the limited partnerships invested. AmREIT intends to acquire additional properties by raising additional capital, borrowing and reinvesting sales proceeds. Raising additional capital may dilute the existing stockholders' percentage interest in AmREIT and borrowing involves risks such as the inability to repay loans and losing Secured properties by foreclosure. AmREIT plans to increase its leverage to a maximum of 55% recourse debt, based on the value of the real property acquired in the merger and to acquire new properties using those borrowed funds. Any investments that AmREIT makes are made at the discretion of management.


Operating changes may adversely affect AmREIT's financial condition.

     AmREIT's investment and financing policies and its policies with respect to all other activities, including its growth, debt, capitalization, distribution and operating policies, may be amended or revised at any time and from time to time at the discretion of AmREIT's board of directors. Any operating policy changes could adversely affect AmREIT's financial condition, results of operations or share market price.


Limited partners may lose rights after the merger.

     The rights of limited partners in Fund IX and Fund X are currently governed by Nebraska law, the rights of the limited partners in Fund XI are governed by Texas law and the rights of limited partners in each partnership also are governed by the terms of the partnership agreement of that partnership. After consummation of the merger, the rights of the holders of partnership units that are converted into shares of AmREIT class B common stock will be governed by Maryland law (or Texas law should the reorganization be approved) and AmREIT's charter and bylaws. Existing limited partner rights may be reduced by the following differences:

     o the partnerships' agreements of limited partnership require the distribution of net cash from operations, unlike the AmREIT governing documents which subject distributions to the discretion of independent directors and the distribution requirements of the Internal Revenue Code relating to maintaining REIT status;

     o unlike each partnership's agreement of limited partnership, which requires that each partnership distribute net proceeds from the sale or refinancing of properties, AmREIT's governing documents do not contain a similar requirement and AmREIT currently does not intend to distribute the net proceeds resulting from the sale or refinancing of properties, but rather intends to use those proceeds to acquire additional properties or for working capital purposes; and

     o while the partnerships are not authorized to issue equity securities other than partnership units, AmREIT has substantial flexibility to issue additional equity securities and its stockholders, unlike limited partners, face the risk of dilution by such issuance.


AmREIT is subject to fewer restrictions on management.

     Currently, each partnership agreement limits the fees and other compensation which the partnership may pay to the general partners and their affiliates. AmREIT may pay its management any amount deemed fair and reasonable and in the best interests of AmREIT by its board of directors. Any amount that AmREIT pays to its management in excess of the amounts which the partnerships pay to the general partners and their affiliates may increase AmREIT's operating expenses and reduce the distributions that can be paid to its stockholders, including the former limited partners.


AmREIT's officers and directors have more limited liability than the general partners.

     As a stockholder of AmREIT, you will have different rights and remedies against AmREIT, its officers and directors than you have against the general partners of your partnership. The articles of incorporation and bylaws of AmREIT provide that an officer's or director's liability to AmREIT, its stockholders or third parties for monetary damages may be limited as permitted under Maryland law. Under Maryland law and its articles of incorporation and bylaws, AmREIT generally is obligated to indemnify its officers and directors for reasonable expenses that may be incurred in connection with their service to AmREIT. This indemnification could limit the legal remedies available to AmREIT, to you and to other stockholders of AmREIT after the merger against any officers or directors of AmREIT. These provisions contained in AmREIT's charter and under Maryland law will be equally applicable to the Texas REIT under its charter and Texas law.

Risks Associated With an Investment in AmREIT

AmREIT's plan to grow through the acquisition and development of new properties could be adversely affected by trends in the real estate and financing businesses, may not generate income or may generate insufficient income from operations.

     AmREIT's growth strategy is substantially based on the acquisition and development of additional properties, including those in the merger. We cannot assure you that AmREIT will be able to do so successfully because AmREIT may have difficulty finding new properties, negotiating with new or existing tenants or securing acceptable financing. In addition, investing in additional properties is subject to many risks. If AmREIT does not generate enough income from future operations to pay distributions to stockholders, AmREIT may, as it has in the past, make distributions to its stockholders in amounts exceeding its net income.

If AmREIT cannot meet its REIT distribution requirements, it may have to borrow funds or liquidate assets to maintain its REIT status.

     REITs generally must distribute 90% of their taxable income annually. In the event that AmREIT does not have sufficient available cash to make these distributions, this requirement may limit AmREIT's ability to acquire additional properties. Also, for the purposes of determining taxable income, AmREIT may be required to include interest payments, rent and other items it has not yet received and exclude payments attributable to expenses that are deductible in a different taxable year. As a result, AmREIT could have taxable income in excess of cash available for distribution. If this occurred, AmREIT would have to borrow funds or liquidate some of its assets in order to make sufficient distributions and maintain its status as a REIT.

Limitations on share ownership required to maintain AmREIT's REIT status may deter attractive tender offers for AmREIT common shares.

     For the purposes of protecting its REIT status, AmREIT's articles of incorporation limit the ownership by any single stockholder of any class of AmREIT capital stock to 9.8% of the issued and outstanding equity securities, unless the AmREIT board determines otherwise. These restrictions may discourage a change in control of AmREIT, deter any attractive tender offers for AmREIT class A common stock or limit the opportunity for you or other stockholders to receive a premium for your AmREIT class A common stock.

AmREIT may increase its leverage without stockholder approval.


     None of the partnerships has any debt and each is prohibited from incurring and debt by the terms of its respective partnership agreement. AmREIT's bylaws currently only limit AmREIT's ability to incur indebtedness in excess of 300% of AmREIT's net assets on a consolidated basis and as a result, AmREIT can increase its leverage up to this level without stockholder approval. This additional debt could adversely affect AmREIT's ability to make stockholder distributions and would result in an increased risk of default on its obligations. AmREIT intends to borrow future funds through secured and/or unsecured credit facilities to finance property investments. These borrowings may require lump sum payments of principal and interest at maturity. Because of the significant cash requirements necessary to make those large payments, AmREIT's ability to make these payments may depend upon its ability to sell or refinance properties for amounts sufficient to repay such loans. In addition, increased debt service may adversely affect cash flow and share value. One of the proposals submitted to AmREIT's stockholders is to amend the AmREIT bylaws to limit the amount of recourse debt AmREIT may incur to approximately 55% of its net asset value, as determined by the board.


     At December 31, 2001, AmREIT had outstanding debt totaling $16,971,549 of which $9,230,048 was unsecured. This debt represented approximately 43.7% of AmREIT's total assets. At December 31, 2001, none of the partnerships had any outstanding debt.




Limitation on Additional Indebtedness

     AmREIT is submitting a proposal to its stockholders seeking approval to amend AmREIT's bylaws to limit the amount of recourse debt which may be incurred by AmREIT to 55% of AmREIT''s net asset value, as determined by the AmREIT board of directors. By limiting its borrowing capacity, AmREIT may, from time to time, have insufficient funds available for paying operating expenses, inclduing dividends, or for undertaking growth opportunities, such as acquiring additional properties. As a result, AmREIT's future financial results may be adversely affected by the proposed debt limitation.

AmREIT's and the Texas REIT's charter will contain anti-takeover provisions.

     AmREIT's charter contains, and the Texas REIT's charter will contain, provisions which may make it more difficult to remove current management or delay or discourage an unsolicited takeover, which could have the effect of inhibiting a non-negotiated merger or other business combination involving AmREIT. These provisions include:

o The power of the AmREIT board to issue 10,000,000 preferred shares, with rights and preferences as determined by independent board members, thus enabling the board to create a new class of preferred stock with voting or other rights senior to any existing class of stock;

o The prohibition on any person owning, directly or indirectly, more than 9.8% of the outstanding shares of capital stock; and

o The provisions authorizing the issuance of prefered shares on terms that board members determine make it more difficult for an aggressor to obtain a controlling number of shares.


     For AmREIT to continue to qualify as a REIT under the Code, not more than 50 percent of its outstanding shares may be owned by five or fewer individuals during the last half of each year and outstanding shares must generally be owned by 100 or more persons during at least 335 days of a taxable year of 12 months. AmREIT's charter restricts the accumulation or transfer of shares if any accumulation or transfer could result in any person beneficially owning in excess of 9.8% of the then outstanding shares.



Provisions of Maryland law could restrict change in control.

     Maryland law provides that "control shares" of a Maryland corporation obtained in a "control share acquisition" have no voting rights, except to the extent approved by two-thirds of the votes entitled to be cast on the matter. Any shares of stock owned by the acquirer of "control shares," or by AmREIT's officers or directors who are also its employees, may not be counted in the two-thirds required for approval.

     "Control shares" are voting shares of stock which, when added with all other shares already owned or subject to the voting control of the acquirer, would result in the acquirer having specified ranges of voting power in electing AmREIT's board of directors. A "control share acquisition" means the acquisition of control shares.

     If voting rights for the control shares are properly approved by AmREIT's stockholders, and the acquirer then controls the voting of a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights to receive the fair market value of their shares. None of the shares of AmREIT class B common stock issuable in the merger will be subject to these restrictions.

     These provisions of Maryland law could delay or prevent a change in control even if such a change were in the stockholders' best interest due to (1) the potential for the absence of voting rights for control shares, and (2) the potential cost of the exercise of appraisal rights if voting rights are approved for control shares. However, this law does not apply to shares acquired in a merger, consolidation or share exchange in which AmREIT is a party.

     The Texas Real Estate Investment Trust Act which will govern the Texas REIT does not contain provisions similar to this Maryland provision.

AmREIT's properties may lack geographical diversification after the merger.


     Below is a table which sets forth the geographic concentration of AmREIT in these thirteen states based on revenue. As of December 31, 2001, AmREIT and the partnerships owned properties located in 13 states; however, 52.7% of AmREIT's revenues are generated in Texas, 54.3% of Fund IX's revenues are generated in Texas, 52.9% of Fund X's revenues are generated in Texas, and 44.1% of Fund XI's properties are generated in Texas.



                  AmREIT Only   All Partnerships     Fund IX           Fund X        Fund XI
                  -----------   ----------------     -------     ----  --------  --- -------
                  #      %         #        %       #       %       #         %    #       %
                  -      -         -        -       -       -       --        -- - --     --

 Arizona........  1        6.6%    1         7.3%   1        5.6%   1        6.6%    1      8.6%
 Colorado.......           0.0%    1         2.4%   0        0.0%   0        0.0%    1      3.5%
 Delaware.......  1        8.9%    1         5.0%   1        7.5%   1        6.5%    1      7.3%
 Georgia........  1        2.5%    2         3.4%   2        2.1%   2        4.4%    1      2.1%
 Kansas  .......  2        8.1%    2         6.6%   1        6.9%   2        6.0%    2      9.5%
 Louisiana......  2        8.5%    2         8.3%   2        7.2%   2        6.2%    2     12.0%
 Minnesota......           0.0%    1         4.7%   0        0.0%   1        6.1%    0      0.0%
 Missouri.......  1        3.5%    1         3.6%   1        2.9%   1        4.6%    1      2.8%
 Mississippi....  1        4.6%    1         2.6%   1        3.9%   1        3.4%    1      3.8%
 Nevada.........  1        4.5%    1         2.5%   1        3.8%   1        3.3%    1      3.7%
 Oklahoma.......           0.0%    1         1.8%   0        0.0%   0        0.0%    1      2.6%
 Tennessee......           0.0%    1         3.9%   1        5.8%   0        0.0%    0      0.0%
 Texas..........  8       52.7%    15       47.9%   11      54.3%  11       52.9%    7     44.1%
                  -       -----    --       -----   --      -----  --       -----  ---     -----
    Total......   18     100.0%    30       100.0%  22     100.0%  23      100.0%   19    100.0%
                  ==     ======    ==       ======  ==     ======  ==      ======   ==    ======


     AmREIT intends to make future investments in other geographical areas but it may not be able to do so. AmREIT's concentration of investments in a limited geographical area subjects AmREIT to substantial risks of adverse changes in regional economic conditions and real estate markets.

AmREIT depends on a few major tenants.


     FootStar, Inc., OfficeMax, Inc., IHOP, Corp. and Wherehouse Entertainment accounted for 21.70%, 15.78%, 15.51% and 11.50%, respectively, of AmREIT's total revenues for the year ended December 31, 2001. The loss of any one of these tenants could have a material adverse effect on our business and operations.

Each of the partnerships depends on a few major tenants.



     Each of Fund IX's four tenants individually accounted for greater than 10% of its total revenue. Baptist Memorial Health Services, Inc. represented 37.13%, Golden Corral Corporation represented 35.10%, Payless Shoesource/Walden Books represented 14.59%, and Foodmaker represented 13.19% of total revenue. Five of Fund X's six tenants individually accounted for greater than 10% of its total revenue. Tandy Corporation represented 27.11%, TGI Friday's Inc. represented 19.34%, Ronald Pucillo, MD represented 18.57%, Golden Corral Corporation represented 18.47%, and America's Favorite Chicken Company represented 10.91% of total revenue. Four of Fund XI's six tenants individually accounted for greater than 10% of its total revenue. Footstar, Inc. represented 40.5%, Pier 1 Imports represented 21.8%, Blockbuster Video represented 14.4% and Wherehouse Entertainment represented 13.5% of total revenue. The loss of any one of these tenants could have a material adverse effect on the business and operations of the respective partnership.



Distribution payments are subordinate to payments on debt.

     AmREIT has paid regular quarterly distributions since its organization. Distributions to stockholders of AmREIT will be subordinate to the prior payment of AmREIT's current debts and obligations. If AmREIT has insufficient funds to pay its debts and obligations, future distributions to stockholders will be suspended pending the payment of such debts and obligations.

Property acquisitions may fail to perform in accordance with expectations and estimates of the costs of improvements to bring an acquired property up to standard may prove inaccurate.

     AmREIT anticipates that its new developments and acquisitions will be financed under lines of credit or other interim forms of secured or unsecured financing. Permanent financing for those newly developed or acquired projects may not be available or may be available only on disadvantageous terms. In addition, AmREIT's distribution requirements limit its ability to rely upon income from operations or cash flow from operations to finance new developments or acquisitions. As a result, if permanent financing is not available on acceptable terms, further development activities or acquisitions might be curtailed. In the case of an unsuccessful development or acquisition, AmREIT's loss could exceed its project investment.


Risks Associated with an Investment in Real Estate

AmREIT may be unable to renew leases or relet spaces.

     AmREIT's property leases might not be renewed, the space might not be relet or the terms of renewal or reletting may be less favorable than current lease terms. AmREIT's cash flow and ability to make expected distributions to its stockholders may be adversely affected if: (1) it is unable to promptly relet or renew the leases, (2) the rental rate upon renewal or reletting is significantly lower than expected or (3) its reserves proved inadequate.


Real estate investments are relatively illiquid.

     Real estate investments are relatively illiquid. Illiquidity limits the owner's ability to vary its portfolio promptly in response to changes in economic or other conditions. In addition, federal income tax provisions applicable to REITs may limit AmREIT's ability to sell properties at a time which would be in the best interest of its stockholders.


Properties are subject to general real estate operating risks.

     Like your investment in the partnerships, if you become a stockholder of AmREIT your investment will be subject to the risks of investing in real property. In general, a downturn in the national or local economy, changes in zoning or tax laws or the availability of financing could adversely affect occupancy or rental rates. In addition, increases in operating costs due to inflation and other factors may not be offset by increased rents. If operating expenses increase, the local rental market for properties similar to AmREIT's may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. If any of the above occur, AmREIT's ability to make distributions to stockholders could be adversely affected.


AmREIT's properties face competing properties.

     All of AmREIT's properties are located in areas that include competing properties. The number of competitive properties could have a material adverse effect on both AmREIT's ability to lease space and the rents charged. AmREIT may be competing with other property owners that have greater resources. There is no dominant competitor in any of AmREIT's markets.


AmREIT may construct improvements, the cost of which may not be recoverable.

     AmREIT may on occasion acquire properties and construct improvements or acquire properties under contract for development. Investment in properties to be developed or constructed is more risky than investment in fully developed and constructed properties with operating histories. In connection with the acquisition of these properties, AmREIT may advance, on an unsecured basis, a portion of the purchase price, either in the form of cash, a conditional letter of credit and/or promissory note. AmREIT will be dependent upon the seller or lessee of the property under construction to fulfill its obligations, including the return of advances and the completion of construction. This party's ability to carry out its obligations may be affected by financial and other conditions which are beyond the control of AmREIT.

     If AmREIT acquires construction properties, the general contractors and the subcontractors may not be able to control the construction costs or build in conformity with plans, specifications and timetables. The failure of a contractor to perform may necessitate legal action by AmREIT to rescind its construction contract, to compel performance or to rescind its purchase contract. These legal actions may result in increased costs to AmREIT. Performance may also be affected or delayed by conditions beyond the contractor's control, such as building restrictions, clearances and environmental impact studies imposed or caused by governmental bodies, labor strikes, adverse weather, unavailability of materials or skilled labor and by financial insolvency of the general contractor or any subcontractors prior to completion of construction. These factors can result in increased project costs project and corresponding depletion of AmREIT's working capital and reserves, and in loss of permanent mortgage loan commitments relied upon as a primary source for repayment of construction costs.

     AmREIT may make periodic progress payments to the general contractors of properties prior to construction completion. By making these payments, AmREIT may incur substantial additional risks, including the possibility that the developer or contractor receiving these payments may not fully perform the construction obligations in accordance with the terms of his agreement with AmREIT and that AmREIT may be unable to enforce the contract or to recover the progress payments.


AmREIT leases to single tenants who can fail.



     Single tenant leases accounted for 87% of AmREIT's total revenue for the year ended December 31, 2001. In single tenant leases, the continued viability of the lease will depend directly on the continued financial viability of one tenant. If the tenant fails and the lease is terminated, AmREIT would incur a reduction in cash flow from the property and the value of the property would be decreased. Also, where two or more properties have the same tenant, or related tenants, the continued viability of each property would depend directly on the financial viability of a single tenant. To help mitigate these risks, AmREIT will continue to consider the creditworthiness and financial strength of the tenants of its properties at the time they are acquired.



Bankruptcy of a tenant could adversely affect AmREIT's operations.

     The bankruptcy of a tenant could adversely affect AmREIT in the following ways:

     o reduction or loss of lease payments related to the termination of the tenant's leases;

     o reduction of revenue resulting from the restructuring the original tenant's leases;

     o   interruptions in the receipt of lease revenues from the tenant;

     o increase in the costs associated with the maintenance and financing of vacant properties;

     o increase in costs associated with litigation and the protection of the properties;

     o increase in costs associated with improving and reletting the properties;

     o   reduction in the value of AmREIT's shares;  and

     o   decrease in distributions to stockholders.


The inability of a tenant to make lease and mortgage payments could have an adverse effect on AmREIT.

     AmREIT's business depends on the tenants' ability to pay their obligations to AmREIT with respect to AmREIT's real estate leases. AmREIT typically does not require that a third party guarantee the obligations of the tenant. The ability of the tenants to pay their obligations to AmREIT in a timely manner will depend on a number of factors, including the successful operation of their businesses. Various factors, many of which are beyond the control of any business, may adversely affect the economic viability of AmREIT's tenants, including but not limited to:

o national, regional and local economic conditions (which may be adversely affected by industry slowdowns, employer relocations, prevailing employment conditions and other factors), which may reduce consumer demand for the products offered by AmREIT's customers;

o        local real estate conditions;

o        changes or weaknesses in specific industry segments;

o perceptions by prospective customers of the safety, convenience, services and attractiveness of AmREIT's customers;

o        changes in demographics, consumer tastes and traffic patterns;

o    the ability to obtain and retain capable management;

o changes in laws, building codes, similar ordinances and other legal requirements, including laws increasing the potential liability for environmental conditions existing on properties;

o    increases in operating expenses; and

o increases in minimum wages, taxes (including income, service, real estate and other taxes) or mandatory employee benefits.


Net leases may not result in fair market lease rates over time.


     Net leases accounted for 100% of AmREIT's total rental income for the year ended December 31, 2001. Net leases frequently provide the tenant greater discretion in using the leased property than ordinary property leases, such as the right to freely sublease the property, to make alterations in the leased premises and to early termination of the lease under specified circumstances. Further, net leases are typically for longer lease terms and, thus, there is an increased risk that any rental increase clauses in future years will fail to result in fair market rental rates during those years. The original leases on AmREIT's existing properties are for original terms ranging from 10 to 20 years.



     In the event a lease is terminated, AmREIT may not be able to lease the property for the previous rent and may not be able to sell the property without incurring a loss. AmREIT could also experience delays in enforcing its rights against defaulting tenants. If a tenant does not pay rent, AmREIT may not only lose the net cash flow from the property but may also need to use cash flow generated by other properties to meet mortgage payments on the defaulted property.



AmREIT invests in joint ventures, which adds another layer of risk to its business.

     AmREIT is currently involved in five joint ventures with certain of the partnerships in which it holds at least a 51% interest. Investments in joint ventures may involve risks which may not otherwise be present where investments are made directly by AmREIT in real property such as:

     o    the potential ability in AmREIT's joint venture partner to perform;

     o the joint venture partner may have economic or business interests or goals which are inconsistent with or adverse to those of AmREIT;

     o the joint venture partner may take actions contrary to the requests or instructions of AmREIT or contrary to AmREIT's objectives or policies; and

     o the joint venturers may not be able to agree on matters relating to the property they jointly own. Although each joint owner will have a right of first refusal to purchase the other owner's interest, in the event a sale is desired, the joint owner may not have sufficient resources to exercise such right of first refusal.

     AmREIT also may participate with other investors, including, possibly investment programs or other entities affiliated with management, in investments as tenants-in-common or in some other joint venture arrangement. The risks of such joint ownership may be similar to those mentioned above for joint ventures and, in the case of a tenancy-in-common, each co-tenant normally has the right, if an unresolvable dispute arises, to seek partition of the property, which partition might decrease the value of each portion of the divided property.


AmREIT's properties may not be profitable, may not result in distributions and/or may depreciate.

     While AmREIT will attempt to buy leased, income-producing properties at a price at or below the appraised value of such properties, properties acquired by
AmREIT:

o        may not operate at a profit,

o        may not perform to investor's expectations,

o        may not appreciate in value,

o        may depreciate in value,

o        may not ever be sold at a profit,

o        may result in the loss of a portion of your investment and

o may not result in dividends. The marketability and value of any properties will depend upon many factors beyond AmREIT's control. A ready market for AmREIT's properties may not exist or develop.


AmREIT has properties specifically suited to few tenants.

     AmREIT may acquire properties specifically suited to particular tenant needs, including retail or commercial facilities. The value of these properties would be adversely affected by the specific tenant's failure to renew or honor its lease. These properties would typically require extensive renovations to adapt them for new uses by new tenants. Also, AmREIT may experience difficulty selling special purpose properties to persons other than the tenant.


AmREIT may provide financing to purchasers of REIT properties.

     AmREIT may provide purchaser financing which would delay receipt of the proceeds from the property sale, AmREIT may provide this financing where lenders are not willing to make loans secured by commercial real estate or may find it desirable where a purchaser is willing to pay a higher price for the property than it would without this financing.

     AmREIT will be subject to risks inherent in the business of lending, such as the risk of default of the borrower or bankruptcy of the borrower. Upon a default by a borrower, AmREIT may not be able to sell the property securing a mortgage loan at a price that would enable it to recover the balance of a defaulted mortgage loan. In addition, the mortgage loans could be subject to regulation by federal, state and local authorities which could interfere with AmREIT's administration of the mortgage loans and any collections upon a borrower's default. AmREIT will also be subject to interest rate risk that is associated with the business of making mortgage loans. Since AmREIT's primary source of financing its mortgage loans is expected to be through variable rate loans, any increase in interest rates will also increase AmREIT's borrowing costs. In addition, any interest rate increases after a loan's origination could also adversely affect the value of the loans when securitized.


AmREIT may engage in sale-leaseback transactions.

     AmREIT, on occasion, may lease an investment property back to the seller. When the seller/lessee leases space to tenants, the seller/lessee's may be unable to meet its rental obligations to AmREIT if the tenants may be unable to meet their lease payments to the seller/lessee. A default by the seller/lessee or other premature termination of the leaseback agreement could have an adverse effect on AmREIT's financial position. In the event of a default or termination, AmREIT may not be able to find new tenants without incurring a loss.

     Also, a seller may attempt to include in the acquisition price all or some portion of the lease payments. If the seller is successful, AmREIT may pay a premium upon acquisition where a leaseback is involved.


AmREIT must compete for acceptable investments.

     AmREIT's operating results will depend upon the availability of suitable investment opportunities, which in turn depends on the type of investment involved, the condition of the money market, the nature and geographical location of the property, competition and other factors, none of which can be predicted with certainty. AmREIT will continue to compete for acceptable investments with other financial institutions, including insurance companies, pension funds and other institutions, real estate investment trusts and limited partnerships which have investment objectives similar to those of AmREIT. Many of these competitors may have greater resources than AmREIT.

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

Risks Associated With Federal Income Taxation of AmREIT

   AmREIT's failure to qualify as a REIT for tax purposes would result in AmREIT's taxation as a corporation and the reduction of funds available for stockholder distribution.

     Although AmREIT's management believes that it is organized and is operating so as to qualify as a REIT, AmREIT may not be able to continue to remain so qualified. In addition REIT qualification tax laws may change. AmREIT is not aware, however, of any currently pending tax legislation that would adversely affect its ability to continue to qualify as a REIT.

     For any taxable year that AmREIT fails to qualify as a REIT, it will be subject to federal income tax on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, AmREIT also will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings available for investment or distribution to stockholders because of the additional tax liability to AmREIT for the year or years involved. In addition, distributions no longer would qualify for the dividends paid deduction nor would there by any requirement that such distributions be made. To the extent that distributions to stockholders would have been made in anticipation of AmREIT qualifying as a REIT, AmREIT might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax.


AmREIT may be liable for prohibited transaction tax and/or penalties.

     A violation of the REIT provisions, even where it does not cause failure to qualify as a REIT, may result in the imposition on AmREIT of substantial taxes, such as the 100% tax that applies to net income from a prohibited transaction if AmREIT is determined to be a dealer in real property. Because the question of whether that type of violation occurs may depend on the facts and circumstances underlying a given transaction, these violations could inadvertently occur. To reduce the possibility of an inadvertent violation, the directors intend to rely on the advice of legal counsel in situations where they perceive REIT provisions to be inconclusive or ambiguous.


Changes in the tax law may adversely affect AmREIT's REIT status.

     The discussions of the federal income tax considerations of the merger are based on current tax laws. Changes in the tax laws could result in tax treatment that differs materially and adversely from that described in this proxy statement.


Investment in AmREIT may not be suitable under ERISA and IRA requirements.

     Fiduciaries of a pension, profit sharing or other employee benefit plan subject to ERISA should consider whether the investment in AmREIT securities satisfies the ERISA diversification requirements of ERISA, whether the investment is prudent in light of possible limitations on the marketability, whether the investment would be an improper delegation of responsibility for plan assets and whether such fiduciaries have authority to acquire such securities under the appropriate governing instrument and Title I of ERISA. Also, fiduciaries of an individual retirement account should consider that an IRA may only make investments that are authorized by the appropriate governing instrument.




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                                   THE MERGER

     The following discussion describes the material aspects of the merger and the terms of the merger agreements. Please note, however, that even though the following information describes all material provisions, the description provided below is a summary and does not set forth all the provisions of the agreements. For a complete description of the merger, you are encouraged to read the terms of your respective merger agreement which is attached as an appendix to the respective prospectus supplement. By this reference, we are incorporating each of the merger agreements into this proxy statement.


Background of the Merger

     In late 1996, the general partners began to consider alternative ways to maximize the value of the partnership units of each of the partnerships. The general partners evaluated three possible strategic alternatives: (1) continuation of the partnerships, (2) liquidation of the partnerships, and (3) the combination of their partnerships with AmREIT. The general partners believed a combination of their partnership with AmREIT would, if structured in an equitable and efficient manner, be most beneficial to the limited partners by providing them both an opportunity to invest in a larger and more diversified portfolio and an opportunity for liquidity. The general partners believed this combination would also benefit AmREIT's stockholders by allowing an incremental expansion opportunity to acquire unleveraged assets for its equity and debt securities and to further increase its investment portfolio by leveraging those assets. The general partners of each partnership evaluated the merits of a possible transaction as they related to the limited partners of their partnership.

In early 1997, the general partners began informal discussions regarding AmREIT's possible acquisition of the partnerships with the independent directors of AmREIT. While the independent directors generally felt such a transaction would be mutually favorable, they agreed that Mr. Taylor's position as the controlling person of both the partnerships and American Asset Advisors Realty Corp., AmREIT's then existing external adviser, created a number of conflicts in structuring such a transaction. The independent directors were particularly concerned about the general partners' service contracts with the partnerships which would, as a practical matter, continue after their acquisition by AmREIT. The independent directors believed it to be in the best interests of the AmREIT stockholders to negotiate the acquisition of the partnerships only if AmREIT were internally managed. The independent directors informed the general partners that for this and other considerations they would entertain a proposal to acquire the external adviser. In response, the general partners informed the independent directors that AmREIT's acquisition of the external adviser would need to be independent of and in no manner conditioned upon any transactions between AmREIT and the partnerships. Negotiations for the acquisition of the adviser commenced in July 1997 and continued through December 31, 1997, when the independent directors approved the final terms of the acquisition of the adviser which was consummated on June 5, 1998 following the approval of the acquisition by the stockholders of AmREIT. Mr. Taylor deferred a portion of the consideration payable by AmREIT to him for the acquisition of the adviser until such time as AmREIT issued additional common stock. As a result, the issuance of the class B common stock in the merger will require AmREIT to issue the deferred consideration to Mr. Taylor. The actual number of shares AmREIT is obligated to issue to Mr. Taylor as a result of the merger is based on the number of shares of class B common stock issued in the merger.


The formula for calculating this payment of the deferred compensation is made pursuant to the consideration provided for in the agreement pursuant to which AmREIT acquired its external advisor for Mr. Taylor in June 1998. The purchase price was 900,000 shares of AmREIT common stock, of which 213,260 shares were issued at the time of closing. The remainder of the stock consideration is to be paid at such time as AmREIT issues additional shares of common stock in an amount determined by multiplying 9.8% of the then outstanding shares, including the Class B common stock shares issued to the limited partners, and subtracting the 213,260 shares previously issued to Mr. Taylor under this deferred compensation agreement.



     During January and February 1998, the independent directors began structuring an offer to the general partners regarding the proposed merger of the partnerships with and into AmREIT. While the independent directors evaluated each partnership and its assets, they never considered proposing a merger with less than all of the partnerships. On February 10, 1998, the general partners engaged Houlihan Lokey on behalf of the limited partners to render to the general partners of each partnership an opinion as to the fairness, from a financial point of view, of the consideration to be received by the limited partners of that partnership in connection with the merger, if and when approved by the parties. In late February, in anticipation of the general partners' offer, the independent directors engaged counsel and Bishop-Crown, as financial advisors.

     During March and early April of 1998, the independent directors and the general partners held numerous discussions regarding the terms of the proposed merger and the advantages and disadvantages associated with a possible merger. On April 10, 1998, the general partners presented the merger proposal to the independent directors. The merger proposal presented in April 1998 involved a structure substantially similar to the one presented to the limited partners by this proxy statement. The independent directors reviewed the proposal with AmREIT management (other than Mr. Taylor), their financial adviser, Bishop-Crown, and counsel.

     In early April, the independent directors made a counter proposal to the general partners, providing for a reduced aggregate purchase price. After further negotiations, the parties agreed in principal to the merger terms, but delayed final agreement as to price until they reviewed, among other things, the 1997 year end financial statements of the partnerships and AmREIT.

     During the remainder of April and continuing through May 1998, the independent directors received and reviewed financial information regarding the partnerships and advice from Bishop-Crown regarding likely value of the partnerships to AmREIT in a controlled acquisition structure. During meetings on May 21, 22 and 23, 1998, the independent directors and the general partners reached agreement on the price and terms of the merger. At meetings held on May 23, 1998, the independent directors, acting as a majority of the board of directors of AmREIT, and the general partners of the partnerships approved the respective merger agreement between AmREIT and the partnerships. Following the approvals of the independent directors and the general partners, AmREIT and the partnerships entered into the merger agreement.

     Counsel for AmREIT began the preparation of the documentation required for presenting the merger proposal to the limited partners and the AmREIT stockholders. Initially, it was determined that it would be advisable to issue AmREIT common stock to be delivered to the limited partners as the merger consideration through an exemption from registration of the shares under the federal securities laws. This exemption required AmREIT to seek a review of the merits of the transaction from a state regulatory agency. AmREIT selected the California Department of Corporations as the reviewing body. Following protracted negotiations between AmREIT and representatives of the California Department of Corporations, AmREIT decided in March 1999 to withdraw its application from the State of California and to register the AmREIT common stock to be issued in the merger under the federal securities laws. The decision to withdraw from California was based in principal part on AmREIT's concern as to whether a favorable response would have been received from the State of California in a timely manner so as to enable AmREIT to consummate the merger within a reasonable time frame. During the second half of 1998 and early 1999, Bishop-Crown became more actively involved in assisting AmREIT in the valuation of prospective property acquisitions, other than the properties to be acquired pursuant to the proposed merger. As a result, Bishop-Crown and the independent directors became concerned as to the effect of possible conflicts of interest impairing Bishop-Crown's ability to render an independent fairness opinion with respect to the merger. As a result, Bishop-Crown ceased to act as financial advisor in April 1999. AmREIT then retained Morgan Keegan to act as its financial advisor and to render a fairness opinion with respect to the merger consideration. AmREIT and the partnerships also retained Valuation Associates an independent real estate appraisal firm to assist both parties in valuing the properties.

     As a result of the length of time from the signing of the original merger agreement and the decision to withdraw the California application, additional negotiations commenced between the independent directors and the general partners of the partnerships in June 1999. In preparation for these negotiations, management of AmREIT prepared projections of AmREIT's anticipated financial performance for the next fiscal year, both as a stand alone entity and following the merger with all the partnerships. These projections were provided to and relied on by the independent directors of AmREIT and Morgan Keegan. During their negotiations, the independent directors and general partners reviewed the 1998 financial information for AmREIT and the partnerships and discussed possible changes to the terms of the merger based on that information. In addition, the independent directors and general partners reviewed the appraisals performed by Valuation Associates and held discussions with Morgan Keegan and Houlihan Lokey, the providers of the fairness opinions.

     A special meeting of the independent directors was held on June 9, 1999 to consider the proposed merger as negotiated and documented. At this meeting, senior management, Morgan Keegan and the legal advisors of AmREIT made detailed presentations concerning all material aspects of the proposed transaction. Following this meeting, AmREIT made a revised acquisition proposal to the general partners. The structure of the transaction, as set forth in this revised proposal, was the same as the one proposed in May 1998 except for changes in the values assigned to specific properties. Following additional negotiations between the parties, on June 17, 1999, the independent directors and the general partners met and eventually agreed upon the consideration to be paid for the partnership units by AmREIT, subject to agreement on the documentation reflecting the proposal and to further refinement by and approval of the financial advisers to AmREIT and the partnerships.

     On June 25, 1999, a special meeting of the independent directors was held to consider the terms of the proposed merger agreement and to evaluate the final financial terms of the merger. At this meeting, senior management and the legal advisers of AmREIT made detailed presentations concerning the terms of the merger agreement, this proxy statement and the financial terms of the proposed merger. At this meeting, the independent directors approved the merger. Following the meeting, the general partners, on behalf of the partnerships, and AmREIT executed and delivered the merger agreements.

     In November, 1999, primarily as a result of the bankruptcy of Just For Feet, the board of directors of AmREIT and the general partners determined that valuing the AmREIT common stock to be issued in the merger would be difficult until the full impact of the bankruptcy could be determined. As a result, proceedings with respect to the merger were suspended until such time as AmREIT could reposition the properties affected by the Just For Feet bankruptcy and recognize a sufficient revenue stream from such properties to provide a basis for a valuation of the securities to be offered by AmREIT in a proposed merger. During the period from December 1999 through June 2001, AmREIT undertook a number of financial repositioning steps to strengthen the company's balance sheet and to generate additional revenue.

     On May 1, 2001, the AmREIT board determined that it would be advisable to reopen discussions with the partnerships about a possible merger. Between May 1 and the middle of August, discussions between Mr. Taylor on behalf of Fund IX, Fund X and Fund XI and Chad Braun and Jim O'Neill, representing management of AmREIT, recommenced regarding a proposed merger between those three partnerships and AmREIT. The reason AmREIT focused on these three partnerships was that the other partnerships had begun or were beginning the process of disposing of their assets in an orderly fashion and the belief was that any contractual arrangement with AmREIT to merge those partnerships into AmREIT over a protracted period of time would jeopardize the sale process.

     During this time, AmREIT engaged Wunderlich to provide a fairness opinion with respect to the restructured merger. Wunderlich was retained because Morgan Keegan, which had provided the previous fairness opinion, no longer had a REIT group and AmREIT's contact with Morgan Keegan had left to work with Wunderlich. As a result, retaining Wunderlich provided AmREIT with a continuity of representation. Because of the change in consideration being provided in the restructured merger and the lapse of time since the delivery of the Morgan Keegan fairness opinion, the board of directors did not consider any part of the Morgan Keegan fairness opinion.


     On August 26, 2001, the board of directors of AmREIT met and discussed the proposed merger and the general terms and conditions relating to the transaction.

     A special meeting of the independent directors, consisting of G. Steven Dawson, Bryan L. Goolsby and Philip Taggart, was held on September 6, 2001 to consider the proposed merger and to evaluate appraisals performed by Valuation Associates previously presented to the directors and to discuss the evaluation performed by Wunderlich, the provider of the fairness opinion to AmREIT, with respect to the merger consideration. At this meeting, the independent directors also reviewed the 2000 financial information from AmREIT as well as projections prepared by management of AmREIT regarding its anticipated financial performance for the next fiscal year, both as a stand alone entity and following the merger with the partnerships. At this meeting, senior management and the legal advisors of AmREIT made detailed presentations concerning the terms of the merger agreement, this proxy statement and the financial terms of the proposed merger. Following these presentations and evaluations, the independent directors approved the terms of the merger, including the exchange price of $9.25 per share. On September 10, 2001, the general partners, on behalf of the partnerships, and AmREIT executed and delivered the merger agreements. Each merger agreement is attached to the prospectus supplement as Appendix B.



     If the partnerships approve the merger AmREIT will pay all costs related to the appraisals. If a partnership rejects the merger, that partnership will bear its allocated portion of the appraisal expenses which is equal to the transaction value assigned to that partnership divided by the aggregate transaction values for all partnerships.


The Independent Directors' Reasons and Recommendations for the Merger

     The independent directors, each of whom is unaffiliated with the general partners and the partnerships, believe that the terms of the merger agreements are fair from a financial point of view to the stockholders and in the best interests of AmREIT and its stockholders. The independent directors also unanimously believe that the merger is fair to the stockholders of AmREIT who are not affiliated with Mr. Taylor or AmREIT management. Accordingly, the independent directors have unanimously approved the merger agreements and such issuance of shares of class B common stock thereunder, and recommend that the stockholders vote for approval of the merger agreements and the issuance of shares of class B common stock. As the independent directors determined that it would be in the best interests of the stockholders to acquire all or any one of the partnerships, the independent directors did not condition the consummation of each of the mergers on the consummation of any other merger. Nevertheless, the merger agreements give AmREIT the option of not consummating the merger if only one of the partnerships approves the merger.

     In negotiating and agreeing to the terms and conditions of the merger and the negotiated prices of the properties, the independent directors have acted solely on behalf of AmREIT. The independent directors are not affiliated with the general partners or the partnerships and therefore owe no fiduciary duty to the limited partners in connection with those negotiations. In conducting their negotiations in connection with the merger, the independent directors owe a fiduciary duty only to the stockholders of AmREIT, whose interests in connection with the merger conflict with those of the limited partners.

     The independent directors' determinations as to the fairness of the merger are directed only to the AmREIT stockholders and not to the limited partners. In reaching their decision, the independent directors considered several factors, and consulted with AmREIT's management and Wunderlich, AmREIT's financial advisor. Set forth below are the principal reasons, to which relative weights were not assigned, of why and how the independent directors made those determinations.

     o The independent directors have concluded that the merger will increase AmREIT's funds from operations (FFO) and cash flow based on their analysis of the forecasts and projections prepared by management of AmREIT and based on various assumptions and their analysis of the operating history and potential of AmREIT and the partnerships. Based on their analysis, the independent directors believe the merger will be accretive to AmREIT's FFO and cash flow primarily because of three operational advantages AmREIT has over each of the partnerships described below.


          Based on the guidelines promulgated by the National Association of Real Estate Investment Trusts and REIT industry standards, management believes FFO is an appropriate measure of the performance of an equity REIT. FFO is generally calculated by excluding from net income gains or losses from debt restructuring and sales of property and adding back any depreciation of real estate assets and amortization. AmREIT believes FFO helps you evaluate its operations because it helps you determine its ability to incur and service debt and to make capital expenditures. By adding depreciation and amortization expenses back to net income, FFO presents a more accurate picture of the cash flow AmREIT currently has available. In evaluating FFO and the trends it depicts, you should consider the major factors affecting FFO. Growth in FFO results from increases in revenues or decreases in related operating expenses. AmREIT's historical increases in FFO have been primarily the result of increased revenues coming from property acquisitions. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs and cash distributions. FFO should not be considered as an alternative to net income as an indication of AmREIT's performance or as an alternative to cash flow as a measure of liquidity. AmREIT's calculation may differ from the methodology for calculating FFO used by other REITs, and, accordingly, may not be comparable to similarly titled items reported by other REITs.

         (1) Because of AmREIT's internally managed structure, its costs for operating and administering the properties will be less than those incurred historically by the partnerships. Moreover, the independent directors believe AmREIT's administrative and management costs, as a percentage of total assets, should decrease in the future because of efficiencies of scale realized as its investment portfolio increases in size.

         (2) Unlike the partnerships, which may not leverage their investments, AmREIT will be able to take advantage of positive leverage by the borrowing of additional funds and investing of those funds in additional properties.

             The independent directors noted that AmREIT's borrowing costs on current and proposed credit facilities are currently 4.0% per annum and that, based on recently closed and contractually committed property acquisitions, the return currently available to AmREIT from property investments is 10% or more. Thus, in current financial and real estate markets, the revenues from available property investments exceed the costs of acquisition financing, resulting in positive leverage. The independent directors also noted that the amount of accretion to AmREIT's cash flow resulting from the merger will depend, upon, among other things, current borrowing rates, the returns available to AmREIT from the purchase of additional properties and AmREIT's ability to maintain general administrative costs at prudent levels. The independent directors noted that the merger is expected to be accretive to AmREIT's FFO and AmREIT's ability to pay distributions to stockholders, even after dilution by reason of the issuance of the additional shares of AmREIT class A common stock to Mr. Taylor resulting from the merger pursuant to the terms of the agreement relating to the external advisor acquisition. Of course, in the event financial conditions and/or economic conditions change so that positive leverage is no longer available to AmREIT, the accretive effects of such positive leverage would be diminished or delayed.

     o The independent directors have concluded that the exchange price is a fair price for the shares of AmREIT class B common stock for the purposes of the merger from the viewpoint of AmREIT and the stockholders. In concluding that the exchange price is fair to AmREIT and its stockholders, the independent directors noted that the net price received by AmREIT in its most recent public offering which closed on May 22, 1998 was approximately $8.71 per share ($10.25 per share less offering expenses of 15% per share). Conversely, in the merger, AmREIT expects to realize a net value for its shares of AmREIT class B common stock equal to approximately $8.98 per share (i.e., $9.25 per share less estimated merger expenses of approximately $.27 per share). The independent directors noted that this analysis ignores the effect on the value of the shares of AmREIT class A common stock of the advisor acquisition. Based on the pro forma balance sheet, as of June 30, 2001, after giving effect to the additional shares of AmREIT class A common stock issuable to Mr. Taylor as a result of the advisor acquisition upon consummation of the merger, the book value per share of AmREIT class A common stock will increase from $6.44 to approximately $7.56 per share.

     o The merger will increase AmREIT's total capitalization and increase its assets from approximately $36 million to up to approximately $56 million assuming all the partnerships participate in the merger. If fewer than all three partnerships participate, AmREIT's total capitalization will not be as large, but the benefits described below will nevertheless be recognized by AmREIT, only to a lesser degree. See "RISK FACTORS--The Size of AmREIT After the Merger is Uncertain" on page 33. This increased size affords several benefits. The independent directors believe that institutional investors prefer larger capitalization companies when making investment decisions. The independent directors also believe that the credit rating agencies generally favor larger capitalization companies and view them as being more stable for unsecured debt investors. The independent directors believe these factors increase the attractiveness of AmREIT to potential investors, and that the merger should ultimately result in an improved ability to access favorably priced equity and debt capital.

     o The independent directors believe that the merger will allow AmREIT to realize economies of scale by spreading costs over a larger number of properties located in AmREIT's existing markets, thereby improving AmREIT's profit margin.

     o As a result of the merger, AmREIT will acquire the partnerships' properties, most of which are located in AmREIT's existing markets. The independent directors believe that this should provide for easier assimilation of these new properties into AmREIT's existing portfolio because AmREIT currently has the resources to provide the leasing and management services for the properties formerly owned by the participating partnerships.

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

     o The independent directors received and specifically adopted the Wunderlich fairness opinion that the consideration to be paid by AmREIT pursuant to the merger is fair, from a financial point of view, to AmREIT as of the date of such opinion, based upon and subject to certain matters stated therein. The Wunderlich fairness opinion is attached to this proxy statement as Annex 1.

     o The independent directors received and relied on the valuations of the partnerships properties prepared by Valuation Associates.

     o The independent directors received and reviewed presentations from, and discussions with, certain executive officers of AmREIT and Wunderlich regarding the business, real estate assets, financial, accounting and due diligence with respect to the partnerships and the terms and conditions of the merger agreements, all of which supported the merger.

     The independent directors were unable to compare the value of the partnerships, as reflected, to recent market prices or historical market prices for their partnership units because there have been no significant recent resales of limited partnership units of any partnership.

     The independent directors and management also discussed potential negative factors and risks that could arise or do arise from the merger. These potential negative factors and risks include the following:

     o The exchange price is fixed. Therefore, if the fair value of the shares of AmREIT class B common stock is higher on the effective date of the merger than the amount of the exchange price, the number of shares of AmREIT class B common stock to be received by the limited partners in the participating partnerships will not be reduced, thereby increasing the value of the consideration to be received by the limited partners in the merger. The independent directors believe this fact was mitigated by the fact that the number of shares of AmREIT class B common stock to be received by the limited partners in the participating partnerships will not be increased if the value of the shares of AmREIT class B common stock is lower on the effective date of the merger.

     o Costs related to the merger (including legal and accounting fees, financial advisory fees, printing and other costs) are expected to be $700,000.

     o AmREIT's management will have to devote a great deal of time and effort to effectuate the merger.

     o The merger will not initially result in a significant increase in the geographic diversification of AmREIT's property portfolio. AmREIT currently has properties in Arizona, Texas, Georgia, Kansas, Louisiana, Missouri, Delaware, Nevada and Mississippi. The merger of Fund IX, Fund X and Fund XI will add four additional states: Oklahoma, Colorado, Minnesota and Tennessee. Management considers each of these to be attractive markets. Based on rental income, approximately 53% of AmREIT's investment in properties is currently in Texas. Following the merger, AmREIT's investment in properties will continue to be concentrated in the state of Texas; approximately 47.9% of AmREIT's rental income will be in the state of Texas, assuming that all of the partnerships participate in the merger. The independent directors believe that geographic diversification is necessary in order to improve AmREIT's access to attractively priced alternative sources of capital.


The General Partners' Reasons and Recommendations for the Merger

     Mr. Taylor, AAA Management Corp. IX, AAA Management Corp. X, and AAA Management Corp. XI, the corporate general partners of each partnership, each of which is controlled by Mr. Taylor, believe that the terms of the merger are fair to and in the best interests of the limited partners of each partnership, each of whom is unaffiliated with the general partners. Accordingly, Mr. Taylor, as the sole director of each corporate general partner, has approved the merger and recommends that the respective limited partners vote for approval of the merger and amendment of the respective partnership agreements. Mr. Taylor is a director, the chief executive officer and the sole stockholder of each corporate general partner and, as such, any reference to the "general partners" is, in effect, a reference to Mr. Taylor.

     The general partners engaged Houlihan Lokey to render fairness opinions with respect to the merger consideration and, together with AmREIT, retained Valuation Associates, an independent real estate appraisal firm, to appraise the market value of each partnership and its properties. The general partners have expressly relied upon and adopted the analysis and conclusions of Houlihan Lokey and Valuation Associates in connection with finding the merger to be fair and recommending the merger to the limited partners of its respective partnership. The general partners have specifically adopted the Houlihan Lokey fairness opinion and the appraisals with respect to each partnership.

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

     The general partners' determination to recommend the merger in the case of each partnership was based upon the transaction as a whole, but in order to determine the impact on the positive aspects of the merger if fewer than all partnerships participated, they also evaluated combinations involving fewer than all partnerships. In determining the fairness of the price, because each partnership's value for the purposes of the merger is its transaction value, the fairness of the price was determined on a partnership-by-partnership basis and is not dependent upon which partnerships approve the merger. The general partners believe that transaction value is a reasonable estimate of the value of each partnership for the merger as it is directly derived from the appraisal of the partnerships' assets as determined by Valuation Associates.


     The transaction value of each partnership was determined independently of those of the other partnerships, except in those instances where a partnership jointly owns an investment with one or more other partnerships. In those cases, the negotiated price of the property, the value on which the transaction value is based, was determined assuming a 100% ownership and control of the property. The negotiated price so determined was then allocated to the co-owners in accordance with the percentage of ownership. No premium was allocated for a majority or controlling interest in these jointly owned properties and no discount was made with respect to a minority ownership interest in those properties. The general partners believe that the transaction value methodology was consistently applied to each partnership and will not result in valuations more favorable to some partnerships over others. The general partners determined that the fairness to limited partners of each partnership, considered separately, of the respective merger agreement and the transactions contemplated thereby will therefore not be materially affected as to any partnership in the event the merger is completed in any combination with fewer than all partnerships.

     The general partners have concluded that the exchange price is a fair valuation of the shares of AmREIT class B common stock for the purposes of the merger from the viewpoint of the limited partners. The general partners base their belief on, among other analyses, their conclusion that, in the absence of current trading information, the shares of the underlying AmREIT class A common stock can be fairly valued by reference to AmREIT's last public offering of common stock at a price of $10.25 in May 1998, discounted to reflect the net cash proceeds on a per share basis received by AmREIT after deducting the fees and expenses associated with the public offering. The general partners also considered possible enhancement to the value of the shares of AmREIT class A common stock due to AmREIT's additional property investments since that offering and its subsequent transformation to an internally managed REIT through its acquisition of its former external advisor. As a result of becoming internally managed, AmREIT has the ability to acquire additional properties without increasing its administrative overhead. The general partners noted that most of the costs from the merger will be born by AmREIT, if it is consummated, and that the partnerships approving the merger will not incur sales and/or liquidation expenses which they would expect to incur if their properties were liquidated. In circumstances where the partnerships sold their properties and liquidated, they would expect to incur liquidation costs of 5% or more of the price of the properties and, thus, distribute to their partners 95% or less of the net proceeds from the sale of their properties. Also, limited partners seeking to reinvest their distributions would expect to pay transaction costs (including securities commissions) of 5% or more.


     The general partners did not consider a partnership's net book value in reaching their conclusions regarding the fairness of the merger because they do not believe net book value to be a reliable measure of the value of either the partnership or its properties. The properties owned by the partnerships are leased under a net lease to corporate tenants that guarantee terms of the lease. The net book value of both the partnerships and the properties is not an appropriate measure of value because the net book value does not take into consideration the value int he net lease. Therefore, the general partners engaged Valuation Associates to perform appraisals of the properties, which included evaluating both the real estate assets and the net leases surrounding the properties. As described below, the general partners considered the appraised going concern values of the partnerships. The general partners also considered the appraised liquidation value of the partnership as measured by the likely value to be realized by the partnership in the event of the orderly sale of its properties over a 12-month period, net of anticipated sales and transaction costs of 3% to 7%.

     The negotiated prices of the partnerships' properties are based on the appraised values of the properties prepared by Valuation Associates, an independent real estate appraisal firm retained by the general partners on behalf of the partnerships and the independent directors on behalf of AmREIT. The negotiated prices exceed the appraised value of the partnerships' properties by a range of 1.3-1.9%, depending on the geographic location of the properties, age of the properties and the remaining lease life on the various properties. The limited partners have not had independent representation during the course of the merger discussions. In determining not to engage an independent representative for the limited partners, the general partners were faced with the conflicts of interest with respect to the partnerships and limited partners discussed elsewhere in this proxy statement. See "CONFLICTS OF INTEREST" on page 63 and "RISK FACTORS" on page 27. The general partners believe that the absence of independent representation is mitigated by the similarity of the partnerships, their investments and financial condition and their longstanding relationship and their familiarity with each partnership. The partnerships have the same investment objectives and restrictions as AmREIT, their properties are generally located in the same markets and are of similar size and quality. Of the 18 properties owned by the partnerships, two are jointly owned by two or more partnerships. The general partners were responsible for acquiring each partnership's properties and are familiar with each property, its condition and its local market. The general partners also conferred with Houlihan Lokey regarding local real estate market conditions and similar factors which could influence the value of the properties. The financial status of each partnership is substantially the same, as each typically maintains positive net cash and none has significant debt. The properties of each partnership are under net leases to the same type of tenants with similar credit risks. The general partners believe all of these factors enable them to adequately evaluate, negotiate and determine a fair value of each partnership property in a manner consistent with their fiduciary duty to the limited partners.

     The general partners have adopted Houlihan's fairness opinion to each partnership. The general partners also noted that Houlihan Lokey determined that the consideration to be received by the limited partners of each partnership in connection with the merger is fair from a financial point of view to the partnerships' limited partners. Houlihan Lokey was engaged to represent each partnership and the interests of its limited partners, as a group in connection with its determination as to the fairness of the consideration to be received by the limited partners from a financial point of view without taking into account the specific financial interest of any person or group of investors.


Alternatives to the Merger

     The general partners' assessment of the fairness of the proposed merger was also based on their review of available alternatives. These alternatives included liquidation of the partnerships and continuation of the partnerships through an orderly liquidation period (estimated at up to six years). In order to determine whether the merger or one of its alternatives would be more attractive to the limited partners, the general partners compared the potential benefits and detriments of the merger with the potential benefits and detriments of the alternatives. The general partners believe that each of the merger and its alternatives offers potential benefits and suffers from potential detriments not possessed by the other alternatives. Set forth below are the conclusions of the general partners regarding the comparisons of the merger to its alternatives and a detailed discussion of the potential benefits and detriments of each of these alternatives.

     Liquidation. An alternative to the merger would be liquidating each partnerships' assets, distributing the net liquidation proceeds to the general partners and the limited partners in accordance with the partnership agreements, and thereafter dissolving the partnerships. Through the liquidations, the general partners would provide for a final disposition of the investors' interest in the partnerships.

     o Benefits of Liquidation. Any net proceeds realized upon the liquidation of a partnership could be utilized by limited partners for investment, business, personal or other purposes. If the partnerships liquidated their assets, the assets would be valued through arm's length negotiations between the partnerships and the prospective purchasers. Except as described under "Offers from Third Parties" below, none of the partnerships has to date sold, or received any unsolicited offers to purchase, their properties.

     o Disadvantages of Liquidation. The general partners do not believe that liquidation would be as beneficial to the limited partners as the merger, for the following reasons:

          o the general partners believe the public market valuation of an investment in an operating real estate company like AmREIT may exceed the liquidation value of your partnership's properties; and

          o the general partners believe that liquidation of the properties would be less desirable and could result in various adverse consequences including:

               (1) the liquidation valuation provided by Valuation Associates shows that the liquidation values of the partnerships are lower than the values of the shares of AmREIT class B common stock, based on the exchange price, to be paid to the partnerships in the merger;

               (2) a short term sale of the entire portfolio of a partnership's properties could result in significant discounts from appraised values due to the lack of time to properly market the portfolio; and

               (3) the gradual liquidation of properties likely would involve higher administrative costs and greater uncertainty, either of which would reduce the portion of net sales proceeds available for distribution to limited partners.

     o Liquidation Procedures. The process for liquidating the partnerships' assets is in large measure within the control of the limited partners. The general partners are not authorized, without notice to or the approval of the limited partners, to sell, refinance or otherwise dispose of all or substantially all of the partnerships' assets. Liquidation may be accomplished through a series of separate transactions with the same or different purchasers or as a part of a multi-property transaction that might also involve properties owned by other partnerships. The general partners will need to engage real estate brokers and possibly other professionals to assist with the disposition of the partnerships' properties. These persons may assist with the identification of prospective purchasers, arrangements for asset financing and the structure of the transaction. The general partners, as fiduciaries of the limited partners, remain responsible for determining the terms and conditions of the transaction. Each partnership can expect to incur costs for these professional and closing costs which, in the aggregate, will range from 3% to 7% of the sales prices of their properties. These amounts would be in addition to any disposition fees or other compensation payable to the general partners by reason of the partnership's liquidation. In contrast, the partnerships that approve the merger will bear none of the merger expenses.

     o Form of Consideration. Another significant consideration for the general partners would be the decision whether to insist upon payment in full upon sale of a property or to accept a portion of the sale price at closing and the balance through installment payments. Acceptance of a sale proposal providing for deferred payments would extend the life of a partnership until receipt of those amounts by the partnership and their distribution in accordance with the partnership agreement. These arrangements would also expose a partnership to the risk that deferred payments might not be collected in full and that the partnership might be forced to foreclose on any collateral given to secure payment of the deferred obligations.


     Continuation of Partnerships. The other alternative to the merger considered by the general partners would be to continue each of the partnerships in accordance with its existing business plan, with the partnership remaining as a separate legal entity, with its own assets and liabilities, and continuing to be governed by its existing partnership agreement. Nothing in the partnerships' organizational documents requires the general partners to proceed immediately with liquidating the partnership's assets. While the disclosure documents, pursuant to which the limited partnership units were offered to the public, disclosed the intentions of the partnerships to liquidate their assets after a maximum of ten to twelve years from acquisition, the general partners are not under a legal obligation to liquidate assets within that time frame. To the contrary, each of the partnerships has an original intended operating life of ten or more years, and the limited partners were advised that the liquidation of the partnerships would be in the control of the general partners.

     o Benefits of Continuation. A number of advantages would be expected to arise from the continued operation of the partnerships. Limited partners should continue to receive regular quarterly distributions of net cash flow, arising from operations and the eventual sale of the partnership properties. Since the partnerships are not obligated to dispose of their assets at any particular point in time, continuing the partnerships allows the general partners to select the most opportune time for disposing of the partnerships' assets, irrespective of the expected holding period set forth in the original disclosure documents. In addition, the decision to continue the partnerships, if selected, would mean that there would be no change in the nature of the limited partners' investment. For federal income tax purposes the transfer of partnership assets to AmREIT in exchange for class B common stock is a taxable event to the limited partners. Each limited partner will be required to recognize a share of their partnership's gain or loss as a result of the transfer of properties pursuant to the merger. Continuation of the partnerships avoids the current income recognition.

     o Disadvantages of Continuation. The primary disadvantage with this strategy is the general partners' belief that continuation of the partnerships will not secure for the limited partners the benefits that the general partners expect to result from merging the partnerships into AmREIT. These benefits are highlighted under "THE MERGER--The General Partners' Reasons and Recommendations for the Merger" beginning on page 44. The limited partners of a partnership which does not participate in the merger should be prepared to continue holding their investments in that partnership for the foreseeable future. Because of the relatively small size of each partnership, the advantages of diversification and liquidity would not be available on a partnership-by-partnership basis. The partnerships can hold limited partners' investments beyond the time period originally contemplated for the length of those investments. Continuation of the partnerships may also result in the reduction of distributions to the limited partners in the near future. All of the partnerships will need to establish and/or expand their capital reserves in the foreseeable future to finance property repairs or upgrades to either maintain the existing lease or to re-lease the property. The general partners believe that the larger number of properties owned by AmREIT will reduce the risk that distributions will be affected by adverse consequence at a few properties. Limited partners also will not have the opportunity to sell or purchase interests to the extent that will be afforded through the establishment of a public trading market for the shares of AmREIT class A common stock which may be obtained upon conversion of their class B common stock. There is no established public trading market for the limited partnership units. The general partners have not historically assisted limited partners desiring to transfer limited partnership units. The purchase price for the limited partnership units in the secondary market is subject to negotiation between the buyer and seller. Another disadvantage of continuation as a limited partnership is that limited partners would continue to be burdened by the more complicated Schedule K-1 for the reporting of the financial results of the partnerships.

     o Timing of Property Dispositions. Disposition of partnership properties, whether by liquidation or merger, would be consistent with the intentions expressed by the general partners in the offering materials relating to the initial sale of the limited partnership interests and the resulting expectations of the limited partners that the properties would be disposed of at sometime prior to the end of the applicable partnership's term. Set forth below is a tabular presentation of the dates the original offerings concluded and the general time frame for holding assets described on the applicable offering documents.


                                    Date           Date        Final Property       Proposed Holding
                                  Offering       Offering        Acquisition        Period of Assets
                                   Began          Ended              Date              in Years
          Fund IX............       6/90           6/92              3/93                8-12
          Fund X.............       9/92           9/94              9/96                8-12
          Fund XI............       5/94          10/96              11/97               8-12



     Summary of Positive and Negative Factors Considered by the General Partners. Following is a summary of all material positive and negative factors considered by the general partners in recommending the merger to the limited partners of each partnership as opposed to either liquidating the partnerships or continuing the operations of the partnerships. The general partners did not solicit any third party offers nor were any third party offers made. The general partners did not seek other offers because they believe the merger with AmREIT provides fair value to the limited partners and offers the partners the opportunity to participate in a group of properties similar to those they originally invested in and offers potential cost savings due to the reduction of duplicative management services and reporting obligations. These factors assume all the partnerships approve the merger; howver, even if fewer than all the partnerships elect to merge, these positive factors will be realized by each partnership individually, though perhaps on a lesser scale. After considering each of these factors individually and in the aggregate, the general partners strongly recommend that the limited partners vote "For" the merger. The general partners did not assign a relative weight to these factors.

     o   Positive Factors:

         (1) The general partners believe that the economic terms of each merger agreement, including the transaction value for each partnership are favorable to the limited partners.

         (2) The general partners believe that the transaction values of the partnerships, upon which the number of shares of AmREIT class B common stock to be issued in the merger are based, represent fair estimates of the value of the partnership net assets and constitute a reasonable basis for allocating the consideration offered by AmREIT among all partnerships that may be combined through the merger.

         (3) The general partners believe that, in the future, the combined entity with its larger and more diversified property portfolio will have improved access to capital markets for future growth and limited partners who receive AmREIT class B common stock will have enhanced liquidity as a result of the opportunity to convert their shares of class B common stock into shares of class A common stock of an entity with larger total equity market capitalization.

         (4) Without merging, it is likely that distributions will need to be reduced in the future because each of these partnerships will have leases expiring and it is possible the properties will not be able to be released at comparable rates and/or the partnership will need to establish cash reserves to finance property repairs or upgrades to either maintain the existing lease or to re-lease the property.

         (5) Due to the separate nature of the partnerships, with their different groups of investors, the general partners must always be mindful of the separate programs, and treat them separately, even if other courses of action would benefit most if not all of the partnerships.

         (6) Potential conflicts of interest arise in the allocation of management resources and efforts to refinance or dispose of properties. In contrast, the merger places substantially all of the assets of the participating partnerships into AmREIT. This allows these assets to be used to achieve a common set of investment objectives without taking into account the differences among the partnerships. The general partners therefore concluded that, through the merger, AmREIT could secure advantages that cannot be fully pursued by the partnerships acting on their own. These advantages include, but are not limited to, the opportunity of making new investments, the availability of financing and taking advantage of certain business opportunities which may not be profitably pursued by any of the partnerships.

         (7) The general partners believe that, because the completion of the merger is conditioned on the listing of the AmREIT class A common stock on an exchange, the merger will provide liquidity to limited partners by enabling limited partners to convert their class B common stock into class A common stock and sell those shares at the highest price available in the shortest period of time.

         (8) The general partners reviewed the terms of each merger agreement, including the mutuality of the representations, warranties and covenants, the requirement that each party consult with the other on significant business and financial matters prior to consummation of the merger, and the ability of the general partners to pursue an unsolicited superior competing transaction should its fiduciary duties so require, and believe that they are fair to the limited partners.

         (9) The general partners believe that the merger will result in simplified tax administration for most limited partners. Stockholders will receive Form 1099-DIV to report their distributions from AmREIT. Forms 1099-DIV are substantially easier to understand than the more complicated Schedule K-1 prepared for the reporting of the financial results of the partnerships.

         (10) As separate legal entities with different investors, each of the partnerships must segregate its assets and liabilities (to avoid commingling assets), conduct operations independently and maintain separate books and records for the preparation of financial statements, tax returns, investor information and, as required, reports and filings to be made to various governmental regulatory agencies. Furthermore, to the extent other service providers, including legal counsel, accountants, appraisers, land use consultants and other professionals, render services benefiting two or more of the partnerships, the costs and expenses associated with these services must be fairly and equitably allocated among the partnerships. The general partners, therefore, believe that, by combining the participating partnerships into a single ownership entity, the merger should eliminate much of the duplication in reporting, filing and other administrative services, simplifying administration of the consolidated entities including tax administration as described below. The additional expenses incurred by the partnerships as separate legal entities would not be incurred by AmREIT after the merger. This is expected to result in savings of approximately $75,000 to $90,000 for the partnerships. The assets of one partnership cannot be employed for the benefit of one or more of the other partnerships and the general partners' fiduciary duties prevent them from pursuing activities which might favor some partnerships to the disadvantage of other partnerships.

         (11) The general partners have seen in recent years a number of significant changes take place in the financial and real estate markets. These same factors created attractive investment opportunities for investors which have access to capital. The general partners also concluded that the partnerships are not in a position to take advantage of these opportunities since they have already committed their capital and are not authorized to reinvest proceeds from the sale of their properties or to raise additional funds. The general partners believe that, in contrast, AmREIT can take advantage of investment opportunities that may be available in current real estate markets through its access to capital, which the general partners believe will be increased through the acquisition of the partnerships' properties. AmREIT has both the right to reinvest net sale or refinancing proceeds and the authority to raise additional capital, through the sale of debt and/or equity securities and to incur additional debt as a result of its increased property portfolio, to finance investments. Limited partners who become class B common stockholders in AmREIT will be able to participate in investment opportunities in the current real estate market.

         (12) Moreover, the general partners further believe that even if the partnerships were able to raise additional funds through debt or equity offerings, AmREIT, as a combined entity, could more easily issue additional debt and equity securities on more attractive terms than would be available to any of the partnerships due to its larger base of assets and stockholders' equity. If all of the partnerships participate in the merger, AmREIT will control assets having a value of approximately $53 million. The general partners believe that, even if fewer than all the partnerships participate, AmREIT's capital base may make it a more attractive candidate for the services of investment banking firms, financial institutions, institutional lenders and others interested in placing large amounts of capital. Generally speaking, all other conditions being equal, the cost of money for large borrowers is less than the cost of money for borrowers having a smaller capital base.

         (13) By combining all three partnerships with AmREIT, the merger will create an investment portfolio substantially larger and more geographically diversified than the portfolio of any of the partnerships thus reducing limited partner exposure to economic downturns in any particular region or type of property. The general partners therefore concluded that this increased size and the resulting consolidation of operations would spread the risk of an investment in AmREIT over a broader group of assets and reduce the dependence of the investment upon the performance of any particular asset or group of assets.

         (14) The general partners believe that AmREIT's decision to expand its business beyond the leasing of its real estate portfolio to the operation, management and development of real estate and raising capital through affiliated entities to acquire additional properties will provide AmREIT with both additional cash for potential distribution to the AmREIT stockholders and possible appreciation in the price of the class A common stock resulting from the value generated by these additional operations.

     o   Negative Factors:

         (1) The general partners did not retain an unaffiliated representative to act on behalf of the partnerships, either individually or as a group, or on behalf of the limited partners in the merger.

          (2) Because the exchange price is fixed, a decline in the value of the shares of AmREIT class A common stock, into which the class B common stock is convertible, would reduce the value of the consideration to be received by limited partners in the merger. Due to the factors described under the caption "RISK FACTORS--Risks Associated with the Merger" on page 32, AmREIT class A common stock may trade at prices below the exchange price following the merger.

         (3) There is no assurance that the distributions payable to the holders of the class B common stock will not exceed AmREIT's net income, cash flow and/or FFO for the periods to which they relate.

         (4) There are numerous conditions to AmREIT's obligation to consummate the merger.

         (5)  The anticipated benefits of the merger may not be realized.

         (6) Under the terms of each merger agreement, each of the general partners is generally prohibited from initiating, soliciting or encouraging any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a transaction which would compete with the merger. If, however, the general partner determines in good faith after consultation with outside legal counsel that it is required by its fiduciary obligations to do so, the general partner may, among other things, respond to and engage in discussions and negotiations with persons making unsolicited proposals or inquiries and may approve or recommend that type of transaction.

         (7) The partnerships currently have no leverage (borrowings). Upon completion of the merger, AmREIT intends to immediately increase its leverage to levels up to approximately 50% of its total post-merger real estate value. This increased debt level may adversely impact AmREIT's ability to make distributions to holders of the class B common stock and class A common stock.

         (8) The merger will result in taxable income or loss to each limited partner which is not a tax-exempt entity. Because the merger will result in an exchange of limited partnership units for shares of AmREIT class B common stock, no limited partner will receive cash (other than cash in lieu of fractional shares) in the merger to pay any taxes due on any taxable income arising as a result of the merger.

         (9) AmREIT intends to acquire by development and/or purchase one or more properties with post-merger financing proceeds, which properties are currently unidentified.

         (10) The merger will result in a change in the security held by limited partners from the finite life partnership interest to the infinite life AmREIT class B common stock.

     In light of the wide variety of factors, both positive and negative, considered by the general partners, the general partners were not able to quantify or otherwise assign relative weights to the specific factors considered in making their determination. However, in the general partners' view, the potentially negative factors considered by them were not sufficient, either individually or collectively, to outweigh the positive factors considered by the general partners in their deliberations relating to the merger. In addition, except as detailed above, no analysis or attempt to quantify any financial or operational benefits or detriments was made.

     The general partners believe that the terms of the merger, including the consideration to be received by the limited partners in connection with the merger, are fair to and in the best interests of the respective limited partners. Accordingly, the general partners have approved the merger and recommend that the respective limited partners vote "For" approval of the merger and amendment to the partnership agreements.

     In evaluating the general partners' recommendations, it is important to note that they are not independent because they will receive compensation related to the merger. If the merger is not consummated for any reason, each partnership will continue to pursue its business objectives of maximizing the value of its properties.

The Merger Consideration

     If a partnership is acquired by AmREIT, each limited partner will receive shares of AmREIT class B common stock. If a partnership votes against the merger, the partnership will continue as an independent entity which will continue to contract with AmREIT to provide property management services. The number of shares of AmREIT class B common stock offered to each partnership equals the partnership's transaction value, as adjusted on the effective date of the merger, divided by the exchange price of $9.25. Cash will be issued in lieu of fractional shares based on the exchange price.


     The following table sets forth the negotiated prices of real property and net cash components of the transaction value of each partnership, and the allocation of shares calculated as if the effective date was December 31, 2001 and 100% of the partnerships participate. The negotiated prices represent an amount equal to the appraised values of the partnerships increased by a range of 1.3-1.9% premium, depending on the geographic location of the properties, age of the properties and the remaining lease life on the various properties.



                                                                             Total No.
                                                                             of Shares
                                  Negotiated      Net Cash                  Offered to
                                   Price of     at December  Transaction       the        Appraised
                Partnership       Properties      31, 2001       Value      Partnership      Value
                -----------     -----------       --------      -----       -----------      -----
        FUND IX .......        $ 5,390,500     $  399,922    $ 5,790,422      625,992     $ 5,367,000
        FUND X  .......         11,450,610        517,517     11,968,127    1,293,852      11,082,000
        FUND XI .......          7,049,209        364,465      7,413,674      801,478       6,730,000
                               -----------       --------    -----------  -----------     -----------
           Total.......        $23,890,319     $1,281,904    $25,172,223    2,721,321     $23,179,000
                               ===========     ==========    ===========    =========     ===========


     Transaction Values. The transaction value of each partnership equals (1) the negotiated price of the partnership's real estate assets (properties), plus
(2) the partnership's net cash (i.e., the excess, if any, of its cash and cash equivalent assets over its liabilities) as of the effective date. The only material assets of each partnership are its properties and cash. None of the partnerships is expected to have any material liabilities at the effective date.

     The methodology of determining the transaction values of the partnerships was determined and agreed to by the general partners on behalf of the partnerships and the independent directors on behalf of AmREIT. The general partners and the independent directors believe that transaction value is a fair measure of the value of the partnerships to AmREIT in the merger because each partnership's transaction value is directly derived from a valuation of each partnership's assets, which consist only of property investments, cash and accounts receivable.

     Negotiated Prices. The negotiated prices of each partnership's properties were negotiated and agreed to by the general partners on behalf of the partnerships and the independent directors on behalf of AmREIT. The negotiated prices were based on a negotiated premium above the appraised value of the partnerships and their properties determined by Valuation Associates, an independent real estate appraisal firm. In determining the negotiated price premium, the general partners and the independent directors considered other factors in addition to the appraisals, including the current and projected net operating income and cash flow, capitalization rate, market rental rates, lease expirations, and anticipated capital expenditures for leasing and tenant improvements for each property.

     In their negotiations on behalf of the partnerships, the general partners considered the analysis and conclusions contained in the appraisals and in the Houlihan Lokey fairness opinions. Houlihan Lokey calculated a range of values of each partnership's properties. They reached the conclusion that the consideration to be received by the limited partners in connection with the merger is fair to the limited partners from a financial point of view. The negotiated price for each partnership was within the range of value derived by Houlihan Lokey in rendering its fairness opinions. The analysis and underlying assumptions used by the general partners in determining the price of the partnership were substantially the same as those used by Houlihan Lokey in rendering its fairness opinions. Houlihan Lokey's opinions are subject to certain qualifications and limitations. See "FAIRNESS OPINIONS -- The Houlihan Fairness Opinions" below on page 76. In their negotiations on behalf of AmREIT, the independent directors conferred with and considered the analysis of Wunderlich. See "FAIRNESS OPINIONS -- The Wunderlich Securities Fairness Opinion" below on page 73.

     Net Cash. A partnership's net cash equals the excess, if any, of its cash and accounts receivable over its liabilities as of the effective date. Under each merger agreement, a partnership's net cash cannot be negative for the purposes of the merger. Most of the partnerships are anticipated to have a positive net cash balance at the effective date.

     The Exchange Price. The exchange price of $9.25 per share was determined and agreed to by the general partners and the independent directors based, in part, on the last public offering price of $10.25 for AmREIT's common stock net of retail commissions and certain related costs. AmREIT's last public offering was completed in May 1998. The exchange price was established through negotiations between the general partners and the independent directors of AmREIT and represents a discount from the $10.25 per share offering price in an amount equal to the underwriter discounts and other costs associated with the public offering. No third party evaluations were sought with respect to this valuation.

     AmREIT Shares. The consideration payable to each partnership will consist of shares of AmREIT class B stock. The number of shares that will be issued to each limited partner upon the consummation of the merger will be allocated based on each limited partner's partnership units.


     Return to Limited Partners From the Merger. The following table sets forth the anticipated return to the limited partners as a result of the merger based on the exchange price of $9.25 per share. The table sets forth the return from the merger based on the exchange price to the limited partners per $1,000 of adjusted capital and from the merger plus cumulative distributions through December 31, 2001. The returns are calculated as if the effective date were December 31, 2001.


                                                       Total     Cumulative   Cumulative
                           Return from  Return from  Cumulative   Return(3)    Return(4)
                            Merger per  Merger as a   Return(3)     as a         as a
                            $1,000 of    Percentage  Per $1,000  Percentage    Percentage
                             Adjusted   of Adjusted  Of Adjusted of Adjusted   of Adjusted
                           Capital(1)(2Capital(1)(2) Capital(1)   Capital(1)    Capital(1)
       Partnership
 FUND IX..................    $1,074       107.42%      $1,889     188.93%       199.61%
 FUND X...................    $1,045       104.52%      $1,659     165.89%       176.29%
 FUND XI..................    $1,052       105.17%      $1,488     148.76%       159.22%


(1) A limited partner's adjusted capital as of the date stated, equals his or her original investment, less distributions constituting a return of capital under the respective partnership agreement. The general partners believe that a limited partner's adjusted capital is an accurate and convenient measure of his or her remaining investment in the partnership.

(2) For the purposes of calculating the return from the merger, the shares of AmREIT class B common stock are valued at the exchange price of $9.25 per share.

(3) Cumulative return includes the return from the merger based upon the exchange price plus cumulative distributions through December 31, 2001.

(4) Cumulative return includes the return from the merger based upon the cash call price of $10.17 plus cumulative distributions through December 31, 2001.

     Distribution Comparison. The following table sets forth the distributions paid by each partnership to its limited partners during the year ended December 31, 2001 per $1,000 of adjusted capital and the dividends which would have been paid by AmREIT during the year ended December 31, 2001 had the shares to be received by the limited partner in the merger for such $1,000 investment been owned during that period.

                                                 Partnership
                                                Distributions      Dividends
                                               Declared During      Declared
                                                 2001 per       During 2001 on
                                                 $1,000 of     $1,000 of Shares
                                                  Adjusted      to be Received
       Partnership                                 Capital        in Merger
       FUND IX.................................      $71.98          $80.00
       FUND X..................................      $70.66          $80.00
       FUND XI.................................      $69.39          $80.00

Dissenters' Rights

AmREIT Stockholders

     Under the Maryland General Corporation Law, holders of AmREIT class A common stock who vote against the Merger will not be entitled to demand appraisal of, or to receive payment for, their shares.

Limited Partners

     Under applicable state law, limited partners of the partnerships are not entitled to dissenters' rights. However, pursuant to the rules of the National Association of Securities Dealers applicable to rollup transactions, limited partners in each partnership will be entitled to exercise the dissenters' rights described below. Any limited partner who objects to the merger and who follows the procedures prescribed below, in lieu of receiving the consideration proposed under the merger, will receive 5.47% notes equal to their pro rata portion of the appraised value of the assets of their respective partnership as valued by Valuation Associates, an independent appraiser, which valuation is set forth under "APPRAISALS" on page 81. The notes will be callable by AmREIT at any time and will mature on July 16, 2010. Set forth below is a summary of the procedures relating to the exercise of dissenters' rights.

     Any partner contemplating the possibility of dissenting from the merger should carefully review the terms below (particularly the specific procedural steps required to perfect dissenters' rights) and should consult such partner's legal counsel. Such rights will be lost if the procedural requirements set forth below are not fully and precisely satisfied.

     Partners who follow the procedures set forth in this section are entitled to receive 5.47% callable notes due July 16, 2010. While the value of the AmREIT class A common stock, into which the class B common stock is convertible, may fluctuate over time, the principal amount of the notes will be fixed at the time of the merger and will not change based on postmerger fluctuations in stock price. AmREIT is contractually obligated to pay the full amount of the notes. The notes will be issued under an indenture between AmREIT and the trustee, as Trustee. A copy of the form of indenture is filed as an exhibit to the Registration Statement of which this proxy is a part. The terms of the notes include those summarized below, as more fully described in the indenture. The notes are subject to additional terms and conditions as set forth in the indenture to which we refer you for a more detailed statement thereof. The notes will bear interest at 5.47% per annum and will provide for quarterly interest only payments until the notes mature on July 16, 2010 or are prepaid by AmREIT. The interest rate on the notes was determined based on 120% of the applicable federal rate of 4.56 for April 2002. All principal and unpaid interest on the notes will be due at maturity. AmREIT may prepay the notes at any time upon 30 days' prior written notice without premium or penalty, and, should AmREIT sell or refinance any of the assets previously owned by a partnership, it must repay those notes held by former partners of that particular partnership using 80% of the net proceeds of such sale or refinancing. Pursuant to the terms of the indenture, AmREIT will not, and will not permit any of its subsidiaries to, incur any indebtedness, including indebtedness that is acquired as of the result of acquisitions, other than intercompany indebtedness that is subordinate in right of payment to the notes, if immediately after giving effect to the incurrence of such indebtedness, the aggregate principal amount of all outstanding indebtedness of AmREIT is greater than 70% of the appraised value of AmREIT's assets.. If the aggregate number of partners electing to exercise dissenters' rights is exceeds ten percent (10%), AmREIT has the option to terminate the merger agreements.

     Unless all of the procedures set forth in this section are followed by a partner who wishes to exercise dissenters' rights, such partner will be bound by the terms of the merger and will, therefore, receive class B common stock for his or her units. To be entitled to receive notes upon exercise of dissenters' rights, a partner must (1) file with AmREIT (at AmREIT's address, 8 Greenway Plaza, Suite 824, Houston, Texas, 77046, Attention: Secretary) a written notice (a Partner's Notice) of intent to demand notes for the dissenting partner's units, prior to the vote of partners on the merger at the applicable Special Meeting, and (2) not vote the partner's shares in favor of the adoption of the merger. A vote against approval and adoption of the merger agreement and the merger will not in itself constitute a Partner's Notice of intent to demand notes for the units owned by a dissenting partner, and a failure to vote will not affect the validity of a timely written notice. However, the submission of a signed blank proxy will constitute a vote in favor of the merger and a waiver of dissenters' rights.

     After the merger has been approved by the partners of a particular partnership, AmREIT will send to each partner who filed a Partner's Notice and did not vote in favor of the merger a notice (the Company Notice) setting forth, among other things, the address to which a demand for notes and certificates representing the units, if any, must be sent by the dissenting partner in order to obtain notes for the units under this section and the date by which they must be received and including a form to certify the date on which the partner acquired such units. In order to obtain notes for the units, a dissenting partner must demand notes and deposit with AmREIT the certificates, if any, evidencing the partner's units within 30 days after the Company Notice is given. Under Maryland law, notice by mail is given by AmREIT when deposited in the United States mail. A partner who fails to make demand for payment or to deposit unit certificates as required by this section will lose the right to receive the notes for the partner's units under this section, notwithstanding the timely filing of the partner's notice under this section.

     Except as provided below, after the effective date of the merger or the receipt of the dissenting partner's demand for payment, whichever is later, AmREIT shall cause to be remitted to each dissenting partner who has complied with the provisions set forth in this section that number of notes that represent the value of such partner's units which is equal to the pro rata portion of the appraised value of the assets of the applicable partnership as determined by Valuation Associates, and accompanied by, among other things, a brief description of the method used to reach such estimate.

     A partner may not assert dissenters' rights with respect to less than all of the units registered in the partner's name, unless the partner dissents with respect to all units beneficially owned by another person and discloses the name and address of such other person.

     A partner has no right at law or equity to set aside the adoption of the merger agreement or the consummation of the merger, except if such adoption or consummation is fraudulent with respect to such partner or the applicable partnership.

     A beneficial owner of units who is not the partner of record of such units may assert dissenters' rights with respect to such units, and shall be treated as a dissenting partner under the terms of this section, if the beneficial owner submits to AmREIT, at the time of or before the assertion of the rights, a written consent of a the partner of record of such units.

     Any written communications after the merger becomes effective with respect to dissenters' rights should be addressed to AmREIT (at AmREIT's address, 8 Greenway Plaza, Suite 824 Houston, Texas, 77046, Attention: Secretary).

     Pursuant to the merger agreement, if holders of 10 percent (10%) or more of the outstanding units of the three partnerships, in the aggregate, give notice of their intent to demand notes for their units and do not withdraw or lose their dissenters' rights, AmREIT has the right to terminate the merger agreements. See "THE MERGER - Conditions to Consummation of the Merger" on page
61. If AmREIT exercised its termination right in such event, Fund IX, Fund X, Fund XI and AmREIT would not be merged and partners who had perfected their dissenters' rights would not receive any notes but would continue to hold their units in their respective partnership.



Fiduciary Responsibility

     Officers and Directors of AmREIT. The directors are accountable to AmREIT and its stockholders as fiduciaries and must perform their duties in good faith, in a manner believed to be in the best interests of AmREIT and its stockholders and with the level of care, including reasonable inquiry, that an ordinarily prudent person in a like position would use under similar circumstances. AmREIT's charter provides that no director or officer of AmREIT shall be liable to AmREIT for any act, omission, loss, damage, or expense arising from the performance of his or her duties under AmREIT other than as a result of his or her own willful misfeasance or malfeasance or negligence. In discharging their duties to AmREIT, directors and officers of AmREIT shall be entitled to rely upon experts and other matters as provided by Maryland law and AmREIT's bylaws. The charter provides that AmREIT will indemnify its directors and officers to the fullest extent permitted under Maryland law. Pursuant to the charter and Maryland law, AmREIT will generally indemnify each director and officer against any liability and related expenses (including attorneys' fees) incurred in connection with any proceeding in which he or she may be involved by reason of serving in that capacity. A director and officer is also generally entitled to indemnification against expenses incurred in any action or suit by or in the director right of AmREIT to procure a judgment in its favor by reason of serving in that capacity.

     The charter authorizes AmREIT to advance reasonable funds to a director or officer for costs and expenses (including attorneys' fees) incurred in a suit or proceeding upon receipt of an undertaking by that director or officer to repay those amounts if it is ultimately determined that he or she is not entitled to be indemnified. AmREIT has entered into agreements with its directors and executive officers, indemnifying them to the fullest extent permitted by Maryland law. Stockholders may have more limited recourse against those persons than would apply absent these provisions and agreements. To the extent that the foregoing provisions concerning indemnification apply to actions arising under the Securities Act, AmREIT has been advised that, in the opinion of the SEC, those provisions are contrary to public policy and therefore are not enforceable. AmREIT intends to obtain and maintain insurance indemnifying the directors and officers against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

     General Partners of the Partnerships. Under either Nebraska or Texas partnership law, as applicable, the general partners are accountable to the partnerships as fiduciaries and are required to exercise good faith and integrity in all their dealings in the partnership's affairs. The partnership agreements generally provide that neither the general partners nor any of their affiliates performing services on behalf of the partnerships will be liable to the partnership or any of the limited partners for any act or omission by any such person performed in good faith pursuant to authority granted to such person by the partnership agreements, or in accordance with its provisions. As a result, limited partners that have a more limited right of action than they would have in the absence of that provision in the partnership agreements.

     The partnership agreements also generally provide that the general partners and related parties are indemnified from losses relating to acts performed or failures to act in connection with the business of the partnerships (except to the extent indemnification is prohibited by law) provided that those persons determined in good faith that the course of conduct did not constitute fraud, negligence or misconduct. Notwithstanding the foregoing, none of the above-mentioned persons is to be indemnified by the partnerships from liability, loss, damage, cost or expense incurred in connection with any claim involving allegations that such person violated federal or state securities laws unless:

          (1) there has been a successful adjudication on the merits of the claims of each count involving alleged securities law violations as to the person seeking indemnification and the court approves indemnification of the litigation costs,

          (2) those claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court approves indemnification of the litigation costs, or

          (3) a court of competent jurisdiction has approved a settlement of the claims against the person seeking indemnification and finds that indemnification of the settlement and related costs should be made. In each of the foregoing situations, the court of law considering the request for indemnification must be advised as to the position of the SEC, and any other applicable regulatory authority regarding indemnification for violations of securities laws. Indemnification may not be enforceable as to certain liabilities arising from claims under the Securities Act and state Securities laws; and, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable. For purposes of the foregoing, the affiliates of the general partners will be indemnified only when operating within the scope of the general partners' authority. Any claim for indemnification under the partnership agreement will be satisfied only out of the assets of the partnership and no limited partner will have any personal liability to satisfy an indemnification claim made against the partnership.

     The partnerships may also advance funds to a person indemnified under the partnership agreements for legal expenses incurred as a result of legal action brought against that person if that person undertakes to repay the advanced funds to the partnership if it is subsequently determined that the person is not entitled to indemnification. The partnerships do not pay for any insurance covering liability of the general partners or any other indemnified person for acts or omissions for which indemnification is not permitted by the partnership agreements. As part of its assumption of liabilities in the merger, AmREIT will indemnify the general partners and their affiliates for periods prior to and following the merger to the extent of the existing indemnity under the terms of the partnership agreements and applicable law.

Market Prices and Distributions of AmREIT Class A Common Stock

     The Market Price of the AmREIT Class A Common Stock. AmREIT's class A common stock is not currently listed or traded on any national securities exchange or quoted on Nasdaq. Secondary sales of the shares have been limited and sporadic and management is unaware of the price and terms of any sales to the extent they have occurred. In general, management monitors transfers only with respect to their volume. The offering price of the class A common stock at the termination of AmREIT's most recent public offering on May 22, 1998 was $10.25 per share.

     Market Price of the Limited Partnership Units. The limited partnership units are not listed on any national securities exchange or quoted on Nasdaq, and there is no established public trading market for the limited partnership units. Secondary sales activity for the limited partnership units has been limited and sporadic. Also, a number of these transfers were between the same beneficial owner(s), family members or related persons and cannot be considered sales at prevailing market prices. The general partners monitor transfers of the limited partnership units (1) because the admission of the transferee as a substitute limited partner requires the consent of the general partners under each partnership agreement; and/or (2) in order to track compliance with safe harbor provisions to avoid treatment as a "publicly traded partnership" for tax purposes. It should be noted that some transactions may not be reflected on the records of the partnerships. Based upon the transfer records of the partnerships, the general partners are not aware of the price or terms of such transfers.


Effective Time of the Merger

     As soon as practicable after satisfaction of all conditions to consummation of the merger (see "THE MERGER -- Conditions to Consummation of the Merger" on page 54), AmREIT the parties will file articles of merger with the Maryland Department of Assessments and Taxation and the general partners will file articles of merger with the secretaries of state of Texas and of Nebraska, as applicable, the states of organization of the respective partnerships. For Texas and Nebraska state law purposes, the merger will become effective upon the later of the filing of the articles of merger described above, or at any later time which AmREIT and the general partners shall have agreed upon and designated in those filings in accordance with applicable law. For accounting purposes, the parties may agree to make the merger effective as of a date prior to the effective date. AmREIT has the right, acting unilaterally so long as it has not willfully and materially breached the merger agreements, to terminate any or all merger agreements should the merger not be consummated by the close of business on -----------, 2002. Until the effective time of the merger, the limited partners will retain their rights as limited partners of their respective partnerships to vote on matters submitted to them. See "THE MERGER -- Termination on page 57; Extension, Waiver on page 59; and Amendment" on page 60.


Conditions to Consummation of the Merger

     The respective obligations of AmREIT and the partnerships to effect the merger are subject to the satisfaction of specific conditions (none of which may be waived), including the following:

     o the respective merger agreement and the transactions contemplated thereby shall have been approved by the stockholders of AmREIT and the limited partners of the participating partnerships;

     o the definitive proxy statement shall have been timely filed with the SEC and all necessary state securities laws or "Blue Sky" permits or approvals required to carry out the transactions contemplated by each merger agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect;

     o none of the parties shall be subject to an order or injunction of a court of competent jurisdiction or other legal prohibition which prohibits the consummation of the transactions contemplated by each merger agreement;

     o all material actions by or in respect of or filings with any governmental entity required for consummation of the merger and related transactions shall have been obtained or made; and

     o    the AmREIT class A common stock shall have been listed on an exchange;
          and

     o holders of no more than 10% of the partnership units, in the aggregate, shall have given notice of their intent to exercise their dissenter's rights.

     Consummation of the merger is also subject to the satisfaction or waiver of other conditions specified in the merger agreements, including, among others:

     o the representations and warranties in each merger agreement of each of the parties shall be true and correct as of the closing date;

     o each party shall have performed its obligations contained in each merger agreement at or prior to the effective time;

     o from and after the date of each merger agreement there shall not have occurred any change in the financial condition, business or operations of either party that would have or would be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of that party;

     o   each party shall have received an opinion of counsel;  and

     o each party shall have obtained all consents and waivers from third parties necessary to consummate the merger and related transactions.

     The parties may waive one or more of the foregoing conditions to the merger except that if that waiver involves a material change to the terms of the merger, the parties shall resolicit proxies or consents from the waiving party's stockholders or limited partners, as applicable.

     The merger agreements provide that if only one partnership approves the merger, AmREIT has the right, but not the obligation, to consummate the merger with the one participating partnership.


Conduct of Business Pending the Merger

     During the period from the date of each merger agreement to its effective date, the parties have agreed to carry on their respective business in the usual, regular and ordinary course in substantially the same manner as previously conducted. In addition, the parties have agreed to use commercially reasonable efforts to preserve in tact their respective current business organizations, goodwill and ongoing business. The parties also agreed, except as disclosed to the other party or in limited circumstances specified in the merger agreement, that they shall:

     o use their reasonable efforts, and shall cause each of their respective subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

     o except for the continuing payment of quarterly distributions at a rate not exceeding its respective current annual rate, no party to the merger shall make any distributions or dividends payable with respect to the shares and limited partnership units;

     o confer on a regular basis with one or more representatives of the other to report operational matters of materiality and any proposals to engage in material transactions;

     o promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC; and

     o promptly notify the other of any material emergency or other material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained therein.

     Prior to the effective time, except as otherwise disclosed pursuant to each merger agreement, unless AmREIT has consented in writing thereto, each partnership:

     o shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as conducted;

     o   shall not amend its partnership agreement;

     o   shall not:

         (1) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date of the respective merger agreement, issue any limited partnership units, make any distribution, effect any recapitalization or other similar transaction;

         (2) grant, confer or award any option, warrant, conversion right or other right not existing on the date of the respective merger agreement to acquire any limited partnership units;

         (3) increase any compensation or enter into or amend any employment agreement with the general partners or their affiliates; or

         (4) adopt any new employee benefit plan or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans.

     o shall not directly or indirectly redeem, purchase or otherwise acquire any limited partnership units or make any commitment for any such action;

     o shall not sell or otherwise dispose of (1) any partnership properties; or (2) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

     o shall not make any loans, advances or capital contributions to, or investments in, any other person;

     o shall not pay, discharge or satisfy any claims, liabilities or obligations other than the payment, discharge or satisfaction in the ordinary course of business, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements or incurred in the ordinary course of business;

     o shall not enter into any commitment which individually may result in total payments or liability by or to it in excess of $10,000 (or 5% of its net asset value, if less) in the case of any one commitment or in excess of $20,000 (or 10% of its net asset value, if less) for all commitments;

     o shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the partnership or the general partners or their affiliates except to the extent the same occur in the ordinary course of business; and

     o shall not enter into or terminate any lease representing annual revenues of $100,000 or more (or 5% of its net asset value, if less).

     Prior to the effective time, except as may be otherwise disclosed pursuant to the merger agreements, unless each partnership has consented in writing thereto, AmREIT:

     o shall, and shall cause each of its subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

     o   shall not amend its articles or bylaws;

     o   shall not:

         (1) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date of the merger agreements issue any shares of its capital stock, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction;

         (2) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital shares (except pursuant to any employee incentive plan approved by stockholders);

         (3) amend any employment agreement with any of its present or future officers or independent directors; or

         (4) adopt any new employee benefit plan (including any share option, share benefit or share purchase plan).

     o shall not declare, except as provided above for the continuing payment of quarterly dividends, set aside or pay any dividend or make any other distribution or payment with respect to any shares or directly or indirectly redeem, purchase or otherwise acquire any shares or capital stock of any of its subsidiaries;

     o shall not, and shall not permit any of its subsidiaries to, sell or otherwise dispose of (1) any properties or any of its capital stock of or other interests in subsidiaries or (2) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

     o shall not, and shall not permit any of its subsidiaries to, except in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

     o shall not, and shall not permit any of its subsidiaries to pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements of AmREIT included in its reports filed with the SEC or incurred in the ordinary course of business; and

     o shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, independent director or affiliate of AmREIT or any of its subsidiaries, except as provided in the merger agreements or except in the ordinary course of business.

     For the purposes of the foregoing, consents on behalf of the partnership may be given by the general partners and consents on behalf of AmREIT must be given by the AmREIT board with Mr. Taylor abstaining.


Acquisition Proposals

     Prior to the effective time, each partnership and AmREIT have agreed:

     o that neither of them nor any of their subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, general partners, limited partners, independent directors, employees, agents, affiliates and representative (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries), as applicable, not to initiate, solicit or encourage directly or indirectly any inquiries or the making or implementation of any alternative transaction involving, all or any significant portion of the assets or any equity securities of that party or any of its subsidiaries, other than the transactions contemplated by the merger agreements;

     o that it will immediately cease and terminate any existing activities, discussions or negotiations with any parties with respect to any alternative transaction; and

     o that it will notify the other party immediately if any inquiries or proposals are received by a party with respect to an alternative transaction. However, nothing contained in the merger agreements prohibits the general partners or AmREIT board from furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited bona fide acquisition proposal, if, and only to the extent that:

         (1) the general partners or AmREIT board, as applicable, determines in good faith that action is required for it to comply with his or its fiduciary duties to limited partners or stockholders, respectively, imposed by law as advised by counsel,

         (2) prior to furnishing any information to or entering into discussions or negotiations with, such person or entity, that party provides written notice to the other party to the effect that it is furnishing information to, or entering into discussions with, that person or entity, and

         (3) subject to any confidentiality agreement with that person or entity, that party keeps the other party to the respective merger agreement informed of the status (but not the terms) of any such discussions or negotiations.


Termination

     Termination by Mutual Consent. Each merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, before or after the approval of the agreement by the limited partners of a partnership or the stockholders of AmREIT by the mutual written consent of AmREIT and the partnership.

     Termination by Either AmREIT or a Partnership. Each merger agreement may be terminated and the merger may be abandoned by action of the general partners for any partnership or the independent directors for AmREIT only for good reason. Under each merger agreement, the following constitutes "good reason":

     (1) By either AmREIT or the partnership if the merger shall not have been consummated by September 30, 2002;

     (2) By AmREIT if the approval of the limited partners of a partnership shall not have been obtained as required under the merger agreement;

     (3) By the partnership if the approval of the stockholders of AmREIT shall not have been obtained as required under the merger agreement;

     (4) By either AmREIT or the partnership upon a change in control of the other;

     (5) By either AmREIT or the partnership if there has been a breach by the other of any representation or warranty contained in the merger agreement, which breach is not cured within 30 days after written notice of that breach is given to the breaching party by the non-breaching party;

     (6) By either AmREIT or the partnership if there has been a material breach of any of the covenants or agreements set forth in the merger agreement by the other, which breach is not curable or, if curable, is not cured within 30 days after written notice of that breach is given to the breaching party by the non-breaching party;

     (7) By the partnership if the general partners determine that termination is required by reason of an alternative acquisition proposal being made;

     (8) By AmREIT if, the independent directors determine that termination is required by reason of an alternative acquisition proposal being made; or

     (9) By either AmREIT or the partnership if a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate the merger agreement shall have used all reasonable efforts to remove such order, decree, ruling or injunction.


Effect of Termination and Abandonment

     If a partnership terminates the merger agreement (1) other than for "good reason" or (2) for good reason pursuant to paragraph (7) above, and a partnership acquisition proposal has been made and, within one year from the date of termination, the partnership consummates a partnership acquisition proposal or enters into an agreement to consummate a partnership acquisition proposal to be subsequently consummated, the partnership shall pay a termination fee to AmREIT, provided that AmREIT was not in material breach of its obligations at the time of such termination. The termination fee is equal to the lesser of

         (1)  the partnership's proportionate share of $500,000;  and

         (2)  the sum of

              (a) the maximum amount that can be paid to AmREIT without causing
                  AmREIT to fail to meet the requirements of the Internal Revenue Code relating to the payment of the termination fee, plus

              (b) an amount equal to the partnership's proportionate share of
                  $500,000 less the amount payable under clause (a) above in the event AmREIT is permitted to recover this additional amount under the Internal Revenue Code.

In addition, AmREIT is entitled to receive from the partnership (or its successor in interest) all documented out-of-pocket costs and expenses incurred by it up to a maximum of the partnership's proportionate share of AmREIT's expenses. The payments to which AmREIT is entitled as described above shall be its sole remedy with respect to the termination of the merger agreement under the circumstances contemplated above.

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

     If an election to terminate the merger agreement is made because of a partnership material adverse effect, the partnership shall, provided that AmREIT was not in material breach of its obligations at the time of such termination, pay AmREIT the partnership's proportionate share of AmREIT's expenses. The payment of the AmREIT expenses shall be AmREIT's sole remedy for termination of the merger agreement in these circumstances.

     If AmREIT terminates the merger agreement, (1) other than for good reason or (2) for good reason pursuant to paragraph (8) above and, within one year from the date of termination, AmREIT consummates an AmREIT acquisition proposal or enters into an agreement to consummate an AmREIT acquisition proposal to be subsequently consummated, AmREIT shall pay a termination fee to the applicable partnership, provided that the partnership was not in material breach of its obligations at the time of termination. The termination fee shall be in an amount equal to 120% of the partnership's proportionate share of the partnership merger expenses. The payments to which the partnership is entitled as described above shall be its sole remedy with respect to the termination of the merger agreement under the circumstances contemplated above.

     If an election to terminate the merger agreement is made by the partnership because of an AmREIT material adverse effect, AmREIT shall, provided that the partnership was not in material breach of its obligations at the time of such termination, pay the partnership for the proportionate share of the partnership expenses. This payment shall be the partnership's sole remedy for termination of the merger agreement in these circumstances.

     If the merger agreement is terminated by either party pursuant to paragraph
(4) or paragraph (6) above, the non-terminating party shall, provided that the terminating party was not in material breach of its obligations at the time of such termination, pay the terminating party:

     o in the case of termination by the partnership the partnership liquidated damages amount, and in the case of termination by AmREIT, the AmREIT liquidated damages amount, plus;

     o an amount equal to the terminating parties' proportionate share of the merger expenses; and

     o the non-terminating party shall remain liable to the terminating party for its breach.

     If the merger agreement is terminated pursuant to paragraph (1) or paragraph (9) above, AmREIT shall, provided that the partnership was not in material breach of its obligations thereunder at the time of termination, pay the partnership an amount equal to the partnership's proportionate share of the partnership expenses, which payment shall be the partnership's sole remedy for termination of the merger agreement in those circumstances.

     If either party willfully fails to perform its duties and obligations under the merger agreement, the non-breaching party is additionally entitled to all remedies available to it at law or in equity and to recover its expenses from the breaching party. In the event AmREIT or the partnership is required to file suit to seek all or a portion of the liquidated damages amount, and it ultimately succeeds, it shall be entitled to all expenses, including attorney's fees and expenses, which it has incurred in enforcing its right hereunder.


Extension;  Waiver

     At any time prior to the effective time, either party, by action taken by the AmREIT board or the general partners, as applicable, may, to the extent legally allowed:

     o extend the time for the performance of any of the obligations or other acts of the other party to the merger agreement;

     o waive any inaccuracies in the representations and warranties made to the other party in the merger agreement or in any document delivered pursuant thereto; and

     o waive compliance with any of the agreements or conditions for the benefit of the other party contained in the merger agreement. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of that party.

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


Proposed Amendments to Partnership Agreements

     The limited partners of each partnership are being asked to consider and vote upon the partnership amendments which authorize the following:

     o the merger of each partnership with and into AmREIT, whether or not AmREIT would be regarded as a affiliate of the general partners; and

     o any other actions as may be necessary under or contemplated by the merger agreement or this proxy statement, irrespective of any provisions in the partnership agreements which might otherwise prohibit those actions.

     Since a majority vote of the limited partners is required to approve the partnership amendments, a majority vote is required to approve the merger. The amendments will not be effective as to any partnership that does not participate in the merger.

     The partnership agreements of the partnerships do not explicitly provide that the partnerships can merge with and into another entity. Also, the partnership agreements each place prohibitions on the general partners from entering into various agreements, contracts or arrangements for and on behalf of the partnerships with the general partners, their affiliates or otherwise. The respective general partners are proposing the partnership amendments to empower and expressly permit them, for the benefit and on behalf of each respective partnership, to consummate the merger. The merger agreement cannot be effected unless and until such proposed amendments are adopted.

Proposed AmREIT Bylaw Amendments

     At the AmREIT meeting, the AmREIT stockholders will be asked to consider and vote and vote upon a proposals to amend AmREIT's bylaws to (1) specifically authorize the merger of the partnerships with AmREIT on the terms and conditions set forth in the merger agreements and (2) limit the amount of indebtedness that AmREIT can incur to not more than 55% of its net asset value as determined by AmREIT's board of directors.

     The merger proposal would allow the board of directors to:

     o effect the merger with each partnership, the limited partners of whom approve the merger with AmREIT, and subject to the terms and conditions of the merger agreements; and

     o approve the bylaw amendment which would, upon the effective date of the merger, amend the bylaws of AmREIT to specifically authorize the merger on the terms and conditions set forth in the merger agreements, notwithstanding any other provision, restriction or limitation in AmREIT's bylaws.

     The debt proposal would limit the amount of recourse debt AmREIT could incur to 55% of its net asset value, as determined by the board. The term "net asset value" means AmREIT's total assets (less intangibles) value based on market capitalization rates and current year rental income, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter on a basis consistently applied.

     The text of the AmREIT bylaw amendments are as follows:

          "The following paragraph shall be added as a new section to the
Bylaws:

                    "Section 3.21. Approved Merger. Any other provision of these
               Bylaws notwithstanding, the Company is expressly authorized to effect the merger transactions as set forth in each of those certain Agreements and Plans of Merger dated September 10, 2001, as may, pursuant to their terms, be amended, by and between the Company and each of the following partnerships: AAA Net Realty Fund IX, Ltd. ("FUND IX"), AAA Net Realty Fund X, Ltd. ("FUND X"), and AAA Net Realty Fund XI, Ltd. ("FUND XI")."

          "The following paragraph shall replace entirely paragraph three of
Section 3.13(o) of the Bylaws:

                    "The Directors shall review the borrowings of the Company
               quarterly for reasonableness in relation to the Company's net assets. The Company shall not incur recourse indebtedness if, after giving effect to the incurrence thereof, aggregate recourse indebtedness, secured and unsecured, would exceed fifty-five percent (55%) of the Company's Net Asset Value on an unconsolidated basis. For this purpose, the term "Net Asset Value" means the Company's total assets (less intangibles) value based on market capitalization rates and current year rental income, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter on a basis consistently applied."



The Merger Expenses


     All transaction costs and expenses of the merger, inclduing all solicitation expenses (including prepatory work related thereto), which are estimated to be $700,000 shall be paid by AmREIT, except the partnerships rejecting the merger must pay their the percentages of the partnerships' merger expenses equal to their transaction value divided by the aggregate transaction values. Each partnership's percentage of the merger expenses will be allocated between the partnership and AmREIT, on behalf of the general partners. The partnership will pay the portion of those expenses equal to the number of votes cast "For" the merger divided by the total votes cast. AmREIT, on behalf of the general partners of any rejecting partnership will pay the portion of that partnership's merger expenses equal to the number of votes cast on the percentage of "Against" the merger and abstentions divided by the total votes cast. The partnership merger expenses include the Houlihan Lokey fairness opinions, the costs of accountants for the partnerships, 50% of the costs of the appraisals of the partnership properties and the costs of partner communications. The aggregate partnership merger expenses are estimated to be $81,000. Each partnership's proportionate share of the partnership merger expenses is equal to that partnership's relative net asset value.


     AmREIT estimates that the merger expenses will total approximately $700,000 as follows:

             Legal Expenses.......................      $458,000
             Accounting Expenses..................        32,000
             Fairness Opinions and Valuations.....        35,000
             Printing.............................        70,000
             Appraisal Fees.......................        20,000
             Listing Fees.........................        30,000
             Miscellaneous........................        55,000
                                                          ------
             TOTAL................................      $700,000
                                                        ========


Anticipated Accounting Treatment

     AmREIT will account for the merger as a purchase in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations." The fair value of the consideration given by AmREIT in the merger and the fair value of liabilities assumed will be used as the basis of the purchase price. The purchase price will be allocated to the assets and liabilities of the participating partnership based upon their respective fair values at the effective time of the merger. The financial statements of AmREIT will reflect the combined operations of AmREIT and the participating partnerships from the effective time of the merger.

             BENEFITS OF THE MERGER TO MR. TAYLOR AND HIS AFFILIATES

     Should the merger be consummated, Mr. Taylor and the corporate general partners with whom he is affiliated could realize the following substantial financial benefits:

     o Mr. Taylor would be entitled to payment of up to 313,990 shares of AmREIT class A common stock upon consummation of the merger pursuant to the terms of the agreement relating to the acquisition of the external advisor. This would result in Mr. Taylor owning approximately 575,852 shares of AmREIT common stock, representing approximately 10.7% of all outstanding shares of AmREIT common stock on a fully-diluted basis. The acquisition of the external advisor was approved by AmREIT's stockholders and consummated and, therefore, the limited partners will not have the opportunity to vote on the advisor acquisition. If valued at the exchange price, these shares would have a value of up to $2,904,400

     o If a partnership elects to participate in the merger, Mr. Taylor would be relieved of his continuing duties and responsibilities as the individual general partner.

     As described under "THE MERGER -- The Independent Directors' Reasons and Recommendations for the Merger" beginning on page 42, AmREIT could realize substantial benefits should the merger be consummated, including the incremental expansion of its asset base at a cost below that which it might incur under alternative methods of asset growth, significant savings in costs, administration and management due to efficiencies of operations from a larger asset base, improved access to public financing, and the increased potential of establishing a secondary market for the shares.

                              CONFLICTS OF INTEREST

     A number of conflicts of interest are inherent in the relationships among the general partners, the partnerships and AmREIT.

Affiliated General Partners

     Mr. Taylor has an inherent financial interest in consummating the merger. The terms and conditions of the merger might have been structured differently by persons not having a financial interest in the merger or the merger may not have proceeded at all. If the effective date were December 31, 2001, Mr. Taylor would realize the substantial financial benefits from the merger described under "BENEFITS OF THE MERGER TO MR. TAYLOR AND HIS AFFILIATES" beginning on page 70.

     In addition, Mr. Taylor will receive 313,990 shares of AmREIT class A common stock as deferred compensation in connection with AmREIT's acquisition of its external advisor. AmREIT acquired its external advisor, American Asset Advisors Realty Corp., which was wholly-owned by Mr. Taylor, in June 1998 in anticipation of completing the merger. See "THE MERGER--Background of the Merger" on page 40. The terms of the agreement pursuant to which AmREIT acquired its external advisor provide for the issuance of a portion of the consideration, in the form of shares of AmREIT class A common stock, be issued to Mr. Taylor over time based on the realization of specified financial criteria. One of the criteria for payment of the deferred share consideration is the issuance by AmREIT of additional equity, other than to Mr. Taylor. As a result, the actual number of the deferred compensation shares issuable to Mr. Taylor as a result of the merger is directly related to the number of shares issued by AmREIT in the merger. Based on these interests, Mr. Taylor has a financial incentive to assure the partnerships receive the greatest consideration possible.

     Conversely, as an officer and the principal stockholder of AmREIT, Mr. Taylor would benefit along with the other AmREIT stockholders and the independent directors to the extent AmREIT issues a lesser amount of shares in the merger. In the event a partnership rejects this merger proposal, Mr. Taylor would also expect to benefit indirectly from the continuation of AmREIT's management of that partnership and administrative fees and reimbursements to AmREIT. He would also expect to eventually participate in the proceeds of the sale or other disposition of that partnership's properties by reason of his general partner interest and/or right to disposition fees. Also, all other factors being equal, Mr. Taylor's proportionate ownership of AmREIT will be diluted by an amount proportionately related to the number of shares issued in the merger and to the extent the exchange price is less than the value of the shares on the effective date. Mr. Taylor's proportionate ownership of AmREIT common stock will be reduced from 11.12% before the merger to 10.70% after the merger, on a fully-diluted basis, if all partnerships participate.

     While the partnerships engaged Houlihan Lokey to render a fairness opinion and Valuation Associates, an independent real estate appraisal firm, to appraise the partnerships and properties, no formal procedures were put in place to minimize the potential conflicts of interest between Mr. Taylor and the partnerships or as between individual partnerships.

The Independent Directors

     The independent directors have sought to honor faithfully their fiduciary duties to AmREIT and the stockholders. None of the independent directors has any financial interest in any partnership or the general partners of any partnership, and none of the independent directors owes a fiduciary duty to the limited partners.

     The general partners and the independent directors have endeavored to ameliorate conflicts of interest between Mr. Taylor and AmREIT by requiring that the independent directors determine and agree to the terms of the merger on behalf of AmREIT and the stockholders in consultation with Wunderlich and their own legal advisors, Locke Liddell & Sapp LLP. However, because neither of them devotes a major portion of his time to AmREIT's affairs, the independent directors have had to rely on the management and staff of AmREIT for information, data and analysis of AmREIT and the partnerships. Because the management and staff of AmREIT are under the control of Mr. Taylor, in his capacity of AmREIT's chief executive officer, it is likely that the views and considerations of Mr. Taylor, to some extent, influenced the information and analysis of AmREIT's management and staff, and thus, indirectly, the independent directors.

Continuing Conflicts of Interest

     After the merger, Mr. Taylor will continue to have business and financial interests, some of which may conflict with the interests of AmREIT. See "MANAGEMENT -- Certain Relationships and Related Transactions" on page 124.
Mr. Taylor has interests in eight other limited partnerships that collectively either own or are developing properties. None of these partnerships competes with AmREIT or your partnership for properties or tenants nor do any of the tenants of these partnerships directly compete with the tenants occupying the properties of AmREIT or your partnership. Also, under the terms of his employment agreement with AmREIT the agreement and pursuant to which the external advisor was acquired, Mr. Taylor is contractually restricted, so long as he serves as an officer or director of AmREIT, from engaging in any competitive real estate venture without the prior consent of AmREIT. In addition, he must cause any competitive real estate venture over which he exerts control to, at the election of AmREIT, contract with AmREIT for the use of certain personnel and/or facilities. See "MANAGEMENT -- Advisor Acquisition" on page 124. While Mr. Taylor no longer participates in payments for these services, he may eventually participate in the proceeds and/or disposition fees from the sale or disposition of the partnerships' properties by reason of his interest as or in the general partner(s) of the partnerships.

                                FAIRNESS OPINIONS

Wunderlich Securities Fairness Opinion


     On September 6, 2001, Wunderlich Securities rendered a written opinion to AmREIT to the effect that, as of that date and based upon the qualifications and assumptions made and matters considered by Wunderlich Securities, the aggregate AmREIT share consideration offered with respect to all three partnerships is fair from a financial point of view to AmREIT's stockholders. AmREIT retained Wunderlich to provide the fairness opinion with respect to the restructured merger because Morgan Keegan, which had rendered a fairness opinion with respect to the prior merger proposal, no longer has a REIT group. AmREIT's representative at Morgan Keegan relocated to Wunderlich to start its REIT practice; therefore, by hiring Wunderlich, AmREIT had the advantage of the continuity of relationship.



     The full text of the Wunderlich Securities opinion, which sets forth the assumptions made, procedures followed and matters considered in, and the limitations on, the review undertaken in connection with the Wunderlich Securities opinion, is attached as Appendix that accompanies this proxy statement and is incorporated in this document by reference. The summary of opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Wunderlich Securities' opinion was provided for AmREIT's information and assistance in connection with AmREIT's consideration of the mergers contemplated by the merger agreements and the opinions do not constitute a recommendation as to how partners or stockholders should vote with respect to the merger.

     In connection with its opinion, Wunderlich Securities reviewed, among other things:

     o the financial terms of the merger agreements with respect to the merger;

     o the financial statements and the related filings of the partnerships for the year ended December 31, 2000 and the six months ended June 30, 2001;

     o the financial statements and the related filings of AmREIT for the year ended December 31, 2000 and the six months ended June 30, 2001;

     o internal information concerning the business and operations of the partnerships furnished by the general partners;

     o internal information concerning the business and operations of AmREIT furnished by management of AmREIT, including cash flow projections and operating budgets; and

     o financial data and operating statistics provided by AmREIT and the general partners of the partnerships and compared them with similar information of selected public companies.

     Wunderlich Securities also held meetings and discussions with AmREIT's and the partnerships' directors, general partners, officers, and employees, concerning the operations, financial condition and future prospects of the partnerships and AmREIT, respectively. In addition, Wunderlich Securities has conducted other financial studies, analyses and investigations and considered other information as it deemed appropriate.

     Wunderlich Securities relied upon the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Wunderlich Securities by or on behalf of the partnerships or AmREIT. Wunderlich Securities further relied upon AmREIT's assurances that it is unaware of any factors that would materially alter the conclusion made in Wunderlich Securities's fairness opinion, including developments or trends that have materially affected or are reasonably likely to materially affect those conclusions. Wunderlich Securities assumed that the financial forecasts (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected AmREIT's best currently available estimates and good faith judgments as to the future performance of the partnerships and AmREIT, respectively. Wunderlich Securities has relied on these forecasts and does not in any respect assume any responsibility for the accuracy of completeness of these forecasts. Wunderlich Securities also assumed, with consent, that any material liabilities (contingent or otherwise, known or unknown) of the partnerships or AmREIT are as set forth in the respective financial statements of the partnerships and AmREIT. Wunderlich Securities also assumed, with AmREIT's consent, that the table prepared by or for AmREIT of the allocation of the AmREIT share consideration among the limited partners of each of the partnerships has been prepared in accordance with, and complies with the terms and conditions of the partnership agreements of the partnerships. Wunderlich Securities also assumed that the appraisals were reasonably prepared by and reflected the good faith judgments of Valuation Associates, and that Valuation Associates is both competent in rendering such valuation and independent from AmREIT and the partnerships in making its judgment, and Wunderlich Securities does not in any respect assume any responsibility for its accuracy or completeness of the appraisals. In addition, we also assumed that the properties owned by the limited partnerships may be used for their intended purposes for the remainder of their respective lease terms, all of the respective tenants in the properties are creditworthy and that the deferred maintenance at the properties is not material. Wunderlich

Securities did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the partnerships or AmREIT. Wunderlich Securities's opinions necessarily were based upon financial, economic, market and other conditions and circumstances existing and disclosed to Wunderlich Securities as of the date of its opinion.

     It is understood that Wunderlich Securities's fairness opinion is for AmREIT's information in its evaluation of the merger, and Wunderlich Securities's opinion does not constitute a recommendation to AmREIT or the AmREIT stockholders as to how to vote on the merger or as to whether the AmREIT stockholders should elect to offer the AmREIT share consideration. Wunderlich Securities was not requested to, and did not, solicit the interest of any other party in acquiring interests in the partnerships or their assets. Additionally, Wunderlich Securities's opinion does not compare the relative merits of the merger with those of any other merger or business strategy, which were or might have been considered by AmREIT as alternatives to the merger.

     On rendering its opinion with respect to the fairness, from a financial point of view, of the aggregate AmREIT shares offered with respect to the partnerships, Wunderlich Securities did not address or render any opinion with respect to, any other aspect of the merger, including:


     o the prices at which the AmREIT shares may trade following the merger and upon conversion of the Class B shares to be offered compared with the current fair market value of the partnerships' portfolios or other assets if liquidated in real estate markets;

     o   the tax consequences of any aspect of the merger;

     o the method of allocating the AmREIT consideration among the partnerships in the merger;

     o the fairness of the amounts or allocation of acquisition cost or the amounts of acquisition costs allocated to the limited partners; or

     o any other matters with respect to any specific individual partner or class of partners.

     The following is a summary of all the material financial analyses set forth in the merger report provided to AmREIT on September 6, 2001, in connection with Wunderlich Securities rendering its opinion.

     In valuing AmREIT and the partnerships, Wunderlich Securities considered a variety of valuation methodologies, including:

o      a net asset value analysis

o      a discounted cash flow analysis;

o      a pro forma merger analysis;

o      an  analysis of comparable transactions; and

o      an analysis of comparable publicly-traded companies.

Valuation of AmREIT

     Net Asset Value Analysis. Wunderlich Securities performed analyses on each of the partnerships' 20 properties based upon 2001 net operating income estimates provided by the general partners. Wunderlich Securities' valuations ranged from $21,451,557 using an 11% capitalization rate to $26,044,341 using a 9% capitalization rate. Using the adjusted net operating income and the total merger consideration of approximately $24,652,547, the 2001 capitalization rate for the overall property portfolio was determined to be approximately 9.5%. Wunderlich Securities is a reputable investment bank with substantial experience in real estate transactions. Given Wunderlich Securities' experience and its analysis of comparable triple-net lease transactions with credit-worthy tenants, the market rates for these types of transactions were deemed to be between 9%-11% capitalization rates. The 9.5% capitalization rate resulted in a fair valuation of the partnerships for AmREIT.

     Discounted Cash Flow Analysis. Wunderlich Securities also performed a discounted cash flow analysis of the projected cash flow of the partnerships assuming the partnerships continued to operate as a stand-alone entity. Projections for calendar years 2002 through 2006 were based on management's estimates. The projections assumed that rental income would increase 2.8%, vacancy was assumed to be 3.0% and general and administrative expenses increased 2.5% annually. The terminal value of the partnerships was calculated by applying

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
a multiple of 10.5x to 13.0x of cash flow, and the annual cash flow was discounted back using rates ranging from 8.0 to 10.0%, which Wunderlich Securities viewed as appropriate ranges of rates and multiples given the risk characteristics of an unleveraged portfolio of credit quality triple net lease tenants. This analysis resulted in a valuation range of $22.3 million to $26.2 million.

     Pro Forma Merger Analysis. Wunderlich Securities analyzed certain pro forma effects resulting from the merger, including, among other things, the impact of the merger on the estimated funds from operations per share of AmREIT common stock in fiscal year 2001 based on internal estimates of the general partners and management of AmREIT. The results of the pro forma merger analysis suggested that the merger would be accretive to funds from operations per share of AmREIT common stock by 16.2%. The actual results achieved by the combined entity may vary from projected results and the variations may be material.

     Analysis of Selected Comparable Mergers and Acquisitions. In order to assess market pricing for comparable mergers, Wunderlich Securities reviewed overall merger transactions in the real estate industry. Wunderlich Securities evaluated:

     o Lexington Corporate Properties acquisition of Net 1 L.P. and Net 2 L.P. (Pending);

     o Commercial Net Lease Realty, Inc. acquisition of Captec Net Lease Realty, Inc. (Pending); and

     o   GE Capital's acquisition of Franchise Finance Corp. (Completed)


     Wunderlich Securities selected three transactions announced between November 2000 and July 2001, involving the sale or pending sale of retail-oriented real estate investment trusts and partnerships. The Lexington Corporate Properties acquisition included 24 properties in 14 states, including office, industrial and retail. The acquisition was made with a combination of cash common stock and the assumption of $75 million in mortgage financing. The Commercial Net Lease Realty, Inc. acquisition of Captec Net Lease Realty, Inc. included approximately $12 million in cash, $60 million in common stock, $50 million in 9% preferred stock and the assumption ofmortgage financing on the properties. GE Capital's acquisition of Franchise Finance Corp. included cash consideration to equity and the assumption of mortgage financing. The irrelevance of the comparison is due to (1) the nature of the consideration offered in the above transactions and (2) the fact that all of the properties involved in the above-mentioned transactions involve property level mortgage financing alread in place. The Partnership assets involved in the merger with AmREIT are owned 100% by the partnerships, and are not encumbered with any additional financing This is a significant difference because AmREIT is issuing a new class of common stock as consideration and can create additional capital and value from these assets by encumbering the assets with moderate debt post merger. Because no transaction was considered identical to the merger, and the differences in the consideration of the selected transactions compared to AmREIT's consideration contemplated by the merger agreements with the partnerships were not identical, caused the valuation methods to be irrelevant.


     Comparable Trading Multiples Analysis. Wunderlich Securities compared financial and operating information and ratios for AmREIT with the corresponding financial and operating information for a group of publicly traded real estate investment trusts engaged primarily in the ownership and financing of long-term net leased properties. Wunderlich Securities attempted to find comparisons of relative valuations among a peer group, regardless of each company's respective national exchange or relative net asset value. Ultimately, Wunderlich Securities decided that a company's operating strategy, not its national exchange or net asset value, should be the overriding factor as to whether or not a company should be deemed comparable. Wunderlich Securities deemed the following companies as reasonably comparable to AmREIT:

     o   Captec Net Leases Realty, Inc.;

     o   Commercial Net Lease Realty;

     o   Lexington Corporate Properties Trust;

     o   One Liberty Properties, Inc.;

     o   Realty Income Corporation; and

     o   U.S. Restaurant Properties, Inc.

     Among other analyses, Wunderlich Securities compared the stock price for each of these comparable companies with their trailing twelve months funds from operations and compared the adjusted market value for each of these companies with their trailing twelve months earnings before interest, taxes, depreciation and amortization (EBITDA). This analysis indicated that the comparable companies' median multiple of funds from Operations was 8.4x and the median multiple of EBITDA was 10.3x. Wunderlich Securities compared these trading multiples to the implied multiples of AmREIT based on the consideration contemplated in the merger agreements and concluded AmREIT's consideration of Class B common stock is valued at a premium to the comparable companies' trading multiples. The management and independent board of directors of AmREIT reviewed the Net Asset Value Analysis, Discounted Cash Flow Analysis, Proforma Merger Analysis and the Valuation of the partnerships by Valuation Associates and concluded that issuing common stock at the implied multiples with a preferential Dividend would accrue benefits to AmREIT's shareholders.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and

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
the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or amenable to summary description. Accordingly, Wunderlich Securities believes that its analysis must be considered as a whole and that considering any portion of the analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete picture of the process underlying the Wunderlich Securities opinion. No entity used in the above analyses, as a comparison is identical to AmREIT, the partnerships or the combined company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the values of businesses are not appraisals and may not reflect the prices at which businesses may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty and Wunderlich Securities does not assume responsibility for any future variations from these analyses or estimates. The above paragraphs summarize the significant quantitative and qualitative analyses performed by Wunderlich Securities in arriving at its opinions. As described above, Wunderlich Securities's opinion to AmREIT was one of many factors AmREIT took into consideration in making its determination to approve the merger.

     AmREIT selected Wunderlich Securities as its financial advisor on the basis of Wunderlich Securities's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes. Wunderlich Securities may provide investment banking services to AmREIT in the future and trade AmREIT shares for its own account and for the accounts of its customers, and accordingly, may at any time hold a long or short position in AmREIT shares.

     Pursuant to an engagement letter dated as of July 27, 2001, Wunderlich Securities will receive a fee of $25,000 from AmREIT for its services in rendering its fairness opinion. Wunderlich Securities will also be reimbursed approximately $10,000 for all of its expenses in connection with this transaction, and approximately $5,000 for its attorneys' fees. AmREIT has agreed to indemnify Wunderlich Securities, its affiliates and each of its directors, officers, employees, agents, consultants, and attorneys, and each person or firm, if any, controlling Wunderlich Securities or any of the foregoing, against certain liabilities, including liabilities under federal securities law.



Houlihan Lokey Howard & Zukin Financial Advisors Inc. Fairness Opinions


     General. The general partners retained Houlihan on behalf of each partnership to render the Houlihan fairness opinions to each participating partnership regarding the fairness, from a financial point of view, of the consideration to be received by the limited partners of the participating partnership in connection with the merger. Houlihan was retained by the partnerships because it had previously evaluated a transaction with AmREIT as part of the previous merger proposal and was familiar with the partnerships and AmREIT. Houlihan was not requested to, and did not make, any recommendation to the partnerships as to the form or amount of consideration to be received by the limited partners in connection with the merger, which consideration was determined through negotiations between AmREIT and the general partners. The general partners retained Houlihan to render its fairness opinions based upon Houlihan's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuation for corporate purposes especially with respect to REITs and other real estate companies. Houlihan is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalization, financial restructuring, and private placements of debt and equity securities.


     The general partners first engaged Houlihan on February 10, 1998 and amended such engagement on April 21, 1999. Houlihan Lokey has updated its analyses from 1999 to October 8, 2001. The consideration to be paid by AmREIT in the merger consists solely of shares. Houlihan rendered an opinion as to the valuation of the advisor in connection with the advisor acquisition and has received fees in connection with rendering its fairness opinions in 1998 and 1999 in connection with the merger. Prior to such engagements, Houlihan had no material relationship with the general partners or their affiliates. As compensation to Houlihan for its services in connection with the merger, the general partners have already paid Houlihan an fees of $137,500 and will pay Houlihan Lokey an additional $20,000 for its services in connection with updating its fairness opinions. No portion of Houlihan's fee is contingent upon the successful completion of the merger. The general partners and each partnership have also agreed to indemnify Houlihan and related persons against certain liabilities, including liabilities under federal securities laws, arising out of the engagement of Houlihan, and to reimburse Houlihan for certain expenses.



     Houlihan delivered its written fairness opinions to the general partners as of June 25, 1999 and then updated its written fairness opinions to October 8, 2001. Such opinions state that on the basis of its analysis summarized below and subject to the limitations described below, the consideration to be received by the limited partners of each participating partnership in connection with the merger was fair, from a financial point of view, to such limited partners. The fairness opinions do not constitute a recommendation to any limited partner as to how any such limited partner should vote on the merger.

     THE FULL TEXT OF EACH HOULIHAN LOKEY FAIRNESS OPINION, WHICH SET FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE

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
REVIEW UNDERTAKEN, IS ATTACHED AS AN APPENDIX TO THE RESPECTIVE PROSPECTUS SUPPLEMENT. THE LIMITED PARTNERS ARE URGED TO READ THE APPLICABLE OPINION IN ITS ENTIRETY.

     In arriving at its fairness opinions, Houlihan:

o held discussions with certain members of the General Partner's senior management to discuss the operations, financial condition, future prospects and projected operations and performance of the Partnership and AmREIT;

o reviewed the Partnership's annual reports to partners for the four fiscal years ended December 31, 2000 and interim financial statements for the six month period ended June 30, 2001 which the General Partner has identified as being the most current financial statements available and has indicated that there has been no material change in the financial position of the Partnership since such financial statements;

o reviewed copies of the undated Agreement of Limited Partnership of the Partnership; and

o reviewed AmREIT's annual reports to shareholders and on Form 10-K for the four fiscal years ended 2000 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2001;

o reviewed AmREIT's October 3, 2001 draft of Amendment 4 to Form S-4 Registration Statement;

o reviewed a draft of the Supplement to Joint Proxy and Consent Solicitation Statement and Prospectus for AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd., which includes the Agreement and Plan of Merger, dated as of September 10, 2001, is entered into by and between AmREIT, Inc., AAA Net Realty Fund IX, Ltd., AAA Net Realty FUnd X, Ltd., and AA Net Realty Fund XI, Ltd.
         H. Kerr Taylor, on behalf of himself as the individual General
         Partner, and American Asset Advisers Management Corporation IX, American Asset Advisers Management Corporation X, and American Asset Advisers Management Corporation XI;

o reviewed Houlihan Lokey's prior analysis of the Partnership and AmREIT as of approximately June 26, 1999;

o reviewed the historical market prices for the AmREIT's publicly traded securities;

o reviewed certain other publicly available financial data for certain companies and assets that we deem comparable to the Partnership and AmREIT, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

o conducted such other studies, analyses and inquiries as Houlihan Lokey has deemed appropriate.

     Houlihan did not, and was not requested by the general partners, to make any recommendations as to the form or amount of consideration to be paid to the limited partners in connection with the merger. Houlihan was not asked to opine on and did not express any opinion as to:

     o legal or tax consequences of the merger, including but not limited to tax consequences to the limited partners;

     o the public market values or realizable value of the shares or the prices at which the shares may trade in the future following the merger if and when a public trading market is established for the common shares;

     o the fairness, advisability or desirability of alternatives to the merger;

     o the potential capital structure of AmREIT or its impact on the financial performance of the shares; or

     o the fairness of any aspect of the merger not expressly addressed in the Houlihan fairness opinions, including the fairness of the merger as a whole. Houlihan's opinion relates to fairness from a financial point of view of the consideration to be received by each limited partner. Houlihan's opinion does not address the fairness of the merger as a whole. Houlihan's opinion as to each partnership does not depend on the participation of any one or a combination of other partnerships. Houlihan did not perform an independent appraisal of the assets and liabilities of the partnerships.

     Although the general partners and AmREIT advised Houlihan that certain assumptions were appropriate in their view, no restrictions or limitations were imposed by the general partners upon Houlihan with respect to its investigation or the procedures followed by Houlihan in rendering its fairness opinion. Houlihan's fairness opinions are not intended to be and do not constitute a

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
recommendation to any limited partner as to whether to accept the consideration to be received by such limited partner in connection with the merger or to vote in favor of the merger. It should be noted that the aggregate value of the consideration that may be received by each limited partner in connection with the merger (including any cash consideration in lieu of fractional shares to be received by the limited partners) is fixed. The ultimate value actually received by each limited partner at the time of consummation of the merger will vary depending on the market price of the shares at such time.

     Houlihan relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the partnerships and that there has been no material change in the assets, financial condition, business or prospects of each partnership since the date of the most recent financial statements made available to it. However, Houlihan's conclusions as to the fairness of the merger to any partnership was not based materially on the financial forecasts.

     Houlihan did not independently verify the accuracy and completeness of the information supplied to it with respect to the partnerships and did not assume any responsibility with respect to such information. Houlihan has not made any physical inspection or independent appraisal of any of the properties or assets of the partnerships.

     Partnership and AmREIT Analysis. In rendering its fairness opinions, Houlihan calculated a range of the value of each partnership on a controlling interest basis as well as for AmREIT. Houlihan's analysis of the fair market value of each partnership and AmREIT took into consideration the income- and cash-generating capability of that partnership and AmREIT. Typically, an investor contemplating an investment in an enterprise with income- and cash-generating capability similar to the partnerships will evaluate the risks and returns of its investment on a going concern basis. Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the value of each partnership has been developed primarily on the basis of capitalization of net operating cash flow approaches. The value of AmREIT has been developed primarily on the basis of capitalization of net operating cash flows as well as a discounted cash flow analysis regarding one of AmREIT's assets.

     All valuation methodologies that estimate the worth of an enterprise as a going-concern are predicated on numerous assumptions pertaining to prospective economic and operating conditions. Houlihan's opinions are necessarily based on business, economic, market and other conditions as they exist and can be evaluated by it at the valuation date. Unanticipated events and circumstances may occur and actual results may vary from those assumed. Any such variations may be material.

     o    Analysis of the Partnership and AmREIT's Income Producing Real
          Property: Capitalizing several different income and cash flow streams resulted in different estimates as to the value for each partnership and AmREIT. The estimated value of each partnership provides a basis of comparison to the consideration offered in the merger. In valuing the partnerships and AmREIT's income producing real property (the "AmREIT Properties"), Houlihan performed the following analyses with respect to each partnership and the AmREIT Properties.

         Capitalization of 2000 Net Operating Income In order to arrive at the value of the partnerships, Houlihan utilized capitalization rates of 2000 net operating income of each partnership. Further, in order to arrive at the value of the AmREIT Properties, Houlihan utilized capitalization rates of 2000 net operating income associated with the AmREIT Properties.

         Capitalization rates utilized were determined based upon statistics from the National Real Estate Index, an independent organization that compiles pricing data from real estate transactions and certain publicly available information on assets similar to the partnerships' properties. Additionally, on a property-by-property basis, a number of characteristics and financial statistics were considered, including the property's relative size and contribution to total net operating income, the credit quality of the property's tenant, and the duration of the property's lease. Moreover, the market and location of the property were considered. In sum, Houlihan selected capitalization rates and applied what it believes to be the appropriate capitalization rate to each partnership's 2000 net operating income and the 2000 net operating income associated with the AmREIT Properties.

         Applying those selected capitalization rates to each Partnership's 2000 net operating income and the AmREIT Properties' 2000 net operating income resulted in an aggregate value for each Partnership as well as for the AmREIT Properties.

         Capitalization of 2001 Net Operating Income based on a historic average margin. A similar methodology to the capitalization of 2001 net operating income is to capitalize the net operating income that is calculated by annualizing the performance of each partnership and the

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
         AmREIT Properties through June 30, 2001 and assuming a three year average margin based upon the partnerships' past net operating income margin.

         Capitalization of Gross Revenues Less Management Fees
         Houlihan also capitalized the partnerships' and the AmREIT Properties' gross revenue less a 3% management fee.


         The aforementioned approaches provided Houlihan with a range of values for each partnership and the AmREIT Properties. Houlihan assumed that, based upon the rights and privileges of the Partnerships' partnership agreements, the limited partners are entitled to all of the value of the partnerships. The partnerships' and the AmREIT Properties' value was adjusted to reflect the capital structure of the Partnerships and the AmREIT Properties and any excess cash or other liabilities.



o Analysis of AmREIT's non income producing real property (known as Lake Woodlands Plaza) and the income and cash flow associated with AmREIT's service businesses.

         Analysis of Lake Woodlands Plaza
         Discounted Cash Flow Approach.
         -----------------------------
         Houlihan utilized the financial forecasts as prepared by management for the remainder of 2001 through 2011 for Lake Woodlands Plaza. After calculating the net present value of cash flows for the applicable periods using discount rates of 10.0% a terminal value was calculated based upon exit capitalization rate 8.5%.

         Analysis of ARIC
         Market Multiple Approach.
         Houlihan Lokey derived an indication of the range of ARIC by applying a multiple to ARIC's earnings before interest, taxes, depreciation and amortization ("EBITDA") as of the twelve months ended June 30, 2001 and based upon the annualized EBITDA based upon the six months ended June 30, 2001 Houlihan Lokey utilized publicly available information regarding capitalization rates exhibited in public companies similar in type and function to ARIC.

         Based on the financial forecasts and this analysis, Houlihan calculated indications of the value for Lake Woodlands Plaza and ARIC, and added such values to the value indications that resulted for the AmREIT Properties as described above.

Based on all of the aforementioned analyses, Houlihan derived the following ranges of values for the partnerships and AmREIT, and their respective contributions to the merged entity, as set forth in the table below:


                     Houlihan Lokey               % of  Merged  Transaction   %  of  Merged
                     Range of Value               Company       Value         Company
                                                  Houlihan %                  Transaction %
                     Low           High
Fund IX............  5,011,277     6,124,894      12.8%         5,648,585     12.2%

Fund X.............  9,827,392     12,011,256     25.1%         11,709,934    25.2%

Fund XI............  6,007,337     7,342,301      15.3%         7,294,028     15.7%
                     ---------     ---------      -----         ---------     -----

AmREIT               18,296,872    22,362,844     46.7%         21,786,998    46.9%
                     ==========    ==========     =====         ==========    -----



     Houlihan Lokey concluded that the transaction's proposed values for the partnerships and AmREIT, and the resulting ownership of AmREIT (post merger) were within the ranges that Houlihan determined and calculated based on its aforementioned valuation analyses. Accordingly, Houlihan concluded that the consideration to be received by the limited partners of each participating partnership in connection with the merger was fair, from a financial point of view, to such limited partners.

     The foregoing summaries describe the material points of more detailed analyses performed by Houlihan in connection with rendering the Houlihan fairness opinions. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is, therefore, not readily susceptible to summary description.

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In rendering its fairness opinions, Houlihan did not attribute any particular weight to any analysis or factor considered by it but rather made the appropriate judgments as to the significance and relevance of each analysis and factor. While there were no material factors that did not support Houlihan's fairness opinions, Houlihan believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete view of the processes underlying the analyses set forth in the Houlihan fairness opinions. In its analysis, Houlihan made numerous assumptions with respect to the partnerships, general real estate industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond its control and beyond the control of the partnerships. The estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by the analyses.

Conditions and Limitations. The conclusions resulting from the above-described analyses lead Houlihan to conclude that the consideration to be received by the limited partners of each partnership in connection with the merger is fair to the aggregate limited partners of each partnership from a financial point of view.

The foregoing analyses required studies of the overall market, economic and industry conditions in which the partnerships and AmREIT operate, the partnerships' and AmREIT's operating results, and the partnerships' distributions to the limited partners. Research into, and consideration of, these conditions were incorporated into the analyses.


Houlihan's fairness opinions are based on the business, economic, market and other conditions as they existed as of October 8, 2001. In rendering its opinions, Houlihan relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to Houlihan by the general partners and AmREIT was reasonably prepared and reflect the best current available estimates of the financial results and condition of the partnerships and AmREIT. Houlihan relied on the assurance of the general partners that any financial projections or pro forma statements or adjustments provided to Houlihan were in the judgment of the general partners and AmREIT reasonably prepared or adjusted on bases consistent with actual historical experience or reflecting the best currently available estimates and good faith adjustments; that no material changes have occurred in the information reviewed between the date the information was provided and the date of the Houlihan fairness opinions; and that the general partners and AmREIT are not aware of any information or facts regarding the general partners and AmREIT or the partnerships that would cause the information supplied to Houlihan to be incomplete or misleading in any material respect. Houlihan did not independently verify the accuracy or completeness of the information supplied to it with respect to the partnerships or AmREIT and does not assume responsibility for the accuracy or completeness of such information. In updating its opinion, Hopulihan did not visit the facilities and business offices of the general partners and AmREIT and did not review the appraisal of each of the partnerships prepared by Valuation Associates, because Houlihan did visit the general partners and AmREIT in conjunction with the rendering of their previous fairness opinion. Therefore, Houlihan did not feel it was necessary to make a physical site inspection again, and all work and interviews were conducted via teleconference. Houlihan did review the appraisals that were performed in 1999. As such, and based on representation that the appraisal methodology and values did not materially change from 1999, Houlihan did not review the updated appraisals. Except as set forth above, Houlihan did not make any physical inspection or independent appraisals of the properties or assets of the partnerships or AmREIT.








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                                   APPRAISALS

     General. Valuation Associates has prepared and delivered to each of the three partnerships an appraisal report dated July 31, 2001 which is an update to the appraisals performed in May 1999, based upon and subject to the matters referenced in the appraisal, containing its opinion regarding the market value of each partnership and each of its properties as of July 31, 2001. Valuation Associates is a nationally recognized independent and fully diversified real estate firm with extensive valuation experience. AmREIT and the partnerships decided to retain Valuation Associates to render these appraisals in connection with the merger because of its valuation experience with respect to real estate and transactions similar to the merger.

     The purpose of the appraisals is to establish the relative leased fee values of the properties in each partnership's portfolio. The independent directors and the general partners used the appraisals to assist them in determining the reasonableness of the proposed consideration payable by AmREIT to each partnership in the merger. Valuation Associates appraisals of the partnerships properties address the market value of each partnership's leased and ownership interest in each property and the liquidation value of each partnerships properties, based on certain specified assumptions.

     Market Value/Going Concern - Valuation Methodology. Valuation Associates' appraisals of the market value of the leased fees of the partnerships' properties primarily involved the income approach. The cost approach and the sales comparison approach were usually used only in instances where the valuation of the underlying property was required or for select closed sales with no current rent. The uses of the approaches to value are summarized below:

     - The income approach to value was relied upon as the primary appraisal technique based upon the properties' capability to generate net income and to be bought and sold in the marketplace.

     - Income Approach is defined as a set of procedures through which an appraiser derives a value indication for an income producing property by converting its anticipated benefits (cash flows and reversion) into property value. This conversion can be accomplished in two ways, one year's income expectancy can be capitalized at a market derived capitalization rate or at a capitalization rate that reflects a specified income pattern return on investment and change in the value of investment. Alternatively, the annual cash flows for the holding period and the reversion can be discounted at a specified yield rate.

     - The cost approach and the sales comparison approaches were applied in Valuation Associates' analysis and were considered to be relevant only:

          - where a value for a reversionary interest in the property was required and the use of direct capitalization would not have been the method of choice; and

         -    to estimate rent for vacant properties with no rent.

     - Cost Approach is defined as a set of procedures through which a value indication is derived for the fee simple interest in a property by estimating the current cost to construct a reproduction of or replacement for the existing structure, deducting accrued depreciation from the reproduction or replacement cost and then adding the estimated land value plus an entrepreneurial profit. Adjustments may be then made to the indicated fee simple value of the subject property to reflect the value of the property interest being appraised.

     - Sales Comparison Approach is defined as a set of procedures in which a value indication is derived by comparing the property being appraised to similar properties that have been sold recently, applying appropriate units of comparison and making adjustments to the sale prices of the comparables based on the elements of comparison. The Sales Comparison Approach may be used to value improved properties, vacant land, or land being considered as though vacant. It is the most common and preferred method of land valuation when comparable sales data are available.

     A typical investor in the marketplace considering the purchase of an income producing property will primarily focus on the income stream generated by the lease payments as well as the estimated reversion at the end of the holding period. It is to be noted, however, that the reversion for an income producing property is directly related to its income potential. Therefore the Income Approach is the best indicator of value for income producing properties such as the ones included in the portfolios at hand. Our valuation methodology relied on the Income Approach using a discounted cash flow analysis in which the current value is estimated by discounting the future income stream and reversion associated with the property.

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

     The Cost Approach is a more reliable indicator of value for special purpose properties and "new construction" where the estimate of accrued depreciation is less subjective. This approach is seldom relied on by investors purchasing income producing properties and was not used for properties with rental income.

     The Sales Comparison Approach relies on the premise that an investor would not pay for the subject property more than what would be paid for a comparable property after adjustment for differences for such factors as location, size of the building, size of the land, age, type of construction, zoning and so forth. The drawback to this approach is that unless you have complete and accurate, often confidential and unavailable information for each comparable properties, comparison and derivation of adjustments can be meaningless.

     The subject of our valuation consists solely of a portfolio of income producing properties and therefore justified reliance on the application of the Income Approach as the primary valuation methodology. Comparable sales were used to derive an appropriate discount rate and terminal capitalization rate and their sales prices per square foot provided a price range that was used as a check and benchmark in the valuation for each property.

     Since the appraisals involved the estimation of the aggregate market value of the leased and ownership interests of each partnerships' properties, Valuation Associates determined that only the income approach provided a true test of market value for the properties. The value of the properties was developed by the capitalization of the lease payments into present value using the discounted cash flow analysis, whereby anticipated future income streams over a seven-year holding period were discounted at a market-derived rate of 9.25% to 12.00% (depending on the property) to a net present value estimate using a cash flow model and a reversionary value (sale at the end of the seventh year) was discounted at a market-derived terminal capitalization rate of 10.50% to 12.25%. Terminal Capitalization Rate is defined as the rate used to convert income (example NOI cash flow) into an indication of the anticipated value of the subject real property at the end of the holding period. The Terminal Capitalization Rate is used to estimate the resale value of the property. Also called Residual Capitalization Rate. Market Derived Rate may be a terminal capitalization rate or going end capitalization rate or discount rate or yield rate that is derived from the market from either sales of comparable income producing properties or via interviews of market participants. Valuation Associates made certain assumptions in determining its cash flow analysis with respect to its market value analysis of each partnership. These assumptions included:

     -   a seven-year holding period for each property;

     - a $150,000 annual allowance related to normal day-to-day operations, including functions relating to compliance with the SEC reporting requirements, investor relations and communications and management issues not specifically related to property level activities;

     -   a 4% annual allowance for a management fee; and

     - a flat amount of $400 per property, per year for miscellaneous expenses such as bookkeeping, legal fees and other pro rata charges. Anticipated rental income as well as adjustments for vacancy with no rent being paid, percentage rent, management fees and administrative expenses were analyzed over the holding period.

     The selection of the discount rate to be applied to the estimated cash flow over the seven-year holding period for each property was based upon Valuation Associates' multi-tiered analysis of the risk involved with each property. For each property, Valuation Associates first analyzed both general and specific market risks, lessee/borrower risk and property risk. Next, Valuation Associates evaluated the attitude and expectation of market participants and compared this to a variety of alternative investment vehicles such as stock, bonds or other real estate investments. Finally, Valuation Associates looked at the individual tenants' company profile and financial strength based on stock reports, investor publications, trade journals and discussions with market participants.

     At the end of the seven-year holding period, Valuation Associates assumed that the properties of each partnership would be sold in an orderly manner. For purposes of such sale, Valuation Associates assumed that the partnership would incur a 3.5% sales expense, which included any fees for brokerage or attorneys, applicable closing costs and miscellaneous charges upon disposition of the properties.

     Property Valuation Assumptions. The special assumptions made by Valuation Associates in its appraisals of each partnership's properties are set forth in summary form as follows:

     - Client Provided Information. The partnerships provided Valuation Associates with leases for properties in the portfolios, summarized data pertaining to sales volumes, lease data and other property specific data such as surveys and site plans. Valuation Associates

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
          assumed, for purposes of its appraisals that this information was true and complete as of the date given and stated in its report that it has no reason to believe that the data with which AmREIT provided them is inaccurate in any material respect.

     - Physical Inspections. The independent directors and general partners requested that Valuation Associates conduct personal inspections of each of the properties, which was performed in May 1999, the date of the original appraisals.

     - Litigation. Valuation Associates assumed that each of the properties is free from any pending or proposed litigation, civil engineering improvements or eminent domain proceedings, unless it received specific information otherwise.

          - Material Adverse Changes. The date of the appraisals is July 31, 2001. In the event that any given tenant within the portfolio files for bankruptcy or suffers significant adverse financial or operational changes subsequent to the date of the reports, Valuation Associates reserves the right to revise the appraisal relating to such tenant and such property.

          - Highest and Best Use. For purposes of the appraisals, Valuation Associates assumed that the existing building improvements represent the highest and best use of the respective properties.

          - Joint Ventures and Tenants in Common. For the properties in each partnership that are under a joint venture agreement, Valuation Associations allocated the respective proportionate value of the property in question to each Partnership in the joint venture agreement.

          - Real Estate Only. The appraisals are for the value of the real estate only and do not include furniture, fixtures and equipment in the stores.

     There were no assets subject to any material qualifications by Valuation Associates with respect to the valuation.

     The date of the value of the properties of each partnership, as set forth in the appraisal rendered by Valuation Associates is July 31, 2001. As of the date of this proxy statement, neither AmREIT nor any of the partnerships is aware of any material event subsequent to the date of the appraisal that would result in any material changes to any of the values set forth in the appraisals rendered by Valuation Associates. The appraisals rendered by Valuation Associates will be updated and a supplemental proxy statement will be provided to you if AmREIT determines that any event has occurred or condition has changed since the date of the appraisals that may have caused a material change in the values reported.

     In connection with the merger, AmREIT originally paid, on behalf of the partnerships which approve the merger, Valuation Associates approximately $53,000 in the aggregate for its real estate appraisal services, and an additional $18,000 for the update that was performed in July 2001. AmREIT may engage Valuation Associates for future valuations and appraisals of properties of AmREIT. There is no contract, agreement or understanding between AmREIT and Valuation Associates regarding any future engagement.

     Liquidation Valuation. AmREIT and the partnerships also requested that Valuation Associates provide them with a liquidation value for the properties of each of the partnerships. In providing AmREIT and the partnerships with that estimate, Valuation Associates made several assumptions regarding the conditions under which we would be selling the properties of each partnership. These assumptions were then applied to the market value derived for each property as described above. These assumptions include:

     - Time Period. Valuation Associates assumed that the liquidation of the partnerships' properties would occur over a six-month period. In estimating the liquidation period, Valuation Associates relied on interviews with market participants, their professional opinion, and consideration of the size of the portfolio and the quality of the properties that it comprises. The six month period was determined to be a reasonable length of time that would be necessary to liquidate the portfolios in an orderly manner in light of the number of properties and quality of properties involved. According to Valuation Associates, this would shorten the normal marketing period estimate by as much as 50%. Thus, Valuation Associates assumed that for a six-month period, a discount of 5% from the appraised discounted present value would be necessary.

     - Marketing of Properties. Each partnership would make an aggressive marketing effort in the sale of the properties. In connection with this assumption, Valuation Associates allowed for 2% of the appraised present value of each property as a reasonable amount for the increased marketing effort and contingency costs.

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

     - Brokered Sales. In light of the six-month liquidation period assumption, Valuation Associates assumed (and AmREIT and the partnerships agreed) that in such a liquidation, AmREIT and the partnerships would enlist the assistance of brokers. Based upon that assumption and upon current market research, Valuation Associates applied a 3% brokerage commission to the present values of the properties.

     - Other Fees. Valuation Associates also assumed that AmREIT and the partnerships would have attorney, consultant and appraisal fees, as well as transfer taxes, surveys, title insurance and other related expenses that would amount to approximately 2.5% of the present value of the properties in each of the Partnerships.

                                                                  Appraised
                                                                  Value per
                                                 Valuation        Average
                                                 Associates       $1,000
                               Terminal Cap      Appraised       Adjusted LP
                                Rate(1)           Value         Investment(2)
       Partnership
         Fund IX*..........   10.50%-10.75%       $ 5,367,000         $996
         Fund X*...........   10.50%-11.25%       $11,082,000         $968
         Fund XI*..........   10.50%-11.50%       $ 6,730,000         $955

* The original investment per unit was $1,000. The appraised value per unit does not take into consideration any previous return of capital or distributions from operations.

(1) The appraisals were based on a discounted cash flow analysis over a seven year holding period. Additionally, a terminal capitalization rate applied to a reversionary cash flow model was used to compare to the discounted cash flow analysis. The terminal capitalization rate is applied to the end of the income stream, not the first year income stream, resulting in a higher capitalization rate.

(2) Amounts reflected only represent the appraised value of the partnership per average $1,000 limited partner investment. It does not take into consideration the premium AmREIT is paying in addition to the appraised value, nor does it include the net cash of each partnership. For an analysis of the total transaction value per average $1,000 limited partner investment, see "SUMMARY-Consideration Paid to the Partnerships" on page 7.





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


                     AmREIT UNAUDITED PRO FORMA FINANCIAL INFORMATION




     The unaudited pro forma financial information of AmREIT for the year ended December 31, 2001 is included in this proxy statement starting at page F-3. The pro forma financial balance sheet has been prepared as if each of the transactions had occurred as of December 31, 2001: (1) the issuance of 313,990 initial shares pursuant to the advisor acquisition; and (2) the merger and the related transactions. The pro forma statements of operations of AmREIT for the year ended December 31, 2001 has been prepared as if each of the transactions had occurred as of January 1, 2001. The unaudited pro forma financial information has been prepared using the purchase method of accounting whereby the assets and liabilities of the partnerships are allocated based upon estimated fair value, based upon preliminary estimates, which are subject to change as additional information is obtained. The purchase price and the allocations of the purchase price are subject to final determination based upon estimates and other evaluations of fair value. Therefore, the purchase price and the allocations reflected in the pro forma financial information may differ from the amounts ultimately determined.



     The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AmREIT that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial position or results of operations. In the opinion of the AmREIT management, all material adjustments necessary to reflect the effect of these transactions have been made. The unaudited pro forma statements of operations for the year ended December 31, 2001 are not necessarily indicative of the results of operations for the year ending December 31, 2001.





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



                         FEDERAL INCOME TAX CONSEQUENCES

General

         The following summary of material federal income tax consequences that may be relevant to a holder of our securities is based on current law, is for general information only and is not intended as tax advice. The following discussion, which is not exhaustive of all possible tax consequences, does not include a detailed discussion of any state, local or foreign tax consequences. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of our securities in light of his or her particular circumstances or to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States and persons holding securities as part of a conversion transaction, a hedging transaction or as a position in a straddle for tax purposes) who are subject to special treatment under the federal income tax laws. Unless otherwise indicated the terms "we," "us," and "our" when used herein refer to AmREIT.

         The statements in this discussion are based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code") existing, temporary and currently proposed Treasury Regulations under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this discussion with respect to transactions entered into or contemplated prior to the effective date of such changes. Any such change could apply retroactively to transactions preceding the date of the change. We do not plan to request any rulings from the IRS concerning our tax treatment and the statements in this discussion are not binding on the IRS or any court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or that such challenge will not be sustained by a court.

         THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.


         We have elected to be treated as a REIT under Sections 856 through 860 of the Code for federal income tax purposes commencing with our taxable year ended December 31, 1994. We believe that we have been organized and have operated in a manner that qualifies for taxation as a REIT under the Code. We also believe that we will continue to operate in a manner that will preserve our status as a REIT. We cannot however, assure you that such requirements will be met in the future.



     Locke Liddell & Sapp LLP, our legal counsel, is of the opinion that we qualified as a REIT under the Code for our taxable year ended December 31, 2000, we have been organized and our manner of operation has been in conformity with the requirements for qualification and taxation as a REIT as of the date of this prospectus and that our proposed manner of operation and diversity of equity ownership should enable us to continue to satisfy the requirements for qualification as a REIT in calendar year 2002 if we operate in accordance with the methods of operations described herein including our representations concerning our intended method of operation. However, you should be aware that opinions of counsel are not binding on the IRS or on the courts, and, if the IRS were to challenge these conclusions, no assurance can be given that these conclusions would be sustained in court. The opinion of Locke Liddell & Sapp LLP is based on various assumptions as well as on certain representations made by us as to factual matters, including a factual representation letter provided by us. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results, asset diversification, distribution levels and diversity of stock ownership. Locke Liddell & Sapp LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, no assurance can be given that we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our stockholders. See "Failure to Qualify as a REIT." The following is a summary of the material federal income tax considerations affecting us as a REIT and the holders of our securities. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.



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

Certain Tax Differences between the Partnership Interests and Shares of AmREIT Common Stock

     Because each partnership is a partnership for federal income tax purposes, it is not subject to taxation. Instead, limited partners are required to take into account their share of the income or loss of their respective partnership, regardless of whether any cash is distributed to them. If a partnership is acquired by AmREIT, limited partners will receive shares of AmREIT class B common stock.

     If a partnership is acquired by AmREIT and its limited partners receive shares of AmREIT class B common stock, their ownership of shares of AmREIT class B common stock will affect the character and amount of income reportable by them in the future. Each partnership is a partnership for federal income tax purposes and is not subject to taxation. Currently, as the owners of partnership interests, limited partners must take into account their distributive share of all income, loss and separately stated partnership items, regardless of the amount of any distributions of cash to them. Each partnership supplies that information to limited partners annually on a Schedule K-1. The character of the income that limited partners recognize depends upon the assets and activities of their respective partnership and may, in some circumstances, be treated as income which may be offset by any losses limited partners may have from passive activities.

     In contrast to treatment as limited partners, if the partnerships are acquired by AmREIT limited partners receiving shares of AmREIT class B common stock, as a stockholders of AmREIT, will be taxed based on the amount of distributions they receive from AmREIT. Each year AmREIT will send its stockholders a Form 1099-DIV reporting the amount of taxable and nontaxable distributions paid to its stockholders during the preceding year. The taxable portion of these distributions depends on the amount of AmREIT's earnings and profits. Because the merger is a taxable transaction, AmREIT's tax basis in the acquired properties will generally be higher than the partnerships' tax basis had been in the same properties. At the same time, however, AmREIT may be required to utilize a slower method of depreciation with respect to certain properties than that used by each partnership. As a result, AmREIT's tax depreciation from the acquired properties will differ from each partnership's tax depreciation. Accordingly, under certain circumstances, even if AmREIT were to make the same level of distributions as each partnership, a larger portion of the distributions could constitute taxable income to limited partners. In addition, the character of this income to limited partners as stockholders of AmREIT does not depend on its character to AmREIT. The income will generally be ordinary dividend income to stockholders and will be classified as portfolio income under the passive loss rules, except with respect to capital gains dividends. Furthermore, if AmREIT incurs a taxable loss, the loss will not be passed through to its stockholders.


Tax Consequences of the Merger and the Reorganization

     In connection with the merger and for federal income tax purposes, the assets (and any liabilities) of each partnership acquired by AmREIT will be transferred to AmREIT in return for shares of AmREIT class B common stock. Each partnership will then immediately liquidate and distribute such property to its limited partners. The IRS requires that limited partners recognize a share of the income or loss, subject to the limits described below, recognized by their partnership, including gain or loss recognized as a result of the transfer of properties pursuant to the merger. The estimated taxable gain based on the exchange price, for an average $1,000 original limited partner investment in their partnership, is set forth in the table below for those limited partners subject to federal income taxation.

                                    Estimated
                                    Gain per
                                 Average $1,000
                                Original Limited
                                     Partner
                                  Investment(1)
             AAA Net Realty Fund IX, Ltd...............                $229
             AAA Net Realty Fund X, Ltd................                 137
             AAA Net Realty Fund XI, Ltd...............                 105

(1) Values are based on the exchange price negotiated by the general partner(s) and AmREIT. Upon listing the shares of AmREIT class A common stock on an exchange, into which the class B common stock issued in the merger are convertible, the actual prices at which the shares of AmREIT class A common stock will trade on the exchange may be significantly below the exchange price.

     As a general rule, an actual or deemed transfer of assets of a partnership to a corporation such as AmREIT in exchange for stock is a taxable transaction. However, as an exception to this general rule, under Section 351(a) of the Code, no gain or loss is recognized if (1) property is transferred to a corporation by one or more individuals or entities in exchange for the stock of that corporation, and (2) immediately after the exchange, such individuals or entities are in control of the corporation. For purposes of Section 351(a), control is defined as the ownership of stock possessing at least 80 percent of

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the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation. Following the merger, even if all partnerships participate in the merger transaction, the limited partners of the partnerships will not own stock possessing at least 80 percent of the total combined voting power of all classes of AmREIT stock entitled to vote and at least 80 percent of the total number of shares of all other classes of AmREIT stock. Therefore, the merger will not result in the acquisition of control of AmREIT by the limited partners for purposes of Section 351(a). Even if the merger resulted in the acquisition of control of AmREIT by the limited partners, Section 351(a) does not apply to a transfer of property to an investment company in exchange for stock. A transfer is considered made to an investment company if the transfer results in the diversification of the transferor's interests and the transferee is a REIT. Accordingly, the transfer of assets will result in recognition of gain or loss by each partnership that is acquired by AmREIT.

     If a partnership is acquired by AmREIT, such partnership will receive solely shares of AmREIT class B common stock in exchange for its partnership's assets. As a result, such partnership will recognize an amount of gain equal to the difference between (1) the sum of (a) the fair market value of the shares of AmREIT class B common stock received by such partnership and (b) the amount of such partnership's liabilities, if any, assumed by AmREIT and (2) the adjusted tax basis of the assets transferred by such partnership to AmREIT.

     The gross profit that each partnership realizes from the merger will generally equal the excess, if any, of the selling price (without reduction for any selling expenses) for each partnership's assets over the adjusted tax basis of those assets. The contract price will equal the selling price reduced by certain qualified indebtedness encumbering each partnership's assets, if any, that are assumed or taken subject to by AmREIT.

     In general, gains or losses realized with respect to transfers of non-dealer real estate and equipment in the merger are likely to be treated as realized from the sale of a "Section 1231 asset" (i.e., real property and depreciable assets used in a trade or business and held for more than one year). Each limited partner's share of gains or losses from the sale of Section 1231 assets of its partnership would be combined with any other Section 1231 gains and losses that such limited partner recognizes in that year. If the result is a net loss, such loss is characterized as an ordinary loss. If the result is a net gain, it is characterized as a capital gain, except that the gain will be treated as ordinary income to the extent that has "non-recaptured net Section 1231 losses." For these purposes, the term "non-recaptured net Section 1231 losses" means the limited partner's aggregate Section 1231 losses for the five most recent prior years that have not been previously recaptured. However, gain recognized on the sale of personal property will be taxed as ordinary income to the extent of all prior depreciation deductions taken by the partnership prior to sale. In general, each individual limited partner may only use up to $3,000 of capital losses in excess of capital gains to offset ordinary income in any taxable year. Any excess loss is carried forward to future years subject to the same limitations.

     Allocation of Gain or Loss Among Limited Partners. The amount of the gain or loss that each partnership recognizes will be allocated to limited partners in accordance with the terms of the partnership's partnership agreement. Each limited partner will be allocated and must report its allocable share of such gain, if any, pursuant to these terms.

     Tax Consequences of the Liquidation and Partnership Termination. If a partnership is acquired by AmREIT, the partnership will be deemed to have liquidated and distributed shares of AmREIT class B common stock to its limited partners. The shares of AmREIT class B common stock will be distributed among its limited partners in accordance with the partnership's partnership agreement. The taxable year of the partnership will end at this time, and limited partners must report in their taxable year that includes the date of the merger, their share of all income, gain, loss, deduction and credit for the partnership through the date of the merger (including gain or loss resulting from the merger described above). If their taxable year is not the calendar year, they could be required to recognize as income in a single taxable year their share of the partnership's income attributable to more than one of its taxable years.

     Limited partners receiving shares of AmREIT class B common stock in the merger, in addition to their share of the gain or loss described above that they recognized as a result of the deemed sale of their partnership's assets, will recognize gain or loss equal to the difference between the fair market value of the shares of AmREIT class B common stock that they receive (determined on the closing date of the merger) and their adjusted tax basis in their partnership interests (adjusted by their distributive share of income, gain, loss, deduction and credit for the final taxable year of their partnership (including any such items recognized by their partnership as a result of the merger) as well as any distributions they receive in such final taxable year (other than the distribution of the shares of AmREIT class B common stock). Their basis in the shares of AmREIT class B common stock will then equal the fair market value of the shares of AmREIT class B common stock on the closing date of the merger and their holding period for the shares of AmREIT class B common stock for purposes of determining capital gain or loss will begin on the closing date of the merger.

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

     Because the assets of each partnership are held for investment and not for resale, the merger will not result in the recognition of material unrelated business taxable income by limited partners if they are a tax-exempt investor that does not hold partnership interests either as a "dealer" or as debt-financed property within the meaning of Section 514, and they are not an organization described in Section 501(c)(7) (social clubs), Section 501(c)(9) (voluntary employees' beneficiary associations), Section 501(c)(17) (supplemental unemployment benefit trusts) or Section 501(c)(20) (qualified group legal services plans) of the Code. Limited partners that are included in one of the four classes of exempt organizations noted in the previous sentence may recognize and be taxed on gain or loss on the merger.

     Tax Consequences of the Merger to AmREIT. AmREIT will not recognize gain or loss as a result of the merger. AmREIT will have a holding period in the properties that begins on the closing date. The basis of the properties received by AmREIT from the partnerships that are acquired by AmREIT will equal the fair market value of the shares of AmREIT class B common stock issued in the merger, plus the amount of any liabilities of the partnerships assumed by AmREIT.

     The aggregate basis of AmREIT's assets will be allocated among such assets in accordance with their relative fair market values as described in Section 1060 of the Code. As a result, AmREIT's basis in each acquired property may differ from the partnership's basis therein, and the properties may be subject to different depreciable periods and methods as a result of the merger. These factors could result in an overall change, following the merger, in the depreciation deductions attributable to the properties acquired from the partnerships following the merger.

     Tax Consequences of the Reorganization. AmREIT desires to reorganize as a Texas REIT following the merger. AmREIT will not recognize gain or loss as a result of the reorganization. The reorganization will not change AmREIT's holding period or tax basis of its properties.

     No gain or loss will be recognized by the holders of AmREIT class A common stock pursuant to the reorganization. The aggregate tax basis of AmREIT class A common stock received in the reorganization will be the same for holders of such stock as the basis of the AmREIT class A common stock before the reorganization. In addition, the holding period of such AmREIT class A common stock received in the reorganization shall remain the same.


Consequences of Ownership of an Interest in a REIT

     We have elected to be treated as a REIT under Sections 856 through 860 of the Code for federal income tax purposes commencing with our taxable year ended December 31, 1994. We believe that we have been organized and have operated in a manner that qualifies for taxation as a REIT under the Code. We also believe that we will continue to operate in a manner that will preserve our status as a REIT. We cannot however, assure you that such requirements will be met in the future.

     Locke Liddell & Sapp LLP, our legal counsel, is of the opinion that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that, after giving effect to the merger, our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT as of the date of this proxy statement and that our proposed manner of operation and diversity of equity ownership will enable us to continue to satisfy the requirements for qualification as a REIT in the future if we operate in accordance with the method of operations described herein, including our representations concerning our intended method of operation. However, no opinion can be given that we will actually satisfy all REIT requirements in the future since this depends on future events. You should be aware that opinions of counsel are not binding on the IRS or on the courts, and, if the IRS were to challenge these conclusions, no assurance can be given that these conclusions would be sustained in court. The opinion of Locke Liddell & Sapp LLP is based on various assumptions as well as on certain representations made by us as to factual matters, including a factual representation letter provided by us. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results, asset diversification, distribution levels and diversity of stock ownership. Locke Liddell & Sapp LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, no assurance can be given that we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our stockholders. See "-- Failure to Qualify as a REIT" below on page 57. The following is a summary of the material federal income tax considerations affecting us as a REIT and our stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.


REIT Qualification

We must be organized as an entity that would, if we do not maintain our REIT status, be taxable as a regular corporation. We cannot be a financial institution or an insurance company. We must be managed by one or more trust

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managers. Our taxable year must be the calendar year. Our beneficial ownership must be evidenced by transferable shares. Our capital shares must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Not more than 50% of the value of the shares of our capital shares may be held, directly or indirectly, applying the applicable constructive ownership rules of the Code, by five or fewer individuals at any time during the last half of each of our taxable years. We must also meet certain other tests, described below, regarding the nature of our income and assets and the amount of our distributions.

         Our outstanding common shares are owned by a sufficient number of investors and in appropriate proportions to permit us to satisfy these share ownership requirements. To protect against violations of these share ownership requirements, our declaration of trust provides that no person is permitted to own, applying constructive ownership tests set forth in the Internal Revenue Code, more than 9.8% of our outstanding common shares, unless the trust managers (including a majority of the independent trust managers) are provided evidence satisfactory to them in their sole discretion that our qualification as a REIT will not be jeopardized. In addition, our declaration of trust contains restrictions on transfers of capital shares, as well as provisions that automatically convert common shares into excess securities to the extent that the ownership otherwise might jeopardize our REIT status. These restrictions, however may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the 50% requirement described above, we will be treated as having met this requirement. See the Section below entitled "--Failure to Qualify as a REIT."

         To monitor our compliance with the share ownership requirements, we are required to and we do maintain records disclosing the actual ownership of our common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and certain other information.

         We currently satisfy, and expect to continue to satisfy, each of these requirements discussed above. We also currently satisfy, and expect to continue to satisfy, the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

         Sources of Gross Income. In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income - a 75% gross income test and a 95% gross income test. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. The Code allows a REIT to own and operate a number of its properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income of the REIT.

         In the case of a REIT which is a partner in a partnership or any other entity such as a limited liability company that is treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of
Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of any partnership in which we own an interest are treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.

         75% Gross Income Test. At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

o        rents from real property;

o        interest on loans secured by real property;

o gains from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of our business, referred to below as "dealer property");

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o        income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property (foreclosure property);

o        distributions on, or gain from the sale of, shares of other qualifying
         REITs;

o        abatements and refunds of real property taxes;

o amounts received as consideration for entering into agreements to make loans secured by real property or to purchase or lease real property; and

o        "qualified temporary investment income" (described below).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and not including certain dealer property we have held for at least four years.

         We expect that substantially all of our operating gross income will be considered rent from real property and interest income. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is not more than 15% of the total rent received or accrued under the lease for the taxable year. We do not expect to earn material amounts in these categories.

         Rent from real property generally does not include rent based on the income or profit s derived from the property. However, rent based on a percentage of gross receipt or sales is permitted as rent from real property and we will have leases where rent is based on a percentage of gross receipt or sales. We generally do not intend to lease property and receive rentals based on the tenant's income or profit. Also excluded from "rents from real property" is rent received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in Section 318 and Section 856(d)(5) of the Code, own a 10% or greater interest in either vote or value.

         A third exclusion from qualifying rent income covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income or through a "taxable REIT subsidiary." A taxable REIT subsidiary is a corporation in which a REIT owns stock, directly or indirectly, and with respect to which the corporation and the REIT have made a joint election to treat the corporation as a taxable REIT subsidiary. The obligation to operate through an independent contractor or a taxable REIT PAGE 23 subsidiary generally does not apply, however, if the services we provide are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant (applying standards that govern in evaluating whether rent from real property would be unrelated business taxable income when received by a tax-exempt owner of the property). Further, if the value of the non-customary service income with respect to a property, valued at no less than 150% of our direct cost of performing such services, is 1% or less of the total income derived from the property, then the provision of such non-customary services shall not prohibit the rental income (except the non-customary service income) from qualifying as "rents from real property."

         We believe that the only material services generally to be provided to tenants will be those usually or customarily rendered in connection with the rental of space for occupancy only. We do not intend to provide services that might be considered rendered primarily for the convenience of the tenants, such as hotel, health care or extensive recreational or social services. Consequently, we believe that substantially all of our rental income will be qualifying income under the gross income tests, and that our provision of services will not cause the rental income to fail to be included under that test.

         Upon the ultimate sale of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

         95% Gross Income Test. In addition to earning 75% of our gross income from the sources listed above, 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

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

         Failing the 75% or 95% Tests; Reasonable Cause. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources, including brokerage commissions or other fees for services rendered. We may receive certain types of that income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and that income, together with other nonqualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate that we will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of our gross income, we could lose our status as a REIT. We may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. The gross income generated by these subsidiaries would not be included in our gross income. However, dividends we receive from these subsidiaries would be included in our gross income and qualify for the 95% income test.

         If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if (1) we report the source and nature of each item of our gross income in our federal income tax return for that year, (2) the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax, and (3) the failure to meet the tests is due to reasonable cause and not to willful neglect. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive causes us to exceed the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed below, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% income tests for that year. See "- Taxation as a REIT" on page 85.

         Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by any subsidiary partnerships), will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a PAGE 24 trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our and our subsidiary partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning properties, and to make occasional sales of the properties as are consistent with their investment objectives. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

         Character of Assets Owned. At the close of each calendar quarter of our taxable year, we also must meet three tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital. Second, although the balance of our assets generally may be invested without restriction, other than certain debt securities, we will not be permitted to own
(1) securities of any one non-governmental issuer that represent more than 5% of the value of our total assets, (2) securities possessing more than 10% of the voting power of the outstanding securities of any single issuer or (3) securities having a value of more than 10% of the total value of the outstanding securities of any one issuer. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. A REIT may also own more than 10% of the voting power or value of a taxable REIT subsidiary. Third, not more than 20% of the value of a REIT's total assets may be represented by securities of one or more taxable REIT subsidiaries. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

         After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to take such action within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

         Annual Distributions to Shareholders. To maintain our REIT status, we generally must distribute as a dividend to our stockholders in each taxable year at least 90% of our net ordinary income. Capital gain is not required to be distributed. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our "REIT Taxable Income" before deduction of dividends paid and

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excluding any net capital gain and (b) any net income from foreclosure property less the tax on such income, minus (2) certain limited categories of "excess noncash income," including, income attributable to leveled stepped rents, cancellation of indebtedness and original issue discount income. REIT Taxable Income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

         A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with certain dividends paid after the end of the taxable year. Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to stockholders of record on a date during the last calendar quarter of that prior year are treated as paid on December 31 of the prior year. Other dividends declared before the due date of our tax return for the taxable year, including extensions, also will be treated as paid in the prior year if they are paid (1) within 12 months of the end of that taxable year and (2) no later than our next regular distribution payment. Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the stockholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed for each calendar year to the extent that dividends declared and distributed or deemed distributed on or before December 31 are less than the sum of (a) 85% of our "ordinary income" plus (b) 95% of our capital gain net income plus (c) any undistributed income from prior periods.

         To be entitled to a dividends paid deduction, the amount distributed by a REIT must not be preferential. For example, every stockholder of the class of shares to which a distribution is made must be treated the same as every other stockholder of that class, and no class of shares may be treated otherwise than in accordance with its dividend rights as a class.

         We will be taxed at regular corporate rates to the extent that we retain any portion of our taxable income. For example, if we distribute only the required 90% of our taxable income, we would be taxed on the retained 10%. Under certain circumstances we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or due to timing differences between tax reporting and cash receipts and disbursements (i.e., income may have to be reported before cash is received, or expenses may have to be paid before a deduction is allowed). Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event these circumstances do occur, then in order to meet the 90% distribution requirement, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

         If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to cure the failure retroactively by paying a "deficiency dividend," as well as applicable interest and penalties, within a specified period.


Taxation as a REIT

     As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our stockholders. This treatment effectively eliminates the "double taxation" imposed on investments in most corporations. Double taxation refers to taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when such income is distributed. We generally will be taxed only on the portion of our taxable income that we retain, which will include any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to stockholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent that class is entitled to a preference. We do not anticipate that we will pay any of those preferential dividends. Because excess shares will represent a separate class of outstanding shares, the fact that those shares will not be entitled to dividends should not adversely affect our ability to deduct our dividend payments.

         Even as a REIT, we will be subject to tax in certain circumstances as follows:

o we would be subject to tax on any income or gain from foreclosure property at the highest corporate rate (currently 35%). Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property;

o a confiscatory tax of 100% applies to any net income from prohibited transactions which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business;

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

o if we fail to meet either the 75% or 95% source of income tests described above, but still qualify for REIT status under the reasonable cause exception to those tests, a 100% tax would be imposed equal to the amount obtained by multiplying (a) the greater of the amount, if any, by which it failed either the 75% income test or the 95% (substituting for purposes of calculating the amount by which the 95% gross income test is failed, 90% or 95%) income test, times (b) a fraction intended to reflect our profitability;

o we will be subject to the alternative minimum tax on items of tax preference, excluding items specifically allocable to our stockholders;


o if we should fail to distribute with respect to each calendar year at least the sum of (a) 85% of our REIT ordinary income for that year, (b) 95% of our REIT capital gain net income for that year, and (c) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

o under temporary regulations, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets that we acquire in certain tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire those assets. Built-in gain is the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the beginning of the ten-year recognition period. The results described in this paragraph with respect to the recognition of built-in gain assume that we will make an election pursuant to the temporary regulations; and

o we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

         As a result of recent legislation, a tax is imposed on a REIT equal to 100% of redetermined rents, redetermined deductions and excess interest. Redetermined rents are generally rents from real property which would otherwise be reduced on distribution, apportionment or allocation to clearly reflect income as a result of services furnished or rendered by a taxable REIT subsidiary to tenants of the REIT. There are a number of exceptions with regard to redetermined rents, which are summarized below.

o Redetermined rents do not include amounts received directly or indirectly by a REIT for services customarily furnished or rendered in connection with the rental of real property or services furnished through an independent contractor from whom the REIT does not derive or receive any income or through a taxable REIT subsidiary.

o Redetermined rents do not include de minimis payments received by the REIT with respect to non-customary services rendered to the tenants of a property owned by the REIT that do not exceed 1% of all amounts received by the REIT with respect to the property.

o The redetermined rent provisions do not apply with respect to any services rendered by a taxable REIT subsidiary to the tenants of the REIT, as long as the taxable REIT subsidiary renders a significant amount of similar services to persons other than the REIT and to tenants who are unrelated to the REIT or the taxable REIT subsidiary or the REIT tenants, and the charge for these services is substantially comparable to the charge for similar services rendered to such unrelated persons.

o The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to a tenant of a REIT if the rents paid by tenants leasing at least 25% of the net leaseable space in the REIT's property who are not receiving such services are substantially comparable to the rents paid by tenants leasing comparable space who are receiving the services and the charge for the services is separately stated.

o The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to tenants of a REIT if the gross income of the taxable REIT subsidiary from these services is at least 150% of the taxable REIT subsidiary's direct cost of rendering the service.

o The Secretary of the Treasury has the power to waive the tax that would otherwise be imposed on redetermined rents if the REIT establishes to the satisfaction of the Secretary that rents charged to tenants were established on an arm's length basis even though a taxable REIT subsidiary provided services to the tenants.

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

         Redetermined deductions are deductions, other than redetermined rents, of a taxable REIT subsidiary if the amount of these deductions would be decreased on distribution, apportionment or allocation to clearly reflect income between the taxable REIT subsidiary and the REIT. Excess interest means any deductions for interest payments made by a taxable REIT subsidiary to the REIT to the extent that the interest payments exceed a commercially reasonable rate of interest.


Failure to Qualify as a REIT

         For any taxable year in which we fail to qualify as a REIT and certain relief provisions do not apply, we would be taxed at regular corporate rates, including alternative minimum tax rates on all of our taxable income. Distributions to our stockholders would not be deductible in computing that taxable income, and distributions would no longer be required to be made. Any corporate level taxes generally would reduce the amount of cash available for distribution to our stockholders and, because the stockholders would continue to be taxed on the distributions they receive, the net after tax yield to the stockholders from their investment likely would be reduced substantially. As a result, failure to qualify as a REIT during any taxable year could have a material adverse effect on an investment in our common shares. If we lose our REIT status, unless certain relief provisions apply, we would not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.


Taxation of Taxable U.S. Shareholders

         Except as discussed below, distributions generally will be taxable to taxable U.S. stockholders as ordinary income to the extent of our current or accumulated earnings and profits. We may generate cash in excess of our net earnings. If we distribute cash to stockholders in excess of our current and accumulated earnings and profits (other than as a capital gain dividend), the excess cash will be deemed to be a return of capital to each stockholder to the extent of the adjusted tax basis of the stockholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A stockholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. Distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

         Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months shall be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

         Distributions that we properly designate as capital gain dividends will be taxable to taxable U.S. stockholders as gains from the sale or disposition of a capital asset to the extent that they do not exceed our actual net capital gain for the taxable year. Depending on the period of time the tax characteristics of the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. stockholders at a 20% or 25% rate. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

         We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a U.S. stockholder generally would:

o include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

o be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder's long-term capital gains;

o receive a credit or refund for the amount of tax deemed paid by it;

o increase the adjusted basis of its class A common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and, in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

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

         Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as income from a passive activity, within the meaning of Section 469 of the Internal Revenue Code, since income from a passive activity generally does not include dividends and gain attributable to the disposition of property that produces dividends. As a result, U.S. stockholders subject to the passive activity rules will generally be unable to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will be treated as investment income if a stockholder so elects, in which case the capital gain is taxed at ordinary income rates.

         Generally, gain or loss realized by a stockholder upon the sale of shares will be reportable as capital gain or loss. If a stockholder receives a long-term capital gain dividend from us and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

         In any year in which we fail to qualify as a REIT, the stockholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate stockholders will qualify for the dividends received deduction and the stockholders will not be required to report any share of our tax preference items.


Backup Withholding

         We will report to our stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a stockholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that stockholder a tax of 31%. These rules may apply (1) when a stockholder fails to supply a correct taxpayer identification number, (2) when the IRS notifies us that the stockholder is subject to the rules or has furnished an incorrect taxpayer identification number, or (3) in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required. A stockholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the stockholder's federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to stockholders who fail to certify their non-foreign status.

     The United States Treasury issued its final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. The final regulations were generally made effective for payments made on or after January 1, 2001, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning these final regulations and the potential effect on their ownership of common shares.


Taxation of Tax-Exempt Entities

         In general, a tax-exempt entity that is a stockholder will not be subject to tax on distributions or gain realized on the sale of shares. A tax-exempt entity may be subject to unrelated business taxable income, however, to the extent that it has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code. In determining the number of stockholders a REIT has for purposes of the "50% test" described above under "-REIT Qualification," generally, any shares held by tax-exempt PAGE 29 employees' pension and profit sharing trusts which qualify under Section 401(a) of the Code and are exempt from tax under Section 501(a) of the Code ("qualified trusts") will be treated as held directly by its beneficiaries in proportion to their interests in the trust and will not be treated as held by the trust.

         A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT's gross income (less direct expenses related thereto) derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income (less direct expenses related thereto) of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the "look-thru" rule with respect to the 50% test discussed above and if the trust is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT. We do not currently meet either of these requirements.

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

         For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our capital stock will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our capital stock. These prospective investors should consult their own tax advisors concerning the "set aside" and reserve requirements.


Taxation of Foreign Investors

         The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in common shares, including any reporting requirements, as well as the tax treatment of such an investment under the laws of their home country.

         Dividends that are not attributable to gain from any sales or exchanges we make of United States real property interests and which we do not designate as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Those dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the non-U.S. stockholder's conduct of a United States trade or business, the non-U.S. stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to those dividends, and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation. For withholding tax purposes, we are currently required to treat all distributions as if made out of our current and accumulated earnings and profits and thus we intend to withhold at the rate of 30%, or a reduced treaty rate if applicable, on the amount of any distribution (other than distributions designated as capital gain dividends) made to a non-U.S. stockholder unless (1) the non-U.S. stockholder files an IRS Form W-8BEN claiming that a lower treaty rate applies or (2) the non-U.S. stockholder files an IRS Form W-8ECI claiming that the dividend is effectively connected income.

     Under the final regulations, which were generally effective for distributions on or after January 1, 2001, we are not required to withhold at the 30% rate on distributions we reasonably estimate to be in excess of our current and accumulated earnings and profits. Dividends in excess of our current and accumulated earnings and profits are not taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of those shares. To the extent that those dividends exceed the adjusted basis of a non-U.S. stockholder's shares, they will give rise to tax liability if the non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a dividend is paid whether or not a dividend will be in excess of current and accumulated earnings and profits, the dividend will be subject to such withholding. We did not make quarterly estimates of that portion of dividends that are in excess of earnings and profits, and, as a result, all dividends will be subject to such withholding. However, the non-U.S. stockholder may seek a refund of those amounts from the IRS.

         For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, commonly known as "FIRPTA." Under FIRPTA, those dividends are taxed to a non-U.S. stockholder as if the gain were effectively connected with a United States business. Non-U.S. stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. stockholder not entitled to treaty exemption. We are required by the Code and applicable Treasury Regulations to withhold 35% of any dividend that could be designated as a capital gain dividend in connection with the sale of a United States real property interest. This amount is creditable against the non-U.S. stockholder's FIRPTA tax liability.

         Gain recognized by a non-U.S. stockholder upon a sale of shares generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. It is currently anticipated that we will be a "domestically controlled REIT," and therefore the sale of shares will not be subject to taxation under FIRPTA. Because the common shares will be publicly traded, however, no assurance can be given that we will remain a "domestically controlled REIT." However, gain not subject to FIRPTA will be taxable to a non-U.S. stockholder if (1) investment in the common shares is effectively connected with the non-U.S. stockholder's United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to that gain, and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the

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
United States for 183 days or more during the taxable year in which case the nonresident alien individual will be subject to a 30% withholding tax on the individual's capital gains. If we were not a domestically controlled REIT, whether or not a non-U.S. stockholder's sale of shares would be subject to tax under FIRPTA would depend on whether or not the common shares were regularly traded on an established securities market (such as the NYSE) and on the size of selling non-U.S. stockholder's interest in our capital shares. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to that gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser of our common shares may be required to withhold 10% of the gross purchase price.

State and Local Taxes

         We, and our stockholders, may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our capital shares.




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



                             AmREIT AND ITS BUSINESS

General

     AmREIT was organized on August 17, 1993, as a Maryland corporation and operates as a real estate investment trust (REIT) under the federal income tax laws. AmREIT acquires, owns and manages a diversified portfolio of single-tenant freestanding and multi-tenant commercial frontage properties leased to national, regional and local retail, banking, medical and other diversified types of business. AmREIT and its predecessor have been actively involved since 1985 in the acquisition, development, management and sale of credit tenant leased ("CTL") and frontage commercial projects across the U.S. Through a wholly owned subsidiary, AmREIT provides advisory services to 10 privately and three publicly registered real estate investment funds. AmREIT and its affiliates own approximately 50 properties leased to over 60 different tenants. Approximately 20% of their projects are located in Houston, another 30% in other Texas cities, and the remaining 50% throughout the U.S. Although AmREIT has approximately half of its properties located in Texas, the majority of them are CTL projects, leased to creditworthy tenants who are responsible for the rental payments as well as expense payments of the property. Frontage commercial projects include shopping centers and multi-tenant projects where there is direct visual and logistical access to major traffic arteries and are normally located in front of large traffic generators such as "big box" retailers, malls and/or major office complexes. AmREIT's tenants include retail, banking, medical, and other businesses. As of December 31, 2001, there was one vacancy within these projects and it was currently being redeveloped and released. Throughout its history, AmREIT has maintained an average aggregate occupancy in its properties in excess of 95%. AmREIT has approximately $35 million in assets, and its affiliated private and publicly registered partnerships, including Funds IX, X, and XI, have approximately $10 million and $23 million in assets, respectively.

     AmREIT has raised capital consistently by sponsoring investment partnerships through the financial planning broker-dealer communitt since 1985. During thisw time period, these investment partnerships have raised in excess of $55 million in equity to build, develop, or buy its real estate projects. The primary form for these funds has been the delivery of quarterly income generating a return on invested capital in a targeted range of 5% to 7% per annum. AmREIT has a long track record of anticipating the real estate market cycles and of responding to them by bringing appropriate opportunities to investors that balance risk and reward. The sponsorship of these investment programs allows AmREIT to retain the benefits that flow to it as sponsor and general partner. These investment funds have generated solid results for its investors during the past 16 years and have a track record that includes: (i) never having missed a scheduled partnership distribution, (ii) never having sold a property for a loss, and (iii) consistently meeting financial objectives. Capital raised through the financial planning broker-dealer community is "patient capital", meaning the investment fund is allowed to deploy it with longer-term time horizons than other capital sources. This creates a more stable and reliable source for project financing than short term, more aggressive capital. Management believes this is a strategic advantage because real estate investing is more likely to suceed using a longer, more patient investment strategy than a shorter one. Real estate has a longer-term investment horizon than many other types of investments. Hence, management is better able to align the yield and time horizon expectations of this capital source with the type of investment projects being created by the Company.

     Commencing in 1992, the management of the general partner sponsoring company (American Asset Advisers Corporation or "AAA") recognized that the market was demanding that sponsors become larger and more stable. Further, the market was requiring that investment sponsors have oversight of its activities through an independent board of directors. For this and other reasons, management set about building AmREIT.

     AmREIT was founded in 1993 as an externally advised REIT because it was not initially large enough to support its own management team. Although AmREIT did not have a full time management team guiding its day-to-day activities, it did have an independent board of directors to oversee its long-term strategic initiatives and to provide oversight. During the period between its founding and June 1998, through the efforts of its external advisor, American Asset Advisers, AmREIT grew its capital from zero to approximately $22,000,000 and its assets from zero to approximately $30,000,000.

     As the REIT market matured it demanded that publicly listed REITs have their own, fully dedicated, internal management team. For this reason and others, AmREIT merged with American Asset Advisers in June 1998 . On completion of the merger, AmREIT became internally advised and possessed the ability to continue to grow through the expertise of its internal management team. This expertise included property management, development, brokerage, finance and its investment sponsorship resources.

     The Board of Directors of AmREIT further believed that the Company should seek to merge with its affiliated partnerships and list its stock on a national exchange in order to obtain for its stockholders and affiliated partners the potential benefits of: (i) increased Funds From Operations and dividends, (ii) liquidity (the ability to sell shares in a public market), (iii) diversification

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
(a larger number of projects, leased by different tenants, located in different areas of the U.S.), and (iv) better access to capital within the financial planning broker dealer community, institutions, and eventually, the public markets. In June of 1999 the REIT marketplace retracted, and in early fall of that year, a tenant of AmREIT began to have financial problems and later declared bankruptcy. Because of these two events, AmREIT decided to postpone the proposed (see "THE MERGER - Background of the Merger" on page 40). In 2000, the REIT index rose approximately 26%, and in 2001, the REIT index rose approximately 15%, according to the National Association of Real Estate Investment Trusts. During this time, three of the properties leased to the bankrupt tenant are fully leased, and a fourth was under redevelopment and partially re-leased. AmREIT decided it was time to resume its merger, this time focusing on the three public partnerships. Further, AmREIT has begun to grow an improved line of investment products, which focuses on merchant development, active management, and sale of CTL and frontage commercial projects within a seven-year time horizon. These investment funds, management believes, are superior to "buy and hold" projects, in that they potentially produce for its investors: (i) a larger cash flow stream (targeted at 9% monthly distribution),
(ii) a larger total return (targeted at 15% per annum), (iii) a shorter targeted investment life cycle (targeted at 7 years), and (iv) a decreased tenant default risk (properties are sold on a shorter time horizon; therefore, the company is able to react more quickly if a tenant's credit begins to deteriorate).

     AmREIT, beyond its investment product line of business described above, has an operating company subsidiary, which allows the Company to carry out its brokerage, development, management and construction management activities. Through this subsidiary, AmREIT Real Investment Corporation ("ARIC"), AmREIT creates fees and profits for shareholders. For instance, during 2001, ARIC sold 16 projects that generated approximately $1 million in net profits. A majority of those profits have been reinvested in ARIC with the goal of continuing to grow this profitable area of business. Although management realizes the need to produce steady, current income for its shareholders, it believes that it currently should focus on reinvesting a majority of its profits back into AmREIT and its subsidiaries in order to maximize long term growth of income and share appreciation for its stockholders. In order to realize this objective, AmREIT has reduced its dividend amounts over the past 18 months and reinvested its cash flow into growing its lines of business. For instance, the percentage of FFO distributed to stockholders in 2001 as dividends was approximately 62%. Management believes this conservative strategy will create stronger, more accelerated profitability that will, in turn, grow both FFO and dividends in the future. ARIC's activities have become increasingly profitable and is becoming an important differentiation for the Company as compared to portfolio REITs that rely almost exclusively on retaining a small portion of their rental income and relying instead on new external capital for their growth. AmREIT is able to recycle its affiliated partnership invested capital and to create additional profits for its partners and, in turn, to generate fees and profits for ARIC, during the seven-year lifetime of the partnerships. This gives AmREIT a unique and profitable source of business that few, if any, other REITs enjoy. In addition, because of its expertise as an operating company, the CTL companies that AmREIT serves are able to rely on it to provide full service real estate solutions for their expansion plans. This has led to increased business with companies such as IHOP (New York Stock Exchange symbol: IHP), Washington Mutual (New York Stock Exchange symbol:WM) and others.

     Management believes the combination of a portfolio consisting of CTL projects, the capital raising capacity of the Company's investment product subsidiary, and the lines of business supported by its REOC activities gives AmREIT a strong capacity to grow its long term profitability. Management believes that the uniqueness of AmREIT's ability to sponsor investment programs through the financial planning broker dealers across the U.S. gives it a strategic advantage over REITs that don't have access to this source of "patient" capital. The fees generated by this activity and the general partner profits earned potentially provide a very attratice long-term value generator for its stockholders. AmREIT will continue to acquire high quality CTL and frontage commercial projects, which management believes than other types of real estate because national and regional tenants are the primary guarantors of rents and expenses.

     Management believes that the existing REIT market is rewarding companies that are able to produce not only current income for distribution to stockholders but also long-term value for stockholders through real estate operating activities. As a result, AmREIT intends to continue its focus on acquiring frontage retail properties and may acquire multi-tenant properties leased to two or more unrelated tenants and to continue to expand the operations of its subsidiaries engaged in operating and disposing of real estate and raising capital for the acquisition of additional properties. See "Real Estate Operations and Capital Raising Activities" below.

     AmREIT's principal executive offices are located at 8 Greenway Plaza, Suite 824, Houston, Texas 77046, and its telephone number is (713) 850-1400.

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

Properties

Description. AmREIT currently owns 19 properties consisting of single structure, single and multi-tenant retail properties Each of AmREIT's properties is initially leased under a full-credit, long-term net lease, under which the tenant is responsible for the operating costs of the property, including taxes, insurance and maintenance costs. These 19 properties are leased to a total of 11 different tenants and are located in eight states. AmREIT's properties contain an aggregate of approximately 207,800 square feet of gross leasable area. Information concerning the properties owned by AmREIT as of December 31, 2001, is presented in the following tables:


                           AmREIT Property Information

                                                                                Current     Lease
                               Date      Purchase      Percent     Leaseable     Annual   Expiration
              Property       Acquired    Price        Owned(1)       Area        Rent        Date
         (Location)
 Radio Shack
    (Dallas, TX)............  06/15/94    $1,062,000    100.00%           5,200   $ 108,900  11/30/06
 Wherehouse Entertainment
    (Independence, MO)......  11/14/94       850,000     54.84%(2)       14,047     102,911  04/30/04
 OneCare
    (Houston, TX)...........  07/01/95     1,680,000    100.00%          14,000     215,640  09/30/05
 Wherehouse Entertainment
    (Wichita, KS)...........  09/12/95       867,000     51.00%(3)       15,158     105,486  12/31/04
 FootStar, Inc.
    (Tucson, AZ)............  09/11/96     1,739,000     51.90%(4)       19,550     217,475  09/30/16
 Washington Mutual
    (The Woodlands, TX).....  09/23/96       255,000     51.00%(3)        3,685      30,325  09/30/11
 Washington Mutual
    (Houston, TX)...........  12/11/96       828,000    100.00%           3,685      97,861  12/31/11
 FootStar, Inc.
    (Baton Rouge, LA).......  06/09/97     1,431,000     51.00%(3)       20,575     153,275  05/15/12
 Hollywood Video
    (Lafayette, LA).........  10/31/97       838,000     74.58%(3)        7,488     100,466  09/24/12
 Hollywood Video
    (Ridgeland, MS).........  12/30/97     1,208,000    100.00%           7,488     138,453  12/22/12
 OfficeMax
    (Lake Jackson, TX)......  02/20/98     2,240,000    100.00%          23,500     230,300  04/01/13
 OfficeMax
    (Dover, DE).............  04/14/98     2,548,000    100.00%          23,500     264,679  04/30/13
 Woodlands Plaza
    (The Woodlands, TX).....  06/03/98     3,542,000    100.00%          16,922         (5)       (5)
 Sugar Land Plaza
    (Sugar Land, TX)........  07/01/98     3,635,000    100.00%          16,922     330,875  07/01/13
 Don Pablos
    (Peachtree City, GA)....  12/18/98       738,000    100.00%      Land Lease      75,000  12/17/08
 IHOP, Corp.
    (Sugarland, TX) ........ 9/30/1999     1,608,000    100.00%           4,020     165,180 9/30/2024
 IHOP, Corp.
    (Memphis, TN)........... 11/14/01      1,880,000    100.00%           4,020     157,333 11/15/2026
 IHOP, Corp.
    (St. Peters, MO)........ 11/14/01      1,565,000    100.00%           4,020     189,223 11/15/2026
 IHOP, Corp.
    (Topeka, KS) ........... 9/30/1999     1,335,000    100.00%           4,020     137,340 9/30/2024
                                          ----------    -------        --------  ---------- ---------

 TOTAL......................             $29,849,000                    207,800  $2,820,722

(1)  Amounts reflect percentage of property owned.

(2)  Owned in joint venture with FUND X.

(3)  Owned in joint venture with FUND XI.

(4)  Owned in joint venture with FUND X and FUND XI.

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

(5) Due to the bankruptcy of Just For Feet, this property remodeled to accommodate multiple tenants with approximately 20% of the property currently leased.


     Leases. Each property is under lease to a regional or national tenant. When entered into, each lease was long-term. Most leases are net leases, requiring the tenant to pay all or substantially all expenses related to operation of the property. The following table sets forth information concerning AmREIT's five largest tenants, including the minority interest in Funds X and XI.

                                                                     Percent of
                                                                       Total
                                                     Year-End        Scheduled
                                                  12/31/01 Rent     Annual Rents
            Footstar, Inc........................     $713,308         21.71%
            OfficeMax, Inc.......................      518,494         15.78%
            International House of Pancakes......      509,596         15.51%
            Wherehouse Entertainment.............      377,902         11.50%
            Hollywood Entertainment Corp.........      273,162          8.31%
            Other Tenants........................      893,308         27.19%
                                                    ----------       --------
                  TOTAL..........................   $3,285,774        100.00%
                                                    ==========        =======

     The following table summarizes the minimum future rentals, exclusive of any renewals, under AmREIT's operating and direct financing leases in existence at December 31, 2001.

             2002..........     3,419,013
             2003..........     3,439,585
             2004..........     3,335,713
             2005..........     3,040,190
             2006..........     2,901,932
             2007-2024.....    29,480,908

             Total            $45,617,341




     Footstar, Inc. was founded in October 1996 and operates three distinct business lines: Just For Feet, Footaction and Meldisco. In February 2000, Footstar acquired 23 Just For Feet specialty stores and 79 superstores, and is headquartered in Birmingham, AL. Footaction is headquartered in Irving, Texas and operates 537 primarily mall based stores in 45 states, Puerto Rico, and the U.S. Virgin Islands. The Company's Meldisco division is a leader in the discount footwear segment, operating 2,487 leased footwear departments, primarily in Kmart stores. Footstar had consolidated store sales of $2,460.5 million for the year ended December 31 2001, compared to $2,237.1 million for the previous year. Footstar reported total assets of $866 million and total liabilities of $482.6 million for the year ended December 31, 2001, compared to total assets of $773.7 million and total liabilities of $367.7 million for the previous year.

     OfficeMax, Inc. operates an OfficeMax discount office supply store on each of its leased properties as part of its nationwide network of OfficeMax stores. OfficeMax, Inc. had total consolidated revenues of more than $4.6 billion and $5.1 billion for the years ended January 2002 and 2001, respectively. OfficeMax, Inc. had consolidated net operating losses of $80.6 million for the year ended January 2002 and a consolidated net operating loss of $49.7 million for the year ended January 2001. OfficeMax, Inc.'s current assets exceed its current liabilities in January 2002 by more than $738 million and total assets exceeded total liabilities by more than $1,050 million on January 2001.

     IHOP was founded in July 1958 and operates over 1,000 restaurants in three countries and forty-one states. IHOP is a family restaurant, serving breakfast, lunch and dinner. IHOP is a New York Stock Exchange, publicly held company with a current market capitalization over $650 million. For the twelve months ended December 31, 2001, system-wide sales were up 8% to $1.3 billion, and same store sales increased 0.8% over 2000, and reported net income of $40.3 million, which is a 14% increase over 2000.

     Wherehouse Entertainment, Inc. was founded in January 1997. In October 1998, Wherehouse, pursuant to a stock purchase agreement acquired, acquired from Viacom International, Inc. Blockbuster Music. With the acquisition of the Blockbuster Music stores, Wherehouse is now, in terms of both revenue and store count, one of the largest retailers of prerecorded music in the United States. Wherehouse operates 529 stores in 31 states. Wherehouse has consolidated sales of $150.8 million for the second quarter 2001, compared to $166.6 for the second quarter 2000. Wherehouse reported total assets of $323.8 million and total

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liabilities of $255.9 million for the second quarter 2001, compared to $381.5 million and total liabilities of $290.6 million for the second quarter 2000.


Real Estate Operations and Capital Raising Activities

     In addition to leasing its real estate portfolio, AmREIT also engages, through its subsidiaries, in two additional lines of business: operating, developing, managing and disposing of real estate and raising capital through the issuance of securities by affiliated entities to acquire additional properties.

     Real Estate Operations. AmREIT Operating Corporation (AOC) is a wholly-owned qualified REIT Subsidiary. AOC is AmREIT's internet adviser and provides real estate advisory services to AmREIT and its portfolio of properties. AmREIT Realty Investment Corporation (ARIC), a wholly-owned taxable REIT subsidiary of AmREIT, has three lines of business. First, ARIC engages in commercial brokerage activities consisting of buying, selling and leasing real estate properties on behalf of third-party investors and commercial tenants throughout the United States and the facilitation of off balance sheet financing and sale-leaseback for companies such as IHOP, Washington Mutual and Goodyear. During the second quarter of 2001, ARIC sold 12 properties to unaffiliated investors. Secondly, ARIC engages in development and construction services. These services range from selection and building design through building construction and lease-up. Finally, ARIC engages in construction and property management services on behalf of national and regional tenants, real estate developers, and investors of net lease properties.

     Capital Raising. AmREIT also engages in capital raising activities through partnerships of which a wholly-owned subsidiary of AmREIT is the general partner. These partnerships issue debt or equity securities, the proceeds of which are used to acquire or develop real estate assets. To date, these entities have issued over $30 million in securities to over 1,400 investors. These funds actively manage the assets they acquire and engage in the opportunistic sales of the properties throughout the life of the fund.

Debt and Credit Facilities

     In November 1998, AmREIT entered into an unsecured credit facility (Credit Facility), which is being used to provide funds for the acquisition of properties and working capital, and repaid all amounts outstanding under AmREIT's prior credit facility. Under the Credit Facility, which had an original term of one year, and has been extended through April 2001, AmREIT may borrow up to $13 million subject to the value of unencumbered assets, and as of December 31, 2001, $9,230,048 was outstanding. The Credit Facility contains covenants which, among other restrictions, require AmREIT to maintain a minimum net worth, a maximum leverage ratio, specified interest coverage and fixed charge coverage ratios and allow the lender to approve all distributions. At December 31, 2001, AmREIT was in compliance with all the covenants. The Credit Facility bears interest at an annual rate of LIBOR plus a spread of 1.875%, set quarterly depending on AmREIT's leverage ratio.

     In March 1999, AmREIT entered into a ten-year non-recourse mortgage, amortized over 30 years, note payable with NW L.L.C. for $1,000,000 with $977,801 being outstanding at December 31, 2001. The interest rate is fixed at 8.375% with payments of principal and interest due monthly. The note matures April 1, 2009, and as of December 31, 2001, AmREIT is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,200,126.

     In February 2001, AmREIT entered into a ten-year non-recourse mortgage, amortized over 20 years, note payable with General Electric Capital Business Asset Funding Corporation for $1,350,000 with $1,329,446 being outstanding at December 31, 2001. The interest rate is fixed at 8.25% with payments of principal and interest due monthly. The note matures February 28, 2011 and as of December 31, 2001 AmREIT is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,648,091.


     In October 2001, AmREIT entered into a ten-year mortgage, amortized over 30 years, note payable with Greenwich Capital Financial Products, Inc. for $2,400,000 with $2,398,254 being outstanding at December 31, 2001. The interest rate is fixed at 7.60% with payments of principal and interest due monthly. The note matures November 1, 2011 and as of December 31, 2001 AmREIT is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $4,058,656.




Competition

     AmREIT's properties are predominantly located in the southern half of the United States and, in particular, in the Houston and Dallas metropolitan areas.

All of AmREIT's properties are located in areas athat include competing properties. The number of competitive properties in a particular area could have a material adverse effect on both AmREIT's ability to lease space at any of its properties or at any newly developed or acquired properties and the rents charged. AmREIT may be competing with owners, including, but not limited to, other REITs, insurance companies and pension funds that have greater resources than AmREIT. There is no dominant competitor in any of AmREIT's markets.

Employees

     AmREIT currently has 13 full-time employees and retains the services of five managerial consultants on an as-needed basis.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AmREIT





The Company is a fully integrated, self-administered real estate investment trust. The Company was organized on August 17, 1993 as an entrepreneurial real estate company, with a primary focus on growing its portfolio of credit tenant leased freestanding commercial properties and frontage shopping centers, as well as growing its sponsorship of high quality real estate investment products for the NASD financial planning community within the United States. Through a wholly owned subsidiary, the Company also provides advisory services to thirteen real estate limited partnerships that are related parties through common management.


Liquidity and Capital Resources

Cash flow from operations has been the principal source of capital to fund the Company's ongoing operations. The Company's issuance of common stock and the use of the Company's credit facility have been the principal sources of capital to fund its growth.

Net cash provided by operating activities increased from $676,430 in 2000 to $1,625,417 in 2001. The increase in cash provided by operating activities was due primarily to the following components: (1) an increase in net income of $1,003,000, from a loss of $212,492 in 2000 to income of $790,508 in 2001, and
(2) the increase of accounts payable of $830,715, from $5,977 in 2000 to $836,692 in 2001. The above increases are offset somewhat by an increase in accounts receivable of $388,442 in 2001, compared to a decrease of $149,232 in 2000.


Net cash used in investing activities increased by $2,307,171 to $2,332,891 in 2001 when compared to 2000. The increase was primarily due to property acquisitions of $3,445,279 in 2001. Investment in joint ventures also increased by $728,958 from $1,000 in 2000 to $729,958 in 2001. In addition, there was an increase in improvements to real estate of $398,846. The increase is primarily attributed to costs incurred at Sugar Land Plaza and Lake Woodlands Plaza to accommodate new tenants. The increases were partially offset by proceeds from the sale of property, which increased $2,516,760 from $3,499 in 2000 to $2,520,259 in 2001.


Net cash used in financing activities decreased by $832,313 in 2001 when compared to 2000. The decrease was primarily due to proceeds from notes payable, which totaled $8,038,500 in 2001 compared to $0 in 2000. The proceeds were used to pay down existing debt and to acquire new properties. The increase in loan proceeds were partially offset by an increase in payments of notes payable. Payments of notes payable increased $6,530,939 from $8,195 in 2000 to 6,539,134 in 2001.

In order to continue to expand and develop its portfolio of properties and other investments, the Company intends to finance future acquisitions and growth through the most advantageous sources of capital available to the Company at the time. Such capital sources may include proceeds from public or private offerings of the Company's debt or equity securities, secured or unsecured borrowings from banks or other lenders, a merger with certain affiliated partnerships or other unrelated companies, or the disposition of assets, as well as undistributed funds from operations.


At December 31, 2001,the Company had a joint proxy and consent solicitation statement and prospectus on file with the SEC. This registration statement, which was not effective at December 31, 2001, proposes, among other items, the merger of certain affiliated partnerships into AmREIT.


The Company's leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, the Company's leases generally provide that the tenant is responsible for roof and structural repairs. Some of the tenants' leases require that the Company is responsible for roof and structural repairs. In these instances, the Company normally requires warranties and/or guarantees from the related vendors, suppliers and/or contractors, to mitigate the potential costs of repairs during the primary terms of the leases. Because many of the properties which are subject to leases that place these responsibilities on the Company are recently constructed, management anticipates that capital demands to meet obligations with respect to these properties will be minimal for the foreseeable future and can be met with funds from operations and working capital. The Company may be required to use bank borrowing or other sources of capital in the event of unforeseen significant capital expenditures.



In November 1998, the Company entered into an unsecured credit facility (the "Credit Facility"), which is being used to provide funds for the acquisition of properties and working capital, and repaid all amounts outstanding under the Company's prior credit facility. Under the Credit Facility, which had an original term of one year, and has been extended through April 2002, the Company may borrow up to $13 million subject to the value of unencumbered assets. The Company intends to either seek an additional extension of time for the Credit Facility, and is currently working with its lender to extend the existing Credit Facility under comparable terms and conditions or seek additional permanent financing to satisfy its obligation for the Credit Facility. The Credit Facility contains covenants which, among other restrictions, require the Company to maintain a minimum net worth, a maximum leverage ratio, and specified interest coverage and fixed charge coverage ratios. At December 31, 2001, the Company was in compliance with all of the covenants on the Credit Facility. The Credit Facility bears interest at an annual rate of LIBOR plus a spread of 1.875%. As of December 31, 2001, $9,230,048 was outstanding under the Credit Facility. The Company has approximately $2,442,800 availability under its line of credit, subject to use of proceeds approval by the lender.


As of December 31, 2001, the Company had acquired thirteen properties directly and six properties through joint ventures with entities with common management and had invested $37,456,349, exclusive of any minority interests, including certain acquisition expenses related to the Company's investment in these properties. These expenditures resulted in a corresponding decrease in the Company's liquidity.

Until properties are acquired by the Company, proceeds are held in short-term, highly liquid investments which the Company believes to have appropriate safety of principal. This investment strategy has allowed, and continues to allow, high liquidity to facilitate the Company's use of these funds to acquire properties at such time as properties suitable for acquisition are located. At December 31, 2001, the Company's cash and cash equivalents totaled $227,117.

The Company made cash distributions to the Shareholders during 2001 and 2000, distributing a total of $604,742 and $227,090, respectively, for each such fiscal year.

Inflation has had very little effect on income from operations. Management expects that increases in store sales volumes due to inflation as well as increases in the Consumer Price Index (C.P.I.), may contribute to capital appreciation of the Company properties. These factors, however, also may have an adverse impact on the operating margins of the tenants of the properties.

The events surrounding the September 11, 2001, terrorist attacks on the United States have created uncertainty with respect to the condition of the United States economy. Certain economic factors and indicators have suggested that the events of September 11, 2001 have had a substantial negative effect on the economy in general, and several industries have experienced financial difficulties. It is impossible to determine at this time what the long-term effects on the United States economy will be. Any negative change in the general economic conditions in the United States could adversely affect the financial condition and operating results of AmREIT and its ability to access additional debt and equity.

Funds From Operations

Funds from operations (FFO) increased $755,798 to $978,565 in 2001 from $222,767 in 2000. The Company has adopted the National Association of Real Estate Investment Trusts (NAREIT) definition of FFO. FFO is calculated as net income (computed in accordance with generally accepted accounting principles) excluding gains or losses from sales of depreciable operating property, depreciation and amortization of real estate assets, and excluding results defined as "extraordinary items" under generally accepted accounting principles. FFO should not be considered an alternative to cash flows from operating, investing and financing activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to meet cash needs. The Company's computation of FFO may differ from the methodology for calculating FFO utilized by other equity REIT's and, therefore, may not be comparable to such other REIT's. FFO is not defined by generally accepted accounting principles and should not be considered an alternative to net income as an indication of the Company's performance.

Below is the reconciliation of net income to funds from operations:

                                                2001               2000
                                              --------           --------
Net Income (Loss)                             $ 790,508          $(212,492)
Plus depreciation of real estate assets         442,070            435,259
Less gain of sale of real estate assets        (254,013)                 -
                                              ---------          ---------
Total funds from operations                   $ 978,565          $ 222,767

Cash distributions paid                       $ 604,742          $ 227,090
Distributions (less than) in excess of FFO    $(373,823)         $   4,323



Cash flows from operating activities, investing activities, and financing activities are presented below:


                                                 2001                2000
                                               ---------           --------
Operating activities                           $ 1,625,417        $ 676,430
Investing activities                           $(2,332,891)       $ (25,720)
Financing activities                           $    (1,276)       $(833,589)

Results of Operations

Years Ended December 31, 2001 and 2000:


During the years ended December 31, 2001 and 2000, the Company owned and leased nineteen properties. During the years ended December 31, 2001 and 2000, the Company had revenues of $3,285,774 and $3,125,294, respectively, in rental income from operating leases and earned income from direct financing leases. Revenue of $2,699,732 and $2,539,702 in 2001 and 2000 respectively, are from properties directly owned by the Company. Revenue of $586,042 and $585,592 in 2001 and 2000 respectively, are from properties owned in joint ventures. The increase in revenue is primarily attributed to leasing Sugar Land Plaza, formerly known as the Just For Feet Building in Sugar Land, which was vacant for much of 2000.


The Company sold two properties during 2001, a Church's Chicken in Smyrna, Georgia and an IHOP in Reno, Nevada. The company realized a gain on sale of these properties of approximately $254,013.


Service fees and other income increased from $794,102 in 2000 to $2,396,100 in 2001. The primary reason for the $1,601,998 increase is attributed to an increase in fees related to the Company's Capital Development Partners program, which generated gross revenues of $1,208,236 and $127,290 in 2001 and 2000 respectively. Additionally, commission income from real estate sales and leasing commissions increased from $91,385 in 2000 to $627,241 in 2001.


General and administrative costs were $1,953,285 in 2001 compared to $1,446,638 in 2000. The increased general and administrative costs are primarily related to property costs incurred due to the vacant Lake Woodlands Plaza, formerly known as the Just For Feet Building in Woodlands building. Additionally, compensation costs increased related to positions added to build our professional teams.

Legal and professional fees increased from $242,161 in 2000 to $1,002,776 in 2001. This increase is primarily due to costs associated with the Capital Development Partners program.

Potential acquisition costs for 2001 was zero compared to $153,236 in 2000. These potential acquisition costs are related to the proposed acquisition of certain affiliated limited partnerships. These potential acquisition costs are primarily due to transaction related legal fees, appraisals, accounting fees and underwriting/fairness fees.

Interest expense was $1,063,574 in 2001 compared to $1,339,622 in 2000. Included with interest expense is the amortization of loan costs. Loan cost amortization was $39,707for 2001 and $70,265 for 2000. The decrease in interest is primarily due to a decrease in the average interest rates, which is partially offset by an increase in the average debt balance. For 2001 the Company's total notes payable increased $1,499,366 due to property acquisitions. The weighted average interest rate at December 31, 2001 was 6.0% compared to December 31, 2000 of 8.2%. The outstanding notes payable at December 31, 2001 was $16,971,549.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
                             AAA Net Realty Fund IX


The Partnership was organized on February 1, 1990, to acquire, on a debt-free basis, existing and newly constructed commercial properties located in the continental United States and particularly in the Southwest, to lease these properties to tenants under generally "triple net" leases, to hold the properties with the expectation of equity appreciation and eventually to sell the properties.

The Partnership's overall investment objectives are to acquire properties that offer investors the potential for (i) preservation and protection of the Partnership's capital; (ii) partially tax-deferred cash distributions from operations; and (iii) long-term capital gains through appreciation in value of the Partnership's properties realized upon sale.

LIQUIDITY AND CAPITAL RESOURCES

On June 6, 1990, the Partnership commenced an offering to the public of up to $15,000,000 (15,000 Units) of limited partnership interests. The proceeds of the offering, lease income from the Partnership's properties and interest income are the Partnership's source of capital. The Partnership closed it's offering on June 5, 1992, having raised $5,390,500. Limited partners are not required to make any additional capital contributions.

The Partnership's investment strategy of acquiring properties for all cash and leasing them under net leases to corporations minimizes the Partnership's operating expenses. The General Partners believe that net rental income from the leases will generate cash flow in excess of Partnership operating expenses. Since the leases generally have remaining terms ranging from 1 to 9 years and provide for specified rental increases in excess of the initial base rent, it is anticipated that Partnership income should increase over time. Approximately $200,000 has been set aside for working capital reserves. The Partnership intends to distribute a significant portion of its cash available for distribution unless it becomes necessary to maintain additional reserves.

As of December 31, 2001, the Partnership had acquired five properties and had invested $4,437,908 including certain acquisition expenses related to the Partnership's investment in these properties. These expenditures resulted in a corresponding decrease in the Partnership's liquidity.

The Partnership made cash distributions from operations to the limited partners during each quarter of 2001 and 2000 distributing a total of $388,000 and $366,076 to the limited partners, respectively.

 Net cash provided by operating activities increased from $490,668 in 2000 to $494,296 in 2001. The increase in cash provided by operating activities was due primarily to the following components: (1) a change in accrued rental income of a decrease in 2000 of $15,552 compared to a decrease in 2001 of $4,296, and (2) an increase in accounts payable of $13,319 in 2001 compared to an increase of $9,273 in 2000. The change in accrued rental income and the increase in accounts payable is partially offset by an increase in prepaid expenses of $9,205 in 2001 compared no change in prepaid expenses in 2000.

 Net cash used in investing activities increased by $1,039 to $1,039 in 2001 when compared to 2000. The increase is due to improvements made to real estate assets of $1,039 in 2001.

 Net cash used in financing activities increased from $369,076 in 2000 to $421,780 in 2001. This increase is primarily due to the retirement of partnership units, which were retired for a total price of $17,757, and an increase in distributions paid to partners of $34,947.

Inflation has had very little effect on income from operations. Management expects that increases in store sales volumes due to inflation as well as increases in the Consumer Price Index (C.P.I.) may contribute to capital appreciation of the Partnership properties. These factors, however, also may have an adverse impact on the operating margins of the tenants of the properties.

The events surrounding the September 11, 2001 terrorist attacks on the United States have created uncertainty with respect to the condition of the United States economy. Certain economic factors and indicators have suggested that the events of September 11, 2001 have had a substantial negative effect on the economy in general, and several industries have experienced financial difficulties. It is impossible to determine at this time what the long-term effects on the United States economy will be. Any negative change in the general economic conditions in the United States could adversely affect the financial condition and operating results of AAA Net Realty Fund IX, Ltd. and its ability to access additional financial resources.

RESULTS OF OPERATIONS

Years Ended December 31, 2001 and 2000:

Rental income increased from $553,918 in 2000 to $562,062 in 2001 due to an increase in base rental from Baptist Memorial Health Services, Inc. and percentage rent received from Golden Corral Corporation. Interest income decreased from $14,013 in 2000 to $12,522 in 2001 primarily as a result of lower interest rates. Expenses increased by $8,642 primarily due to a newly enacted franchise tax expense from the State of Tennessee, which went into place in 2001. The Partnership recorded net income in 2001 of $401,422 as compared to $403,411 in 2000. Each of the four properties owned 100% by the Partnership contributed more than 10% of the total rental income for 2001.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
                              AAA Net Realty Fund X


The Partnership was organized on April 15, 1992, to acquire, on a debt-free basis, existing and newly constructed commercial properties located in the continental United States and particularly in the Southwest, to lease these properties to tenants under generally "triple net" leases, to hold the properties with the expectation of equity appreciation and eventually to resell the properties.

The Partnership's overall investment objectives are to acquire properties that offer investors the potential for (i) preservation and protection of the Partnership's capital; (ii) partially tax-deferred cash distributions from operations; and (iii) long-term capital gains through appreciation in value of the Partnership's properties realized upon sale.

LIQUIDITY AND CAPITAL RESOURCES

On September 17, 1992, the Partnership commenced an offering to the public of up to $20,000,000 (20,000 Units) of limited partnership units. The proceeds of the offering, rental income from the Partnership's properties and interest income are the Partnership's source of capital. The Partnership closed its offering on September 1, 1994 having raised $11,453,610. Limited partners are not required to make any additional capital contributions.

The Partnership's investment strategy of acquiring properties for all cash and leasing them under net leases to corporations minimizes the Partnership's operating expenses. The General Partners believe that net rental income from the leases will generate cash flow in excess of Partnership operating expenses. Since the leases generally have remaining terms of 2 to 15 years and provide for specified rental increases in excess of the initial base rent, it is anticipated that Partnership income should increase over time. The Partnership intends to distribute a significant portion of its cash available for distribution unless it becomes necessary to maintain additional reserves.

As of December 31, 2001, the Partnership had acquired eight properties and had invested $9,951,543, including certain acquisition expenses related to the Partnership's investment in these properties. These expenditures resulted in a corresponding decrease in the Partnership's liquidity.

The Partnership made cash distributions from operations to the limited partners during each quarter of 2001 and 2000, distributing a total of $809,403 and $736,228 respectively to the limited partners.

Net cash provided by operating activities decreased from $956,574 in 2000 to $888,204 in 2001. The decrease in cash provided by operating activities was due primarily to the following components: (1) an increase in accounts receivable of $25,705 in 2001 where accounts receivable decreased $47,266 in 2000, and (2) an increase in pre-paid expense of $19,420 in 2001, compared to no change in pre-paid expense in 2000. This decrease is partially offset by an increase in accrued rental income of $14,967 in 2001 compared to an increase of $28,476 in 2000.

Net cash provided by investing activities increased by $1,563 to $13,300 in 2001 when compared to 2000. The increase is due to an increase in joint venture distributions in excess of income related to the partnership's joint venture activities.

Net cash used in financing activities increased from $741,428 in 2000 to $862,589 in 2001. This increase is primarily due to the retirement of partnership units, which were retired at a cost of $15,183, and an increase in distributions paid to partners of $106,978.

Inflation has had very little effect on income from operations. Management expects that increases in store sales volumes due to inflation as well as increases in the Consumer Price Index (C.P.I.) may contribute to capital appreciation of the Partnership properties. These factors, however, also may have an adverse impact on the operating margins of the tenants of the properties.


RESULTS OF OPERATIONS

Years Ended December 31, 2001 and 2000:

Rental income and equity income from investment in joint ventures increased slightly from $943,531 and $142,537, respectively, in 2000 to $946,419 and $142,707, respectively, in 2001; primarily due to percentage rent received from Golden Corral and from the collection of late fees on Ronald Pucillo, M.D. Interest income decreased from $15,175 in 2000 to $13,954 in 2001 primarily as a result of lower interest rates. Expenses decreased from $298,179 in 2000 to $295,341 in 2001, primarily from a decrease in professional fees, which includes property costs expense, accounting fees and transfer agent fees. The Partnership recorded net income in 2001 of $807,739 as compared to $803,064 in 2000.

The events surrounding the September 11, 2001 terrorist attacks on the United States have created uncertainty with respect to the condition of the United States economy. Certain economic factors and indicators have suggested that the events of September 11, 2001 have had a substantial negative effect on the economy in general, and several industries have experienced financial difficulties. It is impossible to determine at this time what the long-term effects on the United States economy will be. Any negative change in the general economic conditions in the United States could adversely affect the financial condition and operating results of AAA Net Realty Fund X, Ltd. and its ability to access additional financial resources.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
                             AAA Net Realty Fund XI


The Partnership was organized on April 15, 1992, to acquire, on a debt-free basis, existing and newly constructed commercial properties located in the continental United States and particularly in the Southwest, to lease these properties to tenants under generally "triple net" leases, to hold the properties with the expectation of equity appreciation and eventually to resell the properties.

The Partnership's overall investment objectives are to acquire properties that offer investors the potential for (i) preservation and protection of the Partnership's capital; (ii) partially tax-deferred cash distributions from operations; and (iii) long-term capital gains through appreciation in value of the Partnership's properties realized upon sale.

LIQUIDITY AND CAPITAL RESOURCES

On May 26, 1994, the Partnership commenced an offering to the public of up to $20,000,000 (20,000 Units) of limited partnership units. The proceeds of the offering, rental income from the Partnership's properties and interest income are the Partnership's source of capital. The Partnership closed its offering on October 26, 1996 having raised $7,061,208. Limited partners are not required to make any additional capital contributions.

The Partnership's investment strategy of acquiring properties for all cash and leasing them under net leases to corporations minimizes the Partnership's operating expenses. The General Partners believe that net rental income from the leases will generate cash flow in excess of Partnership operating expenses. Since the leases generally have remaining terms of 3 to 16 years and provide for specified rental increases in excess of the initial base rent, it is anticipated that Partnership income will increase over time. The Partnership intends to distribute a significant portion of its cash available for distribution unless it becomes necessary to maintain additional reserves.

Years Ended December 31, 2001 and 2000:

     Net cash provided by operating activities decreased from $533,703 in 2000 to $512,184 in 2001. The decrease in cash provided by operating activities was due primarily to an increase in prepaid expense of ($10,870) compared to $0 in 2000 and an increase in accrued rental income of ($34,754) compared to an increase of ($6,392) in 2000. This decrease was partially offset by an increase in accounts payable of $14,145 and an increase in net income of $11,696 when compared to 2000.

       Net cash provided by investing activities increased by $3,230 to $41,705 in 2001 when compared to 2000. The increase is due to an increase in joint venture distributions in excess of income related to the partnership's joint venture activities.

     Net cash used in financing activities increased from $418,322 in 2000 to $515,428 in 2001. This increase is primarily due to an increase in distributions paid to partners of ($85,885) and the retirement of partnership units, retired at a total price of $11,221.

     As of December 31, 2001, the Partnership had acquired seven properties and had invested $5,728,752, including certain acquisition expenses related to the Partnership's investment in these properties. These expenditures resulted in a corresponding decrease in the Partnership's liquidity.

     The Partnership made cash distributions from operations to the limited partners during each quarter of 2001 and 2000, distributing a total of $490,004 and $415502 respectively to the limited partners.

     Inflation has had very little effect on income from operations. Management expects that increases in store sales volumes due to inflation as well as increases in the Consumer Price Index (C.P.I.) may contribute to capital appreciation of the Partnership properties. These factors, however, also may have an adverse impact on the operating margins of the tenants of the properties.


RESULTS OF OPERATIONS

Years Ended December 31, 2001 and 2000:

Rental income and equity income from investment in joint ventures increased slightly from $218,497 and $384,584, respectively, in 2000 to $218,492 and $384,864, respectively, in 2001, primarily due to percentage rent received from Golden Corral. Interest income and other income increased from $10,193 in 2000 to $11,200 in 2001 as minimal cash reserves were established and the Partnership continued its more effective cash management and overnight investing opportunities. Expenses decreased by $10,414 primarily from a decrease in professional fees and other of approximately $10,419. AmREIT Realty Investment Corporation ("ARIC") as advisor to the Partnership increased its advisory fees charged in order to cover the increased costs in advising the Partnership. These fees were evaluated and compared to market fees being charged in the industry. The Partnership recorded net income in 2001 of $488,761 as compared to $477,065 in 2000.

The events surrounding the September 11, 2001 terrorist attacks on the United States have created uncertainty with respect to the condition of the United States economy. Certain economic factors and indicators have suggested that the events of September 11, 2001 have had a substantial negative effect on the economy in general, and several industries have experienced financial difficulties. It is impossible to determine at this time what the long-term effects on the United States economy will be. Any negative change in the general economic conditions in the United States could adversely affect the financial condition and operating results of AAA Net Realty Fund XI, Ltd.

              AmREIT's POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

AmREIT's Stated Investment Policies

     AmREIT's stated investment policies are investment policies and restrictions set forth in its bylaws pursuant to which AmREIT must conduct its affairs. The board of directors may not make any material change in a stated investment policy without first obtaining the approval of stockholders owning a majority of the then outstanding shares, excluding shares held by officers, directors and their affiliates. Set forth below is a summary of AmREIT's stated investment policies.


Investments in Properties.  AmREIT must:

     o invest only in interests in (including mortgage loan interests secured by) income-producing, undeveloped, development stage and improved real estate properties using borrowed capital only where prudent as determined by the board;

     o not invest more than 10% of its total assets in unimproved real property or mortgage loans on unimproved real property;

     o not engage in the purchase and sale of investments, other than real property interests which satisfy AmREIT's investment objectives or for the purpose of investing on a short-term basis reserves and funds available for the purchase of properties; and

     o pay consideration for a property which is based on its fair market value as determined by a majority of the directors. In cases where the majority of the independent directors determine, and in all acquisitions from interested persons, such fair market value shall be determined by an independent expert selected by the independent directors.

     Policy Restrictions.  AmREIT may not:

     o invest more than ten percent (10%) of its total assets in second mortgages, excluding wrap-around type second mortgage loans;

     o make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including AmREIT's loan(s), would exceed an amount equal to eighty-five percent (85%) of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan;

     o make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of an Advisor, directors or any affiliate of AmREIT;

     o invest in any mortgage loans that are subordinate to any liens or other indebtedness on a property if the effect of such mortgage loans would be to cause the aggregate value of all such subordinated indebtedness to exceed twenty-five percent (25%) of AmREIT's tangible assets;

     o invest in equity securities of other issuers unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable;

     o invest in the equity securities of any non-governmental issue, including other real estate investment trusts or limited partnerships for a period in excess of eighteen (18) months, unless approved by a majority of the directors, including a majority of the independent directors;

     o engage in underwriting or the agency distribution of securities issued by others;

     o invest in commodities or commodity futures contracts, other than solely for hedging purposes;

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     o    engage in short sales of securities or trading, as distinguished from investment activities;

     o invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts are in recordable form and appropriately recorded in the chain of title;

     o issue equity securities which are redeemable at the election of the holder of such securities;

     o issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

     o issue warrants, options or similar evidences of a right to buy its securities, unless

     o    issued to all of its security holders ratably,

     o   issued as part of a financing arrangement;  or

     o   issue shares on a deferred payment basis or other similar arrangement.

     Restrictions on Leverage. AmREIT may not borrow funds in order to distribute the proceeds to the stockholders and thereby offset under-performance by the properties, unless it is required to do so for REIT qualification purposes.

     The directors must review AmREIT's borrowings at least quarterly for reasonableness in relation to its net assets. AmREIT may not incur indebtedness if, after giving effect to the incurrence thereof, aggregate indebtedness, secured and unsecured, would exceed three hundred percent (300%) of its net assets on a consolidated basis. For this purpose, the term "net assets" means AmREIT's total assets (less intangibles) at cost, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter on a basis consistently applied.

     Transactions with Advisor, Sponsor, Director or Their Affiliates. The bylaws restrict dealings between AmREIT and its officers, directors, sponsors and any advisor. AmREIT's sponsors are Mr. Taylor and his affiliates. In the bylaws, an advisor is defined as "the Person responsible for directing or performing the day-to-day business affairs of AmREIT, including a Person to which an advisor subcontracts substantially all such functions." AmREIT is self-managed and does not have an external advisor. The following restrictions apply to sponsors, advisors, directors and/or other interested persons and their respective affiliates.

     Sales To Interested Persons. An advisor, officer or director may not acquire assets from AmREIT except as approved by a majority of directors (including a majority of independent directors), not otherwise interested in such transaction, as being fair and reasonable to AmREIT.

     Acquisitions From Interested Persons. Any transaction with a director, officer or affiliate that involves the acquisition of a property from an interested person must be approved by a majority of the independent directors as being fair and reasonable to AmREIT and at a price not greater than the cost of the property to such seller, or if at a greater price only if substantial justification exists and such excess is reasonable and not in excess of the properties' current appraised value.

     Leases to Interested Persons. AmREIT may lease assets to an advisor, or a director only if such transaction is approved by a majority of directors (including a majority of independent directors), not otherwise interested in such transaction, as being fair and reasonable to AmREIT.

     Loans From Interested Persons. AmREIT may not borrow money from an advisor or a director unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to AmREIT than loans between unaffiliated parties under the same circumstances.

     Loans To Interested Persons. AmREIT may not make or invest in loans to a sponsor, advisor or director, which includes any affiliate thereof, except for mortgage loans for the construction of improvements on properties to be acquired by AmREIT that are under lease or binding contract to be leased to qualifying tenants and those loans insured or guaranteed by a government or government agency or unless an appraisal is obtained on the underlying property. An appraisal of the underlying property shall be obtained in connection with any loan to an advisor, director or their affiliate.

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     Other Transactions With Interested Persons. All other transactions between
AmREIT and the sponsor, advisor, or a director shall require approval by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transactions as being fair and reasonable to AmREIT and on terms and conditions not less favorable to AmREIT than those available from unaffiliated third parties.

     Joint Venture Investments. AmREIT may enter into joint ventures with unaffiliated third parties. AmREIT may also invest jointly with another publicly-registered entity sponsored by a sponsor, advisor or director that has investment objectives and management compensation provisions substantially identical to those of AmREIT, provided that the following conditions must be satisfied:

     o the joint venture must have approval of a majority of the directors, including a majority of the independent directors;

     o   the joint venture must have investment objectives comparable to AmREIT;

     o the investment by each party to the joint venture must be on substantially the same terms and conditions; provided, however, AmREIT shall own more than fifty percent (50%) of any joint venture between it and its sponsor or affiliate;

     o in making any such joint venture investment, AmREIT may not pay more than once, directly or indirectly, for the same services and may not act indirectly through any such joint venture if AmREIT would be prohibited from doing so directly because of restrictions contained in the bylaws; and

     o in the event of a proposed sale of the property initiated by the other joint venture partner, AmREIT must have a right of first refusal to purchase the other party's interest.

     Operating Expenses. Under AmREIT's bylaws, its total operating expenses, including, but not limited to certain administration items such as personnel salaries and the salary of Mr. Taylor, are (in the absence of a satisfactory showing to the contrary) deemed excessive if they exceed in any fiscal year the greater of 2.0% of its average invested assets or 25% of its net income for such year. The independent directors have the responsibility of limiting such expenses to amounts that do not exceed such limitations unless they determine that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meeting of the board of directors.

     Real Estate Commissions on Resale of Property. If an advisor, officer or director provides a substantial amount of the services in the effort to sell an AmREIT property, that such person may receive up to one-half of the brokerage commission paid but in no event to exceed an amount equal to 3% of the contract price for the property. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contract price for the property. The Competitive Real Estate Commission is the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property. The "contract price" is the amount actually paid or allocated to the purchase, development, or construction or improvement of a property exclusive of the acquisition fees and acquisition expenses.

     Acquisition Fees and Acquisition Expenses. AmREIT may not pay acquisition fees and acquisition expenses which are unreasonable. The total amount of such fees may not exceed 6% of the contract price of the property, or in the case of a mortgage loan, 6% of the funds advanced. Notwithstanding the foregoing, a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to AmREIT.


AmREIT's Operating Strategy

     AmREIT began as an externally advised REIT in 1993. It was capitalized through the financial planning broker dealer network and is capitalized with an equity base of approximately $22 million. In the beginning, AmREIT's approach was to raise capital through both the financial planning and Wall Street broker-dealers, to list its stock on a national exchange and catch the wave of rapidly expanding public REITs. To this regard, AmREIT merged with its outside advisor in 1998 in preparation for this step. However, in mid 1998 the REIT market lost significant value and the prospect of AmREIT listing its stock became unsustainable. Commencing in mid-2000, the REIT market began to rebound and today (late 2001) equity is again becoming available to REITs that are able to deliver more than pure portfolio rental income. In fact, smaller REITs have certain strategic advantages because, although their net income will be more variable than larger portfolio REITs, they can create a greater percentage of income growth because of the smaller equity base from which they operate. As the REIT market has recovered it appears to be more receptive to companies that are

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able to create long-term value for its shareholders through real estate operating activities (non-portfolio activities). This trend is beneficial for AmREIT because it matches AmREIT's real estate strategies.

     AmREIT's policies with respect to the following activities have been determined by the board within the restrictions of AmREIT's stated investment policies and, in general, may be amended or revised, from time to time, subject to the stated objectives and policies, by the board without a vote of the stockholders.

     Real Estate Strategy. Over the years, AmREIT has emphasized the development, ownership and sale of commercial frontage properties that are located on prime tracts of land, which will maximize the total return to its stockholders, consisting of both dividends paid and appreciation in value of the stock. These properties are often adjacent to major regional malls and other high traffic generators and are either single tenant projects leased to national and/or regional companies or strip centers leased to national, regional and local tenants. These properties are usually smaller in size (2,500 to 50,000 sq. ft.) and have a large, stable and deep pool of investors as buyers for this type of real estate. In particular, tax concerned investors ("1031 investors"), wealthy family estates and professional investors find these types of properties valuable. Therefore, the marketability of this type of property is usually appealing. For these reasons, management believes that AmREIT's niche of frontage commercial credit is among the most liquid type of real estate. AmREIT intends to continue to focus on acquiring commercial frontage properties, believing that this sector is capable of providing appealing returns at more attractive risk levels than other sectors of the retail/commercial real estate market. In pursuing its growth strategy, AmREIT intends to utilize research-driven investment analysis, disciplined buy/sell decisions and up-to-date operating systems. AmREIT's business has, however, expanded beyond being solely dependent on the income produced by its real estate portfolio to include the real estate operating and capital raising operations of its wholly-owned taxable REIT subsidiaries. See "AmREIT and its Business - Real Estate Operations and Capital Raising Activities" on page 95. Today, AmREIT's lines of business are expanding, its core portfolio is improved and more diversified, and AmREIT has the best team of people in its history. AmREIT's real estate strategy will focus on major markets, with the goal of achieving a significant presence in major retail corridor markets of targeted cities. These new operations provide AmREIT with additional funds to pay distributions to its stockholders and increased asset value through its ownership of the equity securities of these subsidiaries.

     Management believes that AmREIT's focus on upgrading its property portfolio and its continued emphasis on commercial frontage properties which are often adjacent major regional malls or other high traffic generators coupled with increasing the size of the portfolio through the acquisition of the partnerships' properties and of the financing opportunities provided by these new properties, should allow AmREIT to increase revenue distributable to stockholders in the short-term. The revenue growth strategy is enhanced by the possibility of incurred long-term value arising from the operating success of AmREIT's subsidiaries. Management believes that AmREIT's structure allows it to be an entrepreneurial real estate Company, with income producing assets to provide attractive returns to stockholders plus revenue producing subsidiaries which can both support AmREIT's distributions while producing cash flow for continued growth.

     Investment Strategy. AmREIT will continue to invest in existing, newly-developed, development stage or undeveloped retail properties subject to leases under which the tenant is responsible for all operating costs (i.e., the tenant pays non-capital costs associated with operating the leased premises), frequently referred to as a net lease. AmREIT will continue to seek to lease its properties to single tenants, but may acquire multiple tenant properties. AmREIT intends to continue to concentrate its investments in the Southwest, but may invest in properties anywhere in the continental United States.

     In determining whether a property is a suitable for investment, management considers the following factors, among others:

     o   the safety of the investment;

     o the location, condition, use and design of the property and its suitability for a long-term net lease or a lease that otherwise limits the amount of expenses to be incurred by AmREIT;

     o   the cash flow expected to be generated by the property;

     o the terms of the proposed lease (including, specifically, provisions relating to rent increases or percentage rent and provisions relating to passing on operating expenses to tenants);

     o the creditworthiness of the lessee (based on the lessee's most recent audited financial statement or other similar evidence establishing net worth) and the cash flow expected to be generated by the property;

     o   the prospects for long-term appreciation of the property;


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     o   the prospects for long-range liquidity of the investment;  and

     o   the stability and potential growth of the community.

     AmREIT invests in properties which are either under current lease or are to be leased upon completion of development to a national or regional corporation. However, in circumstances deemed appropriate, leases may be with a sole proprietor or franchisee operating the businesses on the property. AmREIT has no minimum financial requirements for its tenants, which will vary depending on individual circumstances of the property and the lease. With respect to the credit of a prospective tenant, AmREIT will evaluate the party's creditworthiness in terms of its most recent audited financial statements, its general credit history, any trends exhibited by its credit rating, appropriate references, if available, the type of business in which it engages, the size and scope of its business, the length of its operating history, the background and experience of its management and similar types of factors.

     Management also considers a property's prospects for long-term appreciation and the prospects for long-range liquidity of the investment. Other considerations of AmREIT affecting appreciation of the properties and liquidity of the investment include: inclusion of lease clauses providing for increased rents based on a tenant's increased revenues, lease clauses providing for periodic inflation adjustments to the base rent, minimizing deferred maintenance by prompt attention to repair and replacement needs at the properties and by including common area maintenance clauses in the leases.

     AmREIT's procedures with respect to environmental due diligence are to require, prior to the purchase of a property, that all conditions imposed by a lender loaning funds towards the acquisition of the property, if applicable, have been satisfied and that all conditions imposed by the title insurer which exclude coverage due to environmental conditions are either removed, waived or found acceptable by a majority of AmREIT's directors. Where neither lender nor title insurer conditions raise issues regarding environmental due diligence, AmREIT may nevertheless require certain protective representations from the seller of a property, including a satisfactory level one environmental study of the property site.

     AmREIT competes for both investment opportunities and the operation of its properties with other real estate investors (both domestic and foreign), including other real estate investment trusts and limited partnerships which have investment objectives similar to those of AmREIT and which are likely to have resources greater than those of AmREIT. Management continually monitors the real estate market in order to identify potential desirable property acquisitions and advantageous disposition opportunities for its properties.

     AmREIT plans to explore possible acquisitions of properties in whole or partial exchange for its equity securities. AmREIT has authority to issue additional shares or other securities in exchange for property and other valid consideration, and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. AmREIT has authorized preferred stock, but has not issued such senior securities.

     Line of Business Strategy AmREIT has two primary areas of business beyond its portfolio: a real estate operating company and its affiliates ("ARIC) and its capital formation subsidiaries(investment sponsorship business). ARIC is contributing strongly to AmREIT's profitability through brokerage and development fee income. AmREIT's commercial brokerage activity allows it to buy and sell properties, thereby creating potential fee income for shareholders. This line of business carries little overhead burden and has proven profitable from the beginning. During the past year, AmREIT was successful in selling a number of projects to investors across the US. AmREIT's facility development division provides comprehensive development and construction services from site selection and design through building completion for credit-worthy tenants across the nation. These tenants include retail, banking, medical and other diversified types of business. Not only does this area of expertise allow AmREIT to generate third party fee income, but also respond to its own portfolio needs when the situation calls for it. An emerging area of profitability is AmREIT's third party construction management and property management services. AmREIT's "Capital Development Partners Program" continues to show progress as national tenants have given AmREIT a strong vote of confidence in asking it to step up our commitment level to them. The capital formation business includes the origination, management and oversight of retail capital through partnerships and other investment vehicles. AmREIT is steward to over 1,400 investors, representing in excess of $30 million in partnership capital. Today this line of business and the current market cycle has good opportunities for the investor of these investment products that AmREIT sponsors and, in particular, its "actively managed investment funds". These investment funds buy and build quality properties, actively manages the properties, collect rents, and when the market is right, sell them to investors across the US and Europe.

     Management of Properties. AmREIT internally manages each of its properties. Such management includes providing leasing services in connection with identifying and qualifying prospective tenants, assisting in the negotiation of the leases, providing statements as to the income and expense applicable to each property, receiving and depositing monthly lease payments, periodic verification

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of tenant payment of real estate taxes and insurance coverage, and periodic inspection of properties and tenants' sales records where applicable. AmREIT pays no property management fees or advisory fees. The tenants will be responsible, at their expense, for day-to-day oversight and maintenance of the properties.

     AmREIT acquires marketable title to each of its properties, subject only to such liens and encumbrances as are acceptable to management. Evidence of title includes a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality in which the property is situated.

     Development of Properties. AmREIT intends to continue to increase its own development of properties. Under AmREIT's bylaws not more than 10% of AmREIT's total assets may be invested in unimproved real property and AmREIT does not intend to exceed such percentage. Depending upon the circumstances, improvements will be developed and/or constructed either through joint ventures with third party development companies from whom AmREIT purchases the properties, by the tenants to whom such properties are leased, or by development companies other than the sellers of the properties. AmREIT finances the construction or completion of improvements on particular properties through borrowing under its current credit facilities, which it intends to increase should the merger be consummated.

     To the extent AmREIT acquires property on which improvements are to be constructed or completed, AmREIT is subject to risk in connection with the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables and to make the property available to the lessee within the time projected. Performance may be affected or delayed by conditions beyond the builder's control such as building restrictions, clearances and environmental impact studies imposed or caused by governmental bodies, labor strikes, adverse weather, unavailability of materials or of skilled labor, and by the financial insolvency of the builder or any subcontractors prior to completion of construction. Such factors can result in increased costs of a project, corresponding depletion of AmREIT's offering proceeds, working capital reserves and/or cash from operations and could possibly result in the loss of permanent mortgage loan commitments relied upon as a primary source for repayment of construction loans.

     AmREIT may use one or more of the following techniques to reduce the risk of any non-performance by the builder and to assure compliance with approved plans and specifications:

     o a labor and material bond, a completion bond or a performance bond, or more than one of the foregoing, may be required;

     o if in management's opinion, the financial position of the builder so represents, a personal guaranty or pledge of other assets may be accepted in lieu of, or required in addition to, a bond;

     o in some cases, the builder of the property will be required to leaseback the property from AmREIT until construction is completed with lease payments designed to return to AmREIT a portion of its funds paid to the builder during construction and to require the builder to bear the risk of construction;

     o where possible, AmREIT will purchase property subject to the construction loan and management will endeavor not to have AmREIT be liable on such loan; and

     o depending on the financial condition of the builder, the contract may provide that portions of the purchase price payments to the former owners will be withheld until a notice of completion of construction is obtained.

     Property Sale and Disposition Strategy. AmREIT intends to sell some properties over time. The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of performance of the property and market conditions and will depend, in part, on the economic benefits of continued ownership. In deciding whether to sell properties, management will consider factors such as potential capital appreciation, cash flow and federal income tax consequences. Affiliates of AmREIT or of one or more of its directors may be selected to perform various substantial real estate brokerage functions in connection with the sale of properties by AmREIT. AmREIT will not sell or lease any property to the directors or their affiliates.

     Management will periodically review the assets comprising AmREIT's portfolio. AmREIT has no current intention to dispose of any of its properties or other properties acquired in the merger unless the sale of properties is necessary or appropriate because of liquidity problems. AmREIT reserves the right to dispose of any of the properties or any property that may be acquired in the future if the directors, based in part upon management's periodic reviews, determines that the disposition of such property is in the best interests of AmREIT.

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     Any net proceeds from the sale of any property may, at the election of the directors, based upon their then current evaluation of the real estate market conditions, either be distributed to the stockholders or be reinvested in other properties. A reinvestment in other properties would be feasible only if it could be accomplished so that the status of AmREIT as a REIT would not be adversely affected. Any properties in which net proceeds from a sale are reinvested will be subject to the same acquisition guidelines as properties initially acquired by AmREIT. See "AmREIT AND ITS BUSINESS -- Properties" above on page 94.

     In connection with the sale of a property owned by AmREIT, purchase money obligations secured by mortgages may be taken as partial payment. The terms of payment to AmREIT will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent AmREIT receives notes and property other than cash on sales, such proceeds will not be included in net proceeds of sale until and to the extent the notes or other property are actually collected, sold, refinanced or otherwise liquidated. Therefore, dividends to stockholders of the proceeds of a sale may be delayed until the notes or other property are collected at maturity, sold, refinanced or otherwise converted to cash. AmREIT may receive payments (cash and other property) in the year of sale in an amount less than the full sales price and subsequent payments may be spread over several years. The entire balance of the principal may be a balloon payment due at maturity. For federal income tax purposes, unless AmREIT elects otherwise it will report the gain on such sale ratably as principal payments are received under the installment method of accounting.

     Borrowing Policies. In the exercise of their duties, the directors may elect to borrow funds on behalf of AmREIT in order to take advantage of particular acquisition opportunities, cover the cost of improving a property, cover costs not met by insurance or cover operating costs. The amount of borrowings will be determined from time to time based on a number of factors, including the use of the proceeds, the lender's restrictions, the likelihood that the loan can be readily serviced from rents at the property where the proceeds are applied and similar considerations. The directors will not borrow funds in order to use the proceeds from the borrowing to pay dividends to AmREIT's stockholders, unless such borrowings are necessary for REIT qualification purposes.

     AmREIT may not borrow from a director, officer or any affiliate thereof, unless a majority of directors, including a majority of independent directors, not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to AmREIT than loans between unaffiliated parties under the same circumstances.

     Conflict of Interest and Affiliate Transaction Policy. Mr. Taylor is prohibited from engaging in competitive real estate activities, including any real estate acquisitions, development or management activities in connection therewith, during his employment with AmREIT, except as may be approved by the independent directors.

     AmREIT will not enter into any transactions, including, without limitation, loans, acquisitions or sales of property, joint ventures and partnerships, in which AmREIT or a subsidiary is a party and in which any officer, director, principal security holder or affiliate has any direct or indirect pecuniary interest, unless such transaction is approved by a majority of the independent directors after full disclosure of such interests. In determining whether to approve the transaction, the independent directors will condition such approval on the transaction being fair and reasonable to AmREIT and, to the extent deemed relevant by such independent directors, on terms no less favorable to AmREIT than prevailing market terms and conditions for comparable transactions. Independent directors will be considered to be disinterested for this purpose provided they have no direct or indirect pecuniary interest in the transaction.

     Summary of AmREIT's Growth Strategy AmREIT has focused on strengthening its management, its board of directors and thereby, its intellectual capital base over the past two years. Simultaneously, a stronger emphasis on long term growth and value creation has been embraced. This has translated into a lower payout ratio of funds from operations, which has allowed AmREIT to reinvest in its strategic lines of business at a more aggressive rate, while maintaining its REIT status. Along with this long-term growth and value creation focus, AmREIT's management also recognizes the need to provide short-term results for its shareholders. To this regard, it is moving toward leveling out its annual dividend at a target rate of approximately 5% of net asset value of its portfolio assets. This balances the desire to create long-term value and the short-term need to provide an acceptable and steady current returns to its investors. This approach also recognizes the reality of the variable nature of AmREIT's net income as profits from its lines of business fluctuate as compared to a large REIT that looks to its portfolio income for its distributable cash flow. Although it is a reality that AmREIT's net income is not as predictable as a large portfolio REIT, AmREIT is able to potentially generate very attractive long term yields because its smaller equity base creates more upside for stockholders as its lines of business create profits.

 Today, AmREIT is a nimble, efficient and effective entrepreneurial real estate company which has the ability to generate attractive non-portfolio yields through its lines of business including investment sponsorship, merchant development, brokerage, construction and property management.




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                                   MANAGEMENT

     The directors and executive officers of AmREIT are as follows:


                                                                                         Director or
                                 Age                        Position                       Officer
             Name                                              Held                         Since
 H. Kerr Taylor...............    50        Chairman of the Board, Chief Executive           1993
                                            Officer and President
 Robert S.  Cartwright, Jr.  .    49        Director                                         1993
 G.  Steven Dawson............    43        Director                                         2000
 Bryan L.  Goolsby............    50        Director                                         2000
 Philip Taggart...............    71        Director                                         2000
 Charles C. Braun.............    29        Executive Vice President of Finance and          1999
                                            Secretary




     H. Kerr Taylor - Mr. Taylor has been our chairman of the board of directors, chief executive officer and president since August 1993. Mr. Taylor was president, director and sole stockholder of American Asset Advisers Realty Corp. from 1989 to June 1998. Mr. Taylor is also the personal general partner and the president of the corporate general partner for Funds IX, X and XI. Additionally, Mr. Taylor serves as the general partner for seven private partnerships managed by AmREIT. Mr. Taylor has a bachelor's degree from Trinity University, a Masters of Business Degree from Southern Methodist University and a Doctor of Jurisprudence from South Texas College of Law. Mr. Taylor has over twenty years experience and has participated in over 300 real estate transactions. Mr. Taylor has served on a board and governing bodies of a bank, numerous private and public corporations and charitable institutions, and is currently on the board of Millenium Relief and Development. Mr. Taylor is a member of the National Board of Realtors, the Texas Association of Realtors, the Texas Bar Association, the International Counsel of Shopping Centers, the Financial Planners Association, the National Association of Real Estate Investment Trusts and the Urban Land Institute.


     Robert S. Cartwright, Jr. - Mr. Cartwright has been a director since 1993. Mr. Cartwright is a Professor of Computer Science at Rice University. Mr. Cartwright earned a bachelor's degree magna cum laude in Applied Mathematics from Harvard College in 1971 and a doctoral degree in Computer Science from Stanford University in 1977. Mr. Cartwright has been a member of the Rice faculty since 1980 and twice served as department Chair. Mr. Cartwright has compiled an extensive record of professional service. He is a Fellow of the Association for Computing Machinery (ACM) and chair of the ACM Pre-College Education Committee. He is also a member of the board of directors of the Computing Research Association, an umbrella organization representing academic and industrial computing researchers. Mr. Cartwright has served as a charter member of the editorial boards of two professional journals and has chaired several major ACM conferences. From 1991-1996, he was a member of the ACM Turing Award Committee, which selects the annual recipient of the most prestigious international prize for computer science research.

     G. Steven Dawson - Mr. Dawson has been a director since 2000. Since 1990, Mr. Dawson has served as senior vice president and chief financial officer of Camden Property Trust (NYSE:CPT), a public real estate company which specializes in the acquisition, development, and management of over 159 apartment communities throughout the United States, with major concentrations in Dallas, Houston, Las Vegas, Denver, Southern California and the Tampa/Orlando areas. Prior to 1990, Mr. Dawson served in various related capacities with companies involved in commercial real estate including land and office building development as well as the construction and management of industrial facilities located on airports throughout the country. Mr. Dawson currently serves on the boards of US Restaurant Properties, Inc. (NYSE:USV), and His Grace Foundation.

     Bryan L. Goolsby - Mr. Goolsby has been a director since 2000. Mr. Goolsby is the Managing Partner of Locke Liddell & Sapp LLP, and has practiced in the area of corporate and securities since 1977. Mr. Goolsby is a member of the Board of Governors of the National Association of Real Estate Investment Trusts and is a member of the National Multi-Family Housing Association and the Pension Real Estate Association. Mr. Goolsby is currently an associate board member at the Edwin L. Cox School of Business at Southern Methodist University and is a member of the board of the Junior Achievement of Dallas. Mr. Goolsby is also a director of WhatWorks, Inc. and Web-Real-Estate, Inc. Mr. Goolsby has a bachelor's degree from Texas Tech University and a Doctor of Jurisprudence from the University of Texas.


     Philip Taggart - Mr. Taggart has been a director since 2000. Mr. Taggart has specialized in investor relations activities since 1964 and has served as the chairman and chief executive officer of The Philip Taggart Company since 1991. He is the co-author of the book Taking Your Company Public, and has provided communications services for 58 initial public offerings, more than 200 other new issues, 210 mergers and acquisitions, 3,500 analyst meetings and annual and quarterly reports for over 25 years. Mr. Taggart serves on the boards of International Expert Systems, Inc. and Salon Group International and served on the board of the Foundation of Texas State Technical College for 10 years. A distinguished alumnus of the University of Tulsa, he also has been a university instructor in investor relations at the University of Houston.

     Charles C. Braun - Mr. Braun serves as our Executive Vice President of Finance, Treasurer and Secretary. Mr. Braun oversees the financial accounting and reporting and is responsible for AmREIT's capital formation, debt placement and joint venture initiatives. He has over six years of accounting and real estate experience, including five years with Ernst & Young, LLP. At Ernst & Young, LLP, Mr. Braun served as a manager in the real estate advisory services group and has provided extensive consulting and audit services to a number of Real Estate Investment Trusts and private real estate companies. These services included financial statement audits, portfolio acquisition and disposition, real estate portfolio management, merger integration and process improvement, financial analysis and due diligence. Mr. Braun received a B.B.A degree in accounting and finance from Hardin Simmons University and subsequently earned the CPA designation and his Series 63, 7 and 24 securities licenses.

     AmREIT's other officers are as follows:

                                                                                         Director or
                                    Age                       Position                     Officer
             Name                                              Held                          Since
 Thomas M.  Pagel.............      55      Director of Real Estate                          1999
 C. Michael Taylor ...........      45      Vice President of Business Development and
                                            General Counsel                                  2001
 Presley Bottoms..............      65      Vice President of Construction                   2000


         Thomas M. Pagel - Mr. Pagel serves as Director of Real Estate and oversees our real estate acquisition, sales and development activities, as well as the asset management of our real estate portfolio. Mr. Pagel brings to AmREIT 25 years of real estate experience with some of the industry's top companies. His accomplishments include expanding Trammell-Crow Houston's fee management business from three projects to over thirty projects, and directing the leasing, management, value enhancement, and sale of properties worth over $275,000,000 for Camden, Goldman Sachs and American General. Mr. Pagel received his B.A. degree from the University of Texas at Austin, is a licensed Texas Real Estate Broker and a Certified Property manager (CPM). He is a member of the National Association of Realtors, Institute of Property Management and the International Council of Shopping Centers.


     C. Michael Taylor - Mr. Taylor serves as Vice President of Business Development and General Counsel, overseeing our corporate business development activities and legal matters. Mr. Taylor joined AmREIT in 2001 and brings 17 years of experience in the legal, real estate, construction and banking fields with companies such as Shell Oil, Commonwealth United Mortgage and Bank United. A primary focus throughout his career has been the building of successful business partnerships. His accomplishments include managing the unprecedented growth of Bank United's retail banking network overseeing the selection, acquisition and construction of over ninety bank branches in three years and the establishment and management of a successful new retail distribution channel with Kroger Food Stores. Mr. Taylor received his B.A. degree and Juris Doctorate from the University of Mississippi and is a member of the Texas and Mississippi Bars. Mr. Taylor enjoys sport fishing and skiing as well as traveling with his wife Virginia and two-year old daughter Anna Claire.


         Presley Bottoms - Mr. Bottoms serves as Vice President of Construction and oversees all development and construction projects. In his 30 years of management in the commercial construction business, Mr. Bottoms has been involved in all aspects of the business, from concept and design development to close out. Prior to jointing AmREIT, Mr. Bottoms completed over twenty-five retail construction projects representing over one million square feet as construction manager for SCC Development Corporation. In addition, Mr. Bottoms has been instrumental in the research of design and construction concepts to improve labor and cost savings, material assessments for long lead time items and has coordinated and monitored design activities for fast track schedules.

Executive Compensation

         Mr. Taylor, our chairman of the board, chief executive officer and president, received a reduced annual salary of $30,000 from January 2000 through June 2000. In June 2000, Mr. Taylor's annual salary was increased to $175,000. None of our other executive officers received salary or bonus in excess of $100,000 during the fiscal year ended December 31, 2001.


Security Ownership of Certain Beneficial Owners and Management


     The following table sets forth, as of December 31, 2001, the beneficial ownership interest of the executive officers and directors of AmREIT:


                                     Amount and Nature of
Name                                 Beneficial Ownership    Percent of Class(1)
 ----------                          --------------------    ----------------
H. Kerr Taylor                             262,061                11.10%

Robert S.  Cartwright                        4,166                  *

G.  Steven Dawson                            2,000                  *

Bryan L.  Goolsby                            2,000                  *

Philip Taggart                               2,000                  *

Chad C. Braun                                -                      -

All directors and executive officers
 as a group                                272,227                11.56%

 ---------
* Less than 1%.


 (1) Based on 2,344,794 shares outstanding as of December 31, 2001.



     As of December 31, 2001, no other person was known by AmREIT to be the beneficial owner of more than 5% of the shares of AmREIT.



Certain Relationships and Related Transactions

     On August 31, 1998, Mr. Taylor accepted 9,811 shares in repayment of $100,563 then owing on AmREIT's promissory note payable to him. The shares were valued at $10.25 per share for the purposes of payment. The unpaid balance of $65,860 on the note was paid to Mr. Taylor on October 5, 1998.

     Effective June 5, 1998, AmREIT issued to Mr. Taylor 213,260 shares and the right to receive up to an additional 686,740 shares, subject to certain conditions, in connection with the advisor acquisition. See "Advisor Acquisition" below.

     On May 10, 1998, Mr. Taylor agreed to accept 18,789 shares of AmREIT's common stock in payment in full of a note payable to him by AmREIT with the unpaid balance of approximately $171,500.


Legal Proceedings

     Neither AmREIT nor any of its properties is subject to any claim or legal proceeding, nor to management's best knowledge, is any such claim or legal proceeding threatened which could have a material adverse effect on AmREIT or its properties.

Advisor Acquisition

     Terms of the Acquisition. As of June 5, 1998, AmREIT became a self-managed REIT by acquiring its former advisor in the advisor acquisition. As a self-managed REIT, AmREIT acquires, develops and manages its own real property investments and internally administers its affairs and activities.

     AmREIT acquired the advisor pursuant to a merger of the advisor into AmREIT's newly formed wholly-owned subsidiary corporation, AmREIT Operating Corporation, which is the surviving corporation. Pursuant to the acquisition, Mr. H. Kerr Taylor, the sole stockholder of the advisor, will receive up to 900,000 shares of AmREIT's class A common stock, of which 213,260 initial shares were issued upon the closing date of the advisor acquisition. The remaining 686,740 shares of class A common stock are issuable over the 24 consecutive calendar quarters commencing July 1, 1998. Subject to certain conditions, the remaining shares of AmREIT class A common stock are issuable at the rate of 98 shares for each 1,000 shares otherwise issued for consideration (sold) by AmREIT during the payment period. The independent directors, who agreed to and approved the advisor acquisition terms on behalf of AmREIT, concluded that the remaining shares of AmREIT class A common stock payment provisions were fair and in the best interests of AmREIT and the AmREIT stockholders because they defer and condition payment for the advisor until such time or times as AmREIT's asset base increases through equity growth to levels which would allow AmREIT to realize the significant benefits of the advisor acquisition and self-management. The significant anticipated benefits from the advisor acquisition which increase directly with AmREIT's asset size include: efficiencies of administration and property management and any increases in operating margins resulting therefrom; reductions in acquisition expenses; financial benefits of proprietary real estate development; and financial benefits from providing real estate related services such as brokerage, management and development services to third parties. The advisor acquisition was approved by AmREIT's stockholders on June 5, 1998.

     The advisor had served as advisor to AmREIT since AmREIT's organization in August 1993. Under the direction of the board, the advisor had the responsibility for the day-to-day operations of AmREIT, including raising capital, the investigation and identification of investment acquisitions, the negotiation of acquisitions, due diligence in investment research, property management and administrative and accounting services.

     The advisor was organized on April 4, 1989 and since that time has been acquiring, developing, operating and managing real property for its own account and for the account of managed real estate investment programs, including AmREIT. In addition to AmREIT, the advisor co-sponsored with Mr. Taylor each of the partnerships.

     For the period from January 1, 1998 to June 5, 1998, and the year ended December 31, 1997, revenues to the advisor from all sources aggregated $562,465, and $1,602,580, respectively. These amounts included payments from AmREIT of $181,189 and $1,166,309 during the period from January 1, 1998 to June 5, 1998, and the year ended December 31, 1997, respectively. For the same periods, the advisor incurred total expenses of $683,633, and $1,473,676, respectively. These expenses are not allocated between services provided by the advisor under the services agreements with AmREIT and the partnerships vs. the advisor's other activities.

     Also, the advisor incurred certain costs in connection with the organization and syndication of AmREIT. Reimbursement of these costs becomes obligations of AmREIT in accordance with the terms of the offering. Costs of $164,985 and $98,494 were incurred by the advisor in 1997 and 1996, respectively, in connection with the issuance and marketing of AmREIT's stock.

     Consequences of Acquisition. As a self-managed REIT, AmREIT no longer pays any of the advisor fees and pays directly for the overhead necessary to provide the services that the advisor provided under the Omnibus Services Agreement. By acquiring the advisor's staff and facilities, AmREIT now has personnel with substantial experience and long-term relationships in the commercial net leased property industry, including but not limited to relationships with both AmREIT's significant tenants and those of the partnerships. Management believes these capabilities provide AmREIT with a competitive advantage over many larger and more established REITs in the management and operation of properties and in the identification and acquisition of attractive investments.

     Following the advisor acquisition, AmREIT, through AmREIT Operating Corporation, continues to provide these services, including administrative and management services to the partnerships and administrative and management services to AmREIT. However, AmREIT's ability to do so may be significantly limited in the future if the REIT rules change. Should AmREIT no longer be able to provide any of these services, it would employ a third-party provider to supplement AmREIT's services.

     AmREIT, through AmREIT Operating Corporation, and/or other affiliates, also conducts various real estate development activities both for its account and for the accounts of others, including AmREIT Development Corp. Through the advisor acquisition, AmREIT acquired expertise and ability to develop properties for tenants in order to be more competitive in obtaining attractive acquisitions for itself and the advisor's other affiliates. Management believes that its ability to competitively construct and deliver completed properties on a timely basis will continue to be an important consideration for many actively growing and expanding retail and commercial tenants.

     Terms of the Acquisition. The advisor acquisition was approved and recommended to AmREIT's stockholders by the independent directors. AmREIT's stockholders approved the advisor acquisition on June 5, 1998. In finding that the advisor acquisition was fair to AmREIT and its stockholders, the independent directors engaged Bishop-Crown as their financial advisor to advise them in analyzing and evaluating, and to provide a written opinion with respect to, the fairness of the acquisition to AmREIT and to the stockholders of AmREIT (other than Mr. Taylor). The independent directors also engaged Houlihan to opine as to the likely range of strategic values of the advisor for the purposes of the acquisition. The independent directors obtained a fairness opinion from Bishop-Crown that the advisor acquisition was fair from a financial point of view, to AmREIT and its stockholders (other than Mr. Taylor), and obtained the opinion of Houlihan regarding the valuation of the advisor. The independent directors engaged Broocks, Baker & Lange, LLP to advise them regarding, but not to negotiate, the terms of the advisor acquisition.

     Under the acquisition agreement, AmREIT has agreed to issue up to 900,000 common shares as the consideration for the advisor acquisition. AmREIT issued the 213,260 initial shares on the closing date and will issue up to the remaining shares of AmREIT class A common stock of 686,740 shares, subject to adjustment as described below, as follows: No later than 30 days after the end of the calendar quarter in which the closing date occurred, and within 30 days after the end of each calendar quarter thereafter until the twenty-fourth consecutive calendar quarter following the closing date, or, if sooner, until the entire remaining shares of AmREIT class A common stock has been issued. AmREIT will issue a portion of the then unissued remaining shares of AmREIT class A common stock equal to, when added to the aggregate shares of the consideration theretofore issued, 9.8% of the total number of common shares outstanding at the end of the respective calendar quarter after giving effect to the issuance of such additional shares.

     At the closing date of the acquisition, Mr. Taylor owned 252,250 shares of AmREIT's class A common stock which represents approximately 10.62% of AmREIT's total outstanding shares. For the 24 calendar quarters following the closing date, Mr. Taylor's additional share ownership by reason of his receipt of the consideration cannot exceed the number of shares which represent 9.8% of AmREIT's total outstanding shares.

     The acquisition agreement requires that, in the event of Mr. Taylor's death, AmREIT must promptly purchase from his estate his right, title and interest in the unissued remaining shares of AmREIT class A common stock at a price determined on a value of $10.25 per share or, if AmREIT's common shares are then traded in a national securities market, the average closing price of AmREIT's common shares on the 10 consecutive trading days preceding the date of death, whichever is greater. To fund this obligation, AmREIT must maintain one or more insurance policies, payable to AmREIT, insuring Mr. Taylor's life in the amount necessary to purchase the unissued remaining shares of AmREIT class A common stock.

     The foregoing notwithstanding, the unissued remaining shares of AmREIT class A common stock is immediately issuable in the event any of the following should occur:

     o An event which results in or is likely to result in a change in control of AmREIT;

     o The failure by AmREIT to timely issue the remaining shares of AmREIT class A common stock, or any portion thereof as required above;

     o In the event Mr. Taylor's employment by AmREIT is terminated without cause as defined in his employment agreement with AmREIT then in effect; or

     o AmREIT's failure to purchase, upon the death of Mr. Taylor, all of his right, title and interest in the unissued remaining shares of AmREIT class A common stock, which interest will be valued as of the date of death at the greater of $10.25 per share or, if the common shares are traded in a national securities market, the average closing price of such shares during the 10 consecutive trading days immediately preceding the date of death. Under the acquisition Agreement, AmREIT is required to maintain insurance on the life of Mr. Taylor to fund this obligation.

     For the purposes of the foregoing, a "change in control" means:

     o the sale or transfer of substantially all of the assets of AmREIT, whether in one transaction or a series of transactions, except a sale to a successor corporation in which the stockholders immediately prior to the transaction hold, directly or indirectly, at least 50% of the total voting power of the successor corporation immediately after the transaction;

     o any merger or consolidation between AmREIT and another corporation immediately after which the stockholders hold, directly or indirectly, less than 50% of the total voting power of the surviving corporation;

     o   the dissolution or liquidation of AmREIT;

     o the acquisition by any person or group of persons of direct or indirect beneficial ownership of AmREIT's class A common stock representing more than 50% of AmREIT's class A common stock; or

     o the date the board changes. For the purposes of the foregoing, a "board change" means the date that a majority of the board is comprised of persons other than persons (1) whose election consents shall have been solicited by management, or (2) who are serving as directors appointed by the board to fill vacancies caused by death or resignation (but not by removal) or to fill newly created directorships.

     Under the acquisition agreement, so long as Mr. Taylor serves as an officer or director of AmREIT he may not, without AmREIT's express authorization, engage or participate directly or indirectly as a principal, agent, or owner (including serving as a partner of or owning any stock or other equity investment or debt
of) any competitive real estate venture, as defined. Excluded from the foregoing are competitive real estate ventures in which Mr. Taylor is currently interested, including AAA Net Developers, Ltd. and the AAA partnerships and their respective general partners. Also excluded from the foregoing restriction is the present or future ownership of not more than one percent (1%) of the total outstanding class of equity or debt securities of any competitive real estate venture whose equity or debt securities are publicly traded.

     "Competitive real estate venture" is defined as any enterprise entered into for profit whose activities in at least material part consist of the acquisition, development, ownership and/or management of real estate leased or intended to be leased to commercial or retail tenants.

     Under the acquisition agreement, Mr. Taylor entered into full-time employment with AmREIT. Mr. Taylor entered into a two-year agreement where his annual base salary was $25,000 until July 1999 and was $30,000 through June 2000. Mr. Taylor may not receive any compensation from any competitive real estate venture under his control except as may, from time to time, be approved by the board. It is the board's intent to use this restriction to limit the aggregate compensation received by Mr. Taylor from AmREIT and his other controlled competitive real estate ventures, if any. Expressly excluded from the foregoing agreement would be any compensation in connection with Mr. Taylor's ownership of the general partners of the partnerships.

     In an effort to eliminate existing and potential conflicts of interest between Mr. Taylor and AmREIT, Mr. Taylor agreed to cause any competitive real estate venture (as defined) over which he has control, including the general partners of the partnerships and ARIC to, at the election of the board, contract for acquisition and management services and/or the use of facilities and personnel with AmREIT or such affiliated provider as may be designated by the board. Any such contracts are subject to the requirements and restrictions on such contracts as may be provided in each entities organizational documents. AmREIT, through AmREIT Operating Corporation and ARIC, currently provides property management, general administration and acquisition services, real estate brokerage services and support personnel and/or facilities to these entities. However, its ability to do so may be significantly limited under current and possible future changes to the REIT Rules. Under this requirement, Mr. Taylor must cause such competitive real estate venture to first satisfy its requirements for personnel and/or facilities by the use of available, qualified facilities and personnel of AmREIT or its affiliates on a reimbursement for use basis.

     Also, Mr. Taylor must cause such competitive real estate venture to offer to AmREIT the right to purchase any property which the competitive real estate venture acquires or contracts to acquire, subject to its then-existing fiduciary obligations to any other persons at a price equal to the cost of the property to the competitive real estate venture.

                            AmREIT CHARTER AND BYLAWS

     The following summarizes the material terms of AmREIT's current articles of incorporation and bylaws, but does not set forth all the provisions of AmREIT's articles of incorporation or bylaws. Where appropriate, the provisions of the amendments proposed in this proxy statement to the articles and bylaws have been described. For additional information about AmREIT's articles and bylaws, you should read these documents which are exhibits to the registration statement of which this proxy is a part.


Authorized Stock

     The charter provides that AmREIT is authorized to issue 110,000,000 shares, consisting of 100,000,000 shares of $0.01 par value common stock and 10,000,000 shares of preferred stock, par value $0.01 per share. Shares of preferred stock may be issued from time to time, in one or more series, each of which series shall have such voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions relating thereto, as shall be authorized by the board of directors. If the proposed amendment to the articles is approved, AmREIT will be authorized to issue 113,000,000 shares consisting of 103,000,000 shares of common stock which will be divided into two series consisting of 100,000,000 of $0.01 par value class A common stock and 3,000,000 shares of $0.01 par value class B common stock and 10,000,000 shares of preferred stock, par value $0.01 per share. See "DESCRIPTION OF AmREIT's CAPITAL STOCK" beginning on page 132.


Directors

     The bylaws provide that the number of directors shall consist of not less than three nor more than nine members, the exact number of which shall be fixed by the board from time to time. The bylaws provide that, except as otherwise provided by law or the charter, a quorum of the board for the transaction of business shall consist of a majority of the entire board. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. The charter and the bylaws do not provide for a classified board or for cumulative voting in the election of directors to the board. The bylaws provide that vacancies and any newly-created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum.


Stockholder Meetings and Special Voting Requirements

     The annual meetings of stockholders are held on such date as shall be fixed by the board. The bylaws specify such date to be not fewer than 30 days nor more than 61 days after distribution of AmREIT's annual report to stockholders. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the president, or upon the written request of stockholders entitled to cast at least 10% of all of the votes entitled to be cast at such meeting. In general, the presence in person or by proxy of stockholders entitled to cast a majority of votes shall constitute a quorum at any stockholders' meeting. The charter and the bylaws may in general be amended by a majority vote of the stockholders. However, an amendment of any provision of the charter or bylaws which requires a greater than majority vote must itself be approved by a vote of the stockholders holding shares representing at least 66 2/3% of the votes entitled to be cast thereon.

     Other matters on which the stockholders are entitled to vote include:

     o   the election and removal of directors;

     o   a voluntary change in AmREIT's status as a REIT;  and/or

     o   the dissolution of AmREIT.

     A majority of the directors (including a majority of the independent directors) may in their discretion, from time to time, amend, without a stockholder vote, certain portions of the bylaws, but not a stated investment policy. The stockholders may amend the bylaws by a majority vote.


Amendment of the Charter and Bylaws

     Maryland law and the charter provide that approval of a majority of the stockholders entitled to vote thereon is required to amend the charter. A bylaw may be amended or repealed, or a new bylaw adopted, by the affirmative vote of the holders of a majority of the stock entitled to vote thereon.

Transactions With Interested Officers or Directors

     The bylaws provide, in accordance with Maryland law, that contracts or transactions between AmREIT and a director or officer of AmREIT or a corporation or entity in which such officer or director is also an officer or director or has a financial interest, are not void or voidable solely for such reason or solely because the officer or director is present at or participates in any meeting of the board which authorizes the transaction or contract, or solely because such officer's or director's vote is counted for such purpose, if the bylaw restrictions regarding such transactions are satisfied (see discussion under stated investment policies above) and:

     o the material facts as to his relationship or interest are disclosed or are known to the board or a committee and the board or a committee in good faith authorizes such contract or transaction;

     o the material facts as to his relationship or interest are disclosed or are known to the stockholders entitled to vote thereon and the stockholders in good faith specifically approve such contract or transact; or

     o the contract or transaction is fair to AmREIT at the time it is authorized, approved or ratified by the board, a committee or the stockholders.

     In addition, the bylaws provide that any transactions with interested directors or officers or their affiliates shall be made on commercially reasonable terms substantially equivalent to terms available from third parties in an arm's-length transaction in the competitive marketplace.


Rollup Transactions

     AmREIT's bylaws contain certain restrictions and requirements on AmREIT's ability to participate in "rollup" transactions which include any transaction involving the acquisition of AmREIT. The merger as structured and proposed constitutes a "rollup" transaction under these provisions. However, as a condition to their approval of the merger, the stockholders will expressly approve the exclusion of the merger from the requirements of the rollup provisions of the bylaws to the extent they could apply to the merger.


Limitations on Holdings and Transfer

     For AmREIT to continue to qualify as a REIT under the Code, not more than fifty percent (50%) of its outstanding shares may be owned by five or fewer individuals during the last half of each year and outstanding shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year except with respect to the first taxable year for which an election to be treated as a REIT is made. The charter restricts the accumulation or transfer of shares if any accumulation or transfer could result in any person beneficially owning, in accordance with the Code, in excess of 9.8% of the then outstanding shares, or could result in AmREIT being disqualified as a REIT under the Code. Such restrictions authorize the board to refuse to give effect to such transfer on AmREIT's books as to shares accumulated in excess of the 9.8% ownership limit. Although the intent of these restrictions is to preclude transfers which would violate the ownership limit or protect the AmREIT's status as a REIT under the Code, there can be no assurance that such restrictions will achieve their intent.

     A transferee who acquires shares in a restricted transfer is required to indemnify, defend, and hold AmREIT and its other stockholders harmless from and against all damages, losses, costs, and expenses, including, without limitation, reasonable attorneys' fees, incurred or suffered by AmREIT or such stockholders by virtue of AmREIT's loss of its qualification as a REIT if such loss is a result of the transferee's acquisition. See "FEDERAL INCOME TAX CONSEQUENCES" beginning on page 78.




Anti-takeover Effect of Authorized But Undesignated Preferred Stock

     As described below, the board is authorized to provide for the issuance of shares of preferred stock, in one or more series, and to fix by resolution of the board and to the extent permitted by Maryland law, the terms and conditions of each such series. Management believes that the availability of preferred stock will provide AmREIT with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise from time to time. Authorized but unissued shares of preferred stock, as well as authorized but unissued shares of class A common stock, will be available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which any class of stock may then be listed for trading.

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     Although the board has no present intention of doing so, it will be able to issue a series of preferred stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For instance, such new shares might impede a business combination by including class voting rights which would enable the holder to block such transaction or facilitate a business combination by including voting rights which would provide a required percentage vote of stockholders. The board will make any determination to issue such shares based on its judgment as to the best interests of AmREIT and its then existing stockholders. The board, in so acting, will be able to issue preferred stock having terms which would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.


Liability for Monetary Damages

     The charter provides that no director will be personally liable to AmREIT or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability for breach of the duty of loyalty to AmREIT or its stockholders, acts or omissions not in good faith, intentional misconduct, a knowing violation of law, certain unlawful dividends, stock repurchases or redemptions or any transaction from which the director derived an improper personal benefit. Any repeal or modification of such provision by the stockholders of AmREIT will not adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


Indemnification And Advancement of Expenses

     The charter provides for the indemnification of present and former directors and officers of AmREIT and persons serving as directors, officers, employees or agents of another corporation or entity at the request of AmREIT to the fullest extent permitted by Maryland law. Indemnified parties are specifically indemnified in the charter and the bylaws for expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnified party (1) in connection with a threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director or officer of AmREIT or is or was serving as a director, officer, employee or agent of another corporation or entity at the request of AmREIT, or
(2) in connection with the defense or settlement of a threatened, pending or completed action or suit by or in the right of AmREIT, provided that such indemnification is permitted only with judicial approval if the indemnified party is adjudged to be liable to AmREIT. Such indemnified party must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the subject corporation and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe his conduct was unlawful. Any indemnification under the indemnification provisions must be authorized based on a determination that the indemnification is proper if the applicable standard of conduct has been met by the indemnified party, provided that no such authorization is required, and indemnification is mandatory, where a director or officer of AmREIT is successful in the defense of such action, suit or proceeding or any claim or matter therein. Otherwise, such determination will be made by a majority vote of a quorum of the board consisting of directors not a party to the suit, action or proceeding, by a written opinion of independent legal counsel or by the stockholders. In the event that a determination is made that a director or officer is not entitled to indemnification under the indemnification provisions, the indemnification provisions provide that the indemnified party may seek a judicial determination of his right to indemnification. The indemnification provisions further provide that the indemnified party is entitled to indemnification for all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from AmREIT an indemnity claim under the indemnification provisions if such indemnified party is successful. Other than proceedings to enforce rights to indemnification, AmREIT is not obligated to indemnify any person in connection with a proceeding initiated by such person, unless authorized by the board.

     AmREIT will pay expenses incurred by a director or officer of AmREIT, or a former director or officer, in advance of the final disposition of an action, suit or proceeding, if he undertakes to repay amounts advanced if it is ultimately determined that he is not entitled to be indemnified by AmREIT.

     The indemnification provisions and provisions for advancing expenses in the charter will be expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to the bylaws. The indemnification provisions and provisions for advancing expenses in the bylaws and the charter will be expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to any agreement, vote of the stockholders or disinterested directors or pursuant to judicial direction. AmREIT will be authorized to purchase insurance on behalf of an indemnified party for liabilities incurred, whether or not AmREIT would have the power or obligation to indemnify him pursuant to the charter, the bylaws or Maryland law.

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     In addition, AmREIT will enter into indemnification agreements with its directors and certain of its executive officers pursuant to which such persons are indemnified for costs and expenses actually and reasonably incurred by such persons in connection with a threatened, pending or completed claim arising out of service as a director, officer, employee, trustee and/or agent of AmREIT or another entity at the request of AmREIT.







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                      DESCRIPTION OF AmREIT'S CAPITAL STOCK

General


     AmREIT's authorized capital stock currently consists of 100,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2001, AmREIT had outstanding 2,354,348 shares of common stock and no shares of preferred stock. If the proposed amendment to the articles is adopted, AmREIT will be authorized to issue 113,000,000 shares consisting of 103,000,000 shares of common stock divided into two series consisting of 100,000,000 shares of $0.01 par value class A common stock and 3,000,000 shares of $0.01 par value class B common stock, and 10,000,000 shares of preferred stock par value $0.01 per share. The following description describes AmREIT's capital stock assuming the proposal to amend AmREIT's articles is approved.



Class A Common Stock

     Voting Rights. Each holder of class A common stock will be entitled to one vote for each share registered in his name on the books of AmREIT on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the holders of class A common stock will vote as one class. The shares of class A common stock will not have cumulative voting rights. As a result, subject to the voting rights, if any, of the holders of any shares of preferred stock and class B common stock which may at the time be outstanding, the holders of class A common stock entitled to exercise more than 50% of the voting rights in an election of directors will be able to elect 100% of the directors to be elected if they choose to do so. In such event, the holders of the remaining shares of class A common stock voting for the election of directors will not be able to elect any persons to the board. The charter and the bylaws contain certain provisions that could have an anti-takeover effect. See "AmREIT CHARTER AND BYLAWS" on page 114.

     Dividend Rights. Subject to the rights of the holders of any shares of class B common stock or preferred stock which may at the time be outstanding, holders of AmREIT class A common stock will be entitled to such dividends as the board may declare out of funds legally available therefor. Because portions of the operations of AmREIT may be conducted through wholly-owned subsidiaries, AmREIT's cash flow and consequent ability to pay dividends on class A common stock may be dependent to some degree upon the earnings of such subsidiaries and on dividends and other payments therefrom.

     Liquidation Rights and Other Provisions. Subject to the prior rights of creditors and the holders of any preferred stock which may be outstanding from time to time, the holders of class A common stock are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets.

     The class A common stock is not liable for any calls or assessments and is not convertible into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the class A common stock.

     Transfer Agent. The transfer agent and registrar for the AmREIT class A common stock is Wells Fargo Shareowner Services, 161 North Concord Exchange, South St. Paul, MN 55075.


Class B Common Stock

     Dividends. Subject to the preferential rights of any series of our preferred stock (of which there is currently none issued and which can only be issued by a majority vote of the then outstanding class B common stockholders), holders of shares of the class B common stock will be entitled to receive, when and as declared by the AmREIT board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends in an amount per share of class B common stock equal to 8% per annum. Dividends with respect to the class B common stock will be cumulative from the date of original issuance and will be payable quarterly in arrears in March, June, September and December, beginning with a partial dividend of $0.185 per share in September, 2002 (each, a "Dividend Payment Date"), with respect to the period from the date of original issuance to the initial Dividend Payment Date. Any dividend payable on the class B common stock for any partial dividend period after the initial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the class B common stock for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends will be payable to holders of record as they appear in the stock records of AmREIT at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the AmREIT board for the payment of dividends that is no more than thirty (30) nor less than ten (10) days prior to the Dividend Payment Date (each, a "Dividend Record Date").

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         No dividends on shares of class B common stock will be declared by the
AmREIT board or paid or set apart for payment at such time as, and to the extent that, the terms and provisions of any AmREIT agreement, including any agreement relating to its indebtedness, or any provisions of its charter relating to any series of preferred stock, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment will be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the class B common stock will accrue whether or not AmREIT has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Holders of the class B common stock will not be entitled to any dividends in excess of full cumulative dividends as described above.

         If any shares of class B common stock are outstanding, no full dividends will be declared or paid or set apart for payment on the class A common stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the class B common stock for all past dividend periods and the then current dividend period. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on class B common stock which may be in arrears. Any dividend payment made on shares of class B common stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of class B common stock which remains payable.

         Liquidation Rights. In the event of any liquidation, dissolution or winding up of AmREIT, subject to the prior rights of any series of preferred stock, the holders of shares of class B common stock will share pro rata with the holders of the class A common stock, the assets of AmREIT remaining following the payment of all liquidating distributions payable to holders of capital stock of AmREIT with liquidation rights senior to those of the Common Stock.

         Redemption. The class B common stock will not be redeemable prior to July 16, 2005, except under certain limited circumstances to preserve the AmREIT's status as a REIT. See "Restrictions on Transfer." On and after July 16, 2005, AmREIT, at its option (to the extent AmREIT has funds legally available therefor) upon not less than 30 nor more than 60 days' written notice, may redeem shares of class B common stock, in whole or in part, at any time or from time to time, for, at the option of the holder thereof, either in cash at the redemption price per share of $10.17, plus all accrued and unpaid dividends, if any, thereon (whether or not earned or declared) to the date fixed for redemption of shares of AmREIT class A common stock at the then existing Conversion Price (as defined below).

         Notwithstanding the foregoing, unless full cumulative dividends on all shares of class B common stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of class B common stock will be redeemed unless all outstanding shares of class B common stock are simultaneously redeemed. The foregoing, however, will not prevent the purchase or acquisition of shares of the class B common stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of class B common stock. Unless full cumulative dividends on all outstanding shares of class B common stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, AmREIT will not purchase or otherwise acquire directly or indirectly through a subsidiary or otherwise, any shares of class B common stock.

         If fewer than all of the outstanding shares of class B common stock are to be redeemed, the number of shares to be redeemed will be determined by AmREIT and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by the holders (as nearly as may be practicable without creating fractional shares of class B common stock) or any other equitable method determined by AmREIT.

         Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days' prior to the redemption data. A similar notice will be mailed by AmREIT, postage prepaid, not less than 30 nor more than 60 days' prior to the redemption date, addressed to the respective holders of record of class B common stock to be redeemed at their respective addresses as they appear on the stock transfer records of AmREIT. No failure to give notice or any defect therein or in the mailing thereof will affect the validity of the proceeding for the redemption of any shares of class B common stock except as to the holder to whom notice was defective or not given. Each notice will state: (1) the redemption date; (2) the redemption price; (3) the number of shares of class B common stock to be redeemed; (4) the place or places where the class B common stock is to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed will cease to accrue on the redemption date; and (6) that any conversion rights will terminate at the close of business on the third business day immediately preceding the redemption date. If fewer than all the shares of class B common stock held by any holder are to be redeemed, the notice mailed to that holder will also specify the number of shares of class B common stock to be redeemed from that holder. If notice of redemption of any shares of class B common stock has been properly given and if funds necessary for redemption have been irrevocably set aside by AmREIT in trust for the benefit of

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the holders of any of the shares of class B common stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of class B common stock, those shares of class B common stock will no longer be deemed to be outstanding and all rights of the holders of those shares will terminate except for the right to receive the applicable redemption price and other amounts payable in respect of such shares.

     The holders of Stock (as defined below) at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to class B common stock on the corresponding Dividend Payment Date notwithstanding the redemption thereof between that Dividend Record Date and the corresponding Dividend Payment Date or AmREIT's default in the payment of the dividend due. Except as provided above, AmREIT will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of class B common stock called for redemption.

         Voting Rights. Holders of the class B common stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter in which the class B common stock may vote, including any action by written consent, each share of class B common stock will be entitled to one vote. The holders of each share of class B common stock may separately designate a proxy for the vote to which that share of class B common stock is entitled.


     AmREIT shall not issue any shares of preferred stock or other class of common stock with dividend preferences senior to the dividends payable on the class B common stock without the approval of a majority of the shares of class B common stock then outstanding.


         Whenever dividends on any shares of class B common stock have been in arrears for six or more consecutive quarterly periods, the holders of those shares of class B common stock will be entitled to vote for the election of two additional directors of AmREIT at a special meeting called by the holders of record of at least 10% of the class B common stock (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on the shares of class B common stock for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In this event, the entire AmREIT board of directors will be increased by two directors. Each of these two directors will be elected to serve until the earlier of (1) the election and qualification of that director's successor or (2) payment of the dividend arrearage for the class B common stock.

     In addition, AmREIT may not sell all or substantially all of its assets, dissolve, or amend its Articles of Incorporation in any manner that materially and adversely affects the voting powers, rights or preferences of the holders of class B common stock without the approval of a majority of the shares of class B common stock then outstnading; provided, however, that the issuance of any security with dividend or liquidation preferences that are pari passu or junior to the dividend or liquidation preferences of the class B common stockholders shall not be considered to materially or adversely affect the voting powers, rights or preferences of the class B common stockholders.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required is effected, all outstanding shares of class B common stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

     Conversion. Subject to the exceptions described under the caption "Restrictions on Transfer" below, holders of the class B common stock will have the right, at any time and from time to time, to convert all or any of the class B common stock into shares of AmREIT class A common stock on a one for one basis, subject to adjustment upon the occurrence of the events described below (the "Conversion Price").

         Shares of class B common stock will be deemed to have been converted immediately prior to the close of business on the date the shares are surrendered for conversion and notice of election to convert the same is received by AmREIT. Upon conversion, no adjustment or prepayment will be made for dividends, but if any holder surrenders class B common stock for conversion after the close of business on a Dividend Record Date and prior to the opening of business on the related Dividend Payment Date, then, notwithstanding the conversion, the dividend payable on that Dividend Payment Date will be paid on that Dividend Payment Date to the registered holder of those shares on that Dividend Record Date. Shares of class B common stock surrendered for conversion during the period from the close of business on a Dividend Record Date to the Dividend Payment Date must also pay the amount of the dividend which is payable. No fractional shares of class A common stock will be issued upon conversion and, if the conversion results in a fractional interest, an amount will be paid in cash equal to the value of the fractional interest based on the market price of the common stock on the last trading day prior to the date of conversion.

         The number of shares of class A common stock or other assets issuable upon conversion and the Conversion Price are subject to adjustment upon the occurrence of the following events:

     (1) the issuance of class A common stock as a dividend or distribution on shares of class A common stock;

     (2) the subdivision, combination or reclassification of the outstanding shares of class A common stock;

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     (3)  the issuance to all holders of class A common stock of rights or warrants to subscribe for or purchase class A common stock (or securities convertible into class A common stock) at a price per share less than the then current market price per share;

     (4) the distribution to all holders of class A common stock of evidences of indebtedness or assets (including securities, but excluding Ordinary Cash Distributions, as defined below, and those dividends, distributions, rights or warrants referred to above); and

     (5) the distribution to all holders of class A common stock of rights or warrants to subscribe for securities (other than those referred to in clause (3) above).

The adjustments to be made in each of these events are set forth in AmREIT's charter. In the event of a distribution of evidence of indebtedness or other assets (as described in clause (4)) or a dividend to all holders of class A common stock of rights to subscribe for additional shares of AmREIT's capital stock (other than those referred to in clause (3) above), AmREIT may, instead of making an adjustment of the Conversion Price, make proper provision so that each holder who converts shares will be entitled to receive upon conversion, in addition to shares of class A common stock, an appropriate number of those rights, warrants, evidences of indebtedness or other assets. No adjustment will be made for "Ordinary Cash Distributions," which are distributions to holders of class A common stock in an amount not exceeding AmREIT's accumulated funds from operations since its formation, after deducting dividends or other distributions
(1) paid in respect of all classes of capital stock of AmREIT or (2) accrued in respect of the class B common stock, and any shares of preferred stock. In addition, no adjustment of the Conversion Price will be made until cumulative adjustments amount to one percent or more of the Conversion Price as last adjusted. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

         Whenever the number of shares of class A common stock or other assets issuable upon conversion and the Conversion Price are adjusted as herein provided, AmREIT (1) will promptly make available at the office of the transfer agent a statement describing in reasonable detail such adjustment, and (2) will cause to be mailed by first class mail, postage prepaid, as soon as practicable, to each holder of record of shares of class B common stock, a notice stating that adjustments have been made and stating the adjusted conversion price.

         In the event of any capital reorganization or reclassification of the capital stock of AmREIT, or consolidation or merger of AmREIT with another corporation, or the sale, transfer or lease of all or substantially all of its assets to another corporation, is affected in a way that holders of class A common stock will be entitled to receive stock, securities or other assets with respect to or in exchange for class A common stock, then, as a condition of that reorganization, reclassification, consolidation, merger, sale, transfer or lease, the holder of each share of class B common stock will have the right immediately to convert that share into the kind and amount of stock, securities or other assets which the holders of those shares would have owned or been entitled to receive immediately after the transaction if those holders had converted such shares immediately before the effective date of the transaction, subject to further adjustment upon the occurrence of the events described above.

     Restrictions on Transfer. The shares of class B common stock are generally transferable. AmREIT's charter, however, contains restrictions on the number of shares of "Stock," defined to include all classes of capital stock that AmREIT shall have authority to issue, including class B common stock, series of preferred stock and class A common stock, that stockholders may own. For AmREIT to qualify as a REIT under the Internal Revenue Code, shares of Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of the issued and outstanding shares of Stock (including the class B common stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include, except in limited circumstances, entities such as qualified private pension plans) during the last half of a taxable year or during a proportionate part of a shorter taxable year.

         Since the AmREIT board believes it is essential for AmREIT to maintain its status as a REIT under the Internal Revenue Code, the AmREIT charter provides that no person may own or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% (the "Ownership Limit") of the aggregate value of all outstanding shares of Stock (including the class B common stock). Any acquisition or transfer of shares of Stock that would: (1) result in the shares of Stock being owned by fewer than 100 persons or (2) result in AmREIT being "closely-held" within the meaning of Section 856(h) of the Internal Revenue Code, will be null and void, and the intended transferee will acquire no rights to the shares of Stock (including the class B common stock).

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Preferred Stock

     The charter provides that the board is authorized to provide for the issuance of shares of preferred stock, from time to time, in one or more series. Prior to the issuance of shares in each series, the board is required by the charter and Maryland law to adopt resolutions and file articles supplementary with the State of Maryland, fixing for each such series the designations, preferences and relative, participating, optional or other special rights applicable to the shares to be included in any such series and any qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as are permitted by Maryland law. Additionally, AmREIT shall not issue any shares of preferred stock with dividend performance senior to or pari passu with the dividends payable on the class B common stock without the approval of a majority of the shares of class B common stock then outstanding.








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                            REORGANIZATION OF AmREIT
                     AS A TEXAS REAL ESTATE INVESTMENT TRUST

     The board of directors has unanimously approved and recommends that the stockholders of AmREIT approve the agreement of merger, which provides for AmREIT's change of domicile from Maryland to Texas and for the reorganization of AmREIT from its current status as a Maryland corporation to a Texas real estate investment trust pursuant to the provisions of the Texas REIT Act, which corresponds closely with existing corporate statutes. Under the Texas REIT Act, as revised, AmREIT will be able to conduct its operations on substantially the same terms as currently permitted under Maryland law. The reorganization will not result in a change in AmREIT's business, management, capitalization or assets, liabilities or net worth (other than due to the costs of the transaction).

     To effect the reorganization, AmREIT will be merged into a newly-formed Texas REIT, which we will refer to as AmREIT-Texas. AmREIT-Texas will be organized as soon as practicable after stockholder approval of this proposal. When the merger becomes effective:

     o   AmREIT will cease to exist as a Maryland corporation;

     o the Texas REIT will succeed as a Texas REIT, to the fullest extent permitted by law, to all of AmREIT's prior business, assets and liabilities; and

     o each share of class A common stock and class B common stock of AmREIT will be automatically converted into corresponding class A common and class B common shares of beneficial interest of the Texas REIT.

     Pursuant to Maryland law, AmREIT's board retains discretion to abandon or terminate the reorganization after receipt of stockholder approval, but prior to filing the necessary documentation with Maryland and Texas, if the board of directors determines the reorganization is no longer in AmREIT's best interest.

     Following the reorganization and as a condition of the merger, the Texas REIT class a common shares of beneficial interest will be listed on an exchange and the board expects that delivery of certificates representing existing shares of AmREIT class A common stock will constitute "good delivery" for subsequent transactions. If the rules, regulations or directives of the exchange upon which the shares are listed require surrender of the certificates representing shares of AmREIT class A common stock, each stockholder will be entitled to receive a certificate representing one common share of beneficial interest of the Texas REIT for each share of AmREIT class A common stock represented by the AmREIT certificate.

     As a result of the merger, AmREIT and the rights of its stockholders, directors and officers will be governed by the Texas REIT Act and by the declaration of trust and bylaws of the Texas REIT, rather than by Maryland law and AmREIT's existing amended and restated articles of incorporation and amended and restated bylaws.

     A discussion of the material similarities and differences to AmREIT and its stockholders, directors and officers resulting from the reorganization appears below. This discussion does not address each difference between Maryland and Texas law, but focuses on those differences which the board of directors believes are most relevant to existing stockholders. Other than as described in the following table, the rights of the holders of class A and class B common shares of beneficial interest in the Texas REIT following effectiveness of the merger resulting in the reorganization of AmREIT will be substantially equivalent to their rights as holders of class A and class B common stock in the Maryland corporation. For a description of the rights of holders of class A and class B common stock, see "Description of AmREIT's Capital Stock" beginning on page 132. This discussion is not intended to be complete and is qualified in its entirety by reference to the anticipated form of the declaration of trust attached as Annex 2 and to Maryland law and the Texas REIT Act. The AmREIT board shall have the right, prior to filing the declaration of trust with the appropriate Texas regulatory authorities, to make ministerial changes and such other changes as the board shall determine in order to permit AmREIT to comply fully with the Texas REIT Act and the rules relating to qualification as a REIT for federal income tax purposes, and to conform to the provisions of its Maryland charter. The current bylaws of AmREIT place significant prohibitions on the actions that AmREIT can undertake, including the inability to amend the bylaws without stockholder approval. The bylaws of the new Texas REIT will have none of these prohibitions, other than the prohibition on the amount of debt AmREIT may incur. For a copy of the current bylaws and/or a copy of the bylaws for the new Texas REIT, please contact Chad Braun, Executive Vice President of Finance and Secretary of AmREIT, at (713) 850-1400, extension 24.


------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
------------------------------------------------------------------------------------------------------------------------
                                   Background

     The Texas REIT Act was amended effective September 1, 1995, to conform substantially to modern corporation statutes based upon the Model Business
Corporation Act. Accordingly, a Texas REIT, and the rights, duties and obligations of its stockholders, will be very similar to a corporation, and the rights, duties and obligations of its stockholders, organized and existing under Texas law. If the Texas REIT Act does not specifically address a situation, the question is governed by the Texas Business Corporation Act and related case law.


                               REIT Qualification

  Maryland law has no corresponding provision.             The Texas REIT Act provides that to the extent any
                                                         provision of the Texas REIT Act is contrary to or inconsistent with the Sections of the Code (or any successor statute) which relate to or govern REITs or the regulations adopted under those sections, or requires any trust formed under the Texas
                                                         REIT Act to take (or prohobits any such trust from taking) any action required to secure or maintain its status as a REIT under such sections or regulations, the sections of the Code (or any successor statute) shall prevail over the provisions of the Texas
                                                         REIT Act as to any REIT qualifying or attempting to qualify under such sections or regulations.



                   Liability of Stockholders and Shareholders

  In most cases, a stockholder or subscriber for           Like Maryland law, the Texas REIT Act generally
shares is not obligated or liable to a Maryland          limits a stockholder's or subscriber's obligation to a Taxas
corporation or its creditors except for any unpaid       REIT or its creditors to full payment of the consideration for
subscription price or unpaid consideration or unless     the shares.  A stockholder of a Texas REIT will not be liable
liability is imposed pursuant to another provision       for any contractual obligation of a Texas REIT on the basis (1)
of Maryland law.  Common law theories of "piercing the   that the person is or was the alter ego of a Texas REIT, or (2)
corporate veil" may be used to impose liability on       of actual or constructive fraud, a sham to perpetrate a fraud, or
stockholders in certain instances.                       similar theory, unless the obligee demonstrates that the
                                                         stockholder caused the Texas REIT to be used for the purpose of perpetrating anf did perpetrate an actual fraud on the
                                                         obligee primarily for the direct personal benefit of the
                                                         stockholder.  A holder of shares in a Texas REIT is not under any obligation to the Texas REIT or to its obligees with respect to any obligation of the Texas REIT on the basis of the failure of the Texas REIT to observe any formality, including the
                                                         failure to comply with any requirement of the Texas REIT Act or of the declaration of trust or bylaws, or observe any
                                                         requirement prescribed by the Texas REIT Act or by the
                                                         declaration of trust or bylaws for acts taken by the Texas REIT, its trust managers, or its stockholders.  These limitations in the
                                                         Texas REIT Act are exclusive and are not preempted by
                                                         common law or otherwise.  Further, like the Texas REIT Act, the Texas REITs declaration of trust provides that no
                                                         stockholder will be personally liabile for any of the Texas
                                                         REITs obligations.  To the extent, however, that the Texas
                                                         REIT conducts operations in another jurisdiction where the law of such jurisdiction both does not recognize the limitations of

                                      124

                                                         liability afforded by contract, the Texas REIT Act and the declaration of trust, and does not provide similar limitations of liability applicable to real estate investments or other trusts, a third party could attempt, under limited circumstances, to assert a claim against a stockholder.  AmREIT believes, based on its current operating structure and its review of relevant law, that there should not be a material risk of such liability.  AmREIT has taken and will continue to take such actions as it considers necessary or advisable in order to eliminate or minimize, to the extent possible, any such risk of liability.



------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
------------------------------------------------------------------------------------------------------------------------

                             Inspection Rights

  Under Maryland law, one or more stockholders who         Under the Texas REIT Act any person who has been
together have been stockholders of record for at least   stockholder of record for more than six months immediately
six months and who together hold at least 5% of the      preceeding his demand, or shall be the record holder of more
outstanding stock of any class may inspect the           than 5% of all the outstanding shares of a Texas REIT, upon
corporation's books of account and stock ledger,         written demand stating the purpose thereof, shall have the right
request a statement of the corporation's affairs         to examine, at any reasonable time or times, for any proper
and request a stockholders' list.  Any stockholder       purpose, its books and records of account, minutes and record
may inspect the bylaws, minutes of proceedings of        of stockholders, and shall be entitled to make extracts
the stockholders, annual statement of affairs and        therefrom.
voting trust agreement on file of a Maryland
corporation and may request a statement showing all
stock and securities issued by the corporation
during a specified period of not more than 12 months
before the date of the request.



                        Special Meetings of Stockholders

   A special meeting of stockholders of AmREIT may         A special meeting of stockholders of a Texas REIT
be called by the chairman of the board, the chief        may be called by the chairman of the board, the chief executive
executive officer, the president, the board of           officer, the president, the board of trust managers pursuant to a
directors pursuant to a resolution adopted by a          resolution adopted by a majority of the trust managers, or by
a majority of the directors, or by the Secretary         the Secretary upon the written request of holders of not less
upon the written request of holders of not less          than 25% of all shares then outstanding and entitled to vote at
than 25% of all shares then outstanding and entitled     such meeting.
to vote at such meeting.



------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
------------------------------------------------------------------------------------------------------------------------


                      Stockholder Action Without a Meeting

  Maryland law provides that stockholders may take         The Texas REIT Act provides that stockholders may
such action upon unanimous written consent, a            take such action only upon unanimous written consent, a
requirement unattainable by a public company in most     requirement unattainable by a public company in most
circumstances.                                           circumstances.


                                Preemptive Rights

   The existing charter does not provide any               The declaration of trust will not provide stockholders
stockholder with any preemptive right to subscribe       with any preemptive right to subscribe for any newly-issued
for any newly-issued stock or other securities of        stock or other securities of the Texas REIT.  Accordingly, the
AmREIT.  Accordingly, AmREIT does not offer              Texas REIT does not offer stockholders a prior right to
stockholders a prior right to purchase any new issue     purchase any new issue of its shares in order to maintain their
of the entity's shares in order to maintain their        proportionate ownership.
proportionate ownership.



                             Vote for Reorganization

   Maryland law provides that the affirmative vote of      The Texas REIT Act provides that the affirmative vote
two-thirds of all the votes entitled to be case is       of two-thirds of all the votes entitled to be case is required to
required to approve a consolidation, merger, share       approve a consolidation, merger, share exchange or transfer of
exchange or transfer of assets, subject to certain       assets subject to certain exceptions.
exceptions.


                            Authorized Capital Stock

  AmREIT currently has 100,000,000 authorized              The Texas REIT will have 113,000,000 shares of
shares of common stock and 10,000,000 shares of          beneficial interest consisting of 93,000,000 common shares of
authorized preferred.  If the proposal to amend          beneficial interest divided into two series, of which
AmREIT's articles of incorporation is adopted,           90,000,000 will be designated as class A and 3,000,000 will
AmREIT will have the authority to issue 113,000          be designated as class B, (ii) 10,000,000 excess shares, and (iii)
shares consisting of 100,000,000 of class A common       10,000,000 preferred shares of beneficial interest.
and 3,000,000 shares of class B common, and
10,000,000 shares of preferred.



------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
------------------------------------------------------------------------------------------------------------------------



                         Stock Redemption and Retirement

  Under Maryland law, a corporation may purchase or        Under the Texas REIT Act, a Texas REIT may
acquire its own shares, unless:                          purchase or acquire its own shares, unless:

     o  the corporation would not be able to pay its            o after giving effect thereto, the Texas REIT would
        debts as they become due in the usual course              be insolvent, or

     o  the corporation's total assets would be less            o the amount paid therefor exceeds the surplus of the
        than the sum of the corporation's total                   Texas REIT.  The term "surplus" is not defined in
        liabilities plus the amount that would be needed,         the Texas REIT Act.  The term "surplus" is not defined in
        if the corporation were to be dissolved at the            in the Texas Business Corporation Act as the
        time of the purchase or acquisition, to satisfy           excess of the net assets of a corporation over its
        the preferential rights upon dissolution of               stated capital.  If the net assets of a Texas REIT are
        stockholders whose preferential rights on                 not less than the proposed distribution, a Texas
        dissolution are superior to those whose shares            REIT may make a distribution to purchase or
        are purchased or acquired.                                redeem any of its own shares if the purchase or
                                                                  redemption is redemption of redeemable shares in
                                                                  accordance with the Texas REIT Act.


                                    Dividends

  Maryland law permits the payment of dividends            Under the Texas REIT Act, a Texas REIT may make a
unless:                                                  distribution, unless:

      o  the corporation would not be able to pay             o  after giving effect hereto, the Texas REIT would be
         its debts as they become due in the usual               insolvent, or:
         course of business or

      o  the corporation's total assets would be              o  the distribution exceeds the surplus of the Texas
         less than the sum of the corporation's total            REIT.  The term "surplus", for a Texas REIT, is the
         liabilities plus the amount that would be               excess of the net assets of the Texas REIT over its
         needed, if the corporation were to be                   stated capital.
         dissolved at the time of payment of such
         dividends, to satisfy the preferential rights
         upon dissolution of stockholders whose
         preferential rights upon dissolution are
         superior to those receiving the dividends.
         Maryland law avoids the concepts of "surplus"
         and "net profits" and there by simplifies
         the analysis of whether a dividend may be paid.




------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
-----------------------------------------------------------------------------------------------------------------------


                   Director/Trust Manager Number and Election


  AmREIT's charter documents provide that the              The Texas REIT's charter documents will provide that
number of directors shall be fixed by a resolution       the number of trust managers shall be fixed by a resolution of
of the entire board and shall not exceed nine or be      the entire board and shall not exceed nine or be less than three.
less than three.  Currently, AmREIT has five directors.

  Under Maryland law and the AmREIT charter and            Under declaration of trust, however, only those
bylaws, directors are elected by a plurality vote of     nominees for director that receive a majority of the votes
the stockholders, which means that those nominees        entitled to be cast on the matter and present in person or
receiving the greatest number of votes are elected       represented by proxy will be considered to have been elected
as directors, whether or not any nominee for director    as directors.
receives a majority of the votes entitled to be cast
on the matter and present in person or represented
by proxy.


                  Director/Trust Manager Removal and Vacancies

  AmREIT's charter documents provide that, subject         The Texas REIT's charter documents will provide that,
to the right of any holders of any series of             subject to the right of any holders of any series of preferred
preferred stock to elect additional directors (or        stock to elect additional trust managers (or remove such
remove such additional directors, once elected),         additional trust managers, once elected) under specified
under specified circumstances, any director may be       circimstances, any trust manager may be removed from office
removed from office at any time, but only for cause      at any time, but only for cause and only by the affirmative
and only by the affirmative vote of the holders of       vote of the holders of 80% of the then-outstanding shares
80% of the then-outstanding shares entitled to vote      entitled to vote generally in the election of trust managers,
generally in the election of directors, voting           voting together as a single class.  Both sets of charter
together as a single class.  AmREIT's charter            documents further provide that vacancies resulting from
documents further provide that vacancies resulting       death, resignation, retirement, disqualification, or other cause
from death, resignation, retirement,                     may be filled by the affirmative vote of the remaining trust
disqualification, or other cause may be filled by        managers, though less than a quorum, and vacancies due to an
the affirmative vote of the remaining directors,         increase in the size of the board of trust managers may be
though less than a quorum, and vacancies due to an       filled by the affirmative vote of the entire board of trust
increase in the size of the board of directors may       managers.  Trust managers selected by the board of trust
be filled by the affirmative vote of the entire          managers to fill vacancies serve until the next annual meeting
board of directors.  Directors selected by the board     of stockholders and until their successors are elected and
of directors to fill vacancies serve until the next      qualified.
annual meeting of stockholders or until their
successors are elected and qualified.



------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
-----------------------------------------------------------------------------------------------------------------------


                            Limitations on Liability

   The AMREIT charter protects directors from              The Texas REIT's declaration of trust will protect trust
liability to the extent permissable under Maryland       managers from liability to the extent possible under Texas
law.                                                     law.

     o   To the extent that it is proved that such         The Texas REIT provides that no trust manager
         director or officer actually received an        shall be liable to a Texas REIT for any act, omission, loss,
         improper benefit or profit in money,            damage or expense arising from the performance of his or her
         property, or services, for the amount of        duty under a Texas REIT, save only for his or her willful
         the benefit or profit in money, property or     misfeasance, willful malfeasance or gross negligence.
         services actually received, or

     o   To the extent that a judgment or other final      The declaration of trust provides that the liability of
         adjudication adverse to such director or        each trust manager for monetary damages shall be eliminated
         officer is interested in a proceeding based     to the fullest extent permitted under Texas law, as amended,
         on a finding in such proceeding that such       and no trust manager shall be liable for monetary damages
         director's or officer's action, or failure      except to the extent expressly prohibited under Texas law.
         to act, was the result of active and
         deliberate dishonesty and was material to
         the cause of action adjudicated in the
         proceeding.

     o The Maryland charter further provides that neither amendment nor repeal of the liability limitation, nor adoption of any charter or bylaw provision inconsistent with the liability limitation will apply to or affect in any respect the applicability of the liability limitation to any act or failure to act which occurred prior to such amendment, repeal or adotpion, and the declaration of trust will contain similar provision.



------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
-----------------------------------------------------------------------------------------------------------------------


                                 Indemnification

  AmREIT's charter documents provide indemnification        The Texas REIT's charter documents will provide indemnification
to the extent authorized by applicable law,               indemnification to the extent authorized by applicable law,
as currently in effect and thereafter amended, and        currently in effect and thereafter amended, and will state that
states that the indemnification provisions found in       the indemnification provisions found in those documents are
those documents are nonexclusive.  The provisions of      nonexclsuive.  The provisions of the Texas REIT Act
Maryland law governing indemnification are similar to     governing indemnification are similar to Maryland law in most
the Texas REIT Act is most respects.                      respects.

  Maryland law provides that a corporation may              The Texas REIT Act provides that a provision for a
indemnify any director made a party to any proceeding     Texas REIT to indemnify or to advance expenses to a trust
by reason of service in that capacity unless it is        manager who was, is, or is threatened to be made a named
established that:                                         defendant or respondent in a proceeding, whether contained in the declaration of trust, the bylaws, a resolution of stockholders
     o  the act or omission of the director was           or trust managers, an agreement, or otherwise except in
        material to the matter giving rise to the         accordance with the provisions of the Texas REIT Act
        proceeding; and (A) was committed in bad          permitting a Texas REIT to purchase and maintain insurance or
        faith; or (B) was the result of active and        another arrangement on behalf of any person who is or was a
        deliberate dishonesty;                            trust manager, officer, employee or agent of a Texas REIT or who was serving at the request of a Texas REIT as a trust
     o  the director actually received an improper        manager or a director, officer, partner, venturer, proprietor,
        personal benefit in money, property, or           trustee, employee, agent or similar functionary of another
        services; or                                      REIT or of a foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or
      o  in the case of a criminal proceeding, the        other enterprise, is valid only to the extent it is consistent with
         director had reasonable cause to believe that    the Texas REIT Act indemnification provisions as limited by
         the act or omission was unlawful.                the declaration of trust, if such a limitation exists.

  Maryland law provides that the indemnification and        The Texas REIT Act provides that a Texas REIT may
advancement of expenses provided or authorized by         indemnify a person who is a named defendant or respondent in
Maryland law may not be deemed exclusive of any other     a proceeding because the person is or was a trust manager only
rights, by indemnification or otherwise, to which a       if it is determined in accordance with the Texas REIT Act that
director may be entitled under the charter, the           the person satisfied the following three conditions, to the
bylaws, a resolution of stockholders or directors,        extent applicable.  First, the person must have conducted
an agreement or otherwise, both as to action in an        himself in good faith.  Second, the person must have
official capacity and as to action in another capacity    reasonable believed (1) in the case of conduct in his official
while holding such office.                                capacity as a trust manager of a Texas REIT, that his conduct was in the Texas REITs best interest; and (2) in all other cases, that
  Maryland law provides that the termination of any       his conduct was at lease not opposed to to the Texas REITs best
proceeding by judgment, order or settlement does not      interests,  Third, in the case of any criminal proceeding, the
create a presumption that the director did not meet       person must have had no reasonable cause to believe that his
the requisite standard of conduct to be indemnified,      conduct was unlawful.  The shifting of the burden of proof to
and the termination of any proceeding by conviction       the person seeking indemnification may make it more difficult
or plea of nolo contendere, or its equivalent, or an      for a trust manager of a Texas REIT to be indemnified than a
entry of an order of probation prior to judgment,         director of a Maryland corporation.
creates a rebuttable presumption that the director
did not meet the requisite standard of conduct to be
indemnified.

                                      130

                                                            The Texas REIT Act provides that a provision
                                                          contained in the declaration of trust, bylaws or an agreement that makes mandatory the indemnification permitted by the
                                                          Texas REIT Act, or the payment or reimbursement of expenses permitted by the Texas REIT Act, shall be deemed to constitute authorization of indemnification in the manner required by the
                                                          Texas REIT Act even though such provision may not have
                                                          been adopted or authorized in the same manner as the
                                                          determination that indemnification is permissible. The
                                                          declaration of trust and the Texas Bylaws each contain such a mandatory provision. Maryland law does not contain a similar provision, although the Maryland Charter and the Maryland
                                                          Bylaws make indemnification mandatory.

                                                            The Texas REIT Act further provides that the
                                                          termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the person did not meet the requirements for indemnification set forth in the Texas REIT Act.



                              Amendment of Charter

     Maryland law requires the board of directors to        The Texas REIT Act requires the board of trust
approve any amendment to a corporation's articles of      managers to approve any amendments to a REIT'seclaration
incorporation  and provides that a vote of two-thirds     of trust and provides that a vote of two-thirds of all votes
of all votes entitled to be cast on the matter by         entitled to be cast on the matter by stockholders of the REIT
stockholders of the corporation is all votes required     is required to approve any such amendment.
to approve any such amendment.



                               Amendment of Bylaws

  Under Maryland law, the power to adopt, amend or          Under the Texas REIT Act, the power to adopt, amend
repeal bylaws is vested in the stockholders, unless       or repeal bylaws is vested in the stockholders unless the
the articles of incorporation confers such power to       declaration of trust confers such power to the board of trust
the board of directors.                                   managers.

     o   Under both Maryland law and the Texas REIT         On the other hand, the Texas REIT Act contemplates
         Act, the power to adopt, amend or repeal bylaws  either concurrent stockholder and trust manager power to
         is vested in the stockholders or stockholders,   amend, alter or repeal bylaws or a divesting of stockholder
         as the case may be, unless the articles of       power or trust manager power to the trust managers or the
         incorporation or the declaration of trust        stockholders, respectively.  Under the declaration of trust, the
         confers such power to the board of directors     the board of trust managers of the Texas REIT will retain sole
         or trust managers.                               power to amend, alter or repeal the its bylaws unless:

     o   Maryland law provides, however, that conferring     o   the board of trustees specifically authorizes, by
         such power to the board of directors does not           duly adopted resolution, stockholders to amend,
         divest the stockholders of their power to alter,        repeal or adopt a particular bylaw, or
         amend or repeal a corporation's bylaws, and the
         Maryland charter expressly confirms that            o   the board, by resolution, specifically authorizes
         authority subject only to compliance with any           stockholders to amend, adopt or repeal.
         specified voting requirements of Maryland law
         or the Maryland charter.

                                                            Accordingly, except for bylaw provisions of the type
                                                          described in the preceding sentence, the Texas REIT
                                                          stockholders would not be able to amend any provision of the bylaws unless they first amended the declaration of trust
                                                          (which requires a two-thirds stockholder vote).



------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
-----------------------------------------------------------------------------------------------------------------------



                              Business Combinations

     Maryland law establishes special requirements           The Texas REIT Act has no comparable provision,
with respect to "business combinations" (including a       although the Texas REIT declaration of trust contains a
merger,  consolidation, share exchange, or, in certain     provision to the same effect.
circumstances, an asset transfer or issuance of
reclassification of equity securities) between a Maryland
corporation and any "interested stockholder" who
beneficially owns, directly or indirectly, 10% or more of
the voting power of the corporation's shares, subject to
certain exemptions. In general, such interested
stockholders or any affiliate thereof may not engage in
a "business combination" with the corporation for a
period of five years following the date one becomes an
interested stockholder. Thereafter, such transactions
must be (1) approved by the board of directors of such
corporation and (2) approved by the affirmative vote of
at least (a) 80% of the votes entitled to be cast by
holders of voting shares other than voting shares held
by the interested stockholder with whom the business
combination is to be effected, unless, among other things,
the corporation's class A common stockholders receive a
minimum price (as defined in the statute) for their
shares and the consideration is received in cash or
stockholder for his shares. These provisions of Maryland
law do not apply, however, to business combinations
that are approved or exempted by the board of directors
of such corporation prior to the time that the interested
stockholder becomes an interested stockholder.



                           Control Share Acquisitions

     Maryland law provides that "control shares" of a      The Texas REIT Act has no comparable provision,
Maryland corporation acquired in a control share         although the Texas REIT declaration of trust contains a
acquisition have no voting rights except to the extent   provision to the same effect.
approved by a vote of two-thirds of the votes entitled
to be cast by stockholders, excluding shares owned by
the acquirer and officers and directors who are
employees of the corporation. "Control shares" are
shares which, if aggregated with all other shares
previously acquired which the person is entitled to
vote, would entitle the acquirer to vote:

     o   20% or more but less than one-third;

     o   one-third or more but less than a majority;  or

     o   a majority of the outstanding shares

     Control shares do not include shares that the acquiring person is entitled to vote on the basis of prior stockholder approval. A "control share acquisition" means the acquisition of control shares subject to certain exemptions.

     A person who has made or proposed to make a control share acquisition and who has obtained a definitive financing agreement with a responsible

                                      132

------------------------------------------------------------------------------------------------------------------------
      MARYLAND CORPORATION                                  TEXAS REIT
-----------------------------------------------------------------------------------------------------------------------

financial institution providing for any amount of financing not to be provided by the acquiring person may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

     If voting rights are not approved at a
stockholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror is entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of such appraisal rights may not be less than the highest price per share in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply.

    The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction, or if the acquisition is approved or excepted by the articles of incorporation or bylaws of the corporation prior to a control share acquisition.


                             REPORTS TO STOCKHOLDERS

     AmREIT provides periodic reports to the stockholders regarding its operations over the course of the year. Financial information contained in all reports to stockholders will be prepared on an accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to stockholders within 30 days following the close of each fiscal year. AmREIT's annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. The annual financial statements will contain or be accompanied by a complete statement of any transactions with any affiliates, and of compensation and fees paid or payable by AmREIT to the management and its affiliates. The information required by Form 10-QSB will be made available to stockholders within 45 days of the close of each of the first three fiscal quarters of each year.

     AmREIT provides the stockholders that are qualified retirement plans with an annual statement of value in order to permit them to comply with ERISA annual reporting requirements. The statement will report the net asset value of securities based upon the amount stockholders would receive if properties were sold at their appraised values as of the close of AmREIT's fiscal year and if such proceeds, together with the other AmREIT funds, were distributed in liquidation. Until 1999, AmREIT is permitted to value all properties at cost, although it is not required to do so. Thereafter, whenever AmREIT is not offering shares of its class A common stock, it will perform a valuation update based on capitalization of income for each of its properties unless it previously obtained an appraisal for such property dated within nine months prior to the end of the relevant fiscal year. After the first three annual reports, the board may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to the stockholders, neither AmREIT nor its affiliates thereby make any warranty, guarantee or representation that (1) the stockholders or AmREIT, upon liquidation, will actually realize the estimated value per share, or (2) the stockholders will realize the estimated net asset value if they attempt to sell their shares.

     Stockholders have the right under applicable federal and Maryland law to obtain certain information about AmREIT and, at their expense, may obtain a list of names and addresses of the stockholders. Stockholders have the right to inspect and duplicate AmREIT's appraisal records. In the event that the SEC promulgates rules and/or in the event that applicable state securities laws or the North American Securities Administrators Association (NASAA) Guidelines are amended so that, taking such changes into account, AmREIT's reporting requirements are reduced, AmREIT may cease preparing and filing certain of the aforementioned reports if the directors determine such action to be in AmREIT's best interests and if such cessation is in compliance with the rules and regulations of the SEC and applicable State and NASAA Guidelines, one or more of which may then be amended.


                                THE PARTNERSHIPS

General

     Each of the partnerships was sponsored and organized by the general partners for the purpose of one or more retail properties under long-term net lease to creditworthy tenants. Each partnership has a separate corporate general partner. In addition, Mr. Taylor serves as individual general partner for Fund IX, Fund X and Fund XI. Mr. Taylor is the sole stockholder of each of the corporate general partners. Each of the corporate general partners of Fund IX and Fund X is a Nebraska corporation and that of Fund XI is a Texas corporation. Each corporate general partner's only assets are its general partner interest in its respective partnership. No corporate general partner has any known liabilities other than certain amounts owing to Mr. Taylor for certain organizational and operating costs.

     Each of the partnerships is restricted from using leverage to finance its investments and thus, none of the partnerships has any significant debt. Each of the partnerships was formed for long-term investment, intending to hold its properties for resale over a 10 to 15 year period, although each partnership agreement provides for a longer term. Fund XI was organized under Texas limited partnership law and Fund IX and Fund X which were organized under Nebraska limited partnership law. The partnerships share executive offices with the general partners and their affiliates, including AmREIT. The following tables provide selected information regarding the partnerships.

Partnership Organization and Capitalization

                                                                          Original    Price per    No. of
                                                                          Limited     Limited      Limited
                            No. of     Date of       Final Property       Partner    Partnership   Partnership
             Name of       Partners  Organization   Acquisition Date      Capital      Unit        Units Sold
       Partnership
 FUND IX..................   326        6/90            3/93            $ 5,390,500   $1,000        5,390.5
 FUND X...................   727        9/92            9/96             11,453,610    1,000       11,453.6
 FUND XI..................   269        5/94            11/97             7,061,209    1,000        7,061.2


Properties

     Description. The partnerships own alone or jointly a total of 18 properties. The property interests of the partnerships consist of fee simple interests owned directly or through joint ventures with AmREIT.

     The following tables set forth information regarding the properties of each of the partnerships as of December 31, 2001.


Partnership Property Information


                                                                                                                Negotiated
                                                                                     Percentage    Purchase     Price of
     Partnership                         Tenant/User (Location)                         Owned        Price      Properties
                              ------------------------------------------------       ----------   ---------     -----------
 FUND IX                      Foodmaker/Jack-in-the-Box (Dallas, TX)..........         100.00%    $ 565.000
                              Baptist Health Services (Memphis, TN)...........         100.00%    1,540,000
                              Waldenbooks/Payless (Austin, TX)................         100.00%      535,000
                              Golden Corral I-45 (Houston, TX)................         100.00%    1,575,456
                              Golden Corral Hwy 1960 (Houston, TX)............           4.80%       74,894
                                                                                                 ----------
                                                                                 TOTAL           $4,290,350     $5,390,500
                                                                                                 ==========     ==========
 FUND X                       Golden Corral Hwy 1960 (Houston, TX)............          95.20%   $1,485,106
                              TGI Friday's (Houston, TX)......................         100.00%    1,473,461
                              Goodyear Tire (Houston, TX).....................         100.00%      510,000
                              CompUSA (Minneapolis, MN).......................         100.00%    2,407,317
                              AFC, Inc./Popeye's (Atlanta, GA)................         100.00%      834,500
                              Wherehouse Entertainment (Independence, MO).....          45.16%      699,000
                              Ronald Pucillo, M.D.  (Sugarland, TX)...........         100.00%    1,405,006
                              Footstar (Tucson, AZ)...........................          18.25%      611,394
                                                                                                 ----------
                                                                                         TOTAL   $9,425,784    $11,450,610
                                                                                                 ==========    ===========
 FUND XI                      Wherehouse Entertainment (Wichita, KS)..........          49.00%    $ 833,000
                              Blockbuster Video (Oklahoma City, OK)...........         100.00%      752,663
                              Just For Feet (Tucson, AZ)......................          29.85%    1,000,007
                              Washington Mutual (The Woodlands, TX)...........          49.00%      245,000
                              Just For Feet (Baton Rouge, LA).................          49.00%    1,375,014
                              Hollywood Video (Lafayette, LA).................          25.42%      285,624
                              Pier One (Longmont, CO).........................         100.00%    1,195,741
                                                                                                 ----------
                                                                                        TOTAL    $5,687,049     $7,049,209
                                                                                                 ==========     ==========

         Leases. Leases on the properties provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In general, these leases also provide that the tenant is responsible for roof and structural repairs. Certain of the properties are subject to leases under which the landlord retains responsibility for certain costs and expenses associated with the property.

     The acquisition of certain partnerships would, in the absence of the acquisition of the remaining partnerships, result in an increase in the portion of AmREIT's properties under lease to Wherehouse Entertainment and Hollywood Video. Even so, AmREIT's dependence on these tenants would not materially increase over current levels unless certain partnerships are acquired and others are not. Further tenant concentration would be most severe in the event the partnership were to acquire only Fund XI, in which event Wherehouse Entertainment would account for up to 12.7%, respectively, of AmREIT's combined scheduled annual rentals. Currently, Wherehouse Entertainment accounts for approximately 12.1% of AmREIT's current scheduled annual rentals.


Lease Information

     The following table sets forth certain information regarding the leases on the properties of each of the partnerships.


                                                                                                       Lease
                                                               Percentage      Square        Annual  Termination
                                                                  Owned      Footage(1)     Rent(1)     Date
   Partnership            Tenant/User (Location)
 FUND IX           Foodmaker/Jack-in-the-Box (Dallas, TX).....    100.00%        2,238      $ 74,127   07/11/09
                   Baptist Health Services (Memphis, TN)......    100.00%       15,000       204,375   08/31/07
                   Waldenbooks/Payless (Austin, TX)...........    100.00%        4,000        82,000   01/30/03
                   Golden Corral I-45 (Houston, TX)...........    100.00%       12,000       182,994   11/30/07
                   Golden Corral Hwy 1960 (Houston, TX).......      4.80%          576         8,723   03/14/08
                                                                                ------     ---------
                                                               TOTAL            33,814     $ 552,219
                                                                                ======     =========
 FUND X            Golden Corral Hwy 1960 (Houston, TX).......     95.20%       11,424     $ 172,965   03/14/08
                   TGI Friday's (Houston, TX).................    100.00%        8,500       180,500   01/31/03
                   Goodyear Tire (Houston, TX)................    100.00%        5,209        52,908   03/31/09
                   CompUSA (Minneapolis, MN)..................    100.00%       15,000       246,750   08/31/09
                   AFC, Inc./Popeye's (Atlanta, GA)...........    100.00%        2,583       105,563   07/19/14
                   Wherehouse Entertainment
                   (Independence, MO).........................     45.16%        6,774        84,745   04/30/04
                   Ronald Pacillo, M.D.  (Sugarland, TX)......    100.00%       15,000       171,360   01/31/09
                   Just For Feet (Tucson, AZ).................     18.25%        2,801        69,526   09/30/16
                                                                                ------    ----------
                                                               TOTAL            67,291    $1,084,317
                                                                                ======    ==========
 FUND XI           Wherehouse Entertainment (Wichita, KS).....     49.00%        6,860     $ 101,349   12/31/04
                   Blockbuster Video (Oklahoma City, OK)......    100.00%        6,500        92,625   08/31/05
                   Just For Feet (Tucson, AZ).................     29.85%        4,582       113,717   09/30/16
                   Washington Mutual (The Woodlands, TX)......     49.00%   Land Lease        26,488   09/30/11
                   Just For Feet (Baton Rouge, LA)............     49.00%        7,838       147,264   05/15/12
                   Hollywood Video (Lafayette, LA)............     25.42%        1,904        34,243   09/24/12
                   Pier One (Longmont, CO)....................    100.00%        8,014       127,502   02/29/08
                                                                                ------     ---------
                                                               TOTAL            35,698     $ 643,188
                                                                                ======     =========


(1) Reflects ownership percentages.


Partnership Distributions


     The following table sets forth the distributions paid per limited partnership unit per partnership from the partnerships' inception through December 31, 2001. Amounts paid in the indicated quarter were determined based upon partnership operations during the preceding quarter. The original cost per limited partnership unit was $1,000 for each of the partnerships. All distributions were made from cash flow from operations except as otherwise noted.

     The tables below set forth information for each partnership regarding its cash distributions from inception through December 31, 2001.

Cumulative Cash Distributions Since Formation Through December 31, 2001

                                          Cumulative         Cumulative
                                         Distributions     Distributions
                                        of Operational    of Operational
                                           Cashflow        Cashflow as %
                            Year of         Through         of Original
        Partnership          First      December 31,         Invested
           Name            Investment         2001           Capital
          ------           ----------        -----           -------
 FUND IX ..........           1990        $4,298,870          79.75%
 FUND X  ..........           1992         6,825,480          59.59%
 FUND XI ..........           1994         2,948,825          41.76%
                                           ---------
         Total............               $14,073,175
                                         ===========


                                          Distributions
                                          in Return of  Adjusted L.P.
                                          L.P. Capital     Capital
                                             Through       Through
                           Original L.P.   December 31,   December 31,
                             Capital          2001           2001
       Partnership
       -----------         -------------  ------------  -----------
 FUND IX .........         $ 5,390,500         --       $ 5,390,500
 FUND X  .........          11,453,610         --        11,453,610
 FUND XI .........           7,061,209         --         7,061,209
                           -----------    ------------  -----------
      Total.......         $23,905,319         $0       $23,905,319
                           ===========   ===========    ===========



     Distributions in return of capital are distributions constituting a return of a partner's capital under the respective partnership agreement. In general, distributions in return of capital are distributions paid in excess of current or cumulative income or paid from proceeds from the sale of property. Operational Cash flow is distributions which do not constitute distributions in return of capital.

     A limited partner's adjusted capital as of the date stated, equals his or her original investment, less distributions constituting a return of capital. In the case of each partnership, adjusted capital has been calculated by deducting from the limited partner's original capital contribution all distributions constituting a return of capital under the partnerships' partnership agreement. The limited partners in these three partnerships have not heretofore received distributions in return of capital and, thus, their adjusted capital is equal to their original invested capital.


Management of the Properties

     Since its inception, each partnership was administered and managed by the advisor, until its acquisition by AmREIT on June 5, 1998. After that time, these functions have been continued under the same contractual terms by AmREIT Realty Investment Corporation and/or other affiliates of AmREIT.


Employees

     The partnerships do not employ their own personnel. The partnerships' business activities are conducted by AmREIT Realty Investment Corporation and/or other affiliates of AmREIT pursuant to management agreements. Under these agreements, AmREIT Realty Investment Corporation and/or other affiliates of AmREIT are reimbursed by the partnerships for the actual cost of the employees providing services to the partnerships.

                   COMPARISON OF OWNERSHIP OF UNITS AND SHARES

     The partnerships and AmREIT are each vehicles recognized as appropriate for the holding of real estate investments and afford passive investors, such as limited partners and stockholders, certain benefits, including limited liability, a professionally managed portfolio and the avoidance of double-level taxation on distributed income. The information below highlights a number of the significant differences between the partnerships and AmREIT relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, compensation and fees, and investor rights, and compares certain of the respective legal rights associated with the ownership of limited partnership units and shares. These comparisons are intended to assist limited partners in understanding how their investments will be changed if, as a result of the merger, their limited partnership units are exchanged for shares. In addition, there are significant differences in the tax treatment of the partnerships and REITs, and some of the material tax differences are summarized below under the captions "FEDERAL INCOME TAX CONSEQUENCES - Certain Tax Differences between the Partnership Interests and Shares of AmREIT Common Stock" on page 88. This discussion is summary in nature and does not constitute a complete discussion of these matters, and limited partners should carefully review the balance of this proxy statement for additional discussions.

     You should note, however, that AmREIT's board of directors has proposed reorganizing AmREIT as a Texas REIT as soon as practicable following the merger. If the reorganization is approved, each limited partner which would otherwise receive shares of AmREIT class B common stock in this merger will receive instead class B common shares of beneficial interest of the Texas REIT of equal value. Consequently, limited partners should read the following comparison in conjunction with the comparison of Texas law and Maryland law under the heading "Reorganization of AmREIT as a Texas Real Estate Investment Trust" beginning on page 137.


------------------------------------------------------------------------------------------------------------------------
          PARTNERSHIPS                                               AmREIT
------------------------------------------------------------------------------------------------------------------------

   An investment in each of the partnerships was             Unlike the partnerships, AmREIT intends to continue
presented to limited partners as a finite life            its operationsd for an indefinite time period and has no
investment, with the limited partners to receive          specific plans for disposition of the assets acquired through the
regular cash distributions out of the partnership's       merger or subsequent acquisitions.  AmREIT intends to distribute at
net operating income and special distributions of         least 90% of its REIT taxable income, but expects to retain net sale or
net sale proceeds through the liquidation of the          refinancing proceeds for new investments, capital expenditures,
partnership's real estate investments.  Under each        working capital reserves or other appropriate purposes.  In contrast
of the partnership agreements, the partnership's          to the partnerships, AmREIT will constitute a vehicle for taking
stated term of existence was for a substantial period     advantage of future investment opportunities that may be available
(from 30 to 45 years from inception, depending upon       in the real estate markets.  See "THE MERGER" on page 40.
the partnership), but the general partners stated their
general intention of selling the partnership's properties
within a period of 8 to 12 years after acquisition or
development of the properties.  Limited partners were
advised that the sale of the partnership's assets
would, however, be dependent upon market conditions
and as such, might vary from time to time.


     Limited partners in each of the partnerships expect liquidation of their investment when the assets of the partnership are liquidated. In contrast, AmREIT does not expect to dispose of its investments within any prescribed periods and, in any event, plans to retain the net sale proceeds for future investments unless distributions are required to retain REIT status. Stockholders are expected to achieve liquidity for their investments by trading the shares in the market and not through the liquidation of AmREIT's assets. The completion of the merger is subject to the listing of the shares of AmREIT class A common stock on an exchange. Upon listing, such shares may ultimately trade at a discount from, or premium to, their pro rata interest in the liquidation value of AmREIT's properties.




                         Properties And Diversification

   The investment portfolio of each of the partnerships        As a result of the merger, AmREIT will acquire
is limited to the assets acquired with the initial equity    substantially all of the properties of the participating
raised from the general and limited partners.  The           partnerships.  In addition, AmREIT may issue debt and/or
partnerships may not use debt financing to acquire           equity securities in the future, and retain all, or substantially
investments.                                                 all, of the net liquidation proceeds from the sale of AmREIT's assets to finance expansion of AmREIT's investment portfolio.


     Through the merger, AmREIT's current portfolio and additional investments that may be made from time to time, AmREIT will have an investment portfolio substantially larger and more diversified than the portfolio of any of the partnerships. An investment in AmREIT is subject to the risks normally attendant to ongoing real estate ownership and, if AmREIT develops property, the risks related to property development.


----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------


                              Permitted Investments

   Each of the partnerships was generally authorized to         Under its bylaws, AmREIT may purchase for
invest only in income-producing single tenant retail         investment, lease, manage, sell, develop, subdivide and
properties.  The partnerships have concentrated their        improve a wider range of retail real property and interests
investment in single tenant retail buildings.  In general,   therein, including mortgage loans secured thereby.  See
the partnerships are not permitted to invest in mortgage     "AmREIT AND ITS BUSINESS" beginning on page 100.
loans.



                                Additional Equity

   The partnerships are authorized to issue only their          AmREIT may, in the discretion of its directors, issue
respective limited partnership units.  None of the           additional equity securities consisting of common stock or
partnerships is authorized to issue additional equity        preferred stock, provided that the total number of shares issued
securities.                                                  does not exceed the authorized number of shares of common
                                                             stock or preferred stock set forth in its charter.  AmREIT expects to raise additional equity from time to time to increase its available for investment.



     Unlike the partnerships, AmREIT has substantial flexibility to raise equity, through the sale of common shares or preferred shares, to finance its business and affairs. AmREIT, through the issuance of new equity securities, may substantially expand its capital base to make new real estate investments.

     An investment in AmREIT should not be viewed as an investment in a specified pool of assets, but instead as an investment in an ongoing real estate investment business, subject to the risks associated with a real estate portfolio that is expected to change from time to time. The issuance of additional equity securities by AmREIT will dilute the interests of stockholders if sold at prices below their fair market value.


                               Borrowing Policies

   None of the partnerships is authorized to borrow             In conducting its business, AmREIT may borrow funds
funds for the acquisition of their portfolio.                to the extent believed appropriate; however, AmREIT is
                                                             proposing an amendment to its bylaws which will limit its
                                                             ability to incur recourse debt to no more than 55% of its net asset value as determined by the board of directors. Because the partnerships are curently debt-free, AmREIT is more leveraged than the
                                                             partnerships.  Borrowing funds may allow AmREIT to
                                                             substantially expand its asset base, but likewise will increase
                                                             AmREIT's risks due to its leveraged investments.



----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------


                  Restrictions Upon Related Party Transactions

     In varying degrees, each of the partnership                Maryland allows AmREIT to enter into
agreements restricts the applicable partnership from         transactions with interested parties, such as directors,
entering into a variety of business transactions with        officers, significant stockholders and affiliates thereof, but
the general partners and their affiliates.  Since each       such transactions must be approved by a majority of
of the partnership agreements, it is possible to amend       AmREIT directors not interested in the matter provided that
the partnership agreement to authorize any transaction       they have determined the transaction to be fair, competitive
with the general partners and affiliates.                    and commercially reasonable.  Since neither the bylaws nor the charter require the approval of stockholders for entering
   Except for transactions specifically approved in the      into transactions with interested parties, it maybe
 partnership agreements, the partnerships are, to varying    easier for AmREIT to enter into such transactions than it
 degrees, not authorized to enter into transactions with     would be for the partnerships, where limited partner
 the general partners and their affiliates without limited   approval for such transactions is mandated.
partner approval.




     Maryland law allows AmREIT to engage in
transactions with directors, or other persons a director is directly or indirectly interested in or connected with, as trustee, partner, trust manager, stockholder, member, employee, officer or agent of such other persons. Its bylaws prohibit AmREIT from entering into a transaction with any of the interested parties unless the terms and conditions of such transaction have been disclosed to AmREIT directors and approved by a majority of directors not otherwise interested in the matter (including a majority of independent directors) or has been disclosed in reasonable detail to stockholders, and approved by holders of a majority of shares then outstanding or entitled to vote thereon.



----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------

                      Management Control And Responsibility

   Under each of the partnership agreements, the general       The board of directors will have exclusive control
partners are, subject to certain narrow limitations,        over AmREIT's business and affairs subject only
vested with all management  authority to conduct the        to the restrictions in its charter and the bylaws.
business of the partnership, including  authority and       Stockholders have the right to elect members of
responsibility for overseeing all executive, supervisory    the board to act in good faith and exercise care in
and administrative services rendered to the partnership.    conducting AmREIT's affairs. See "THE
The general partners have the right to continue to serve    MERGER--Fiduciary Responsibility" on page 61.
in such capacities unless removed by a majority vote of
limited partners. Limited partners have no right to
participate in the management and control of the
partnership and have no voice in its affairs except for
certain limited matters that must be submitted to a vote
of the limited partners under the terms of the partnership
agreements or as required by law. See "Voting Rights" below
beginning on page 148. The general partners are
accountable as fiduciaries to the partnerships and are
required to exercise good faith and integrity in their
dealings in conducting the partnership's affairs.
See "THE MERGER--Fiduciary Responsibility" on page 52.


     Stockholders will have greater control over management of AmREIT than the limited partners have over the partnerships because AmREIT's board is elected by the stockholders. The general partners do not need to seek re-election annually, but instead serve unless removed by an affirmative vote of the limited partners, which is generally regarded as an extraordinary event only appropriate in cases of mismanagement and changes in control due to shifts in the ownership of limited partnership units.


----------------------------------------------------------------------------------------------------------------------------
              PARTNERSHIPS                                               AMREIT
----------------------------------------------------------------------------------------------------------------------------



                              Management Liability And Indemnification

    As a matter of state law, the general partners have             AmREIT's charter and Maryland law provide broad
liability for the payment of partnership obligations and debts   indemnification rights to directors and officers who act
unless limitations upon such liability are expressly stated in   in good faith, and in a manner reasonably believed to be
the obligation.  Each of the partnership agreements provides     in or not opposed to the best interests of AmREIT and,
generally that neither general partners nor any of their         with respect to criminal actions or proceedings, without
affiliates performing services on behalf of the partnership      reasonable cause to believe their conduct was unlawful.
will be liable to the partnership or its limited partners for    In addition, the charter indemnifies directors and
any act or omission performed in good faith pursuant to          officers against amounts paid in settlement, authorizes
authority granted by the partnership agreement,                  AmREIT to advance expenses incurred in defense of AmREIT's
and in a manner reasonably believed to be within the scope       receipt of an appropriate undertaking to repay such amounts if
of the authority granted and in the best interest of the         appropriate, and authorizes AmREIT to carry insurance for
partnerships, provided that such act or omission did not         benefit of its offices and trust managers even for matters as
constitute fraud, misconduct, bad faith or AmREIT                to which such persons are not entitled to indemnification.
negligence. In addition, the partnership agreements              See "THE MERGER -- Fiduciary Responsibility" on page
indemnify the general partners and their affiliates for          52. Through the merger, AmREIT will be assuming all
liability, loss, damage, cost and expenses, including            existing and contingent liabilities of the participating
attorneys' fees, incurred by them in conducting the              partnerships, including their obligations to indemnify the
partnerships' business, except in events such as fraud,          general partners and others for litigation expenses that
misconduct, bad faith or negligence. To varying degrees,         might be incurred by them for serving as general partners
the general partners of each of the partnerships have limited    of the partnerships or its limited partners for any act or
liability to the partnership for acts of omissions undertaken    omission performed in good faith pursuant to authority
by them when in good faith, in a manner reasonably               granted by the partnership agreement, and in a manner
performed believed to be within the scope of their authority     reasonably believed to be within the scope of the authority
and in the best interests of the partnership. The general        granted and in the best interest of the partnerships,
partners also have, under specified circumstances, a right to    provided that such act or omission did not constitute fraud,
be reimbursed for liability, loss, damage, costs and expenses    misconduct, bad faith or AmREIT negligence. In addition,
incurred by them by virtue of serving as general partners.       the partnership agreements indemnify the general partners
                                                                 and their affiliates for liability, loss, damage, cost and expenses, including attorneys'fees, incurred by them in
                                                                 conducting the partnerships' business, or for sponsoring the merger. Although the standards are expressed somewhat
                                                                 differently, there are limitations similar to those on the general partners of the partnerships upon the liability and indemnification of the directors and officers of AmREIT.


     AmREIT believes that the scope of the liability and indemnification provisions in AmREIT's governing documents provides protection against claims for personal liability against AmREIT's directors and officers which is comparable to, though not identical with, the protections afforded to the general partners and their affiliates under the partnership agreements. Through the merger, AmREIT will be assuming all of the existing and contingent liabilities of the participating partnerships, including their obligations to indemnify the general partners and other persons.




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              PARTNERSHIPS                                               AMREIT
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                            Anti-Takeover Provisions

      Changes in management can be effected only by removal         The charter and bylaws contain a number of
of the general partners, which action requires a majority         provisions that might have the effect of entrenching
vote of limited partners. Due to transfer restrictions in         current management and delaying or discouraging a
the partnership agreements, the general partners may              hostile takeover of AmREIT. These provisions include,
restrict transfers of the limited partnership                     among others, the following:
units and, in  particular, affect whether the transferees have voting rights.
                                                                              o   the power of AmREIT's directors to stop
      Of particular significance is that an assignee of                           transfers and/or redeem shares under the
limited partnership units may not become a substitute limited                     following conditions:  from any stockholder who
partner, entitling him to vote on matters that may be                             owns, directly or indirectly, 9.8% or more of
submitted to the limited partners for approval, unless such                       the outstanding shares, from any five or fewer
substitution is consented to by the general partners, which                       stockholders who own, directly or indirectly,
consent, in the general partners' absolute discretion, may be                     more than 50% of the outstanding shares, or
withheld.  The general partners may exercise this right of                        from any other stockholder if AmREIT's
approval to deter, delay or hamper attempts by persons to                         directors otherwise determine in good faith
acquire a majority interest of the limited partners.                              that ownership of the outstanding shares
                                                                                  has or may become concentrated to an extent
                                                                                  stockholders to an extent that may prevent
                                                                                  AmREIT from qualifying as a REIT under the
                                                                                  Code.  Any shares transferred in voilation of
                                                                                  this restriction become "excess shares", with
                                                                                  no voting or distribution rights.  AmREIT has
                                                                                  the power to purchase or direct the sale of
                                                                                  such excess shares, with the sale proceeds
                                                                                  being paid to the former owner.

                                                                              o   directors remain in office unless removed by the
                                                                                  stockholders or if another nominee for director
                                                                                  receives the vote of a majority of the outstanding
                                                                                  shares; directors remain on the board regardless
                                                                                  whether they receive a vote of the majority of the
                                                                                  outstanding shares at AmREIT's annual meeting; and

                                                                              o    the requirement that, except in certain
                                                                                   circumstances, certain "business combinations"
                                                                                   (as defined therein) between AmREIT and a
                                                                                   "related person" (as also defined therein,
                                                                                   generally a person or entity which owns more
                                                                                   than 50% of the outstanding shares of AmREIT)
                                                                                   be approved by the affirmative vote of the
                                                                                   holders of 80% of the outstanding shares and
                                                                                   preferred shares, including the vote of the
                                                                                   holders of not less than 50% of the shares and
                                                                                   preferred shares not owned by the related person.
                                                                                   The charter is designed to prevent a
                                                                                   purchaser from utilizing two-tier pricing and
                                                                                   similar tactics in an attempted takeover of
                                                                                   AmREIT, and it may have the overall effect of
                                                                                   making it more difficult to acquire and exercise
                                                                                   control of AmREIT. In very general terms, the
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              PARTNERSHIPS                                               AMREIT
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                                                                                 fair price provision requires that unless a
                                                                                 potential purchaser were willing to purchase 80%
                                                                                 of the outstanding shares of AmREIT as the first
                                                                                 step in a business combination (or unless a
                                                                                 potential purchaser were assured of obtaining the
                                                                                 affirmative votes of at least 80% of AmREIT's
                                                                                 outstanding shares), the purchaser would be
                                                                                 required either to negotiate with AmREIT directors
                                                                                 and offer terms acceptable to them or to abandon
                                                                                 proposed business combination. The charter may
                                                                                 provide AmREIT directors with enhanced ability to
                                                                                 block any proposed acquisition of AmREIT and to
                                                                                 retain their positions in the event of a takeover
                                                                                 bid and may require a related person to pay a
                                                                                 higher price for shares or structure his, her or
                                                                                 its transaction differently than would be the case
                                                                                 in the absence of the fair price provision.
                                                                                 Although it may, under certain circumstances, have
                                                                                 the effect of discouraging unilateral tender offers
                                                                                 or other takeover proposals and enhance the
                                                                                 ability of AmREIT directors to retain their
                                                                                 positions in the event of a takeover bid, the
                                                                                 business combination provision in the charter
                                                                                 assures, to some degree, fair treatment of all
                                                                                 stockholders in the event of a two-step takeover
                                                                                 attempt.

     Certain provisions of the governing documents of the partnerships and AmREIT could be used to deter attempts to obtain control of the partnerships and AmREIT in transactions not approved by the general partners and AmREIT directors, respectively. When and if the shares are traded on a national securities system there will be a greater likelihood of changes in control in the case of AmREIT, notwithstanding those provisions that might be employed by the AmREIT board to resist efforts to change control.

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              PARTNERSHIPS                                               AMREIT
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                                  Voting Rights

   Limited partners by a majority vote may, without the              Stockholders are entitled to elect the AmREIT board at
concurrence of the general partners, amend the partnership        each annual meeting. However, directors remain in office
agreement, dissolve the partnership, remove and/or elect a        even if they do not receive the majority vote of outstanding
general partner, and approve or disapprove the sale of all or     shares unless another nominee for his seat receives such a
substantially all of the partnership's assets. Limited partners   vote.
may not exercise these rights in any way to extend the
term of the partnership, change the partnership to a general         The charter grants stockholders the non-exclusive
partnership, change the limited liability to the limited          right, with approval of the directors, to amend the charter or
partners or affect the status of the partnership for federal      without board approval, to amend the bylaws, dissolve
income tax purposes. Furthermore, the partnerships cannot         AmREIT, vote to remove members of the board of
change the allocations of income, losses and cash                 directors, and approve or disapprove the sale of
distributions or the powers, rights and duties of the general     substantially all of AmREIT's assets. In addition, certain
partners without the consent of the general partners.             other actions may not be taken by the directors without the approval of stockholders, such as, in general, any merger or consolidation of AmREIT with or into a corporation limited partnership, limited liability company or participation in a share exchange transaction; or any business combination, as defined, with an interested stockholder, as defined. The charter requires any such actions to be approved by a
                                                                  majority vote of the stockholders.




     Holders of class A common stock, into which the class B common stock issued in the merger are convertible, have broader voting rights (i.e., the right to elect AmREIT directors at each annual meeting) than those currently afforded to limited partners.



                         Limited Liability of Investors

     Under each of the partnership agreements and                    Under Maryland law, stockholders will not be liable
applicable state law, the liability of limited partners for the   for AmREIT's debts or obligations. The shares, upon
partnership's debts and obligations is generally limited to       issuance, will be fully paid and nonassessable.
the amount of their investment in the partnership, together
with an interest in undistributed income, if any. The limited partnership units are fully paid and nonassessable.

     The limitation on personal liability of stockholders is substantially the same as that of limited partners in the partnerships.


                            Review of Investor Lists

     Generally speaking, limited partners of each of the             A stockholder is entitled, upon written demand, to
partnerships are entitled to request copies of investor lists      inspect and copy the share records of AmREIT, at any time
showing the names and addresses of all general and limited         during usual business hours, for a purpose reasonably
partners. The right to receive such investor lists may be          related to his interest as a stockholder.
conditioned upon the limited partners' payment of the cost
of duplication and a showing that the request is for a
reasonable purpose. Reasonable requests would include
requests for investor lists for the purpose of opposing the
merger.

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              PARTNERSHIPS                                               AMREIT
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     The right of stockholders to review investor lists is substantially the same as the right afforded limited partners.


                          Taxation of Taxable Investors

     Income or loss earned by each of the partnerships, is not              If AmREIT qualifies as a REIT (and AmREIT intends
taxed at the partnership level.  Limited partners are required         to conduct its business to so qualify), AmREIT
to report their allocable share of partnership income and loss         generally is permitted to deduct distributions to its
on their respective tax returns.  Income and loss from a limited       stockholders, which effectively reduces or eliminates
partnership generally constitute "passive" income and loss,            the "double taxation" (at the corporate and stockholder
which can generally offset "passive" income and loss from other        levels) that typically results when a corporation earns
investments.  Due to depreciation and other non-cash items, cash       income and distributes that income to stockholders in
distributions are not generally equivalent to the income and           the form of dividends.  Stockholders will only
loss allocated to limited partners.  During operations, such           recognize income on amounts actually distributed by
cash distributions may be partially sheltered but, if the              AmREIT.  Dividends received by stockholders from AmREIT
properties retain their value or appreciate, gain upon                 generally will constitute portfolio income, which
liquidation of the asset may exceed the cash distributions             cannot offset "passive" income and loss from other
available to limited partners.  After the end of each fiscal           investments.  Losses and credits generated within
year, limited partners receive annual Schedule K-1 forms showing       AmREIT, however, do not pass through to the
their allocable share of partnership income and loss for               stockholders.  Because the amount of distributions
inclusion on their federal income tax returns.                         required to be made by AmREIT for purposes of
                                                                       maintaining its REIT characterization is
                                                                       determined based on a percentage of taxable income
                                                                       (calculated with depreciation deductions, excluding any
                                                                       net capital gains and prior to payment of any dividends)
                                                                       the amount of distributions required to be made by
                                                                       AmREIT may be less than the distributions made by the
                                                                       partnerships.  After the end of AmREIT's calendar year,
                                                                       stockholders should receive a Form 1099-DIV used by
                                                                       corporations to report their dividend income.



     Each of the partnerships is a pass-through entity, whose income and loss is not taxed at the entity level but instead allocated directly to the general partners and limited partners. Limited partners are taxed on income or loss allocated to them, whether or not cash distributions are made to the limited partners. In contrast, AmREIT intends to qualify as a REIT, allowing it to deduct dividends paid to its stockholders. To the extent AmREIT has net income (after taking into account the dividends paid deduction), such income will be taxed at AmREIT's level at the standard corporate tax rates. Dividends paid to stockholders will constitute portfolio income and not passive income.

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              PARTNERSHIPS                                               AMREIT
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                        Taxation of Tax-Exempt Investors

     Income or loss earned by each of the partnerships is                 The IRS has ruled that income attributable to an
generally treated as UBTI unless the type of income                  investment in a REIT will generally not constitute UBTI
generated by the partnership would constitute qualified              to certain tax-exempt investors as long as such investor
rental income or other specifically excluded types of                does not hold its shares subject to acquisition
income.  For partnership income to be characterized as               indebtedness.  See "FEDERAL INCOME TAX CONSEQUENCES -
rental income, the partnership could not provide services            Taxation of Tax-Exempt Entities" on page 97.  The
to tenants that are considered other than those usually or           amount of dividends paid to tax-exempt stockholders may
customarily rendered in connection with the rental of rooms          be less than the distributions made to such entities from
for occupancy only.  Because of the inherently factual               their respective partnership because of the REIT
nature of this issue, it is uncertain whether the income             requirement that distributions be income.
received by the partnerships in connection with the leasing
of its Properties constitutes rental income for these UBTI
purposes.  Accordingly, there is risk that the
partnership's income could be treated as UBTI for
tax-exempt limited partners.  A tax-exempt entity is
treated as owning and carrying on the business activity
conducted by a partnership in which such entity owns an
interest.  Accordingly, to the extent a tax-exempt limited
partner owns partnership units, the income received by such
partnership must not constitute UBTI in order for the
tax-exempt limited partner to avoid taxation.



                              Distribution Policies

     The partnership agreement of each partnership requires             None of AmRIT's governing documents mandate the
that net cash from operations must be distributed quarterly          payment of distributions to stockholders. Distributions by
to partners. Further, each partnership agreement would               AmREIT will be determined by AmREIT directors and will
require that net proceeds obtained from the sale or                  be dependent upon a number of factors, including the
refinancing of properties be distributed to partners, rather         federal income tax requirement that a REIT must distribute
than being retained by the applicable partnership for                annually at least 90% of its taxable income. It is the policy
reinvestment or working capital. See "COMPARISON OF                  of AmREIT to retain proceeds from the sale, financing or
OWNERSHIP OF UNITS AND SHARES--Comparative                           refinancing of properties for reinvestment in new properties
Compensation, Fees and Distributions" below for a                    or for working capital purposes.
more detailed history of the distributions paid by the
partnerships to their respective partners.

     Limited partners participating in the merger may experience substantial differences in the payment of distributions as stockholders of AmREIT in comparison to owning limited partnership units in the partnerships. Rather than owning equity interests in an entity whose governing instruments require the distribution of net cash from operations and the net proceeds or refinancing of properties, they will own shares in an entity whose governing documents do not require distributions under similar circumstances, with the payment of such distribution being subject to the discretion of AmREIT's board of directors. Further, unlike the partnerships, which must distribute net proceeds from the sale or refinancing of properties, AmREIT currently does not intend to distribute the net proceeds resulting from the sale or refinancing of properties, but rather to use such proceeds to acquire additional properties or for working capital purposes.

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              PARTNERSHIPS                                               AMREIT
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                Comparative Compensation, Fees and Distributions

     The partnerships pay or may be required to pay the                 The right to compensation for services performed as an
following compensation to the general partners or their              employee of AmREIT. See "MANAGEMENT --
affiliates:                                                          Executive Compensation" on page 123.

     o Property management fees of up to 3% of revenues Distributions with respect to AmREIT shares owned by per annum.
         the general partners or their affiliates (including shares received in the merger) on the same basis as the other
     o Management and administrative reimbursements stockholders.
         which have historically equaled 3% to 7.5% of rental revenues per annum.

     o Acquisition fees and expenses upon the acquisition of properties not to exceed 6.5% of the contract price of the property. Leasing fees at competitive rates if and when properties are leased or released.

     o Disposition fee of 3% of the disposition price of the property or, if less, one-half of the Competitive Real Estate Commission, the payment of which is conditioned upon limited partners first receiving a specified minimum cumulative return, which condition will not be satisfied for any partnerships by the merger.

     o A promotional interest from 10% to 25% of the net proceeds from the sale of partnership property, the payment of which, in the case of each partnership, is conditioned upon the limited partners first receiving a specified minimum cumulative return, which condition will not be satisfied for any partnership by the merger.

     o The right to receive distributions equal to 1% of cashflow from operations and 1% of net proceeds from the sale or disposition of partnership property, the payment of which with respect to net proceeds from the sale of property is conditioned upon the limited partners first receiving a specified minimum cumulative return, which condition will not be satisfied for any partnership by the merger.

     The foregoing is intended to provide limited partners with a comparison of the compensation, fees and distributions currently payable by the partnerships to the general partners and AmREIT and the compensation payable by AmREIT to the general partners and their affiliates after the merger.

     The general partners believe that any conflicts that may have arisen between their interests and those of their affiliates and the interests of the limited partners in connection with the merger in regard to the compensation and fees the general partners, and payable to them by AmREIT after the merger are insignificant because such compensation in connection with the management, administration and operation of the partnerships is currently payable to AmREIT or its affiliates. Moreover, the general partners' interest in partnership cashflow from operations and property dispositions, which will be lost in the merger, is a negative factor of the merger from the general partners' standpoint.

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                                      148

            COMPARISON OF PARTNERSHIP UNITS AND AmREIT CAPITAL STOCK

     The following compares certain of the investment attributes and legal status rights associated with the ownership of limited partnership units and shares of AmREIT capital stock.


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              PARTNERSHIPS                                               AMREIT CAPITAL STOCK
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                                     General


             The limited partnership units of                        The shares constitute equity
             each partnership constitute equity                      interest in AmREIT. Each
             interests entitling each limited partner                stockholder will be entitled to his
             to his pro rata share of cash                           pro rata share of the dividends
             distributions. Each of the partnership                  paid with respect and to each class of
             agreements specifies how the cash                       common stock and to each class of common
             available for distribution, whether                     stock.  The dividends payable to the class
             arising from operations, sales or                       A common stockholders are not fixed in
             refinancings, is to be shared among the                 amount and are only paid if and when
             general partners and limited partners.                  declared by AmREIT's board of directors,
             The distributions payable to the limited                whereas the dividends paid to the class B
             partners are not fixed in amount and                    stockholders are fixed at 8% per annum
             depend upon the operating results and                   and have priority over the common
             net sale or refinancing proceeds                        stockholders.
             available from the disposition of the
             partnership's assets.


                        Issuance of Additional Securities



..             Since the partnerships are not                          The board of directors may, in
             authorized to issue additional equity                   its discretion, issue additional shares
             securities, there can be no dilution of                 of class A or class B common stock or preferred
             the distributive share of the limited                   stock (if any is outstanding)with such powers,
             partners of cash available for                          preferences and rights as the board of directors
             distribution.                                           may at the time designate. The
                                                                     issuance of additional shares of common stock,
                                                                     beyond the shares to be issued in the
                                                                     the merger, may result in the dilution of
                                                                     the interests of the stockholders. In
                                                                     addition, shares of preferred stock
                                                                     could be issued with powers,
                                                                     preferences and rights adversely
                                                                     affecting the holders of common stock.


     Both the limited partnership units and shares represent equity interests entitling the holders thereof to participate in the earnings of the partnerships and AmREIT, respectively. Distributions and dividends payable with respect to the limited partnership units and shares depend upon the performance of the partnerships and AmREIT, respectively.

     The limited partnership units are not subject to dilution, since the partnerships are not authorized to issue additional equity securities. AmREIT may issue additional shares of common stock and shares of preferred stock with priorities or preferences with respect to dividends and liquidation proceeds.

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              PARTNERSHIPS                                               AMREIT CAPITAL STOCK
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                                    Liquidity


                   The transfer of the limited                         The class A and class B shares will be
              partnership units is subject to a number              freely transferable.  AmREIT is required to
              of restrictions imposed by the                        list its shares of class A common stock on an
              partnership agreements, which are                     exchange as a condition precedent to the merger.
              designed primarily to preserve the tax                The class B shares issued in the merger are
              status of the partnership as a                        convertible at any time into class A shares.
              "partnership" under the Code. No                      The breadth and strength of the secondary market
              transferee of limited partnership units               for AmREIT's class A common stock
              has the right to vote on matters                      will depend upon, among other things,
              submitted to a vote of the limited                    the number of shares outstanding.
              partners unless, among other things,                  AmREIT's financial results and prospects, the
              such substitution is approved by the                  general investment interest in companies like
              general partners. In view of the                      AmREIT and the relative attractiveness of
              foregoing, no secondary market for the                AmREIT's yields compared to those
              limited partnership units is available.               of alternative investments.


     One of the primary objectives of the merger is to provide increased liquidity to the limited partners. The class B common stock, upon conversion to class A common stock, will be freely transferable and will be listed on an exchange. The breadth of the secondary market for AmREIT's class A common stock cannot yet be determined. There is no secondary market for the limited partnership units.

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                                      150

                                VOTING PROCEDURES

AmREIT Special Stockholders Meeting

     General. Each copy of this proxy statement mailed to holders of shares is accompanied by a form of proxy furnished in connection with the solicitation of proxies by the board for use at the AmREIT special stockholders meeting and any adjournments or postponements thereof. The AmREIT meeting is scheduled to be held on Tuesday, July 16, 2002 at 9:00 a.m., local time, at Houston City Club, One City Club Drive, Houston, Texas, 77046. Only holders of record of shares on the record date are entitled to receive notice of and to vote at the AmREIT meeting. At the AmREIT meeting, stockholders will consider and vote upon a proposal to approve the merger agreement, the amendment to the articles and the bylaw amendments. See "THE MERGER" beginning on page 40.


     EACH HOLDER OF SHARES IS REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING AmREIT PROXY AND RETURN IT PROMPTLY TO THE WELLS FARGO SHAREOWNER SERVICES IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR BY FACSIMILE. THE MERGER, THE AMENDMENT TO THE ARTICLES AND THE BYLAW AMENDMENTS WILL BE APPROVED IF THE MERGER RECEIVES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES ENTITLED TO VOTE AT THE AmREIT SPECIAL MEETING.

     Voting and Revocation of Proxies. Any holder of shares who has executed and delivered a proxy may revoke it at any time before it is voted by attending and voting in person at the AmREIT meeting, or by giving written notice of revocation or submitting a signed proxy bearing a later date, provided such notice or proxy is actually received by AmREIT prior to the vote. Stockholders may vote via facsimile by delivering the enclosed AmREIT proxy. AmREIT proxies must be returned to Wells Fargo Shareowner Services, AmREIT's transfer agent, at 161 North Concord Exchange, South St. Paul, MN 55075; Attention AmREIT Proxies, or by faxing their AmREIT proxy to 651-450-4026. Faxed AmREIT proxies will be accepted until 5:00 p.m., Central time, on July 15, 2002. A proxy will not be revoked by the death or incapacity of the stockholder executing it unless, before the shares are voted, notice of such death or supervening incapacity is filed with the Secretary or other person authorized to tabulate the votes on behalf of AmREIT. The shares represented by properly executed proxies received at or before the AmREIT meeting and not subsequently revoked will be voted as directed by the stockholders submitting such proxies. If instructions are not given, AmREIT proxies will be voted for approval of the merger agreement, the amendment to the articles and the bylaw amendments and will be voted in the discretion of the proxy holders on any other matters properly presented for consideration at the AmREIT meeting or any adjournment thereof. AmREIT's bylaws permit the holders of a majority of the shares represented at the AmREIT meeting, whether or not constituting a quorum, to adjourn the AmREIT meeting or any adjournment thereof. If necessary, unless authority to do so is withheld, the proxy holders also may vote in favor of a proposal to adjourn the AmREIT meeting for any reason, including to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the AmREIT meeting. The persons named as Proxies voting against the merger will be voted in favor of adjourning the AmREIT meeting.


     Solicitation of Proxies. AmREIT will bear the costs of soliciting proxies from its stockholders. In addition to use of the mails, AmREIT proxies may be solicited personally or by telephone or facsimile by directors, officers and other employees of AmREIT, who will not be specially compensated for such solicitation activities. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed by AmREIT for their reasonable expenses incurred in that effort.

     Vote Required. The merger will be approved if it receives the affirmative vote of a majority of the shares entitled to vote at the AmREIT meeting. The holders of a majority of the shares entitled to vote, present in person or by proxy, constitute a quorum for purposes of the AmREIT meeting. A holder of a share will be treated as being present at the AmREIT meeting if the holder of such share is (1) present in person at the meeting, or (2) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the AmREIT meeting. The proposal allowing AmREIT to postpone or adjourn the AmREIT meeting to solicit additional votes will be approved if it receives the affirmative vote of a majority of the votes cast at the AmREIT meeting, whether or not a quorum is present. Abstentions and "broker non-votes" (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included in the determination of the number of shares present at the AmREIT meeting for quorum purposes. Abstentions and broker non-votes will have the same effect as a vote against the merger proposal. Failure to return the proxy or failure to vote at the AmREIT meeting will have the same effect as a vote against the merger proposal.

     Recommendation. For the reasons described herein, the independent directors approved the merger agreement, the amendment to the articles and the bylaw amendments thereunder. THE INDEPENDENT DIRECTORS BELIEVE THE TERMS OF THE MERGER AGREEMENTS ARE FAIR FROM A FINANCIAL POINT OF VIEW TO THE STOCKHOLDERS OF AmREIT AND IN THE BEST INTEREST OF AmREIT AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES PURSUANT THERETO. In making their recommendation, the independent directors considered, among other things, the opinion of Wunderlich Securities that the consideration to be paid by AmREIT pursuant to the merger is fair to AmREIT and its stockholders from a financial point of view, and the independent appraisals of the partnerships' properties prepared by Valuation Associates. See "THE MERGER -- Background of the Merger" on page 46,
"THE MERGER -- Independent Directors' Reasons and Recommendations for the Merger" on page 42, and "FAIRNESS OPINIONS" on page 68.

     Other Matters. AmREIT is unaware of any matter to be presented at the special stockholders meeting other than the proposal to approve the merger agreements and the bylaw amendment and the issuance of shares thereunder and the proposal to permit the postponement or adjournment of the AmREIT meeting for any reason, including to solicit additional votes.


Partnership Voting Procedures

     Distribution of Proxy Materials. This proxy statement, together with the accompanying transmittal letter, the power of attorney and the limited partner consent (we refer, collectively, to the power of attorney and limited partner consent as the consent form), constitute the proxy materials being distributed to the limited partners to obtain their votes "For" or "Against" each respective partnership's participation in the merger.


     In order for AmREIT to acquire each partnership, limited partners holding greater than 50% of the outstanding partnership units must approve the merger. Each partnership will be acquired by a merger with AmREIT in the manner described below and in the supplement relating to each respective partnership. Therefore, limited partners who are not planning to attend the special meeting of the limited partners and vote in person should complete and return the consent form before the expiration of the solicitation period which is the time period during which limited partners may vote "For" or "Against" the merger. The solicitation period will commence upon delivery of the proxy materials to limited partners (on or about May 15, 2002), and will continue until the later of (1) July 15, 2001 (a date not more than 60 calendar days from the initial delivery of the proxy materials), or (2) such later date as the general partners may select and as to which they give you notice. At their discretion, the general partners may elect to extend the solicitation period. Any consent form received by AmREIT that the general partners hired to tabulate your votes, The Bank of New York, prior to 5:00 p.m. Central time, on the last day of the solicitation period will be effective provided that such consent form has been properly completed and signed. If limited partners fail to return a signed consent form by the end of the solicitation period, their respective partnership units will be counted as voting "Against" the merger and they will receive AmREIT shares if their partnership is acquired.


     The consent form consists of two parts. Part A seeks limited partner approval of the merger and certain related matters. If limited partners have units in more than one partnership, they will receive multiple supplements and consent forms which will provide for separate votes for each partnership in which they own an interest. If any limited partners return a signed consent form but fails to indicate whether they are voting "For" or "Against" any matter (including the merger), they will be deemed to have voted "For" such matter.

     Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints H. Kerr Taylor as the attorney-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without needing to obtain each limited partner's signature on multiple documents.

     Special Meetings. The general partners have scheduled special meetings of the limited partners of each of the partnerships to discuss the proxy materials and the terms of the merger prior to voting on the merger. The special meetings of each of Fund IX, X, and XI will be held at 11:30 a.m., 1:30 p.m., and 3:30 p.m., respectively, local time, on Tuesday, July 16, 2002, at Houston City Club, One City Club Drive, Houston, Texas, 77046. The general partners intend to actively solicit limited partner support for the merger and would like to use the special meetings to answer questions about the merger and the proxy materials and to explain the reasons for the recommendation that limited partners vote to approve the merger. Costs of solicitation will be paid by AmREIT. No person will receive compensation contingent upon solicitation of a favorable vote.

     Required Vote and Other Conditions. In order for AmREIT to acquire each partnership, limited partners of each partnership holding a majority of the outstanding partnership units and the general partners must approve the merger and the amendments to each partnership's partnership agreement.

     Record Date and Outstanding Partnership Units. The record date is May, 2002 for all partnerships. As of May 7, 2002, the following number of partnership units were held of record by the number of limited partners indicated below:

                                                                   Number of
                                                  Number of      Partnership
                                        Number of Partnership   Units Required
                                         Limited  Units Held     for Approval
                                         Partners  of Record     of Merger
                Partnership
 AAA Net Realty Fund IX, Ltd............... 327     5,368.5       2,737.9
 AAA Net Realty Fund X, Ltd................ 721    11,433.6       5,831.0
 AAA Net Realty Fund XI, Ltd............... 295     7,046.2       3,593.5

     Limited partners are entitled to one vote for each partnership unit held. Accordingly, the number of partnership units entitled to vote with respect to the merger is equivalent to the number of partnership units held of record at the record date.

     Investor Lists. Under the federal securities laws, each partnership is required, upon a limited partner's written request, to provide to such limited partner (1) a statement of the approximate number of limited partners in such partnership and (2) the estimated cost of mailing a proxy statement, form of consent or other similar communication to such limited partners. In addition, limited partners have the right, at the general partners' option, either (A) to have such partnership mail (at the limited partner's expense) copies of any proxy statement, consent form or other soliciting materials furnished by the general partners to the other limited partners of such partnership or (B) to have such partnership deliver to the limited partner, within five business days of the receipt of the request, a reasonably current list of the names, addresses and partnership units held by the limited partners of such partnership. The right to receive the list of limited partners is subject to the requesting limited partner's payment of the cost of mailing and duplication at a rate of $1.00 per page.


     Tabulation of Votes. An automated system administered by Wells Fargo Shareowner Services will tabulate the votes. Abstentions will be tabulated with respect to the merger and related matters. Abstentions will have the effect of a vote against the merger, as will the failure to return a proxy form and broker nonvotes (where a broker submits a proxy but does not have authority to vote a limited partner's partnership units on one or more matters). The tabulation of votes will be available to the general partner and any limited partner during and after voting upon request to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084, Attention: Partnership COnsents.


     Revocability of Consents. Limited partners can change their votes at any time before their proxies are voted at the special meeting. They can do this in three ways: first, they can send any of the general partners a written statement that they would like to revoke their consent; second, they can send any of the general partners a new consent form, or third, they can attend the special meeting and vote in person.

     Limited Partner Information. The limited partners of Fund IX have the right at all times to obtain from the managing general partner, upon payment of a fee to cover the costs of reproduction and mailing, a current list of the names, addresses and number of limited partnership units owned by each limited partner. Under the partnership agreement of both Fund X and Fund XI, limited partners may obtain a current list of the names, addresses and number of limited partnership units owned by each limited partner upon written request delivered to the general partners and the payment of a reasonable charge for copying and mailing. To satisfy the requirements of each partnership, the general partners will provide a list of the names, addresses and number of limited partnership units owned by the limited partners of their partnership to any limited partner who delivers a written request therefor to the general partners and pays a reproduction and mailing charge of $10.00.

     Recommendation. For the reasons described herein, the general partners approved each merger agreement for each partnership. THE GENERAL PARTNERS BELIEVE THAT THE TERMS OF EACH MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE RESPECTIVE LIMITED PARTNERS AND RECOMMEND THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF EACH MERGER AGREEMENT AND THE PARTNERSHIP AMENDMENT. In making their recommendation, the general partners considered, among other things, the Houlihan fairness opinion that the consideration to be received by the limited partners in connection with the merger is fair to the limited partners from a financial point of view. See "FAIRNESS OPINIONS -- The Houlihan Fairness Opinions" beginning on page 76.

                                     EXPERTS

     The (i) consolidated financial statements of AmREIT, Inc. as of December 31, 2001 and for each of the two years in the period ended December 31, 2001 and
(ii) the financial statements of AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd. as of December 31, 2001 and for each of the two years in the period ended December 31, 2001 included in this Joint Proxy and Consent Solicitation Statement and Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon the reports of such firm given their authority as experts in accounting and auditing.


                                 LEGAL OPINIONS

     The legality of the shares to be issued in the merger will be passed on for AmREIT by Locke Liddell & Sapp LLP, Dallas, Texas, counsel to AmREIT, which will deliver opinions to AmREIT and each partnership respectively, concerning federal income tax consequences of the merger.

                       WHERE YOU CAN FIND MORE INFORMATION

     AmREIT, Fund IX and Fund X are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy or proxy statements and other information with the SEC. All reports, proxy or consent solicitation statements and other information filed by AmREIT, Fund IX and Fund X with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The SEC maintains a Web site that contains reports, proxy or consent solicitation and information statements and other information regarding AmREIT, Fund IX and Fund X and other registrants that have filed electronically with the SEC. The address of the site is http://www.SEC.gov.

     AmREIT has filed a registration statement on Form S-4 to register with the SEC the AmREIT class B common stock to be delivered to the limited partners in this merger. This proxy statement is a part of that registration statement and constitutes a proxy statement of AmREIT in addition to being a proxy statement of AmREIT for its special meeting and a proxy statement for the limited partners.

     A separate supplement to this proxy statement has been prepared for each partnership to highlight the risks, effects and fairness of the merger that are particular to the respective partnership. The limited partners of each partnership will receive, with this proxy statement , the supplement that corresponds to their partnership. The limited partners of a particular partnership may also receive copies of the supplements prepared for any or all of the partnerships and copies of such supplements will be provided promptly, without charge, to each limited partner or his or her representative who has been so designated in writing upon written request to the particular partnership at 8 Greenway Plaza, Suite 824, Houston, Texas 77046.


     No person has been authorized to give any information or to make any representation other than those contained in or incorporated by reference into this Joint Consent and ProxySolicitation Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, that information or representation must not be relied upon as having been authorized by AmREIT or any of the partnerships. Neither the delivery of this proxy statement nor any distribution of the AmREIT class B common stock offered hereby shall under any circumstances create an implication that there has been no change in the affairs of AmREIT or any of the partnerships since the date hereof or that the information set forth or incorporated by reference herein is correct as of any time subsequent to its date. This proxy statement does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation.

                         INDEX TO FINANCIAL INFORMATION
                                                                                                             Page
 Pro Forma Consolidated Financial Information (Unaudited)...................................................    F-2
 Assumption 1--100% Partnership Participation
         Pro Forma Consolidated Balance Sheet as of December 31, 2001 (Unaudited)...........................    F-3
         Notes to Pro Forma Consolidated Balance Sheet (Unaudited)..........................................    F-4
         Pro Forma Consolidated Statement of Operations for the Twelve Months Ended December 31, 2001
         (Unaudited)........................................................................................    F-6
         Notes to Pro Forma Consolidated Statement of Operations (Unaudited)................................    F-7
         Pro Forma Consolidated Statement of Cash Flows for the Year Ended December 31, 2001 (Unaudited)....    F-8
  Assumption 2--Fund IX Partnership Participation Only
         Pro Forma Consolidated Balance Sheet as of December 31, 2001 (Unaudited)...........................    F-9
         Notes to Pro Forma Consolidated Balance Sheet (Unaudited)..........................................   F-10
         Pro Forma Consolidated Statement of Operations for the Twelve Months Ended December 31, 2001
        (Unaudited).........................................................................................   F-12
         Notes to Pro Forma Consolidated Statement of Operations (Unaudited)................................   F-13
         Pro Forma Consolidated Statement of Cash Flows for the Year Ended December 31, 2001 (unaudited)....   F-14
 AmREIT Historical Financial Information
 AmREIT Financial Statements for the Years Ended December 31, 2001 and 2000
              Index to the Financial Statements.............................................................   F-15
              Independent Auditors' Report..................................................................   F-16
              Consolidated Balance Sheet, December 31, 2001.................................................   F-17
              Consolidated Statements of Operations for the Years Ended December 31, 2001 and 2000..........   F-18
              Consolidated Statements of Shareholders' Equity for the Years Ended December 31,
              2001 and 2000.................................................................................   F-19
              Consolidated Statements of Cash Flows for the Years Ended December 31, 2001 and 2000..........   F-20
              Notes to Consolidated Financial Statements for the Years Ended December 31, 2001 and 2000.....   F-21
  Fund IX Financial Statements for the Years Ended December 31, 2001 and 2000
              Index to the Financial Statements.............................................................   F-31
              Independent Auditors' Report..................................................................   F-32
              Balance Sheet, December 31, 2001..............................................................   F-33
              Statements of Income for the Years Ended December 31, 2001 and 2000...........................   F-34
              Statements of Partners Equity (Deficit)for the Years Ended December 31, 2001 and 2000.........   F-35
              Statements of Cash Flows for the Years Ended December 31, 2001 and 2000.......................   F-36
              Notes to Financial Statements for the Years Ended December 31, 2001 and 2000..................   F-37
  Fund X Financial Statements for the Years Ended December 31, 2001 and 2000
              Index to the Financial Statements.............................................................   F-42
              Independent Auditors' Report..................................................................   F-43
              Balance Sheet, December 31, 2001..............................................................   F-44
              Statements of Income for the Years Ended December 31, 2001 and 2000...........................   F-45
              Statements of Partners Equity for the Years Ended December 31, 2001 and 2000..................   F-46
              Statements of Cash Flows for the Years Ended December 31, 2001 and 2000.......................   F-47
              Notes to Financial Statements for the Years Ended December 31, 2001 and 2000..................   F-48
 Fund XI Fund XI Financial Statements for the Years Ended December 31, 2001 and 200
              Index to the Financial Statements.............................................................   F-55
              Independent Auditors' Report..................................................................   F-56
              Balance Sheet, December 31, 2000..............................................................   F-57
              Statements of Income for the Years Ended December 31, 2000 and 1999...........................   F-58
              Statements of Partners Equity for the Years Ended December 31, 2000 and 1999..................   F-59
              Statements of Cash Flows for the Years Ended December 31, 2000 and 1999.......................   F-60
              Notes to Financial Statements for the Years Ended December 31, 2000 and 1999..................   F-61


                          AmREIT, INC. AND SUBSIDIARIES

                   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


     The following selected unaudited pro forma financial information for AmREIT, Inc. and subsidiaries gives effect to the merger as defined elsewhere herein and is based on estimates and assumptions set forth in the notes to the pro-forma consolidated financial statements, which include pro forma adjustments. The unaudited pro forma consolidated financial information also gives effect to the merger completed June 5, 1998 between AmREIT and American Asset Advisers Realty Corporation (the Adviser). This unaudited pro forma financial information has been prepared from the historical financial statements of AmREIT, the Adviser and the partnerships that currently own the properties. The pro forma balance sheet assumes that the merger occurred on December 31, 2001. The pro forma consolidated statements of operations assumes that the merger occurred on January 1, 2001. The pro forma consolidated financial information has been prepared using the purchase method of accounting whereby the assets and liabilities of the partnerships are allocated based upon estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The purchase price and the allocations of the purchase price are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the purchase price and the allocations reflected in the following pro forma financial information may differ from the amounts ultimately determined. There are multiple combinations of partnership participation in the merger. The actual combination that will result cannot possibly be known or predicted until the votes of the partners of the partnerships have been determined.

     Assumption 1 assumes that all three partnerships participate in the merger.

     Fund IX is assumed to be the only participating partnership in assumption 2 because this combination results in the lowest combined net cash flow provided by operating activities.


     The unaudited pro forma consolidated financial information does not purport to be indicative of the results which actually would have been obtained if the merger had been effected on the dates indicated or of the results which may be obtained in the future and should be read in conjunction with the annual financial statements and notes thereto of the partnerships and AmREIT.

     The historical balance sheets of the corporate general partners for Funds IX, X and XI have been omitted based on their lack of materiality. The net worth of the corporate general partners is minimal and has no influence on the proposed transaction with AmREIT and Funds IX, X and XI. Further, the corporate general partner will not receive any form of compensation for its general partner interest as a result of this transaction. Additionally, Mr. Taylor is the personal general partner as well. Mr. Taylor's personal net worth is in excess of $1,000,000, however, his net worth as a general partner also has no influence on the proposed transaction with AmREIT and Funds IX, X and XI. Mr. Taylor will not receive any form of compensation for his general partner interest as a result of this transaction.


                  ASSUMPTION 1 - 100% PARTNERSHIP PARTICIPATION
                          AmREIT, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2001
                                   (UNAUDITED)
                                                                 Pro Forma    Pro Forma
                                                    Historical   Adviser and  Properties and            Pro Forma
                                                     Company     Adjustments   Adjustments                Total
 ASSETS
 Cash and cash equivalents                         $ 227,117           $      -    $1,330,667   (3)     $1,557,784
 Accounts receivable                                 671,392                  -        53,716   (3)        725,108
 Escrow Deposits                                      81,545                                -               81,545
 Prepaid expenses                                    252,868                                -              252,868
 Property, net                                    28,659,958                  -    18,814,986   (3)     47,736,056
                                                                                      261,112   (5)
 Net investment in direct financing leases         7,007,277                  -             -            7,007,277
 Other assets                                      1,928,236                  -             -            1,928,236
                                                -------------       -----------  -------------        -------------
 Total assets                                    $38,828,393              $   -   $20,460,481          $59,288,874
                                                =============       ===========  =============        =============

 LIABILITIES & SHAREHOLDERS' & PARTNERS' EQUITY
 LIABILITIES
 Notes payable                                   $16,971,549           $      -          $  -          $16,971,549
 Accounts payable                                  1,395,607                  -        90,479 (3)        2,008,310
                                                                                      522,224 (5)
 Prepaid rental income                                     -                  -             -                    -
 Security deposit                                     32,123                  -        12,000 (3)           44,123
                                                -------------       -----------  -------------        -------------
 Total liabilities                                18,399,279                  -       624,703           19,023,982

 MINORITY INTEREST                                 5,075,333                  -    (5,075,333)(3)               -

 SHAREHOLDERS' AND PARTNERS' EQUITY
 Preferred stock, $.01 par value, 10,000,000 shares
     authorized, none issued                               -
 Class A Common Stock, $.01 par value, 100,000,000
     shares authorized, 2,384,117 and 2,698,107
     shares issued and outstanding on historical and
     pro-forma basis, respectively                    23,841 (2)        3,140 (2)         -                 26,981
 Class B Common Stock, $.01 par value, 3,000,000
     shares authorized, 0 and 2,721,321 shares issued
     and outstanding on historical and pro-forma
     basis, respectively                                                               27,213 (3),(4)       27,213
 Capital in excess of par value                   21,655,867 (2)    2,854,458 (2)  24,145,010 (3)       49,394,223
                                                                                     (261,112)(5)
 Accumulated distributions in excess of earnings  (6,037,757)(2)   (2,857,598)(2)           -           (8,895,355)
 Cost of Class A Treasury Stock, 39,323 shares      (288,170)                -              -             (288,170)

                                                -------------       -----------  -------------        -------------
 Total shareholders' and partners' equity         15,353,781                 -     24,911,111           40,264,892
                                                -------------       -----------  -------------        -------------
 Total liabilities and shareholders' equity      $38,828,393          $     -     $20,460,481          $59,288,874
                                                =============       ===========  =============        =============


 PRO FORMA BOOK VALUE PER SHARE:
    Fully Diluted                                     $ 6.55                                              $ 7.48
                                                  ===========                                            ===========

See Notes to Pro Forma Consolidated Balance Sheet.

                  ASSUMPTION 1 - 100% PARTNERSHIP PARTICIPATION

                          AmREIT, INC. AND SUBSIDIARIES

                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


(1) Adjustments are reflected as if the acquisition of the Partnership properties was completed on December 31, 2001. The Partnership properties include the acquisition of a minority interest in several joint ventures with AmREIT. Pro forma adjustments from the acquisition of the Partnership properties are based on the assumption that the acquisitions are approved by 100% of the limited partners.


(2) On June 5, 1998, AmREIT's stockholders voted to approve an agreement and plan of merger with the Adviser whereby the sole stockholder of the Adviser, a related party, agreed to exchange 100% of the outstanding shares of class A common stock of the Adviser for up to 900,000 shares of AmREIT's stock. According to the Agreement and Plan of Merger between AmREIT and the Adviser, 213,260 shares of class A common stock were issuable effective June 5, 1998. The issuance of these shares is included in the historical financial information of AmREIT included in the Pro Forma Balance Sheet. The shares are valued at a price of $9.25 per share, which was determined and agreed to by the general partners on behalf of the partnerships and the independent directors on behalf of the AmREIT shareholders based, in part, on the last offering price of AmREIT class A common stock of $10.25 on May 22, 1998. Additionally, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. prepared a fairness opinion on behalf of the limited partners (See FAIRNESS OPINIONS - The Houlihan Fairness Opinions on Page ) and Wunderlich Securities prepared a fairness opinion on behalf of the AmREIT shareholders (See FAIRNESS OPINIONS - Wunderlich Securities Fairness Opinion on Page ).

A reconciliation of historical shares to pro forma shares outstanding is as follows:

    Historical shares.............................................    2,344,794
    Shares issued as Merger consideration.........................    2,721,321
    Additional shares issued as deferred compensation.............      313,990
                                                                      ---------
    Total pro forma shares...................................         5,380,105
                                                                      =========
    Previously issued deferred shares (included in historical shares)   213,260
 .
    Additional shares issued as deferred compensation...............    313,990
                                                                      ---------
         9.8% of total pro forma shares (total deferred shares issued)  527,250
                                                                      =========


     The additional shares reflected in the pro forma balance sheet differs from those included in the pro forma statement of operations because the pro forma balance sheet reflects a December 31, 2001 effective date for the merger, whereas the pro forma statement of operations reflects a January 1, 2001 effective date.

     The remaining 686,740 shares of stock currently valued at $6,352,345 are contingently issuable for a period of up to 24 calendar quarters following the closing of the transaction. Within 30 days after the end of each calendar quarter, shares will be issued up to the level where total shares issued to the stockholder of the Adviser pursuant to the acquisition of the Adviser does not exceed 9.8% of AmREIT's total shares then issued and outstanding. The issuance of these additional shares will be expensed as they are issued. Accordingly, the Pro Forma Balance Sheet includes an adjustment to reflect the issuance of 313,990 additional shares of class A common stock as a result of the proposed merger, leaving a balance at December 31, 2001 of 372,750 shares, as contingently issuable.


(3) Represents adjustments for the purchase method of accounting whereby the net assets owned by the Partnerships are recorded based on the estimated fair value of the properties acquired and other-net (cash, receivables, payables and security deposits) of the Partnerships as follows:


                                                                              Total
                                                                             Purchase
                                                Property,     Other-Net       Price
                                                 Net
 AAA Net Realty Fund IX, Ltd...............    $ 5,390,500     $436,931   $ 5,827,431
 AAA Net Realty Fund X, Ltd................     11,450,610      517,871    11,968,481
 AAA Net Realty Fund XI, Ltd...............      7,049,209      375,865     7,425,074
                                               -------------   --------   -----------
                                                23,890,319      823,753    25,220,986

 Less:  Minority Interest..................      5,075,333            -     5,075,333
                                               -----------     --------   -----------
 Net Adjustment............................    $18,814,986    $ 823,753   $20,145,653
                                               ===========    =========   ===========


     The self balancing entry to record the allocation of purchase price and stock issuance is as follows:


                                            Debit         Credit
         Cash...........................   $  1,330,667
         Accounts receivable............         53,716
         Property, net..................     18,814,986
         Accounts payable...............                  $    90,479
         Security Deposits..............                       12,000
         Minority Interest..............      5,075,333
         Common Stock...................                       27,213
         Capital in excess of par value.                   25,145,010
                                          -------------    ----------
                                          $  25,274,702   $25,274,702

     (4) Represents the issuance of 2,721,321 shares of class B common stock valued at $25,172,223 based upon a per share price of $9.25 as follows:

                                                                      Common
                                             Exchange  LP Units       Shares
                                              Ratio   Outstanding     Issued       Value

      AAA Net Realty Fund IX, Ltd...........    116.13    5,390.5     625,992     5,790,422
      AAA Net Realty Fund X, Ltd............    112.99   11,450.6   1,293,852    11,968,127
      AAA Net Realty Fund XI, Ltd...........    113.70    7,049.2     801,478     7,413,674
                                                                    ---------   -----------
      Total Limited Partners................                        2,721,321   $25,172,223


     The share price was agreed to by the General Partner of each of the Partnerships and the Independent Directors of AmREIT based upon the price of AmREIT's shares in its last public offering reduced by selling commissions and related expenses.


     AmREIT will issue an additional 313,990 shares related to the merger of the adviser in June 1998 valued at $2,904,400. This amount will be charged to expense by AmREIT during the periods which the shares are issued.


(5) Represents estimated legal fees, professional fees, and other costs incurred in the acquisition of the Partnership properties. Generally accepted accounting principles requires costs of registering and issuing equity securities in connection with an acquisition to be treated as a reduction of the otherwise determinable fair value of the securities, while the costs associated with the acquisition of properties are to be capitalized as part of the cost of the underlying property. Management has estimated, based on their understanding of how actual costs were incurred, that 50% of the cost relates to the issuance of shares and therefore is a reduction of capital and 50% of the cost relates to the properties acquired and is therefore capitalized as a cost of the property.

                 ASSUMPTION 1 - 100% PARTNERSHIP PARTICIPATION

                         AmREIT, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
                                  (UNAUDITED)
                                                                                                     Eliminations
                                                Historical     (5)         (5)          (5)          and Pro Forma     Pro Forma
                                                  Company    Fund IX      Fund X      Fund XI         Adjustments      Total
                                               ----------------------   ----------  -----------     ---------------------------
 REVENUES
        Rental income from operating leases      2,648,237  $ 562,062   $ 876,456    $ 218,492             $ -      $ 4,305,247
        Earned income from direct financing
           leases                                  637,537          -      69,963            -               -         707,500
        Service fees and other income            2,396,100          -           -            -                       2,157,043
        Income from joint ventures                       -          -      142,707     384,864        (239,057) (2)          -
        Gain on sale of property                   254,013          -           -            -        (527,571)        254,013
        Interest income                             10,555     12,522       13,954      11,200               -          48,231
                                               -----------  ---------   ----------  -----------     -----------     -----------
        TOTAL REVENUES                           5,946,442    574,584    1,103,080     614,556        (766,628)      7,472,034
                                               -----------  ---------   ----------  -----------     -----------     -----------

 EXPENSES
        General operating and administrative     1,953,285     53,904      114,540      70,613        (239,057) (2)  1,953,285
        Interest                                 1,063,574          -            -           -               -       1,063,574
        Depreciation                               464,308     93,536      144,467      35,644          68,208  (2)    806,163
        Amortization                                     -          -        2,992           -               -           2,992
        Legal and professional                   1,002,776     25,722       33,342      19,538               -       1,081,378
                                               -----------  ---------   ----------  ----------     -----------     -----------
        TOTAL EXPENSES                           4,483,943    173,162      295,341     125,795        (170,849)      4,907,392
                                               -----------  ---------   ----------  -----------     -----------     -----------

 PRO FORMA INCOME BEFORE MINORITY
        INTEREST IN NET INCOME OF
        CONSOLIDATED JOINT VENTURES              1,462,499    401,422      807,739     488,761        (595,779)      2,564,642

 FEDERAL INCOME TAX EXPENSE
        NON-QUALIFIED REIT SUBSIDIARY             (144,420)         -            -           -               -        (144,420)

 MINORITY INTEREST IN NET INCOME OF
        CONSOLIDATED JOINT VENTURES               (527,121)         -            -           -         527,121  (2)          -
                                               -----------  ---------   ----------  ----------     -----------     -----------

 PRO FORMA NET INCOME                           $  790,508  $ 401,422    $ 807,739   $ 488,761        $(68,208)    $ 2,420,222
                                               ===========  =========   ==========  ===========     ===========    ===========

 PRO FORMA EARNINGS PER SHARE:
        Basic Series A                             $  0.34                                                              $ 0.45
                                               ===========                                                          ===========


        Basic Series B                             $     -                                                              $ 0.45
                                               ===========                                                          ===========


        Fully Diluted                              $  0.34                                                              $ 0.45
                                               ===========                                                          ===========

 WEIGHTED AVERAGE COMMON AND
        COMMON EQUIVALENT SHARES
        OUTSTANDING:
        Basic Series A                           2,354,572     69,979      144,638      89,596                -       2,658,784  (4)
                                               ===========  =========   ==========  ==========      ===========     ===========


        Basic Series B                                   -    625,992    1,293,852     801,478                -       2,721,321  (4)
                                               ===========  =========   ==========  ==========      ===========     ===========


        Fully Diluted                            2,354,572    695,970    1,438,489     891,074                -       5,380,105  (4)
                                               ===========  =========   ==========  ==========      ===========     ===========


See Notes to Pro Forma Consolidated Statement of Operations.


                  ASSUMPTION 1 - 100% PARTNERSHIP PARTICIPATION

                          AmREIT, INC. AND SUBSIDIARIES

             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

(1) Adjustments are reflected as if the acquisition of the Partnership properties was effective as of January 1, 2001. The Partnership properties include the acquisition of a minority interest in several joint ventures with AmREIT. Pro forma adjustments from the acquisition of Partnership properties are based on the assumption that the acquisitions are approved by 100% of the limited partners.

(2)  Includes pro forma adjustments as follows:

     o   Elimination of administrative fees paid to a subsidiary of AmREIT.

     o Recording of additional depreciation, based upon the purchase price, which represents the fair value of the buildings over 39 years. The purchase price of the properties has been allocated 70% to buildings and 30% to land, which is the average allocation of existing properties owned by AmREIT.

     o Elimination of the Partnership interest in certain properties, which are majority owned by AmREIT as the historical financial statements of AmREIT are reflected on a consolidated basis.

(3) Adjustments include elimination of costs incurred in connection with the acquisition of the Partnership properties which are not reflected in future operations and are non-recurring.

(4) Pro forma weighted average shares consists of the historical weighted average shares outstanding of AmREIT, the shares issued for the merger on January 1, 2001 and the additional shares issued for the advisor during 2001.

(5) The acquisition of Funds IX, X, and XI on an individual basis, are considered material acquisitions in accordance with Item 310(e) of Regulation S-B (greater than 10% of the existing total assets). As such, we have disclosed the historical operations of Funds IX, X, XI separately. See the below table for a breakout by Fund.

                            December 31, 2001
                                              % of
                                             AmREIT
                         Acquisition Costs   Assets

         Fund IX.........   $ 5,790,422       14.9%
         Fund X..........    11,968,127       30.8%
         Fund XI.........     7,413,674       19.1%

         AmREIT, Inc.....   $38,828,393

                       ASSUMPTION 1 - 100% PARTNERSHIP PARTICIPATION
                          AMREIT, INC. AND SUBSIDIARIES
                      PROFORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
                                   (Unaudited)


 Cash flows from operating activities:
      Net income                                                    $ 790,508
      Adjustments to reconcile net income to net cash
           provided by operating activities:
              Depreciation and amortization                           464,308
              Gain on sale of property                               (254,013)
              Increase in accounts receivable                        (403,755)
              Increase in prepaid expense                            (128,324)
              Increase in accounts payable                            857,087
             Increase in other assets                                 (81,545)
              Cash receipts from direct financing leases
                 less than income recognized                       (1,024,032)
              Increase in accrued rental income
              Increase in other assets                               (102,757)
              Increase in minority interest                           527,121
                                                                  -----------
                 Net cash provided by operating activities            644,599
                                                                  -----------

 Cash flows from investing activities:
      Improvements to real estate                                    (432,276)
      Acquisition of real estate-AmReit/AOC                        (1,033,584)
      Additions to fixed assets                                        (4,795)
      Additions to furniture, fixture & equipment                     (37,061)
      Increase in notes Receivable                                   (729,958)
      Proceeds from sale of fixed assets                            1,094,015
      Increase in prepaid acquisition costs                          (208,576)
                                                                  -----------
          Net cash used in investing activities                    (1,352,236)
                                                                  -----------

 Cash flows from financing activities:
      Proceeds from stock issuance                                    585,441
      Payments of notes payable                                    (6,691,756)
      Proceeds from notes Payable                                   8,038,500
      Purchase of treasury stock                                     (160,703)
      Distributions paid to shareholders                             (604,742)
      Distributions to minority interest partners                    (577,330)
                                                                   ----------
          Net cash used in financing activities                       589,410
                                                                   ----------

 Net increase in cash and cash equivalents                           (118,227)
 Cash and cash equivalents, beginning of period                     1,676,011
                                                                   ----------
 Cash and cash equivalents, end of period                          $1,557,784
                                                                   ==========

             ASSUMPTION 2 - FUND IX PARTNERSHIP PARTICIPATION ONLY

                         AmREIT, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2001
                                  (UNAUDITED)
                                                                 Pro Forma    Pro Forma
                                                    Historical   Adviser and  Properties and       Pro Forma
                                                     Company     Adjustments   Adjustments           Total
 ASSETS
 Cash and cash equivalents                         $ 227,117           $ -     $ 436,931   (3)     $ 664,048
 Accounts receivable                                 671,392             -             -             671,392
 Escrow Deposits                                      81,545                                          81,545
 Prepaid expenses, net                               252,868                           -             252,868
 Property, net                                    28,659,958             -     5,390,500   (3)    34,311,570
                                                                                 261,112   (5)
 Net investment in direct financing leases         7,007,277             -                         7,007,277
 Other assets                                      1,928,236             -             -           1,928,236
                                                  -----------  -----------   -----------         -----------
 Total assets                                    $38,828,393          $  -   $ 6,088,543         $44,916,936
                                                 ===========   ===========   ===========         ===========

 LIABILITIES & SHAREHOLDERS' & PARTNERS' EQUITY
 LIABILITIES
 Notes payable                                    16,971,549           $ -           $ -         $16,971,549
 Accounts payable                                  1,395,607             -        37,009   (3)     1,954,840
                                                                                 522,224   (5)
 Prepaid rental income                                     -                           -   (3)             -

 Security deposit                                     32,123             -             -              32,123
                                                  -----------   -----------  ------------        -----------
 Total liabilities                                18,399,279             -       559,233          18,958,512

 MINORITY INTEREST                                 5,075,333             -             -           5,075,333

 SHAREHOLDERS' AND PARTNERS' EQUITY
 Preferred stock, $.01 par value, 10,000,000 shares
     authorized, none issued                               -
 Class A Common Stock, $.01 par value, 100,000,000
     shares authorized, 2,384,117 and 2,470,455
     shares issued and outstanding on a historical and
     pro-forma basis, respectively                    23,841 (2)       863 (2)                        24,704
 Class B  Common Stock, $.01 par value, 3,000,000
     shares authorized, 0 and 625,992 shares issued and
     outstanding on a historical and pro-forma basis,
     respectively                                                                  6,260   (3)(4)      6,260
 Capital in excess of par value                   21,655,867 (2)   797,763 (2) 5,784,162   (3)    27,976,680
                                                                                (261,112)(5)
 Accumulated distributions in excess of earnings  (6,037,757)(2)  (798,627)(2)                    (6,836,384)
 Cost of Treasury Stock, 39,323 shares              (288,170)            -                          (288,170)

                                                  -----------   -----------  ------------         -----------
 Total shareholders' and partners' equity         15,353,781             -     5,529,310          20,883,091

                                                   -----------   -----------  ------------         -----------
 Total liabilities and shareholders' and         $38,828,393           $ -   $ 6,088,543         $44,916,936
     partners equity                             ===========     ===========  ============         ===========
                                                           -             -             -                    -
 PRO FORMA BOOK VALUE PER SHARE:
    Fully Diluted                                     $ 6.55                                          $ 6.83
                                                  ===========                                     ===========

See Notes to Pro Forma Consolidated Balance Sheet.

              ASSUMPTION 2 - FUND IX PARTNERSHIP PARTICIPATION ONLY

                          AmREIT, INC. AND SUBSIDIARIES

                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


(1) Adjustments are reflected as if the acquisition of the Partnership properties was completed on December 31, 2001. Pro forma adjustments from the acquisition of the Partnership properties are based on the assumption that the acquisitions are approved only by the limited partners in AAA Net Realty Fund IX, Ltd., which is the smallest partnership.


(2) On June 5, 1998, AmREIT's stockholders voted to approve an agreement and plan of merger with the Adviser whereby the sole stockholder of the Adviser, a related party, agreed to exchange 100% of the outstanding shares of class A common stock of the Adviser for up to 900,000 shares of AmREIT's stock. According to the Agreement and Plan of Merger between AmREIT and the Adviser, 213,260 shares of class A common stock were issuable effective June 5, 1998. The issuance of these shares is included in the historical financial information of AmREIT included in the Pro Forma Balance Sheet. The shares are valued at a price of $9.25 per share, which was determined and agreed to by the general partners on behalf of the partnerships and the independent directors on behalf of the AmREIT shareholders based, in part, on the last offering price of AmREIT class A common stock of $10.25 on May 22, 1998. Additionally, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. prepared a fairness opinion on behalf of the limited partners (See FAIRNESS OPINIONS - The Houlihan Fairness Opinions on Page ) and Wunderlich Securities prepared a fairness opinion on behalf of the AmREIT shareholders (See FAIRNESS OPINIONS - Wunderlich Securities Fairness Opinion on Page ).

     A reconciliation of historical shares to pro forma shares outstanding is as follows:

   Historical shares...............................................    2,344,794
   Shares issued as Merger consideration...........................      625,992
   Additional shares issued as deferred compensation...............       86,338
                                                                       ---------
   Total pro forma shares..........................................    3,057,124

   Previously issued deferred shares (included in historical shares)     213,260
   Additional shares issued as deferred compensation...............       86,338
                                                                       ---------
   9.8% of total pro forma shares (total deferred shares issued)...      299,598


     The additional shares reflected in the pro forma balance sheet differs from those included in the pro forma statement of operations because the pro forma balance sheet reflects a December 31, 2001 effective date for the merger, whereas the pro forma statement of operations reflects a January 1, 2001 effective date.

     The remaining 686,740 shares of stock currently valued at $6,352,345 are contingently issuable for a period of up to 24 calendar quarters following the closing of the transaction. Within 30 days after the end of each calendar quarter, shares will be issued up to the level where total shares issued to the stockholder of the Adviser pursuant to the acquisition of the Adviser does not exceed 9.8% of AmREIT's total shares then issued and outstanding. The issuance of these additional shares will be expensed as they are issued. Accordingly the Pro Forma Balance Sheet includes an adjustment to reflect the issuance of 86,338 additional shares of class A common stock, leaving a balance at December 31, 2001 of 600,402 shares, as contingently issuable.


(3) Represents adjustments for the purchase method of accounting whereby the net assets owned by the Partnerships are recorded based on the estimated fair value of the properties acquired, and other net assets (cash, receivables, payables and security deposits) of the Partnership. For the purpose of estimating the total purchase price, the following calculations were made:

              ASSUMPTION 2 - FUND IX PARTNERSHIP PARTICIPATION ONLY

                          AmREIT, INC. AND SUBSIDIARIES

            NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET (continued)
                                   (Unaudited)
                                                                      Total
                                                                     Purchase
                                         Property,      Other--Net     Price
                                            net
 AAA Net Realty Fund IX, Ltd.........  $   5,390,500  $   436,931  $  5,827,431
                                       -------------  ----------- -------------
                                           5,390,500      436,931     5,827,431


 Less:  Minority Interest............             --           --            --
                                         -----------  -----------  ------------
 Net Adjustment......................    $ 5,390,500  $   436,931  $  5,827,431


The self balancing entry to record the allocation of purchase price and stock issuance is as follows:

                                            Debit         Credit
 Cash..............................      $ 436,931
 Property, Net.....................      5,390,500
 Accounts Payable..................                   $   37,009
 Common Stock                                              6,260
 Capital in excess of par value....                    5,784,162
                                   -----------------------------
                                       $ 5,827,431    $5,827,431


(4) Represents the issuance of 625,992 shares of Class B Common stock valued at $5,790,426 based upon a per share price of $9.25 a follows:

                                                          Class B
                                  Exchange    Units        Common
                                   Ratio   Outstanding     Shares
                                                           Issued      Value
 AAA Net Realty Fund IX, Ltd....     116.13     5,390.5    625,992   $ 5,790,426
                                                           -------   -----------
    Total Limited Partners......                           625,992   $ 5,790,426


     The share price was agreed to by the General Partner of each of the Partnerships and the Independent Directors of AmREIT based upon the price of AmREIT's shares in its last public offering reduced by selling commissions and related expenses.

     AmREIT will issue an additional 86,338 shares related to the merger of the adviser in June 1998 valued at $798,626. This amount will be charged to expense by AmREIT during the periods which the shares are issued.

(5) Represents estimated legal fees, professional fees, and other costs incurred in the acquisition of the Partnership properties. Generally accepted accounting principles requires costs of registering and issuing equity securities in connection with an acquisition to be treated as a reduction of the otherwise determinable fair value of the securities, while the costs associated with the acquisition of properties are to be capitalized as part of the cost of the underlying property. Management has estimated, based on their understanding of how actual costs were incurred, that 50% of the cost relates to the issuance of shares and therefore is a reduction of capital and 50% of the cost relates to the properties acquired and is therefore capitalized as a cost of the property.

              ASSUMPTION 2 - FUND IX PARTNERSHIP PARTICIPATION ONLY
                          AmREIT, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
                                   (UNAUDITED)
                                                                                      Eliminations
                                                                                          and
                                                            Historical       (5)       Pro Forma          Pro Forma
                                                             Company       Fund IX                           Total
                                                                                     Adjustments
       REVENUES
            Rental income from operating leases...           $2,648,237     $ 562,062      $    --        $3,210,299
            Earned income from direct financing leases          637,537            --           --           637,537
            Service fees and other income.........            2,396,100            --      (53,904)        2,342,196
            Gain on sale of property..............              254,013            --           --           254,013
            Interest income.......................               10,555        12,522           --            23,077
                                                             ----------     ---------      -------       -----------
                  TOTAL REVENUES........................      5,946,442       574,584      (53,904)        6,467,122
                                                             ----------     ---------      --------      -----------

       EXPENSES
            General operating and administrative.             1,953,285        53,904      (53,904)  (2)   1,953,285
            Interest..............................            1,063,574            --           --         1,063,574
            Depreciation..........................              464,308        93,536        7,903   (2)     565,747
            Legal and professional................            1,002,776        25,722           --         1,028,498
                                                             ----------     ---------      -------       -----------
            TOTAL EXPENSES........................            4,483,943       173,162      (46,001)        4,611,104
                                                             ----------     ---------      -------       -----------

       PRO FORMA INCOME BEFORE MINORITY INTEREST IN NET
            INCOME OF CONSOLIDATED JOINT VENTURES
                                                              1,462,499       401,422       (7,903)        1,856,018

       FEDERAL INCOME TAX EXPENSE
            NON-QUALIFIED REIT SUBSIDIARY                      (144,420)           --           --          (144,420)

       MINORITY INTEREST IN NET INCOME OF CONSOLIDATED
            JOINT VENTURES                                     (527,121)           --           --          (527,571)
                                                              ----------     ---------      -------       -----------


       PRO FORMA NET INCOME                                  $  790,508     $ 401,422    $  (7,903)       $1,184,027
                                                             ==========     =========    =========        ==========

       PRO FORMA EARNINGS PER SHARE:

            Basic Series A                                     $   0.34                                     $   0.39
                                                               ========                                      ========

            Basic Series B                                     $      -                                      $  0.39
                                                               ========                                      ========

            Fully Diluted                                      $   0.34                                     $   0.39
                                                               ========                                      ========

       WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
       SHARES OUTSTANDING:
            Basic Series A                                    2,354,572        76,560            -         2,431,132  (4)
                                                              =========     =========    =========         =========

            Basic Series B                                            -       625,992            -           625,992  (4)
                                                              =========     =========    =========         =========


            Fully Diluted                                     2,354,572       702,551            -         3,057,123  (4)
                                                              =========     =========    =========         =========

See Notes to Pro Forma Consolidated Statement of Operations.

              ASSUMPTION 2 - FUND IX PARTNERSHIP PARTICIPATION ONLY

                          AmREIT, INC. AND SUBSIDIARIES

             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)


(1) Adjustments are reflected as if the acquisition of the Partnership properties was effective as of January 1, 2001. Pro forma adjustments from the acquisition of Partnership properties are based on the assumption that the acquisitions are approved by 100% of the limited partners of FUND IX only.


(2)  Includes pro forma adjustments as follows:

     o   Elimination of administrative fees paid to a subsidiary of AmREIT.

     o Recording of additional depreciation, based upon the purchase price, which represents the fair value of the buildings over 39 years. The purchase price of the properties has been allocated 70% to buildings and 30% to land, which is the average allocation of existing properties owned by AmREIT.

(3) Adjustments include elimination of costs incurred in connection with the acquisition of the Partnership properties which are not reflected in future operations and are non-recurring.

(4) Pro forma weighted average shares consists of the historical weighted average shares outstanding of AmREIT, the shares issued for the merger on January 1, 2001 and the additional shares issued for the Advisor during 2001.

(5) The acquisition of Fund IX on an individual basis is considered a material acquisition in accordance with Item 310(e) of Regulation S-B (greater than 10% of the existing total assets). As such, we have disclosed the historical operations of Fund IX separately. See the below table for a breakout for Fund IX.

                             December 31, 2001

                                              % of
                                             AmREIT
                        Acquisition Cost     Assets

         Fund IX.........    $ 5,790,422     14.9%

         AmREIT, Inc.....    $38,828,393

             ASSUMPTION 2 - FUND IX PARTNERSHIP PARTICIPATION ONLY
                         AMREIT, INC. AND SUBSIDIARIES
                 PROFORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                  (Unaudited)

Net income                                                        $ 790,508
 Adjustments to reconcile net income to net cash
        provided by operating activities:
          Gain on sale of property                                 (254,013)
          Depreciation                                              464,308
          Increase in accounts receivable                          (388,442)
          Increase in prepaid expense                              (128,324)
          Increase in accounts payable                              850,011
          Cash receipts from direct financing leases
             less than income recognized                            (38,581)
          Increase in accrued rental income                        (102,757)
          Increase in other assets                                  (81,545)
          Increase in minority interest                              527,571
                                                                  ----------
             Net cash provided by operating activities             1,638,736
                                                                  ----------


 Improvements to real estate                                        (432,276)
 Acquisition of real estate                                       (3,445,279)
 Additions to furnitures, fixtures and equipment                     (37,061)
 Increase in notes receivable                                       (729,958)
 Proceeds from sale of property                                    2,520,259
 Increase in prepaid acquisition costs                              (208,576)
                                                                  ----------
      Net cash used in investing activities                       (2,332,891)
                                                                  ----------


 Proceeds from stock issuance                                        160,843
 Proceeds from notes payable                                       8,038,500
 Payments of notes payable                                        (6,539,134)
 Loan acquisition costs, net                                        (152,622)
 Purchase of treasury stock                                         (160,703)
 Distributions paid to shareholders                                 (604,742)
 Distributions to minority interest partners                        (582,575)
                                                                   ---------
      Net cash provided by financing activities                      159,567
                                                                   ---------

                                                                    (534,588)
                                                                   1,198,636
                                                                  ----------
                                                                  $  664,048
                                                                  ==========

                          AMREIT, INC. AND SUBSIDIARIES
                          INDEX TO FINANCIAL STATEMENTS




                                                                       Page

FINANCIAL STATEMENTS:

Independent Auditors' Report                                            F-16
Consolidated Balance Sheet, December 31, 2001                           F-17
Consolidated Statements of Operations for the Years Ended
    December 31, 2001 and 2000                                          F-18
Consolidated Statements of Shareholders' Equity
    for the Years Ended December 31, 2001 and 2000                      F-19
Consolidated Statements of Cash Flows for the Years Ended
    December 31, 2001 and 2000                                          F-20
Notes to Consolidated Financial Statements for the Years Ended
    December 31, 2001 and 2000                                  F-21 to F-29



FINANCIAL STATEMENT SCHEDULE:
Schedule III Consolidated Real Estate Owned and Accumulated
    Depreciation for the Year Ended December 31, 2001                  F-30


All other financial statement schedules are omitted as the required information is either inapplicable or is included in the financial statements or related notes.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
AmREIT, Inc.

We have audited the accompanying consolidated balance sheet of AmREIT, Inc. and subsidiaries (the "Company") as of December 31, 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 2001. Our audits also included the financial statement schedule listed in the Index. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.





DELOITTE & TOUCHE LLP

Houston, Texas
March 15, 2002

                         PART I - FINANCIAL INFORMATION
Item 1. Financial Statements
                          AMREIT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2001


ASSETS
 Cash and cash equivalents                                                          $  227,117
 Accounts receivable                                                                   671,392
 Escrow deposits                                                                        81,545
 Prepaid expenses, net                                                                 252,868

 Property:
      Land                                                                          13,136,693
      Buildings                                                                     17,312,379
      Furniture, fixtures and equipment                                                276,953
                                                                                   -----------
                                                                                    30,726,025
      Accumulated depreciation                                                      (2,066,067)
                                                                                   -----------
          Total property, net                                                       28,659,958
                                                                                   -----------

  Net investment in direct financing leases                                          7,007,277

 Other assets:
      Preacquisition costs                                                             209,200
      Loan acquisition cost, net of $28,279 in accumulated amortization                268,837
      Accrued rental income                                                            469,260
      Investment in non-consolidated subsidiary                                        980,939
                                                                                   -----------
         Total other assets                                                          1,928,236
                                                                                   -----------
 TOTAL ASSETS                                                                      $38,828,393
                                                                                   ===========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Liabilities:
      Notes payable                                                                $16,971,549
      Accounts payable                                                               1,395,607
      Security deposit                                                                  32,123
                                                                                   -----------
          TOTAL LIABILITIES                                                         18,399,279
                                                                                   -----------

 Minority interest                                                                   5,075,333

 Shareholders' equity:
      Preferred stock, $.01 par value, 10,001,000 shares authorized, none issued
      - Common stock, $.01 par value, 100,010,000 shares authorized,
         2,384,117 shares issued                                                        23,841
      Capital in excess of par value                                                21,655,867
      Accumulated distributions in excess of earnings                               (6,037,757)
      Cost of treasury stock, 39,323 shares                                           (288,170)
                                                                                   -----------
          TOTAL SHAREHOLDERS' EQUITY                                                15,353,781
                                                                                   -----------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                        $38,828,393
                                                                                   ===========

 See Notes to Consolidated Financial Statements.

                          AMREIT, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                         Year to date
                                                                     2001               2000
                                                                ---------------     ------------
 Revenues:
      Rental income from operating leases                          $ 2,648,237      $ 2,455,328
      Earned income from direct financing leases                       637,537          669,966
      Service fees and other income                                  2,396,100          794,102
      Gain (loss) on sale of property                                  254,013             (834)
      Interest income                                                   10,555           31,630
                                                                   -----------      -----------
         Total revenues                                              5,946,442        3,950,192
                                                                   -----------      -----------

 Expenses:
      General operating and administrative                           1,953,285        1,446,638
      Legal and professional                                         1,002,776          242,161
      Interest                                                       1,063,574        1,339,622
      Depreciation                                                     464,308          453,906
      Potential acquisition costs                                            -          153,236
                                                                   -----------      -----------
         Total expenses                                              4,483,943        3,635,563
                                                                   -----------      -----------

 Income before federal income taxes and minority
      interest in net income of consolidated joint ventures          1,462,499          314,629

 Federal income taxes expenses for taxable REIT subsidiary            (144,420)               -

 Minority Interest in Net Income of Consolidated Joint                (527,571)        (527,121)
   Venture                                                         -----------      -----------

 Net income (loss)                                                 $   790,508      $  (212,492)
                                                                   ===========      ===========


 Basic and diluted earnings (loss) per share                            $ 0.34          $ (0.09)
                                                                   ===========      ===========

 Weighted average number of common shares outstanding                2,354,572        2,372,060
                                                                   ===========      ===========
 Weighted average number of common shares outstanding
      plus dilutive potential common shares                          2,354,572        2,372,060
                                                                   ===========      ===========

  See Notes to Consolidated Financial Statements.


                         AMREIT, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                        For the years ended December 31,


                                                                                  Accumulated
                                                                   Capital in     distributions   Cost of
                                            Common Stock           excess of      in excess of    treasury
                                          Number       Amount       par value      earnings         stock          Total
                                         ---------     -------     -----------   -----------   ----------     -----------

 Balance at January 1, 2000             2,384,117      $23,841     $21,655,867   $(5,783,941)  $ (106,493)    $15,789,274

     Net loss                                   -            -               -      (212,492)           -        (212,492)

     Cost of treasury stock, 3,227 shares                                                         (20,974)        (20,974)

     Distributions ($.095 per share)            -            -               -      (227,090)           -        (227,090)
                                        ---------      -------     -----------   -----------   ----------     -----------

 Balance at December 31, 2000           2,384,117      $23,841     $21,655,867   $(6,223,523)  $ (127,467)    $15,328,718
                                        ---------      -------     -----------   -----------   ----------     -----------

     Net income                                 -            -               -       790,508            -         790,508

     Cost of treasury stock, 24,723 shares                                                       (160,703)       (160,703)

     Distributions ($.257 per share)            -            -               -      (604,742)           -        (604,742)
                                        ---------      -------     -----------   -----------   ----------     -----------

 Balance at December 31, 2001           2,384,117      $23,841     $21,655,867   $(6,037,757)  $ (288,170)    $15,353,781
                                        ---------      -------     -----------   -----------   ----------     -----------


  See Notes to Consolidated Financial Statements.

                         AMREIT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                     2001               2000
                                                                ---------------     --------------
 Cash flows from operating activities:
      Net income (loss)                                            $   790,508         $ (212,492)
      Adjustments to reconcile net income to net cash
            provided by operating activities:
             (Gain) loss on sale of property                          (254,013)               834
             Depreciation                                              464,308            453,906
             (Increase) decrease in accounts receivable               (388,442)           149,232
             Increase in prepaid expense                              (128,324)          (103,719)
             Increase in accounts payable                              836,692              5,977
             Increase in security deposits                                   -             17,073
             Cash receipts from direct financing leases
                 less than income recognized                           (38,581)           (28,095)
             Increase in accrued rental income                        (102,757)           (76,100)
             Increase in other assets                                  (81,545)           (57,307)
             Increase in minority interest                             527,571            527,121
                                                                   -----------        -----------
                 Net cash provided by operating activities           1,625,417            676,430
                                                                   -----------        -----------

 Cash flows from investing activities:
      Improvements to real estate                                     (432,276)           (33,430)
      Acquisitions of real estate                                   (3,445,279)                 -
      Additions to furniture, fixtures and equipment                   (37,061)            (4,129)
      Investment in joint ventures                                    (729,958)            (1,000)
      Proceeds from sale of property                                 2,520,259              3,499
      (Increase) decrease in prepaid acquisition costs                (208,576)             9,340
                                                                   -----------        -----------
          Net cash used in investing activities                     (2,332,891)           (25,720)
                                                                   -----------        -----------

 Cash flows from financing activities:
      Proceeds from notes payable                                    8,038,500                  -
      Payments of notes payable                                     (6,539,134)            (8,195)
      Loan acquisition costs, net                                     (152,622)                 -
      Purchase of treasury stock                                      (160,703)           (20,974)
      Distributions paid to shareholders                              (604,742)          (227,090)
      Distributions to minority interest partners                     (582,575)          (577,330)
                                                                ---------------       -----------
          Net cash used in financing activities                         (1,276)          (833,589)
                                                                ---------------       -----------

 Net decrease in cash and cash equivalents                            (708,750)          (182,879)
 Cash and cash equivalents, beginning of period                        935,867          1,118,746
                                                                ---------------       -----------
 Cash and cash equivalents, end of period                            $ 227,117          $ 935,867
                                                                ===============       ===========

 See Notes to Consolidated Financial Statements.

                          AMREIT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

AmREIT, Inc., formerly American Asset Advisers Trust, Inc. ("Issuer" or the "Company"), was incorporated in the state of Maryland on August 17, 1993. AmREIT and its predecessor has been an entrepreneurial real estate company, with a primary focus on growing its portfolio of credit tenant leased freestanding commercial properties and frontage shopping centers, as well as growing its sponsorship of high quality real estate investment products for the NASD financial planning community within the United States. Through a wholly owned subsidiary, the Company provides advisory and management services to thirteen real estate limited partnerships.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of AmREIT, Inc., its subsidiaries, AmREIT Realty Investment Corporation ("ARIC"), AmREIT Securities Company ("ASC"), AmREIT Operating Corporation ("AOC"), AmREIT SPE1 Inc. ("SPE 1"), AmREIT Opportunity Corporation ("AOP"), AmREIT Income and Growth Corporation ("AIGC"), Reno IHOP L.P. ("Reno IHOP"), Sugar Land IHOP L.P. ("Sugar Land IHOP"), AmREIT Fidelity Corporation (Fidelity), Sugar Land Plaza, LP (Plaza), ARIC SPE 1, LLC (ARIC SPE), and its six joint ventures with related parties. ARIC, AOC and AOP were formed in June, July and April 1998 respectively. ASC and SPE 1 were both formed in February 1999. AIGC was formed in January 2001, and Reno IHOP and Sugarland IHOP were both formed in February 2001. Fidelity, Plaza, and ARIC SPE were formed in October 2001. ASC is a wholly owned subsidiary of ARIC and was established exclusively to distribute security commissions generated through direct participation programs and private placement activities. SPE 1 is a special purpose entity, created solely at the lender request. SPE 1 owns a building and land located in Ridgeland, Mississippi that is leased to Hollywood Video. ARIC was organized to acquire, develop, hold and sell real estate in the short-term for capital gains and/or receive fee income. ARIC and AOP were structured as non-qualified REIT subsidiaries, whereby AmREIT owned 100% of the preferred stock outstanding. In January 2001, ARIC and AOP elected to restructure their respective capital stock in conjunction with the 2000 tax act. As a result, the preferred stock held by AmREIT was retired and common stock was issued in its place. ARIC and AOP have elected to be treated as taxable REIT subsidiaries, with AmREIT, Inc. owning 100% of the outstanding common stock. AIGC was organized as a taxable REIT subsidiary with AmREIT, Inc. owning 100% of the outstanding common stock. Reno IHOP is a special purpose entity, created solely at the lender request. Reno IHOP owned land located in Reno, Nevada that was leased to IHOP Properties. During 2001, the IHOP in Reno was sold and this entity was liquidated. Sugar Land IHOP, Fidelity, Plaza, and ARIC SPE were created solely at the lenders request. Sugar Land IHOP owns an IHOP located in Sugar Land, Texas that is leased to IHOP Properties. Fidelity owns two IHOP's which are located in Memphis, Tennessee and St. Peters, Missouri. Plaza owns a multi- tenant property located in Sugar Land that is leased to Mattress Giant and River Oaks Imaging. ARIC SPE was created at the lenders request to act as the General Partner on loans for the property that is owned by Fidelity. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company owns greater than 50% of the aforementioned joint ventures and exercises control over operations.

BASIS OF ACCOUNTING

The financial records of the Company are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

PROPERTY

Property is leased to others on a net lease basis whereby all operating expenses related to the properties, including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for under the operating method or the direct financing method.

Under the operating method, the properties are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is charged based upon the estimated useful life of the property. Under the direct financing method, properties are recorded at their net investment (see Note 3). Unearned income is deferred and amortized to income over the life of the lease so as to produce a constant periodic rate of return.

Expenditures related to the development of real estate are carried at cost plus capitalized carrying charges, acquisition costs and development costs. Carrying charges, primarily interest and loan acquisition costs, and direct and indirect development costs related to buildings under construction are capitalized as part of construction in progress. The Company capitalizes acquisition costs once the acquisition of the property becomes probable. Prior to that time, the Company expenses these costs as acquisition expense. No interest costs were capitalized for 2001 or 2000.

Management reviews its properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines whether an impairment in value occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the residual value of the property, with the carrying cost of the individual property. If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair value.

DEPRECIATION

Buildings are depreciated using the straight-line method over an estimated useful life of 39 years.

INVESTMENT IN NON CONSOLIDATED SUBSIDIARY

AOP invested $250,000 as a limited partner and $1,000 as a general partner in AmREIT Opportunity Fund, Ltd. that is accounted for using the equity method. The limited partners have the right to remove and replace the general partner (AOP) by a vote of the limited partners owning a majority of the outstanding units. AOP currently owns a 10.6 percent limited partner interest in AmREIT Opportunity Fund, Ltd. AmREIT Opportunity Fund was formed to develop, own, manage, and hold for investment and, or resell property and to make or invest in loans for the development or construction of property.

AIGC invested $200,000 as a limited partner and $1,000 as a general partner in AmREIT Income & Growth Fund, Ltd. that is accounted for using the equity method. The limited partners have the right to remove and replace the general partner
(AIGC) by a vote of the limited partners owning a majority of the outstanding units. AIGC currently owns a 13.1 percent limited partner interest in AmREIT Income & Growth Fund, Ltd. AmREIT Income & Growth Fund was formed to develop, own, manage, and hold for investment and, or resell property and to make or invest in loans for the development or construction of property.

ARIC invested $69,810 as a limited partner in AmREIT CDP #27, LP that is accounted for using the equity method. ARIC currently owns a 14.8 percent limited partner interest in AmREIT CDP #27, LP, which was formed to acquire commercial real property and to develop, operate, lease, manage, and or sell the real property.

ARIC invested $329,714 as a member in AmREIT CDP #31, LLC that is accounted for using the equity method. ARIC currently owns a 48.9 percent member interest in AmREIT CDP #31, LLC, which was formed to acquire commercial real property and to develop, operate, lease, manage, and or sell the real property.

ARIC invested $121,870 as a limited partner in AmREIT CDP SPE #33, Ltd. that is accounted for using the equity method. ARIC currently owns a 33 percent limited partner interest in AmREIT CDP SPE #33, Ltd, which was formed to acquire commercial real property and to develop, operate, lease, manage, and or sell the real property.


OTHER ASSETS

Other assets include preacqusition costs of $209,200. Preacqusitions costs include $22,537 in costs related to a multi-tenant pad site that is being considered for acquisition. Additionally preacqusitions costs include $186,663 in costs related to the joint proxy and consent solicitation statement and prospectus on registration with the SEC, which proposes, among other items, the merger of certain affiliated partnerships into AmREIT. Other assets additionally include loan acquisition costs of $297,116. Loan acquisitions costs are incurred in obtaining property financing and are amortized to interest expense on a straight-line basis over the term of the debt agreements. Accumulated amortization related to loan acquisition costs as of December 31, 2001 totaled $28,279.

STOCK ISSUANCE COSTS

Issuance costs incurred in the raising of capital through the sale of common stock are treated as a reduction of shareholders' equity.

STATEMENT OF CASH FLOWS - SUPPLEMENTAL INFORMATION

There has been no cash paid for income taxes during 2001 or 2000. During 2001 and 2000, the Company paid interest of $1,063,574 and $1,339,622, respectively, of which none was capitalized for 2001 or 2000.

REVENUE RECOGNITION

Properties are leased on a net lease basis. Revenue is recognized on a straight-line basis over the terms of the individual leases. Service fees are recognized when earned.

FEDERAL INCOME TAXES

AmREIT, Inc. is qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, and is, therefore, not subject to Federal income taxes provided it meets all conditions specified by the Internal Revenue Code for retaining its REIT status, including the requirement that at least 90% of its real estate investment trust taxable income is distributed by March 15 of the following year.

ARIC, a wholly owned subsidiary of AmREIT, Inc. is treated as a taxable REIT subsidiary for federal income tax purposes. In addition, ARC, AOPP and AIGC are treated as taxable REIT subsidiaries and are consolidated with ARIC to file a federal income tax return. As such, ARIC has recorded a federal income tax liability for 2001 of $144,420, which represents the federal income tax obligations on the consolidated taxable REIT subsidiaries taxable net income.

INCOME PER SHARE

Basic earnings per share have been computed by dividing net income to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share has been computed by dividing net income to common shareholders (as adjusted) by the weighted average number of common shares outstanding plus dilutive potential common shares.

The following table presents information necessary to calculate basic and diluted earnings per share for the periods indicated:

                                                For the Years Ended December 31,
                                                        2001          2000
                                                     ---------      ---------
BASIC INCOME (LOSS) PER SHARE
   Weighted average common shares outstanding        2,354,572      2,372,060
                                                     =========      =========
       Basic income (loss) per share                 $     .34      $    (.09)
                                                     =========      =========

DILUTED INCOME (LOSS) PER SHARE
   Weighted average common shares outstanding        2,354,572      2,372,060
                                                     =========      =========
       Diluted income (loss) per share               $     .34      $    (.09)
                                                     =========      =========

INCOME (LOSS) FOR BASIC AND DILUTED COMPUTATION Net income (loss) to common shareholders (basic and diluted
       income (loss) per share computation)          $ 790,508      $(212,492)
                                                     =========      =========

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist primarily of cash, cash equivalents, accounts receivable and accounts and notes payable. The carrying value of cash, cash equivalents, accounts receivable and accounts payable are representative of their respective fair values due to the short-term maturity of these instruments. The fair value of the Company's debt obligations is representative of its carrying value based upon the variable rate terms of the credit facility.


NEW ACCOUNTING STANDARDS

In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. In June 1999, the FASB issued SFAS 137 that deferred the effective date of adoption of SFAS 133 for one year. This was followed in June 2000 by the issuance of SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which amended SFAS 133.

The Company adopted these standards effective January 1, 2001. The Company currently has no contracts that would be affected by these accounting standards and as a result there was no effect on the Company's financial position, results of operation or cash flows from the adoption of SFAS 133, as amended.

On June 29, 2001, SFAS No. 141, "Business Combinations" was approved by the Financial Accounting Standards Board ("FASB"). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The Company was required to implement SFAS No. 141 on July 1, 2001. The adoption of this Statement had no effect on the Company's consolidated financial position, results of operations or cash flows.

On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets " was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company is required to implement SFAS No. 142 on January 1, 2002. The adoption of this Statement had no effect on the Company's consolidated financial position, results of operations or cash flows.

In June 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which is effective for fiscal years beginning after June 15, 2002. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The adoption of this Statement had no effect on the Company's consolidated financial position, results of operations or cash flows.

In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of a segment of a business. The adoption of SFAS No. 144 will not have a material impact on our financial position, results of operations, or cash flows.

2. OPERATING LEASES

A summary of minimum future rentals to be received, exclusive of any renewals, under noncancellable operating leases in existence at December 31, 2001 is as follows:


               2002                                    2,671,340
               2003                                    2,691,912
               2004                                    2,579,302
               2005                                    2,275,040
               2006                                    2,127,427
               2007-2026                              15,256,895
                                                     -----------
                                                     $27,601,916

3. NET INVESTMENT IN DIRECT FINANCING LEASES

The Company's net investment in its direct financing leases at December 31, 2001 included:


 Minimum lease payments receivable                   $18,015,425
 Unguaranteed residual value                           3,106,258
 Less: Unearned income                               (14,114,406)
                                                     -----------
                                                     $ 7,007,277
                                                     ===========
A summary of minimum future rentals, exclusive of any renewals, under the noncancellable direct financing leases follows:

            2002                           747,673
            2003                           747.673
            2004                           756,411
            2005                           765,150
            2006                           774,505
            2007 - 2026                 14,224,013
                                       -----------
                                       $18,015,425
                                       ===========

4. JOINT VENTURES

CONSOLIDATED JOINT VENTURES

The Company consolidates its joint ventures listed below due to its ability to control operations. Pursuant to the Joint Venture Agreements that incorporate the provisions to the Texas Revised Partnership Act, the Company as majority owner may make management decisions, such as the sale of the property, without the consent of the minority joint venture interests.

On October 16, 1997, the Company entered into a joint venture with AAA Net Realty XI, Ltd., an entity with common management. The joint venture was formed for the purchase of a property, which is being operated as a Hollywood Video store in Lafayette, Louisiana. The property was purchased on October 31, 1997 after the construction was completed. The Company's interest in the joint venture is 74.58%.

On February 11, 1997, the Company entered into a joint venture with AAA Net Realty Fund XI, Ltd. The joint venture was formed for the purpose of acquiring a property, which is being operated as a Just For Feet retail store in Baton Rouge, Louisiana. The property was purchased on June 9, 1997 after the construction was completed. The Partnership's interest in the joint venture is 51%.

On September 23, 1996, the Company formed a joint venture, AAA Joint Venture 96-2, with AAA Net Realty Fund XI, Ltd. The joint venture was formed for the purpose of acquiring a parcel of land in The Woodlands, Texas upon which the tenant, Bank United, constructed a branch bank building at its cost. At the termination of the lease the improvements will be owned by the joint venture. The Company's interest in the joint venture is 51%.

On April 5, 1996, the Company formed a joint venture, AAA Joint Venture 96-1, with AAA Net Realty Fund XI, Ltd. and AAA Net Realty Fund X, Ltd., entities with common management, for the purpose of acquiring a property, which is being operated as a Just For Feet retail store in Tucson, Arizona. The property was purchased on September 11, 1996 after construction was completed. The Partnership's interest in the joint venture is 51.9%.

On September 12, 1995, the Company formed a joint venture, AAA Joint Venture 95-2, with AAA Net Realty Fund XI, Ltd. for the purpose of acquiring a property in Wichita, Kansas on lease to Blockbuster Music Retail, Inc. The Company's interest in the joint venture is 51%.

On October 27, 1994, the Company formed a joint venture, AAA Joint Venture 94-1, with AAA Net Realty Fund X, Ltd. for the purpose of acquiring a property in Independence, Missouri on lease to Blockbuster Music Retail, Inc. The Company's interest in the joint venture is 54.84%.

5. NOTES PAYABLE

In November 1998, the Company entered into an unsecured credit facility (the "Credit Facility"), which is being used to provide funds for the acquisition of properties and working capital, and repaid all amounts outstanding under the Company's prior credit facility. Under the Credit Facility, which had an original term of one year, and has been extended through April 1 2002, the Company may borrow up to $13 million subject to the value of unencumbered assets. The Credit Facility contains covenants which, among other restrictions, require the Company to maintain a minimum net worth, a maximum leverage ratio, specified interest coverage and fixed charge coverage ratios and allow the lender to approve all distributions. At December 31, 2001, the Company was in compliance with all the covenants. The Credit Facility bears interest at an annual rate of LIBOR plus a spread of 1.875% (4.0% as of December 31, 2001), set quarterly depending on the Company's leverage ratio. As of December 31, 2001, $9,230,048 was outstanding under the Credit Facility.

In March 1999, the Company entered into a ten-year mortgage, amortized over 30 years, note payable with NW L.L.C. for $1,000,000 with $977,801 being outstanding at December 31, 2001. The interest rate is fixed at 8.375% with payments of principal and interest due monthly. The note matures April 1, 2009 and as of December 31, 2001 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of $1,200,126, net of $85,728 of accumulated depreciation.

In February 2001, the Company entered into a ten-year mortgage, amortized over 20 years, note payable with GE Capital Business Asset Funding Corporation for $1,350,000 with $1,329,446 being outstanding at December 31, 2001. The interest rate is fixed at 8.250% with payments of principal and interest due monthly. The note matures February 28, 2011 and as of December 31, 2001 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,648,091, net of $55,543 of accumulated depreciation.

In October 2001, the Company entered into a ten-year mortgage, amortized over 30 years, note payable with Greenwich Capital Financial Products, Inc. for $2,400,000 with $2,398,254 being outstanding at December 31, 2001. The interest rate is fixed at 7.6% with payments of principal and interest due monthly. The note matures November 1, 2011 and as of December 31, 2001 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $4,058,656, net of $237,673 of accumulated depreciation.

In October 2001, the Company entered into a note payable with Washington Mutual for $1,378,000 with $1,378,000 being outstanding at December 31, 2001. The interest rate is equal to the thirty day LIBOR rate plus 280 basis points, but in event lower than 6.75%, which equated to 6.75% at December 31, 2001. The note which requires interest only payments, matures November 1, 2004 and as of December 31, 2001 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,560,325 net of $4,682 of accumulated depreciation.

In October 2001, the Company entered into a note payable with Washington Mutual for $1,658,000 with $1,658,000 being outstanding at December 31, 2001. The interest rate is equal to the thirty day LIBOR rate plus 280 basis points, but in event lower than 6.75%, which equated to 6.75% at December 31, 2001. The note matures November 1, 2004 and as of December 31, 2001 the Company is in compliance with all terms of the agreement. The note is collateralized by a first lien mortgage on property with an aggregate carrying value of approximately $1,874,648 net of $5,624 of accumulated depreciation.



Aggregate annual maturity of the mortgage note payable for each of the following five years ending December 31 are as follows:


                  2002                           $   60,969
                  2003                               66,054
                  2004                            3,107,564
                  2005                               77,534
                  2006                               84,003
                  Thereafter                      4,345,377
                                                 ----------
                                                 $7,741,501

6. MAJOR TENANTS

The Company's operations are related to the acquisition and leasing of commercial real estate properties. The following schedule summarizes rental income by lessee for 2001 and 2000 under both operating and direct financing leases:

                                                                     2001               2000
                                                                  ----------         ----------
Just For Feet, Inc. (Tucson, Arizona; Baton Rouge, Louisiana)     $  713,308         $  834,549
OfficeMax, Inc. (Lake Jackson, Texas and Dover, Delaware)            518,494            518,493
International House of Pancakes (Memphis, Tennessee; St Peters,
         Missouri; Topeka, Kansas; and Sugar Land, Texas)            509,596            476,123
Wherehouse Entertainment, Inc. (Independence, Missouri
         and Wichita, Kansas)                                        377,902            377,903
Hollywood Entertainment Corp. (Lafayette, Louisiana and
         Ridgeland, Mississippi)                                     273,162            273,163
Sugar Land Imaging Affiliates, Ltd. (Sugar Land, Texas)              216,792                  -
OneCare Health Industries, Inc. (Houston, Texas)                     203,809            201,637
Washington Mutual (The Woodlands, Texas and Houston, Texas)          157,797            157,801
Radio Shack (Mesquite, Texas)                                        108,900            108,900
Mattress Giant. (Sugar Land, Texas)                                  106,025                  -
D F & R Operating Company, Inc. (Peachtree City, Georgia)             79,195             78,447
America's Favorite Chicken Company (Smyrna, Georgia)                  20,794             98,278
                                                                  ----------         ----------

 Total                                                            $3,285,774          $3,125,294
                                                                  ==========          ==========


7. FEDERAL INCOME TAXES

The differences between net income for financial reporting purposes and taxable income before distribution deductions relate primarily to temporary differences, merger costs and potential acquisition costs which are expensed for financial reporting purposes.

For income tax purposes, distributions paid to shareholders consist of ordinary income, capital gains and return of capital as follows:

                                          2001            2000
                                        --------        --------
Ordinary income                         $  5,731        $      -
Return of capital                        143,359         227,090
Capital gain                             455,652                -
                                        --------        --------
                                        $604,742        $227,090
                                        ========        ========

8.   RELATED PARTY TRANSACTIONS

See Note 4 regarding joint venture agreements with related parties.

The Company provides property acquisition, leasing, administrative and management services for thirteen affiliated real estate limited partnerships (the "Partnerships"). The president and director of the Company owns between 45% and 100% of the stock of the companies that serve as the general partner of the Partnerships. Service fees of $334,879 and $340,068 were paid by the Partnerships to the Company for 2001 and 2000 respectively.

On May 20, 1999, the Company entered into a partnership agreement with various individual investors to form AmREIT Opportunity Fund, Ltd. The partnership was formed to develop, own, manage, hold for investment and or resell property and to make and or invest in loans for the development or construction of property. The Company invested $250,000 as a Limited Partner and $1,000 as the General Partner.

On January 26, 2001, the Company entered into a partnership agreement with various individual investors to form AmREIT Income & Growth Fund, Ltd. The partnership was formed to develop, own, manage, hold for investment and or resell property and to make and or invest in loans for the development or construction of property. The Company invested $200,000 as a Limited Partner and $1,000 as the General Partner.


9. PROPERTY ACQUISITIONS AND DISPOSITIONS
On November 30, 2001, the Company acquired a newly constructed property on lease to IHOP Properties, Inc. for a purchase price of $1,565,007. This property is being operated as an IHOP restaurant on Riverdale Road in Memphis, Tennessee. The lease agreement extends for twenty-five years, however, the tenant has the option to renew the lease for three additional terms of five years each. The lease has provisions for escalation in the rent after every fifth year of the lease. The Company recorded $26,528 of rental income from this property in 2001.

On November 30, 2001, the Company acquired a newly constructed property on lease to IHOP Properties, Inc. for a purchase price of $1,880,272. This property is being operated as an IHOP restaurant on Veteran's Memorial Parkway in St Peters, Missouri. The lease agreement extends for twenty-five years; however, the tenant has the option to renew the lease for three additional terms of five years each. The lease has provisions for escalation in the rent after every fifth year of the lease. The Company recorded $31,906 of rental income from this property in 2001.

In July of 1994, the Company acquired a newly constructed property located on a ground lease in Smyrna, Georgia leased to AFC Enterprises for a purchase price of $833,631. This property is being operated as a Church's Chicken Restaurant. In March of 2001, the Company disposed of this property for $1,024,935 resulting in a gain on sale of $168,916. The Company recorded $20,794 of rental income from this property in 2001.

In September of 1999, the Company acquired a newly constructed property in Reno, Nevada leased to IHOP Properties, Inc. for a total purchase price of $1,372,825. This property is being operated as an IHOP restaurant. In October of 2001, due to tenant concentration and capital needs, the Company disposed of this property for $1,630,000 resulting in a gain on sale of $85,097 after selling expenses. The Company recorded $112,750 of rental income from this property in 2001.


10. COMMITMENT

The Company has a one-year lease agreement for its office facilities through December 31, 2002. Rental expense for the years ended December 31, 2001 and 2000 was $70,527 and $60,829 respectively.

                          AMREIT, INC. AND SUBSIDIARIES.
         SCHEDULE III - REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                                                                      Life on Which
                                                                                                                     Depreciation in
                                                                   Cost at                        Date of             Latest Income
  Property            Encum-                           Impro-    Close of Year          Accum.    Constr-    Date       Statement
 Description          brances    Building     Land     vements  Building     Land       Deprec.   uction    Acquired   is Computed
----------------      -------  -----------  --------   -------  ---------   --------    --------  -------  ---------- --------------
PROPERTIES INVESTED IN UNDER OPERATING LEASES

Radio Shack, TX       $ -     $   788,330  $   337,856  $ -    $   788,330 $   337,856  $  152,392  N/A    06-15-94      39 Years
Blockbuster Music, MO $ -     $ 1,145,410  $   490,747  $ -    $ 1,145,410 $   490,747  $  209,236  N/A    11-14-94      39 Years
OneCare Health, TX    $ -     $ 1,247,932  $   534,086  $ -    $ 1,247,932 $   534,086  $  199,751  N/A    09-26-95      39 Years
Blockbuster Music, KS $ -     $ 1,255,774  $   538,189  $ -    $ 1,255,774 $   538,189  $  202,587  N/A    09-12-95      39 Years
Just For Feet, AZ     $ -     $         -  $ 1,101,425  $ -    $         - $ 1,101,425        N/A   N/A    09-11-96        N/A
Bank United, TX       $ -     $         -  $   531,693  $ -    $         - $   531,693        N/A   N/A    09-23-96        N/A
Bank United, TX       $ -     $         -  $   851,973  $ -    $         - $   851,973        N/A   N/A    12-11-96        N/A
Just For Feet, LA     $ -     $ 2,036,150  $   872,635  $ -    $ 2,036,150 $   872,635  $  237,986  N/A    06-09-97      39 Years
Hollywood Video, LA   $ -     $   729,286  $   418,156  $ -    $   729,286 $   418,156  $   77,915  N/A    10-31-97      39 Years
Hollywood Video, MS   $ -     $   835,854  $   450,000  $ -    $   835,854 $   450,000  $   85,729  N/A    12-30-97      39 Years
OfficeMax, TX         $ -     $ 1,914,572  $   491,094  $ -    $ 1,914,572 $   491,094  $  189,500  N/A    02-20-98      39 Years
OfficeMax, DE         $ -     $ 1,978,313  $   870,480  $ -    $ 1,978,313 $   870,480  $  181,768  N/A    04-14-98      39 Years
Lake Woodlands Plaza  $ -     $ 2,479,131  $ 1,369,066  $ -    $ 2,479,131 $ 1,369,066  $  220,900  N/A    07-01-98      39 Years
Sugar Land PLaza      $ -     $ 2,901,627  $ 1,280,043  $ -    $ 2,901,627 $ 1,280,043  $  240,937  N/A    07-01-98      39 Years
Don Pablo's, GA       $ -     $         -  $   773,800  $ -    $ -         $   773,800        N/A   N/A    12-18-98        N/A
IHOP, KS              $ -     $         -  $   450,984  $ -    $ -         $   450,984        N/A   N/A    09-30-99        N/A
IHOP, TX              $ -     $         -  $   740,882  $ -    $ -         $   740,882        N/A   N/A    09-22-99        N/A
IHOP, TN              $ -     $         -  $   469,502  $ -    $ -         $   469,502        N/A   N/A    11-30-01        N/A
IHOP, St. Peters      $ -     $         -  $   564,082  $ -    $ -         $   564,082        N/A   N/A    11-30-01        N/A

      Total           $ -     $16,997,376  $12,897,732  $ -    $16,997,376 $12,897,732  $1,998,701

PROPERTY INVESTED IN UNDER DIRECT FINANCING LEASE:

Just For Feet, AZ     $ -     $ 2,610,489  $ -          $ -    $ 2,610,489 $ -              (1)     N/A    09-11-96        N/A
IHOP, KS              $ -     $   984,303  $ -          $ -    $ 984,303   $ -              (1)     N/A    09-30-99        N/A
IHOP, TX              $ -     $   989,515  $ -          $ -    $ 989,515   $ -              (1)     N/A    09-22-99        N/A
IHOP, TN              $ -     $ 1,100,623  $ -          $ -    $ 1,100,623 $ -              (1)     N/A    11-30-01        N/A
IHOP, St. Peters      $ -     $ 1,322,347  $ -          $ -    $ 1,322,347 $ -              (1)     N/A    11-30-01        N/A


      Total           $ -     $ 7,007,277  $ -          $ -    $ 7,007,277 $ -              (1)

(1) The portion of the lease  relating to the building of this property has been
recorded  as  a  direct  financing  lease  for  financial   reporting  purposes.
Consequently, depreciation is not applicable.

(2) Transactions in real estate and accumulated depreciation during 2001, 2000 and 1999 for operating lease properties are summarized as follows:

                                                        Accumulated
                                              Cost      Depreciation

Balance at December 31, 1998             $ 29,495,387     $  691,160
Acquisitions / additions                 $  3,729,122     $        -
Disposals                                $ (3,362,831)    $  (15,337)
Depreciation expense                     $          -     $  447,967
                                         -------------    -----------
Balance at December 31, 1999             $ 29,861,678     $1,123,790
Acquisitions / additions                 $     33,430     $        -
Depreciation expense                     $          -     $  435,259
                                         -------------    -----------
Balance at December 31, 2000             $ 29,895,108     $1,559,049
Acquisitions / additions                 $  1,351,201     $        -
Disposals                                $   (797,237)    $        -
Depreciation expense                     $          -     $  439,652
                                         -------------    -----------
Balance at December 31, 2001             $ 30,449,072     $1,998,701
                                         ============     ==========

(3) The aggregate cost of all properties for Federal Income Tax purposes is $37,456,349 at December 31, 2001.

                          AAA NET REALTY FUND IX, LTD.
                          INDEX TO FINANCIAL STATEMENTS






                                                                        Page

FINANCIAL STATEMENTS

Independent Auditors' Report                                             F-32
Balance Sheet, December 31, 2001                                         F-33
Statements of Income for the Years Ended
   December 31, 2001 and 2000                                            F-34
Statements of Partnership Equity (Deficit)
   for the Years Ended December 31, 2001 and 2000                        F-35
Statements of Cash Flows for the Years Ended
   December 31, 2001 and 2000                                            F-36
Notes to Financial Statements for the Years Ended
   December 31, 2001 and 2000                                    F-37 to F-40



FINANCIAL STATEMENT SCHEDULE:
Schedule III Real Estate Owned and Accumulated Depreciation
for the Year Ended December 31, 2001                                    F-41


All other financial statement schedules are omitted as the required information is either inapplicable or is included in the financial statements or related notes.

INDEPENDENT AUDITORS' REPORT


AAA Net Realty Fund IX, Ltd.

We have audited the accompanying balance sheet of AAA Net Realty Fund IX, Ltd. as of December 31, 2001, and the related statements of income, partnership equity (deficit) and cash flows for each of the two years in the period ended December 31, 2001. Our audits also included the financial statement schedule listed in the Index. These financial statements and the financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of AAA Net Realty Fund IX, Ltd. as of December 31, 2001, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.





DELOITTE & TOUCHE LLP

Houston, Texas
February 1, 2002

                  PART 1 - FINANCIAL INFORMATION

Item 1.  Financial Statements

                          AAA NET REALTY FUND IX, LTD.
                             (A LIMITED PARTNERSHIP)
                                  BALANCE SHEET
                                DECEMBER 31, 2001


 ASSETS
 Cash and cash equivalents                                        $  427,246
 Property:
      Land                                                         1,490,494
      Buildings                                                    2,947,414
                                                                  ----------
                                                                   4,437,908
      Accumulated depreciation                                      (920,708)
                                                                  ----------
          Total property, net                                      3,517,200
                                                                  ----------

 Other assets:
      Prepaid expense                                                  9,205
      Accrued rental income                                           69,268
      Accrued interest income                                            480
                                                                  ----------
          Total other assets                                          78,953
                                                                  ----------
 TOTAL ASSETS                                                     $4,023,399
                                                                  ==========

 LIABILITIES AND PARTNERSHIP EQUITY (DEFICIT)
 Liabilities:
      Accounts payable                                            $   37,009
                                                                  ----------
           TOTAL LIABILITIES                                          37,009
                                                                  ----------
  Partnership equity (deficit):
      General partners                                               (12,687)
      Limited partners                                             3,999,077
                                                                  ----------
           TOTAL PARTNERSHIP EQUITY (DEFICIT)                      3,986,390
                                                                  ----------
 TOTAL LIABILITIES AND PARTNERSHIP EQUITY (DEFICIT)               $4,023,399
                                                                  ==========

 See Notes to Financial Statements.

                          AAA NET REALTY FUND IX, LTD.
                             (A LIMITED PARTNERSHIP)
                              STATEMENTS OF INCOME
                        FOR THE YEARS ENDED DECEMBER 31,



                                                  2001               2000
                                                  ----               ----
 Revenues:
      Rental income                             $562,062           $553,918
      Interest income                             12,522             14,013
                                                --------           --------

          Total revenues                         574,584            567,931
                                                --------           --------

 Expenses:
      Advisory fees to related party              53,904             53,904
      Depreciation                                93,536             93,536
      Professional fees                           25,722             17,080
                                                --------           --------

          Total expenses                         173,162            164,520
                                                --------           --------

 Net income                                     $401,422           $403,411
                                                ========           ========

 Allocation of net income:
      General partners                          $  4,014           $  4,034
      Limited partners                           397,408            399,377
                                                --------           --------

                                                $401,422           $403,411
                                                ========           ========

 Net income per unit                            $  74.61           $  74.84
                                                ========           ========

 Weighted average units outstanding              5,380.4            5,390.5
                                                ========           ========







  See Notes to Financial Statements.

                          AAA NET REALTY FUND IX, LTD.
                             (A LIMITED PARTNERSHIP)
                    STATEMENTS OF PARTNERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                GENERAL              LIMITED
                                                PARTNERS             PARTNERS             TOTAL
                                                --------             --------             -----

Balance at December 31, 1999                    $ (1,712)            $3,974,125           $3,972,413

Net income                                         4,034                399,377              403,411

Distributions ($67.91 per Limited
              Partnership Unit)                   (3,000)              (366,076)            (369,076)
                                                --------             ----------           ----------


Balance at December 31, 2000                        (678)             4,007,426            4,006,748

Net income                                         4,014                397,408              401,422

Repurchase of LP units                                                  (17,757)             (17,757)

Distributions ($72.27 per Limited
               Partnership Unit)                 (16,023)              (388,000)            (404,023)
                                               ---------             ----------           ----------


Balance at December 31, 2001                    $(12,687)           $3,999,077            $3,986,390
                                                ========            ==========            ==========






See Notes to Financial Statements.

                          AAA NET REALTY FUND IX, LTD.
                             (A LIMITED PARTNERSHIP)
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                             2001       2000
                                                             ----       ----
 Cash flows from operating activities:
      Net income                                           $401,422    $403,411
      Adjustments to reconcile net income to net cash
          provided by operating activities:
             Depreciation                                    93,536      93,536
             Decrease in accrued rental income               (4,296)    (15,552)
             Increase in accounts payable                    13,319       9,273
             Increase in accrued interest income               (480)          -
             Increase in prepaid expense                     (9,205)          -
                                                           --------    --------
               Net cash provided by operating activities    494,296     490,668
                                                           --------    --------

 Cash flows used in investing activities:
      Improvements to real estate                            (1,039)          -
                                                           --------    --------
                 Net cash used in investing activities       (1,039)          -
                                                           --------    --------

 Cash flows from financing activities:
      Distributions paid to partners                       (404,023)   (369,076)
      Repurchase of Limited Partner units                   (17,757)          -
                                                           --------    --------
          Net cash used in financing activities            (421,780)   (369,076)
                                                           --------    --------

 Net increase in cash and cash equivalents                   71,477     121,592
 Cash and cash equivalents, beginning of period             355,769     234,177
                                                           --------    --------
 Cash and cash equivalents, end of period                  $427,246    $355,769
                                                           ========    ========




 See Notes to Financial Statements.

AAA NET REALTY FUND IX, LTD.
                             (A LIMITED PARTNERSHIP)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

     AAA Net Realty Fund IX, Ltd. (the "Partnership") is a limited partnership formed February 1, 1990, under the laws of the State of Nebraska. The Partnership commenced operations as of June 6, 1990. American Asset Advisers Management Corporation IX (a Nebraska corporation) is the Managing General Partner and H. Kerr Taylor is the Individual General Partner.

     The Partnership was formed to acquire commercial properties for cash, own, lease, operate, manage and eventually sell the properties. Prior to June 5, 1998, the supervision of the operations of the properties was managed by American Asset Advisers Realty Corporation, ("AAA"), a related party. Beginning June 5, 1998, the supervision of the operations of the properties is managed by AmREIT Realty Investment Corporation, ("ARIC"), a related party.

       BASIS OF ACCOUNTING

       The financial records of the Partnership are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

       CASH AND CASH EQUIVALENTS

       For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

       PROPERTY

       Property is leased to others on a net lease basis whereby all operating expenses related to the properties including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for as operating leases and the related properties are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is computed based upon the estimated useful life of the property.

       Management reviews its properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines whether an impairment in value occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the residual value of the property, with the carrying cost of the individual property. If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair value.

       The final property acquisition was completed as part of a joint venture with AAA Net Realty Fund X, Ltd, a partnership that has common management. The Partnership's interest in the joint venture is 4.8%. At December 31, 2001, the net book value of this property comprised 1.7% of total assets, the rental income of $8,816 comprised 1.6% of total rental income and 2.2% of net income. The subsequent rental income and depreciation have been accounted for on the cost method.

       DEPRECIATION

       Buildings are depreciated using the straight-line method over an estimated useful life of 31.5 years.

       STATEMENT OF CASH FLOWS - SUPPLEMENTAL INFORMATION

       No cash was paid for income taxes or interest during 2001 or 2000.

       REVENUE RECOGNITION

       Properties are leased on a triple-net basis. Revenue is recognized on a straight-line basis over the terms of the individual leases.

       FEDERAL INCOME TAXES

       All income and expense items flow through to the partners for tax purposes. Consequently, no provisions for federal or state income taxes is provided in the accompanying financial statements.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying value of financial instruments, consisting of cash, cash equivalents, accounts receivable and liabilities approximate their fair value.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       NEW ACCOUNTING STANDARDS

       In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. In June 1999, the FASB issued SFAS 137 that deferred the effective date of adoption of SFAS 133 for one year. This was followed in June 2000 by the issuance of SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which amended SFAS 133.

       The Partnership adopted these standards effective January 1, 2001. The Partnership currently has no contracts that would be affected by these accounting standards and as a result there was no effect on the Partnership's financial position, results of operation or cash flows from the adoption of SFAS 133, as amended.

       On June 29, 2001, SFAS No. 141, "Business Combinations" was approved by the Financial Accounting Standards Board ("FASB"). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The Partnership was required to implement SFAS No. 141 on July 1, 2001. The adoption of this Statement had no effect on the Partnership's financial position or results of operations.

       On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets " was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Partnership was required to implement SFAS No. 142 on January 1, 2002. The adoption of this Statement will not have a material impact on the Partnership's financial position, results of operations, or cash flows.

       In June 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which is effective for fiscal years beginning after June 15, 2002. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The adoption of SFAS No. 143 will not have a material impact on our financial position, results of operations, or cash flows.

       In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of a segment of a business. The adoption of SFAS No. 144 will not have a material impact on our financial position, results of operations, or cash flows.

2.     PARTNERSHIP EQUITY

       The Managing General Partner, American Asset Advisers Management Corporation IX, and the Individual General Partner, H. Kerr Taylor, have made capital contributions in the amounts of $990 and $10, respectively. All other contributions have been made by the limited partners. The General Partners shall not be obligated to make any other contributions to the capital of the Partnership, except that, in the event that the General Partners have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Partnership, the General Partners will contribute to the Partnership an amount equal to the lesser of the deficit balances in their capital accounts or 1.01% of the total capital contributions of the limited partners over the amount previously contributed by the General Partners.

3.     ALLOCATIONS AND DISTRIBUTIONS

       All income, profits, gains and losses of the Partnership for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any of the Partnership properties, shall be allocated as follows: (a) net loss shall be allocated 99% to the limited partners, .99% to the Managing General Partner and .01% to the Individual General Partner; and (b) net income will be allocated first in the ratio, and to the extent, net cash flow is distributed to the partners for such year and any additional income for such year will be allocated 99% to the limited partners, 1% to the General Partners.

       For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows:

          a. first, to and among the partners in an amount equal to the negative balances in their respective capital accounts (pro rata based on the relative amounts of such negative balances);

          b. then, to each limited partner until the balance in such limited partner's capital account equals the amount to be distributed to such limited partner in the first tier of the distributions of net proceeds of sale;

          c. then, to the General Partners, until the balance in their capital accounts equals the amounts to be distributed to the General Partners in the second tier of distributions of net proceeds of sale;

          d. then, 85% to the limited partners and 15% to the General Partners; and,

          e. thereafter, the Partners shall be allocated gain or loss in order to meet Treasury Regulation regarding qualified income offset requirements.

       Any loss on the sale, exchange, or other disposition of any property shall be allocated 99% to the limited partners and 1% to the General Partners.

       During the second quarter of 2001 the General Partner received a distribution from the partnership, which together with previous distributions, equaled 1% of the net cash flow from operations. Going forward the General Partner should receive 1% of current distributions on a quarterly basis as provided for in the partnership agreement.

       The Partnership intends to continue the payment of regular quarterly distributions. There are currently no material legal restrictions that would limit the Partnership's ability to pay distributions.

4.     OPERATING LEASES

       A summary of minimum future rentals, exclusive of any renewals, under noncancellable operating leases in existence at December 31, 2001 are as follows:

                        2002                  511,923
                        2003                  472,193
                        2004                  483,484
                        2005                  483,484
                        2006                  490,167
                        2007-2009             514,698
                                           ----------
                                           $2,955,949

5.     MAJOR TENANTS

       The Partnership's operations are related to the acquisition and leasing of commercial real estate properties. The following schedule summarizes rental income by lessee for the years ended December 31:

                                                                     2001             2000
                                                                     ----             ----
           Baptist Memorial Health Services, Inc. (Tennessee)        $208,670      $208,676
           Golden Corral Corporation (Texas)                          197,265       191,832
           Payless ShoeSource/WaldenBooks (Texas)                      82,000        82,000
           Foodmaker (Texas)                                           74,127        71,410
                                                                     --------      --------
                   Total                                             $562,062      $553,918
                                                                     ========      ========

6.     INCOME RECONCILIATION

       A reconciliation of net income for financial reporting purposes to income for federal income tax purposes is as follows for the years ended December 31:

                                                          2001         2000
                                                          ----         ----

           Net income for financial reporting purposes    $401,422     $403,411

           Accrued rental income                            (4,296)     (15,552)
                                                          --------     --------

           Income for tax reporting purposes              $397,126     $387,859
                                                          ========     ========
7.      RELATED PARTY TRANSACTIONS

        The Partnership Agreement provides for the General Partner or such affiliates to be compensated for administrative and management services necessary for the prudent operation of the Partnership and its assets with the exception that no reimbursement is permitted for rent, utilities, capital equipment, salaries, fringe benefits or travel expenses allocated to the Individual General Partner or to any controlling persons of the Managing General Partner. In connection with administrative services rendered to the Partnership, $53,904 and $53,904 incurred and paid to ARIC in 2001 and 2000 respectively.

                          AAA NET REALTY FUND IX, LTD.
          SCHEDULE III - REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION
                      FOR THE YEAR ENDED DECEMBER 31, 2001




                                                                                                                       LIFE ON WHICH
                                                                                                                     DEPRECIATION IN
                                                                                                                       LATEST INCOME
                                                                                                       DATE OF            STATEMENT
PROPERTY                                                      COST AT CLOSE OF YEAR      ACCUMULATED   CONSTRUC- DATE        IS
DESCRIPTION     ENCUMBRANCES  BUILDING    LAND     IMPROVEMENTS  BUILDING    LAND        DEPRECIATION   TION    ACQUIRED  COMPUTED
-----------     ------------  --------    ----     ------------  --------    ----        ------------- -------- --------- --------

Jack in the Box,          $0  $  406,805  $  174,345         $0  $  406,805  $  174,345  $135,063       N/A      07-12-91 31.5 Years
   Texas

Baptist Memorial
Health Services,          $0  $1,097,725  $  470,454         $0  $1,097,725  $  470,454  $357,196       N/A      10-4-91  31.5 Years
  Inc.
  Tennessee

Payless Shoe
 Source,                  $0  $  393,573  $  168,674     $1,039  $  394,612  $  168,674  $126,783       N/A     11-07-91  31.5 Years
    Texas

Golden Corral
 Restaurant,              $0  $  995,048  $  654,211         $0  $  995,048  $  654,211  $286,811       N/A     08-20-92  31.5 Years
   Texas

Golden Corral
 Restaurant,              $0  $   53,224  $   22,810         $0  $   53,224  $   22,810  $ 14,855       N/A     03-15-93  31.5 Years
   Texas
              --------------  ----------  ----------     ------  ----------  ----------  --------

                          $0  $2,946,375  $1,490,494     $1,039  $2,947,414  $1,490,494  $920,708
              ==============  ==========  ==========     ======  ==========  ==========  ========




    (1) Transactions in real estate and accumulated depreciation during 2001 and 2000 are summarized as follows:

                                                        Accumulated
                                             Cost       Depreciation
                                          -----------  ------------
    Balance at December 31, 1999          $4,436,869    $  733,636
    Acquisitions                                  $0             $0
    Depreciation expense                          $0     $   93,536
                                          ----------    -----------
    Balance at December 31, 2000          $4,436,869     $  827,172
    Improvements                              $1,039             $0
    Depreciation expense                          $0     $   93,536
                                          ----------    -----------
    Balance at December 31, 2001          $4,437,908    $   920,708
                                          ==========    ===========

    (2) Aggregate cost for Federal income tax purposes   $4,437,908
                                                         ==========

                           AAA NET REALTY FUND X, LTD.
                          INDEX TO FINANCIAL STATEMENTS

                                                                    Page

FINANCIAL STATEMENTS:

Independent Auditors' Report                                         F-43
Balance Sheet, December 31,2001                                      F-44
Statements of Income for the Years Ended
   December 31, 2001 and 2000                                        F-45
Statements of Partnership Equity for the Years
   Ended December 31, 2001 and 2000                                  F-46
Statements of Cash Flows for the Years Ended
   December 31, 2001 and 2000                                        F-47
Notes to Financial Statements for the Years Ended
   December 31, 2001 and 2000                                F-48 to F-53


FINANCIAL STATEMENT SCHEDULE:

  Schedule III Real Estate Owned and Accumulated
  Depreciation for the Year Ended December 31, 2001                 F-54

All other financial statement schedules are omitted as the required information is either inapplicable or is included in the financial statements or related notes.

INDEPENDENT AUDITORS' REPORT


AAA Net Realty Fund X, Ltd.

We have audited the accompanying balance sheet of AAA Net Realty Fund X, Ltd. as of December 31, 2001, and the related statements of income, partnership equity and cash flows for each of the two years in the period ended December 31, 2001. Our audits also included the financial statement schedule listed in the Index. These financial statements and financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of AAA Net Realty Fund X, Ltd. as of December 31, 2001, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.





DELOITTE & TOUCHE LLP

Houston, Texas
February 1, 2002

                         PART I - FINANCIAL INFORMATION

  Item 1. Financial Statements

                           AAA NET REALTY FUND X, LTD.
                             (A LIMITED PARTNERSHIP)
                                  BALANCE SHEET
                                DECEMBER 31, 2001


 ASSETS
 Cash and cash equivalents                                          $  497,666
 Accounts receivable                                                    47,667
 Property:
    Land                                                             2,566,250
    Buildings                                                        5,370,983
                                                                    ----------
                                                                     7,937,233
    Accumulated depreciation                                        (1,122,750)
                                                                    ----------
       Total property, net                                           6,814,483
                                                                    ----------
 Net investment in direct financing leases                             611,229
 Investment in joint ventures                                        1,335,843
 Other assets:
    Prepaid expense                                                     19,420
    Accrued interest income                                                785
    Accrued rental income                                              194,124
    Deferred lease costs, net of accumulated amortization
       of $9,265                                                        22,500
                                                                    ----------
        Total other assets                                             236,829
                                                                    ----------
 TOTAL ASSETS                                                       $9,543,717
                                                                    ==========

 LIABILITIES AND PARTNERSHIP EQUITY (DEFICIT)
 Liabilities:
    Accounts payable                                                $   36,021
    Security deposit                                                    12,000
                                                                    ----------
         TOTAL LIABILITIES                                              48,021
                                                                    ----------
 Partnership equity (deficit):
    General partners                                                    (5,600)
    Limited partners                                                 9,501,296
                                                                    ----------
         TOTAL PARTNERSHIP EQUITY (DEFICIT)                          9,495,696
                                                                    ----------
 TOTAL LIABILITIES AND PARTNERSHIP EQUITY (DEFICIT)                 $9,543,717
                                                                    ==========

See Notes to Financial Statements.

                           AAA NET REALTY FUND X, LTD.
                             (A LIMITED PARTNERSHIP)
                              STATEMENTS OF INCOME
                        FOR THE YEARS ENDED DECEMBER 31,


                                                           2001          2000
                                                           ----          ----
 Revenues:
   Rental income from operating leases                 $  876,456     $  873,143
   Earned income from direct financing leases              69,963         70,388
   Interest income                                         13,954         15,175
   Equity income from investment in joint ventures        142,707        142,537
                                                       ----------     ----------

           Total revenues                               1,103,080      1,101,243
                                                       ----------     ----------

 Expenses:
       Advisory fees to related party                     114,540        114,540
       Amortization                                         2,992          3,136
       Depreciation                                       144,467        144,467
       Professional fees                                   33,342         36,036
                                                       ----------     ----------

           Total expenses                                 295,341        298,179
                                                       ----------     ----------

 Net income                                            $  807,739     $  803,064
                                                       ==========     ==========

 Allocation of net income:
       General partners                                $    8,077     $    8,031
       Limited partners                                   799,662        795,033
                                                       ----------     ----------

                                                       $  807,739     $  803,064
                                                       ==========     ==========

 Net income per unit                                   $    70.59     $    70.13
                                                       ==========     ==========

 Weighted average units outstanding                        11,443         11,451
                                                       ==========     ==========






See Notes to Financial Statements.

                           AAA NET REALTY FUND X, LTD.
                          STATEMENT OF PARTNERSHIP EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                               GENERAL           LIMITED
DESCRIPTION                                    PARTNERS          PARTNERS           TOTAL
--------------------------                     --------         ----------        ----------

Balance at January 1, 2000                     $20,495          $9,468,415        $9,488,910

Net income                                       8,031             795,033           803,064

Retirement of partnerships units                                    (1,000)           (1,000)

Distributions       ($64.29 per Limited         (4,200)           (736,228)         (740,428)
                    Partnership Unit)          -------          ----------        ----------


Balance at December 31, 2000                    24,326           9,526,220         9,550,546

Net income                                       8,077             799,662           807,739

Retirement of partnerships units                                   (15,183)          (15,183)

Distributions       ($70.73 per Limited        (38,003)           (809,403)         (847,406)
                    Partnership Unit)          -------         -----------        ----------


Balance at December 31, 2001                   $(5,600)         $9,501,296        $9,495,696
                                               =======          ==========        ==========



See Notes to Financial Statements.

                          AAA NET REALTY FUND X, LTD.
                             (A LIMITED PARTNERSHIP)
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                            2001        2000
                                                            ----        ----
Cash flows from operating activities:
  Net income                                              $807,739    $803,064
  Adjustments to reconcile net income to net cash
    provided by operating activities:
       Amortization                                          2,992       3,136
       Depreciation                                        144,467     144,467
       (Increase) decrease in accounts receivable          (25,705)     47,266
       Decrease in accounts payable                        (10,046)    (16,389)
       Cash received from direct financing leases
         greater than income recognized                      3,929       3,506
       Investment in joint ventures:
         Equity income                                    (142,707)   (142,537)
         Distributions received                            142,707     142,537
         Increase in prepaid expense                       (19,420)          -
         Increase in accrued interest income                  (785)          -
         Increase in accrued rental income                 (14,967)    (28,476)
                                                          --------    --------
            Net cash provided by operating activities      888,204     956,574
                                                          --------    --------

Cash flows from investing activities:
   Joint venture distributions in excess of income          13,300      11,737
                                                          --------    --------
     Net cash provided by investing activities              13,300      11,737
                                                          --------    --------

Cash flows from financing activities:
   Distributions paid to partners                         (847,406)  (740,428)
   Retirement of Partnership units                         (15,183)    (1,000)
                                                          --------   --------
     Net cash used in financing activities                (862,589)  (741,428)
                                                          --------   --------

Net increase in cash and cash equivalents                   38,915    226,883
Cash and cash equivalents, beginning of period             458,751    231,868
                                                          --------   --------
Cash and cash equivalents, end of period                  $497,666   $458,751
                                                          =========  ========





See Notes to Financial Statements.

                          AAA NET REALTY FUND X, LTD.
                             (A LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

     AAA Net Realty Fund X, Ltd. ("the Partnership") is a limited partnership formed April 15, 1992, under the laws of the State of Nebraska. The Partnership commenced operations as of September 17, 1992. American Asset Advisers Management Corporation X (a Nebraska corporation) is the Managing General Partner and H. Kerr Taylor is the Individual General Partner.

      The Partnership was formed to acquire commercial properties for cash, own, lease, operate, manage and eventually sell the properties. Prior to June 5, 1998, the supervision of the operations of the properties was managed by American Asset Advisers Realty Corporation, ("AAA"), a related party. Beginning June 5, 1998, the supervision of the operations of the properties is managed by AmREIT Realty Investment Corporation, ("ARIC"), a related party.

      BASIS OF ACCOUNTING

      The financial records of the Partnership are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

      CASH AND CASH EQUIVALENTS

      For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

      PROPERTY

      Property is leased to others on a net lease basis whereby all operating expenses related to the properties, including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for as operating leases or as direct financing leases. The properties accounted for as operating leases are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is computed based upon the estimated useful life of the property. The direct financing lease properties are recorded at their net investment (see Note 5). Unearned income is deferred and amortized to income over the life of the lease so as to produce a constant periodic rate of return.

      The Partnership obtains an appraisal on each property prior to a property's acquisition and also performs an annual valuation update to evaluate potential impairment for each property for which an appraisal is older than twelve months. This valuation is based on capitalization of income for each property, a review of current market conditions and any significant events or factors that would indicate a potential impairment to the value of a property.

       INVESTMENT IN JOINT VENTURES

      The Partnership's investments in joint ventures are accounted for under the cost method whereby the Partnership's investment recorded at cost and depreciated over its estimated useful life. The Partnership owns a minority interest and does not exercise control over the management of the joint ventures.

      DEPRECIATION

      Buildings are depreciated using the straight-line method over estimated useful lives ranging from 31.5 to 39 years.

      SYNDICATION COSTS

      Syndication costs incurred in the raising of capital through the sale of units are treated as a reduction of partnership equity.

      STATEMENT OF CASH FLOWS - SUPPLEMENTAL INFORMATION

      No cash was paid for income taxes or interest during 2001 or 2000.

      REVENUE RECOGNITION

      Properties are leased on a triple-net basis. Revenue is recognized on a straight-line basis over the terms of the individual leases. Under the direct financing method, properties are recorded at their net investment (see Note 5). Unearned income is deferred and amortized to income over the life of the lease so as to produce a constant periodic rate of return.


      INCOME TAXES

      All income and expense items flow through to the partners for tax purposes. Consequently, no provision for federal or state income taxes is provided in the accompanying financial statements.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying value of financial instruments, consisting of cash, cash equivalents, accounts receivable and liabilities approximate their fair value.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      NEW ACCOUNTING STANDARDS

     In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for

     Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. In June 1999, the FASB issued SFAS 137 that deferred the effective date of adoption of SFAS 133 for one year. This was followed in June 2000 by the issuance of SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which amended SFAS 133.

     The Partnership adopted these standards effective January 1, 2001. The Partnership currently has no contracts that would be affected by these accounting standards and as a result there was no effect on the Partnership's financial position, results of operation or cash flows from the adoption of SFAS 133, as amended.

     On June 29, 2001, SFAS No. 141, "Business Combinations" was approved by the Financial Accounting Standards Board ("FASB"). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The Partnership was required to implement SFAS No. 141 on July 1, 2001. The adoption of this Statement had no effect on the Partnership's financial position or results of operations.

     On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets " was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Partnership was required to implement SFAS No. 142 on January 1, 2002. The adoption of this Statement will not have a material impact on the Partnership's financial position, results of operations or cash flows.

     In June 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which is effective for fiscal years beginning after June 15, 2002. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The adoption of SFAS No. 143 will not have a material impact on our financial position, results of operations, or cash flows.

     In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of a segment of a business. The adoption of SFAS No. 144 will not have a material impact on our financial position, results of operations, or cash flows.

2.   PARTNERSHIP EQUITY

      The Managing General Partner, American Asset Advisers Management Corporation X, and the Individual General Partner, H. Kerr Taylor, have made capital contributions in the amounts of $990 and $10, respectively. All other contributions have been made by the limited partners. The General Partners shall not be obligated to make any other contributions to the capital of the Partnership, except that, in the event that the General Partners have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Partnership, the General Partners will contribute to the Partnership an amount equal to the lesser of the deficit balances in their capital accounts or 1.01% of the total capital contributions of the limited partners over the amount previously contributed by the General Partners.

3.    ALLOCATIONS AND DISTRIBUTIONS

      All income, profits, gains and losses of the Partnership for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any of the Partnership's properties, shall be allocated as follows: (a) net loss shall be allocated 99% to the limited partners, .99% to the Managing General Partner and .01% to the Individual General Partner; and (b) net income will be allocated first in the ratio, and to the extent, net cash flow is distributed to the partners for such year and any additional income for such year will be allocated 99% to the limited partners, 1% to the General Partners.

      For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows: (a) first, to and among the partners in an amount equal to the negative balances in their respective capital accounts (pro rata based on the relative amounts of such negative balances).

      (b) then, to each limited partner until the balance in such limited partner's capital account equals the amount to be distributed to such limited partner in the first tier of distributions of net proceeds of sale.

      (c) then, to the General Partners, until the balance in their capital accounts equals the amounts to be distributed to the General Partners in the second tier of distributions of net proceeds of sale.

      (d) then 94% to the limited partners and 6% to the General Partners, and

      (e) thereafter, the partners shall be allocated gain or loss in order to meet Treasury Regulations regarding qualified income offset requirements.

      Any loss on the sale, exchange or other disposition of any property shall be allocated 99% to the limited partners and 1% to the General Partners.

4.    OPERATING LEASES

      A summary of minimum future rentals, exclusive of any renewals, under noncancellable operating leases in existence at December 31, 2001 are as follows:

                         2002           962,683
                         2003           827,308
                         2004           752,660
                         2005           566,638
                         2006           559,429
                         2007-2016    1,597,140
                                     ----------
                                     $5,265,858

5.    NET INVESTMENT IN DIRECT FINANCING LEASE

      The Partnership's net investment in a direct financing lease at December 31, 2001 included:

      Minimum lease payments receivable                          $ 1,043,833
      Unguaranteed residual value                                    300,558

      Less: Unearned income                                         (733,162)
                                                                 -----------
                                                                 $   611,229

      A summary of minimum future rentals, exclusive of any renewals, under a noncancellable direct financing lease in existence at December 31, 2001 are as follows:

                        2002               73,892
                        2003               73,892
                        2004               77,302
                        2005               81,281
                        2006               81,281
                        2007-2014         656,185
                                       ----------
                                       $1,043,833

6.    INVESTMENT IN JOINT VENTURES

      On April 5, 1996, the Partnership formed a joint venture, AAA Joint Venture 96-1, with AAA Net Realty Fund XI, Ltd. and AmREIT, Inc., entities with common management, for the purpose of acquiring a property, which is being operated as a Just For Feet retail store in Tucson, Arizona. The property was purchased on September 11, 1996 after construction was completed. The Partnership's interest in the joint venture is 18.25%.

     On October 27, 1994, the Partnership formed a joint venture, AAA Joint Venture 94-1, with AmREIT, Inc., an entity with common management, for the purpose of acquiring a property, which is being operated as a Wherehouse Entertainment retail store in Independence, Missouri. The Partnership's interest in the joint venture is 45.16%.

      Summarized financial information for the joint ventures at December 31, 2001 and 2000, is as follows:

                                                                           2001                 2000
                                                                           ----                 ----
           Land & building,
              net of accumulated depreciation                          $ 2,528,346           $ 2,557,715
           Net investment in direct financing lease                    $ 2,610,489           $ 2,603,663
           Accounts receivable                                         $     3,104           $    27,210
           Accrued rental income                                       $    97,313           $    79,996
           Partners' capital                                           $ 5,239,252           $ 5,268,584
           Rental income from operating lease                          $   179,678           $   179,677
           Earned income from direct financing lease                   $   409,314           $   408,406
           Net income                                                  $   559,619           $   558,703


      The Partnership recognized equity income of $142,707 and $142,537 from the joint ventures in 2001 and 2000, respectively.

7.    MAJOR TENANTS

      The Partnership's operations are related to the acquisition and leasing of commercial real estate properties. The following schedule summarizes rental income by lessee for 2001 and 2000 under both operating lease and direct financing lease methods of accounting:

                                                                       2001               2000
                                                                       ----               ----
           Tandy Corporation (Minnesota)                            $ 256,620         $ 256,702
           TGI Friday's, Inc. (Texas)                                 183,058           180,501
           Ronald Pucillo, M.D. (Texas)                               175,729           174,475
           Golden Corral Corporation (Texas)                          174,791           175,221
           America's Favorite Chicken Company (Georgia)               103,299           103,724
           Goodyear Tire & Rubber Company (Texas)                      52,922            52,908
                                                                    ---------         ---------
                           Total                                    $ 946,419         $ 943,531
                                                                    =========         =========

8.    INCOME RECONCILIATION

      A reconciliation of net income for financial reporting purposes to income for federal income tax purposes is as follows for the years ended December 31:

                                                                        2001         2000
                                                                        ----         ----
           Net income for financial reporting purposes                $807,739      $803,064

           Direct financing lease recorded as operating
             lease for tax reporting purposes                          (24,448)     (25,912)

           Accrued rental income                                       (14,189)     (28,220)
                                                                      --------      -------

           Income for tax reporting purposes                          $769,102      $748,932
                                                                      ========      ========


9.    RELATED PARTY TRANSACTIONS

      The Partnership Agreement provides for the General Partner or such affiliates to be compensated for administrative and management services necessary for the prudent operation of the Partnership and its assets with the exception that no reimbursement is permitted for rent, utilities, capital equipment, salaries, fringe benefits or travel expenses allocated to the Individual General Partner or to any controlling persons of the Managing General Partner. In connection with administrative services rendered to the Partnership, $114,540 and $114,540 was incurred and paid to ARIC in 2001 and 2000, respectively.

       See Note 6 for joint venture agreements with entities with common management.

                          AAA NET REALTY FUND X, LTD.
         SCHEDULE III - REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                                                                                                     Life on Which
                                                                                                                     Depreciation in
                                                                    Cost at                   Date of                 Latest Income
  Property           Encum-                           Improve-   Close of Year       Accum.   Constr-     Date        Statement
 Description         brances    Building      Land    ments    Building     Land     Deprec.  uction     Acquired    is Computed
----------------     -------  -----------   --------  -------  ---------   --------  -------- -------   ----------   --------------
PROPERTIES INVESTED IN UNDER OPERATING LEASES

Golden Corral, TX      $0     $1,105,426    $473,754     $0   $1,105,426   $473,754  $  308,061    N/A    03/15/1993    31.5 Years
TGI Friday's, TX       $0     $1,084,060    $464,597     $0   $1,084,060   $464,597  $  222,372    N/A    12/23/1993     39 Years
Goodyear Tire, TX      $0       $377,261    $161,684     $0     $377,261   $161,684  $   74,969    N/A    03/31/1994     39 Years
Popeye's Chicken, GA   $0             $0    $264,400     $0           $0   $264,400          $0    N/A    07/19/1994       N/A
Tandy Corp., MN        $0     $1,769,748    $758,464     $0   $1,769,748   $758,464  $  332,775    N/A    03/21/1994     39 Years
Ronald Pucillo M.D.,
   TX                  $0     $1,034,488    $443,351     $0   $1,034,488   $443,351  $  184,573    N/A    01/18/1995     39 Years
                    ------   -----------  -----------   ----  ---------- ----------  ----------
                       $0     $5,370,983  $2,566,250     $0   $5,370,983 $2,566,250  $1,122,750
                    ======   ===========  ==========    ====  ========== ==========  ==========


PROPERTY OF JOINT VENTURES IN WHICH THE PARTNERSHIP HAS AN INTEREST AND HAS
INVESTED IN UNDER AN OPERATING LEASE AND A DIRECT FINANCING LEASE

Wherehouse Enter-
  tainment, MO         $0       $514,595    $220,541     $0     $514,595   $220,541   $94,013    N/A    11/14/1994      39 Years
Just For Feet, AZ      $0       $470,601    $198,664     $0     $470,601   $198,664   $63,028    N/A    09/11/1996         N/A
                    ------   -----------  -----------   ----  ---------- ----------  --------
                       $0       $985,196    $419,205     $0     $985,196   $419,205   $94,013
                    ======   ===========  ===========   ====  ========== ==========  ========



PROPERTY INVESTED IN UNDER DIRECT FINANCING LEASE

Popeye's Chicken, GA   $0       $611,229          $0     $0     $611,229         $0  $116,664    N/A    07/19/1994          N/A
                    ======   ===========  ==========    ====  ========== ==========  ========


(1) Transactions in real estate and accumulated depreciation during 2001 and 2000 for operating lease properties are summarized as follows:


                                                  Accumulated
                                    Cost          Depreciation
                                 ----------       ------------
Balance at December 31, 1999     $7,937,234       $  833,816
Acquisitions                             $0               $0
Depreciation expense                     $0       $  144,467
                                 ----------       ----------
Balance at December 31, 2000     $7,937,234       $  978,283
Acquisitions                             $0               $0
Depreciation expense                     $0          144,467
                                 ----------       ----------
Balance at December 31, 2001     $7,937,233       $1,122,750
                                 ==========       ==========

(2)The  portion of the lease  relating to the building of this property has been
recorded  as  a  direct  financing  lease  for  financial   reporting  purposes.
Consequently, depreciation is not applicable.

(3)The aggregate cost of all properties for Federal Income Tax purposes is $9,952,863 at December 31, 2001.

                          AAA NET REALTY FUND XI, LTD.
                          INDEX TO FINANCIAL STATEMENTS



AAA NET REALTY FUND XI, LTD.
                                                                 Page
FINANCIAL STATEMENTS:

Independent Auditors' Report                                      F-56
Balance Sheet, December 31, 2001                                  F-57
Statements of Income for the Years Ended
   December 31, 2001 and 2000                                     F-58
Statements of Partnership Equity for the Years Ended
   December 31, 2001 and 2000                                     F-59
Statements of Cash Flows for the Years Ended
   December 31, 2001 and 2000                                     F-60
Notes to Financial Statements for the Years Ended
   December 31, 2001 and 2000                             F-61 to F-65

INDEPENDENT AUDITORS' REPORT


AAA Net Realty Fund XI, Ltd.

We have audited the accompanying balance sheet of AAA Net Realty Fund XI, Ltd. as of December 31, 2001, and the related statements of income, partnership equity and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of AAA Net Realty Fund XI, Ltd. as of December 31, 2001, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




DELOITTE & TOUCHE LLP

Houston, Texas
February 1, 2002

                          AAA NET REALTY FUND XI, LTD.
                             (A LIMITED PARTNERSHIP)
                                  BALANCE SHEET
                              DECEMBER 31, 2001

 ASSETS
 Cash and cash equivalents                                     $  364,385
 Accounts receivable                                                6,049
 Property:
       Land                                                       593,569
       Buildings                                                1,396,694
                                                               ----------
                                                                1,990,263
       Accumulated depreciation                                  (174,375)
                                                               ----------
           Total property, net                                  1,815,888
                                                               ----------
 Investment in joint ventures                                   3,738,489
 Other assets:
       Prepaid expense                                             10,870
       Accrued rental income                                       70,324
       Accrued interest income                                        610
                                                               ----------
           Total other assets                                      81,804
                                                               ----------
 TOTAL ASSETS                                                  $6,006,615
                                                               ==========

 LIABILITIES AND PARTNERSHIP EQUITY (DEFICIT)
 Liabilities:
       Accounts payable                                        $   17,449
                                                               ----------
           TOTAL LIABILITIES                                       17,449
                                                               ----------
 Partnership equity (deficit)
       General partners                                              (600)
       Limited partners                                         5,989,766
                                                               ----------
           TOTAL PARTNERSHIP EQUITY (DEFICIT)                   5,989,166
                                                               ----------
 TOTAL LIABILITIES AND PARTNERSHIP EQUITY (DEFICIT)            $6,006,615
                                                               ==========





 See Notes to Financial Statements.
                                       F-57

                       AAA NET REALTY FUND XI, LTD.
                           (A LIMITED PARTNERSHIP)
                            STATEMENTS OF INCOME
                      FOR THE YEARS ENDED DECEMBER 31,


                                                              2001            2000
                                                              ----            ----
 Revenues:
       Rental income from operating leases                  $218,492        $218,497
       Interest income                                        11,200          10,193
       Equity income from investment in joint ventures       384,864         384,584
                                                            --------        --------

            Total revenues                                   614,556         613,274
                                                            --------        --------

 Expenses:
       Advisory fees to related party                         70,613          70,608
       Depreciation                                           35,644          35,644
       Professional fees and other                            19,538          29,957
                                                            --------        --------

            Total expenses                                   125,795         136,209
                                                            --------        --------

 Net income                                                 $488,761        $477,065
                                                            ========        ========

 Allocation of net income:
       General partners                                     $  4,888        $  4,771
       Limited partners                                      483,873         472,294
                                                            --------        --------

                                                            $488,761        $477,065
                                                            ========        ========

 Net income per unit                                        $  69.31        $  67.56
                                                            ========        ========

 Weighted average units outstanding                            7,052           7,061
                                                            ========        ========



  See Notes to Financial Statements.
                                       F-58

                          AAA NET REALTY FUND XI, LTD.
                             (A LIMITED PARTNERSHIP)
                         STATEMENTS OF PARTNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                   GENERAL            LIMITED
                                                   PARTNERS           PARTNERS           TOTAL
                                                   --------           --------           -----

Balance at December 31, 1999                       $  6,764          $5,950,326         $5,957,090

Net income                                            4,771             472,294            477,065

Distributions           ($58.84 per Limited
                        Partnership Unit)            (2,820)           (415,502)          (418,322)
                                                   --------          ----------         ----------

Balance at December 31, 2000                          8,715           6,007,118          6,015,833

Net income                                            4,888             483,873            488,761

Retirement of partnership units                                         (11,221)           (11,221)

Distributions           ($69.48 per Limited
                        Partnership Unit)           (14,203)           (490,004)          (504,207)
                                                   --------          ----------         ----------

Balance at December 31, 2001                       $   (600)         $5,989,766         $5,989,166
                                                   ========          ==========         ==========







See Notes to Financial Statements.

                          AAA NET REALTY FUND XI, LTD.
                             (A LIMITED PARTNERSHIP)
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                        2001            2000
                                                                        ----            ----
 Cash flows from operating activities:
       Net income                                                     $ 488,761      $ 477,065
       Adjustments to reconcile net income to net cash
           provided by from operating activities:
                Depreciation                                             35,644         35,644
                Decrease in accounts receivable                          19,868         53,048
                Increase (decrease) in accounts payable                  14,144        (25,662)
                Investment in joint ventures:
                    Equity income                                      (384,864)      (384,584)
                    Distributions received                              384,864        384,584
                Increase in prepaid expense                             (10,870)             -
                Increase in accrued rental income                       (34,754)        (6,392)
                Increase in accrued interest income                        (610)             -
                                                                      ---------      ---------
                    Net cash provided by operating activities           512,183        533,703
                                                                      ---------      ---------

  Cash flows from investing activities:
       Joint venture distributions in excess of income                   41,706         38,475
                                                                      ---------      ---------
            Net cash provided by investing activities                    41,706         38,475
                                                                      ---------      ---------

 Cash flows from financing activities:
       Retirement of partnership units                                  (11,221)
       Distributions paid to partners                                  (504,207)      (418,322)
                                                                      ---------      ---------
           Net cash used in financing activities                       (515,428)      (418,322)
                                                                      ---------      ---------

 Net increase in cash and cash equivalents                               38,461        153,856
 Cash and cash equivalents, beginning of year                           325,924        172,068
                                                                      ---------      ---------
 Cash and cash equivalents, end of year                               $ 364,385      $ 325,924
                                                                      =========      =========



 See Notes to Financial Statements.

                          AAA NET REALTY FUND XI, LTD.
                             (A LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 and 2000

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

       AAA Net Realty Fund XI, Ltd. (the "Partnership") is a limited partnership formed May 26, 1994 under the laws of the State of Texas. The Partnership commenced operations on May 26, 1994. American Asset Advisers Management Corporation XI, a Texas corporation, is the Managing General Partner and
       H. Kerr Taylor is the Individual General Partner. Both are related parties. An aggregate of 20,000 Units were offered at a $1,000 maximum offering price per Unit. The Partnership closed its offering on October 26, 1996, having received capital contributions for 7,061.21 Units ($7,061,208).

       The Partnership was formed to acquire commercial properties for cash, own, lease, operate, manage and eventually sell the properties. Prior to June 5, 1998, the supervision of the operations of the properties was managed by American Asset Advisers Realty Corporation, ("AAA"), a related party. Beginning June 5, 1998, the supervision of the operations of the properties is managed by AmREIT Realty Investment Corporation, ("ARIC"), a related party.

       BASIS OF ACCOUNTING

       The financial records of the Partnership are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

       CASH AND CASH EQUIVALENTS

       For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

       PROPERTY

       Property is leased to others on a net lease basis whereby all operating expenses related to the properties including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for as operating leases and the related properties are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is charged based upon the estimated useful life of the property.

       The Partnership's lease agreements do not provide for contingent rentals.

       The Partnership performs an annual valuation update to evaluate potential impairment for each property for which an appraisal is older than twelve months. This valuation is based on capitalization of income for each property, a review of current market conditions and any significant events or factors, which would indicate a potential impairment to the value of a property. The Partnership would write down the property value to fair market value if an impairment was warranted.

       INVESTMENT IN JOINT VENTURES

       The Partnership's interest in joint ventures are accounted for under the cost method whereby the Partnership's investment is recorded at cost and depreciated over its estimated useful life. The Partnership owns a minority interest and does not exercise control over the management of the joint ventures.

       DEPRECIATION

       Buildings are depreciated using the straight-line method over an estimated useful life of 39 years.

       SYNDICATION COSTS

       Syndication costs incurred in the raising of capital through the sale of units are treated as a reduction of partnership equity.

       STATEMENT OF CASH FLOWS - SUPPLEMENTAL INFORMATION

       No cash was paid for income taxes or interest during 2001 or 2000.

       REVENUE RECOGNITION

       Properties are leased on a triple-net basis. Revenue is recognized on a straight-line basis over the terms of the individual leases.

       INCOME TAXES

       All income and expense items flow through to the partners for tax purposes. Consequently, no provision for income taxes is provided.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying value of financial instruments, consisting of cash, cash equivalents, accounts receivable and liabilities approximate their fair value.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       NEW ACCOUNTING STANDARDS

     In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative
                                       F-62
     instruments embedded in other contracts and for hedging activities. In June 1999, the FASB issued SFAS 137 that deferred the effective date of adoption of SFAS 133 for one year. This was followed in June 2000 by the issuance of SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which amended SFAS 133.

     The Partnership adopted these standards effective January 1, 2001. The Partnership currently has no contracts that would be affected by these accounting standards and as a result there was no effect on the Partnership's financial position, results of operation or cash flows from the adoption of SFAS 133, as amended.

     On June 29, 2001, SFAS No. 141, "Business Combinations" was approved by the Financial Accounting Standards Board ("FASB"). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The Partnership was required to implement SFAS No. 141 on July 1, 2001. The adoption of this Statement will not have a material impact on the Partnership's financial position, results of operations or cash flows.

     On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets " was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Partnership was required to implement SFAS No. 142 on January 1, 2002. The adoption of this Statement had no effect on the Partnership's financial position or results of operations.

     In June 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which is effective for fiscal years beginning after June 15, 2002. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The adoption of SFAS No. 143 will not have a material impact on our financial position, results of operations, or cash flows.

     In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of a segment of a business. The adoption of SFAS No. 144 will not have a material impact on our financial position, results of operations, or cash flows.

2.       PARTNERSHIP EQUITY

       The Managing General Partner, American Asset Advisers Management Corporation XI, and the Individual General Partner, H. Kerr Taylor, has made capital contributions in the amounts of $990 and $10, respectively. All other contributions have been made by the limited partners. The General Partners shall not be obligated to make any other contributions to the capital of the Partnership, except that, in the event that the General Partners have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Partnership, the General Partners will contribute to the Partnership an amount equal to the deficit balances in their capital accounts.

3.   ALLOCATIONS AND DISTRIBUTIONS

       Income and losses will be allocated to the partners according to the partnership agreement. All income, profits, gains and losses of the Partnership for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any of the Partnership properties, shall be allocated as follows: (a) net loss shall be allocated 99% to the limited partners, .99% to the Managing General Partner and .01% to the Individual General Partner; and (b) net income will be allocated first in the ratio in which, and to the extent, net cash flow is distributed to the partners for such year, and in the absence of the distribution of any net cash flow, 99% to the limited partners and 1% to the general partners.

       For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows:

     a. First, to and among the partners in an amount equal to the negative balances in their respective capital accounts (pro rata based on the relative amounts of such negative balances),

     b. then, to each limited partner until the balance in such limited partner's capital account equals the amount to be distributed to such limited partner in the first tier of the distributions of net proceeds of sale,

     c. then, to the General Partners, until the balance in their capital accounts equals the amounts to be distributed to the General Partners in the second tier of distributions of net proceeds of sale,

     d.   then, 94% to the limited partners and 6% to the General Partners, and

     e.   thereafter,  the Partners  shall be allocated gain or loss in order to
          meet   Treasury   Regulation   regarding   qualified   income   offset
          requirements.

       Any loss on the sale, exchange, or other disposition of any property shall be allocated 99% to the limited partners and 1% to the General Partners.

4.     OPERATING LEASES

       A summary of minimum future rentals, exclusive of any renewals, under noncancellable operating leases in existence at December 31, 2001 are as follows:

                2002                   423,742
                2003                   430,423
                2004                   430,423
                2005                   298,203
                2006                   238,131
                2007 - 2016            929,828
                                    ----------
                                    $2,750,750

5.   INVESTMENT IN JOINT VENTURES

     On October 16, 1997, the Partnership entered into a joint venture with AmREIT, Inc. (formerly American Asset Advisers Trust, Inc.), an entity with common management. The joint venture was formed for the purpose of acquiring a property, which is being operated as a Hollywood Video store in Lafayette, Louisiana. The property was purchased on October 31, 1997 after the construction was completed. The Partnership's interest in the joint venture is 25.42%.

     On February 11, 1997, the Partnership entered into a joint venture with AmREIT, Inc. The joint venture was formed for the purpose of acquiring a property, which is being operated as a Just For Feet retail store in Baton Rouge, Louisiana. The property was purchased on June 9, 1997 after the construction was completed. The Partnership's interest in the joint venture is 49%.

     On September 23, 1996, the Partnership formed a joint venture, AAA Joint Venture 96-2, with AmREIT, Inc. The joint venture was formed for the purpose of acquiring a parcel of land in The Woodlands, Texas upon which the tenant, Bank United, constructed a branch bank building at its cost. At the termination of the lease the improvements will be owned by the joint venture. The Partnership's interest in the joint venture is 49%.

     On April 5, 1996, the Partnership formed a joint venture, AAA Joint Venture 96-1, with AmREIT, Inc. and AAA Net Realty Fund X, Ltd., entities with common management, for the purpose of acquiring a property, which is being operated as a Just For Feet retail store in Tucson, Arizona. The property was purchased on September 11, 1996 after construction was completed. The Partnership's interest in the joint venture is 29.85%.

     On September 12, 1995, the Partnership formed a joint venture, AAA Joint Venture 95-2, with AmREIT, Inc. for the purpose of acquiring a property on lease to Blockbuster Music Retail, Inc. located in Wichita, Kansas. The Partnership's interest in the joint venture is 49%.

       Summarized financial information for the joint ventures at December 31, is as follows:

                                                               2001               2000
                                                               ----               ----
          Land and building,
             net of accumulated depreciation                $6,964,824          $7,067,931
          Net investment in direct financing lease          $2,610,489          $2,599,066
          Accounts receivable                               $    3,131          $   23,638
          Accrued rental income                             $  146,415          $  122,704
          Partners' capital                                 $9,724,859          $9,813,339
          Rental income from operating leases               $  732,696          $  693,115
          Earned income from direct financing lease         $  409,314          $  408,406
          Net income                                        $  999,323          $  998,415


       The partnership recognized equity income of $384,864 and $384,584 from the joint ventures in 2001 and 2000, respectively.

6.     MAJOR TENANTS

       The Partnership's operations are related to the acquisition and leasing of commercial real estate properties. The following schedule summarizes the rental income by lessee associated with operating leases for 2001 and 2000:
                                                      2001           2000
                                                      ----           ----

           Pier 1 Imports (Colorado)                $131,717       $131,720
           Blockbuster Videos, Inc. (Oklahoma)        86,775         86,777
                                                    --------       --------
                 Total                              $218,492       $218,497
                                                    ========       ========

       The Partnership's operations are related to the acquisition and leasing of commercial real estate properties. The following schedule summarizes the joint venture rental income by lessee associated with operating leases for 2001 and 2000:

                                                       2001           2000
                                                       ----           ----

             Footstar, Inc. (Louisiana)               122,284        122,284
             Footstar, Inc. (Arizona)                 122,278        121,998
             Wherehouse Entertainment (Kansas)         81,427         81,427
             Hollywood Video (Louisiana)               29,651         29,651
             Washington Mutual (Texas)                 29,224         29,224
                                                     --------       --------
                     Total                           $384,864       $384,584
                                                     ========       ========

7.     INCOME RECONCILIATION

       A reconciliation of net income for financial reporting purposes to income for federal income tax purposes is as follows for the years ended December 31:

                                                               2001         2000
                                                               -----        ----

           Net income for financial reporting purposes       $488,761       $477,065

           Direct financing lease recorded as operating
           lease for tax reporting purposes                   (20,690)       (22,398)

           Accrued rental income                                 (796)       (10,376)
                                                             --------       --------

       Income for tax reporting purposes                     $467,275       $444,291
                                                             ========       ========


8.     RELATED PARTY TRANSACTIONS

       The Partnership Agreement provides for the General Partner or such affiliate to be compensated for administrative and management services necessary for the prudent operation of the Partnership and its assets with the exception that no reimbursement is permitted for rent, utilities, capital equipment, salaries, fringe benefits or travel expenses allocated to the Individual General Partner or to any controlling persons of the Managing General Partner. In connection with administrative services rendered to the Partnership, $70,613 and $70,608 was incurred and paid to affiliated entities in 2001 and 2000, respectively.

       See Note 5 for joint venture agreements with related parties.

                  WUNDERLICH SECURITIES, INC. FAIRNESS OPINION
                                    ANNEX 1
                       To AmREIT Joint Proxy and Consent
                      Solicitation Statement and Prospectus

Board of Directors
AmREIT, Inc.
September 6, 2001
Page 2
                                                  September 6, 2001

Board of Directors
AmREIT, Inc.
8 Greenway Plaza, Suite 824
Houston, Texas  77046

Gentlemen:

     We have acted as financial advisor to AmREIT, Inc. (the "Company") in connection with the proposed plan of merger between the Company and each of the following limited partnerships: AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. And AAA Net Realty Fund XI, Ltd. (the "Transaction"). The Transaction is described more fully in the Amendment No. 4 to form S-4 registration statement filed with the Securities and Exchange Commission. You have requested our opinion as to whether the consideration to be paid by the Company in connection with the Transaction is fair to the Company from a financial point of view. We are not expressing any opinion as to the price at which the Company's Common Stock will trade subsequent to the Transaction. Further, our opinion does not address the relative merits of the Transaction and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Transaction.

     In connection with our review of the Transaction, and in arriving at our opinion, we have, among other things:


(1) reviewed certain consolidated financial statements of the Company and Seller and certain other relevant financial and operating data of the Company made available to us by officers of the Company and Seller, respectively;

(2) reviewed certain internal financial and operating information, including certain projections, relating to the Company and Seller prepared by the managements of the Company and Seller, respectively;

(3) discussed the business, financial condition and prospects of the Company with certain officers of the Company;

(4) discussed the business, financial condition and prospects of Seller with certain officers of Seller;

(5)  reviewed the financial terms of the Transaction;

(6) reviewed the financial terms, to the extent publicly available, of certain similar transactions we deemed relevant;

(7) reviewed certain publicly available information relating to certain companies we deemed appropriate in analyzing the Company and Seller;

(8) reviewed a draft of the S-4 to be filed with the Securities and Exchange Commission;

(9) reviewed the potential pro forma financial impact of the Transaction on the Company; and

(10) performed such other analyses and examinations and considered such other information, financial studies, analysis and investigations and financial, economic and market data as we deemed relevant.

     We have not independently verified any of the information concerning the Company or Seller considered by us in connection with our review of the Transaction and, for purposes of the opinion set forth herein, we have assumed and relied upon the accuracy and completeness of all such information. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and Seller as to the expected future financial performance of their respective companies. We have not been engaged to assess the achievability of such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties, or facilities of either the Company or Seller nor have we been furnished with any such evaluation or appraisal. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist on, and can be evaluated as of, the date of this letter. Any change in such conditions would require a reevaluation of this opinion.

     In connection with our opinion, we have assumed that the Transaction will be consummated on the terms and subject to the conditions described in the S-4. We also have assumed that all necessary governmental and regulatory approvals and third-party consents will be obtained on terms and conditions that will not have a material adverse effect on the Company or Seller.

     Wunderlich Securities, Inc., as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we may trade in the debt and equity securities of the Company and Seller for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This letter and the opinion stated herein are solely for the use of the Company's Board of Directors and may not be reproduced, summarized, excerpted from or otherwise publicly referred to in any manner without prior written consent.

     Based upon and subject to the foregoing and such other matters as we deem relevant, we are of the opinion that as of the date hereof, the consideration to be paid by the Company in connection with the Transaction is fair to the Company from a financial point of view.

     We hereby consent to the inclusion of the full text of our opinion and summary thereof in any disclosure document or proxy statement relating to the Transaction that the Company must file under the Securities Act of 1933, as amended and distribute to its shareholders. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction.

                                         Sincerely,



                                         WUNDERLICH SECURITIES, INC.

                              DECLARATION OF TRUST
                                       OF
                                  AMREIT, INC.

                                    ANNEX 2
                       To AmREIT Joint Proxy and Consent
                      Solicitation Statement and Prospectus



         The undersigned, acting as the Trust Managers of a real estate investment trust under the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"), hereby adopt the following Declaration of Trust.

                                    ARTICLE I
                                      NAME

         The name of the trust (the "Trust") is AmREIT Inc. An assumed name certificate setting forth such name has been filed in the manner prescribed by law.

                                   ARTICLE II
                                    DURATION

         The duration of the Trust is perpetual.

                                   ARTICLE III
                               PURPOSES AND POWERS

         The Trust is formed pursuant to the Texas REIT Act and has the following as its purposes: To purchase, hold, lease, manage, sell, exchange, develop, subdivide and improve real property and interests in real property, and in general, to carry on any other business and do any other acts in connection with the foregoing and to have and exercise all powers conferred by the laws of the State of Texas now or hereafter in force upon real estate investment trusts formed under the Texas REIT Act, or any successor statute, in each case as the same may be amended, modified or supplemented from time to time, and to do any or all of the things hereinafter set forth or set forth in the Texas REIT Act, or any successor statute, in each case as the same may be amended, modified or supplemented from time to time, to the same extent as natural persons might or could do. The term "real property" and the term "interests in real property" for the purposes stated herein shall not include severed mineral, oil or gas royalty interests.

         Without in any manner limiting the generality of the foregoing, and in addition to all the powers conferred by the laws of the State of Texas now or hereafter in force upon real estate investment trusts formed under the Texas REIT Act, or any successor statute, in each case as the same may be amended, modified or supplemented from time to time, the Trust shall have the power (i) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with real and personal property directly or through one or more subsidiaries or affiliates; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing; and (iii) in general, to possess and exercise all the purposes, powers, rights and privileges granted to, or conferred upon real estate investment trusts by the laws of the State of Texas now or hereafter in force, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated, implied or incidental to the powers or purposes herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any such purposes.

         The foregoing shall, except where otherwise expressed, in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of this Declaration of Trust, or of any amendment hereto or restatement hereof, and shall each. be regarded as independent, and shall each be construed as powers as well as purposes.

                                   ARTICLE IV
                       PRINCIPAL OFFICE AND RESIDENT AGENT

         The address of the initial principal office and place of business of the Trust is 8 Greenway Plaza, Suite 824, Houston, Texas. The address of the Trust's registered office is 8 Greenway Plaza, Suite 824, Houston, Texas, and the name of its registered agent at that address is Charles C. Braun.

                                    ARTICLE V
                             BOARD OF TRUST MANAGERS

         Section 1. Trust Managers.

         The names and business addresses of the initial Trust Managers are as follows:

                  Name                             Mailing Address

         H. Kerr Taylor                            8 Greenway Plaza, Suite 824
                                                   Houston, TX  77046

         Robert S. Cartwright                      8 Greenway Plaza, Suite 824
                                                   Houston, TX  77046

         G. Steven Dawson                          8 Greenway Plaza, Suite 824
                                                   Houston, TX  77046

         Bryan L. Goolsby                          8 Greenway Plaza, Suite 824
                                                   Houston, TX  77046

         Phillip W. Taggart                        8 Greenway Plaza, Suite 824
                                                   Houston, TX  77046

         Section 2. Number of Trust Managers.

         The initial number of Trust Managers of the Trust shall be five (5). From and after the date hereof, the number of Trust Managers of the Trust shall be fixed by, or in the manner provided in, the Bylaws of the Trust, and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws, but in no event shall there be less than three (3) or more than nine (9) Trust Managers.

                                   ARTICLE VI
                                AUTHORIZED SHARES

         Section 1. Total Capitalization.

         The aggregate number of shares of beneficial interest of all classes of shares of beneficial interest that the Trust shall have authority to issue is One Hundred Thirteen Million (113,000,000) shares, consisting of (i) Ten Million (10,000,000) preferred shares, par value $0.01 per share (the "Preferred Shares"); (ii) Ninety-Three Million (93,000,000) common shares, par value $0.01 per share, consisting of (x) Ninety Million class A common shares (the "Class A Common Shares") and (y) Three Million (3,000,000) class B common shares (the "Class B Common Shares, and together with the Class A Common Shares, the "Common Shares"); and (iii) Ten Million (10,000,000) excess shares, par value $.01 per share (the "Excess Shares"). The Preferred Shares, the Class A Common Shares and the Class B Common Shares are sometimes referred to collectively herein as the "Equity Shares."

         Section 2.  Preferred Shares.

         The Preferred Shares may be issued from time to time in one or more series as authorized by the Board of Trust Managers (the "Board"). Prior to the issuance of shares of each such series, the Board, by resolution, shall fix the number of shares to be included in each series, and the terms, rights, restrictions and qualifications of the shares of each series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

         (i) The designation of the series, which may be by distinguishing number, letter or title.

         (ii) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

         (iii) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

         (iv) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

         (v) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, and the relative rights of priority, if any, of payment of shares of the series.

         (vi) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Trust or any other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

         (vii) Restrictions on the issuance of shares of the same series or of any other class or series.

         (viii) The voting rights, if any, of the holders of shares of the series.

         (ix) Any other relative rights, preferences and limitations on that series.

         Subject to the express provisions of any other series of Preferred Shares then outstanding, and notwithstanding any other provision of this Declaration of Trust, the Board of Trust Managers may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares.

         Section 3.  Class A Common Shares.

       A.  Common Shares Subject to Terms of Preferred Shares.
           --------------------------------------------------
      The Class A Common Shares shall be subject to the express terms of any series of Preferred Shares.

          B. Dividend Rights.
             ----------------
     The holders of Class A Common Shares shall be entitled to receive such dividends as may be declared by the Board out of funds legally available therefore.

     C. Liquidation Rights and Other Provisions.
        ----------------------------------------
     In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Trust, the aggregate assets available for distribution to holders of Class A Common Shares (including holders of Excess Shares resulting from the exchange of Class A Common Shares pursuant to paragraph C of Section 6.4 hereof) shall be determined in accordance with applicable law. Except as provided below as a consequence of the limitations on distributions to holders of Excess Shares, each holder of Class A Common Shares shall be entitled to receive, ratably with (i) each other holder of Class A Common Shares and (ii) each holder of Excess Shares resulting from the exchange of Class A Common Shares, that portion of such aggregate assets available for distribution as the number of outstanding Class A Common Shares held by such holder bears to the total number of outstanding Class A Common Shares and Excess Shares resulting from the exchange of Class A Common Shares then outstanding. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder of Excess Shares exceed (i) the price per share such holder paid for the Class A Common Shares in the purported Transfer or Acquisition (as those terms are defined in paragraph A of Section 6.4) or change in capital structure or other transaction or event that resulted in the Excess Shares or (ii) if the holder did not give full value for such Excess Shares (as through a gift, a devise or other event or transaction) a price per share equal to the Market Price (as that term is defined in paragraph A of Section 6.4) for the Class A Common Shares on the date of the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in such Excess Shares. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Class A Common Shares and other holders of Excess Shares resulting from the exchange of Class A Common Shares to the extent permitted by the foregoing limitations.

            D. Voting Rights. Except as may be provided in this Declaration of Trust, and subject to the express terms of any series of Preferred Shares, the holders of Class A Common Shares shall have the exclusive right to vote on all matters (as to which a common shareholder shall be entitled to vote pursuant to applicable law) at all meetings of the shareholders of the Trust, and shall be entitled to one (1) vote for each Class A Common Share entitled to vote at such meeting.

         Section 4.  Class B Common Shares.

         A. Dividends. Subject to the preferential rights of any series of our preferred shares (of which there is currently none issued and which can only be issued by a majority vote of the then outstanding Class B common shareholders), holders of shares of the Class B common shares will be entitled to receive, when and as declared by the AmREIT board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends in an amount per share of Class B common shares equal to 8% per annum. Dividends with respect to the Class B common shares will be cumulative from the date of original issuance and will be payable quarterly in arrears in March, June, September and December, beginning with a partial dividend of $0.185 per share in September, 2002 (each, a Dividend Payment Date), with respect to the period from the date of original issuance to the initial Dividend Payment Date. Any dividend payable on the Class B common shares for any partial dividend period after the initial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Class B common shares for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends will be payable to holders of record as they appear in the shares records of AmREIT at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the AmREIT board for the payment of dividends that is no more than thirty (30) nor less than ten (10) days prior to the Dividend Payment Date (each, a Dividend Record Date).

         No dividends on Class B common shares will be declared by the AmREIT board or paid or set apart for payment at such time as, and to the extent that, the terms and provisions of any AmREIT agreement, including any agreement relating to its indebtedness, or any provisions of its charter relating to any series of preferred shares, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment will be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Class B common shares will accrue whether or not AmREIT has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Holders of the Class B common shares will not be entitled to any dividends in excess of full cumulative dividends as described above.

         If any Class B common shares are outstanding, no full dividends will be declared or paid or set apart for payment on the Class A common shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class B common shares for all past dividend periods and the then current dividend period. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on Class B common shares which may be in arrears. Any dividend payment made on Class B common shares will first be credited against the earliest accrued but unpaid dividend due with respect to Class B common shares which remains payable.

         B.  Liquidation Rights.
             -------------------
         In the event of any liquidation, dissolution or winding up of AmREIT, subject to the prior rights of any series of preferred shares, the holders of Class B common shares will share pro rata with the holders of the Class A common shares, the assets of AmREIT remaining following the payment of all liquidating distributions payable to holders of capital shares of AmREIT with liquidation rights senior to those of the Common Shares.

         C. Redemption.
            -----------
        The Class B common shares will not be redeemable prior to July 16, 2005, except under certain limited circumstances to preserve the AmREIT's status as a REIT. See "Restrictions on Transfer." On and after July 16, 2005, AmREIT, at its option (to the extent AmREIT has funds legally available therefor) upon not less than 30 nor more than 60 days' written notice, may redeem Class B common shares, in whole or in part, at any time or from time to time, for, at the option of the holder thereof, either in cash at the redemption price per share of $10.17, plus all accrued and unpaid dividends, if any, thereon (whether or not earned or declared) to the date fixed for redemption for shares of AmREIT Class A common shares at the then existing Conversion Price (as defined below).

         Notwithstanding the foregoing, unless full cumulative dividends on all Class B common shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Class B common shares will be redeemed unless all outstanding Class B common shares are simultaneously redeemed. The foregoing, however, will not prevent the purchase or acquisition of shares of the Class B common shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Class B common shares. Unless full cumulative dividends on all outstanding Class B common shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, AmREIT will not purchase or otherwise acquire directly or indirectly through a subsidiary or otherwise, any Class B common shares.

         If fewer than all of the outstanding Class B common shares are to be redeemed, the number of shares to be redeemed will be determined by AmREIT and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by the holders (as nearly as may be practicable without creating fractional Class B common shares) or any other equitable method determined by AmREIT.

         Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days' prior to the redemption data. A similar notice will be mailed by AmREIT, postage prepaid, not less than 30 nor more than 60 days' prior to the redemption date, addressed to the respective holders of record of Class B common shares to be redeemed at their respective addresses as they appear on the shares transfer records of AmREIT. No failure to give notice or any defect therein or in the mailing thereof will affect the validity of the proceeding for the redemption of any Class B common shares except as to the holder to whom notice was defective or not given. Each notice will state: (1) the redemption date; (2) the redemption price; (3) the number of Class B common shares to be redeemed; (4) the place or places where the Class B common shares is to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed will cease to accrue on the redemption date; and (6) that any conversion rights will terminate at the close of business on the third business day immediately preceding the redemption date. If fewer than all the Class B common shares held by any holder are to be redeemed, the notice mailed to that holder will also specify the number of Class B common shares to be redeemed from that holder. If notice of redemption of any Class B common shares has been properly given and if funds necessary for redemption have been irrevocably set aside by AmREIT in trust for the benefit of the holders of any of the Class B common shares so called for redemption, then from and after the redemption date dividends will cease to accrue on those Class B common shares, those Class B common shares will no longer be deemed to be outstanding and all rights of the holders of those shares will terminate except for the right to receive the applicable redemption price and other amounts payable in respect of such shares.

         The holders of Shares (as defined below) at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to Class B common shares on the corresponding Dividend Payment Date notwithstanding the redemption thereof between that Dividend Record Date and the corresponding Dividend Payment Date or AmREIT's default in the payment of the dividend due. Except as provided above, AmREIT will make no payment or allowance for unpaid dividends, whether or not in arrears, on Class B common shares called for redemption.

         D. Voting Rights.
            --------------
         Holders of the Class B common shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter in which the Class B common shares may vote, including any action by written consent, each share of Class B common shares will be entitled to one vote. The holders of each share of Class B common shares may separately designate a proxy for the vote to which that share of Class B common shares is entitled.

         AmREIT shall not issue any shares of preferred shares or other class of common shares with dividend preferences senior to the dividends payable on the Class B common shares without the approval of a majority of the Class B common shares then outstanding.

         Whenever dividends on any Class B common shares have been in arrears for six or more consecutive quarterly periods, the holders of those Class B common shares will be entitled to vote for the election of two additional directors of AmREIT at a special meeting called by the holders of record of at least 10% of the Class B common shares (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders), or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on the Class B common shares for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In this event, the entire AmREIT board of directors will be increased by two directors. Each of these two directors will be elected to serve until the earlier of (1) the election and qualification of that director's successor or (2) payment of the dividend arrearage for the Class B common shares.

         In addition, AmREIT may not sell all or substantially all of its assets, dissolve, or amend its Articles of Incorporation in any manner that materially and adversely affects the voting powers, rights or preferences of the holders of Class B common shares without the approval of a majority of the Class B common shares then outstanding; provided, however, the issuance of any security with dividend or liquidation preferences that are pari passu or junior to the dividend or liquidation preferences of the Class B common shareholders shall not be considered to materially or adversely affect the voting powers, rights or preferences of the Class B common shareholders.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required is effected, all outstanding Class B common shares have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

         E. Conversion.
            -----------
         Subject to the exceptions described under the caption "Restrictions on Transfer" below, holders of the Class B common shares will have the right, at any time and from time to time, to convert all or any of the Class B common shares into shares of AmREIT Class A common shares on a one for one basis, subject to adjustment upon the occurrence of the events described below (the Conversion Price).

         Class B common shares will be deemed to have been converted immediately prior to the close of business on the date the shares are surrendered for conversion and notice of election to convert the same is received by AmREIT. Upon conversion, no adjustment or prepayment will be made for dividends, but if any holder surrenders Class B common shares for conversion after the close of business on a Dividend Record Date and prior to the opening of business on the related Dividend Payment Date, then, notwithstanding the conversion, the dividend payable on that Dividend Payment Date will be paid on that Dividend Payment Date to the registered holder of those shares on that Dividend Record Date. Class B common shares surrendered for conversion during the period from the close of business on a Dividend Record Date to the Dividend Payment Date must also pay the amount of the dividend which is payable. No fractional Class A common shares will be issued upon conversion and, if the conversion results in a fractional interest, an amount will be paid in cash equal to the value of the fractional interest based on the market price of the common shares on the last trading day prior to the date of conversion.

         The number of Class A common shares or other assets issuable upon conversion and the Conversion Price are subject to adjustment upon the occurrence of the following events:

          (1) the issuance of Class A common shares as a dividend or distribution on Class A common shares;

          (2) the subdivision, combination or reclassification of the outstanding Class A common shares;

          (3) the issuance to all holders of Class A common shares of rights or warrants to subscribe for or purchase Class A common shares (or securities convertible into Class A common shares) at a price per share less than the then current market price per share;

          (4) the distribution to all holders of Class A common shares of evidences of indebtedness or assets (including securities, but excluding Ordinary Cash Distributions, as defined below, and those dividends, distributions, rights or warrants referred to above); and

          (5) the distribution to all holders of Class A common shares of rights or warrants to subscribe for securities (other than those referred to in clause (3) above).

The adjustments to be made in each of these events are set forth in AmREIT's charter. In the event of a distribution of evidence of indebtedness or other assets (as described in clause (4)) or a dividend to all holders of Class A common shares of rights to subscribe for additional shares of AmREIT's capital shares (other than those referred to in clause (3) above), AmREIT may, instead of making an adjustment of the Conversion Price, make proper provision so that each holder who converts shares will be entitled to receive upon conversion, in addition to Class A common shares, an appropriate number of those rights, warrants, evidences of indebtedness or other assets. No adjustment will be made for "Ordinary Cash Distributions," which are distributions to holders of Class A common shares in an amount not exceeding AmREIT's accumulated funds from operations since its formation, after deducting dividends or other distributions
(1) paid in respect of all classes of capital shares of AmREIT or (2) accrued in respect of the Class B common shares, and any shares of preferred shares. In addition, no adjustment of the Conversion Price will be made until cumulative adjustments amount to one percent or more of the Conversion Price as last adjusted. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

         Whenever the number of Class A common shares or other assets issuable upon conversion and the Conversion Price are adjusted as herein provided, AmREIT
(1) will promptly make available at the office of the transfer agent a statement describing in reasonable detail such adjustment, and (2) will cause to be mailed by first class mail, postage prepaid, as soon as practicable, to each holder of record of Class B common shares, a notice stating that adjustments have been made and stating the adjusted conversion price.

         In the event of any capital reorganization or reclassification of the capital shares of AmREIT, or consolidation or merger of AmREIT with another corporation, or the sale, transfer or lease of all or substantially all of its assets to another corporation, is affected in a way that holders of Class A common shares will be entitled to receive shares, securities or other assets with respect to or in exchange for Class A common shares, then, as a condition of that reorganization, reclassification, consolidation, merger, sale, transfer or lease, the holder of each share of Class B common shares will have the right immediately to convert that share into the kind and amount of shares, securities or other assets which the holders of those shares would have owned or been entitled to receive immediately after the transaction if those holders had converted such shares immediately before the effective date of the transaction, subject to further adjustment upon the occurrence of the events described above.

         F. Restrictions on Transfer.
            -------------------------
         The Class B common shares are generally transferable. AmREIT's charter, however, contains restrictions on the number of "Shares," defined to include all classes of capital shares that AmREIT shall have authority to issue, including Class B common shares, series of preferred shares and Class A common shares, that shareholders may own. For AmREIT to qualify as a REIT under the Internal Revenue Code, Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of the issued and outstanding Shares (including the Class B common shares) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include, except in limited circumstances, entities such as qualified private pension plans) during the last half of a taxable year or during a proportionate part of a shorter taxable year.

         Since the AmREIT board believes it is essential for AmREIT to maintain its status as a REIT under the Internal Revenue Code, the AmREIT charter provides that no person may own or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% (the Ownership Limit) of the aggregate value of all outstanding Shares (including the Class B common shares). Any acquisition or transfer of Shares that would: (1) result in the shares of Shares being owned by fewer than 100 persons or (2) result in AmREIT being "closely-held" within the meaning of Section 856(h) of the Internal Revenue Code, will be null and void, and the intended transferee will acquire no rights to the Shares (including the Class B common shares).

         Section 5. Restrictions on Ownership, Transfer, Acquisition and Redemption of Shares.

         A.   Definitions.
              ------------
       For purposes of Sections 6.4 and 6.5, the following terms shall have the following meanings:

         "Acquire" shall mean the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner. The terms "Acquires" and "Acquisition" shall have correlative meanings.

         "Beneficial ownership" shall mean ownership of Equity Shares by an individual who would be treated as an owner of such shares under Section 542(a)(2) of the Code, either directly or constructively through the application of Section 544, as modified by Section 856(h)(1)(B). For purposes of this definition, the term "individual,, also shall include any organization, trust or other entity that is treated as an individual for purposes of Section 542(a)(2) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially owned" shall have correlative meanings.

         "Beneficiary" shall mean a beneficiary of the Excess Shares Trust as determined pursuant to paragraph A of Section 6.5.

         "Board of Trust Managers" shall mean the Board of Trust Managers of the Trust.

         "Bylaws" shall mean the Bylaws of the Trust, as the same are in effect from time to time.

         "Closing Price" on any day shall mean the last sale price, regular way on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or if the affected class or series of Equity Shares is not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange (including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) on which the affected class or series of Equity Shares is listed or admitted to trading or, if the affected class or series of Equity Shares is not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use or, if the affected class or series of Equity Shares is not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Trust Managers making a market in the affected class or series of Equity Shares, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the affected class or series of Equity Shares as of such day, as determined by the Board of Trust Managers in its discretion.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

         "Common Shares Ownership Limit" shall mean 8.0 percent of the outstanding Common Shares of the Trust, or, from and after the date hereof, such greater percentage of the outstanding Common Shares of the Trust as the Board of Trust Managers may establish pursuant to the authority expressly vested in the Board of Trust Managers in paragraph K of this Section 6.4 (but in no event to more than 9.9 percent of the outstanding Common Shares of the Trust, as so adjusted), subject to the limitations contained in paragraph L of this Section 6.4.

         "Constructive ownership" shall mean ownership of Equity Shares by a Person who would be treated as an owner of such shares, either actually or constructively, directly or indirectly, through the application of Section 318 of the Code, as modified by Section 856(d)(5) thereof. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

         "Equity Shares" shall mean collectively shares of the Trust that are either Common Shares or Preferred Shares.

         "Excess Shares Trust" shall mean the trust created pursuant to paragraph A of Section 6.5.

         "Excess Shares Trustee" shall mean the Trust as trustee for the Excess Shares Trust, and any successor trustee appointed by the Trust.

         "Existing Holder" shall mean collectively H. Kerr Taylor and any sibling (whether by the whole or half blood), spouse, ancestor or lineal descendant thereof (provided that in the event the definition of "Family" pursuant to Section 544(a)(2) of the Code shall be amended, the foregoing definition shall be deemed to be similarly amended).

         "Existing Holder Limit" shall mean initially 9.8 percent of the outstanding Common Shares of the Trust, or, from and after the date hereof, such lesser percentage of the outstanding Common Shares of the Trust as the Board of Trust Managers may establish from time to time pursuant to the authority expressly vested in the Board of Trust Managers in paragraph J of this Section 6.4, subject to the limitations contained in paragraph L of this Section 6.4. For purposes of the application of the Existing Holder Limit, the Existing Holder shall be deemed to own the sum of (a) the Common Shares Beneficially or Constructively Owned by the Existing Holder and (b) the Common Shares the Existing Holder would Beneficially or Constructively Own upon exercise of any conversion right, option or other right (without regard to any temporal restrictions on the exercise thereof) to directly or indirectly Acquire Beneficial or Constructive Ownership of Common Shares. For purposes of determining the Existing Holder Limit, the Common Shares outstanding shall be deemed to include the maximum number of shares that the Existing Holder may Beneficially and Constructively Own pursuant to any conversion right, option or other right (without regard to any temporal restrictions on the exercise thereof). From and after the date hereof and prior to the Restriction Termination Date, the Secretary of the Trust, or such other person as shall be designated by the Board of Trust Managers, shall maintain and, upon request, make available to the Existing Holder or the Board of Trust Managers, a schedule which sets forth the then-current Existing Holder Limit.

         "Market Price" on any day shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such 10-day period for which Closing Prices are available).

         "Ownership Limit" shall mean the Common Shares Ownership Limit or the Preferred Shares Ownership Limit, or both, as the context may require.

         "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participated in a public offering of Equity Shares for a period of sixty (60) days following the purchase by such underwriter of such Equity Shares therein, provided that the foregoing exclusion shall apply only if the ownership of such Equity Shares by an underwriter or underwriters participating in a public offering would not cause the Trust to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(a) of the Code or otherwise cause the Trust to fail to qualify as a REIT.

         "Preferred Shares Ownership Limit" shall mean 9.9 percent of the outstanding shares of a particular series of Preferred Shares of the Trust.

         "Purported Beneficial Holder" shall mean, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Shares, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to paragraph C of this Section 6.4, automatically exchanged for Excess Shares upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

         "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer or Acquisition which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition had been valid under paragraph B of this Section 6.4. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

         "Purported Record Holder" shall mean, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Shares, the record holder of the Equity Shares that were, pursuant to paragraph C of this Section 6.4, automatically exchanged for Excess Shares upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

         "Purported Record Transferee" shall mean, with respect to any purported Transfer or Acquisition which results in Excess Shares, the record holder of the Equity Shares if such Transfer had been valid under paragraph B of this Section
6.4. The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

         "REIT" shall mean a real estate investment trust under Sections 856 through 860 of the Code.

         "Restriction Termination Date" shall mean the first day after the date hereof on which the Board of Trust Managers and the shareholders of the Trust determine that it is no longer in the best interests of the Trust to attempt, or continue, to qualify as a REIT.

         "Trading Day" shall mean a day on which the principal national securities exchange on which the affected class or series of Equity Shares is listed or admitted to trading is open for the transaction of business or, if the affected class or series of Equity Shares is not listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Transfer" shall mean any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares (including (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers," "Transferred" and "Transferable" shall have correlative meanings.

         B.       Ownership and Transfer Limitations.
                  ----------------------------------

                  (1) Notwithstanding any other provision of this Declaration of Trust, except as provided in paragraph I of this Section 6.4 and Section 6.6, from and after the date hereof and prior to the Restriction Termination Date,
(i) no Person (other than the Existing Holder) shall Beneficially or Constructively own Common Shares in excess of the Common Shares Ownership Limit;
(ii) the Existing Holder shall not Beneficially or Constructively Own Common Shares in excess of the Existing Holder Limit; and (iii) no Person shall Beneficially or Constructively Own shares of any series of Preferred Shares in excess of the Preferred Shares Ownership Limit.

                  (2) Notwithstanding any other provision of this Declaration of Trust, except as provided in paragraph I of this Section 6.4 and Section 6.6, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person (other than the Existing Holder) Beneficially or Constructively owning Equity Shares in excess of the applicable Ownership Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively owned by such Person in excess of the applicable Ownership Limit, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder, as applicable, shall acquire any rights in that number of Equity Shares.

                  (3) Notwithstanding any other provision of this Declaration of Trust, except as provided in Paragraph I of this Section 6.4 and in Section 6.6, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares or other event or transaction that, if effective, would result in the Existing Holder Beneficially or Constructively Owning (i) Common Shares in excess of the Existing Holder Limit or (ii) Preferred Shares in excess of the Preferred Shares Ownership Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in the Beneficial or Constructive Ownership or other event or transaction with respect to that number of Common Shares which otherwise would be Beneficially or Constructively Owned by the Existing Holder in excess of the Existing Holder Limit and/or that number of Preferred Shares which otherwise would be Beneficially or Constructively owned by the Existing Holder in excess of the Preferred Shares Ownership Limit, as the case may be, and the Existing Holder shall acquire no rights in that number of Common Shares and/or Preferred Shares.

                  (4) Notwithstanding any other provision of this Declaration of Trust, except as provided in Section 6.6, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than one hundred (100) Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive ownership (including actual ownership) or other event or transaction with respect to that number of Equity Shares which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial or Constructive Owner) shall acquire no rights in that number of Equity Shares.

                  (5) Notwithstanding any other provision of this Declaration of Trust, except as provided in Section 6.6, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Trust to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Trust to fail to qualify as a REIT shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Trust to be "closely held" within the meaning of
Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Trust to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

                  (6) Notwithstanding any other provision of this Declaration of Trust, except as provided in Section 6.6, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Trust, or other purported change in Beneficial or Constructive ownership of Equity Shares or other event or transaction that, if effective, would (i) cause the Trust to own (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code and
(ii) cause the Trust to fail to satisfy any of the gross income requirements of
Section 856(c) of the Code, shall be void ab initio as to the Transfer, Acquisition, change in capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Trust to own an interest (directly or Constructively) in a tenant that is described in Section 856(d)(2)(B) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

         C.       Exchange for Excess Shares.
                  --------------------------

                  (1) If, notwithstanding the other provisions contained in this
Article VI, at any time from and after the date hereof and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that (i) any Person (other than the Existing Holder) would Beneficially or Constructively Own Equity Shares in excess of the applicable Ownership Limit or (ii) the Existing Holder would Beneficially or Constructively own Common Shares in excess of the Existing Holder Limit or any series of

Preferred Shares in excess of the Preferred Shares Ownership Limit, then, except as otherwise provided in paragraph I of this Section 6.4, such number of Equity Shares (rounded up to the next whole number of shares) in excess of the applicable Ownership Limit or the Existing Holder Limit, as the case may be, automatically shall be exchanged for an equal number of Excess Shares having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VI requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, Acquisition, change in capital structure, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction.

                  (2) If, notwithstanding the other provisions contained in this
Article VI, at any time from and after the date hereof and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (2), (3), (4), (5) and (6) of paragraph B of this Section 6.4 or, directly or indirectly, would for any reason cause the Trust to fail to qualify as a REIT, then the number of Equity Shares (rounded up to the next whole number of shares) being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership or other event or transaction and which would result in a violation of any of the restrictions described in subparagraphs (2), (3), (4), (5) and (6) of paragraph B of this Section 6.4 or, directly or indirectly, would for any reason cause the Trust to fail to qualify as a REIT, automatically shall be exchanged for an equal number of Excess Shares having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VI requires different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer, Acquisition, change in capital structure, or other purported change in Beneficial or Constructive Ownership or other event or transaction.

         D. Remedies for Breach. If the Board of Trust Managers or its designee shall at any time determine in good faith that a Transfer, Acquisition, or change in the capital structure of the Trust or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of paragraph B of this Section 6.4 or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of paragraph B of this Section 6.4, the Board of Trust managers or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, or change in the capital structure of the Trust, or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Trust or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Trust, attempted Transfer, or other attempt to Acquire Beneficial or Constructive ownership of any Equity Shares or event or transaction in violation of subparagraphs (2), (3), (4), (5) or (6) of paragraph B of this Section 6.4 (as applicable) shall be void ab initio and, where applicable, automatically shall result in the exchange described in paragraph C of this Section 6.4, irrespective of any action (or inaction) by the Board of Trust Managers or its designee.

         E. Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Equity Shares in violation of paragraph B of this Section 6.4 and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Equity Shares resulting in an exchange for Excess Shares, pursuant to paragraph C of this Section 6.4, or otherwise, immediately shall give written notice to the Trust, or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive ownership, shall give at least fifteen (15) days prior written notice to the Trust, of such event and shall promptly provide to the Trust such other information as the Trust, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, attempted Transfer, Acquisition, attempted Acquisition or other purported change in Beneficial or Constructive Ownership on the Trust's status as a REIT.

         F.      Owners  Required  to  Provide  Information.
                 -------------------------------------------
                 From and after the date hereof and prior to the Restriction Termination Date:

                  (1) Every Beneficial or Constructive Owner of more than 5 percent, or such lower percentage or percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Trust Managers in its sole discretion, of the outstanding shares of any class or series of Equity Shares of the Trust annually shall, no later than January 31 of each calendar year, give written notice to the Trust stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of each class or series of Equity Shares Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Trust such additional information as the Trust, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Trust's status as a REIT and to ensure compliance with the applicable Ownership Limit or the Existing Holder Limit and other restrictions set forth herein.

                  (2) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Trust such information as the Trust, in its sole discretion, may request in order to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the applicable Ownership Limit or the Existing Holder Limit and other restrictions set forth herein.

         G.       Remedies  Not  Limited.
                  -----------------------
                 Nothing contained in this Article VI except Section 6.6 hereof shall limit the scope or application of the provisions of this Section 6.4, the ability of the Trust to implement or enforce compliance with the terms thereof or the authority of the Board of Trust Managers to take any such other action or actions as it may deem necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT and to ensure compliance with the applicable ownership Limit or the Existing Holder Limit and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Trust.

         H.      Ambiguity.

                 In the case of ambiguity in the application of any of the provisions of this Section 6.4, including any definition contained in paragraph A hereof, the Board of Trust Managers shall have the power and authority, in its sole discretion, to determine the application of the provisions of this
Section 6.4 with respect to any situation, based on the facts known to it.

         I. Exceptions. The Board of Trust Managers, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel, or other evidence satisfactory to the Board of Trust Managers, in its sole discretion, in each case to the effect that the restrictions contained in subparagraphs (4), (5) and
(6) of paragraph B of this Section 6.4 will not be violated, may waive or change, in whole or in part, the application of the applicable ownership Limit with respect to any Person that is not an individual, as such term is defined in
Section 542(a)(2) of the Code. In connection with any such waiver or change, the Board of Trust Managers may require such representations and undertakings from such Person or affiliates and may impose such other conditions, as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Equity Shares on the Trust's status as a REIT.

         J. Reduction of Existing Holder Limit. The Board of Trust Managers is hereby expressly vested with the full power and authority to reduce the Existing Holder Limit as in effect from time to time on and after the date hereof, with the written consent of H. Kerr Taylor or his successor-in-interest or designee. No such reduction shall constitute or be deemed to constitute an amendment of this Declaration of Trust, and shall take effect automatically without any action on the part of any shareholder as of the date specified by the Board of Trust Managers that is subsequent to the Board resolution approving and effecting such reduction.

         K. Increase in Common Shares Ownership Limit. Subject to the limitations contained in paragraph L of this Section 6.4, the Board of Trust managers is hereby expressly vested with the full power and authority from time to time to increase the Common Shares Ownership Limit. No such increase shall constitute or be deemed to constitute an amendment of this Declaration of Trust, and shall take effect automatically without any action on the part of any shareholder as of the date specified by the Board of Trust Managers that is subsequent to the Board resolution approving and effecting such reduction.

         L.       Limitations on Modifications.
                  ----------------------------

                  (1) The Ownership Limit for a class or series of Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation the Trust would be "closely held" within the meaning of Section 856(h) of the Code (assuming ownership of Equity Shares by all Persons (other than the Existing Holder) equal to the greatest of (i) the actual ownership, (ii) the Beneficial Ownership of Equity Shares by each Person, or (iii) the applicable Ownership Limit with respect to such Person, and assuming the ownership by the Existing Holder of Common Shares equal to the Existing Holder Limit and shares of any series of Preferred Shares equal to the Preferred Shares ownership Limit).

                  (2) Prior to any modification of the Ownership Limit or the Existing Holder Limit with respect to any Person, the Board of Trust Managers may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Trust's status as a REIT.

                  (3) Neither the Common Shares Ownership Limit nor the Preferred Shares Ownership Limit may be increased to a percentage that is greater than 9.9 percent.

                  (4)      The Existing Holder Limit may not be increased.

         M.       Legend.
                  -------
                  Each certificate for Equity Shares shall bear substantially the following legend:

                           "The securities represented by this certificate are
                  subject to the restrictions on transfer and ownership for the purpose of maintenance of the Trust's status as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 8.0 percent (or such greater percent as may be determined by the Board of Trust Managers of the Trust) of the outstanding Common Shares (except in such circumstances as the Existing Holder Limit shall apply); (ii) Beneficially or Constructively Own shares of any series of Preferred Shares of the Trust in excess of 9.9 percent of the outstanding shares of such series of Preferred Shares; or (iii) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Trust being "closely held" under
                  Section 856(h) of the code or which otherwise would cause the Trust to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Common Shares or Preferred Shares resulting in an exchange for Excess Shares (as described below) immediately must notify the Trust in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in the Beneficial or Constructive Ownership, must give written notice to the Trust at least fifteen (15) days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in violation of the ownership or transfer limitations set forth in the Declaration of Trust of the Trust shall be void ab initio and the Purported Beneficial and Record Transferee shall not have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated, the Common Shares or Preferred Shares represented hereby automatically will be exchanged for Excess Shares to the extent of violation of such limitations, and such Excess Shares will be held in trust by the Trust, all as provided by the Declaration of Trust of the Trust. All defined terms used in this legend have the meanings identified in the Declaration of Trust of the Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."

         Section 5. Excess Shares.

         A. Ownership in Trust. Upon any purported Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in the Beneficial or Constructive Ownership or event or transaction that results in Excess Shares pursuant to paragraph C of Section 6.4, such Excess Shares shall be deemed to have been transferred to the Trust, as Excess Shares Trustee of an Excess Shares Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to paragraph E of this Section 6.5. Excess Shares so held in trust shall be issued and outstanding shares of the Trust. The Purported Record Transferee (or Purported Record Holder) shall have no rights in such Excess Shares except the right to designate a transferee of such Excess Shares upon the terms specified in paragraph E of this Section 6.5. The Purported Beneficial Transferee (or Purported Beneficial Holder) shall have no rights in such Excess Shares except as provided in paragraphs C and E of this Section 6.5.

         B. Dividend Rights. Excess Shares shall not be entitled to any dividends or distributions (except as provided in Paragraph C of this Section 6.5). Any dividend or distribution paid prior to the discovery by the Trust that the Equity Shares have been exchanged for Excess Shares shall be repaid to the Trust upon demand, and any dividend or distribution declared but unpaid at the time of such discovery shall be void ab initio with respect to such Excess Shares.

         C.       Rights Upon Liquidation.
                  -----------------------

                  (1) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Trust, each holder of Excess Shares resulting from the exchange of Preferred Shares of any specified series shall be entitled to receive, ratably with each other holder of Excess Shares resulting from the exchange of Preferred Shares of such series and each holder of Preferred Shares of such series, such accrued and unpaid dividends, liquidation preferences and other preferential payments, if any, as are due to holders of Preferred Shares of such series. In the event that holders of shares of any series of Preferred Shares are entitled to participate in the Trust's distribution of its residual assets, each holder of Excess Shares resulting from the exchange of Preferred Shares of any such series shall be entitled to participate, ratably with (i) each other holder of Excess Shares resulting from the exchange of Preferred Shares of all series entitled to so participate; (ii) each holder of Preferred Shares of all series entitled to so participate; and (iii) each holder of Common Shares resulting from the exchange of Common Shares (to the extent permitted by paragraph C of Section 6.4 hereof), that portion of the aggregate assets available for distribution (determined in accordance with applicable law) as the number of such Excess Shares held by such holder bears to the total number of
(i) outstanding Excess Shares resulting from the exchange of Preferred Shares of all series entitled to so participate; (ii) outstanding Preferred Shares of all series entitled to so participate; and (iii) outstanding Common Shares and Excess Shares resulting from the exchange of Common Shares. The Trust, as holder of Excess Shares in trust, or, if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Shares Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up, or any distribution of the assets, of the Trust. Anything to the contrary herein notwithstanding, in no event shall the amount payable to a holder with respect to Excess Shares resulting from the exchange of Preferred Shares exceed (i) the price per share such holder paid for the Preferred Shares in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares or
(ii) if the holder did not give full value for such Excess Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Preferred Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Shares. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Preferred Shares and Excess Shares resulting from the exchange of Preferred Shares to the extent permitted by the foregoing limitations.

                  (2) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Trust, each holder of Excess Shares resulting from the exchange of Common Shares shall be entitled to receive, ratably with (i) each other holder of such Excess Shares and (ii) each holder of Common Shares, that portion of the aggregate assets available for distribution to holders of Common Shares (including holders of Excess Shares resulting from the exchange of Common Shares pursuant to paragraph C of Section 6.4 hereof), determined in accordance with applicable law, as the number of such Excess Shares held by such holder bears to the total number of outstanding Common Shares and outstanding Excess Shares resulting from the exchange of Common Shares then outstanding. The Trust, as holder of the Excess Shares in trust, or, if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Shares Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up, or any distribution of the assets, of the Trust. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder with respect to Excess Shares exceed W the price per share such holder paid for the Equity Shares in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares or (ii) if the holder did not give full value for such Excess Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Equity Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Shares. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Common Shares and Excess Shares resulting from the exchange of Common Shares to the extent permitted by the foregoing limitations.

         D.       Voting  Rights.
                  ---------------
                  The holders of Excess Shares shall not be entitled to vote on any matters (except as required by the Texas REIT Act).

         E.       Restrictions on Transfer; Designation of Beneficiary.
                  ----------------------------------------------------

                  (1) Excess Shares shall not be Transferable. The Purported Record Transferee (or Purported Record Holder) may freely designate a Beneficiary of its interest in the Excess Shares Trust (representing the number of Excess Shares held by the Excess Shares Trust attributable to the purported Transfer that resulted in the Excess Shares), if (i) the Excess Shares held in the Excess Shares Trust would not be Excess Shares in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee (or Purported Beneficial Holder) does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Shares that exceeds (x) the price per share such Purported Beneficial Transferee (or Purported Beneficial Holder) paid for the Equity Shares in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares or (y) if the Purported Beneficial Transferee (or Purported Beneficial Holder) did not give value for such Excess Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Equity Shares on the date of the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares. Upon such Transfer of an interest in the Excess Shares Trust, the corresponding Excess Shares in the Excess Shares Trust automatically shall be exchanged for an equal number of Equity Shares (depending on the type and class of shares that originally were exchanged for such Excess Shares) and such Equity Shares shall be transferred of record to the Beneficiary of the interest in the Excess Shares Trust designated by the Purported Record Transferee (or Purported Record Holder), as described above, if such Equity Shares would not be Excess Shares in the hands of such Beneficiary. Prior to any Transfer of any interest in the Excess Shares Trust, the Purported Record Transferee (or Purported Record Holder) must give written notice to the Trust of the intended Transfer and the Trust must have waived in writing its purchase rights under paragraph F of this
Section 6.5.

                  (2) Notwithstanding the foregoing, if a Purported Beneficial Transferee (or Purported Beneficial Holder) receives a price for designating a Beneficiary of an interest in the Excess Shares Trust that exceeds the amounts allowable under subparagraph (1) of this paragraph E, such Purported Beneficial Transferee (or Purported Beneficial Holder) shall pay, or cause the Beneficiary of the interest in the Excess Shares Trust to pay, such excess in full to the Trust.

                  (3) If any of the Transfer restrictions set forth in this paragraph E or any application thereof is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Purported Record Transferee (or Purported Record Holder) may be deemed, at the option of the Trust, to have acted as the agent of the Trust in acquiring the Excess Shares as to which such restrictions would otherwise, by their terms, apply, and to hold such Excess Shares on behalf of the Trust.

         F. Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust or its designee at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Shares, the Market Price at the time of such devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Shares) or (ii) the Market Price of the Equity Shares exchanged for such Excess Shares on the date the Trust or its designee accepts such offer. The Trust and its assignees shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer, Acquisition, change in capital structure of the Trust, or purported change in Beneficial or Constructive Ownership or other event or transaction which resulted in such Excess Shares and
(ii) the date on which the Board of Trust Managers determines in good faith that a Transfer, Acquisition, change in capital structure of the Trust, or purported change in Beneficial or Constructive Ownership or other event or transaction resulting in Excess Shares has occurred, if the Trust does not receive a notice pursuant to paragraph E of Section 6.4, but in no event later than a permitted Transfer pursuant to, and in compliance with, the terms of paragraph E of this
Section 6.5.

         G. Remedies Not Limited. Nothing contained in this Article VI except
Section 6.6 hereof shall limit the scope or application of the provisions of this Section 6.5, the ability of the Trust to implement or enforce compliance with the terms hereof or the authority of the Board of Trust Managers to take any such other action or actions as it may deem. necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT and to ensure compliance with the applicable ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Trust.

         H.       Authorization.
                  --------------
                  At such time as the Board of Trust Managers authorizes a series of Preferred Shares pursuant to Section 6.2 of this Article VI, without any further or separate action of the Board of Trust Managers, there shall be deemed to be authorized a series of Excess Shares consisting of the number of shares included  in  the  series  of  Preferred  Shares  so
authorized  and  having  terms,   rights,   restrictions  and qualifications
identical thereto, except to the extent that this Article VI requires different terms.

         Section 6.  Settlements.

         Nothing in Sections 6.4 and 6.5 shall preclude the settlement of any transaction with respect to the Common Shares entered into through the facilities of the American Stock Exchange.

         Section 7.  Issuance of Rights to Purchase Securities and Other
Property.

         Subject to the rights of the holders of any series of Preferred Shares, the Board of Trust Managers is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or non-pro rata basis) by the Trust of rights, options or warrants for the purchase of Equity Shares of the Trust as that term is defined in paragraph A of Section 6.4, other securities of the Trust, or shares or other securities of any successor in interest of the Trust (a "Successor"), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any Equity Shares of the Trust, other securities of the Trust, or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Texas REIT Act, other applicable laws and this Declaration of Trust. Without limiting the generality of the foregoing, the authority granted hereby includes the authority to adopt a "rights plan" or similar plan that treats shareholders in a discriminatory or non pro rata manner, based upon the number of shares owned thereby or otherwise.

         Section 8.  Severability.

         If any provision of this Article VI or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this Article VI shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         Section 9.  Waiver.

         The Trust shall have authority at any time to waive the requirements that Excess Shares be issued or be deemed outstanding in accordance with the provisions of this Article VI if the Trust determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Excess Shares or the fact that such Excess Shares are deemed to be outstanding, would jeopardize the status of the Trust as a REIT (as that term is defined in paragraph A of Section 6.4).

         Section 10.  Management of Money and Property Received for Shares.

         The Trust Managers shall manage all money and property received for the issuance of shares for the benefit of the shareholders of the Trust.

         Section 11.  Commencement of Business.

         The Trust will not commence business until it has received for the issuance of shares of beneficial interest consideration of at least $1,000 value, consisting of any tangible or intangible benefit to the Trust, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Trust.

                                   ARTICLE VII

                      MATTERS RELATING TO THE POWERS OF THE
                  TRUST AND ITS TRUST MANAGERS AND SHAREHOLDERS

         The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Trust and of the trust managers and shareholders thereof:

         Section 1.  Matters Relating to the Board of Trust Managers.

         A.       Authority as to Bylaws.
                  -----------------------
                  Except as provided in Section 7.2(D) hereof, the Trust Managers of the Trust shall have exclusive authority to amend or repeal the Bylaws of the Trust, or to adopt new Bylaws.

         B. Authority as to Share Issuances.
            --------------------------------
            The Board of Trust Managers of the Trust may authorize the issuance, from time to time, of its shares of beneficial interest of any class or series, whether now or hereafter authorized, or securities convertible into shares now or hereafter authorized, for such consideration as the Board of Trust Managers may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the Bylaws of the Trust or in the laws of the State of Texas. The Board of Trust Managers may classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares.

         C.       Manner of  Election.
                  --------------------
                  Unless and except to the extent that the Bylaws of the Trust shall so require, the election of trust managers of the Trust need not be by written ballot.

         D. Removal of Trust Managers. Subject to the rights of the holders of any series of Preferred Shares to elect additional trust managers (or remove such additional trust managers, once elected) under specified circumstances, any trust manager may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 80 percent of the then-outstanding Equity Shares entitled to vote generally in the election of trust managers (the "Voting Shares"), voting together as a single class.

         E. Permissible Criteria for Consideration of Best Interests. In determining what is in the best interest of the Trust, a trust manager of the Trust shall consider all of the relevant factors, which may include (i) the immediate and long-term effects of the transaction on the Trust's shareholders, including shareholders, if any, who do not participate in the transaction; (ii) the social and economic effects of the transaction on the Trust's employees, suppliers, creditors and customers and others dealing with the Trust and on the communities in which the Trust operates and is located; (iii) whether the transaction is acceptable, based on the historical and current operating results and financial condition of the Trust; (iv) whether a more favorable price could be obtained for the Trust's shares or other securities in the future; (v) the future value of the Trust's securities; (vii) any legal or regulatory issues raised by the transaction; and (viii) the business and financial condition and earnings prospects of the other party or parties to the proposed transaction including, without limitation, debt service and other existing financial obligations, financial obligations to be incurred in connection with the transaction, and other foreseeable financial objections of such other party or parties.

         F. Determination by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trust Managers consistent with the Declaration of Trust of the Trust and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Trust and every holder of its shares: W the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its shares or the payment of other distributions on its shares; (ii) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves shall have been created shall have been paid or discharged); (iii) the fair value, or any sale, bid or asked priced to be applied in determining the fair value, of any asset owned or held by the Trust; and (iv) any matters relating to the acquisition, holding and disposition of any assets by the Trust.

         G Reserved Powers of Board. The enumeration and definition of particular powers of the Board of Trust Managers included in this Article VII shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of the Declaration of Trust of the Trust, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trust Managers under the laws of the State of Texas as now or hereafter in force.

         H. Alteration of Authority Granted to the Board of Trust Managers. The affirmative vote of that proportion of the then-outstanding Voting Shares necessary to approve an amendment to this Declaration of Trust pursuant to the Texas REIT Act, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Section 7.1 of this Article VII.

         I. REIT Qualification. The Board of Trust Managers shall use its best efforts to cause the Trust and its shareholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs (as those terms are defined in paragraph A of Section 6.4 hereof). In furtherance of the foregoing, the Board of Trust Managers shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Trust as a REIT; provided, however, that in the event that the Board of Trust Managers determines, in its sole discretion, that it no longer is in the best interests of the Trust to qualify as a REIT, the Board of Trust Managers shall take such actions as are required by the Code, the Texas REIT Act and other applicable law, to cause the matter of termination of qualification as a REIT (as that term is defined in paragraph A of Section 6.4) to be submitted to a vote of the shareholders of the Trust pursuant to paragraph A of Section 7.2.

         Section 2.  Matters Relating to the Shareholders.

         A. Liability of Shareholders. A holder of Equity Shares, or an owner of any beneficial interest in Equity Shares, of the Trust is not under an, and shall not have any, obligation or liability of any nature whatsoever to the Trust or to its obligees with respect to: (i) the Equity Shares other than the obligation to pay to the Trust the full amount of the consideration, fixed in compliance with the Texas REIT Act, for which the Equity Shares were issued;
(ii) any contractual obligation of the Trust on the basis that the holder or owner is or was the alter ego of the Trust, or on the basis of actual fraud or constructive fraud, a sham to perpetrate a fraud, or other similar theory; or
(iii) any obligation of the Trust on the basis of the failure of the Trust to observe any formality, including the failure to (1) comply with any requirement of the Texas REIT Act or of this Declaration of Trust or of the Bylaws of the Trust; or (2) observe any requirement prescribed by the Texas REIT Act or by this Declaration of Trust or the Bylaws of the Trust for acts taken by the Trust, its Trust Managers, or its shareholders.

         B. Termination of REIT Status.
            ---------------------------
            Anything contained in this Declaration of Trust to the contrary notwithstanding, the affirmative vote of the holders of a majority of the then-outstanding Voting Shares, voting as a single class, and the approval of the Board of Trust Managers, shall be required to terminate voluntarily the Trust's status as a REIT (as that term is defined in paragraph A of Section 6.4).

         C.       No  Cumulative  Rights.
                  -----------------------
                  Except as may be expressly provided with respect to any class or series of Preferred Shares, shareholders of the Trust shall not have cumulative voting rights in the election of trust managers.

         D.       No  Preemptive  Rights.
                  -----------------------
                  Except as may be expressly provided with respect to any class or series of Preferred Shares, no holders of shares of the Trust, of whatever class or series, shall have any preferential right of subscription for the purchase of any shares of any class or series or for the purchase of any securities convertible into shares of any class or series of the Trust other than such rights, if any, as the Board of Trust Managers, in its sole discretion, may determine, and for such consideration as the Board of Trust Managers, in its sole discretion, may fix; and except as may be expressly provided with respect to any class or series of Preferred Shares, any shares of any class or series of convertible securities which the Board of Trust Managers may determine to offer for subscription to the holders of shares may, as the Board of Trust Managers shall determine in its sole discretion, be offered to holders of any then-existing class, classes or series of shares or other securities to the exclusion of holders of any or all other then-existing classes or series of securities.

         E. Authority as to Bylaws.
            -----------------------
            The shareholders of the Trust shall have no authority to amend or repeal the Bylaws of the Trust, or to adopt new Bylaws unless (i) specifically authorized to do so by a resolution duly adopted by the Board of Trust Managers, or (ii) any Bylaw duly adopted as herein provided expressly vests authority in the shareholders of the Trust to amend or repeal any such Bylaw, or provides that any such Bylaw may not be amended or appealed without such approval of the shareholders of the Trust as may be therein provided.

                                  ARTICLE VIII

                    LIMITATION OF LIABILITY OF TRUST MANAGERS

         No Trust Manager of the Trust shall be liable to the Trust for any act, omission, loss, damage, or expense arising from the performance of his duty under the Trust save only for his own willful misfeasance or willful malfeasance or gross negligence.

         In addition to, and in no respect whatsoever in limitation of, the foregoing, the liability of each Trust Manager of the Trust for monetary damages shall be eliminated to the fullest extent permitted under the laws of the State of Texas, as the same exist or may be hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits broader elimination or limitation of liability of a Trust Manager than said law permitted prior to such amendment), and no Trust Manager of the Trust shall be liable to the Trust or its shareholders for monetary damages except to the extent, and only to the extent, such elimination or limitation of liability is expressly prohibited under the laws of the State of Texas, as the same exist or may be hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits broader elimination or limitation of liability of a Trust Manager than said law permitted prior to such amendment). If after the date hereof the laws of the State of Texas are amended to authorize broader elimination or limitation of liability of a Trust Manager, upon the effective date of such amendment the liability of a Trust Manager shall without further act also be eliminated and limited to such broader extent to the fullest extent not prohibited by the laws of the State of Texas as so amended. The provisions of this Article VIII shall be deemed to be a contract with each Trust Manager of the Trust who serves as such at any time while such provisions are in effect, and each such Trust Manager shall be deemed to be serving as such in reliance on the provisions of this Article VIII. No repeal or amendment of this Declaration of Trust shall adversely affect any right or any elimination or limitation of liability of a Trust Manager existing at the time of the repeal or amendment.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Each person who is or was or who agrees to become a Trust Manager or officer of the Trust, or each person who, while a Trust manager of the Trust, is or was serving or who agrees to serve, at the request of the Trust, as a Trust manager, director, officer, partner, joint venturer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Trust, and shall be entitled to have paid on his behalf or be reimbursed for reasonable expenses in advance of final disposition of a proceeding, in accordance with the Bylaws of the Trust, to the full extent permitted from time to time by the Texas REIT Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Trust to provide broader indemnification rights than said law permitted the Trust to provide prior to such amendment) or any other applicable laws presently or hereafter in effect. The Trust shall have the power, with the approval of the Board of Trust Managers, to provide such indemnification and advancement of expenses to any employee or agent of the Trust, in accordance with the Bylaws of the Trust. Without limiting the generality or the effect of the foregoing, the Trust may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article IX. Any amendment or repeal of this
Article IX shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal and shall not adversely affect any right or protection then existing pursuant to any such indemnification agreement.

                                    ARTICLE X

                                    AMENDMENT

         The Trust reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in its Declaration of Trust and any other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, trust managers or any other persons whomsoever by and pursuant to this Declaration of Trust in its present form or as hereafter amended are granted subject to the rights reserved in this Article X; provided, however, that any amendment or repeal of Articles VIII, IX or this Article X of this Declaration of Trust shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

                                   ARTICLE XI

                           SPECIAL VOTING REQUIREMENTS

         Section 11.1 Definitions.

         A.       In General.
                  -----------
                  In this Article XI, the following words have the meanings indicated.

         B.       Affiliates.
                  -----------
                  "Affiliate", including the term "affiliated person", means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

         C.       Associate.
                  ----------
                 "Associate", when used to indicate a relationship with any person, means:


                  (1) Any corporation or organization (other than the corporation or a subsidiary of the corporation) of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities;

                  (2) Any trust or other estate in. which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

                  (3) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its affiliates.

         D.       Beneficial  Owner.
                  ------------------
                  "Beneficial owner", when used with respect to any voting stock, means a person:

               (1) That, individually or with any of its affiliates or associates, beneficially owns voting stock, directly or indirectly; or

               (2) That, individually or with any of its affiliates or associates, has:

                         (i) The right to acquire voting stock (whether such
                    right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

                         (ii) The right to vote voting stock pursuant to any
                    agreement, arrangement, or understanding; or

                  (3) That has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares of voting stock.



         E.       Business Combination.
                  ---------------------
                  "Business combination" means:

                  (1) Unless the merger, consolidation, or share exchange does not alter the contract rights of the stock as expressly set forth in the charter or change or convert in whole or in part the outstanding shares of stock of the Trust, any merger, consolidation, or share exchange of the Trust or any subsidiary with any interested shareholder or (ii) any other corporation (whether or not itself an interested shareholder) which is, or after the merger, consolidation, or share exchange would be, an affiliate of an interested shareholder that was an interested shareholder prior to the transaction;

                  (2) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any 12-month period, to any interested shareholder or any affiliate of any interested shareholder (other than the Trust or any of its subsidiaries) of any assets of the Trust or any subsidiary having, measured at the time the transaction or transactions are approved by the board of Trust Managers of the Trust, an aggregate book value as of the end of the Trust's most recently ended fiscal quarter of 10 percent or more of the total market value of the outstanding stock of the Trust or of its net worth as of the end of its most recently ended fiscal quarter;

                  (3) The issuance or transfer by the Trust, or any subsidiary, in one transaction or a series of transactions, of any equity securities of the Trust or any subsidiary which have an aggregate market value of 5 percent or more of the total market value of the outstanding stock of the Trust to any interested shareholder or any affiliate of any interested shareholder (other than the Trust or any subsidiary) except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Trust's voting stock or any other method affording substantially proportionate treatment to the holders of voting stock;

                  (4) The adoption of any plan or proposal for the liquidation or dissolution of the Trust in which anything other than cash will be received by an interested shareholder or any affiliate of any interested shareholder;

                  (5) Any reclassification of securities (including any reverse stock split), or recapitalization of the Trust, or any merger, consolidation, or share exchange of the Trust with any subsidiary which has the effect, directly or indirectly, in one or a series of transactions, of increasing by 5 percent or more of the total number of outstanding shares, the proportionate a-mount of the outstanding shares of any class of equity securities of the Trust or any subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder; or

                  (6) The receipt by any interested shareholder or any affiliate of any interested shareholder (other than the Trust or any subsidiary) of the benefit, directly or indirectly (except proportionately as a shareholder), of any loan, advance, guarantee, pledge, or other financial assistance or any tax credit or other tax advantage provided by the Trust or any of its subsidiaries.

         F.       Common Stock.
                  -------------
                  "Common Stock" means any stock other than preferred or preference stock.

         G.       Control.
                  --------
               "Control", including the terms "controlling", "controlled by" and "under common control with", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of 10 percent or more of the votes entitled to be cast by a Trust's voting stock creates a presumption of control.

         H.       Corporation.
                  ------------
                  "Corporation" includes a real estate investment trust.

         I.       Equity Security.
                  ----------------
                  "Equity security" means:

                  (1) Any stock or similar security, certificate of interest, or participation in sharing agreement, voting trust certificate, or certificate of deposit for an equity security;

                  (2) Any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase or equity security; or

                  (3) Any put, call, straddle, or other option or privilege of buying an equity security from or selling an equity security to another without being bound to do so.

         J.       Interested  Shareholder.
                  ------------------------
                  "Interested shareholder" means any person (other than the Trust or any subsidiary) that:

                  (1) (i) Is the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the outstanding voting stock of the Trust; or

                      (ii) Is an affiliate or associate of the Trust and at any time within the 2 year period immediately prior to the date in question was the beneficial owner, directly or indirectly, or 10 percent or more of the voting power of the then outstanding voting stock of the Trust.

                  (2) For the purpose of determining whether a person is an interested shareholder, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned by the person through application of subsection (d) of this section but may not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         K.       Market Value. "Market value" means:
                  -----------------------------------
                  (1) In the case of stock, the highest closing sale price during the 30 day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30 day period preceding the date in question on The Nasdaq Stock Market, or any other nationally recognized automated quotation system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors of the corporation in good faith; and

                  (2) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the board of directors of the corporation in good faith.

         L.       Subsidiary.
                  -----------
                  "Subsidiary" means, unless the context indicates otherwise, any Corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Trust.

         M.       Voting  Stock.
                  --------------
                  "Voting stock" means shares of capital stock of the Trust entitled to vote generally in the election of Trust Managers.

         Section 11.2 Voting Requirements.

         A. Unless an exemption under Section 11.3(c) or (d) of this Article applies, the Trust may not engage in any business combination with any interested shareholder or any affiliate of the interested shareholder for a period of 5 years following the most recent date on which the interested shareholder became an interested shareholder.

         B. Unless an exemption under Section 11.3 of this Article applies, in addition to any vote otherwise required by law or this Declaration of Trust, a business combination that is not prohibited by subsection (a) of this Section
11.2 shall be recommended by the board of Trust Managers and approved by the affirmative vote of at least:

                  (1) 80 percent of the votes entitled to be cast by outstanding shares of voting stock of the Trust, voting together as a single voting group; and

                  (2) Two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested shareholder who will (or whose affiliate will) be a party to the business combination or by an affiliate or associate of the interested shareholder, voting together as a single voting group.

         Section 11.3 When Voting Requirement Not Applicable.

         A.       For purposes of this Section 11.3:

                  (1) "Announcement date" means the first general public announcement of the proposal or intention to make a proposal of the business combination or its first communication generally to shareholders of the Trust, whichever is earlier,

                  (2) "Determination date" means the most recent date on which the interested shareholder became an interested shareholder, and

                  (3)      "Valuation date" means:

                           (i) For a business combination voted upon by shareholders, the latter of the day prior to the date of the shareholders, vote or the day 20 days prior to the consummation of the business combination; and

                           (ii) For a business combination not voted upon by shareholders, the date of the consummation of the business combination.

         B. The vote required by Section 11.2(b) of this Article does not apply to a business combination as defined in Section 11.1(e)(1) of this Article if each of the following conditions is met:

                  (1) The aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of common stock in such business combination is at least equal to the highest of the following:

                           (i) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers, fees) paid by the interested shareholder for any shares of common stock of the same class or series acquired by it within the 5-year period immediately prior to the announcement date of the proposal of the business combination, plus an amount equal to interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of common stock from the earliest date through the valuation date, up to the amount of the interest; or

                           (ii) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers, fees) paid by the interested shareholder for any shares of common stock of the same class or series acquired by it on, or within the 5-year period immediately before, the determination date, plus an amount equal to interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of common stock from the earliest date through the valuation date, up to the amount of the interest; or

                           (iii) The market value per share of common stock of the same class or series on the announcement date, plus an amount equal to interest compounded annually from that date through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of common stock from that date through the valuation date, up to the amount of the interest; or

                           (iv) The market value per share of common stock of the same class or series on the determination date, plus an amount equal to interest compounded annually from that date through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of common stock from that date through the valuation date, up to the amount of the interest; or

                           (v) The price per share equal to the market value per share of common stock of the same class or series on the announcement date or on the determination date, whichever is higher, multiplied by the fraction of:

                                    1. The highest per share price (including
                  any brokerage commissions, transfer taxes and soliciting dealers, fees) paid by the interested shareholder for any shares of common stock of the same class or series acquired by it within the 5-year period immediately prior to the announcement date, over

                                    2. The market value per share of common
                  stock of the same class or series on the first day in such 5-year period on which the interested shareholder acquired any shares of common stock.

                  (2) The aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than common stock in the business combination is at least equal the highest of the following (whether or not the interested shareholder has previously acquired any shares of the particular class or series of stock):

                           (i) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers, fees) paid by the interested shareholder for any shares of such class or series of stock acquired by it: within the 5-year period immediately prior to the announcement date of the proposal of the business combination, plus an amount equal to interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of the class or series of stock from the earliest date through the valuation date, up to the amount of the interest; or

                           (ii) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers, fees) paid by the interested shareholder for any shares of such class or series of stock acquired by it on, or within the 5-year period immediately prior to, the determination date, plus an amount equal to interest compounded annually from the earliest date on which highest per share acquisition price was paid through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of the class or series of stock from the earliest date through the valuation date, to the amount of the interest; or

                           (iii) The highest preferential amount per share to which the holders of shares of such class or series of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; or

                           (iv) The market value per share of such class or series of stock on the announcement date, plus an amount equal to interest compounded annually from that date through the valuation date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of the class or series of stock from that date through the valuation date, up to the amount of the interest; or

                           (v) The market value per share of such class or series of stock on the determination date, plus an amount equal to interest compounded annually from that date through the valuation at the rate for 1-year United States Treasury obligations from time to time in effect, less aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of the class or series of stock from that date through the valuation date, up to the amount of the interest; or

                           (vi) The price per share equal to the market value per share of such class or series of stock on the announcement date or on the determination date, whichever is higher, multiplied by fraction of:

                                    1. The highest per share price (including
                  any brokerage commissions, transfer taxes and soliciting dealers, fees) paid by the interested shareholder for any shares of any class of voting stock acquired by it within the 5-year period immediately prior to the announcement date, over

                                    2. The market value per share of the same
                  class of voting stock on the first day in such 5-year period on which the interested shareholder acquired any shares of the same class of voting stock.

                  (3) The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the interested shareholder has previously paid for shares of the same class or series of stock. If the interested shareholder has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration for such class or series of stock shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

                  (4) (i) After the determination date and prior to the consummation of such business combination:

                         1. There shall have been no failure to declare and pay
                    at the regular date therefor any full periodic dividends (whether or not cumulative) on any outstanding preferred stock of the Trust;

                         2. There shall have been:

                         A. No reduction in the annual rate of dividends paid on
                    any class or series of stock of the Trust that is not preferred stock (except as necessary to reflect any subdivision of the stock); and

                         B. An increase in such annual rate of dividends as
                    necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and

                         3. The interested shareholder did not become the
                    beneficial owner of any additional. shares of stock of the corporation except as part of the transaction which resulted in such interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

                           (ii) The provisions of sub-paragraphs 1. and 2. of subparagraph 4(i) above do not apply if no interested shareholder or an affiliate or associate of the interested shareholder voted as a director of the corporation in a manner inconsistent with such sub-subparagraphs and the interested shareholder, within 10 days after any act or failure to act inconsistent with such sub-subparagraphs, notifies the board of Trust Managers of the Trust in writing that the interested shareholder disapproves thereof and requests in good faith that the board of Trust managers rectify such act or failure to act.

         C. (1) The provisions of Section 11.2 of this Article do not apply to business combinations that specifically, generally, or generally by types, as to specifically identified or unidentified existing or future interested shareholders or their affiliates, which have been approved or exempted therefrom, in whole or in part, by resolution of the board of Trust Managers of the Trust if involving transactions with a particular interested shareholder or its existing or future affiliates, at any time prior to the determination date.

                  (2) Unless by its terms a resolution adopted under this subsection is made irrevocable, it may be altered or repealed by the board of Trust Managers, but this shall not affect any business combinations that have been consummated, or are the subject of an existing agreement entered into, prior to the alteration or repeal.

         D. The provisions of Section 11.2 of this Article do not apply to any business combination of the Trust with an interested shareholder that became an interested shareholder inadvertently, if the interested shareholder: (1) as soon as practicable (but not more than 10 days after the interested shareholder knew or should have known it had become an interested shareholder) divests itself of a sufficient amount of the voting stock of the corporation so that it no longer is the beneficial owner, directly or indirectly, of 10 percent or more of the outstanding voting stock of the corporation; and (2) would not at any time within the 5-year period preceding the announcement date with respect to the business combination have been an interested shareholder except by inadvertence.

                                   ARTICLE XII

                     VOTING RIGHTS OF CERTAIN CONTROL SHARES

         Section 12.1. Definitions.

         A. In this Article XII, the following words have the meanings indicated.

         B. "Acquiring person" means a person who makes or proposes to make a control share acquisition.

         C. "Associate", when used to indicate a relationship with any person, means:

                  (1) An "associate" as defined in Section 11.1(c) of Article XI; or

                  (2)  A person that:

                           (i)  Directly or indirectly controls, or is
                  controlled by, or is under common control with, the person specified; or

                           (ii) Is acting or intends to act jointly or in concert with the person specified.

         D. (1) "Control shares" means shares of stock that, except for this Article, would, if aggregated with all other shares of stock of the Trust (including shares of which is excluded from "control share acquisition" in subsection (e)(2) of this section) owned by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the Trust in the election of Trust Managers within any of the following ranges of voting power:

           (i)  One-fifth or more, but less than one-third of all voting power,

           (ii) One-third or more, but less than a majority of all voting power, or

           (iii)  A majority or more of all voting power.

                  (2) "Control shares" includes shares of stock of the Trust only to the extent that the acquiring person, following the acquisition of the shares, is entitled, directly or indirectly, to exercise or direct the exercise of voting power within any level of voting power set forth in this section for which approval has not been obtained previously under Section 12.2 of this Article.

          E. (1) "Control share acquisition" means the acquisition, directly or indirectly, by any person, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.



          (2) "Control share acquisition" does not include the acquisition of shares:

               (i) Under the laws of descent and distribution;

               (ii) Under the satisfaction of a pledge or other security interest charged created in good faith and not for the purpose of circumventing this Article; or

               (iii) Under a merger, consolidation, or share exchange if the Trust is a party to the merger, consolidation, or share exchange.

                  (3) Unless the acquisition entitles any person, directly or indirectly, to exercise or direct the exercise of voting power in the election of Trust Managers in excess of the range of voting power previously authorized or attained under an acquisition that is exempt under paragraph (2) of this subsection, "control share acquisition" does not include the acquisition of shares of a corporation in good faith and not for the purpose of circumventing this Article by or from:

               (i) Any person whose voting rights have previously been authorized by shareholders in compliance with this Article; or

               (ii) Any person whose previous acquisition of shares of stock of the Trust would have constituted a control share acquisition but for paragraph (2) of this subsection.

         F. "Interested shares" means shares of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the Trust in the election of Trust Managers:

                  (1)      An acquiring person;

                  (2)      An officer of the Trust; or,

                  (3) An employee of the Trust who is also a Trust Manager of the Trust.

         G.       "Corporation" includes a real estate investment trust.

         H.       "Person" includes an associate of the person.

         Section 12.2.  Voting Rights.

         A. Approval by Shareholders. Control shares of the Trust acquired in a control share acquisition have no voting rights except to the extent approved by the shareholders at a meeting held under Section 12.4 of this Article by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.





         B.       Acquisition of Shares; Voting Power.
                  ------------------------------------
For the purposes of Section 12.1 of this Article:

                  (1) Shares acquired within 90 days or shares acquired under a plan to make a control share acquisition are considered to have been acquired in the same acquisition; and

                  (2) A person may not be deemed to be entitled to exercise or direct the exercise of voting power with respect to shares held for the benefit of others if the person:

                    (i) Is acting in the ordinary course of business, in good
               faith and not for the purpose of circumventing the provisions of this section; and

                    (ii) Is not entitled to exercise or to direct the exercise of the voting power of the shares unless the person first seeks to obtain the instruction of another person.

         Section 12.3.  Acquiring Person Statement.

         Any person who proposes to make or who has made a control share acquisition may deliver an acquiring person statement to the Trust at the Trust's principal office. The acquiring person statement shall set forth all of the following:

               (1) The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining control shares;

               (2) A statement that the acquiring person statement is given under this Article;

               (3) The number of shares of the Trust owned (directly or indirectly) by the acquiring person and each other member of any group;

               (4) The applicable range of voting power as set forth in Section
          12.1 of this Article; and

               (5) The control share acquisition has not occurred:

                    (i) A description in reasonable detail of the terms of the proposed control share acquisition; and

                    (ii) Representations of the acquiring person, together with a statement in reasonable detail of the facts on which they are based, that:

                    1. The proposed control share acquisition, if consummated, will not be contrary to law; and

                    2. The acquiring person has the financial capacity, through financing to be provided by the acquiring person and any additional specified sources of financing required under Section
               12.5 of this Article, to make the proposed control share acquisition.

         Section 12.4.  Special Meeting.

         A. Request by Acquiring Person. Except as provided in Section 12.5 of this Article, if the acquiring person requests, at the time of delivery of an acquiring person statement, and gives a writ-ten undertaking to pay the Trust's expenses of a special meeting, except the expenses of opposing approval of the voting rights, within 10 days after the day on which the corporation receives both the request and undertaking, the Trust Managers of the Trust shall call a special meeting of shareholders of the Trust for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.

         B.       Bond.
                  ----
                  The Trust may require the acquiring person to give bond, with sufficient surety, to reasonably assure the Trust that this undertaking will be satisfied.

         C.       Time for Meeting.
                  -----------------
                  Unless the acquiring person agrees in writing to another date, the special meeting of shareholders shall be held within 50 days after the day on which the Trust has received both the request and the undertaking.

         D.       Delay at Request of Acquiring  Person.
                  --------------------------------------
                  If the acquiring person makes a request in writing at the time of delivery of the acquiring person statement, the special meeting may not be held sooner than 30 days after the day on which the Trust receives the acquiring person statement.

         E.       In Absence of  Request.
                  -----------------------
                 (1) If no request is made under subsection (a) of this Section, the issue of the voting rights to be accorded the shares acquired in the control shares acquisition may, at the option of the Trust, be presented for consideration at any meeting of shareholders.

                  (2) If no request is made under subsection (a) of this Section and the Trust proposes to present the issue of the voting rights to be accorded the shares acquired is a control share acquisition for consideration at any meeting of shareholders, the Trust shall provide the acquiring person with written notice of the proposal not less than 20 days before the date on which notice of the meeting is given.

         Section 12.5.  Calls.

         A call of a special meeting of shareholders of the Trust is not required to be made under Section 12.4(a) of this Article unless, at the time of delivery of an acquiring person statement under Section 12.3 of this Article, the acquiring person has:

                  (1) Entered into a definitive financing agreement or agreements with one or more responsible financial institutions or other entities that have the necessary financial capacity, providing for any amount of financing of the control share acquisition not to be provided by the acquiring person; and

                  (2)      Delivered a copy of the agreements to the Trust.

         Section 12.6.  Notice of Meeting.

         A.       In General.
                  -----------
                  If a special meeting of shareholders is requested, notice of the special meeting shall be given as promptly as reasonably practicable by the Trust to all shareholders of record as of the record date set for the meeting, whether or not the shareholder is entitled to vote at the meeting.

         B.       Contents.
                  ---------
                  Notice of the special or annual meeting of shareholders at which the voting rights are to be considered shall include or be accompanied by the following:

               (1) A copy of the acquiring person statement delivered to the Trust under Section 12.3 of this Article; and

               (2) A statement by the board of Trust Managers of the Trust setting forth the position or recommendation of the board, or stating that the board is taking no position or making no recommendation, with respect to the issue of voting rights to be accorded the control shares.

         Section 12.7.  Redemption Rights.

         A. Upon delivery of acquiring person statement. If an acquiring person statement has been delivered on or before the 10th day after the control share acquisition, the Trust at its option, shall have the right to redeem any or all control shares, except control shares for which voting have been previously approved under Section 12.2 of this Article, at any time during a 60-day period commencing on the day of a meeting at which voting rights are considered under
Section 12.4 of this Article and are not approved.

         B. In absence of delivery of acquiring person statement. in addition to the redemption rights authorized under subsection (a) of this Section, if an acquiring person statement has not been delivered on or before the 10th day after the control share acquisition, the Trust, at its option, shall have the right to redeem any or all control shares, except control shares for which voting rights have been previously approved under Section 12.2 of this Article, at any time during a period commencing on the 11th day after the control share acquisition and ending 60 days after a statement has been delivered.

         C. Fair value. Any redemption of control shares under this section shall be at the fair value of the shares. For purposes of this section, "fair value,, shall be determined:

                  (1) As of the date of the last acquisition of control shares by the acquiring person in a control share acquisition or, if a meeting is held under Section 12.4 of this Article, as of the date of the meeting; and

                  (2) Without regard to the absence of voting rights for the control shares.

         Section 12.8.  Status as Dissenting Shareholders.

         A.       In  General.
                  ------------
         Before a control share acquisition has occurred, if voting rights for control shares are approved at a meeting held under Section 12.4 of this Article and the acquiring person is entitled to exercise or direct the exercise of a majority or more of all voting power, all shareholders of the Trust (other than the acquiring person) have the rights of dissenting shareholders as provided in Section 25.10 of the Texas REIT Act.

         B.       Trust  Deemed  Successor.
                  -------------------------
                  For purposes of applying the provisions of the Texas REIT Act to shareholders under this Section 12.8, the Trust shall be deemed to be a successor in a merger and the date of the most recent approval of voting rights referred to in subsection (a) of this Section shall be deemed to be the date of filing of articles of merger for record as therein provided.

         C. Status to be Contained in Notice. The notice required by Section
12.6 of this Article shall also state that shareholders (other than the acquiring person) are entitled to the rights of dissenting shareholders under the Texas REIT Act and shall include a copy the applicable provisions thereof.

         D.       Application  of Texas REIT Act.
                  -------------------------------
                  For purposes of applying the provisions of the Texas REIT Act to this Section:

               (1) "Fair value" may not be less than the highest price per share paid by the acquiring person in the control share acquisition; and

               (2) Sections 25.10(B) and 25.20(l)(a) of the Texas REIT Act do not apply.

         IN WITNESS WHEREOF, the undersigned Trust Managers do hereby execute this Declaration of Trust as of the______ day of ____________, 2002.





                                         ---------------------------------
                                         H. Kerr Taylor


                                         ---------------------------------
                                         Robert S. Cartwright


                                         ----------------------------------
                                         G. Steven Dawson


                                         ----------------------------------
                                         Bryan L. Goolsby


                                         ----------------------------------
                                         Phillip W. Taggart

                                  AmREIT, INC.

                                  SUPPLEMENT TO
          JOINT PROXY AND CONSENT SOLICITATION STATEMENT AND PROSPECTUS
                                       FOR
                          AAA NET REALTY FUND IX, LTD.

                                  DATED MAY 2, 2001

     This supplement is being furnished to you, as a limited partner of AAA Net Realty Fund IX, Ltd., for the purpose of enabling you to evaluate the proposed merger of your partnership with AmREIT, Inc. This supplement is designed to summarize only the risks, effects, fairness and other considerations of the proposed merger that are unique to you and the other limited partners of your partnership. This supplement does not purport to provide an overall summary of the proposed merger and should be read in conjunction with the accompanying Joint Proxy and Consent Solicitation Statement/Prospectus, which includes detailed discussions regarding AmREIT and the other partnerships being merged with AmREIT. Accordingly, the discussions in this supplement are qualified by the more expanded treatment of these matters appearing in the proxy statement.


                                    OVERVIEW

     Pursuant to the proxy statement and this supplement, you are being asked to approve the merger of your partnership into AmREIT. Your partnership is one of three limited partnerships with which AmREIT is seeking to merge. Supplements comparable to this one have also been prepared for each of the other partnerships. Copies of those other supplements may be obtained without charge by you or your representative upon written request delivered to Chad C. Braun, Executive Vice President - Finance and Secretary, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas 77046.

     The effects of the merger of these three limited partnerships with AmREIT may be different for the limited partners in each of these limited partnerships.

     In addition to the risks and potential disadvantages described in the attached proxy statement, there are a number of risks and potential disadvantages associated with the merger specific to your partnership. In particular, you should consider the following:



          o In 2001, AmREIT's rate of distributions (approximately $25.55 per $1,000 original investment) were less than the annual rate of distributions paid to the limited partners (approximately $71.98 per $1,000 original investment).



          o The compensation, fees and distributions that would have been payable by AmREIT to your general partner in 1998 and 1999 had the merger been effective in these years, are greater than the actual compensation, fees and distributions that were paid by your partnership to your general partner in these years. However, the compensation, fees and distributions that would have been payable by AmREIT to your general partner in 2001 and 2000, had the merger been effective in these years, are less than the actual compensation, fees and distributions that were paid by your partnership to your general partner in these years.



          o In preparing its fairness opinions, Houlihan Lokey used several valuation methodologies, which resulted in a wide range of values for your partnership.

          o   Unlike your partnership, AmREIT has debt.

          o   The merger is a taxable transaction to limited partners.

          o The merger involves a fundamental change in the limited partners' investment.

          o   A majority vote of limited partners binds the partnership.

     AmREIT is a Maryland corporation that has elected to be taxed as a real estate investment trust under the Internal Revenue Code. Like your partnership, the primary business of AmREIT is the ownership of properties leased to national and regional tenants. AmREIT's independent directors and the general partners of your partnership seek your approval of the merger. In the merger, AmREIT will issue shares of class B common stock to limited partners of partnerships that approve the merger, vote against but whose partnerships nevertheless approve the merger, or abstain from voting on the merger.

     At the completion of the merger, the existing limited partners of partnerships approving the merger will become stockholders of AmREIT and will no longer be limited partners in their respective partnerships. As a condition precedent to the merger the AmREIT class A common stock, into which the class B common stock is convertible will be listed for trading on the American Stock Exchange.


What is AmREIT?

     AmREIT is a Maryland corporation based in Houston, Texas that has elected to be taxed as a real estate investment trust (REIT). AmREIT is an affiliate of the general partners of your limited partnership. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding, multi-tenant, and specialty retail properties leased to national and regional retail tenants. If AmREIT acquires all three partnerships in the merger, AmREIT expects to have total assets of approximately $56 million, consisting of 30 properties, upon the effectiveness of the merger. If AmREIT acquires only this partnership in the merger, AmREIT expects to have total assets of about $42 million, consisting of 23 properties, upon the effectiveness of the merger.


How many shares of AmREIT Class B common stock will I receive if my partnership merges with AmREIT?


     Your partnership will receive 625,992 shares of AmREIT class B common stock, which we estimate amounts to $1,074 of AmREIT class A common stock per average original $1,000 investment based on the exchange price of the AmREIT class B common stock. You will receive your proportion of these shares in accordance with the terms of your partnership's partnership agreement. We have agreed with AmREIT upon an exchange price of $9.25 per share for the shares of AmREIT class B common stock. Because the shares of AmREIT class A common stock, into which the class B common stock is convertible, are not listed on an exchange at this time, the price at which the class A common stock may trade is uncertain because there is no established trading market. Upon the consummation of the merger, the shares of AmREIT class A common stock into which the class B common stock is convertible will be listed for trading on the American Stock Exchange. We do not know the price at which these shares will trade on this exchange upon listing. It is likely that the shares of AmREIT class A common stock will trade at prices substantially below the exchange price.



What do partners who vote against the merger receive?


     Limited partners that do not vote in favor of the merger and comply with other requirements as further described in the attached proxy statement will be entitled to dissenters' rights. You should read carefully the explanation of these rights under "THE MERGER - Dissenters' Rights" on page 59 of the attached proxy statement. Those partners who vote against the merger, but do not exercise their dissenters' rights will receive shares of AmREIT class B common stock in exchange for their units.



How does the consideration that I would receive in the merger compare to other valuation amounts?

     Below is a table that compares the value of the AmREIT class B common stock to alternative valuations that we considered.

                 AmREIT Consideration
                      Offered             Other Valuation Amounts

                                            Going
                     Transaction           Concern    Liquidation
                      Value(1)             Value(2)     Value(2)
 Fund IX.....         $5,790,422         $5,329,000   $4,673,000


(1) The transaction value is equal to the negotiated price of your partnership properties plus the net cash available at December 31, 2001. The transaction value will be the basis for AmREIT class B common stock issued in conjunction with the merger of your partnership at an exchange rate of $9.25 per share.


(2) The going concern value and liquidation values are based on the Valuation Associates appraisals and were the other two valuation methods considered by your general partners and the independent directors of AmREIT.


What benefit will Mr. Taylor receive in the merger?


     Mr. Taylor is the chairman of the board of directors, chief executive officer and largest stockholder of AmREIT. Pursuant to his employment agreement with AmREIT, Mr. Taylor's annual salary is determined and approved by the AmREIT Compensation Committee comprised of three independent directors of AmREIT, Inc. Mr. Taylor also serves as, or controls, the general partner of all of the partnerships. If any or all of the partnerships approve the merger, the general partners will not receive any shares of AmREIT class B common stock in exchange for their general partnership interests. Mr. Taylor will receive up to 86,338 shares of AmREIT class A common stock, constituting consideration payable to Mr. Taylor as a result of AmREIT's acquisition of its external advisor in June 1998, which Mr. Taylor deferred at the time of the sale. Prior to its acquisition by AmREIT, the external advisor was wholly owned by Mr. Taylor. If all three partnerships participate in the merger, Mr. Taylor will receive an aggregate of 313,990 shares of AmREIT class A common stock. If valued at the exchange price, these shares would have a value of $2,904,400. Mr. Taylor's salary will not increase as a result of the merger.



What material risks and considerations should I consider in determining whether to vote "For" or "Against" the merger?

     There are a number of material risks that you should consider:

     o AmREIT's rate of distributions on its class A common stock into which the class B common stock converts may be less than the annual rate of distributions paid to the limited partners.

     o The compensation, fees and distributions that would have been payable to your general partner had the merger been effective in prior years are greater than the actual compensation, fees and distributions that were paid by your partnership to your general partner in these years.

     o Unlike your partnership, AmREIT has debt.

     o The merger is a taxable transaction.

     o The merger involves a fundamental change in your investment.

     o AmREIT's dividend payments to holders of class B common stock will be greater than the annual rate of distributions previously paid to you by your partnerships.


What was the original time frame for liquidating the partnership?

     While the disclosure documents, pursuant to which the limited partnership units were originally offered in 1990 to the public, disclosed the intentions of the partnership to liquidate its assets after a maximum of eight to twelve years from acquisition, the general partner is not under a legal obligation to liquidate assets within that time frame. To the contrary, the partnership has an original intended operating life of ten or more years, and the limited partners were advised that the liquidation of the partnership would be in the control of the general partners. The time frame for liquidating the partnership was not intended to coincide with the expiration of any of the partnership's original leases.


What is the vote required to approve the merger?

     Your partnership's partnership agreement requires more than 50% of the outstanding limited partnership interests to approve AmREIT's merger with your partnership. Approval by more than 50% of a partnership's limited partners will be binding on you even if you vote against the merger.

Did you receive a fairness opinion in connection with AmREIT's merger with my partnership?

     Yes. Houlihan Lokey rendered an opinion stating that the merger consideration to be received by the limited partners in connection with the merger was fair, from a financial point of view, to those limited partners.


Do you, as the general partner of my partnership, recommend that I vote in favor of the proposed merger?

     Yes. Your general partner recommends that you vote "For" the proposed merger. Your general partner believes that the merger is the best means to maximize the value of your investment in your partnership as opposed to liquidating your partnership's portfolio or continuing unchanged the investment in your partnership. Your general partner believes that the consideration to be received by investors in Fund IX will prove to have greater value than retaining the partnership unit or other form of consideration that may be received in a sale to a third party.


How do I vote?

     Just indicate on the enclosed consent form how you want to vote, and sign and mail it in the enclosed postage-paid return envelope as soon as possible, so that at the special meeting of limited partners, your limited partnership interests may be voted "For" or "Against" your partnership's merger with AmREIT. If you sign and send in your consent form and do not indicate how you want to vote, your consent form will be counted as a vote "For" the merger. If you do not vote or you abstain from voting, it will count as a vote "Against" the merger.

What are the tax consequences of the merger to me?

     The merger is a taxable transaction to all limited partners, except those that are tax-exempt entities. We estimate that the limited partners will realize a gain on the merger of approximately $229 per average original $1,000 investment. This amount equals the limited partner's allocable share of the difference between the fair market value of the merger consideration that your partnership receives and your partnership's adjusted tax basis of its assets. In general, you can expect to pay tax on $71 per average original $1,000 investment of this gain at long term capital gains rates, which will be 20%. The remaining $158 of gain per average original $1,000 investment will be taxable at the 25% rate.

     Your general partner urges you to consult with your tax advisor to evaluate the taxes that will be incurred by you as a result of your participation in the merger.

     To review the tax consequences to the limited partners of the partnerships in greater detail, see pages 87 through 99 of the attached proxy statement and "Federal Income Tax Considerations" in this supplement.


                                  RISK FACTORS

     As a result of the merger, you will assume the risks associated with the assets of AmREIT and the other partnerships acquired by AmREIT. Although the majority of AmREIT's assets are substantially similar to those of your partnership, the properties owned by AmREIT and the other partnerships acquired by AmREIT may be differently constructed or located in a different geographic area than the properties owned by your partnership. Because the market for real estate may vary from one region of the country to another, the change in geographic diversity may expose you to different and greater risks than those to which you are presently exposed. You can find geographic information regarding AmREIT's and the other partnerships' properties in the proxy statement.

     The following list summarizes the potential disadvantages, adverse consequences and risks of the merger that are applicable to you. This description is qualified in its entirety by the more detailed discussion in the section entitled "Risk Factors" contained in the proxy statement beginning on page .

     o There can be no assurance that the Houlihan Lokey fairness opinion and the independent appraisal by Valuation Associates properly reflect the value of your partnership's assets. Therefore, your partnership may not have received sufficient consideration consistent with its actual asset value.

     o We have significant conflicts of interest because H. Kerr Taylor, the chief executive officer, a director and a significant stockholder of AmREIT and the individual general partner or significant stockholder is the individual general partner and president of the corporate general partner of the partnerships, will receive significant financial and other benefits from and/or as a result of the merger.

     o The value of the AmREIT class B common stock may be less than the exchange price after the merger because:

     (1) the exchange price was fixed at $9.25 per share several months before the anticipated effective time of the merger;

     (2) the exchange price is not based on a known market value for the shares since the AmREIT class A common stock, into which the class B common stock is convertible, is not traded on an established market; and

     (3) the trading volume or price of the AmREIT class A common stock, into which the class B common stock is convertible, may decrease after the merger.


     o At the time of your initial investment in the partnership, the general partner indicated that the properties would be liquidated within a certain time frame; that time frame has since lapsed. By transferring the properties to AmREIT rather than selling the properties for cash to a third party, the limited partners who receive AmREIT class B common stock as part of the merger may not be able to liquidate those shares of class A common stock, into which the class B common stock is convertible, in time to realize their initial investment objectives.

     o While your partnership did receive a fairness opinion from Houlihan Lokey and an independent appraisal by Valuation Associates, your general partner did not retain an unaffiliated representative to represent you or your partnership, or to represent all of the partnerships as a group, in the merger. Had independent representation been arranged for your partnership, the terms of the merger might have been more favorable to you.

     o In preparing its fairness opinions, Houlihan Lokey used several valuation methodologies which resulted in a wide range of values for your partnership. These values range from $6,125,000 to $5,011,000. For a full explanation of these ranges please see "FAIRNESS OPINIONS--The Houlihan Fairness Opinions" on page 76 of the attached proxy statement.

     o The merger will be a taxable transaction for the limited partners, except those investors that are tax-exempt entities.


     o Limited partners who become stockholders of AmREIT may not receive the same level of distributions as previously received from their respective partnership interests as set forth on page of this supplement. AmREIT's current rate of distributions (approximately $0.257 per share per annum or approximately $25.25 per $1,000 original investment, based on 2001 distributions) that is less than the annual rate of distributions paid to the limited partners (approximately $71.98 per $1,000 original investment). In 2001, AmREIT's rate of distributions (approximately $25.25 per $1,000 original investment) was less than the annual rate of distributions paid to the limited partners (approximately $71.98 per $1,000 original investment).


     o As a result of the merger, the nature of each limited partner's investment will change from holding an interest in a specified portfolio of properties in a finite life entity to holding an equity investment in an ongoing REIT, whose portfolio of properties may be changed from time to time without the approval of its stockholders and which does not plan to liquidate such assets within a fixed period.

     These risks and possible adverse consequences of the merger to the limited partners are discussed in greater detail in the proxy statement.


                        CONSIDERATION PAID TO PARTNERSHIP

     The following table sets forth, for your partnership:

     o the aggregate amount of original limited partner investments in your partnership less any return of capital;

     o the limited partner's adjusted capital per average $1,000 original investment;

     o the number of shares of AmREIT class B common stock to be paid to your partnership;


     o the estimated value of the shares of AmREIT class B common stock paid to your partnership based on the exchange price of $9.25 per share;


     o the estimated value, based on the exchange price, of shares of AmREIT class B common stock you will receive for each $1,000 of your original investment; and

     o the consideration paid to your partnership's general partner if your partnership merges with AmREIT:

                                                                                                    Number of
                                                                Estimated Value ofEstimated Value of AmREIT
         Original Limited   Limited Partner                      AmREIT class B    AmREIT class B   class B
             Partner      Adjusted Capital per Number of AmREIT   Common Shares   Common Shares per common
        Investments          Average $1,000    class B Common       Payable to      Average $1,000   shares
        -----------          --------------    ---------------      ----------      --------------   ------
         Less any Return       Original       Shares Offered to      Limited       Limited Partner   paid to
         ----------------      ---------      -----------------      -------       ---------------   -------
            of               Investment(1)         Limited         Partners(3)        Adjusted       General
            Capital(1)                           Partners(2)                          Capital(3)     Partner
         $5,390,500            $    1,000           625,992       $ 5,790,422        $    1,074      86,338



(1) The original limited partner investment in the partnership was $5,390,500. These columns reflect, as of December 31, 2001, an adjustment to the limited partners' original investments based on return of capital, resulting in the adjusted capital balance.


(2) The shares of AmREIT class B common stock payable to the limited partners of your partnership as set forth in this chart will not change if AmREIT acquires fewer than all of the partnerships in the merger.

(3) Values are based on the exchange price of $9.25 established by AmREIT and your general partners. Upon listing the shares of AmREIT class A common stock on an exchange, the actual values at which the shares of AmREIT class A common stock, into which the class B common stock is convertible, will trade on the exchange will likely be significantly below the exchange price.

     Upon completion of the merger with your partnership, the operations and existence of your partnership will cease. For more detailed information about the effects of the merger, see the information provided under the caption "THE MERGER" beginning on page 46 of the attached proxy statement. In the event the merger is not consummated for any reason, your partnership will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.


                             EXPENSES OF THE MERGER


     If your partnership approves the merger, AmREIT will bear all costs of the merger, including solicitation expenses (including all prepatory work related thereto) in connection with the merger. If your partnership rejects the merger, then, other than prepatory and solicitation expenses which will be borne by AmREIT, your partnership will bear the portion of its merger expenses based upon the percentage of "For" votes cast for the merger, and we, as general partners, will bear the portion of those merger expenses based upon the percentage of "Against" votes and abstentions and will bear all expenses for partner communications and correspondence; however, AmREIT has agreed to reimburse us for such expenses. The amount of the merger expenses borne by all partnerships is estimated to be $81,000, and of this amount approximately $18,558 will be allocated to your partnership based on its proportionate share of the combined net asset values of all three partnerships. In addition to the partnership's proportional share of these partnership expenses, the partnership will bear its own direct expenses for partner communications and correspondence.


     The following table sets forth the estimated merger expenses allocable to your partnership:

   Pre-closing Transaction Costs:
         Accounting.................... $    3,660
         Fairness Opinions/Valuations.       2,290
         Printing......................      8,010
         Appraisal Fees................      2,290
         Listing Fees..................         --
         Miscellaneous.................      2,308
                                        ---- -----
              Total....................    $18,558
                                           =======

                                  REQUIRED VOTE

Limited Partner Approval Required by the Partnership Agreement

     You are being asked to vote in favor of the merger of your partnership with AmREIT and the amendment of your partnership's agreement of limited partnership to permit the merger to occur. For your partnership to be acquired by AmREIT, limited partners holding partnership interests constituting greater than 50% of the outstanding partnership interests of your partnership must approve the merger and the amendment to your partnership agreement. The affirmative vote of greater than 50% of your partnership's limited partners will bind all partners of your partnership.


Operation if Partnership Votes No

     If limited partners of your partnership representing greater than 50% of the outstanding partnership interests do not vote "For" the merger, the merger may not be consummated under the terms of the partnership agreement. In that event, we plan to continue to operate your partnership as a going concern and to eventually dispose of your partnership's properties, as contemplated by the terms of the partnership agreement. For more information in this regard, please see the section called "Operation if Partnership Votes No" on page S-11 of this supplement.


Special Meeting to Discuss the Merger

     We have scheduled a special meeting of the limited partners of your partnership to discuss the solicitation materials, which include the proxy statement, this supplement and the other materials distributed to you, and the terms of the merger with you. At the conclusion of these discussions we will vote on the merger. The special meeting will be held at 11:30 a.m, local time, on Tuesday, July 16, 2002, at Houston City Club, One City Club Drive, Houston, Texas, 77046. We and members of AmREIT's management intend to solicit actively your support for the merger and would like to use the special meeting to answer questions about the merger and the solicitation materials (as defined below) and to explain in person our reasons for recommending that you vote "For" the merger.


                                VOTING PROCEDURE

     The proxy statement, this supplement, the accompanying transmittal letter, the power of attorney and the consent form constitute the solicitation materials are being distributed to you and the other limited partners to obtain your votes "For" or "Against" the merger of your partnership with AmREIT.

     In order for AmREIT to acquire your partnership, the limited partners holding greater than 50% of the outstanding partnership interests of your partnership must approve the merger. Your partnership will be acquired by a merger with AmREIT, in the manner described in the proxy statement. A copy of the Amended and Restated Agreement and Plan of Merger dated September 10, 2001, by and between AmREIT and your partnership is attached hereto as Appendix B. Your general partner encourages you to read the merger agreement in its entirety because it is the legal document governing the merger.

     If you are not planning on attending the special meeting of the limited partners of your partnership and voting in person, you should complete and return the consent form before the expiration of the solicitation period. The solicitation period is the time period during which you may vote "For" or "Against" the merger with your partnership. The solicitation period will commence upon delivery of the solicitation materials to you (on or about May 15, 2002 and will continue until the later of (a) July 15, 2002 (a date not more than 60 calendar days from the initial delivery of the solicitation materials), or (b) any later date as we may select and as to which we give you notice. At our discretion, we may elect to extend the solicitation period. Under no circumstances will the solicitation period be extended beyond September 30, 2002. Any consent form received by 5:00 p.m., Central time, on the last day of the solicitation period will be effective provided that such consent form has been properly completed and signed. If you fail to return a signed consent form by the end of the solicitation period, your partnership interests will be counted as voting "Against" the merger and you will receive shares of AmREIT class B common stock if your partnership is acquired.

     The consent form consists of two parts. Part A seeks your consent to your partnership's merger with AmREIT and an amendment to your partnership's partnership agreement authorizing the merger. If you have interests in more than one partnership, you will receive multiple consent forms which will provide for separate votes for each partnership in which you own an interest. If you return a signed consent form but fail to indicate whether you are voting "For" or "Against" any matter (including the merger), you will be deemed to have voted "For" such matter.

     Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints Mr. H. Kerr Taylor as your attorney-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without requiring your signatures on multiple documents.


                             FAIRNESS OF THE MERGER

     Based upon your general partner's analysis of the merger of all three partnerships into AmREIT, your general partner reasonably believes that:

     o The terms of the merger of all three partnerships into AmREIT, when considered as a whole, are fair to the limited partners;

     o The transaction value offered in exchange for the partnership interests constitute fair consideration for the partnership interests of the limited partners; and

     o After comparing the potential benefits and detriments of the merger with those of several alternatives, the merger of all ten partnerships into AmREIT is more attractive to the limited partners than such alternatives.

     The fairness opinion of Wunderlich Securities evaluated the merger as if all three partnerships merged with AmREIT, not as if less than all of the partnerships or different combinations of partnerships merged with AmREIT. The fairness opinion of Houlihan Lokey evaluated the fairness of the consideration that each partnership will receive in the merger on a partnership by partnership basis, not on the basis of all of the partnerships or different combinations of partnerships merging with AmREIT. No assurance can be given that the merger is fair from a financial point of view to the AmREIT stockholders or the limited partners if less than all of the partnerships participate in the merger.

     YOUR GENERAL PARTNER BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN CONNECTION WITH THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE LIMITED PARTNERS. ACCORDINGLY, YOUR GENERAL PARTNER HAS APPROVED THE MERGER AGREEMENT AND RECOMMEND THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND AMENDMENT OF THE PARTNERSHIP AGREEMENT.

     Your general partner's determination is based upon the transaction as a whole, as well as the combination of less than all partnerships, because your partnership's value for the purposes of the merger is its net asset value. Your general partner believes that net asset value is a reasonable estimate of the value of your partnership for the merger as it is directly derived from the value of your partnership's net assets at the effective date, independent of the valuations of the assets of the other partnerships. Your general partner also believes the exchange price, the value on which shares of AmREIT class B common stock will be issued to your partnership in the merger, is a reasonable estimate of the value of the shares based on the last public offering price of the shares and within the overall context of the merger.

     Fairness Opinion. Your general partner, on behalf of the partnership, retained Houlihan Lokey to render an opinion as to whether the consideration to be received by the limited partners in connection with the merger was fair, from a financial point of view, to the limited partners. A copy of the fairness opinion is attached as Appendix A. Your general partner encourages you to read the Houlihan Lokey opinion in its entirety. Houlihan was not requested to, and did not make, any recommendation to your partnership as to the consideration to be received by you in connection with the merger, which consideration was determined through negotiations between the common management of the partnerships and AmREIT. Your general partner retained Houlihan Lokey to render its fairness opinion based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuations for corporate purposes especially with respect to REITs and other real estate companies. Houlihan delivered its written opinion, dated
October 8, 2001, to the general partners, to the effect that, as of the date of such opinion, based on Houlihan Lokey's review and subject to the limitations described in the proxy statement, the consideration to be received by the limited partners in connection with the merger is fair, from a financial point of view, to the limited partners. The Houlihan Lokey fairness opinion does not constitute a recommendation to any limited partner as to how any of you should vote on the merger.

     Independent Appraisal. Your general partner received an appraisal of your partnership and its properties prepared by Valuation Associates, an independent real estate appraisal firm. Your general partner compared the value of the shares of AmREIT class B common stock payable to the partnership, based on the exchange price, with the appraised value of the partnership. Based on this comparison, your general partner determined that the number of shares payable to the partnership was reasonable.

     Comparison of Benefits and Detriments. Your general partner's assessment of the fairness of the proposed merger was based on the review of different alternatives that were available. The evaluations of the different alternatives included a strategic combination with AmREIT under the caption "THE MERGER--Alternatives to the Merger" beginning on page 52 of the attached proxy statement to take advantage of the potential growth of the REIT industry and real estate markets in general, completely liquidating the partnership and continuing the partnership. In order to determine whether the merger or one of its alternatives would be more attractive to you, your general partner compared the potential benefits and detriments of the merger with the potential benefits and detriments of these alternatives. In addition to reviewing the detailed discussion of the potential benefits and detriments of each of these alternatives provided in the proxy statement, you should evaluate the following factors which are specific to your partnership in determining how to vote on the merger.

     o Concentration of Investment. Your partnership has concentrated its investments in five properties located in two states. If a vacancy or other interruption of rents occur in one or more of these properties, the distributions of your partnership may be significantly reduced. Your partnership has also concentrated its investments in a limited geographic area. If conditions in this area deteriorate, your partnership may experience more difficulty in re-leasing its properties than it would experience if the properties were more geographically diversified.

     o Co-ownership of Property. Your partnership owns one of its properties, Golden Corral Hwy 1960 (Houston, TX), in co-ownership with Fund X. Your partnership owns 4.80% of this property and is dependent upon the consent and cooperation of Fund X to sell or re-lease the property. No assurance can be given that Fund X will agree to the merger or to the sale or re-lease of the property at such time or under the terms your partnership may desire. We are soliciting Fund X's approval to merge with AmREIT. If your partnership approves the merger but Fund X rejects the merger, the AmREIT board must approve owning this property jointly with Fund X. Conversely, if your partnership does not approve the merger but Fund X does, then the AmREIT board must approve owning this property jointly with your partnership. The risks associated with any form of joint ownership after the merger are discussed in greater detail in the attached proxy statement under the caption "RISK

          FACTORS--Risks Associated with the Merger" on page 32 and "THE PARTNERSHIPS--Partnership Property Information" on page 149.

     o   Management Compensation.

             1. Pre Merger Compensation. Your partnership has no employees as its operations are managed by AmREIT or one of its affiliates. Under the services agreement, pursuant to which AmREIT manages the operations of your partnership, AmREIT is entitled to annual property management fees equal to 3% of gross rental revenues. Also, the services agreement provides for payment of reimbursement fees of up to 7.5% of your partnership's gross rental revenues.

              2. Post-Merger Compensation. If your partnership participates in the merger, AmREIT or its affiliates will continue to manage your partnership's properties, but neither AmREIT nor the general partner or any of their affiliates will receive any compensation for services rendered in connection with the merger. AmREIT will expense costs related to managing the properties of your partnership. These costs will not be fixed and may exceed the fixed amounts currently paid to AmREIT.

     o Offers From Third Parties. No offers on the partnership's properties have been solicited or received during the past twelve months by the general partner from unaffiliated third parties.

     In the event the merger is not consummated for any reason, your partnership will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.


                COMPARATIVE COMPENSATION, FEES AND DISTRIBUTIONS
         COMPENSATION PAID TO THE GENERAL PARTNERS AND THEIR AFFILIATES


     The following table sets forth the actual compensation, fees and distributions paid by your partnership to your general partner and its affiliates during the last three fiscal years then ended and compares those payments against the amount, as listed in the Pro Forma column, that would have been paid assuming the merger had occurred on January 1, 2001.


                                      Year Ended               Year Ended             Year Ended
                                     December 31, 1999        December 31, 2000     December 31, 2001
                               Actual     Pro Forma     Actual     Pro Forma     Actual     Pro Forma

 Administrative fees and
    reimbursements........   $39,840(1)    $  --      $53,904(1)    $  --      $53,904(1)   $    --
 Cash Distributions.......     3,000(2)     47,141(3)   3,000(2)     8,142(3)   16,023(2)    21,800(3)
                              ------       -------     ------       -------     ------      -------
         Total............   $ 42,840      $47,141    $ 56,904       $8,142    $ 69,927      $21,800
                             ========      =======    ========       ======    ========      =======

(1) An AmREIT subsidiary receives administrative fees and reimbursements of up to 7.5% of gross rental revenues from the properties. No other fees, salaries or other compensation were paid by the partnership to its general partners or their affiliates during these periods.

(2) Includes all cash distributions made to Mr. H. Kerr Taylor, chairman of the board and chief executive officer of AmREIT and the corporate general partners of the partnerships, of which Mr. Taylor is the sole director and chief executive officer, resulting from ownership of partnership interests.


(3) Mr. Taylor's distributions represent that portion of dividends which would have been paid to him based on the pro-rata portion of the shares issued under the deferred adviser agreement and for his general partner interests. Upon the sale of his advisor (American Asset Advisers Realty Corporation) on June 5, 1998, Mr. Taylor elected to defer payment of these fees to a future date, contingent upon the issuance of additional stock.

New Compensation


     AmREIT will internally manage and lease the properties obtained by AmREIT from the partnership pursuant to the merger. The terms of this engagement will be substantially similar to the terms governing the management arrangements that AmREIT typically uses in managing its current properties. Below is a table that sets forth the compensation to AmREIT currently and after the merger of three partnerships with AmREIT.


                                                   Post-Merger
                            2001 Management        Management
                             Fees to AmREIT      Fees to AmREIT
                             --------------      --------------
                                  $53,904             $0.00


                              CONFLICTS OF INTEREST

Affiliated General Partner

     Your general partner has an independent obligation to assess whether the terms of the merger are fair and equitable to the limited partners of your partnership without regard to whether the merger is fair and equitable to any of the other participants (including the limited partners in other partnerships). Mr. Taylor is the chief executive officer and director of AmREIT, currently holds 261,861 shares or 11% of AmREIT common stock and is the chief executive officer, sole director and significant stockholder in each of the corporate general partners of all of the partnerships.


Benefits to Mr. Taylor


     Mr. Taylor will receive up to 313,990 shares of AmREIT class A common stock should these partnerships participate in the merger, related to AmREITs acquisition of its external advisor in June 1998, which Mr. Taylor deferred at the time of sale.



                        OPERATION IF PARTNERSHIP VOTES NO

     If the merger is not approved, your general partner will continue your partnership in accordance with its current investment strategies and objectives. In the original offering documents pursuant to which the limited partnership units were originally offered, the general partner disclosed its intent to liquidate the properties after a maximum of eight to twelve years from acquisition. That time has now passed, and if this transaction is not approved, your partnership's strategy will be to continue to hold its properties with a view towards liquidating them at such times as the general partner believes it can realize the greatest value which may not be any time in the foreseeable future. Any liquidation of properties will need to be handled consistent with your partnership's investment objectives. The principal investment objectives of your partnership are to:

     o   preserve and protect the limited partners' capital;

     o provide the limited partners with quarterly cash distributions from operations;

     o   obtain long-term appreciation in the value of its properties;  and

     o provide increased cash distributions to the limited partners as the cash flow from its investments increases over the life of the partnership.

     In deciding whether to approve the merger, please keep in mind the following factors which will impact your partnership's ability to achieve its goals if it remains independent.

                        FEDERAL INCOME TAX CONSIDERATIONS

     Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger and the reorganization to you.


Certain Tax Differences between the Partnership Interests and Shares of AmREIT Common Stock

     Because your partnership is a partnership for federal income tax purposes, it is not subject to taxation. Instead, as a limited partner, you are required to take into account your share of the income or loss of your partnership, regardless of whether any cash is distributed to you. If your partnership is acquired by AmREIT, you will receive shares of AmREIT class B common stock. If you have voted "Against" the merger but your partnership is acquired by AmREIT, you will also receive shares of AmREIT class B common stock.

     If your partnership is acquired by AmREIT and you receive shares of AmREIT class B common stock, your ownership of shares of AmREIT class B common stock will affect the character and amount of income reportable by you in the future. Your partnership is a partnership for federal income tax purposes and is not subject to taxation. Currently, as the owner of partnership interests, you must take into account your distributive share of all income, loss and separately stated partnership items, regardless of the amount of any distributions of cash to you. Your partnership supplies that information to you annually on a Schedule K-1. The character of the income that you recognize depends upon the assets and activities of your partnership and may, in some circumstances, be treated as income which may be offset by any losses you may have from passive activities.

     In contrast to your treatment as a limited partner, if your partnership is acquired by AmREIT and you receive shares of AmREIT class B common stock, as a stockholder of AmREIT you will be taxed based on the amount of distributions you receive from AmREIT. Each year AmREIT will send you a Form 1099-DIV reporting the amount of taxable and nontaxable distributions paid to you during the preceding year. The taxable portion of these distributions depends on the amount of AmREIT's earnings and profits. Because the merger is a taxable transaction, AmREIT's tax basis in the acquired properties will generally be higher than your partnership's tax basis had been in the same properties. At the same time, however, AmREIT may be required to utilize a slower method of depreciation with respect to certain properties than that used by your partnership. As a result, AmREIT's tax depreciation from the acquired properties will differ from your partnership's tax depreciation. Accordingly, under certain circumstances, even if AmREIT were to make the same level of distributions as your partnership, a larger portion of the distributions could constitute taxable income to you. In addition, the character of this income to you as a stockholder of AmREIT does not depend on its character to AmREIT. The income will generally be ordinary dividend income to you and will be classified as portfolio income under the passive loss rules, except with respect to capital gains dividends. Furthermore, if AmREIT incurs a taxable loss, the loss will not be passed through to you.


Tax Consequences of the Merger

     In connection with the merger and for federal income tax purposes, the assets (and any liabilities) of your partnership (if your partnership is acquired by AmREIT) will be transferred to AmREIT in return for shares of AmREIT class B common stock. Your partnership will then immediately liquidate and distribute such property to you. The IRS requires that you recognize a share of the income or loss, subject to the limits described below, recognized by your partnership, including gain or loss recognized as a result of the transfer of properties pursuant to the merger.

     We estimate that the limited partners will realize a gain on the merger of approximately $229 per average original $1,000 investment. This amount equals the limited partner's allocable share of the difference between the fair market value of the merger consideration that your partnership receives and your partnership's adjusted tax basis of its assets. In general, you can expect to pay tax on $71 per average original $1,000 investment of this gain at long term capital gains rates, which will be 20%. The remaining $158 of gain per average original $1,000 investment will be taxable at the 25% rate. The actual amount of gain recognized by the partnership and allocated to each limited partner will depend upon the value ascribed to the shares of AmREIT class A common stock for federal income tax purposes. Because the shares, upon conversion will not be publicly traded until immediately after the merger, it is possible that the value of the shares used for purposes of calculating the taxable income (or loss) and the taxable income (or loss) per average original $1,000 investment will differ from the calculation stated above. Your partnership's federal income tax returns are subject to review and possible adjustment by the IRS. Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, your partnership's financial statements, as well as your individual tax return, may be changed to cause them to conform to the tax treatment resulting from such review, if any.

     As a general rule, an actual or deemed transfer of assets of a partnership such as your partnership to a corporation such as AmREIT in exchange for stock is a taxable transaction. However, as an exception to this general rule, under
Section 351(a) of the Code, no gain or loss is recognized if (1) property is transferred to a corporation by one or more individuals or entities in exchange for the stock of that corporation, and (2) immediately after the exchange, such individuals or entities are in control of the corporation. For purposes of
Section 351(a), control is defined as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation. Following the merger, even if all partnerships participate in the merger transaction, the limited partners of the partnerships will not own stock possessing at least 80 percent of the total combined voting power of all classes of AmREIT stock entitled to vote and at least 80 percent of the total number of shares of all other classes of AmREIT stock. Therefore, the merger will not result in the acquisition of control of AmREIT by the limited partners for purposes of Section 351(a). Even if the merger resulted in the acquisition of control of AmREIT by the limited partners,
Section 351(a) does not apply to a transfer of property to an investment company in exchange for stock. A transfer is considered made to an investment company if the transfer results in the diversification of the transferor's interests and the transferee is a REIT. Accordingly, the transfer of assets will result in recognition of gain or loss by each partnership that is acquired by AmREIT.

     If your partnership is acquired by AmREIT, your partnership will receive solely shares of AmREIT class B common stock in exchange for your partnership's assets. As a result, your partnership will recognize an amount of gain equal to the difference between (1) the sum of (a) the fair market value of the shares of AmREIT class A common stock received by your partnership and (b) the amount of your partnership's liabilities, if any, assumed by AmREIT and (2) the adjusted tax basis of the assets transferred by your partnership to AmREIT.

     The gross profit that your partnership realizes from the merger will generally equal the excess, if any, of the selling price (without reduction for any selling expenses) for your partnership's assets over the adjusted tax basis of those assets. The contract price will equal the selling price reduced by certain qualified indebtedness encumbering your partnership's assets, if any, that are assumed or taken subject to by AmREIT. The exact amount of the gain to be recognized by your partnership in the year of the merger will also vary depending upon the decisions of the limited partners to receive shares of AmREIT class B common stock.

     In general, gains or losses realized with respect to transfers of non-dealer real estate and equipment in the merger are likely to be treated as realized from the sale of a "Section 1231 asset" (i.e., real property and depreciable assets used in a trade or business and held for more than one year). Your share of gains or losses from the sale of Section 1231 assets of your partnership would be combined with any other Section 1231 gains and losses that you recognize in that year. If the result is a net loss, such loss is characterized as an ordinary loss. If the result is a net gain, it is characterized as a capital gain, except that the gain will be treated as ordinary income to the extent that you have "non-recaptured net Section 1231 losses." For these purposes, the term "non-recaptured net Section 1231 losses" means your aggregate Section 1231 losses for the five most recent prior years that have not been previously recaptured. However, gain recognized on the sale of personal property will be taxed as ordinary income to the extent of all prior depreciation deductions taken by your partnership prior to sale. In general, if you are an individual, you may only use up to $3,000 of capital losses in excess of capital gains to offset ordinary income in any taxable year. Any excess loss is carried forward to future years subject to the same limitations.

     Allocation of Gain or Loss Among Limited Partners. The amount of the gain or loss that your partnership recognizes will be allocated to you and the other limited partners in accordance with the terms of your partnership's partnership agreement. Each limited partner will be allocated and must report its allocable share of such gain, if any, pursuant to these terms.

     Tax Consequences of the Liquidation and Termination of Your Partnership. If your partnership is acquired by AmREIT, your partnership will be deemed to have liquidated and distributed shares of AmREIT class B common stock to you. The shares of AmREIT class B common stock will be distributed among you and the other limited partners in accordance with your partnership's partnership agreement. The taxable year of your partnership will end at this time, and you must report in your taxable year that includes the date of the merger, your share of all income, gain, loss, deduction and credit for your partnership through the date of the merger (including gain or loss resulting from the merger described above). If your taxable year is not the calendar year, you could be required to recognize as income in a single taxable year your share of your partnership's income attributable to more than one of its taxable years.


     In addition to your share of the gain or loss described above that you recognized as a result of the deemed sale of your partnership's assets, you will recognize gain or loss equal to the difference between the fair market value of the shares of AmREIT class B common stock that you receive (determined on the closing date of the merger) and your adjusted tax basis in your partnership interests (adjusted by your distributive share of income, gain, loss, deduction and credit for the final taxable year of your partnership (including any such items recognized by your partnership as a result of the merger) as well as any distributions you receive in such final taxable year (other than the distribution of the shares of AmREIT class B common stock). Your basis in the shares of AmREIT class A common stock will then equal the fair market value of the shares of AmREIT class B common stock on the closing date of the merger and your holding period for the shares of AmREIT class B common stock for purposes of determining capital gain or loss will begin on the closing date of the merger.

     Because the assets of your partnership are held for investment and not for resale, the merger will not result in the recognition of material unrelated business taxable income by you if you are a tax-exempt investor that does not hold partnership interests either as a "dealer" or as debt-financed property within the meaning of Section 514, and you are not an organization described in
Section 501(c)(7) (social clubs), Section 501(c)(9) (voluntary employees' beneficiary associations), Section 501(c)(17) (supplemental unemployment benefit trusts)or Section 501(c)(20) (qualified group legal services plans) of the Code. If you are included in one of the four classes of exempt organizations noted in the previous sentence, you may recognize and be taxed on gain or loss on the merger.

     Tax Consequences of the Merger to AmREIT. AmREIT will not recognize gain or loss as a result of the merger. AmREIT will have a holding period in the properties that begins on the closing date. The basis of the properties received by AmREIT from the partnerships that are acquired by AmREIT will equal the fair market value of the shares of AmREIT class B common stock issued in the merger, plus the amount of any liabilities of the partnerships assumed by AmREIT.

     The aggregate basis of AmREIT's assets will be allocated among such assets in accordance with their relative fair market values as described in Section 1060 of the Code. As a result, AmREIT's basis in each acquired property may differ from the partnership's basis therein, and the properties may be subject to different depreciable periods and methods as a result of the merger. These factors could result in an overall change, following the merger, in the depreciation deductions attributable to the properties acquired from the partnerships following the merger.

     Tax Consequences of the Reorganization. AmREIT desires to reorganize as a Texas REIT following the merger. AmREIT will not recognize gain or loss as a result of the reorganization. The reorganization will not change AmREIT's holding period or tax basis of its properties.

     No gain or loss will be recognized by the holders of AmREIT class B common stock pursuant to the reorganization. The aggregate tax basis of AmREIT class B common stock received in the reorganization will be the same for holders of such stock as the basis of the AmREIT class B common stock before the reorganization. In addition, the holding period of such AmREIT class B common stock received in the reorganization shall remain the same.


                                  MISCELLANEOUS

Distributions to Limited Partners

     Set forth below are distributions per average original $1,000 investment that your partnership and AmREIT have made during the most recent five fiscal years and the most recently completed interim period. Also see "THE PARTNERSHIPS--Partnership Distributions" on page 150 of the attached proxy statement.


                                              1996       1997     1998    1999     2000     2001
                                              ----       ----     ----    ----     ----     ----
             Partnership Distributions...       $85.08   $85.48  $85.84   $86.19   $67.91   $71.98
             AmREIT Distributions........       $70.79   $72.24  $72.51   $54.60   $ 9.57   $25.25


Financial Information


     Rental income statements for the properties of the partnership for the years ended December 31, 2001 and 2000 and certain pro forma financial statements with respect to the partnership are set forth in the attached proxy statement under the caption "INDEX TO FINANCIAL INFORMATION" beginning on page F-1.



List of Investors

     Under the partnership agreement and Texas law, a limited partner may obtain a list of the names, addresses and number of partnership interests owned by the other limited partners entitled to so vote on the merger by making written request therefor from the general partners, c/o Chad C. Braun, Executive Vice President - Finance and Secretary, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas 77046. At the time of making the request, the requesting limited partner must submit $10.00 in payment for the costs of copying and mailing the list and, if the partnership interests are held through a nominee, provide the partnership with a statement from the nominee or other independent third party confirming such limited partner's beneficial ownership. A limited partner is only entitled to the foregoing information with respect to the partnership in which the limited partner holds partnership interests.

Realty Fund 9 - fairness opinion
October 8, 2001

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund IX, LTD
8 Greenway Plaza
Suite 824
Houston, TX  77046

Dear Mr. Taylor:

We understand the following regarding AmREIT, Inc. ("AmREIT") and AAA Net Realty Fund IX, LTD (the "Partnership"). AmREIT is a real estate investment trust that was organized as a Maryland corporation in 1993. AmREIT became internally managed upon its acquisition of its external advisor in June 1998 (the "Adviser Acquisition"), as a result, AmREIT is a self-managed and self-administered REIT. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding and specialty retail properties leased to national and regional retail tenants.

Mr. Kerr Taylor serves as the President of American Asset Advisors Management Corporation IX, the general partner of the Partnership ( the "General Partner"). The Partnership owns interests in five retail properties. Following the Adviser Acquisition, Mr. Taylor and his affiliated corporation retained their fiduciary responsibilities associated with such General Partner of the Partnership. However, the Partnership's properties are currently managed by AmREIT Realty Investment Corporation, an affiliate of AmREIT.

Finally, we understand that AmREIT has entered into a plan to acquire the Partnership (the "Partnership Merger") through a merger transaction. Specifically, we understand that pursuant to the Partnership Merger, AmREIT will provide a total of 610,658 shares of AmREIT common stock in exchange for the aggregate limited partnership interests in the Partnership. The Partnership Merger and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund IX, LTD
October 8, 2001                                    -2-


AmREIT and the General Partner(s) have requested that Houlihan Lokey render an opinion (the "Opinion") as to the matters set forth below. The Opinion does not address AmREIT's, the General Partner's or the Partnership's underlying business decision to effect the Transaction. We have also not been asked to opine on and are not expressing any opinion as to: (i) the tax consequences of the Transaction; (ii) the public market values or realizable value of AmREIT's common shares given as consideration in the Transaction or the prices at which AmREIT's common shares may trade in the future following the Transaction, or
(iii) the fairness of any aspect of the Transaction not expressly addressed in this Opinion. Moreover, we have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of AmREIT, or the Partnership. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. held discussions with certain members of the General Partner's senior management to discuss the operations, financial condition, future prospects and projected operations and performance of the Partnership and AmREIT;

2. reviewed the Partnership's annual reports to partners for the four fiscal years ended December 31, 2000 and interim financial statements for the six month period ended June 30, 2001 which the General Partner has identified as being the most current financial statements available and has indicated that there has been no material change in the financial position of the Partnership since such financial statements;

3. reviewed copies of the undated Agreement of Limited Partnership of the Partnership; and

4. reviewed AmREIT's annual reports to shareholders and on Form 10-K for the four fiscal years ended 2000 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2001;

5. reviewed AmREIT's October 3, 2001 draft of Amendment 4 to Form S-4 Registration Statement;

6. reviewed a draft of the Supplement to Joint Proxy and Consent Solicitation Statement and Prospectus for AAA Net Realty Fund IX, Ltd. which includes the Agreement and Plan of Merger, dated as of September 10, 2001, by and between AmREIT, Inc., AAA Net Realty Fund IX, Ltd., H. Kerr Taylor, on behalf of himself as the individual General Partner, and American Asset Advisers Management Corporation IX;

7. reviewed Houlihan Lokey's prior analysis of the Partnership and AmREIT as of approximately June 26, 1999;

8. reviewed the historical market prices for the AmREIT's publicly traded securities;

9. reviewed certain other publicly available financial data for certain companies and assets that we deem comparable to the Partnership and AmREIT, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of AmREIT and the Partnership and that there has been no material change in the assets, financial condition, business or prospects of AmREIT or the Partnership since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to AmREIT or the Partnership and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of AmREIT or the Partnership. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the aggregate consideration to be received by the limited partners of AAA Net Realty Fund IX, LTD in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 10, 2001, is entered into by and between AmREIT, Inc., a Maryland real estate investment trust (the "REIT"), and AAA Net Realty Fund IX, Ltd., a Nebraska limited partnership (the "Partnership"), H. Kerr Taylor, on behalf of himself as the individual General Partner, and American Asset Advisers Management Corporation IX, a Nebraska corporation (referred together to herein as the "General Partner").

                                    RECITALS

WHEREAS, the REIT and the Partnership desire for the REIT to acquire all of the outstanding Partnership interests of the Partnership pursuant to the Merger described below in Section 1; and

WHEREAS, the Parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the REIT and the Partnership hereby agree as follows:

                                    SECTION 1

                                   The Merger

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), and in accordance with the Maryland General Corporation Law (the "Maryland Law") and the Nebraska Revised Uniform Limited Partnership Act (the "LP Act") the Partnership shall be merged with and into the REIT in accordance with this Agreement (the "Merger"). Following the Merger, the separate existence of the Partnership shall cease and the REIT shall continue as the surviving entity (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Partnership. The Merger shall have the effects specified in the Maryland Act, and Section 2.11 of the LP Act.

     1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of the REIT, located at Eight Greenway Plaza, Suite 824, Houston, Texas 77046 at 10:00, a.m., local time, within five business days after receipt of approval of the Merger by the REIT's stockholders and the Partnership's partners (the "Partners"), or at such other time, date or place as the REIT and the Partnership may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3 Effective Time. If all the conditions to the Merger set forth in
Section 8 hereof shall have been fulfilled or waived (and this Agreement shall not have been terminated as provided in Section 9 hereof), the REIT and the Partnership shall cause Articles of Merger satisfying the requirements of the Maryland Act and Articles of Merger satisfying the requirements of the LP Act to be properly executed, verified and delivered for filing in accordance with the LP Act and the Maryland Act on the Closing Date. The Merger shall become effective upon the later of (i) the issuance of a certificate of merger by the State Department of Assessments and Taxation of the State of Maryland and (ii) the issuance of a certificate of merger by the Secretary of State of the State of Texas, or such other date as may be agreed to by the parties, but not later than the Closing Date.

     1.4 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the REIT as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation at the Effective Time.

     1.5 Officers and Directors. The officers of the REIT immediately prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death. The directors of the REIT immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain directors until their successors are duly elected and qualified or their prior resignation, removal or death.

                                    SECTION 2

                      Consideration For Partnership Assets

     2.1 Consideration Paid by the REIT. At or as of the Effective Time, the assets and the liabilities of the Partnership shall be the assets and liabilities of Company.

     2.2 Consideration to the Partnership in the Merger. Each unit of limited partner interest of the Partnership (the "Units") shall, in the Merger, be converted into the number of shares of the REIT's class B common stock, $0.01 par value per share (the "REIT Shares"), as provided in Section 3 hereof. No fractional REIT Shares shall be issued. Any Partner who would be entitled to a fractional REIT Share will receive cash based on the price of $9.25 per REIT Share (the "Exchange Price").

     2.3 Issuance of Certificates for REIT Shares. Upon or as soon as practicable after the Effective Time, the REIT shall distribute in accordance with Section 3.4 hereof to the holders of the Units of the Partnership certificates representing the REIT Shares (the "Share Certificates") to which they are entitled pursuant hereto.

                                    SECTION 3

                              Partnership Interests

     3.1   Conversion of the Units.

     (a) REIT Shares. At the Effective Time, each REIT Share outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one REIT Share.

     (b) Partnership Interests. At the Effective Time, the Units of the Partnership issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of holder thereof, be converted into REIT Shares determined in accordance with the Partnership's Net Asset Value, as set forth below.

Calculation of Partnership Net Asset Value

  Negotiated Ptice of        Net Cash at            Partnership
  Partnership Properties    June 30, 2001         Net Asset Value
        $5,390,500             $258,085             $5,648,585

REIT Shares Payable to Partnership
To Limited Partners:


                        No. of REIT              No. of REIT Shares
                       Shares Offered            Offered per Unit
To Limited Partners:       610,658                    113.28

As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all of the Units and the general partner interests of the Partnership shall cease to be outstanding and shall be canceled and retired, and each holder of such Units or interests shall thereafter cease to have any rights with respect to the Units or interests, except the right to receive, without interest, the REIT Shares and/or the Cash/Notes, as applicable, in accordance with this Section 3.1 and, in either case, cash in lieu of fractional REIT Shares in accordance with Section 3.5(e) hereof (the "Merger Consideration").

     3.2 Dissenting Partnership Interests. Notwithstanding anything in this Agreement to the contrary, the Units that are outstanding immediately prior to the Effective Time and are held by partners who, prior to the vote of the partners on the adoption of this Agreement, shall have filed with AmREIT a written notice of intent to demand 5.47% callable notes in the manner provided in the registration statement on Form S-4, as amended, under "The Merger - Dissenters' Rights" (the "Dissenting Units"), and who shall not have voted such Units or interests in favor of adoption of this Agreement or otherwise withdrawn or lost their right to receive notes for their Units or interests, will not be converted into the right to receive shares of AmREIT Class B Common Stock, but the holders thereof will be entitled to receive notes in accordance with the provisions as more fully described in the registration statement on Form S-4, as amended, under "The Merger - Dissenters' Rights" on page 59; provided, however, that if any holder of Dissenting Units shall fail to establish his, her or its entitlement to dissenters' rights as provided in such registration statement or fails strictly to comply with any provision of such Dissenters' Rights section, the Units or interests held by such holder shall be automatically converted into shares of AmREIT Class B Common Stock and cash for fractional shares, if any, in accordance with Section 3.5(e) hereof.

     3.3 Adjustment to the Merger Consideration. The number of REIT Shares to be received in the Merger by the Partnership shall be adjusted as of the Effective Time as follows:

          (a) If, during the period from the date hereof to and including the Effective Time, the outstanding REIT Shares shall have been changed to a different number of shares or securities by reason of any share dividend, subdivision, reclassification, recapitalization, share split, reverse share split, combination, exchange of shares or the like, the number of REIT Shares to be issued in the Merger shall be appropriately adjusted;

          (b) If, as of the Effective Time, the Net Cash of the Partnership, as defined in Section 3.4 below, is different than its Net Cash amount shown in Section 3.1 above, the Net Cash of the Partnership shall be increased (if greater) or decreased (if less) and the Merger Consideration issuable to the Partnership in the Merger shall be increased or decreased, as the case may be, by an amount equal to such difference divided by the Exchange Price; and

          (c) Anything in the foregoing to the contrary notwithstanding, the Net Asset Value of the Partnership as of the Effective Time shall not be adjusted below an amount equal to $5,390,500.

     3.4   Definitions.  For the purposes of this Section 3:

          (a) "Net Asset Value" means the sum of the negotiated prices of the Partnership's properties set forth under Section 3.1 plus its Net Cash as of the Effective Time.

          (b) "Net Cash" means, as of the date determined, (i) the sum of a Partnership's cash and cash equivalents, less (ii) the sum of the Partnership's liabilities, as determined on an accrual accounting basis.

     3.5   Exchange of Partnership Interests.

          (a) As of the Effective Time, the REIT shall deposit, or shall cause to be deposited, with an exchange agent selected by the REIT, which shall be the REIT's transfer agent, or such other party reasonably satisfactory to the Partnership (the "Exchange Agent"), for the benefit of the Partners, for exchange in accordance with this Section 3, Share Certificates representing the total number of REIT Shares issuable to Partners (other than Dissenting Limited Partners) (such Share Certificates, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 3.1 and paid pursuant to this Section 3.5 in exchange for the outstanding Units and interests.

          (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Units (the "Unit Certificates") whose Units were converted into the right to receive the Merger Consideration pursuant to Section 3.1 hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the Unit Certificates shall pass, only upon delivery of the Unit Certificates to the Exchange Agent and shall be in a form and have such other provisions as the REIT may reasonably specify) and (ii) instructions for use in effecting the surrender of the Unit Certificates in exchange for the Merger Consideration. Upon surrender of a Unit Certificate for cancellation to the Exchange Agent, or to such other agent or agents as may be appointed by the REIT, together with such letter of transmittal, duly executed, and such other documents as may be reasonably requested by the Exchange Agent, the holder of such Unit Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Units previously represented by the Unit Certificate shall have been converted pursuant to
     Section 3.1 hereto and any dividends or other distributions to which such holder is entitled pursuant to the terms of the agreement of limited partnership of the Partnership (the "Agreement of Limited Partnership"), and the Unit Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of a Unit which is not registered in the transfer records of the Partnership, payment may be made to a person other than the person in whose name the Unit Certificate so surrendered is registered if such Unit Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Unit Certificate or establish to the satisfaction of the REIT that such tax or taxes have been paid or are not applicable. Upon surrender as contemplated by this Section 3.5, each Unit Certificate shall be deemed at anytime after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Units previously represented by such Unit Certificate shall have been converted pursuant to Section 3.1 hereof, and any dividends or other distributions to which such holder is entitled pursuant to the terms of the Agreement of Limited Partnership. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Unit Certificate or on any cash payable pursuant to Section 3.1 or Section 3.5(d) hereof.

          (c) At and after the Effective Time, there shall be no transfers on the transfer books of the Partnership of the Units which were outstanding immediately prior to the Effective Time.

          (d) Notwithstanding any other provision of this Agreement to the contrary, no fractional REIT Shares shall be issued in connection with the Merger. All REIT Shares to which a holder of Units is entitled immediately prior to the Effective Time shall be aggregated. If a fractional share results from such aggregation, in lieu of any such fractional share, each holder of Units who would otherwise have been entitled to receive a fraction of a REIT Share upon surrender of Unit Certificates for exchange pursuant to Section 3.4(b) hereof shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the Exchange Price.

          (e) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any REIT Shares) that remains unclaimed by the former Partners of the Partnership one year after the Effective Time shall be delivered to the REIT. Any former Partners of the Partnership who have not theretofore complied with this Section 3.5 shall thereafter look only to the REIT for delivery of their REIT Shares, and payment of cash in lieu of fractional shares and/or dividends on such REIT Shares, in respect of each Unit such Partners hold as determined pursuant to this Agreement, in each case, without any interest thereon.

          (f) None of the REIT, the Partnership, the Exchange Agent or any other person shall be liable to any former holder of the Partner's interest or with respect to the Units for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.


                                    SECTION 4

                         Representations And Warranties
                               Of The Partnership

     The Partnership represents and warrants to the REIT as set forth below. As contemplated below, the "Partnership Disclosure Letter" will be delivered to the REIT on or before the Closing. The Partnership Disclosure Letter shall provide the information or exceptions described below. The Partnership Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date.

     4.1   Existence;  Authority;  Compliance with Law.

          (a) The Partnership is a limited partnership, duly formed and validly existing under the laws of the State of Nebraska. To the General Partner's actual knowledge, the Partnership is duly licensed or qualified to do business as a foreign limited partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the Partnership (a "Partnership Material Adverse Effect"). The Partnership has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

          (b) To the General Partner's actual knowledge, the Partnership is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Partnership or any of its properties or assets are subject, where such violation would have a Partnership Material Adverse Effect. The Partnership has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a Partnership Material Adverse Effect. A copy of the Partnership's Agreement of Limited Partnership and Certificate of Limited Partnership (collectively, the "Partnership Organizational Documents") have been delivered or made available to the REIT and its counsel and such documents will be listed in the Partnership Disclosure Letter and were or will be true and correct when delivered or made available.

          4.2 Authorization, Validity and Effect of Agreements. The Partnership has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement (the "Partnership Ancillary Agreements"). Subject only to the approval of this Agreement and the transactions contemplated hereby by the Partners as contemplated by this Agreement, the consummation by the Partnership of this Agreement, the Partnership Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Partnership. This Agreement constitutes, and the Partnership Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity (collectively, "Equitable Remedies").

          4.3 Future Issuances. To the General Partner's actual knowledge, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any of its Units or other Partnership interests. After the Effective Time, the REIT will have no obligation to issue, transfer or sell any Partnership interest.

          4.4 Other Interests. Except as set forth in the Partnership Disclosure Letter, the Partnership does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     4.5  Financial Statements.

          (a) The audited financial statements of the Partnership for the fiscal years ended December 31, 2000 and 1999 and the unaudited financial statements for the fiscal quarter ended June 30, 2001 (collectively, the "Partnership Financial Statements") present fairly, in conformity with generally accepted accounting principles applied on a consisted basis (except as may be indicated in the notes thereto), the financial position of the Partnership as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the interim financial statements). Copies of the Partnership Financial Statements have been delivered or made available to the REIT and its financial advisers and such documents will be listed in the Partnership Disclosure Letter and were or will be true and correct when delivered or made available.

          (b) Except as and to the extent set forth on the balance sheet of the Partnership at June 30, 2001, including all notes thereto, or as otherwise set forth in the Partnership Financial Statements, the Partnership has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Partnership or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a Partnership Material Adverse Effect.

     4.6 No Violation. To General Partner's actual knowledge, neither the execution and delivery by the Partnership of this Agreement nor the consummation by the Partnership of the transactions contemplated hereby in accordance with the terms hereof will: (a) conflict with or result in a breach of any provisions of the Agreement of Limited Partnership of the Partnership; (b) except as contemplated by the Partnership Ancillary Agreements or as set forth in the Partnership Disclosure Letter, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, Security interest, charge or encumbrance upon any of the properties of the Partnership under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Partnership is a party, or by which the Partnership or any of its properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Partnership Material Adverse Effect; or (c) other than the filings provided for in this Agreement to effect the Merger, any filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), or applicable state Securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Partnership Material Adverse Effect.

     4.7 Litigation. To the General Partner's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the Partnership is a party or by which any of its properties or assets are bound or to which the General Partner is a party or by which any of his/its properties or assets are bound and (b) except as set forth in the Partnership Disclosure Letter, no actions, suits or proceedings pending against the Partnership or against the General Partner or, to the actual knowledge of the General Partner, threatened against the Partnership or against the General Partner, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that in the case of clauses
(a) or (b) above are reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect.

     4.8 Absence of Certain Changes. Except as disclosed in the Partnership Reports, since December 31, 2000, (a) the Partnership conducted its business only in the ordinary course of such business (which for purposes of this Section
4.8 only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith); (b) there has not been any Partnership Material Adverse Effect; (c) there has not been any distribution, setting aside or payment of any distribution with respect to any Partner interest in the Partnership; and (d) there has not been any material change in the Partnership's accounting principles, practices or methods.

     4.9   Taxes.

          (a) Except as set forth in the Partnership Disclosure Letter, the Partnership (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by it for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods and periods subsequent to the periods covered by such returns. The Partnership has not received notice that the federal, state and local income and franchise tax returns of the Partnership have been or will be examined by any taxing authority. The Partnership has not executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

          (b) Except as set forth in the Partnership Disclosure Letter, the Partnership is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the Partnership since its inception and all communications relating thereto have been delivered to the REIT or made available to representatives of the REIT or will be so delivered or made available prior to the Closing. The Partnership does not hold any asset (i) the disposition of which could be subject to rules similar to Section 1374 of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of an election under IRS Notice 88-19 or (ii) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 4.9, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

     4.10 Books and Records. The books of account and other financial records of the Partnership are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the Partnership Financial Statements.

     4.11   Properties.

          (a) The Partnership owns fee simple title to, or an interest in a joint venture which owns fee title to, each of the real properties reflected on the most recent balance sheet of the Partnership included in the Partnership Reports or as identified in the Partnership Disclosure Letter (the "Partnership Properties"), which are all of the real estate properties owned by it, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens or security interests ("Encumbrances"), except as set forth in the Partnership Disclosure Letter. To the General Partner's actual knowledge, the Partnership Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances and Property Restrictions set forth in the Partnership Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to the REIT prior to the Closing) and/or (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are listed in the Partnership Disclosure Letter) or which individually or in the aggregate do not exceed $10,000, do not materially detract from the value of or materially interfere with the present use of any of the Partnership Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the Partnership and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (b) Valid policies of title insurance have been issued insuring the Partnership's fee simple title to the Partnership Properties subject only to the matters disclosed above and as may be set forth in the Partnership Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. To the General Partner's actual knowledge, except as set forth in the Partnership Disclosure Letter: (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the Partnership Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Partnership Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Partnership Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (ii) the Partnership has not received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Partnership Properties issued by any governmental authority; (iii) there are no structural defects relating to the Partnership Properties and no Partnership Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any Partnership Property in excess of $10,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any Partnership Property the cost of which exceeds $10,000 and (C) no current restoration (excluding tenant improvements) of any Partnership Property, the cost of which exceeds $10,000.

          (c) Except as set forth in the Partnership Disclosure Letter, the Partnership has not received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Partnership Properties or (ii) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Partnership Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by the Partnership pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Partnership Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the General Partner is not aware of any planned or proposed work, payments or actions that may be required pursuant to such agreements, except as set forth in the Partnership Disclosure Letter.

     4.12 Environmental Matters. To the General Partner's actual knowledge, neither the Partnership nor any other person has caused (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Partnership Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Partnership Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Partnership Material Adverse Effect; and in connection with the construction on or operation and use of the Partnership Properties, the Partnership has not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     4.13 Subsidiaries and Joint Ventures. Each subsidiary of the Partnership and joint venture in which the Partnership is an owner, together with the ownership interest of the Partnership and the jurisdiction in which such subsidiary or joint venture is incorporated or otherwise organized is identified in the Partnership Disclosure Letter. Other than its investments in its subsidiaries and joint ventures, the Partnership does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity. For purposes of this Agreement, (a) "subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests have an ordinary voting power to elect a majority of the board of directors of other persons performing similar functions are directly or indirectly owned by such entity and (b) "joint venture" means, with respect to any entity, any corporation or organization (other than such entity and any subsidiary thereof) of which such entity or any subsidiary thereof is, directly or indirectly, the beneficial owner of 40% or more of any class of equity securities or equivalent profit participation interest.

     4.14 Labor Matters. The Partnership is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the actual knowledge of the General Partner, threatened against the Partnership relating to its business, except for any such proceeding which would not have a Partnership Material Adverse Effect. To the actual knowledge of the General Partner, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Partnership.

     4.15 No Brokers. Except the fee that may be payable to Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan") by the Partnership as described in Section 6.9 below, the Partnership has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Partnership or the REIT to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The Partnership is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.16 Opinion of Financial Advisor. The General Partner, on behalf of the Partnership, has retained Houlihan to issue an opinion to the effect that, as of the date of such opinion, the Merger Consideration is fair to the holders of the Units of the Partnership from a financial point of view (the "Fairness Opinion").

     4.17 Related Party Transactions. Except as set forth in the Partnership Disclosure Letter, there are no arrangements, agreements or contracts entered into by the Partnership with (a) any consultant, (b) any person who is an officer, director or affiliate of the Partnership or the General Partner, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or (c) any person who acquired the Units of the Partnership in a private placement.

     4.18 Contracts and Commitments. The Partnership Disclosure Letter sets forth (a) all unsecured notes or other obligations of the Partnership which individually may result in total payments in excess of $10,000, (b) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Partnership Properties or personal property of the Partnership, and (c) each commitment entered into by the Partnership which may result in total payments or liability in excess of $10,000. Copies of the foregoing will be delivered or made available to the REIT prior to the Closing, will be listed on the Partnership Disclosure Letter and will be materially true and correct when delivered or made available. The Partnership has not received any notice of a default that has not been cured under any of the documents described in clause
(a) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of the Partnership to purchase real property are set forth in the Partnership Disclosure Letter and such options and the Partnership's rights thereunder are in full force and effect. All joint venture agreements to which the Partnership is a party are set forth in the Partnership Disclosure Letter and the Partnership is not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     4.19 Development Rights. Set forth in the Partnership Disclosure Letter is a list of all material agreements entered into by the Partnership relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties, which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true and correct copies of all of which is delivered or made available to the REIT prior to the Closing, are listed in the Partnership Disclosure Letter, have not been modified and are valid and binding in accordance with their respective terms.

     4.20 Convertible Securities. To the General Partner's actual knowledge, the Partnership has no outstanding options, warrants or other securities exercisable for, or convertible into, Units or other interests of the Partnership, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     4.21   SEC Documents.

          (a) The Partnership has made available to the REIT each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since January 1, 1998, each in the form (including exhibits and any amendments thereto) filed with the U.S. Securities and Exchange Commission (the "SEC") (collectively, the "Partnership Reports"). The Partnership Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the Partnership under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (collectively the "Securities Laws") for the periods stated above.

          (b) To the General Partner's actual knowledge, as of their respective dates, the Partnership Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the General Partner's actual knowledge, each of the balance sheets of the Partnership included in or incorporated by reference into the Partnership Reports (including the related notes and schedules) fairly presents the financial position of the Partnership as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Partnership included in or incorporated by reference into the Partnership Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the Partnership for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

                                    SECTION 5

                   Representations And Warranties Of The REIT

     The REIT represents and warrants to the Partnership as set forth below. As contemplated below, the "REIT Disclosure Letter" will be delivered to the Partnership on or before the Closing. The REIT Disclosure Letter shall provide the information or exceptions described below. The REIT Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date.

     5.1   Existence;  Good Standing;  Authority;  Compliance with Law.

          (a) The REIT is a corporation duly organized and validly existing under the laws of the State of Maryland. To the REIT's actual knowledge, the REIT is duly licensed or qualified to do business and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the REIT and its subsidiaries taken as a whole (a "REIT Material Adverse Effect"). The REIT has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Each of the REIT's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a REIT Material Adverse Effect.

          (b) To the REIT's actual acknowledge, neither the REIT nor any REIT Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the REIT or any REIT Subsidiary or any of their respective properties or assets are subject, where such violation would have a REIT Material Adverse Effect. The REIT and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a REIT Material Adverse Effect. Copies of the REIT's and its Subsidiaries' Articles of Incorporation, Bylaws, organizational documents and partnership and joint venture agreements have been or will be prior to the Closing, delivered or made available to the Partnership and such documents will be listed in the REIT Disclosure Letter and were or will be true and correct when delivered or made available. For the purposes of this Section 5.1, the term "Subsidiary" shall include the entities set forth in the REIT Disclosure Letter, which are all of the REIT's Subsidiaries.

     5.2 Authorization, Validity and Effect of Agreements. The REIT has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement to which it is a party (the "REIT Ancillary Agreements"). Subject only to the approval of the Merger contemplated hereby by the holders of a majority of the outstanding REIT Shares, present and voting thereon, the consummation by the REIT of this Agreement, the REIT Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the REIT. This Agreement constitutes, and the REIT Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the REIT enforceable against the REIT in accordance with their respective terms, subject to Equitable Remedies.

     5.3 Capitalization. At June 30, 2001, the authorized capital stock of the REIT consisted of 110,000,000 shares of common stock, par value $0.01 per share (the "Common Shares") and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of June 30, 2001, 2,354,348 Common Shares were outstanding and no shares of Preferred Stock were outstanding. The REIT has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the REIT on any matter. All such issued and outstanding REIT Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in the REIT Disclosure Letter, there are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the REIT or any of its Subsidiaries to issue, transfer or sell any shares or other equity interest of the REIT or any of its Subsidiaries, except under any employee incentive plan approved by the REIT's stockholders. There are no agreements or understandings to which the REIT is a party with respect to the voting of any REIT Shares or which restrict the transfer of any such shares, except in order to protect its REIT status.

     5.4 Subsidiaries. Except as set forth in the REIT Disclosure Letter, the REIT owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the REIT's Subsidiaries (except those joint venture interests as may be disclosed in the REIT Disclosure Letter) and such stock interests are free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.

     5.5 Other Interests. Except as disclosed in the REIT Disclosure Letter and except for interests in the REIT Subsidiaries, neither the REIT nor any REIT Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     5.6 No Violation. Neither the execution and delivery by the REIT of this Agreement nor the consummation by the REIT of the transactions contemplated hereby in accordance with the terms hereof, will:

          (a) conflict with or result in a breach of any provisions of the REIT's Articles of Incorporation or Bylaws; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the REIT or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the REIT or any of its Subsidiaries is a party, or by which the REIT or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a REIT Material Adverse Effect; or (c) other than the Regulatory Filings require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a REIT Material Adverse Effect.

     5.7   SEC Documents.

          (a) The REIT has made available or will make available to the Partnership prior to the Closing, the registration statements of the REIT filed with the SEC in connection with public offerings of REIT securities since its inception and all exhibits, amendments and supplements thereto (the "REIT Registration Statements"), and each report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the latest REIT Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "REIT Reports"). The REIT Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the REIT under the Securities Laws.

          (b) To the REIT's actual knowledge, as of their respective dates, the REIT Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the REIT's actual acknowledge, each of the consolidated balance sheets of the REIT included in or incorporated by reference into the REIT Reports (including the related notes and schedules) fairly presents the consolidated financial position of the REIT and the REIT Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the REIT included in or incorporated by reference into the REIT Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the REIT and the REIT Subsidiaries for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

          (c) Except as and to the extent set forth on the consolidated balance sheet of the REIT and its Subsidiaries at March 31, 1999, including all notes thereto, or as set forth in the REIT Reports, neither the REIT nor any of the REIT Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the REIT or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a REIT Material Adverse Effect.

     5.8 Litigation. To the REIT's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the REIT or any REIT Subsidiary is a party or by which any of its properties or assets are bound or, to which any of its directors, officers, or affiliates is a party or by which any of their properties or assets are bound and (b) except as will be set forth in the REIT Disclosure Letter, no actions, suits or proceedings pending against the REIT or any REIT Subsidiary or, to the knowledge of the REIT, against any of its Directors, officers or affiliates or, to the knowledge of the REIT, threatened against the REIT or any REIT Subsidiary or against any of its directors, officers, or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (a) or (b) above are reasonably likely, individually or in the aggregate, to have a REIT Material Adverse Effect.

     5.9 Absence of Certain Changes. Except as disclosed in the REIT Reports filed with the SEC prior to the date hereof, (a) the REIT and its Subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith);
(b) there has not been any REIT Material Adverse Effect; (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the REIT Shares; and (d) there has not been any material change in the REIT's accounting principles, practices or methods.

     5.10   Taxes.

          (a) Except as disclosed in the REIT Disclosure Letter, the REIT and each of its Subsidiaries (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are absolute and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods subsequent to the periods covered by such returns. Neither the REIT nor any of its Subsidiaries has received notice that the federal, state and local income and franchise tax returns of the REIT or any such Subsidiary has been or will be examined by any taxing authority. Neither the REIT nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

          (b) Except as disclosed in the REIT Disclosure Letter, neither the REIT nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the REIT and each of its Subsidiaries and all communications relating thereto have been delivered to the Partnership or made available to representatives of the Partnership or will be so delivered or made available prior to the Closing. The REIT (i) has qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1998 through 2000, inclusive; (ii) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ended on the effective date of the Merger; and (iii) has not taken or omitted to take any action which could result in, and each of the executive officers of the REIT, each acting in his respective capacity as such, has no actual knowledge of, a challenge to its status as a REIT. The REIT represents that each of its Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. Neither the REIT nor any of its Subsidiaries holds any asset (x) the disposition of which could be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 5.10, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

     5.11   Books and Records.

          (a) The books of account and other financial records of the REIT and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the REIT Reports.

          (b) The minute books and other records of the REIT and its Subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and the Board and any committees of the Board and its Subsidiaries.

          5.12 Properties.

          (a) The REIT and its Subsidiaries own, and each joint venture to which the REIT or any of its Subsidiaries is a party owns, fee simple title to each of the real properties reflected on the most recent balance sheet of the REIT included in the REIT Reports or as identified in the REIT Disclosure Letter (the "REIT Properties"), which are all of the real estate properties owned by them, free and clear of Encumbrances, except as set forth in the REIT Disclosures Letter. To the REIT's actual knowledge, the REIT Properties are not subject to any Property Restrictions, except for
     (i) Encumbrances and Property Restrictions set forth in the REIT Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to the Partnership prior to the Closing and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are listed in the REIT Disclosure Letter) or which individually or in the aggregate, do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the REIT Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the REIT and its Subsidiaries and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (b) Valid policies of title insurance have been issued insuring the REIT's or any of its Subsidiaries' fee simple title to the REIT Properties, subject only to the matters disclosed above and as may be set forth in the REIT Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. To the REIT's actual knowledge, except as will be set forth in the REIT Disclosure Letter, (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the REIT

     Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the REIT Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the REIT Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (ii) neither the REIT nor its Subsidiaries has received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the REIT Properties issued by any governmental authority;
     (iii) there are no structural defects relating to the REIT Properties and no REIT Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any the REIT Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any the REIT Property the cost of which exceeds $100,000 and (C) no current restoration (excluding tenant improvements) of any the REIT Property the cost of which exceeds $100,000.

          (c) Except as set forth in the REIT Disclosure Letter, neither the REIT nor its Subsidiaries have received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the REIT Properties or (ii) any zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the REIT Properties or by the continued maintenance, operation or use of the parking areas in any material respect. All work to be performed, payments to be made and actions to be taken by the REIT or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the REIT Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the REIT is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as set forth in the REIT Disclosure Letter.

     5.13 Environmental Matters. To the actual knowledge of the REIT, none of the REIT, any of its Subsidiaries or any other person, has caused or permitted
(a) the unlawful presence of any Hazardous Materials on any of the REIT Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the REIT Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a REIT Material Adverse Effect; and in connection with the construction on or operation and use of the REIT Properties, the REIT and its Subsidiaries have not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     5.14 Labor Matters. Neither the REIT nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of the REIT, threatened against the REIT or its Subsidiaries relating to their business, except for any such proceeding which would not have the REIT Material Adverse Effect. To the knowledge of the REIT, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the REIT or any of its Subsidiaries.

     5.15 No Brokers. Except for the fee payable to Wunderlich Securities, Inc., as described in Section 5.16 below, the REIT has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the REIT or the Partnership to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The REIT is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     5.16 Opinion of Financial Advisor. The REIT has retained Wunderlich Securities, Inc. to review the transaction contemplated by this Agreement and to issue an opinion as to the fairness to the REIT, from a financial point of view, of the aggregate Merger Consideration to be paid by the REIT pursuant to the Merger and the mergers with the Other Partnerships.

     5.17 Partnership Share Ownership. Except as set forth in the REIT Disclosure Letter, neither the REIT nor any of its Subsidiaries owns any Units or other partner interests of the Partnership or other securities convertible into Partnership interests.

     5.18 The REIT Shares. The issuance and delivery by the REIT of the REIT Shares in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of the REIT, except for the approval of its stockholders of the merger as contemplated by this Agreement. The REIT Shares to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, except that stockholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by the REIT.

     5.19 Convertible Securities. Except as disclosed in the REIT Disclosure Letter, the REIT has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of the REIT Shares, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     5.20 Related Party Transactions. Set forth in the REIT Disclosure Letter will be a list of all arrangements, agreements and contracts entered into by the REIT or any of its Subsidiaries with (a) any person who is an officer, director or affiliate of the REIT or any of its Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (b) any person who acquired the REIT Shares in a private placement. The copies of such documents, all of which have been or will be delivered or made available to the Partnership prior to the Closing, are or will be true, complete and correct when delivered or made available.

     5.21 Contracts and Commitments. The REIT Disclosure Letter sets forth (a) all unsecured notes or other obligations of the REIT and the REIT Subsidiaries which individually may result in total payments in excess of $100,000, (b) notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the REIT Properties or personal property of the REIT and its Subsidiaries and (c) each commitment entered into by the REIT or any of its Subsidiaries which individually may result in total payments or liability in excess of $100,000. Copies of the foregoing have been or will be delivered or made available to the Partnership prior to the Closing, will be listed on the REIT Disclosure Letter and will be materially true and correct when delivered or made available. None of the REIT or any of its Subsidiaries has received any notice of a default that has not been cured under any of the documents described in clauses (a) or (b) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of the REIT or any of its Subsidiaries to purchase real property are set forth in the REIT Disclosure Letter and such options and the REIT's or its Subsidiaries' rights thereunder are in full force and effect. All joint venture agreements to which the REIT or any of its Subsidiaries is a party are set forth in the REIT Disclosure Letter and the REIT or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     5.22 Development Rights. Set forth in the REIT Disclosure Letter is a list of all material agreements entered into by the REIT or any of its Subsidiaries relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true, complete and correct copies of all of which have been or are delivered or made available to the Partnership prior to the Closing, will be listed in the REIT Disclosure Letter.

     5.23 Certain Payments Resulting From Transactions. Except as disclosed in the REIT Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (a) constitute an event under any the REIT Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of the REIT or any of its Subsidiaries unless such rights have been waived by any such person or
(b) result in the triggering or imposition of any restrictions or limitations on the right of the REIT or the Partnership to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or the REIT Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of the REIT or any of its Subsidiaries, will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                                    SECTION 6

                                    Covenants

     6.1 Acquisition Proposals. Prior to the Effective Time, the Partnership and the REIT each agrees (a) that neither of them nor any of their subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, general partner(s), limited partners, directors, employees, agents, affiliates and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries), as applicable, not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders or limited partners) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), other than the transactions contemplated by this Agreement, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.1; and (c) that it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 6.1 shall prohibit the General Partner or the Board of Directors of this REIT (the "Board") from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the General Partner or the Board, as applicable, determines in good faith that such action is required for it to comply with its fiduciary duties to limited partners or stockholders, as applicable, imposed by law as advised by counsel, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such party provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which such party determined in good faith was required to be executed in order for the General Partner or the Board, as applicable, to comply with its fiduciary duties to limited partners or stockholders, as applicable, imposed by law as advised by counsel), such party keeps the other party to this Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     Nothing in this Section 6.1 shall (x) permit any party to terminate this Agreement (except as specifically provided in Section 8 hereof), (y) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)) or (z) affect any other obligation of any party under this Agreement.

     6.2   Conduct of Businesses.

          (a) Prior to the Effective Time, except as may be set forth in the Partnership Disclosure Letter or the REIT Disclosure Letter or as contemplated by this Agreement, unless the other party has consented in writing thereto, the REIT and the Partnership:

               (i) Shall use their reasonable efforts, and shall cause each of their respective subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

               (ii) Shall confer on a regular basis with one or more representatives of the other to report operational matters of materiality and, subject to Section 6.1, any proposals to engage in material transactions;

               (iii) Shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein;

               (iv) Shall continue to pay quarterly dividends or distributions, as the case may be, at the current rates but shall not make any other distributions payable with respect to the REIT Shares and Partnership interests, respectively, except for any distributions of proceeds resulting from the sale of properties; and

               (v) Shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

          (b) Prior to the Effective Time, except as may be set forth in the Partnership Disclosure Letter, unless the REIT has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the
     Partnership:

               (i) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) Shall not amend the Partnership Organizational Documents;

               (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any Units or other interests in the Partnership, make any distribution, effect any recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any Partnership Units, (C) increase any compensation or enter into or amend any employment agreement with the General Partner or any of the present or future affiliates of the General Partner, or (D) adopt any new employee benefit plan or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

               (iv) Shall not declare, set aside or make any distribution or payment with respect to any Units or other interests in the Partnership or directly or indirectly redeem, purchase or otherwise acquire any Units or other interests in the Partnership, or make any commitment for any such action;

               (v) Shall not sell or otherwise dispose of (A) any Partnership Properties, or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

               (vi) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

               (vii) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Partnership Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice; and

               (viii) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the Partnership or its general partner(s) except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a Partnership Material Adverse Effect; and

          (c) Prior to the Effective Time, except as may be set forth in the REIT Disclosure Letter, unless the Partnership has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the REIT:

               (i) Shall, and shall cause each of its subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) Shall not amend its Articles of Incorporation or Bylaws except as contemplated by this Agreement;

               (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including the REIT's existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock (except pursuant to any employee incentive plan approved by stockholders), (C) amend any employment agreement with any of its present or future officers or the Board or (D) adopt any new employee benefit plan (including any share option, share benefit or share purchase plan), except the employee incentive plan to be voted on at its stockholder meeting for the fiscal year ended December 31, 1998;

               (iv) Shall not declare (except as provided above for the continuing payment of quarterly dividends), set aside or pay any dividend or make any other distribution or payment with respect to any REIT Shares or directly or indirectly redeem, purchase or otherwise acquire any capital stock of any of its Subsidiaries, or make any commitment for any such action;

               (v) Except as set forth in the REIT Disclosure Letter, shall not, and shall not permit any of its subsidiaries to, sell or otherwise dispose of (A) any REIT Properties or any of its capital stock of or other interests in subsidiaries or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

               (vi) Shall not, and shall not permit any of its subsidiaries to (except in the ordinary course of business), make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

               (vii) Shall not, and shall not permit any of its subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the REIT included in the REIT Reports or incurred in the ordinary course of business consistent with past practice; and

               (viii) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the REIT or any of its subsidiaries, except as herein or in the REIT Disclosure Letter provided and except in the ordinary course of business.

     For purposes of this Section 6.2, any consent shall be deemed to be unreasonably delayed if notice of consent or withholding of consent is not received within three days of request. Further, if no response is received by the end of business on such third day, the party receiving the request shall be deemed to have consented to such action.

     6.3 Meetings of Stockholders and Partners. Each of the REIT and the Partnership will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its stockholders or partners, as applicable, as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its stockholders or partners, as applicable, to approve this Agreement and the transactions contemplated hereby. The Board and the General Partner shall each recommend such approval and the REIT and the Partnership shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in Section 6.7 hereof); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board and the General Partner, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders or partners, as applicable, imposed by law as advised by counsel. The REIT and the Partnership shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     6.4 Filings; Other Action. Subject to the terms and conditions herein provided, the Partnership and the REIT shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to the Partnership and the REIT necessary to effectuate the Merger; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the REIT and the General Partner shall take all such necessary action.

     6.5 Inspection of Records. From the date hereof to the Effective Time, the Partnership and the REIT shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Partnership and the REIT and their respective subsidiaries.

     6.6 Publicity. The Partnership and the REIT shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     6.7 Regulatory Filings. The REIT and Partnership shall cooperate and promptly prepare and the REIT shall file with the SEC under the Securities Act as soon as practicable a Registration Statement on Form S-4 (the "Registration Statement"), which will include this Joint Proxy and Consent Solicitation Statement and Prospectus, with respect to the REIT Shares issuable in connection with the Merger (the "Proxy Statement"). The respective parties will cause the Registration Statement and the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The REIT shall use all reasonable efforts, and the Partnership will cooperate with the REIT, to have the Registration Statement declared effective by the SEC as promptly as practicable. The REIT shall use its best efforts to obtain, prior to the effectiveness of the Registration Statement, any necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. The REIT agrees that the Registration Statement and the Proxy Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the REIT in reliance upon and in conformity with written information concerning the Partnership furnished to the REIT by the Partnership specifically for use in the Registration Statement. The Partnership agrees that the written information provided by it specifically for inclusion in the Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The REIT will advise the Partnership, promptly after it receives notice thereof, of the time when the Registration Statement may be filed or any supplement or amendment has been filed or when the Registration Statement will become effective, the issuance of any stop order, the suspension of the qualification of the REIT Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     6.8 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

     6.9 Expenses. Subject to Section 8.3 hereof, all costs and expenses of the Partnership incurred in connection with the Merger shall be paid by the REIT if the Partnership approves the Merger. In the event the Partnership does not approve the Merger, the Partnership shall pay its Proportionate Share (the "Partnership Proportionate Share") of the costs of the valuations and the Fairness Opinion delivered to the General Partner by Houlihan Lokey, the accounting costs for the partnerships, and 50% of the costs of the appraisals of the partnership properties and the costs of partner communications (and any other costs incurred for the benefit of such partnerships or their partners) (the "Partnership Merger Expenses"). The General Partner shall pay its proportionate share (the "General Partner's Proportionate Share") of the Partnership Merger Expenses. The Partnership Proportionate Share of the Partnership Merger Expenses, for the purposes of this Agreement, shall be the fraction the numerator of which is the number of votes cast "For" the Merger and the denominator of which is the total number of votes cast on the Merger. The General Partner's Proportionate Share of the Partnership Merger Expenses, for purposes of this Merger Agreement, shall be the fraction the numerator of which is the number of votes cast "Against" the Merger and abstentions and the denominator of which is the total number of votes cast on the Merger.

     6.10 Indemnification. For a period of six years from and after the Effective Time, the REIT shall indemnify the partners or agents of the Partnership who at any time prior to the Effective Time were entitled to indemnification under the Agreement of Limited Partnership existing on the date hereof to the same extent as such partners or agents are entitled to indemnification under such Agreement of Limited Partnership in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

     6.11 Survival of the Partnership Obligations; Assumption of the Partnership Liabilities by the REIT. All of the obligations of the Partnership that are outstanding at the Closing shall survive the Closing and shall not be merged therein. Upon the consummation of the Merger, such obligations shall be assumed, automatically, by the REIT; provided, however, that such assumption shall not impose upon or expose the REIT to any liability for which the Partnership was not liable, and provided, further, that the REIT shall be entitled to the same defenses, offsets and counterclaims to which the Partnership would have been entitled, but for the Merger.

     6.12 The REIT Status. From and after the date and until the Effective Time, neither the REIT nor the Partnership nor any of their respective subsidiaries or other affiliates shall (a) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the REIT as a REIT within the meaning of Sections 856 through 859 of the Code; or (b) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

     6.13 Third Party Consents. The REIT and the Partnership each shall take all necessary corporate and other action and will use its commercially reasonable efforts to obtain the consents and applicable approvals from third parties that may be required to enable it to carry out the transactions contemplated by this Agreement.

     6.14 Efforts to Fulfill Conditions. The REIT and the Partnership each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing.

     6.15 Representations, Warranties and Conditions Prior to Closing. The REIT and the Partnership each shall use its commercially reasonable efforts to cause its representations and warranties contained in this Agreement to be true and correct on and as of the Closing Date in all material respects. Prior to Closing, the REIT and the Partnership each shall promptly notify the other in writing (a) if any representation or warranty contained in this Agreement is discovered to be or becomes untrue or (b) if the REIT or the Partnership fails to perform or comply with any of its covenants or agreements contained in this Agreement or it is reasonably expected that it will be unable to perform or comply with any of its covenants or agreements contained in this Agreement.

     6.16 Cooperation of the Parties. The REIT and the Partnership each will cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

                                    SECTION 7

                                   Conditions

     7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by the charter and bylaws and Agreement of Limited Partnership of the REIT and the Partnership, respectively, and by the holders of the REIT Shares and Partnership interests and no stockholder or partner shall have appraisal or dissenter's rights as a result of the Merger under applicable law or the charter, bylaws or Agreement of Limited Partnership, as the case may be.

          (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (c) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of the REIT and the Partnership (and their respective subsidiaries), taken as a whole, following the Effective Time.

          (d) The class A common stock of the REIT, into which the REIT Shares are convertible shall have been listed on an exchange.

     7.2 Conditions to Obligations of the Partnership to Effect the Merger. The obligation of the Partnership to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Partnership:

          (a) The REIT shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the REIT contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the Partnership shall have received a certificate of the President or an Executive or Senior Vice President of the REIT, dated the Closing Date, certifying to such effect.

          (b) The Partnership shall have received the opinion of legal counsel to the REIT, as approved by the Partnership, dated the Closing Date, to the effect that the REIT met the requirements for qualification and taxation as a REIT for its taxable years 1998 through 2000; the REIT's diversity of equity ownership, operations through the Closing Date and proposed method of operation as described in the Proxy Statement should allow it to qualify as a REIT for its taxable year ending December 31, 2001; and the discussion contained under the caption "Material Federal Income Tax Aspects" in the Proxy Statement accurately reflects existing law and fairly addresses the material federal income tax issues described therein. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of the Partnership and the REIT and shall be entitled to assume that the covenants set forth in Section 6 shall be fully complied with.

          (c) From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the REIT and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a REIT Material Adverse Effect other than any such change that affects both the Partnership and the REIT in a substantially similar manner.

          (d) The Houlihan Fairness Opinion addressed to the Partnership that the Merger is fair, from a financial point of view, to the partners of the Partnership shall not have been withdrawn or materially modified.

     7.3 Conditions to Obligation of the REIT to Effect the Merger. The obligations of the REIT to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the REIT:

          (a) The Partnership shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the REIT shall have received a certificate of the General Partner or the corporate general partner if applicable dated the Closing Date, certifying to such effect.

          (b) The REIT shall have received the opinion of legal counsel to the Partnership, as approved by the REIT, dated the Closing Date, to the effect that the consummation of the Merger will not result in the REIT's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of the REIT and the Partnership and shall be entitled to assume that the covenants of
     Section 6 shall be fully complied with.

          (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Partnership and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Partnership Material Adverse Effect, other than any such change that affects both the Partnership and the REIT in a substantially similar manner.

          (d) The opinion of Wunderlich Securities, Inc., addressed to the Board of Directors of the REIT, that the consideration to be paid by the REIT pursuant to the Merger is fair, from a financial point of view, to the REIT and its stockholders shall not have been withdrawn or materially modified.

                                    SECTION 8

                                   Termination

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the partners of the Partnership or the stockholders of the REIT by the mutual written consent of the REIT and the Partnership.

     8.2 Termination By Either the REIT or the Partnership for Good Reason. The Merger Agreement may be terminated and the Merger may be abandoned by action of the General Partner for the Partnership or the independent directors of the Board only for good reason. Only the following shall constitute termination for "good reason" for the purposes of this Agreement.

          (a) By either the REIT or the Partnership if the Merger shall not have been consummated by September 30, 2002;


          (b) By the REIT if the approval of the Limited Partners of the Partnership shall not have been obtained as required under this Agreement;

          (c) By the Partnership if the approval of the stockholders of the REIT shall not have been obtained as required under the Agreement;

          (d) By either the REIT or the Partnership if there has been a breach by the other of any representation or warranty contained in the this Agreement which would have or would be reasonably likely to have a REIT Material Adverse Effect or a Partnership Material Adverse Effect, as the case may be, which breach is not cured within 30 days after written notice of such breach is given to the breaching party by the non-breaching party;

          (e) By either the REIT or the Partnership if there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement by the other, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given to the breaching party by the non breaching party;

          (f) By the Partnership if, in the exercise of its good faith judgment as to its fiduciary duties as imposed by law, and as advised by counsel, the General Partner determines that such termination is required by reason of an Acquisition Proposal relating to the Partnership being made;

          (g) By the REIT if, in the exercise of their good faith judgment as to fiduciary duties as imposed by law, and as advised by counsel, the independent directors of the Board determine that such termination is required by reason of a Acquisition Proposal relating to the REIT being made; or

          (h) By either the REIT or the Partnership if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement shall have used all reasonable efforts to remove such order, decree, ruling or injunction; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure.

     8.3   Effect of Termination and Abandonment.

          (a) If an election to terminate this Agreement is made by the Partnership (i) other than for good reason or (ii) for good reason pursuant to Section 8.2(f) hereof, and a Partnership Acquisition Proposal shall have been made and, within one year from the date of such termination, the Partnership consummates a Partnership Acquisition Proposal or enters into an agreement to consummate a Partnership Acquisition Proposal to be subsequently consummated, the Partnership shall pay as liquidated damages (not as a penalty or forfeiture) to the REIT, provided that the REIT was not in material breach of its obligations at the time of such termination, an amount equal to the lesser of (x) the Partnership's Proportionate Share of $500,000 (a "REIT Liquidated Damages Amount") and (y) the sum of (1) the maximum amount that can be paid to the REIT without causing the REIT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the REIT's certified public accountants plus (2) an amount equal to the REIT Liquidated Damages Amount less the amount payable under clause (1) above in the event the REIT receives a letter from its counsel indicating that it has received a ruling from the IRS to the effect that the REIT Liquidated Damages Amount payment constitutes Qualifying Income. In addition to the REIT Liquidated Damages Amount, the REIT shall be entitled to receive from the Partnership (or its successor in interest) all documented out-of-pocket costs and expenses incurred by it, up to a maximum of the Partnership's Proportionate Share of the REIT Expenses. The payments to which the REIT is entitled as described above shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated above.

          (b) If an election to terminate this Agreement is made by the REIT because of a Partnership Material Adverse Effect under Section 8.2(d), the Partnership shall, provided that the REIT was not in material breach of its obligations at the time of such termination, pay the REIT for the REIT Expenses, up to a maximum of the Partnership's Proportionate Share thereof (although it shall not be required to pay the REIT Liquidated Damages Amount), which payment of the REIT Expenses shall be the REIT's sole remedy for termination of this Agreement in such circumstances.

          (c) If an election to terminate this Agreement is made by the REIT (i) other than for good reason or (ii) for good reason pursuant to Section 8.2(g) and, within one year from the date of such termination, the REIT consummates a REIT Acquisition Proposal or enters into an agreement to consummate a REIT Acquisition Proposal to be subsequently consummated; the REIT shall pay liquidated damages (not as a penalty or forfeiture) to the Partnership, provided that the Partnership was not in material breach of its obligations at the time of such termination. Such liquidated damages shall be in an amount equal to 120% of the Partnership's Proportionate Share of the Partnership Merger Expenses (the "Partnership Liquidated Damages Amount"). The payments to which the Partnership is entitled as described above shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated above.

          (d) If an election to terminate this Agreement is made by the Partnership pursuant to Section 8.2(d) because of REIT Material Adverse Effect, the REIT shall, provided that the Partnership was not in material breach of its obligations at the time of such termination, pay the Partnership for the Partnership's Proportionate Share of the Partnership Merger Expenses (although it shall not be required to pay the Partnership Liquidated Damages Amount), which payment shall be the Partnership's sole remedy for termination of this Agreement in such circumstances.

          (e) If this Agreement is terminated by either party pursuant to
     Section 8.2(e), the non-terminating party shall, provided that the terminating party was not in material breach of its obligations at the time of such termination, pay the terminating party (i) in the case of termination by the Partnership the Partnership Liquidated Damages Amount, and in the case of termination by the REIT, the REIT Liquidated Damages Amount, plus (ii) an amount equal to the terminating parties' Proportionate Share of the Merger Expenses and (iii) the non-terminating party shall remain liable to the terminating party for its breach.

          (f) If this Agreement is terminated pursuant to Section 8.2(a) (as a result of the condition set forth in Section 7.2(c) or Section 8.2(h) not being satisfied), the REIT shall, provided that the Partnership was not in material breach of its obligations hereunder at the time of such termination, pay the Partnership an amount equal to the Partnership's Proportionate Share of the Partnership Merger Expenses, which payment shall be the Partnership's sole remedy for termination of the Agreement in such circumstances.

          (g) If an election to terminate this Agreement is made pursuant to
     Section 8.2(a), (b) or (c), and a Partnership Acquisition Proposal or a REIT Acquisition Proposal shall have been made and, within one year from the date of such termination, the terminating party consummates such Acquisition Proposal or enters into an agreement to consummate such Acquisition Proposal which is subsequently consummated, the terminating party shall pay to the non-terminating party, provided that the non-terminating party was not in material breach of its obligations hereunder at the time of such termination, as liquidated damages and not as a penalty or forfeiture, an amount equal to (x) in the case of termination by the Partnership, the Partnership Liquidated Damages Amount, and in the case of termination by the REIT, the REIT Liquidated Damages Amount, plus
     (y) its Proportionate Share of the Merger Expenses. In addition to such amount, the non-terminating party shall be entitled to receive from the terminating party (or its successor in interest) all of its documented out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated thereby. The payments to which the non-terminating party is entitled under this Section 8.3(g) shall be its sole remedy with respect to the termination of the Agreement under the circumstances contemplated in this Section 8.3(g).

          (h) The REIT and the Partnership agree to amend this Section 8.3 at the request of the REIT in order to (i) maximize the portion of the Liquidated Damages Amount that may be distributed to the REIT hereunder without causing the REIT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code or (ii) improve the REIT's chances of securing a favorable ruling described in this Section 8.3, provided that no such amendment may result in any additional cost or expense to such other party.

          (i) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Section 8, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 8.3 and Section 6.9 and except for the provisions of Sections 9.3, 9.4, 9.5, 9.6, 9.7, 9.10, 9.13, 9.14 and 9.16. In the event the REIT or the Partnership has received a Liquidated Damages Amount as provided in this Section 8.3, such recipient shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action against the other party hereto or any of its officers, independent directors of the Board, or General Partner, as applicable, based in whole or part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal or the exercise by the REIT of its right to termination under
     Section 8.2(g) or the exercise by the Partnership of its right to termination under Section 8.2(f). Notwithstanding the foregoing, in the event the REIT or the Partnership is required to file suit to seek all or a portion of such Liquidated Damages Amount, and it ultimately succeeds, it shall be entitled to all expenses, including attorney's fees and expenses, which it has incurred in enforcing its rights hereunder.

          (j) If either party willfully fails to perform its duties and obligations under this Agreement, the non-breaching party is additionally entitled to all remedies available to it at law or in equity and to recover its expenses from the breaching party.

     8.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by the General Partner or the Board, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    SECTION 9

                               General Provisions

     9.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger;

provided, however, that the agreements contained in Section 3, the last sentence of Section 6.4 and Sections 6.9, 6.10, 6.11, 6.12, 6.13, 6.14 and 6.16 and this
Section 9 shall survive the Merger.

     9.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

          If to the REIT:

               AmREIT, Inc.
               8 Greenway Plaza, Suite 824
               Houston, TX  77046
               Attention:  President
               Telecopy:  (713) 850-0498

          If to the Partnership:

               AAA Net Realty Fund IX, Ltd.
               8 Greenway Plaza, Suite 824
               Houston, TX  77046
               Attention:  General Partner

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     9.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as provided in the following sentence, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Section 3 and Sections 6.10, 6.12, 6.13, 6.14 and 6.16 (collectively, the "Third Party Provisions") shall benefit the persons identified therein, but the aggregate liability of the REIT with respect thereto shall not exceed the amount specified in Section 8.

     9.4 Entire Agreement. This Agreement, the Exhibits, the Schedules, the Partnership Disclosure Letter, the REIT Disclosure Letter, the Partnership Ancillary Agreements, the REIT Ancillary Agreements and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     9.5   Confidentiality.

     (a) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, partners, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or such Receiving Party's directors, partners, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors or the Receiving Party's potential sources of financing for the transactions contemplated by this Agreement (collectively "the Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement or (iv) is contained in any Partnership Reports or the REIT Reports or Registration Statement.

          (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or the Receiving Party Representatives, in whole or in part, and will not be used by the Receiving Party or the Receiving Party Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to the Receiving Party Representatives only if and to the extent that the Receiving Party Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 9.5.

          (c) In the event that either Receiving Party, the Receiving Party Representatives or anyone to whom such Receiving Party or the Receiving Party Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

          (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from the Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Receiving Party Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

          (e) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, until one year from the date of termination, (i) it will not offer to hire or hire any person currently or formerly employed by the other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and
     (ii) neither it nor its affiliates shall directly or indirectly, (A)(w) solicit, seek or offer to effect or effect, (x) negotiate with or provide any information to the Board or General Partner(s), as applicable, of the other party, or officer of the other party or any stockholder or partner, as applicable, of the other party with respect to, (y) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board or board of directors of the General Partner(s) of the other party, any director, officer of the other party or any stockholder or partner of the other party or any other person with respect to, or (z) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, without limitation, any solicitation of consents as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (1) any form of business combination or similar or other extraordinary transaction involving the other party or any affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (2) any form of restructuring, recapitalization or similar transaction with respect to the other party or any affiliate thereto, (3) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party or any affiliate thereof, (4) any proposal to seek representation on the Board or the board of directors of the General Partner(s), as applicable, or otherwise to seek to control or influence the management, Board or the board of directors of the General Partner(s), as applicable, or policies of the other party or any affiliate thereof, (5) any request or proposal to waive, terminate or amend the provisions of this Section 9.5, or (6) any proposal or other statement inconsistent with the terms of this Section 9.5 or (B) instigate, encourage, join, act in concert with or assist (including, without limitation, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board or the General Partner(s), as applicable, to do any of the foregoing; provided that, without such invitation or approval, either party may at any time, on a confidential non-public basis, submit to the Chief Executive Officer of the REIT or the General Partner(s), as applicable, a proposal to (a) amend any of the provisions of this Section 9.5(e) or (b) effect a business combination or other extraordinary transaction with the other party providing for the acquisition of all or substantially all of the assets or the securities of the other party, including, without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party to waive its rights under this Section 9.5.

     9.6 Amendment. This Agreement may be amended by the parties hereto, by action taken by the Board or the board of directors of the General Partner(s), as applicable, at any time before or after approval of this Agreement or any other matter presented in connection with the Merger by the stockholders of the REIT and partners of the Partnership, but after any such approval, no amendment shall be made which by law requires the further approval of stockholders or partners, as applicable, without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules of conflict of laws. Each of the REIT and the Partnership hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States District Court, Southern District of Texas (the "Texas Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Texas Courts and agrees not to plead or claim in any Texas Court that such litigation brought therein has been brought in an inconvenient forum.

     9.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

     9.9 Headings. Headings of the Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     9.10 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     9.11 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     9.12 Incorporation. The Partnership Disclosure Letter and the REIT Disclosure Letter and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     9.13 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 9.13.

     9.14 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Texas Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.15 Non-Recourse. Neither the officers, directors nor stockholders of the REIT shall be personally bound or have any personal liability hereunder. The Partnership shall look solely to the assets of the REIT for satisfaction of any liability of the REIT with respect to this Agreement and the Ancillary Agreements to which it is a party. The Partnership will not seek recourse or commence any action against any of the stockholders of the REIT or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the REIT or seek recourse against any of their personal assets, for the performance or payment of any obligation of the REIT hereunder or thereunder. The partners of the Partnership shall not be personally bound or have any personal liability hereunder. The REIT shall look solely to the assets of the Partnership for satisfaction of any liability of the Partnership with respect to this Agreement and the Ancillary Agreements to which it is a party. The REIT will not seek recourse or commence any action against any of the partners of the Partnership or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the Partnership or seek recourse against any of their personal assets, for the performance or payment of any obligation of the Partnership hereunder or thereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                   AmREIT, Inc.

                   By:  /s/ Charles C. Braun
                   Charles C. Braun, Executive Vice President of Finance


                   AAA Net Realty Fund IX, Ltd.

                   By: American Asset Advisers Management CorporationIX, Its General Partner


                   By:  /s/ H. Kerr Taylor
                   H. Kerr Taylor, President



                  /s/ H. Kerr Taylor

                                  AmREIT, INC.

                                  SUPPLEMENT TO
          JOINT PROXY AND CONSENT SOLICITATION STATEMENT AND PROSPECTUS
                                       FOR
                           AAA NET REALTY FUND X, LTD.

                                  DATED MAY 2, 2001

     This supplement is being furnished to you, as a limited partner of AAA Net Realty Fund X, Ltd., for the purpose of enabling you to evaluate the proposed merger of your partnership with AmREIT, Inc. This supplement is designed to summarize only the risks, effects, fairness and other considerations of the proposed merger that are unique to you and the other limited partners of your partnership. This supplement does not purport to provide an overall summary of the proposed merger and should be read in conjunction with the accompanying Joint Proxy and Consent Solicitation Statement/Prospectus, which includes detailed discussions regarding AmREIT and the other partnerships being merged with AmREIT. Accordingly, the discussions in this supplement are qualified by the more expanded treatment of these matters appearing in the proxy statement.


                                    OVERVIEW

     Pursuant to the proxy statement and this supplement, you are being asked to approve the merger of your partnership into AmREIT. Your partnership is one of three limited partnerships with which AmREIT is seeking to merge. Supplements comparable to this one have also been prepared for each of the other partnerships. Copies of those other supplements may be obtained without charge by you or your representative upon written request delivered to Chad C. Braun, Executive Vice President - Finance and Secretary, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas 77046.

     The effects of the merger of these three limited partnerships with AmREIT may be different for the limited partners in each of these limited partnerships.

     In addition to the risks and potential disadvantages described in the attached proxy statement, there are a number of risks and potential disadvantages associated with the merger specific to your partnership. In particular, you should consider the following:



o In 2001, AmREIT's rate of distributions (approximately $25.55 per $1,000 original investment) were less than the annual rate of distributions paid to the limited partners (approximately $70.66 per $1,000 original investment).



o The compensation, fees and distributions that would have been payable by AmREIT to your general partner in 1998, 1999, 2000 and 2001 had the merger been effective in these years are greater than the actual compensation, fees and distributions that were paid by your partnership to your general partner in these years.


o    Unlike your partnership, AmREIT has debt.

o    The merger is a taxable transaction to limited partners.

o The merger involves a fundamental change in the limited partners' investment.

o    A majority vote of limited partners binds the partnership.

     AmREIT is a Maryland corporation that has elected to be taxed as a real estate investment trust under the Internal Revenue CODE. Like your partnership, the primary business of AmREIT is the ownership of properties leased to national and regional tenants. AmREIT's independent directors and the general partners of your partnerships seek your approval of the merger. In the merger, AmREIT will issue shares of class B common stock to limited partners of partnerships that approve the merger, vote against but whose partnerships nevertheless approve the merger, or abstain from voting on the merger.

     At the completion of the merger, the existing limited partners of partnerships approving the merger will become stockholders of AmREIT and will no longer be limited partners in their respective partnerships. As a condition precedent to the merger the AmREIT class A common stock, into which the class B common stock is convertible, will be listed for trading on the American Stock Exchange.

What is AmREIT?

     AmREIT is a Maryland corporation based in Houston, Texas that has elected to be taxed as a real estate investment trust (REIT). AmREIT is an affiliate of the general partners of your limited partnership. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding, multi-tenant, and specialty retail properties leased to national and regional retail tenants. If AmREIT acquires all three partnerships in the merger, AmREIT expects to have total assets of approximately $56 million, consisting of 30 properties, upon the effectiveness of the merger. If AmREIT acquires only this partnership in the merger, AmREIT expects to have total assets of about $47 million, consisting of 24 properties, upon the effectiveness of the merger.


How many shares of AmREIT class B common stock will I receive if my partnership merges with AmREIT?


     Your partnership will receive 1,293,852 shares of AmREIT class B common stock, which we estimate amounts to $1,045 of AmREIT class A common stock per average original $1,000 investment based on the exchange price of the AmREIT class B common stock. You will receive your proportion of these shares in accordance with the terms of your partnership's partnership agreement. We have agreed with AmREIT upon an exchange price of $9.25 per share for the shares of AmREIT class B common stock. Because the shares of AmREIT class A common stock into which the class B common stock is convertible are not listed on an exchange at this time, the price at which the class A common stock may trade is uncertain because there is no established trading market. Upon the consummation of the merger, the shares of AmREIT class A common stock into which the class B common stock is convertible will be listed for trading on a stock exchange. We do not know the price at which these shares will trade on this exchange upon listing. It is likely that the shares of AmREIT class A common stock will trade at prices substantially below the exchange price.



What do partners who vote against the merger receive?


     Limited partners that do not vote in favor of the merger and comply with other requirements as further described in the attached proxy statement will be entitled to dissenters' rights. You should read carefully the explanation of these rights under "THE MERGER - Dissenters' Rights" on page 59 of the attached proxy statement. Those partners who vote against the merger, but do not exercise their dissenters rights will receive shares of AmREIT class B common stock in exchange for their units.



How does the consideration that I would receive in the merger compare to other valuation amounts?

     Below is a table that compares the value of the AmREIT class B common stock to alternative valuations that we considered.

                AmREIT Consideration
                      Offered                  Other Valuation
                                                 Amounts
                                            Going
                     Transaction          Concern       Liquidation
                     Value(1)             Value(2)        Value(2)
                     ----------           ------------   ----------
 Fund X......        $11,968,127           $10,996,000   $9,649,000


(1) The transaction value is equal to the negotiated price of your partnership properties plus the net cash available at December 31, 2001. The transaction value will be the basis for AmREIT class B common stock issued in conjunction with the merger of your partnership at an exchange rate of $9.25 per share.
(2) The going concern value and liquidation values are based on the Valuation Associates appraisals and were the other two valuation methods considered by your general partners and the independent directors of AmREIT.



What benefit will Mr. Taylor receive in the merger?


     Mr. Taylor is the chairman of the board of directors, chief executive officer and largest stockholder of AmREIT. Pursuant to his employment with AmREIT, Mr. Taylor's annual salary is determined and approved by the AmREIT Compensation Committee, comprised of three independent directors of AmREIT, Inc. Mr. Taylor also serves as, or controls, the general partner of all of the partnerships. If any or all of the partnerships approve the merger, the general partners will not receive any shares of AmREIT class B common stock in exchange for their general partnership interests. Mr. Taylor will receive up to 158,899 shares of AmREIT class A common stock as a result of your partnership merging into AmREIT, constituting consideration payable to Mr. Taylor as a result of AmREIT's acquisition of its external advisor in June 1998, which Mr. Taylor deferred at the time of the sale. Prior to its acquisition by AmREIT, the external advisor was wholly owned by Mr. Taylor. If all three partnerships participate in the merger, Mr. Taylor will receive an aggregate of 313,990 shares of AmREIT class A common stock. If valued at the exchange price, these shares would have a value of $2,904,400. Mr. Taylor's salary will not increase as a result of the merger.



What material risks and considerations should I consider in determining whether to vote "For" or "Against" the merger?

     There are a number of material risks that you should consider:

     o AmREIT's rate of distributions on its class A common stock into which the class B common stock converts may be less than the annual rate of distributions paid to the limited partners.

     o The compensation, fees and distributions that would have been payable to your general partner had the merger been effective in prior years are greater than the actual compensation, fees and distributions that were paid by your partnership to your general partner in these years.

     o Unlike your partnership, AmREIT has debt.

     o The merger is a taxable transaction.

     o The merger involves a fundamental change in your investment.

     o AmREIT's dividend payments to holders of class B common stock initially will be greater than the annual rate of distributions previously paid to you by your partnerships.


What was the original time frame for liquidating the partnership?

     While the disclosure documents, pursuant to which the limited partnership units were originally offered in 1992, disclosed the intentions of the partnership to liquidate its assets after a maximum of eight to twelve years from acquisition, the general partner is not under a legal obligation to liquidate assets within that time frame. To the contrary, the partnership has an original intended operating life of ten or more years, and the limited partners were advised that the liquidation of the partnership would be in the control of the general partners. The time frame for liquidating the partnership was not intended to coincide with the expiration of any of the partnership's original leases.


What is the vote required to approve the merger?

     Your partnership's partnership agreement requires more than 50% of the outstanding limited partnership interests to approve AmREIT's merger with your partnership. Approval by more than 50% of a partnership's limited partners will be binding on you even if you vote against the merger.

Did you receive a fairness opinion in connection with AmREIT's merger with my partnership?

     Yes. Houlihan Lokey rendered an opinion stating that the merger consideration to be received by the limited partners in connection with the merger was fair, from a financial point of view, to those limited partners.


Do you, as the general partner of my partnership, recommend that I vote in favor of the proposed merger?

     Yes. Your general partner recommends that you vote "For" the proposed merger. Your general partner believes that the merger is the best means to maximize the value of your investment in your partnership as opposed to liquidating your partnership's portfolio or continuing unchanged the investment in your partnership. Your general partner believes that the consideration to be received by investors in Fund X will prove to have greater value than retaining the partnership unit or other form of consideration that may be received in a sale to a third party.


How do I vote?

     Just indicate on the enclosed consent form how you want to vote, and sign and mail it in the enclosed postage-paid return envelope as soon as possible, so that at the special meeting of limited partners, your limited partnership interests may be voted "For" or "Against" your partnership's merger with AmREIT. If you sign and send in your consent form and do not indicate how you want to vote, your consent form will be counted as a vote "For" the merger. If you do not vote or you abstain from voting, it will count as a vote "Against" the merger.

What are the tax consequences of the merger to me?

     The merger is a taxable transaction to all limited partners, except those that are tax-exempt entities. We estimate that the limited partners will realize a gain on the merger of approximately $137 per average original $1,000 investment. This amount equals the limited partner's allocable share of the difference between the fair market value of the merger consideration that your partnership receives and your partnership's adjusted tax basis of its assets. In general, you can expect to pay tax on $48 of gain per average original $1,000 investment at the 25% rate and $89 of gain per average original $1,000 investment at long term capital gains rates of 20%.

     Your general partner urges you to consult with your tax advisor to evaluate the taxes that will be incurred by you as a result of your participation in the merger.

     To review the tax consequences to the limited partners of the partnerships in greater detail, see pages 87 through 99 of the attached proxy statement and "Federal Income Tax Considerations" in this supplement.


                                  RISK FACTORS

     As a result of the merger, you will assume the risks associated with the assets of AmREIT and the other partnerships acquired by AmREIT. Although the majority of AmREIT's assets are substantially similar to those of your partnership, the properties owned by AmREIT and the other partnerships acquired by AmREIT may be differently constructed or located in a different geographic area than the properties owned by your partnership. Because the market for real estate may vary from one region of the country to another, the change in geographic diversity may expose you to different and greater risks than those to which you are presently exposed. You can find geographic information regarding AmREIT's and the other partnerships' properties in the proxy statement.

     The following list summarizes the potential disadvantages, adverse consequences and risks of the merger that are applicable to you. This description is qualified in its entirety by the more detailed discussion in the Section entitled "Risk Factors" contained in the proxy statement beginning on page .

     o There can be no assurance that the Houlihan Lokey fairness opinion and the independent appraisal by Valuation Associates properly reflect the value of your partnership's assets. Therefore, your partnership may not have received sufficient consideration consistent with its actual asset value.

     o We have significant conflicts of interest because H. Kerr Taylor, the chief executive officer, a director and a significant stockholder of AmREIT and the individual general partner or significant stockholder is the individual general partner and president of the corporate general partner of the partnerships, will receive significant financial and other benefits from and/or as a result of the merger.

     o The value of the AmREIT class B common stock may be less than the exchange price after the merger because:

          (1) the exchange price was fixed at $9.25 per share several months before the anticipated effective time of the merger;

          (2) the exchange price is not based on a known market value for the shares since the AmREIT class A common stock, into which the class B common stock is convertible, is not traded on an established market; and

          (3) the trading volume or price of the AmREIT class A common stock, into which the class B common stock is convertible, may decrease after the merger.

     o While your partnership did receive a fairness opinion from Houlihan Lokey and an independent appraisal by Valuation Associates, your general partner did not retain an unaffiliated representative to represent you or your partnership, or to represent all of the partnerships as a group, in the merger. Had independent representation been arranged for your partnership, the terms of the merger might have been more favorable to you.

     o The merger will be a taxable transaction for the limited partners, except those investors that are tax-exempt entities.

     o Limited partners who become stockholders of AmREIT and convert their class B common stock into class A common stock may not receive the same level of distributions as previously received from their respective partnership interests as set forth on page of this supplement or the same level of distributions as previously received in their fixed class B common stock distributions. AmREIT's current rate of distributions (approximately $0.257 per share per annum or approximately $25.25 per $1,000 original investment, based on 2001 distributions) is less than the annual rate of distributions paid to the limited partners


         (approximately $70.66 per $1,000 original investment). In 2001, AmREIT's rate of distributions (approximately $25.25 per $1,000 original investment) was less than the annual rate of distributions paid to the limited partners (approximately $70.66 per $1,000 original investment).

     o As a result of the merger, the nature of each limited partner's investment will change from holding an interest in a specified portfolio of properties in a finite life entity to holding an equity investment in an ongoing REIT, whose portfolio of properties may be changed from time to time without the approval of its stockholders and which does not plan to liquidate such assets within a fixed period.


     These risks and possible adverse consequences of the merger to the limited partners are discussed in greater detail in the proxy statement.

                        CONSIDERATION PAID TO PARTNERSHIP

     The following table sets forth, for your partnership:

     o the aggregate amount of original limited partner investments in your partnership less any return of capital;

     o the limited partner's adjusted capital per average $1,000 original investment;

     o the number of shares of AmREIT class B common stock to be paid to your partnership;

     o the estimated value of the shares of AmREIT class B common stock paid to your partnership based on the exchange price of $9.25 per share;

     o the estimated value, based on the exchange price, of shares of AmREIT class B common stock you will receive for each $1,000 of your original investment; and

     o the consideration paid to your partnership's general partner if your partnership merges with AmREIT:

                                                                       Estimated Value  Estimated Value    Number of
            Original Limited      Limited Partner                             of        of AmREIT class B  AmREIT
            ----------------      ---------------                             --         ---------------    ------
           Partner Investments  Adjusted Capital per Number of AmREIT   AmREIT class B      Shares per      class B
           -------------------  -------------------- ----------------   ---------------     ----------      -------
           Less any Return of      Average $1,000     class B Shares        Shares        Average $1,000    shares
           ------------------      --------------     ---------------       ------        --------------   ------
               Capital(1)            Original           Offered to        Payable to     Limited Partner     paid
                                   Investment(1)    Limited Partners(2)     Limited         Adjusted      to General
                                                                          Partners(3)       Capital(3)     Partner
                $11,450,610           $    1,000          1,293,852     $ 11,968,127        $    1,045     158,899


(1) The original limited partner investment in the partnership was $11,450,610. These columns reflect, as of December 31, 2001, an adjustment to the limited partners' original investments based on return of capital, resulting in the adjusted capital balance.


(2) The shares of AmREIT class B common stock payable to the limited partners of your partnership as set forth in this chart will not change if AmREIT acquires fewer than all of the partnerships in the merger.

(3) Values are based on the exchange price of $9.25 established by AmREIT and your general partners. Upon listing the shares of AmREIT class A common stock into which the class B common stock is convertible on an exchange, the actual values at which the shares of AmREIT class A common stock will trade on the exchange will likely be significantly below the exchange price.

     Upon completion of the merger with your partnership, the operations and existence of your partnership will cease. For more detailed information about the effects of the merger, see the information provided under the caption "THE MERGER" beginning on page 46 of the attached proxy statement. In the event the merger is not consummated for any reason, your partnership will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.


                             EXPENSES OF THE MERGER


          If your partnership approves the merger, AmREIT will bear all costs of the merger, including solicitation expenses (including all prepatory work related thereto) in connection with the merger. If your partnership rejects the merger, then other than prepatory and solicitation expenses which will be borne by AmREIT, your partnership will bear the portion of its merger expenses based upon the percentage of "For" votes cast for the merger, and we, as general partners, will bear the portion of those merger expenses based upon the percentage of "Against" votes and abstentions, and will bear all expenses for partner communications and correspondence; however, AmREIT has agreed to reimburse us for such expenses. The amount of the merger expenses borne by all partnerships is estimated to be $81,000, and of this amount approximately $38,475 will be allocated to your partnership based on its proportionate share of the combined net asset values of all three partnerships.


     The following table sets forth the estimated merger expenses allocable to your partnership:

   Pre-closing Transaction Costs:
         Accounting.................... $    7,600
         Fairness Opinions/Valuations.       4,750
         Printing......................     16,620
         Appraisal Fees................      4,750
         Listing Fees..................         --
         Miscellaneous.................      4,755
                                           -------
              Total....................    $38,475
                                           =======


                                  REQUIRED VOTE

Limited Partner Approval Required by the Partnership Agreement

     You are being asked to vote in favor of the merger of your partnership with AmREIT and the amendment of your partnership's agreement of limited partnership to permit the merger to occur. For your partnership to be acquired by AmREIT, limited partners holding partnership interests constituting greater than 50% of the outstanding partnership interests of your partnership must approve the merger and the amendment to your partnership agreement. The affirmative vote of greater than 50% of your partnership's limited partners will bind all partners of your partnership.


Operation if Partnership Votes No

     If limited partners of your partnership representing greater than 50% of the outstanding partnership interests do not vote "For" the merger, the merger may not be consummated under the terms of the partnership agreement. In that event, we plan to continue to operate your partnership as a going concern and to eventually dispose of your partnership's properties, as contemplated by the terms of the partnership agreement. For more information in this regard, please see the Section called "Operation if Partnership Votes No" on page S-11 of this supplement.


Special Meeting to Discuss the Merger

          We have scheduled a special meeting of the limited partners of your partnership to discuss the solicitation materials, which include the proxy statement, this supplement and the other materials distributed to you, and the terms of the merger with you. At the conclusion of these discussions we will vote on the merger. The special meeting will be held at 1:30 p.m., local time, on Tuesday, July 16, 2002, at Houston City Club, One City Club Drive, Houston, Texas, 77046. We and members of AmREIT's management intend to solicit actively your support for the merger and would like to use the special meeting to answer questions about the merger and the solicitation materials (as defined below) and to explain in person our reasons for recommending that you vote "For" the merger.


                                VOTING PROCEDURE

     The proxy statement, this supplement, the accompanying transmittal letter, the power of attorney and the consent form constitute the solicitation materials are being distributed to you and the other limited partners to obtain your votes "For" or "Against" the merger of your partnership with AmREIT.

     In order for AmREIT to acquire your partnership, the limited partners holding greater than 50% of the outstanding partnership interests of your partnership must approve the merger. Your partnership will be acquired by a merger with AmREIT, in the manner described in the proxy statement. A copy of the Amended and Restated Agreement and Plan of Merger dated September 10, 2001, by and between AmREIT and your partnership is attached hereto as Appendix B. Your general partner encourages you to read the merger agreement in its entirety because it is the legal document governing the merger.

     If you are not planning on attending the special meeting of the limited partners of your partnership and voting in person, you should complete and return the consent form before the expiration of the solicitation period. The solicitation period is the time period during which you may vote "For" or "Against" the merger with your partnership. The solicitation period will commence upon delivery of the solicitation materials to you (on or about May 15, 2002 and will continue until the later of (a) July 15, 2002 (a date not more than 60 calendar days from the initial delivery of the solicitation materials), or (b) any later date as we may select and as to which we give you notice. At our discretion, we may elect to extend the solicitation period. Under no circumstances will the solicitation period be extended beyond September 30, 2002. Any consent form received by 5:00 p.m., Houston time, on the last day of the solicitation period will be effective provided that such consent form has been properly completed and signed. If you fail to return a signed consent form by the end of the solicitation period, your partnership interests will be counted as voting "Against" the merger and you will receive shares of AmREIT class B common stock if your partnership is acquired.

     The consent form consists of two parts. Part A seeks your consent to your partnership's merger with AmREIT and an amendment to your partnership's partnership agreement authorizing the merger. If you have interests in more than one partnership, you will receive multiple consent forms which will provide for separate votes for each partnership in which you own an interest. If you return a signed consent form but fail to indicate whether you are voting "For" or "Against" any matter (including the merger), you will be deemed to have voted "For" such matter.

     Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints Mr. H. Kerr Taylor as your attorney-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without requiring your signatures on multiple documents.


                             FAIRNESS OF THE MERGER

     Based upon your general partner's analysis of the merger of all three partnerships into AmREIT, your general partner reasonably believes that:

     o The terms of the merger of all three partnerships into AmREIT, when considered as a whole, are fair to the limited partners;

     o The transaction value offered in exchange for the partnership interests constitute fair consideration for the partnership interests of the limited partners; and

     o After comparing the potential benefits and detriments of the merger with those of several alternatives, the merger of all three partnerships into AmREIT is more attractive to the limited partners than such alternatives.

     The fairness opinion of Wunderlich Securities evaluated the merger as if all three partnerships merged with AmREIT, not as if less than all of the partnerships or different combinations of partnerships merged with AmREIT. The fairness opinion of Houlihan Lokey evaluated the fairness of the consideration that each partnership will receive in the merger on a partnership by partnership basis, not on the basis of all of the partnerships or different combinations of partnerships merging with AmREIT. No assurance can be given that the merger is fair from a financial point of view to the AmREIT stockholders or the limited partners if less than all of the partnerships participate in the merger.

     YOUR GENERAL PARTNER BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN CONNECTION WITH THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE LIMITED PARTNERS. ACCORDINGLY, YOUR GENERAL PARTNER HAS APPROVED THE MERGER AGREEMENT AND RECOMMEND THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND AMENDMENT OF THE PARTNERSHIP AGREEMENT.

     Your general partner's determination is based upon the transaction as a whole, as well as the combination of less than all partnerships, because your partnership's value for the purposes of the merger is its net asset value. Your general partner believes that net asset value is a reasonable estimate of the value of your partnership for the merger as it is directly derived from the value of your partnership's net assets at the effective date, independent of the valuations of the assets of the other partnerships. Your general partner also believes the exchange price, the value on which shares of AmREIT class B common stock will be issued to your partnership in the merger, is a reasonable estimate of the value of the shares based on the last public offering price of the shares and within the overall context of the merger. The general partner believes that transferring the properties from the partnership to AmREIT at this time, rather than waiting until the anticipated liquidation date set forth in the partnership's initial offering documents, is in the best interest of the partners because it will enable them to realize the benefits of the consolidated entity set forth in the accompanying proxy statement, including increased liquidity and risk diversification. At the time the partnership acquired its properties, AmREIT was not financially able to acquire any of the properties.

     Fairness Opinion. Your general partner, on behalf of the partnership, retained Houlihan Lokey to render an opinion as to whether the consideration to be received by the limited partners in connection with the merger was fair, from a financial point of view, to the limited partners. A copy of the fairness opinion is attached as Appendix A. Your general partner encourages you to read the Houlihan Lokey opinion in its entirety. Houlihan was not requested to, and did not make, any recommendation to your partnership as to the consideration to be received by you in connection with the merger, which consideration was determined through negotiations between the common management of the partnerships and AmREIT. Your general partner retained Houlihan Lokey to render its fairness opinion based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuations for corporate purposes especially with respect to REITs and other real estate companies. Houlihan delivered its written opinion, dated
October 8, 2001, to the general partners, to the effect that, as of the date of such opinion, based on Houlihan Lokey's review and subject to the limitations described in the proxy statement, the consideration to be received by the limited partners in connection with the merger is fair, from a financial point of view, to the limited partners. The Houlihan Lokey fairness opinion does not constitute a recommendation to any limited partner as to how any of you should vote on the merger.

     Independent Appraisal. Your general partner received an appraisal of your partnership and its properties prepared by Valuation Associates, an independent real estate appraisal firm. Your general partner compared the value of the shares of AmREIT class B common stock payable to the partnership, based on the exchange price, with the appraised value of the partnership. Based on this comparison, your general partner determined that the number of shares payable to the partnership was reasonable.

     Comparison of Benefits and Detriments. Your general partner's assessment of the fairness of the proposed merger was based on the review of different alternatives that were available. The evaluations of the different alternatives included a strategic combination with AmREIT under the caption "THE MERGER--Alternatives to the Merger" beginning on page 52 of the attached proxy statement to take advantage of the potential growth of the REIT industry and real estate markets in general, completely liquidating the partnership and continuing the partnership. In order to determine whether the merger or one of its alternatives would be more attractive to you, your general partner compared the potential benefits and detriments of the merger with the potential benefits and detriments of these alternatives. In addition to reviewing the detailed discussion of the potential benefits and detriments of each of these alternatives provided in the proxy statement, you should evaluate the following factors which are specific to your partnership in determining how to vote on the merger.

     o Concentration of Investment. Your partnership has concentrated its investments in eight properties located in five states. If a vacancy or other interruption of rents occur in one or more of these properties, the distributions of your partnership may be significantly reduced. Your partnership has also concentrated its investments in a limited geographic area. If conditions in this area deteriorate, your partnership may experience more difficulty in re-leasing its properties than it would experience if the properties were more geographically diversified.

     o Co-ownership of Property. Your partnership owns three of its properties, Golden Corral Hwy 1960 (Houston, TX), Wherehouse Entertainment (Independence, MO) and Just For Feet (Tucson, AZ), in co-ownership with Fund IX, AmREIT and Fund XI and AmREIT, respectively. Your partnership owns 95.20%, 45.16% and 18.25%, respectively, of these properties and is dependent upon the consent and cooperation of the majority co-owner to sell or re-lease the property. No assurance can be given that the co-owners will agree to the merger or to the sale or re-lease of the property at such time or under the terms your partnership may desire. We are soliciting the other co-owners' approval to merge with AmREIT. If your partnership approves the merger but the other co-owners reject the merger, the AmREIT board must approve owning this property jointly with the other co-owners. Conversely, if your partnership does not approve the merger but the majority co-owners do, then the AmREIT board must approve owning the property jointly with your partnership. The risks associated with any form of joint ownership after the merger are discussed in greater detail in the attached proxy statement under the caption "RISK FACTORS--Risks Associated with the Merger" on page 32 and "THE PARTNERSHIPS--Partnership Property Information" on page 149.

     o   Management Compensation.

             1. Pre Merger Compensation. Your partnership has no employees as its operations are managed by AmREIT or one of its affiliates. Under the services agreement, pursuant to which AmREIT manages the operations of your partnership, AmREIT is entitled to annual property management fees equal to 3% of gross rental revenues. Also, the services agreement provides for payment of reimbursement fees of up to 7.5% of your partnership's gross rental revenues.

              2. Post-Merger Compensation. If your partnership participates in the merger, AmREIT or its affiliates will continue to manage your partnership's properties, but neither AmREIT nor the general partner or any of their affiliates will receive any compensation for services rendered in connection with the merger. AmREIT will expense costs related to managing the properties of your partnership. These costs will not be fixed and may exceed the fixed amounts currently paid to AmREIT.

     o Offers From Third Parties. No offers on the partnership's properties have been solicited or received during the past twelve months by the general partner from unaffiliated third parties.

     In the event the merger is not consummated for any reason, your partnership will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.


                COMPARATIVE COMPENSATION, FEES AND DISTRIBUTIONS
         COMPENSATION PAID TO THE GENERAL PARTNERS AND THEIR AFFILIATES


     The following table sets forth the actual compensation, fees and distributions paid by your partnership to your general partner and its affiliates during the last three fiscal years and compares those payments against the amount, as listed in the Pro Forma column, that would have been paid assuming the merger had occurred on January 1, 2001.


                                Year Ended               Year Ended           Nine Months Ended
                            December 31, 1999        December 31, 2000        September 30, 2001
                            Actual     Pro Forma    Actual     Pro Forma     Actual     Pro Forma

 Administrative fees and
    reimbursements........  $78,864(1)  $   --     $114,540(1)   $   --      $114,540(1)   $   --
 Cash Distributions.......    5,000(2)   86,298(3)    4,200(2)    14,906(3)    38,003(2)    40,122(3)
                            -------     -------    --------       ------     --------      -------
      Total...............  $83,864    $ 86,298    $ 118,740    $ 14,906     $152,543      $40,122
                            =======    ========    =========    ========     ========      =======

(1) An AmREIT subsidiary receives administrative fees and reimbursements of up to 7.5% of gross rental revenues from the properties. No other fees, salaries or other compensation were paid by the partnership to its general partners or their affiliates during these periods.

(2) Includes all cash distributions made to Mr. H. Kerr Taylor, chairman of the board and chief executive officer of AmREIT and the corporate general partners of the partnerships, of which Mr. Taylor is the sole director and chief executive officer, resulting from ownership of partnership interests.

(3) Mr. Taylor's distributions represent that portion of dividends which would have been paid to him based on the pro-rata portion of the shares issued under the deferred adviser agreement and for his general partner interests. Upon the sale of his advisor (American Asset Advisers Realty Corporation) on June 5, 1998, Mr. Taylor elected to defer payment of these fees to a future date, contingent upon the issuance of additional stock.

New Compensation

     AmREIT will internally manage and lease the properties obtained by AmREIT from the partnership pursuant to the merger. The terms of this engagement will be substantially similar to the terms governing the management arrangements that

AmREIT typically uses in managing its current properties. Below is a table that sets forth the compensation to AmREIT currently and after the merger of three partnerships with AmREIT.

                                                Post-Merger
                            2001 Management     Management
                             Fees to AmREIT   Fees to AmREIT
                             --------------   --------------
                                  $114,540        $0.00


                              CONFLICTS OF INTEREST

Affiliated General Partner

     Your general partner has an independent obligation to assess whether the terms of the merger are fair and equitable to the limited partners of your partnership without regard to whether the merger is fair and equitable to any of the other participants (including the limited partners in other partnerships). Mr. Taylor is the chief executive officer and director of AmREIT, currently holds 261,861 shares or 11% of AmREIT common stock and is the chief executive officer, sole director and significant stockholder in each of the corporate general partners of all of the partnerships.


Benefits to Mr. Taylor


     Mr. Taylor will receive up to 313,990 shares of AmREIT class A common stock should these partnerships participate in the merger, related to AmREIT's acquisition of its external advisor in June, 1998, which Mr. Taylor deferred at the time of sale.



                        OPERATION IF PARTNERSHIP VOTES NO

     If the merger is not approved, your general partner will continue your partnership in accordance with its current investment strategies and objectives. In the original offering documents pursuant to which the limited partnership units were originally offered, the general partner disclosed its intent to liquidate the properties after a maximum of eight to twelve years from acquisition. That time has not yet passed; however, if this transaction is not approved, your partnership's strategy will be to continue to hold its properties with a view towards liquidating them at such times as the general partner believes it can realize the greatest value which may not be any time in the foreseeable future. Any liquidation of properties will need to be transacted consistent with your partnership's investment objectives. The principal investment objectives of your partnership are to:

     o   preserve and protect the limited partners' capital;

     o provide the limited partners with quarterly cash distributions from operations;

     o   obtain long-term appreciation in the value of its properties;  and

     o provide increased cash distributions to the limited partners as the cash flow from its investments increases over the life of the partnership.


                        FEDERAL INCOME TAX CONSIDERATIONS

     Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger and the reorganization to you.


Certain Tax Differences between the Partnership Interests and Shares of AmREIT class B common stock

     Because your partnership is a partnership for federal income tax purposes, it is not subject to taxation. Instead, as a limited partner, you are required to take into account your share of the income or loss of your partnership, regardless of whether any cash is distributed to you. If your partnership is acquired by AmREIT you will receive shares of AmREIT class B common stock. If you have voted "Against" the merger but your partnership is acquired by AmREIT, you will also receive shares of AmREIT class B common stock.

     If your partnership is acquired by AmREIT and you receive shares of AmREIT class B common stock, your ownership of shares of AmREIT class B common stock will affect the character and amount of income reportable by you in the future. Your partnership is a partnership for federal income tax purposes and is not subject to taxation. Currently, as the owner of partnership interests, you must take into account your distributive share of all income, loss and separately stated partnership items, regardless of the amount of any distributions of cash to you. Your partnership supplies that information to you annually on a Schedule K-1. The character of the income that you recognize depends upon the assets and activities of your partnership and may, in some circumstances, be treated as income which may be offset by any losses you may have from passive activities.

     In contrast to your treatment as a limited partner, if your partnership is acquired by AmREIT and you receive shares of AmREIT class B common stock, as a stockholder of AmREIT you will be taxed based on the amount of distributions you receive from AmREIT. Each year AmREIT will send you a Form 1099-DIV reporting the amount of taxable and nontaxable distributions paid to you during the preceding year. The taxable portion of these distributions depends on the amount of AmREIT's earnings and profits. Because the merger is a taxable transaction, AmREIT's tax basis in the acquired properties will generally be higher than your partnership's tax basis had been in the same properties. At the same time, however, AmREIT may be required to utilize a slower method of depreciation with respect to certain properties than that used by your partnership. As a result, AmREIT's tax depreciation from the acquired properties will differ from your partnership's tax depreciation. Accordingly, under certain circumstances, even if AmREIT were to make the same level of distributions as your partnership, a larger portion of the distributions could constitute taxable income to you. In addition, the character of this income to you as a stockholder of AmREIT does not depend on its character to AmREIT. The income will generally be ordinary dividend income to you and will be classified as portfolio income under the passive loss rules, except with respect to capital gains dividends. Furthermore, if AmREIT incurs a taxable loss, the loss will not be passed through to you.


Tax Consequences of the Merger

     In connection with the merger and for federal income tax purposes, the assets (and any liabilities) of your partnership (if your partnership is acquired by AmREIT) will be transferred to AmREIT in return for shares of AmREIT class B common stock. Your partnership will then immediately liquidate and distribute such property to you. The IRS requires that you recognize a share of the income or loss, subject to the limits described below, recognized by your partnership, including gain or loss recognized as a result of the transfer of properties pursuant to the merger.

     We estimate that the limited partners will realize a gain on the merger of approximately $137 per average original $1,000 investment. This amount equals the limited partner's allocable share of the difference between the fair market value of the merger consideration that your partnership receives and your partnership's adjusted tax basis of its assets. In general, you can expect to pay tax on $48 of gain per average original $1,000 investment at the 25% rate and $89 of gain per average original $1,000 investment at long term capital gains rates of 20%. The actual amount of gain recognized by the partnership and allocated to each limited partner will depend upon the value ascribed to the shares of AmREIT class B common stock for federal income tax purposes. Because the shares, upon conversion, will not be publicly traded until immediately after the merger, it is possible that the value of the shares used for purposes of calculating the taxable income (or loss) and the taxable income (or loss) per average original $1,000 investment will differ from the calculation stated above. Your partnership's federal income tax returns are subject to review and possible adjustment by the IRS. Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, your partnership's financial statements, as well as your individual tax return, may be changed to cause them to conform to the tax treatment resulting from such review, if any.

     As a general rule, an actual or deemed transfer of assets of a partnership such as your partnership to a corporation such as AmREIT in exchange for stock is a taxable transaction. However, as an exception to this general rule, under
Section 351(a) of the Code, no gain or loss is recognized if (1) property is transferred to a corporation by one or more individuals or entities in exchange for the stock of that corporation, and (2) immediately after the exchange, such individuals or entities are in control of the corporation. For purposes of

Section 351(a), control is defined as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation. Following the merger, even if all partnerships participate in the merger transaction, the limited partners of the partnerships will not own stock possessing at least 80 percent of the total combined voting power of all classes of AmREIT stock entitled to vote and at least 80 percent of the total number of shares of all other classes of AmREIT stock. Therefore, the merger will not result in the acquisition of control of AmREIT by the limited partners for purposes of Section 351(a). Even if the merger resulted in the acquisition of control of AmREIT by the limited partners,
Section 351(a) does not apply to a transfer of property to an investment company in exchange for stock. A transfer is considered made to an investment company if the transfer results in the diversification of the transferor's interests and the transferee is a REIT. Accordingly, the transfer of assets will result in recognition of gain or loss by each partnership that is acquired by AmREIT.


     If your partnership is acquired by AmREIT, your partnership will receive solely shares of AmREIT class B common stock in exchange for your partnership's assets. As a result, your partnership will recognize an amount of gain equal to the difference between (1) the sum of (a) the fair market value of the shares of AmREIT class B common stock received by your partnership and (b) the amount of your partnership's liabilities, if any, assumed by AmREIT and (2) the adjusted tax basis of the assets transferred by your partnership to AmREIT.

     The gross profit that your partnership realizes from the merger will generally equal the excess, if any, of the selling price (without reduction for any selling expenses) for your partnership's assets over the adjusted tax basis of those assets. The contract price will equal the selling price reduced by certain qualified indebtedness encumbering your partnership's assets, if any, that are assumed or taken subject to by AmREIT. The exact amount of gain to be recognized by your partnership in the year of the merger will also vary depending upon the decisions of the limited partners to receive shares of AmREIT Class B common stock.

     In general, gains or losses realized with respect to transfers of non-dealer real estate and equipment in the merger are likely to be treated as realized from the sale of a "Section 1231 asset" (i.e., real property and depreciable assets used in a trade or business and held for more than one year). Your share of gains or losses from the sale of Section 1231 assets of your partnership would be combined with any other Section 1231 gains and losses that you recognize in that year. If the result is a net loss, such loss is characterized as an ordinary loss. If the result is a net gain, it is characterized as a capital gain, except that the gain will be treated as ordinary income to the extent that you have "non-recaptured net Section 1231 losses." For these purposes, the term "non-recaptured net Section 1231 losses" means your aggregate Section 1231 losses for the five most recent prior years that have not been previously recaptured. However, gain recognized on the sale of personal property will be taxed as ordinary income to the extent of all prior depreciation deductions taken by your partnership prior to sale. In general, if you are an individual, you may only use up to $3,000 of capital losses in excess of capital gains to offset ordinary income in any taxable year. Any excess loss is carried forward to future years subject to the same limitations.

     Allocation of Gain or Loss Among Limited Partners. The amount of the gain or loss that your partnership recognizes will be allocated to you and the other limited partners in accordance with the terms of your partnership's partnership agreement. Each limited partner will be allocated and must report its allocable share of such gain, if any, pursuant to these terms.

     Tax Consequences of the Liquidation and Termination of Your Partnership. If your partnership is acquired by AmREIT, your partnership will be deemed to have liquidated and distributed shares of AmREIT class B common stock to you. The shares of AmREIT class B common stock will be distributed among you and the other limited partners in accordance with your partnership's partnership agreement. The taxable year of your partnership will end at this time, and you must report in your taxable year that includes the date of the merger, your share of all income, gain, loss, deduction and credit for your partnership through the date of the merger (including gain or loss resulting from the merger described above). If your taxable year is not the calendar year, you could be required to recognize as income in a single taxable year your share of your partnership's income attributable to more than one of its taxable years.

     In addition to your share of the gain or loss described above that you recognized as a result of the deemed sale of your partnership's assets, you will recognize gain or loss equal to the difference between the fair market value of the shares of AmREIT class B common stock that you receive (determined on the closing date of the merger) and your adjusted tax basis in your partnership interests (adjusted by your distributive share of income, gain, loss, deduction and credit for the final taxable year of your partnership (including any such items recognized by your partnership as a result of the merger) as well as any distributions you receive in such final taxable year (other than the distribution of the shares of AmREIT class B common stock). Your basis in the shares of AmREIT class B common stock will then equal the fair market value of the shares of AmREIT class B common stock on the closing date of the merger and your holding period for the shares of AmREIT class A common stock for purposes of determining capital gain or loss will begin on the closing date of the merger.

     Because the assets of your partnership are held for investment and not for resale, the merger will not result in the recognition of material unrelated business taxable income by you if you are a tax-exempt investor that does not hold partnership interests either as a "dealer" or as debt-financed property within the meaning of Section 514, and you are not an organization described in
Section 501(c)(7) (social clubs), Section 501(c)(9) (voluntary employees' beneficiary associations), Section 501(c)(17) (supplemental unemployment benefit trusts) or Section 501(c)(20) (qualified group legal services plans) of the Code. If you are included in one of the four classes of exempt organizations noted in the previous sentence, you may recognize and be taxed on gain or loss on the merger.

     Tax Consequences of the Merger to AmREIT. AmREIT will not recognize gain or loss as a result of the merger. AmREIT will have a holding period in the properties that begins on the closing date. The basis of the properties received by AmREIT from the partnerships that are acquired by AmREIT will equal the fair market value of the shares of AmREIT class B common stock issued in the merger, plus the amount of any liabilities of the partnerships assumed by AmREIT.

     The aggregate basis of AmREIT's assets will be allocated among such assets in accordance with their relative fair market values as described in Section 1060 of the Code. As a result, AmREIT's basis in each acquired property may differ from the partnership's basis therein, and the properties may be subject to different depreciable periods and methods as a result of the merger. These factors could result in an overall change, following the merger, in the depreciation deductions attributable to the properties acquired from the partnerships following the merger.

     Tax Consequences of the Reorganization. AmREIT desires to reorganize as a Texas REIT following the merger. AmREIT will not recognize gain or loss as a result of the reorganization. The reorganization will not change AmREIT's holding period or tax basis of its properties.

     No gain or loss will be recognized by the holders of AmREIT class B common stock pursuant to the reorganization. The aggregate tax basis of AmREIT class B common stock received in the reorganization will be the same for holders of such stock as the basis of the AmREIT class B common stock before the reorganization. In addition, the holding period of such AmREIT class B common stock received in the reorganization shall remain the same.


                                  MISCELLANEOUS

Distributions to Limited Partners

     Set forth below are distributions per average original $1,000 investment that your partnership and AmREIT have made during the most recent five fiscal years and the most recently completed interim period. Also see "THE PARTNERSHIPS--Partnership Distributions" on page 150 of the attached proxy statement.


                                             1996       1997     1998    1999     2000     2001
                                          -- -------- -------- ---------------- --------   ----
             Partnership Distributions...   $80.05       $80.61  $81.02   $81.40   $64.29   $70.66
             AmREIT Distributions........   $70.79       $72.24  $72.51   $54.60    $9.57   $25.25


Financial Information


     Rental income statements for the properties of the partnership and the years ended December 31, 2001 and 2000 and certain pro forma financial statements with respect to the partnership are set forth in the attached proxy statement under the caption "INDEX TO FINANCIAL INFORMATION" beginning on page F-1.



List of Investors

     Under the partnership agreement and Texas law, a limited partner may obtain a list of the names, addresses and number of partnership interests owned by the other limited partners entitled to so vote on the merger by making written request therefor from the general partners, c/o Chad C. Braun, Executive Vice President - Finance and Secretary, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas 77046. At the time of making the request, the requesting limited partner must submit $10.00 in payment for the costs of copying and mailing the list and, if the partnership interests are held through a nominee, provide the partnership with a statement from the nominee or other independent third party confirming such limited partner's beneficial ownership. A limited partner is only entitled to the foregoing information with respect to the partnership in which the limited partner holds partnership interests.

Realty Fund 10 - fairness opinion
October 8, 2001

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund X, LTD
8 Greenway Plaza
Suite 824
Houston, TX  77046

Dear Mr. Taylor:

We understand the following regarding AmREIT, Inc. ("AmREIT") and AAA Net Realty Fund X, LTD (the "Partnership"). AmREIT is a real estate investment trust that was organized as a Maryland corporation in 1993. AmREIT became internally managed upon its acquisition of its external advisor in June 1998 (the "Adviser Acquisition"), as a result, AmREIT is a self-managed and self-administered REIT. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding and specialty retail properties leased to national and regional retail tenants.

Mr. Kerr Taylor serves as the President of American Asset Advisors Management Corporation X, the general partner of the Partnership ( the "General Partner"). The Partnership owns interests in eight retail properties. Following the Adviser Acquisition, Mr. Taylor and his affiliated corporation retained their fiduciary responsibilities associated with such General Partner of the Partnership. However, the Partnership's properties are currently managed by AmREIT Realty Investment Corporation, an affiliate of AmREIT.

Finally, we understand that AmREIT has entered into a plan to acquire the Partnership (the "Partnership Merger") through a merger transaction. Specifically, we understand that pursuant to the Partnership Merger, AmREIT will provide a total of 1,265,939 shares of AmREIT common stock in exchange for the aggregate limited partnership interests in the Partnership. The Partnership Merger and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund X, LTD
October 8, 2001                                         -2-


AmREIT and the General Partner(s) have requested that Houlihan Lokey render an opinion (the "Opinion") as to the matters set forth below. The Opinion does not address AmREIT's, the General Partner's or the Partnership's underlying business decision to effect the Transaction. We have also not been asked to opine on and are not expressing any opinion as to: (i) the tax consequences of the Transaction; (ii) the public market values or realizable value of AmREIT's common shares given as consideration in the Transaction or the prices at which AmREIT's common shares may trade in the future following the Transaction, or
(iii) the fairness of any aspect of the Transaction not expressly addressed in this Opinion. Moreover, we have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of AmREIT, or the Partnership. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. held discussions with certain members of the General Partner's senior management to discuss the operations, financial condition, future prospects and projected operations and performance of the Partnership and AmREIT;

2. reviewed the Partnership's annual reports to partners for the four fiscal years ended December 31, 2000 and interim financial statements for the six month period ended June 30, 2001 which the General Partner has identified as being the most current financial statements available and has indicated that there has been no material change in the financial position of the Partnership since such financial statements;

3. reviewed copies of the undated Agreement of Limited Partnership of the Partnership; and

4. reviewed AmREIT's annual reports to shareholders and on Form 10-K for the four fiscal years ended 2000 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2001;

5. reviewed AmREIT's October 3, 2001 draft of Amendment 4 to Form S-4 Registration Statement;

6. reviewed a draft of the Supplement to Joint Proxy and Consent Solicitation Statement and Prospectus for AAA Net Realty Fund X, Ltd. which includes the Agreement and Plan of Merger, dated as of September 10, 2001, is entered into by and between AmREIT, Inc., AAA Net Realty Fund X, Ltd., H. Kerr Taylor, on behalf of himself as the individual General Partner, and American Asset Advisers Management Corporation X;

7. reviewed Houlihan Lokey's prior analysis of the Partnership and AmREIT as of approximately June 26, 1999;

8. reviewed the historical market prices for the AmREIT's publicly traded securities;

9. reviewed certain other publicly available financial data for certain companies and assets that we deem comparable to the Partnership and AmREIT, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

Mr. H. Kerr Taylor in his capacity in his capacity as
President of the General Partner of
AAA Net Realty Fund X, LTD
June 25, 1999                                              -3-



We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of AmREIT and the Partnership and that there has been no material change in the assets, financial condition, business or prospects of AmREIT or the Partnership since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to AmREIT or the Partnership and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of AmREIT or the Partnership. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the aggregate consideration to be received by the limited partners of AAA Net Realty Fund X, LTD in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 10, 2001, is entered into by and between AmREIT, Inc., a Maryland real estate investment trust (the "REIT"), and AAA Net Realty Fund X, Ltd., a Nebraska limited partnership (the "Partnership"), H. Kerr Taylor, on behalf of himself as the individual General Partner, and American Asset Advisers Management Corporation X, a Nebraska corporation (referred together to herein as the "General Partner").

                                    RECITALS

     WHEREAS, the REIT and the Partnership desire for the REIT to acquire all of the outstanding Partnership interests of the Partnership pursuant to the Merger described below in Section 1; and

     WHEREAS, the Parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the REIT and the Partnership hereby agree as follows:

                                    SECTION 1

                                   The Merger

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), and in accordance with the Maryland General Corporation Law (the "Maryland Law") and the Nebraska Revised Uniform Limited Partnership Act (the "LP Act") the Partnership shall be merged with and into the REIT in accordance with this Agreement (the "Merger"). Following the Merger, the separate existence of the Partnership shall cease and the REIT shall continue as the surviving entity (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Partnership. The Merger shall have the effects specified in the Maryland Act, and Section 2.11 of the LP Act.

     1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of the REIT, located at 8 Greenway Plaza, Suite 824, Houston, Texas 77046 at 10:00, a.m., local time, within five business days after receipt of approval of the Merger by the REIT's stockholders and the Partnership's partners (the "Partners"), or at such other time, date or place as the REIT and the Partnership may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3 Effective Time. If all the conditions to the Merger set forth in
Section 8 hereof shall have been fulfilled or waived (and this Agreement shall not have been terminated as provided in Section 9 hereof), the REIT and the Partnership shall cause Articles of Merger satisfying the requirements of the Maryland Act and Articles of Merger satisfying the requirements of the LP Act to be properly executed, verified and delivered for filing in accordance with the LP Act and the Maryland Act on the Closing Date. The Merger shall become effective upon the later of (i) the issuance of a certificate of merger by the State Department of Assessments and Taxation of the State of Maryland and (ii) the issuance of a certificate of merger by the Secretary of State of the State of Texas, or such other date as may be agreed to by the parties, but not later than the Closing Date.

     1.4 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the REIT as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation at the Effective Time.

     1.5 Officers and Directors. The officers of the REIT immediately prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death. The directors of the REIT immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain directors until their successors are duly elected and qualified or their prior resignation, removal or death.

                                    SECTION 2

                      Consideration For Partnership Assets

     2.1 Consideration Paid by the REIT. At or as of the Effective Time, the assets and the liabilities of the Partnership shall be the assets and liabilities of Company.

     2.2 Consideration to the Partnership in the Merger. Each unit of limited partner interest of the Partnership (the "Units") shall, in the Merger, be converted into the number of shares of the REIT's class B common stock, $0.01 par value per share (the "REIT Shares"), as provided in Section 3 hereof. No fractional REIT Shares shall be issued. Any Partner who would be entitled to a fractional REIT Share will receive cash based on the price of $9.25 per REIT Share (the "Exchange Price").

     2.3 Issuance of Certificates for REIT Shares. Upon or as soon as practicable after the Effective Time, the REIT shall distribute in accordance with Section 3.4 hereof to the holders of the Units of the Partnership certificates representing the REIT Shares (the "Share Certificates") to which they are entitled pursuant hereto.

                                    SECTION 3

                              Partnership Interests

     3.1   Conversion of the Units.

     (a) REIT Shares. At the Effective Time, each REIT Share outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one REIT Share.

     (b) Partnership Interests. At the Effective Time, the Units of the Partnership issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of holder thereof, be converted into REIT Shares determined in accordance with the Partnership's Net Asset Value, as set forth below.

Calculation of Partnership Net Asset Value

       Negotiated Price of Partnership Properties       Net Cash at June 30, 2001            Partnership Net Asset Value
                      $11,450,610                               $259,324                             $11,709,934


REIT Shares Payable to Partnership
To Limited Partners:

      No. of REIT Shares Offered           No. of REIT Shares Offered per Unit
             1,265,939                                  110.56

As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all of the Units and the general partner interests of the Partnership shall cease to be outstanding and shall be canceled and retired, and each holder of such Units or interests shall thereafter cease to have any rights with respect to the Units or interests, except the right to receive, without interest, the REIT Shares and/or the Cash/Notes, as applicable, in accordance with this Section 3.1 and, in either case, cash in lieu of fractional REIT Shares in accordance with Section 3.4(e) hereof (the "Merger Consideration").

     3.2 Dissenting Partnership Interests. Notwithstanding anything in this Agreement to the contrary, the Units that are outstanding immediately prior to the Effective Time and are held by partners who, prior to the vote of the partners on the adoption of this Agreement, shall have filed with AmREIT a written notice of intent to demand 5.47% callable notes in the manner provided in the registration statement on Form S-4, as amended, under "The Merger - Dissenters' Rights" (the "Dissenting Units"), and who shall not have voted such Units or interests in favor of adoption of this Agreement or otherwise withdrawn or lost their right to receive notes for their Units or interests, will not be converted into the right to receive shares of AmREIT Class B Common Stock, but the holders thereof will be entitled to receive notes in accordance with the provisions as more fully described in the registration statement on Form S-4, as amended, under "The Merger - Dissenters' Rights" on page __; provided, however, that if any holder of Dissenting Units shall fail to establish his, her or its entitlement to dissenters' rights as provided in such registration statement or fails strictly to comply with any provision of such Dissenters' Rights section, the Units or interests held by such holder shall be automatically converted into shares of AmREIT Class B Common Stock and cash for fractional shares, if any, in accordance with Section 3.5(e) hereof.

     3.3 Adjustment to the Merger Consideration. The number of REIT Shares and amount of Cash/Notes, as applicable, to be received in the Merger by the Partnership shall be adjusted as of the Effective Time as follows:

          (a) If, during the period from the date hereof to and including the Effective Time, the outstanding REIT Shares shall have been changed to a different number of shares or securities by reason of any share dividend, subdivision, reclassification, recapitalization, share split, reverse share split, combination, exchange of shares or the like, the number of REIT Shares to be issued in the Merger shall be appropriately adjusted;

          (b) If, as of the Effective Time, the Net Cash of the Partnership, as defined in Section 3.4 below, is different than its Net Cash amount shown in Section 3.1 above, the Net Cash of the Partnership shall be increased (if greater) or decreased (if less) and the Merger Consideration issuable to the Partnership in the Merger shall be increased or decreased, as the case may be, by an amount equal to such difference divided by the Exchange Price; and

          (c) Anything in the foregoing to the contrary notwithstanding, the Net Asset Value of the Partnership as of the Effective Time shall not be adjusted below an amount equal to $5,390,500.

     3.4   Definitions.  For the purposes of this Section 3:

          (a) "Net Asset Value" means the sum of the negotiated prices of the Partnership's properties set forth under Section 3.1 plus its Net Cash as of the Effective Time.

          (b) "Net Cash" means, as of the date determined, (i) the sum of a Partnership's cash and cash equivalents, less (ii) the sum of the Partnership's liabilities, as determined on an accrual accounting basis.

     3.5   Exchange of Partnership Interests.

          (a) As of the Effective Time, the REIT shall deposit, or shall cause to be deposited, with an exchange agent selected by the REIT, which shall be the REIT's transfer agent, or such other party reasonably satisfactory to the Partnership (the "Exchange Agent"), for the benefit of the Partners, for exchange in accordance with this Section 3, Share Certificates representing the total number of REIT Shares issuable to Partners (other than Dissenting Limited Partners) (such Share Certificates, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 3.1 and paid pursuant to this Section 3.5 in exchange for the outstanding Units and interests.

          (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Units (the "Unit Certificates") whose Units were converted into the right to receive the Merger Consideration pursuant to Section 3.1 hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the Unit Certificates shall pass, only upon delivery of the Unit Certificates to the Exchange Agent and shall be in a form and have such other provisions as the REIT may reasonably specify) and (ii) instructions for use in effecting the surrender of the Unit Certificates in exchange for the Merger Consideration. Upon surrender of a Unit Certificate for cancellation to the Exchange Agent, or to such other agent or agents as may be appointed by the REIT, together with such letter of transmittal, duly executed, and such other documents as may be reasonably requested by the Exchange Agent, the holder of such Unit Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Units previously represented by the Unit Certificate shall have been converted pursuant to
     Section 3.1 hereto and any dividends or other distributions to which such holder is entitled pursuant to the terms of the agreement of limited partnership of the Partnership (the "Agreement of Limited Partnership"), and the Unit Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of a Unit which is not registered in the transfer records of the Partnership, payment may be made to a person other than the person in whose name the Unit Certificate so surrendered is registered if such Unit Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Unit Certificate or establish to the satisfaction of the REIT that such tax or taxes have been paid or are not applicable. Upon surrender as contemplated by this Section 3.4, each Unit Certificate shall be deemed at anytime after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Units previously represented by such Unit Certificate shall have been converted pursuant to Section 3.1 hereof, and any dividends or other distributions to which such holder is entitled pursuant to the terms of the Agreement of Limited Partnership. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Unit Certificate or on any cash payable pursuant to Section 3.1 or Section 3.5(d) hereof.

          (c) At and after the Effective Time, there shall be no transfers on the transfer books of the Partnership of the Units which were outstanding immediately prior to the Effective Time.

          (d) Notwithstanding any other provision of this Agreement to the contrary, no fractional REIT Shares shall be issued in connection with the Merger. All REIT Shares to which a holder of Units is entitled immediately prior to the Effective Time shall be aggregated. If a fractional share results from such aggregation, in lieu of any such fractional share, each holder of Units who would otherwise have been entitled to receive a fraction of a REIT Share upon surrender of Unit Certificates for exchange pursuant to Section 3.4(b) hereof shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the Exchange Price.

          (e) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any REIT Shares) that remains unclaimed by the former Partners of the Partnership one year after the Effective Time shall be delivered to the REIT. Any former Partners of the Partnership who have not theretofore complied with this Section 3.5 shall thereafter look only to the REIT for delivery of their REIT Shares, and payment of cash in lieu of fractional shares and/or dividends on such REIT Shares, in respect of each Unit such Partners hold as determined pursuant to this Agreement, in each case, without any interest thereon.

          (f) None of the REIT, the Partnership, the Exchange Agent or any other person shall be liable to any former holder of the Partner's interest or with respect to the Units for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.


                                    SECTION 4

                         Representations And Warranties
                               Of The Partnership

     The Partnership represents and warrants to the REIT as set forth below. As contemplated below, the "Partnership Disclosure Letter" will be delivered to the REIT on or before the Closing. The Partnership Disclosure Letter shall provide the information or exceptions described below. The Partnership Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date.

     4.1   Existence;  Authority;  Compliance with Law.

          (a) The Partnership is a limited partnership, duly formed and validly existing under the laws of the State of Nebraska. To the General Partner's actual knowledge, the Partnership is duly licensed or qualified to do business as a foreign limited partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the Partnership (a "Partnership Material Adverse Effect"). The Partnership has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

          (b) To the General Partner's actual knowledge, the Partnership is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Partnership or any of its properties or assets are subject, where such violation would have a Partnership Material Adverse Effect. The Partnership has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a Partnership Material Adverse Effect. A copy of the Partnership's Agreement of Limited Partnership and Certificate of Limited Partnership (collectively, the "Partnership Organizational Documents") have been delivered or made available to the REIT and its counsel and such documents will be listed in the Partnership Disclosure Letter and were or will be true and correct when delivered or made available.

     4.2 Authorization, Validity and Effect of Agreements. The Partnership has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement (the "Partnership Ancillary Agreements"). Subject only to the approval of this Agreement and the transactions contemplated hereby by the Partners as contemplated by this Agreement, the consummation by the Partnership of this Agreement, the Partnership Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Partnership. This Agreement constitutes, and the Partnership Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity (collectively, "Equitable Remedies").

     4.3 Future Issuances. To the General Partner's actual knowledge, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any of its Units or other Partnership interests. After the Effective Time, the REIT will have no obligation to issue, transfer or sell any Partnership interest.

     4.4 Other Interests. Except as set forth in the Partnership Disclosure Letter, the Partnership does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     4.5  Financial Statements.

          (a) The audited financial statements of the Partnership for the fiscal years ended December 31, 2000 and 1999 and the unaudited financial statements for the fiscal quarter ended June 30, 2001 (collectively, the "Partnership Financial Statements") present fairly, in conformity with generally accepted accounting principles applied on a consisted basis (except as may be indicated in the notes thereto), the financial position of the Partnership as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the interim financial statements). Copies of the Partnership Financial Statements have been delivered or made available to the REIT and its financial advisers and such documents will be listed in the Partnership Disclosure Letter and were or will be true and correct when delivered or made available.

          (b) Except as and to the extent set forth on the balance sheet of the Partnership at June 30, 2001, including all notes thereto, or as otherwise set forth in the Partnership Financial Statements, the Partnership has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Partnership or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a Partnership Material Adverse Effect.

     4.6 No Violation. To General Partner's actual knowledge, neither the execution and delivery by the Partnership of this Agreement nor the consummation by the Partnership of the transactions contemplated hereby in accordance with the terms hereof will: (a) conflict with or result in a breach of any provisions of the Agreement of Limited Partnership of the Partnership; (b) except as contemplated by the Partnership Ancillary Agreements or as set forth in the Partnership Disclosure Letter, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, Security interest, charge or encumbrance upon any of the properties of the Partnership under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Partnership is a party, or by which the Partnership or any of its properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Partnership Material Adverse Effect; or (c) other than the filings provided for in this Agreement to effect the Merger, any filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), or applicable state Securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Partnership Material Adverse Effect.

     4.7 Litigation. To the General Partner's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the Partnership is a party or by which any of its properties or assets are bound or to which the General Partner is a party or by which any of his/its properties or assets are bound and (b) except as set forth in the Partnership Disclosure Letter, no actions, suits or proceedings pending against the Partnership or against the General Partner or, to the actual knowledge of the General Partner, threatened against the Partnership or against the General Partner, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that in the case of clauses
(a) or (b) above are reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect.

     4.8 Absence of Certain Changes. Except as disclosed in the Partnership Reports, since December 31, 2000, (a) the Partnership conducted its business only in the ordinary course of such business (which for purposes of this Section
4.8 only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith); (b) there has not been any Partnership Material Adverse Effect; (c) there has not been any distribution, setting aside or payment of any distribution with respect to any Partner interest in the Partnership; and (d) there has not been any material change in the Partnership's accounting principles, practices or methods.

     4.9   Taxes.

          (a) Except as set forth in the Partnership Disclosure Letter, the Partnership (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by it for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods and periods subsequent to the periods covered by such returns. The Partnership has not received notice that the federal, state and local income and franchise tax returns of the Partnership have been or will be examined by any taxing authority. The Partnership has not executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

          (b) Except as set forth in the Partnership Disclosure Letter, the Partnership is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the Partnership since its inception and all communications relating thereto have been delivered to the REIT or made available to representatives of the REIT or will be so delivered or made available prior to the Closing. The Partnership does not hold any asset (i) the disposition of which could be subject to rules similar to Section 1374 of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of an election under IRS Notice 88-19 or (ii) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 4.9, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

     4.10 Books and Records. The books of account and other financial records of the Partnership are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the Partnership Financial Statements.

     4.11   Properties.

          (a) The Partnership owns fee simple title to, or an interest in a joint venture which owns fee title to, each of the real properties reflected on the most recent balance sheet of the Partnership included in the Partnership Reports or as identified in the Partnership Disclosure Letter (the "Partnership Properties"), which are all of the real estate properties owned by it, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens or security interests ("Encumbrances"), except as set forth in the Partnership Disclosure Letter. To the General Partner's actual knowledge, the Partnership Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances and Property Restrictions set forth in the Partnership Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to the REIT prior to the Closing) and/or (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are listed in the Partnership Disclosure Letter) or which individually or in the aggregate do not exceed $10,000, do not materially detract from the value of or materially interfere with the present use of any of the Partnership Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the Partnership and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (b) Valid policies of title insurance have been issued insuring the Partnership's fee simple title to the Partnership Properties subject only to the matters disclosed above and as may be set forth in the Partnership Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. To the General Partner's actual knowledge, except as set forth in the Partnership Disclosure Letter: (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the Partnership Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Partnership Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Partnership Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (ii) the Partnership has not received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Partnership Properties issued by any governmental authority; (iii) there are no structural defects relating to the Partnership Properties and no Partnership Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any Partnership Property in excess of $10,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any Partnership Property the cost of which exceeds $10,000 and (C) no current restoration (excluding tenant improvements) of any Partnership Property, the cost of which exceeds $10,000.

          (c) Except as set forth in the Partnership Disclosure Letter, the Partnership has not received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Partnership Properties or (ii) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Partnership Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by the Partnership pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Partnership Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the General Partner is not aware of any planned or proposed work, payments or actions that may be required pursuant to such agreements, except as set forth in the Partnership Disclosure Letter.

     4.12 Environmental Matters. To the General Partner's actual knowledge, neither the Partnership nor any other person has caused (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Partnership Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Partnership Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Partnership Material Adverse Effect; and in connection with the construction on or operation and use of the Partnership Properties, the Partnership has not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     4.13 Subsidiaries and Joint Ventures. Each subsidiary of the Partnership and joint venture in which the Partnership is an owner, together with the ownership interest of the Partnership and the jurisdiction in which such subsidiary or joint venture is incorporated or otherwise organized is identified in the Partnership Disclosure Letter. Other than its investments in its subsidiaries and joint ventures, the Partnership does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity. For purposes of this Agreement, (a) "subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests have an ordinary voting power to elect a majority of the board of directors of other persons performing similar functions are directly or indirectly owned by such entity and (b) "joint venture" means, with respect to any entity, any corporation or organization (other than such entity and any subsidiary thereof) of which such entity or any subsidiary thereof is, directly or indirectly, the beneficial owner of 40% or more of any class of equity securities or equivalent profit participation interest.

     4.14 Labor Matters. The Partnership is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the actual knowledge of the General Partner, threatened against the Partnership relating to its business, except for any such proceeding which would not have a Partnership Material Adverse Effect. To the actual knowledge of the General Partner, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Partnership.

     4.15 No Brokers. Except the fee that may be payable to Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan") by the Partnership as described in Section 6.9 below, the Partnership has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Partnership or the REIT to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The Partnership is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.16 Opinion of Financial Advisor. The General Partner, on behalf of the Partnership, has retained Houlihan to issue an opinion to the effect that, as of the date of such opinion, the Merger Consideration is fair to the holders of the Units of the Partnership from a financial point of view (the "Fairness Opinion").

     4.17 Related Party Transactions. Except as set forth in the Partnership Disclosure Letter, there are no arrangements, agreements or contracts entered into by the Partnership with (a) any consultant, (b) any person who is an officer, director or affiliate of the Partnership or the General Partner, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or (c) any person who acquired the Units of the Partnership in a private placement.

     4.18 Contracts and Commitments. The Partnership Disclosure Letter sets forth (a) all unsecured notes or other obligations of the Partnership which individually may result in total payments in excess of $10,000, (b) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Partnership Properties or personal property of the Partnership, and (c) each commitment entered into by the Partnership which may result in total payments or liability in excess of $10,000. Copies of the foregoing will be delivered or made available to the REIT prior to the Closing, will be listed on the

Partnership Disclosure Letter and will be materially true and correct when delivered or made available. The Partnership has not received any notice of a default that has not been cured under any of the documents described in clause
(a) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of the Partnership to purchase real property are set forth in the Partnership Disclosure Letter and such options and the Partnership's rights thereunder are in full force and effect. All joint venture agreements to which the Partnership is a party are set forth in the Partnership Disclosure Letter and the Partnership is not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     4.19 Development Rights. Set forth in the Partnership Disclosure Letter is a list of all material agreements entered into by the Partnership relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties, which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true and correct copies of all of which is delivered or made available to the REIT prior to the Closing, are listed in the Partnership Disclosure Letter, have not been modified and are valid and binding in accordance with their respective terms.

     4.20 Convertible Securities. To the General Partner's actual knowledge, the Partnership has no outstanding options, warrants or other securities exercisable for, or convertible into, Units or other interests of the Partnership, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     4.21   SEC Documents.

     (a) The Partnership has made available to the REIT each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since January 1, 1998, each in the form (including exhibits and any amendments thereto) filed with the U.S. Securities and Exchange Commission (the "SEC") (collectively, the "Partnership Reports"). The Partnership Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the Partnership under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (collectively the "Securities Laws") for the periods stated above.

          (b) To the General Partner's actual knowledge, as of their respective dates, the Partnership Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the General Partner's actual knowledge, each of the balance sheets of the Partnership included in or incorporated by reference into the Partnership Reports (including the related notes and schedules) fairly presents the financial position of the Partnership as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Partnership included in or incorporated by reference into the Partnership Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the Partnership for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

                                    SECTION 5

                   Representations And Warranties Of The REIT

     The REIT represents and warrants to the Partnership as set forth below. As contemplated below, the "REIT Disclosure Letter" will be delivered to the Partnership on or before the Closing. The REIT Disclosure Letter shall provide the information or exceptions described below. The REIT Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date.

     5.1   Existence;  Good Standing;  Authority;  Compliance with Law.

          (a) The REIT is a corporation duly organized and validly existing under the laws of the State of Maryland. To the REIT's actual knowledge, the REIT is duly licensed or qualified to do business and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the REIT and its subsidiaries taken as a whole (a "REIT Material Adverse Effect"). The REIT has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Each of the REIT's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a REIT Material Adverse Effect.

          (b) To the REIT's actual acknowledge, neither the REIT nor any REIT Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the REIT or any REIT Subsidiary or any of their respective properties or assets are subject, where such violation would have a REIT Material Adverse Effect. The REIT and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a REIT Material Adverse Effect. Copies of the REIT's and its Subsidiaries' Articles of Incorporation, Bylaws, organizational documents and partnership and joint venture agreements have been or will be prior to the Closing, delivered or made available to the Partnership and such documents will be listed in the REIT Disclosure Letter and were or will be true and correct when delivered or made available. For the purposes of this Section 5.1, the term "Subsidiary" shall include the entities set forth in the REIT Disclosure Letter, which are all of the REIT's Subsidiaries.

     5.2 Authorization, Validity and Effect of Agreements. The REIT has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement to which it is a party (the "REIT Ancillary Agreements"). Subject only to the approval of the Merger contemplated hereby by the holders of a majority of the outstanding REIT Shares, present and voting thereon, the consummation by the REIT of this Agreement, the REIT Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the REIT. This Agreement constitutes, and the REIT Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the REIT enforceable against the REIT in accordance with their respective terms, subject to Equitable Remedies.

     5.3 Capitalization. At June 30, 2001, the authorized capital stock of the REIT consisted of 110,000,000 shares of common stock, par value $0.01 per share (the "Common Shares") and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of June 30, 2001, 2,354,348 Common Shares were outstanding and no shares of Preferred Stock were outstanding. The REIT has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the REIT on any matter. All such issued and outstanding REIT Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in the REIT Disclosure Letter, there are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the REIT or any of its Subsidiaries to issue, transfer or sell any shares or other equity interest of the REIT or any of its Subsidiaries, except under any employee incentive plan approved by the REIT's stockholders. There are no agreements or understandings to which the REIT is a party with respect to the voting of any REIT Shares or which restrict the transfer of any such shares, except in order to protect its REIT status.

     5.4 Subsidiaries. Except as set forth in the REIT Disclosure Letter, the REIT owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the REIT's Subsidiaries (except those joint venture interests as may be disclosed in the REIT Disclosure Letter) and such stock interests are free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.

     5.5 Other Interests. Except as disclosed in the REIT Disclosure Letter and except for interests in the REIT Subsidiaries, neither the REIT nor any REIT Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     5.6 No Violation. Neither the execution and delivery by the REIT of this Agreement nor the consummation by the REIT of the transactions contemplated hereby in accordance with the terms hereof, will:

          (a) conflict with or result in a breach of any provisions of the REIT's Articles of Incorporation or Bylaws; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the REIT or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the REIT or any of its Subsidiaries is a party, or by which the REIT or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a REIT Material Adverse Effect; or (c) other than the Regulatory Filings require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a REIT Material Adverse Effect.

     5.7   SEC Documents.

          (a) The REIT has made available or will make available to the Partnership prior to the Closing, the registration statements of the REIT filed with the SEC in connection with public offerings of REIT securities since its inception and all exhibits, amendments and supplements thereto (the "REIT Registration Statements"), and each report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the latest REIT Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "REIT Reports"). The REIT Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the REIT under the Securities Laws.

          (b) To the REIT's actual knowledge, as of their respective dates, the REIT Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the REIT's actual acknowledge, each of the consolidated balance sheets of the REIT included in or incorporated by reference into the REIT Reports (including the related notes and schedules) fairly presents the consolidated financial position of the REIT and the REIT Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the REIT included in or incorporated by reference into the REIT Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the REIT and the REIT Subsidiaries for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

          (c) Except as and to the extent set forth on the consolidated balance sheet of the REIT and its Subsidiaries at March 31, 1999, including all notes thereto, or as set forth in the REIT Reports, neither the REIT nor any of the REIT Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the REIT or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a REIT Material Adverse Effect.

     5.8 Litigation. To the REIT's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the REIT or any REIT Subsidiary is a party or by which any of its properties or assets are bound or, to which any of its directors, officers, or affiliates is a party or by which any of their properties or assets are bound and (b) except as will be set forth in the REIT Disclosure Letter, no actions, suits or proceedings pending against the REIT or any REIT Subsidiary or, to the knowledge of the REIT, against any of its Directors, officers or affiliates or, to the knowledge of the REIT, threatened against the REIT or any REIT Subsidiary or against any of its directors, officers, or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (a) or (b) above are reasonably likely, individually or in the aggregate, to have a REIT Material Adverse Effect.

     5.9 Absence of Certain Changes. Except as disclosed in the REIT Reports filed with the SEC prior to the date hereof, (a) the REIT and its Subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith);
(b) there has not been any REIT Material Adverse Effect; (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the REIT Shares; and (d) there has not been any material change in the REIT's accounting principles, practices or methods.

     5.10   Taxes.

               (a) Except as disclosed in the REIT Disclosure Letter, the REIT and each of its Subsidiaries (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are absolute and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods subsequent to the periods covered by such returns. Neither the REIT nor any of its Subsidiaries has received notice that the federal, state and local income and franchise tax returns of the REIT or any such Subsidiary has been or will be examined by any taxing authority. Neither the REIT nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

               (b) Except as disclosed in the REIT Disclosure Letter, neither the REIT nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the REIT and each of its Subsidiaries and all communications relating thereto have been delivered to the Partnership or made available to representatives of the Partnership or will be so delivered or made available prior to the Closing. The REIT (i) has qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1998 through 2000, inclusive; (ii) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ended on the effective date of the Merger; and (iii) has not taken or omitted to take any action which could result in, and each of the executive officers of the REIT, each acting in his respective capacity as such, has no actual knowledge of, a challenge to its status as a REIT. The REIT represents that each of its Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. Neither the REIT nor any of its Subsidiaries holds any asset (x) the disposition of which could be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 5.10, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

     5.11   Books and Records.

          (a) The books of account and other financial records of the REIT and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the REIT Reports.

          (b) The minute books and other records of the REIT and its Subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and the Board and any committees of the Board and its Subsidiaries.

     5.12 Properties. (a) The REIT and its Subsidiaries own, and each joint venture to which the REIT or any of its Subsidiaries is a party owns, fee simple title to each of the real properties reflected on the most recent balance sheet of the REIT included in the REIT Reports or as identified in the REIT Disclosure Letter (the "REIT Properties"), which are all of the real estate properties owned by them, free and clear of Encumbrances, except as set forth in the REIT Disclosures Letter. To the REIT's actual knowledge, the REIT Properties are not subject to any Property Restrictions, except for (i) Encumbrances and Property Restrictions set forth in the REIT Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to the Partnership prior to the Closing and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are listed in the REIT Disclosure Letter) or which individually or in the aggregate, do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the REIT Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the REIT and its Subsidiaries and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (b) Valid policies of title insurance have been issued insuring the REIT's or any of its Subsidiaries' fee simple title to the REIT Properties, subject only to the matters disclosed above and as may be set forth in the REIT Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. To the REIT's actual knowledge, except as will be set forth in the REIT Disclosure Letter, (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the REIT Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the REIT Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the REIT Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (ii) neither the REIT nor its Subsidiaries has received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the REIT Properties issued by any governmental authority;
     (iii) there are no structural defects relating to the REIT Properties and no REIT Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any the REIT Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any the REIT Property the cost of which exceeds $100,000 and (C) no current restoration (excluding tenant improvements) of any the REIT Property the cost of which exceeds $100,000.

          (c) Except as set forth in the REIT Disclosure Letter, neither the REIT nor its Subsidiaries have received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the REIT Properties or (ii) any zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the REIT Properties or by the continued maintenance, operation or use of the parking areas in any material respect. All work to be performed, payments to be made and actions to be taken by the REIT or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the REIT Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the REIT is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as set forth in the REIT Disclosure Letter.

     5.13 Environmental Matters. To the actual knowledge of the REIT, none of the REIT, any of its Subsidiaries or any other person, has caused or permitted
(a) the unlawful presence of any Hazardous Materials on any of the REIT Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the REIT Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a REIT Material Adverse Effect; and in connection with the construction on or operation and use of the REIT Properties, the REIT and its Subsidiaries have not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     5.14 Labor Matters. Neither the REIT nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of the REIT, threatened against the REIT or its Subsidiaries relating to their business, except for any such proceeding which would not have the REIT Material Adverse Effect. To the knowledge of the REIT, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the REIT or any of its Subsidiaries.

     5.15 No Brokers. Except for the fee payable to Wunderlich Securities, Inc., as described in Section 5.16 below, the REIT has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the REIT or the Partnership to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The REIT is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     5.16 Opinion of Financial Advisor. The REIT has retained Wunderlich Securities, Inc. to review the transaction contemplated by this Agreement and to issue an opinion as to the fairness to the REIT, from a financial point of view, of the aggregate Merger Consideration to be paid by the REIT pursuant to the Merger and the mergers with the Other Partnerships.

     5.17 Partnership Share Ownership. Except as set forth in the REIT Disclosure Letter, neither the REIT nor any of its Subsidiaries owns any Units or other partner interests of the Partnership or other securities convertible into Partnership interests.

     5.18 The REIT Shares. The issuance and delivery by the REIT of the REIT Shares in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of the REIT, except for the approval of its stockholders of the merger as contemplated by this Agreement. The REIT Shares to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, except that stockholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by the REIT.

     5.19 Convertible Securities. Except as disclosed in the REIT Disclosure Letter, the REIT has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of the REIT Shares, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     5.20 Related Party Transactions. Set forth in the REIT Disclosure Letter will be a list of all arrangements, agreements and contracts entered into by the REIT or any of its Subsidiaries with (a) any person who is an officer, director or affiliate of the REIT or any of its Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (b) any person who acquired the REIT Shares in a private placement. The copies of such documents, all of which have been or will be delivered or made available to the Partnership prior to the Closing, are or will be true, complete and correct when delivered or made available.

     5.21 Contracts and Commitments. The REIT Disclosure Letter sets forth (a) all unsecured notes or other obligations of the REIT and the REIT Subsidiaries which individually may result in total payments in excess of $100,000, (b) notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the REIT Properties or personal property of the REIT and its Subsidiaries and (c) each commitment entered into by the REIT or any of its Subsidiaries which individually may result in total payments or liability in excess of $100,000. Copies of the foregoing have been or will be delivered or made available to the Partnership prior to the Closing, will be listed on the REIT Disclosure Letter and will be materially true and correct when delivered or made available. None of the REIT or any of its Subsidiaries has received any notice of a default that has not been cured under any of the documents described in clauses (a) or (b) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of the REIT or any of its Subsidiaries to purchase real property are set forth in the REIT Disclosure Letter and such options and the REIT's or its Subsidiaries' rights thereunder are in full force and effect. All joint venture agreements to which the REIT or any of its Subsidiaries is a party are set forth in the REIT Disclosure Letter and the REIT or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     5.22 Development Rights. Set forth in the REIT Disclosure Letter is a list of all material agreements entered into by the REIT or any of its Subsidiaries relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true, complete and correct copies of all of which have been or are delivered or made available to the Partnership prior to the Closing, will be listed in the REIT Disclosure Letter.

     5.23 Certain Payments Resulting From Transactions. Except as disclosed in the REIT Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (a) constitute an event under any the REIT Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of the REIT or any of its Subsidiaries unless such rights have been waived by any such person or
(b) result in the triggering or imposition of any restrictions or limitations on the right of the REIT or the Partnership to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or the REIT Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of the REIT or any of its Subsidiaries, will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                                    SECTION 6

                                    Covenants

     6.1 Acquisition Proposals. Prior to the Effective Time, the Partnership and the REIT each agrees (a) that neither of them nor any of their subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, general partner(s), limited partners, directors, employees, agents, affiliates and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries), as applicable, not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders or limited partners) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), other than the transactions contemplated by this Agreement, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.1; and (c) that it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 6.1 shall prohibit the General Partner or the Board of Directors of this REIT (the "Board") from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the General Partner or the Board, as applicable, determines in good faith that such action is required for it to comply with its fiduciary duties to limited partners or stockholders, as applicable, imposed by law as advised by counsel, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such party provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which such party determined in good faith was required to be executed in order for the General Partner or the Board, as applicable, to comply with its fiduciary duties to limited partners or stockholders, as applicable, imposed by law as advised by counsel), such party keeps the other party to this Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     Nothing in this Section 6.1 shall (x) permit any party to terminate this Agreement (except as specifically provided in Section 8 hereof), (y) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)) or (z) affect any other obligation of any party under this Agreement.

     6.2   Conduct of Businesses.

          (a) Prior to the Effective Time, except as may be set forth in the Partnership Disclosure Letter or the REIT Disclosure Letter or as contemplated by this Agreement, unless the other party has consented in writing thereto, the REIT and the Partnership:

               (i) Shall use their reasonable efforts, and shall cause each of their respective subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

               (ii) Shall confer on a regular basis with one or more representatives of the other to report operational matters of materiality and, subject to Section 6.1, any proposals to engage in material transactions;

               (iii) Shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein;

               (iv) Shall continue to pay quarterly dividends or distributions, as the case may be, at the current rates but shall not make any other distributions payable with respect to the REIT Shares and Partnership interests, respectively, except for any distributions of proceeds resulting from the sale of properties; and

               (v) Shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

          (b) Prior to the Effective Time, except as may be set forth in the Partnership Disclosure Letter, unless the REIT has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the
     Partnership:

               (i) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) Shall not amend the Partnership Organizational Documents;

               (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any Units or other interests in the Partnership, make any distribution, effect any recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any Partnership Units, (C) increase any compensation or enter into or amend any employment agreement with the General Partner or any of the present or future affiliates of the General Partner, or (D) adopt any new employee benefit plan or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

               (iv) Shall not declare, set aside or make any distribution or payment with respect to any Units or other interests in the Partnership or directly or indirectly redeem, purchase or otherwise acquire any Units or other interests in the Partnership, or make any commitment for any such action;

               (v) Shall not sell or otherwise dispose of (A) any Partnership Properties, or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

               (vi) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

               (vii) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Partnership Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice; and

               (viii) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the Partnership or its general partner(s) except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a Partnership Material Adverse Effect; and

          (c) Prior to the Effective Time, except as may be set forth in the REIT Disclosure Letter, unless the Partnership has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the REIT:

               (i) Shall, and shall cause each of its subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) Shall not amend its Articles of Incorporation or Bylaws except as contemplated by this Agreement;

               (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including the REIT's existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock (except pursuant to any employee incentive plan approved by stockholders), (C) amend any employment agreement with any of its present or future officers or the Board or (D) adopt any new employee benefit plan (including any share option, share benefit or share purchase plan), except the employee incentive plan to be voted on at its stockholder meeting for the fiscal year ended December 31, 1998;

               (iv) Shall not declare (except as provided above for the continuing payment of quarterly dividends), set aside or pay any dividend or make any other distribution or payment with respect to any REIT Shares or directly or indirectly redeem, purchase or otherwise acquire any capital stock of any of its Subsidiaries, or make any commitment for any such action;

               (v) Except as set forth in the REIT Disclosure Letter, shall not, and shall not permit any of its subsidiaries to, sell or otherwise dispose of (A) any REIT Properties or any of its capital stock of or other interests in subsidiaries or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

               (vi) Shall not, and shall not permit any of its subsidiaries to (except in the ordinary course of business), make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

               (vii) Shall not, and shall not permit any of its subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the REIT included in the REIT Reports or incurred in the ordinary course of business consistent with past practice; and

               (viii) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the REIT or any of its subsidiaries, except as herein or in the REIT Disclosure Letter provided and except in the ordinary course of business.

     For purposes of this Section 6.2, any consent shall be deemed to be unreasonably delayed if notice of consent or withholding of consent is not received within three days of request. Further, if no response is received by the end of business on such third day, the party receiving the request shall be deemed to have consented to such action.

     6.3 Meetings of Stockholders and Partners. Each of the REIT and the Partnership will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its stockholders or partners, as applicable, as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its stockholders or partners, as applicable, to approve this Agreement and the transactions contemplated hereby. The Board and the General Partner shall each recommend such approval and the REIT and the Partnership shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in Section 6.7 hereof); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board and the General Partner, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders or partners, as applicable, imposed by law as advised by counsel. The REIT and the Partnership shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     6.4 Filings; Other Action. Subject to the terms and conditions herein provided, the Partnership and the REIT shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to the Partnership and the REIT necessary to effectuate the Merger; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the REIT and the General Partner shall take all such necessary action.

     6.5 Inspection of Records. From the date hereof to the Effective Time, the Partnership and the REIT shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Partnership and the REIT and their respective subsidiaries.

     6.6 Publicity. The Partnership and the REIT shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     6.7 Regulatory Filings. The REIT and Partnership shall cooperate and promptly prepare and the REIT shall file with the SEC under the Securities Act as soon as practicable a Registration Statement on Form S-4 (the "Registration Statement"), which will include this Joint Proxy and Consent Solicitation Statement and Prospectus, with respect to the REIT Shares issuable in connection with the Merger (the "Proxy Statement"). The respective parties will cause the Registration Statement and the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The REIT shall use all reasonable efforts, and the Partnership will cooperate with the REIT, to have the Registration Statement declared effective by the SEC as promptly as practicable. The REIT shall use its best efforts to obtain, prior to the effectiveness of the Registration Statement, any necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. The REIT agrees that the Registration Statement and the Proxy Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the REIT in reliance upon and in conformity with written information concerning the Partnership furnished to the REIT by the Partnership specifically for use in the Registration Statement. The Partnership agrees that the written information provided by it specifically for inclusion in the Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The REIT will advise the Partnership, promptly after it receives notice thereof, of the time when the Registration Statement may be filed or any supplement or amendment has been filed or when the Registration Statement will become effective, the issuance of any stop order, the suspension of the qualification of the REIT Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     6.8 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

     6.9 Expenses. Subject to Section 8.3 hereof, all costs and expenses of the Partnership incurred in connection with the Merger shall be paid by the REIT if the Partnership approves the Merger. In the event the Partnership does not approve the Merger, the Partnership shall pay its Proportionate Share (the "Partnership Proportionate Share") of the costs of the valuations and the Fairness Opinion delivered to the General Partner by Houlihan Lokey, the accounting costs for the partnerships, and 50% of the costs of the appraisals of the partnership properties and the costs of partner communications (and any other costs incurred for the benefit of such partnerships or their partners) (the "Partnership Merger Expenses"). The General Partner shall pay its proportionate share (the "General Partner's Proportionate Share") of the Partnership Merger Expenses. The Partnership Proportionate Share of the Partnership Merger Expenses, for the purposes of this Agreement, shall be the fraction the numerator of which is the number of votes cast "For" the Merger and the denominator of which is the total number of votes cast on the Merger. The General Partner's Proportionate Share of the Partnership Merger Expenses, for purposes of this Merger Agreement, shall be the fraction the numerator of which is the number of votes cast "Against" the Merger and abstentions and the denominator of which is the total number of votes cast on the Merger.

     6.10 Indemnification. For a period of six years from and after the Effective Time, the REIT shall indemnify the partners or agents of the Partnership who at any time prior to the Effective Time were entitled to indemnification under the Agreement of Limited Partnership existing on the date hereof to the same extent as such partners or agents are entitled to indemnification under such Agreement of Limited Partnership in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

     6.11 Survival of the Partnership Obligations; Assumption of the Partnership Liabilities by the REIT. All of the obligations of the Partnership that are outstanding at the Closing shall survive the Closing and shall not be merged therein. Upon the consummation of the Merger, such obligations shall be assumed, automatically, by the REIT; provided, however, that such assumption shall not impose upon or expose the REIT to any liability for which the Partnership was not liable, and provided, further, that the REIT shall be entitled to the same defenses, offsets and counterclaims to which the Partnership would have been entitled, but for the Merger.

     6.12 The REIT Status. From and after the date and until the Effective Time, neither the REIT nor the Partnership nor any of their respective subsidiaries or other affiliates shall (a) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the REIT as a REIT within the meaning of Sections 856 through 859 of the Code; or (b) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

     6.13 Third Party Consents. The REIT and the Partnership each shall take all necessary corporate and other action and will use its commercially reasonable efforts to obtain the consents and applicable approvals from third parties that may be required to enable it to carry out the transactions contemplated by this Agreement.

     6.14 Efforts to Fulfill Conditions. The REIT and the Partnership each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing.

     6.15 Representations, Warranties and Conditions Prior to Closing. The REIT and the Partnership each shall use its commercially reasonable efforts to cause its representations and warranties contained in this Agreement to be true and correct on and as of the Closing Date in all material respects. Prior to Closing, the REIT and the Partnership each shall promptly notify the other in writing (a) if any representation or warranty contained in this Agreement is discovered to be or becomes untrue or (b) if the REIT or the Partnership fails to perform or comply with any of its covenants or agreements contained in this Agreement or it is reasonably expected that it will be unable to perform or comply with any of its covenants or agreements contained in this Agreement.

     6.16 Cooperation of the Parties. The REIT and the Partnership each will cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

                                    SECTION 7

                                   Conditions

     7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by the charter and bylaws and Agreement of Limited Partnership of the REIT and the Partnership, respectively, and by the holders of the REIT Shares and Partnership interests and no stockholder or partner shall have appraisal or dissenter's rights as a result of the Merger under applicable law or the charter, bylaws or Agreement of Limited Partnership, as the case may be.

          (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (c) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of the REIT and the Partnership (and their respective subsidiaries), taken as a whole, following the Effective Time.

     (d) The class common stock of the REIT, into which the REIT Shares shall are convertible, have been listed on an exchange.

     7.2 Conditions to Obligations of the Partnership to Effect the Merger. The obligation of the Partnership to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Partnership:

          (a) The REIT shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the REIT contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the Partnership shall have received a certificate of the President or an Executive or Senior Vice President of the REIT, dated the Closing Date, certifying to such effect.

          (b) The Partnership shall have received the opinion of legal counsel to the REIT, as approved by the Partnership, dated the Closing Date, to the effect that the REIT met the requirements for qualification and taxation as a REIT for its taxable years 1998 through 2000; the REIT's diversity of equity ownership, operations through the Closing Date and proposed method of operation as described in the Proxy Statement should allow it to qualify as a REIT for its taxable year ending December 31, 2001; and the discussion contained under the caption "Material Federal Income Tax Aspects" in the Proxy Statement accurately reflects existing law and fairly addresses the material federal income tax issues described therein. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of the Partnership and the REIT and shall be entitled to assume that the covenants set forth in Section 6 shall be fully complied with.

          (c) From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the REIT and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a REIT Material Adverse Effect other than any such change that affects both the Partnership and the REIT in a substantially similar manner.

          (d) The Houlihan Fairness Opinion addressed to the Partnership that the Merger is fair, from a financial point of view, to the partners of the Partnership shall not have been withdrawn or materially modified.

     7.3 Conditions to Obligation of the REIT to Effect the Merger. The obligations of the REIT to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the REIT:

          (a) The Partnership shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the REIT shall have received a certificate of the General Partner or the corporate general partner if applicable dated the Closing Date, certifying to such effect.

          (b) The REIT shall have received the opinion of legal counsel to the Partnership, as approved by the REIT, dated the Closing Date, to the effect that the consummation of the Merger will not result in the REIT's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of the REIT and the Partnership and shall be entitled to assume that the covenants of
     Section 6 shall be fully complied with.

          (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Partnership and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Partnership Material Adverse Effect, other than any such change that affects both the Partnership and the REIT in a substantially similar manner.

          (d) The opinion of Wunderlich Securities, Inc., addressed to the Board of Directors of the REIT, that the consideration to be paid by the REIT pursuant to the Merger is fair, from a financial point of view, to the REIT and its stockholders shall not have been withdrawn or materially modified.

                                    SECTION 8

                                   Termination

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the partners of the Partnership or the stockholders of the REIT by the mutual written consent of the REIT and the Partnership.

     8.2 Termination By Either the REIT or the Partnership for Good Reason. The Merger Agreement may be terminated and the Merger may be abandoned by action of the General Partner for the Partnership or the independent directors of the Board only for good reason. Only the following shall constitute termination for "good reason" for the purposes of this Agreement.

          (a) By either the REIT or the Partnership if the Merger shall not have been consummated by June 30, 2002;


          (b) By the REIT if the approval of the Limited Partners of the Partnership shall not have been obtained as required under this Agreement;

          (c) By the Partnership if the approval of the stockholders of the REIT shall not have been obtained as required under the Agreement;

          (d) By either the REIT or the Partnership if there has been a breach by the other of any representation or warranty contained in the this Agreement which would have or would be reasonably likely to have a REIT Material Adverse Effect or a Partnership Material Adverse Effect, as the case may be, which breach is not cured within 30 days after written notice of such breach is given to the breaching party by the non-breaching party;

          (e) By either the REIT or the Partnership if there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement by the other, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given to the breaching party by the non breaching party;

          (f) By the Partnership if, in the exercise of its good faith judgment as to its fiduciary duties as imposed by law, and as advised by counsel, the General Partner determines that such termination is required by reason of an Acquisition Proposal relating to the Partnership being made;

          (g) By the REIT if, in the exercise of their good faith judgment as to fiduciary duties as imposed by law, and as advised by counsel, the independent directors of the Board determine that such termination is required by reason of a Acquisition Proposal relating to the REIT being made; or

          (h) By either the REIT or the Partnership if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement shall have used all reasonable efforts to remove such order, decree, ruling or injunction; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure.

     8.3   Effect of Termination and Abandonment.

          (a) If an election to terminate this Agreement is made by the Partnership (i) other than for good reason or (ii) for good reason pursuant to Section 8.2(f) hereof, and a Partnership Acquisition Proposal shall have been made and, within one year from the date of such termination, the Partnership consummates a Partnership Acquisition Proposal or enters into an agreement to consummate a Partnership Acquisition Proposal to be subsequently consummated, the Partnership shall pay as liquidated damages (not as a penalty or forfeiture) to the REIT, provided that the REIT was not in material breach of its obligations at the time of such termination, an amount equal to the lesser of (x) the Partnership's Proportionate Share of $500,000 (a "REIT Liquidated Damages Amount") and (y) the sum of (1) the maximum amount that can be paid to the REIT without causing the REIT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the REIT's certified public accountants plus (2) an amount equal to the REIT Liquidated Damages Amount less the amount payable under clause (1) above in the event the REIT receives a letter from its counsel indicating that it has received a ruling from the IRS to the effect that the REIT Liquidated Damages Amount payment constitutes Qualifying Income. In addition to the REIT Liquidated Damages Amount, the REIT shall be entitled to receive from the Partnership (or its successor in interest) all documented out-of-pocket costs and expenses incurred by it, up to a maximum of the Partnership's Proportionate Share of the REIT Expenses. The payments to which the REIT is entitled as described above shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated above.

          (b) If an election to terminate this Agreement is made by the REIT because of a Partnership Material Adverse Effect under Section 8.2(d), the Partnership shall, provided that the REIT was not in material breach of its obligations at the time of such termination, pay the REIT for the REIT Expenses, up to a maximum of the Partnership's Proportionate Share thereof (although it shall not be required to pay the REIT Liquidated Damages Amount), which payment of the REIT Expenses shall be the REIT's sole remedy for termination of this Agreement in such circumstances.

          (c) If an election to terminate this Agreement is made by the REIT (i) other than for good reason or (ii) for good reason pursuant to Section 8.2(g) and, within one year from the date of such termination, the REIT consummates a REIT Acquisition Proposal or enters into an agreement to consummate a REIT Acquisition Proposal to be subsequently consummated; the REIT shall pay liquidated damages (not as a penalty or forfeiture) to the Partnership, provided that the Partnership was not in material breach of its obligations at the time of such termination. Such liquidated damages shall be in an amount equal to 120% of the Partnership's Proportionate Share of the Partnership Merger Expenses (the "Partnership Liquidated Damages Amount"). The payments to which the Partnership is entitled as described above shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated above.

          (d) If an election to terminate this Agreement is made by the Partnership pursuant to Section 8.2(d) because of REIT Material Adverse Effect, the REIT shall, provided that the Partnership was not in material breach of its obligations at the time of such termination, pay the Partnership for the Partnership's Proportionate Share of the Partnership Merger Expenses (although it shall not be required to pay the Partnership Liquidated Damages Amount), which payment shall be the Partnership's sole remedy for termination of this Agreement in such circumstances.

          (e) If this Agreement is terminated by either party pursuant to
     Section 8.2(e), the non-terminating party shall, provided that the terminating party was not in material breach of its obligations at the time of such termination, pay the terminating party (i) in the case of termination by the Partnership the Partnership Liquidated Damages Amount, and in the case of termination by the REIT, the REIT Liquidated Damages Amount, plus (ii) an amount equal to the terminating parties' Proportionate Share of the Merger Expenses and (iii) the non-terminating party shall remain liable to the terminating party for its breach.

          (f) If this Agreement is terminated pursuant to Section 8.2(a) (as a result of the condition set forth in Section 7.2(c) or Section 8.2(h) not being satisfied), the REIT shall, provided that the Partnership was not in material breach of its obligations hereunder at the time of such termination, pay the Partnership an amount equal to the Partnership's Proportionate Share of the Partnership Merger Expenses, which payment shall be the Partnership's sole remedy for termination of the Agreement in such circumstances.

          (g) If an election to terminate this Agreement is made pursuant to
     Section 8.2(a), (b) or (c), and a Partnership Acquisition Proposal or a REIT Acquisition Proposal shall have been made and, within one year from the date of such termination, the terminating party consummates such Acquisition Proposal or enters into an agreement to consummate such Acquisition Proposal which is subsequently consummated, the terminating party shall pay to the non-terminating party, provided that the non-terminating party was not in material breach of its obligations hereunder at the time of such termination, as liquidated damages and not as a penalty or forfeiture, an amount equal to (x) in the case of termination by the Partnership, the Partnership Liquidated Damages Amount, and in the case of termination by the REIT, the REIT Liquidated Damages Amount, plus
     (y) its Proportionate Share of the Merger Expenses. In addition to such amount, the non-terminating party shall be entitled to receive from the terminating party (or its successor in interest) all of its documented out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated thereby. The payments to which the non-terminating party is entitled under this Section 8.3(g) shall be its sole remedy with respect to the termination of the Agreement under the circumstances contemplated in this Section 8.3(g).

          (h) The REIT and the Partnership agree to amend this Section 8.3 at the request of the REIT in order to (i) maximize the portion of the Liquidated Damages Amount that may be distributed to the REIT hereunder without causing the REIT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code or (ii) improve the REIT's chances of securing a favorable ruling described in this Section 8.3, provided that no such amendment may result in any additional cost or expense to such other party.

          (i) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Section 8, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 8.3 and Section 6.9 and except for the provisions of Sections 9.3, 9.4, 9.5, 9.6, 9.7, 9.10, 9.13, 9.14 and 9.16. In the event the REIT or the Partnership has received a Liquidated Damages Amount as provided in this Section 8.3, such recipient shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action against the other party hereto or any of its officers, independent directors of the Board, or General Partner, as applicable, based in whole or part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal or the exercise by the REIT of its right to termination under
     Section 8.2(g) or the exercise by the Partnership of its right to termination under Section 8.2(f). Notwithstanding the foregoing, in the event the REIT or the Partnership is required to file suit to seek all or a portion of such Liquidated Damages Amount, and it ultimately succeeds, it shall be entitled to all expenses, including attorney's fees and expenses, which it has incurred in enforcing its rights hereunder.

          (j) If either party willfully fails to perform its duties and obligations under this Agreement, the non-breaching party is additionally entitled to all remedies available to it at law or in equity and to recover its expenses from the breaching party.

     8.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by the General Partner or the Board, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    SECTION 9

                               General Provisions

     9.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Section 3, the last sentence of Section 6.4 and Sections 6.9, 6.10, 6.11, 6.12, 6.13, 6.14 and 6.16 and this
Section 9 shall survive the Merger.

     9.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

          If to the REIT:

               AmREIT, Inc.
               8 Greenway Plaza, Suite 824
               Houston, TX  77046
               Attention:  President
               Telecopy:  (713) 850-0498

          If to the Partnership:

               AAA Net Realty Fund X, Ltd.
               8 Greenway Plaza, Suite 824
               Houston, TX  77046
               Attention:  General Partner

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     9.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as provided in the following sentence, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Section 3 and Sections 6.10, 6.12, 6.13, 6.14 and 6.16 (collectively, the "Third Party Provisions") shall benefit the persons identified therein, but the aggregate liability of the REIT with respect thereto shall not exceed the amount specified in Section 8.

     9.4 Entire Agreement. This Agreement, the Exhibits, the Schedules, the Partnership Disclosure Letter, the REIT Disclosure Letter, the Partnership Ancillary Agreements, the REIT Ancillary Agreements and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     9.5   Confidentiality.

          (a) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, partners, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or such Receiving Party's directors, partners, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors or the Receiving Party's potential sources of financing for the transactions contemplated by this Agreement (collectively "the Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement or (iv) is contained in any Partnership Reports or the REIT Reports or Registration Statement.

          (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or the Receiving Party Representatives, in whole or in part, and will not be used by the Receiving Party or the Receiving Party Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to the Receiving Party Representatives only if and to the extent that the Receiving Party Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 9.5.

          (c) In the event that either Receiving Party, the Receiving Party Representatives or anyone to whom such Receiving Party or the Receiving Party Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

          (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from the Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Receiving Party Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

          (e) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, until one year from the date of termination, (i) it will not offer to hire or hire any person currently or formerly employed by the other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and
     (ii) neither it nor its affiliates shall directly or indirectly, (A)(w) solicit, seek or offer to effect or effect, (x) negotiate with or provide any information to the Board or General Partner(s), as applicable, of the other party, or officer of the other party or any stockholder or partner, as applicable, of the other party with respect to, (y) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board or board of directors of the General Partner(s) of the other party, any director, officer of the other party or any stockholder or partner of the other party or any other person with respect to, or (z) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, without limitation, any solicitation of consents as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (1) any form of business combination or similar or other extraordinary transaction involving the other party or any affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (2) any form of restructuring, recapitalization or similar transaction with respect to the other party or any affiliate thereto, (3) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party or any affiliate thereof, (4) any proposal to seek representation on the Board or the board of directors of the General Partner(s), as applicable, or otherwise to seek to control or influence the management, Board or the board of directors of the General Partner(s), as applicable, or policies of the other party or any affiliate thereof, (5) any request or proposal to waive, terminate or amend the provisions of this Section 9.5, or (6) any proposal or other statement inconsistent with the terms of this Section 9.5 or (B) instigate, encourage, join, act in concert with or assist (including, without limitation, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board or the General Partner(s), as applicable, to do any of the foregoing; provided that, without such invitation or approval, either party may at any time, on a confidential non-public basis, submit to the Chief Executive Officer of the REIT or the General Partner(s), as applicable, a proposal to (a) amend any of the provisions of this Section 9.5(e) or (b) effect a business combination or other extraordinary transaction with the other party providing for the acquisition of all or substantially all of the assets or the securities of the other party, including, without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party to waive its rights under this Section 9.5.

     9.6 Amendment. This Agreement may be amended by the parties hereto, by action taken by the Board or the board of directors of the General Partner(s), as applicable, at any time before or after approval of this Agreement or any other matter presented in connection with the Merger by the stockholders of the REIT and partners of the Partnership, but after any such approval, no amendment shall be made which by law requires the further approval of stockholders or partners, as applicable, without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules of conflict of laws. Each of the REIT and the Partnership hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States District Court, Southern District of Texas (the "Texas Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Texas Courts and agrees not to plead or claim in any Texas Court that such litigation brought therein has been brought in an inconvenient forum.

     9.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

     9.9 Headings. Headings of the Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     9.10 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     9.11 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     9.12 Incorporation. The Partnership Disclosure Letter and the REIT Disclosure Letter and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     9.13 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 9.13.

     9.14 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Texas Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.15 Non-Recourse. Neither the officers, directors nor stockholders of the REIT shall be personally bound or have any personal liability hereunder. The Partnership shall look solely to the assets of the REIT for satisfaction of any liability of the REIT with respect to this Agreement and the Ancillary Agreements to which it is a party. The Partnership will not seek recourse or commence any action against any of the stockholders of the REIT or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the REIT or seek recourse against any of their personal assets, for the performance or payment of any obligation of the REIT hereunder or thereunder. The partners of the Partnership shall not be personally bound or have any personal liability hereunder. The REIT shall look solely to the assets of the Partnership for satisfaction of any liability of the Partnership with respect to this Agreement and the Ancillary Agreements to which it is a party. The REIT will not seek recourse or commence any action against any of the partners of the Partnership or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the Partnership or seek recourse against any of their personal assets, for the performance or payment of any obligation of the Partnership hereunder or thereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                          AmREIT, Inc.


                          By:  /s/ Charles C. Braun
                          Charles C. Braun, Executive Vice President of Finance


                          AAA Net Realty Fund X, Ltd.

                          By: American Asset Advisers Management Corporation X, Its General Partner


                          By:  /s/ H. Kerr Taylor
                          H. Kerr Taylor, President



                          /s/ H. Kerr Taylor

                                  AmREIT, INC.

                                  SUPPLEMENT TO
          JOINT PROXY AND CONSENT SOLICITATION STATEMENT AND PROSPECTUS
                                       FOR
                          AAA NET REALTY FUND XI, LTD.

                                  DATED MAY 2, 2001

     This supplement is being furnished to you, as a limited partner of AAA Net Realty Fund XI, for the purpose of enabling you to evaluate the proposed merger of your partnership with AmREIT, Inc. This supplement is designed to summarize only the risks, effects, fairness and other considerations of the proposed merger that are unique to you and the other limited partners of your partnership. This supplement does not purport to provide an overall summary of the proposed merger and should be read in conjunction with the accompanying Joint Proxy and Consent Solicitation Statement/Prospectus, which includes detailed discussions regarding AmREIT and the other partnerships being merged with AmREIT. Accordingly, the discussions in this supplement are qualified by the more expanded treatment of these matters appearing in the proxy statement.


                                    OVERVIEW

     Pursuant to the proxy statement and this supplement, you are being asked to approve the merger of your partnership into AmREIT. Your partnership is one of three limited partnerships with which AmREIT is seeking to merge. Supplements comparable to this one have also been prepared for each of the other partnerships. Copies of those other supplements may be obtained without charge by you or your representative upon written request delivered to Chad C. Braun, Executive Vice President - Finance and Secretary, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas 77046.

     The effects of the merger of these three limited partnerships with AmREIT may be different for the limited partners in each of these limited partnerships.

     In addition to the risks and potential disadvantages described in the attached proxy statement, there are a number of risks and potential disadvantages associated with the merger specific to your partnership. In particular, you should consider the following:


          o In 2001, AmREIT's rate of distributions (approximately $25.55 per $1,000 original investment) were less than the annual rate of distributions paid to the limited partners (approximately $69.39 per $1,000 original investment).


          o The compensation, fees and distributions that would have been payable by AmREIT to your general partner in 1998, 1999, 2000 and 2001 had the merger been effective in these years are greater than the actual compensation, fees and distributions that were paid by your partnership to your general partner in these years.


          o In preparing its fairness opinions, Houlihan Lokey used several valuation methodologies, which resulted in the wide range of value for your partnership.

          o   Unlike your partnership, AmREIT has debt.

          o   The merger is a taxable transaction to limited partners.

          o The merger involves a fundamental change in the limited partners' investment.

          o   A majority vote of limited partners binds the partnership.

     AmREIT is a Maryland corporation that has elected to be taxed as a real estate investment trust under the Internal Revenue Code. Like your partnership, the primary business of AmREIT is the ownership of properties leased to national and regional tenants. AmREIT's independent directors and the general partners of your partnership seek your approval of the merger. In the merger, AmREIT will issue shares of class B common stock to limited partners of partnerships that approve the merger, vote against but whose partnerships nevertheless approve the merger, or abstain from voting on the merger.

     At the completion of the merger, the existing limited partners of partnerships approving the merger will become stockholders of AmREIT and will no longer be limited partners in their respective partnerships. As a condition precedent to the merger the AmREIT class A common stock, into which the class B common stock is convertible, will be listed for trading on the American Stock Exchange.


What is AmREIT?

     AmREIT is a Maryland corporation based in Houston, Texas that has elected to be taxed as a real estate investment trust (REIT). AmREIT is an affiliate of the general partners of your limited partnership. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding, multi-tenant, and specialty retail properties leased to national and regional retail tenants. If AmREIT acquires all three partnerships in the merger, AmREIT expects to have total assets of approximately $56 million consisting of 30 properties, upon the effectiveness of the merger. If AmREIT acquires only this partnership in the merger, AmREIT expects to have total assets of about $40 million, consisting of 20 properties, upon the effectiveness of the merger.


How many shares of AmREIT class B common stock will I receive if my partnership merges with AmREIT?


     Your partnership will receive 801,478 shares of AmREIT class B common stock, which we estimate amounts to $1,052 of AmREIT class A common stock per average original $1,000 investment based on the exchange price of the AmREIT class B common stock. You will receive your proportion of these shares in accordance with the terms of your partnership's partnership agreement. We have agreed with AmREIT upon an exchange price of $9.25 per share for the shares of AmREIT class B common stock. Because the AmREIT class A common stock, into which the class B common stock is convertible, are not listed on an exchange at this time, the price at which these shares may trade is uncertain because there is no established trading market. Upon the consummation of the merger, the shares of AmREIT class A common stock into which the class B common stock is convertible will be listed for trading on the American Stock Exchange. We do not know the price at which these shares will trade on this exchange upon listing. It is likely that the shares of AmREIT class A common stock will trade at prices substantially below the exchange price.



What do partners who vote against the merger receive?


     Limited partners that do not vote in favor of the merger and comply with other requirements as further described in the attached proxy statement will be entitled to dissenters' rights. You should read carefully the explanation of these rights under "THE MERGER - Dissenters' Rights" pn page 59 of the attached proxy statement. Those partners who vote against the merger, but do not exercise their dissenters' rights will receive shares of AmREIT class B common stock in exchange for their units.



How does the consideration that I would receive in the merger compare to other valuation amounts?

     Below is a table that compares the value of the AmREIT class B common stock to alternative valuations that we considered.

                 AmREIT Consideration
                      Offered             Other Valuation Amounts

                                            Going
                     Transaction           Concern    Liquidation
                      Value(1)           Value(2)     Value(2)
 Fund XI.....         $7,413,674         $6,681,000   $5,860,000


(1) The transaction value is equal to the negotiated price of your partnership properties plus the net cash available at December 31, 2001. The transaction value will be the basis for AmREIT class B common stock issued in conjunction with the merger of your partnership at an exchange rate of $9.25 per share.


(2) The going concern value and liquidation values are based on the Valuation Associates appraisals and were the other two valuation methods considered by your general partners and the independent directors of AmREIT.


What benefit will Mr. Taylor receive in the merger?


     Mr. Taylor is the chairman of the board of directors, chief executive officer and largest stockholder of AmREIT. Pursuant to his employment agreement with AmREIT, Mr. Taylor's annual salary is determined and approved by the AmREIT Compensation Committee, comprised of three independent directors of AmREIT, Inc. Mr. Taylor also serves as, or controls, the general partner of all of the partnerships. If any or all partnerships approve the merger, the general partners will not receive any shares of AmREIT class B common stock in exchange for their general partnership interests. Mr. Taylor will receive up to 105,404 shares of AmREIT class A common stock, constituting consideration payable to Mr. Taylor as a result of AmREIT's acquisition of its external advisor in June 1998, which Mr. Taylor deferred at the time of the sale. Prior to its acquisition by AmREIT, the external advisor was wholly owned by Mr. Taylor. If all three partnerships participate in the merger, Mr. Taylor will receive an aggregate of

313,990 shares of AmREIT class A common stock. If valued at the exchange price, these shares would have a value of $2,904,400. Mr. Taylor's salary will not increase as a result of the merger.



What material risks and considerations should I consider in determining whether to vote "For" or "Against" the merger?

     There are a number of material risks that you should consider:


     o AmREIT's rate of distributions on its class A common stock into which the class B common stock converts may be less than the annual rate of distributions paid to the limited partners.

     o The compensation, fees and distributions that would have been payable to your general partner had the merger been effective in prior years are greater than the actual compensation, fees and distributions that were paid by your partnership to your general partner in these years.

     o Unlike your partnership, AmREIT has debt.

     o The merger is a taxable transaction.

     o The merger involves a fundamental change in your investment.

     o AmREIT's dividend payments to holders of class B common stock will be greater than the annual rate of distributions previously paid to you by your partnerships.


What was the original time frame for liquidating the partnership?

     While the disclosure documents, pursuant to which the limited partnership units were originally offered in 1994, disclosed the intentions of the partnership to liquidate its assets after a maximum of eight to twelve years from acquisition, the general partner is not under a legal obligation to liquidate assets within that time frame. To the contrary, the partnership has an original intended operating life of ten or more years, and the limited partners were advised that the liquidation of the partnership would be in the control of the general partners. The time frame for liquidating the partnership was not intended to coincide with the expiration of any of the partnership's original leases.


What is the vote required to approve the merger?

     Your partnership's partnership agreement requires more than 50% of the outstanding limited partnership interests to approve AmREIT's merger with your partnership. Approval by more than 50% of a partnership's limited partners will be binding on you even if you vote against the merger.

Did you receive a fairness opinion in connection with AmREIT's merger with my partnership?

     Yes. Houlihan Lokey rendered an opinion stating that the merger consideration to be received by the limited partners in connection with the merger was fair, from a financial point of view, to those limited partners.


Do you, as the general partner of my partnership, recommend that I vote in favor of the proposed merger?

     Yes. Your general partner recommends that you vote "For" the proposed merger. Your general partner believes that the merger is the best means to maximize the value of your investment in your partnership as opposed to liquidating your partnership's portfolio or continuing unchanged the investment in your partnership. Your general partner believes that the consideration to be received by investors in Fund XI will prove to have greater value than retaining the partnership unit or other form of consideration that may be received in a sale to a third party.


How do I vote?

     Just indicate on the enclosed consent form how you want to vote, and sign and mail it in the enclosed postage-paid return envelope as soon as possible, so that at the special meeting of limited partners, your limited partnership interests may be voted "For" or "Against" your partnership's merger with AmREIT. If you sign and send in your consent form and do not indicate how you want to vote, your consent form will be counted as a vote "For" the merger. If you do not vote or you abstain from voting, it will count as a vote "Against" the merger.

What are the tax consequences of the merger to me?

     The merger is a taxable transaction to all limited partners, except those that are tax-exempt entities. We estimate that the limited partners will realize a loss on the merger of approximately $105 per average original $1,000 investment. This amount equals the limited partner's allocable share of the difference between the fair market value of the merger consideration that your partnership receives and your partnership's adjusted tax basis of its assets. In general, you can expect to pay tax on $40 of gain per average original $1,000 investment at the 25% rate and $65 of gain per average original $1,000 investment at long term capital gains rates of 20%.

     Your general partner urges you to consult with your tax advisor to evaluate the taxes that will be incurred by you as a result of your participation in the merger.

     To review the tax consequences to the limited partners of the partnerships in greater detail, see pages 87 through 99of the attached proxy statement and "Federal Income Tax Considerations" in this supplement.


                                  RISK FACTORS

     As a result of the merger, you will assume the risks associated with the assets of AmREIT and the other partnerships acquired by AmREIT. Although the majority of AmREIT's assets are substantially similar to those of your partnership, the properties owned by AmREIT and the other partnerships acquired by AmREIT may be differently constructed or located in a different geographic area than the properties owned by your partnership. Because the market for real estate may vary from one region of the country to another, the change in geographic diversity may expose you to different and greater risks than those to which you are presently exposed. You can find geographic information regarding AmREIT's and the other partnerships' properties in the proxy statement.

     The following list summarizes the potential disadvantages, adverse consequences and risks of the merger that are applicable to you. This description is qualified in its entirety by the more detailed discussion in the Section entitled "Risk Factors" contained in the proxy statement beginning on page .

     o There can be no assurance that the Houlihan Lokey fairness opinion and the independent appraisal by Valuation Associates properly reflect the value of your partnership's assets. Therefore, your partnership may not have received sufficient consideration consistent with its actual asset value.

     o We have significant conflicts of interest because H. Kerr Taylor, the chief executive officer, a director and a significant stockholder of AmREIT and the individual general partner or significant stockholder is the individual general partner and president of the corporate general partner of the partnerships, will receive significant financial and other benefits from and/or as a result of the merger.

     o The value of the AmREIT class B common stock may be less than the exchange price after the merger because:

               (1) the exchange price was fixed at $9.25 per share several months before the anticipated effective time of the merger;

              (2) the exchange price is not based on a known market value for the shares since the AmREIT class A common stock, into which the class B common stock is convertible, is not traded on an established market; and

              (3) the trading volume or price of the AmREIT class A common stock, into which the class B common stock is convertible, may decrease after the merger.

     o While your partnership did receive a fairness opinion from Houlihan Lokey and an independent appraisal by Valuation Associates, your general partner did not retain an unaffiliated representative to represent you or your partnership, or to represent all of the partnerships as a group, in the merger. Had independent representation been arranged for your partnership, the terms of the merger might have been more favorable to you.

     o In preparing its fairness opinions, Houlihan Lokey used several valuation methodologies which resulted in a wide range of values for your partnership. These values range from $7,342,000 to $6,700,000. For a full explanation of these ranges please see "FAIRNESS OPINIONS--The Houlihan Fairness Opinions" on page 76 of the attached proxy statement.


     o The merger will be a taxable transaction for the limited partners, except those investors that are tax-exempt entities.


     o Limited partners who become stockholders of AmREIT and convert their class B common stock into class A common stock may not receive the same level of distributions as previously received from their respective partnership interests as set forth on page of this supplement or the same level of distributions previously received in their fixed class B common stock distribution. AmREIT's current rate of distributions (approximately $0.257 per share per annum or approximately $25.25 per $1,000 original investment, based on 2001 distributions) is less than the annual rate of distributions paid to the limited partners (approximately $69.39 per $1,000 original investment). In 2001, AmREIT's rate of distributions (approximately $25.25 per $1,000 original investment) was less than the annual rate of distributions paid to the limited partners (approximately $69.39 per $1,000 original investment).


     o As a result of the merger, the nature of each limited partner's investment will change from holding an interest in a specified portfolio of properties in a finite life entity to holding an equity investment in an ongoing REIT, whose portfolio of properties may be changed from time to time without the approval of its stockholders and which does not plan to liquidate such assets within a fixed period.


     These risks and possible adverse consequences of the merger to the limited partners are discussed in greater detail in the proxy statement.


                        CONSIDERATION PAID TO PARTNERSHIP

     The following table sets forth, for your partnership:

     o the aggregate amount of original limited partner investments in your partnership less any return of capital;

     o the limited partner's adjusted capital per average $1,000 original investment;

     o the number of shares of AmREIT class B common stock to be paid to your partnership;

     o the estimated value of the shares of AmREIT class B common stock paid to your partnership based on the exchange price of $9.25 per share;

     o the estimated value, based on the exchange price, of shares of AmREIT class B common stock you will receive for each $1,000 of your original investment; and

     o the consideration paid to your partnership's general partner if your partnership merges with AmREIT:

                                                                                        Number of
                                                           Estimated    Estimated Value  AmREIT
    Original Limited    Limited Partner                     Value of           of       class B
  Partner Investments  Adjusted Capital Number of AmREIT AmREIT class B AmREIT class B   shares
   Less any Return of         per        class B Shares      Shares        Shares per    paid to
   ------------------         ---        ---------------     ------        ----------    -------
      Capital(1)        Average $1,000     Offered to      Payable to    Average $1,000  General
                           Original         Limited          Limited    Limited Partner  Partner
                         Investment(1)     Partners(2)     Partners(3)     Adjusted
                                                                           Capital(3)
            $7,049,209       $   1,000        801,478    $ 7,413,674       $   1,052     105,404


(1) The original limited partner investment in the partnership was $7,049,209. These columns reflect, as of December 31, 2001, an adjustment to the limited partners' original investments based on return of capital, resulting in the adjusted capital balance.

(2) The shares of AmREIT class B common stock payable to the limited partners of your partnership as set forth in this chart will not change if AmREIT acquires fewer than all of the partnerships in the merger.

(3) Values are based on the exchange price of $9.25 established by AmREIT and your general partners. Upon listing the shares of AmREIT class A common stock into which the class B common stock is convertible on an exchange, the actual values at which the shares of AmREIT class A common stock will trade on the exchange will likely be significantly below the exchange price.

     Upon completion of the merger with your partnership, the operations and existence of your partnership will cease. For more detailed information about the effects of the merger, see the tax information provided under the caption "THE MERGER" beginning on page 46 of the attached proxy statement. In the event the merger is not consummated for any reason, your partnership will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.


                             EXPENSES OF THE MERGER


     If your partnership approves the merger, AmREIT will bear all costs of the merger, including solicitation expenses (including all prepatory work related thereto) in connection with the merger. If your partnership rejects the merger, then other than prepatory and solicitation expenses which will be borne by AmREIT, your partnership will bear the portion of its merger expenses based upon the percentage of "For" votes cast for the merger, and we, as general partners, will bear the portion of those merger expenses based upon the percentage of "Against" votes and abstentions and will bear all expenses for partner communications and correspondence; however, AmREIT has agreed to reimburse us for such expenses. The amount of the merger expenses borne by all partnerships is estimated to be $81,000, and of this amount approximately $23,966 will be allocated to your partnership based on its proportionate share of the combined net asset values of all three partnerships.


     The following table sets forth the estimated merger expenses allocable to your partnership:

   Pre-closing Transaction Costs:
         Accounting.................... $    4,730
         Fairness Opinions/Valuations.       2,950
         Printing......................     10,350
         Appraisal Fees................      2,950
         Listing Fees..................         --
         Miscellaneous.................      2,986
                                        ---- -----
              Total....................    $23,966
                                           =======



                                  REQUIRED VOTE

Limited Partner Approval Required by the Partnership Agreement

     You are being asked to vote in favor of the merger of your partnership with AmREIT and the amendment of your partnership's agreement of limited partnership to permit the merger to occur. For your partnership to be acquired by AmREIT, limited partners holding partnership interests constituting greater than 50% of the outstanding partnership interests of your partnership must approve the merger and the amendment to your partnership agreement. The affirmative vote of greater than 50% of your partnership's limited partners will bind all partners of your partnership.


Operation if Partnership Votes No

     If limited partners of your partnership representing greater than 50% of the outstanding partnership interests do not vote "For" the merger, the merger may not be consummated under the terms of the partnership agreement. In that event, we plan to continue to operate your partnership as a going concern and to eventually dispose of your partnership's properties, as contemplated by the terms of the partnership agreement. For more information in this regard, please see the Section called "Operation if Partnership Votes No" on page S-11 of this supplement.


Special Meeting to Discuss the Merger

     We have scheduled a special meeting of the limited partners of your partnership to discuss the solicitation materials, which include the proxy statement, this supplement and the other materials distributed to you, and the terms of the merger with you. At the conclusion of these discussions we will vote on the merger. The special meeting will be held at 3:30 p.m., local time, on Tuesday, July 16, 2002, at Houston City Club, One City Club Drive, Houston, Texas, 77046. We and members of AmREIT's management intend to solicit actively your support for the merger and would like to use the special meeting to answer questions about the merger and the solicitation materials (as defined below) and to explain in person our reasons for recommending that you vote "For" the merger.

                                VOTING PROCEDURE

     The proxy statement, this supplement, the accompanying transmittal letter, the power of attorney and the consent form constitute the solicitation materials are being distributed to you and the other limited partners to obtain your votes "For" or "Against" the merger of your partnership with AmREIT.

     In order for AmREIT to acquire your partnership, the limited partners holding greater than 50% of the outstanding partnership interests of your partnership must approve the merger. Your partnership will be acquired by a merger with AmREIT, in the manner described in the proxy statement. A copy of the Amended and Restated Agreement and Plan of Merger dated June 25, 1999, by and between AmREIT and your partnership is attached hereto as Appendix B. Your general partner encourages you to read the merger agreement in its entirety because it is the legal document governing the merger.

     If you are not planning on attending the special meeting of the limited partners of your partnership and voting in person, you should complete and return the consent form before the expiration of the solicitation period. The solicitation period is the time period during which you may vote "For" or "Against" the merger with your partnership. The solicitation period will commence upon delivery of the solicitation materials to you (on or about May 15, 2002 and will continue until the later of (a) July 15, 2002 (a date not more than 60 calendar days from the initial delivery of the solicitation materials), or (b) any later date as we may select and as to which we give you notice. At our discretion, we may elect to extend the solicitation period. Under no circumstances will the solicitation period be extended beyond September 30, 2002. Any consent form received by 5:00 p.m., Houston time, on the last day of the solicitation period will be effective provided that such consent form has been properly completed and signed. If you fail to return a signed consent form by the end of the solicitation period, your partnership interests will be counted as voting "Against" the merger and you will receive shares of AmREIT class A common stock if your partnership is acquired.

     The consent form consists of two parts. Part A seeks your consent to your partnership's merger with AmREIT and an amendment to your partnership's partnership agreement authorizing the merger. If you have interests in more than one partnership, you will receive multiple consent forms which will provide for separate votes for each partnership in which you own an interest. If you return a signed consent form but fail to indicate whether you are voting "For" or "Against" any matter (including the merger), you will be deemed to have voted "For" such matter.

     Part B of the consent form is a power of attorney, which must be signed separately. The power of attorney appoints Mr. H. Kerr Taylor as your attorney-in-fact for the purpose of executing all other documents and instruments advisable or necessary to complete the merger. The power of attorney is intended solely to ease the administrative burden of completing the merger without requiring your signatures on multiple documents.


                             FAIRNESS OF THE MERGER

     Based upon your general partner's analysis of the merger of all three partnerships into AmREIT, your general partner reasonably believes that:

     o The terms of the merger , when considered as a whole, are fair to the limited partners;

     o The transaction value offered in exchange for the partnership interests constitute fair consideration for the partnership interests of the limited partners; and

     o After comparing the potential benefits and detriments of the merger with those of several alternatives, the merger of all ten partnerships into AmREIT is more attractive to the limited partners than such alternatives.

     The fairness opinion of Wunderlich Securities evaluated the merger as if all three partnerships merged with AmREIT, not as if less than all of the partnerships or different combinations of partnerships merged with AmREIT. The fairness opinion of Houlihan Lokey evaluated the fairness of the consideration that each partnership will receive in the merger on a partnership by partnership basis, not on the basis of all of the partnerships or different combinations of partnerships merging with AmREIT. No assurance can be given that the merger is fair from a financial point of view to the AmREIT stockholders or the limited partners if less than all of the partnerships participate in the merger.

     YOUR GENERAL PARTNER BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN CONNECTION WITH THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE LIMITED PARTNERS. ACCORDINGLY, YOUR GENERAL PARTNER HAS APPROVED THE MERGER AGREEMENT AND RECOMMEND THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND AMENDMENT OF THE PARTNERSHIP AGREEMENT.


     Your general partner's determination is based upon the transaction as a whole, as well as the combination of less than all partnerships, because your partnership's value for the purposes of the merger is its net asset value. Your general partner believes that net asset value is a reasonable estimate of the value of your partnership for the merger as it is directly derived from the value of your partnership's net assets at the effective date, independent of the valuations of the assets of the other partnerships. Your general partner also believes the exchange price, the value on which shares of AmREIT class B common stock will be issued to your partnership in the merger, is a reasonable estimate of the value of the shares based on the last public offering price of the shares and within the overall context of the merger. The general partner believes that transferring the properties from the partnership to AmREIT at this time, rather than waiting until the anticipated liquidation date set forth in the partnership's initial offering documents, is in the best interest of the partners because it will enable them to realize the benefits of the consolidated entity set forth in the accompanying proxy statement, including increased liquidity and risk diversification. At the time the partnership acquired its properties, AmREIT was not financially able to acquire any of the properties.

     Fairness Opinion. Your general partner, on behalf of the partnership, retained Houlihan Lokey to render an opinion as to whether the consideration to be received by the limited partners in connection with the merger was fair, from a financial point of view, to the limited partners. A copy of the fairness opinion is attached as Appendix A. Your general partner encourages you to read the Houlihan Lokey opinion in its entirety. Houlihan was not requested to, and did not make, any recommendation to your partnership as to the consideration to be received by you in connection with the merger, which consideration was determined through negotiations between the common management of the partnerships and AmREIT. Your general partner retained Houlihan Lokey to render its fairness opinion based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuations for corporate purposes especially with respect to REITs and other real estate companies. Houlihan delivered its written opinion, dated
October 8, 2001, to the general partners, to the effect that, as of the date of such opinion, based on Houlihan Lokey's review and subject to the limitations described in the proxy statement, the consideration to be received by the limited partners in connection with the merger is fair, from a financial point of view, to the limited partners. The Houlihan Lokey fairness opinion does not constitute a recommendation to any limited partner as to how any of you should vote on the merger.

     Independent Appraisal. Your general partner received an appraisal of your partnership and its properties prepared by Valuation Associates, an independent real estate appraisal firm. Your general partner compared the value of the shares of AmREIT class B common stock payable to the partnership, based on the exchange price, with the appraised value of the partnership. Based on this comparison, your general partner determined that the number of shares payable to the partnership was reasonable.

     Comparison of Benefits and Detriments. Your general partner's assessment of the fairness of the proposed merger was based on the review of different alternatives that were available. The evaluations of the different alternatives included a strategic combination with AmREIT under the caption "THE MERGER--Alternatives to the Merger" beginning on page 52 of the attached proxy statement to take advantage of the potential growth of the REIT industry and real estate markets in general, completely liquidating the partnership and continuing the partnership. In order to determine whether the merger or one of its alternatives would be more attractive to you, your general partner compared the potential benefits and detriments of the merger with the potential benefits and detriments of these alternatives. In addition to reviewing the detailed discussion of the potential benefits and detriments of each of these alternatives provided in the proxy statement, you should evaluate the following factors which are specific to your partnership in determining how to vote on the merger.

     o Concentration of Investment. Your partnership has concentrated its investments in seven properties located in six states. If a vacancy or other interruption of rents occur in one or more of these properties, the distributions of your partnership may be significantly reduced. Your partnership has also concentrated its investments in a limited geographic area. If conditions in this area deteriorate, your partnership may experience more difficulty in re-leasing its properties than it would experience if the properties were more geographically diversified.

     o Co-ownership of Property. Your partnership owns five of its properties, Wherehouse Entertainment (Wichita, KS), Just For Feet (Tucson, AZ), Bank United (The Woodlands, TX), Just For Feet (Baton Rouge, LA) and Hollywood Video (Lafayette, LA), in co-ownership with AmREIT, Fund X and AmREIT, AmREIT, AmREIT and AmREIT, respectively. Your partnership owns 49%, 29.85%, 49%, 49% and 25.42%, respectively, of these properties and is dependent upon the consent and cooperation of the majority co-owner to sell or re-lease the property. No assurance can be given that the co-owners will agree to the merger or to the sale or re-lease of the property at such time or under the terms your partnership may desire. We are soliciting the other co-owners' approval to merge with AmREIT. If your partnership approves the merger but the other co-owners reject the merger, the AmREIT board must approve owning this property jointly with the other co-owners. Conversely, if your partnership does not approve the merger but the majority co-owners do, then the AmREIT board must approve owning the property jointly with your partnership. The risks associated with any form of joint ownership after the merger are discussed in greater detail in the attached proxy statement under the caption "RISK FACTORS--Risks Associated with the Merger" on page 32 and "THE PARTNERSHIPS--Partnership Property Information" on page 149.

     o   Management Compensation.

             1. Pre Merger Compensation. Your partnership has no employees as its operations are managed by AmREIT or one of its affiliates. Under the services agreement, pursuant to which AmREIT manages the operations of your partnership, AmREIT is entitled to annual property management fees equal to 3% of gross rental revenues. Also, the services agreement provides for payment of reimbursement fees of up to 7.5% of your partnership's gross rental revenues.

              2. Post-Merger Compensation. If your partnership participates in the merger, AmREIT or its affiliates will continue to manage your partnership's properties, but neither AmREIT nor the general partner or any of their affiliates will receive any compensation for services rendered in connection with the merger. AmREIT will expense costs related to managing the properties of your partnership. These costs will not be fixed and may exceed the fixed amounts currently paid to AmREIT.

     o Offers From Third Parties. No offers on the partnership's properties have been solicited or received during the past twelve months by the general partner from unaffiliated third parties.

     In the event the merger is not consummated for any reason, your partnership will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.


                COMPARATIVE COMPENSATION, FEES AND DISTRIBUTIONS
         COMPENSATION PAID TO THE GENERAL PARTNERS AND THEIR AFFILIATES


     The following table sets forth the actual compensation, fees and distributions paid by your partnership to your general partner and its affiliates during the last three fiscal year and the nine-month period ended September 30, 2001 and compares those payments against the amount, as listed in the Pro Forma column, that would have been paid assuming the merger had occurred on January 1, 1998.




                               Year Ended               Year Ended           Nine Months Ended
                            December 31, 1999        December 31, 2000        September 30, 2001
                            Actual     Pro Forma     Actual     Pro Forma     Actual     Pro Forma

 Administrative fees and
    reimbursements........  $46,632(1)   $   --     $ 70,408(1)    $  --     $ 70,613(1)    $    --
 Cash Distributions.......    2,820(2)    57,770(3)    2,820(2)     9,979(3)   14,203(2)     26,614(3)
                            -------       ------    --------       ------    --------       -------
      Total...............  $49,452      $57,770    $ 73,428       $9,979    $ 84,816       $26,614
                            ========     =======    ========       =======   ========       =======


(1) An AmREIT subsidiary receives administrative fees and reimbursements of up to 7.5% of gross rental revenues from the properties. No other fees, salaries or other compensation were paid by the partnership to its general partners or their affiliates during these periods.

(2) Includes all cash distributions made to Mr. H. Kerr Taylor, chairman of the board and chief executive officer of AmREIT and the corporate general partners of the partnerships, of which Mr. Taylor is the sole director and chief executive officer, resulting from ownership of partnership interests.

(3) Mr. Taylor's employment agreement with AmREIT provides for a fixed base salary of $25,000 until June 1999 and $30,000 through June 2000. Thereafter, Mr. Taylor's annual salary is determined and approved by the AmREIT Compensation Committee, comprised of three independent directors of AmREIT, Inc., which amount will not increase as a result of the merger. Mr.

     Taylor's distributions represent that portion of dividends which would have been paid to him based on the pro-rata portion of the shares issued under the deferred adviser agreement and for his general partner interests. Upon the sale of his advisor (American Asset Advisers Realty Corporation) on June 5, 1998, Mr. Taylor elected to defer payment of these fees to a future date, contingent upon the issuance of additional stock.

New Compensation

     AmREIT will internally manage and lease the properties obtained by AmREIT from the partnership pursuant to the merger. The terms of this engagement will be substantially similar to the terms governing the management arrangements that AmREIT typically uses in managing its current properties. Below is a table that sets forth the compensation to AmREIT currently and after the merger of three partnerships with AmREIT.

                                              Post-Merger
                            2001 Management   Management
                             Fees to AmREIT Fees to AmREIT
                             -------------- --------------
                                  $70,613        $0.00


                              CONFLICTS OF INTEREST

Affiliated General Partner

     Your general partner has an independent obligation to assess whether the terms of the merger are fair and equitable to the limited partners of your partnership without regard to whether the merger is fair and equitable to any of the other participants (including the limited partners in other partnerships). Mr. Taylor is the chief executive officer and director of AmREIT, currently holds 261,861 shares or 11% of AmREIT class A common stock and is the chief executive officer, sole director and significant stockholder in each of the corporate general partners of all of the partnerships.


Benefits to Mr. Taylor


     Mr. Taylor will receive up to 313,990 shares of AmREIT class A common stock should these partnerships participate in the merger, related to AmREIT's acquisition of its external advisor in June, 1998, which Mr. Taylor deferred at the time of sale.



                        OPERATION IF PARTNERSHIP VOTES NO

     If the merger is not approved, your general partner will continue your partnership in accordance with its current investment strategies and objectives. In the original offering documents pursuant to which the limited partnership units were originally offered, the general partner disclosed its intent to liquidate the properties after a maximum of eight to twelve years from acquisition. That time has not yet passed; however, if this transaction is not approved, your partnership's strategy will be to continue to hold its properties with a view towards liquidating them at such times as the general partner believes it can realize the greatest value which may not be any time in the foreseeable future. Any liquidation of properties will need to be handled consistent with your partnership's investment objectives. The principal investment objectives of your partnership are to:

     o    preserve and protect the limited partners' capital;

     o provide the limited partners with quarterly cash distributions from operations;

     o    obtain long-term appreciation in the value of its properties; and

     o provide increased cash distributions to the limited partners as the cash flow from its investments increases over the life of the partnership.


                        FEDERAL INCOME TAX CONSIDERATIONS

     Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger and the reorganization to you.


Certain Tax Differences between the Partnership Interests and Shares of AmREIT class B common stock

     Because your partnership is a partnership for federal income tax purposes, it is not subject to taxation. Instead, as a limited partner, you are required to take into account your share of the income or loss of your partnership, regardless of whether any cash is distributed to you. If your partnership is acquired by AmREIT, and you have voted "For" the merger, you will receive shares of AmREIT class B common stock. If you have voted "Against" the merger but your partnership is acquired by AmREIT, you will receive shares of AmREIT class B common stock.

     If your partnership is acquired by AmREIT and you receive shares of AmREIT class B common stock, your ownership of shares of AmREIT class B common stock will affect the character and amount of income reportable by you in the future. Your partnership is a partnership for federal income tax purposes and is not subject to taxation. Currently, as the owner of partnership interests, you must take into account your distributive share of all income, loss and separately stated partnership items, regardless of the amount of any distributions of cash to you. Your partnership supplies that information to you annually on a Schedule K-1. The character of the income that you recognize depends upon the assets and activities of your partnership and may, in some circumstances, be treated as income which may be offset by any losses you may have from passive activities.

     In contrast to your treatment as a limited partner, if your partnership is acquired by AmREIT and you receive shares of AmREIT class B common stock, as a stockholder of AmREIT you will be taxed based on the amount of distributions you receive from AmREIT. Each year AmREIT will send you a Form 1099-DIV reporting the amount of taxable and nontaxable distributions paid to you during the preceding year. The taxable portion of these distributions depends on the amount of AmREIT's earnings and profits. Because the merger is a taxable transaction, AmREIT's tax basis in the acquired properties will generally be higher than your partnership's tax basis had been in the same properties. At the same time, however, AmREIT may be required to utilize a slower method of depreciation with respect to certain properties than that used by your partnership. As a result, AmREIT's tax depreciation from the acquired properties will differ from your partnership's tax depreciation. Accordingly, under certain circumstances, even if AmREIT were to make the same level of distributions as your partnership, a larger portion of the distributions could constitute taxable income to you. In addition, the character of this income to you as a stockholder of AmREIT does not depend on its character to AmREIT. The income will generally be ordinary dividend income to you and will be classified as portfolio income under the passive loss rules, except with respect to capital gains dividends. Furthermore, if AmREIT incurs a taxable loss, the loss will not be passed through to you.


Tax Consequences of the Merger

     In connection with the merger and for federal income tax purposes, the assets (and any liabilities) of your partnership (if your partnership is acquired by AmREIT) will be transferred to AmREIT in return for shares of AmREIT class B common stock. Your partnership will then immediately liquidate and distribute such property to you. The IRS requires that you recognize a share of the income or loss, subject to the limits described below, recognized by your partnership, including gain or loss recognized as a result of the transfer of properties pursuant to the merger.

     We estimate that the limited partners will realize a loss on the merger of approximately $105 per average original $1,000 investment. This amount equals the limited partner's allocable share of the difference between the fair market value of the merger consideration that your partnership receives and your partnership's adjusted tax basis of its assets. In general, you can expect to pay tax on $40 of gain per average original $1,000 investment at the 25% rate and $65 of gain per average original $1,000 investment at long term capital gains rates of 20%. The actual amount of gain recognized by the partnership and allocated to each limited partner will depend upon the value ascribed to the shares of AmREIT class B common stock for federal income tax purposes. Because the shares, upon conversion will not be publicly traded until immediately after the merger, it is possible that the value of the shares used for purposes of calculating the taxable income (or loss) and the taxable income (or loss) per average original $1,000 investment will differ from the calculation stated above. Your partnership's federal income tax returns are subject to review and possible adjustment by the IRS. Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, your partnership's financial statements, as well as your individual tax return, may be changed to cause them to conform to the tax treatment resulting from such review, if any.

     As a general rule, an actual or deemed transfer of assets of a partnership such as your partnership to a corporation such as AmREIT in exchange for stock is a taxable transaction. However, as an exception to this general rule, under
Section 351(a) of the Code, no gain or loss is recognized if (1) property is transferred to a corporation by one or more individuals or entities in exchange for the stock of that corporation, and (2) immediately after the exchange, such individuals or entities are in control of the corporation. For purposes of
Section 351(a), control is defined as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation. Following the merger, even if all partnerships participate in the merger transaction, the limited partners of the partnerships will not own stock possessing at least 80 percent of the total combined voting power of all classes of AmREIT stock entitled to vote and at least 80 percent of the total number of shares of all other classes of AmREIT stock. Therefore, the merger will not result in the acquisition of control of AmREIT by the limited partners for purposes of Section 351(a). Even if the merger resulted in the acquisition of control of AmREIT by the limited partners,
Section 351(a) does not apply to a transfer of property to an investment company in exchange for stock. A transfer is considered made to an investment company if the transfer results in the diversification of the transferor's interests and the transferee is a REIT. Accordingly, the transfer of assets will result in recognition of gain or loss by each partnership that is acquired by AmREIT.

     If your partnership is acquired by AmREIT, your partnership will receive solely shares of AmREIT class B common stock in exchange for your partnership's assets. As a result, your partnership will recognize an amount of gain equal to the difference between (1) the sum of (a) the fair market value of the shares of AmREIT class A common stock received by your partnership and (b) the amount of your partnership's liabilities, if any, assumed by AmREIT and (2) the adjusted tax basis of the assets transferred by your partnership to AmREIT.

     The gross profit that your partnership realizes from the merger will generally equal the excess, if any, of the selling price (without reduction for any selling expenses) for your partnership's assets over the adjusted tax basis of those assets. The contract price will equal the selling price reduced by certain qualified indebtedness encumbering your partnership's assets, if any, that are assumed or taken subject to by AmREIT. The exact amount of the gain to be recognized by your partnership in the year of the merger will also vary depending upon the decisions of the limited partners to receive shares of AmREIT class B common stock.

     In general, gains or losses realized with respect to transfers of non-dealer real estate and equipment in the merger are likely to be treated as realized from the sale of a "Section 1231 asset" (i.e., real property and depreciable assets used in a trade or business and held for more than one year). Your share of gains or losses from the sale of Section 1231 assets of your partnership would be combined with any other Section 1231 gains and losses that you recognize in that year. If the result is a net loss, such loss is characterized as an ordinary loss. If the result is a net gain, it is characterized as a capital gain, except that the gain will be treated as ordinary income to the extent that you have "non-recaptured net Section 1231 losses." For these purposes, the term "non-recaptured net Section 1231 losses" means your aggregate Section 1231 losses for the five most recent prior years that have not been previously recaptured. However, gain recognized on the sale of personal property will be taxed as ordinary income to the extent of all prior depreciation deductions taken by your partnership prior to sale. In general, if you are an individual, you may only use up to $3,000 of capital losses in excess of capital gains to offset ordinary income in any taxable year. Any excess loss is carried forward to future years subject to the same limitations.

     Allocation of Gain or Loss Among Limited Partners. The amount of the gain or loss that your partnership recognizes will be allocated to you and the other limited partners in accordance with the terms of your partnership's partnership agreement. Each limited partner will be allocated and must report its allocable share of such gain, if any, pursuant to these terms.

     Tax Consequences of the Liquidation and Termination of Your Partnership. If your partnership is acquired by AmREIT, your partnership will be deemed to have liquidated and distributed shares of AmREIT class B common stock to you. The shares of AmREIT class B common stock will be distributed among you and the other limited partners in accordance with your partnership's partnership agreement. The taxable year of your partnership will end at this time, and you must report in your taxable year that includes the date of the merger, your share of all income, gain, loss, deduction and credit for your partnership through the date of the merger (including gain or loss resulting from the merger described above). If your taxable year is not the calendar year, you could be required to recognize as income in a single taxable year your share of your partnership's income attributable to more than one of its taxable years.

     In addition to your share of the gain or loss described above that you recognized as a result of the deemed sale of your partnership's assets, you will recognize gain or loss equal to the difference between the fair market value of the shares of AmREIT class B common stock that you receive (determined on the closing date of the merger) and your adjusted tax basis in your partnership interests (adjusted by your distributive share of income, gain, loss, deduction and credit for the final taxable year of your partnership (including any such items recognized by your partnership as a result of the merger) as well as any distributions you receive in such final taxable year (other than the distribution of the shares of AmREIT class B common stock). Your basis in the shares of AmREIT class A common stock will then equal the fair market value of the shares of AmREIT class B common stock on the closing date of the merger and your holding period for the shares of AmREIT class B common stock for purposes of determining capital gain or loss will begin on the closing date of the merger.

     Because the assets of your partnership are held for investment and not for resale, the merger will not result in the recognition of material unrelated business taxable income by you if you are a tax-exempt investor that does not hold partnership interests either as a "dealer" or as debt-financed property within the meaning of Section 514, and you are not an organization described in
Section 501(c)(7) (social clubs), Section 501(c)(9) (voluntary employees' beneficiary associations), Section 501(c)(17) (supplemental unemployment benefit trusts)or Section 501(c)(20) (qualified group legal services plans) of the Code.


If you are included in one of the four classes of exempt organizations noted in the previous sentence, you may recognize and be taxed on gain or loss on the merger.

     Tax Consequences of the Merger to AmREIT. AmREIT will not recognize gain or loss as a result of the merger. AmREIT will have a holding period in the properties that begins on the closing date. The basis of the properties received by AmREIT from the partnerships that are acquired by AmREIT will equal the fair market value of the shares of AmREIT class B common stock issued in the merger, plus the amount of any liabilities of the partnerships assumed by AmREIT.

     The aggregate basis of AmREIT's assets will be allocated among such assets in accordance with their relative fair market values as described in Section 1060 of the Code. As a result, AmREIT's basis in each acquired property may differ from the partnership's basis therein, and the properties may be subject to different depreciable periods and methods as a result of the merger. These factors could result in an overall change, following the merger, in the depreciation deductions attributable to the properties acquired from the partnerships following the merger.

     Tax Consequences of the Reorganization. AmREIT desires to reorganize as a Texas REIT following the merger. AmREIT will not recognize gain or loss as a result of the reorganization. The reorganization will not change AmREIT's holding period or tax basis of its properties.

     No gain or loss will be recognized by the holders of AmREIT class B common stock pursuant to the reorganization. The aggregate tax basis of AmREIT class B common stock received in the reorganization will be the same for holders of such stock as the basis of the AmREIT class B common stock before the reorganization. In addition, the holding period of such AmREIT class B common stock received in the reorganization shall remain the same.


                                  MISCELLANEOUS

Distributions to Limited Partners

     Set forth below are distributions per average original $1,000 investment that your partnership and AmREIT have made during the most recent five fiscal years and the most recently completed interim period. Also see "THE PARTNERSHIPS--Partnership Distributions" on page 150 of the attached proxy statement.


                                                1996    1997     1998    1999     2000     2001
                                              ---------------- ---------------- --------   ----
             Partnership Distributions...       $39.01   $68.43  $74.12   $78.20   $58.84   $69.39
             AmREIT Distributions........       $70.79   $72.24  $72.51   $54.60   $ 9.57   $25.25


Financial Information


     Rental income statements for the properties of the partnership for the years ended December 31, 2001 and 2000 and certain pro forma financial statements with respect to the partnership are set forth in the attached proxy statement under the caption "INDEX TO FINANCIAL INFORMATION" beginning on page F-1.


List of Investors

     Under the partnership agreement and Texas law, a limited partner may obtain a list of the names, addresses and number of partnership interests owned by the other limited partners entitled to so vote on the merger by making written request therefor from the general partners, c/o Chad C. Braun, Executive Vice President - Finance and Secretary, AmREIT, Inc., 8 Greenway Plaza, Suite 824, Houston, Texas 77046. At the time of making the request, the requesting limited partner must submit $10.00 in payment for the costs of copying and mailing the list and, if the partnership interests are held through a nominee, provide the partnership with a statement from the nominee or other independent third party confirming such limited partner's beneficial ownership. A limited partner is only entitled to the foregoing information with respect to the partnership in which the limited partner holds partnership interests.

Realty Fund 11 - fairness opinion
October 8, 2001

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund XI, LTD
8 Greenway Plaza
Suite 824
Houston, TX  77046

Dear Mr. Taylor:

We understand the following regarding AmREIT, Inc. ("AmREIT") and AAA Net Realty Fund XI, LTD (the "Partnership"). AmREIT is a real estate investment trust that was organized as a Maryland corporation in 1993. AmREIT became internally managed upon its acquisition of its external advisor in June 1998 (the "Adviser Acquisition"), as a result, AmREIT is a self-managed and self-administered REIT. AmREIT acquires, develops, owns and manages a diversified portfolio of freestanding and specialty retail properties leased to national and regional retail tenants.

Mr. Kerr Taylor serves as the President of American Asset Advisors Management Corporation XI, the general partner of the Partnership ( the "General Partner"). The Partnership owns interests in seven retail properties. Following the Adviser Acquisition, Mr. Taylor and his affiliated corporation retained their fiduciary responsibilities associated with such General Partner of the Partnership. However, the Partnership's properties are currently managed by AmREIT Realty Investment Corporation, an affiliate of AmREIT.

Finally, we understand that AmREIT has entered into a plan to acquire the Partnership (the "Partnership Merger") through a merger transaction. Specifically, we understand that pursuant to the Partnership Merger, AmREIT will provide a total of 788,541 shares of AmREIT common stock in exchange for the aggregate limited partnership interests in the Partnership. The Partnership Merger and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund XI, LTD
October 8, 2001                                        -2-


AmREIT and the General Partner(s) have requested that Houlihan Lokey render an opinion (the "Opinion") as to the matters set forth below. The Opinion does not address AmREIT's, the General Partner's or the Partnership's underlying business decision to effect the Transaction. We have also not been asked to opine on and are not expressing any opinion as to: (i) the tax consequences of the Transaction; (ii) the public market values or realizable value of AmREIT's common shares given as consideration in the Transaction or the prices at which AmREIT's common shares may trade in the future following the Transaction, or
(iii) the fairness of any aspect of the Transaction not expressly addressed in this Opinion. Moreover, we have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of AmREIT, or the Partnership. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. held discussions with certain members of the General Partner's senior management to discuss the operations, financial condition, future prospects and projected operations and performance of the Partnership and AmREIT;

2. reviewed the Partnership's annual reports to partners for the four fiscal years ended December 31, 2000 and interim financial statements for the six month period ended June 30, 2001 which the General Partner has identified as being the most current financial statements available and has indicated that there has been no material change in the financial position of the Partnership since such financial statements;

3. reviewed copies of the undated Agreement of Limited Partnership of the Partnership; and

4. reviewed AmREIT's annual reports to shareholders and on Form 10-K for the four fiscal years ended 2000 and quarterly reports on Form 10-Q for the two quarters ended June 30, 2001;

5. reviewed AmREIT's October 3, 2001 draft of Amendment 4 to Form S-4 Registration Statement;

6. reviewed a draft of the Supplement to Joint Proxy and Consent Solicitation Statement and Prospectus for AAA Net Realty Fund XI, Ltd. which includes the Agreement and Plan of Merger, dated as of September 10, 2001, is entered into by and between AmREIT, Inc., AAA Net Realty Fund XI, Ltd., H. Kerr Taylor, on behalf of himself as the individual General Partner, and American Asset Advisers Management Corporation XI;

7. reviewed Houlihan Lokey's prior analysis of the Partnership and AmREIT as of approximately June 26, 1999;

8. reviewed the historical market prices for the AmREIT's publicly traded securities;

9. reviewed certain other publicly available financial data for certain companies and assets that we deem comparable to the Partnership and AmREIT, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

Mr. H. Kerr Taylor in his capacity as
President of the General Partner of
AAA Net Realty Fund XI, LTD
June 25, 1999                                                 -3-



We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of AmREIT and the Partnership and that there has been no material change in the assets, financial condition, business or prospects of AmREIT or the Partnership since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to AmREIT or the Partnership and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of AmREIT or the Partnership. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the aggregate consideration to be received by the limited partners of AAA Net Realty Fund XI, LTD in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 10, 2001, is entered into by and between AmREIT, Inc., a Maryland real estate investment trust (the "REIT"), and AAA Net Realty Fund XI, Ltd., a Texas limited partnership (the "Partnership"), H. Kerr Taylor, on behalf of himself as the individual General Partner, and American Asset Advisers Management Corporation XI, a Texas corporation (referred together to herein as the "General Partner").

                                    RECITALS

     WHEREAS, the REIT and the Partnership desire for the REIT to acquire all of the outstanding Partnership interests of the Partnership pursuant to the Merger described below in Section 1; and

     WHEREAS, the Parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the REIT and the Partnership hereby agree as follows:

                                    SECTION 1

                                   The Merger

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), and in accordance with the Maryland General Corporation Law (the "Maryland Law") and the Texas Revised Uniform Limited Partnership Act (the "LP Act") the Partnership shall be merged with and into the REIT in accordance with this Agreement (the "Merger"). Following the Merger, the separate existence of the Partnership shall cease and the REIT shall continue as the surviving entity (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Partnership. The Merger shall have the effects specified in the Maryland Act, and Section 2.11 of the LP Act.

     1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of the REIT, located at Eight Greenway Plaza, Suite 824, Houston, Texas 77046 at 10:00, a.m., local time, within five business days after receipt of approval of the Merger by the REIT's stockholders and the Partnership's partners (the "Partners"), or at such other time, date or place as the REIT and the Partnership may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3 Effective Time. If all the conditions to the Merger set forth in
Section 8 hereof shall have been fulfilled or waived (and this Agreement shall not have been terminated as provided in Section 9 hereof), the REIT and the Partnership shall cause Articles of Merger satisfying the requirements of the Maryland Act and Articles of Merger satisfying the requirements of the LP Act to be properly executed, verified and delivered for filing in accordance with the LP Act and the Maryland Act on the Closing Date. The Merger shall become effective upon the later of (i) the issuance of a certificate of merger by the State Department of Assessments and Taxation of the State of Maryland and (ii) the issuance of a certificate of merger by the Secretary of State of the State of Texas, or such other date as may be agreed to by the parties, but not later than the Closing Date.

     1.4 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the REIT as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation at the Effective Time.

     1.5 Officers and Directors. The officers of the REIT immediately prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death. The directors of the REIT immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain directors until their successors are duly elected and qualified or their prior resignation, removal or death.

                                    SECTION 2

                      Consideration For Partnership Assets

     2.1 Consideration Paid by the REIT. At or as of the Effective Time, the assets and the liabilities of the Partnership shall be the assets and liabilities of Company.

     2.2 Consideration to the Partnership in the Merger. Each unit of limited partner interest of the Partnership (the "Units") shall, in the Merger, be converted into the number of shares of the REIT's class B common stock, $0.01 par value per share (the "REIT Shares"), as provided in Section 3 hereof. No fractional REIT Shares shall be issued. Any Partner who would be entitled to a fractional REIT Share will receive cash based on the price of $9.25 per REIT Share (the "Exchange Price").

     2.3 Issuance of Certificates for REIT Shares. Upon or as soon as practicable after the Effective Time, the REIT shall distribute in accordance with Section 3.4 hereof to the holders of the Units of the Partnership certificates representing the REIT Shares (the "Share Certificates") to which they are entitled pursuant hereto.

                                    SECTION 3

                              Partnership Interests

     3.1   Conversion of the Units.

     (a) REIT Shares. At the Effective Time, each REIT Share outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one REIT Share.

     (b) Partnership Interests. At the Effective Time, the Units of the Partnership issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of holder thereof, be converted into REIT Shares determined in accordance with the Partnership's Net Asset Value, as set forth below.

Calculation of Partnership Net Asset Value

       Negotiated Price of Partnership Properties       Net Cash at June 30, 2001            Partnership Net Asset Value
                       $7,049,209                               $244,819                              $7,294,028


REIT Shares Payable to Partnership
To Limited Partners:

       No. of REIT Shares Offered           No. of REIT Shares Offered per Unit
                788,544                                   111.86

As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all of the Units and the general partner interests of the Partnership shall cease to be outstanding and shall be canceled and retired, and each holder of such Units or interests shall thereafter cease to have any rights with respect to the Units or interests, except the right to receive, without interest, the REIT Shares and/or the Cash/Notes, as applicable, in accordance with this Section 3.1 and, in either case, cash in lieu of fractional REIT Shares in accordance with Section 3.4(e) hereof (the "Merger Consideration").

     3.2 Dissenting Partnership Interests. Notwithstanding anything in this Agreement to the contrary, the Units that are outstanding immediately prior to the Effective Time and are held by partners who, prior to the vote of the partners on the adoption of this Agreement, shall have filed with AmREIT a written notice of intent to demand __% callable notes in the manner provided in the registration statement on Form S-4, as amended, under "The Merger - Dissenters' Rights" (the "Dissenting Units"), and who shall not have voted such Units or interests in favor of adoption of this Agreement or otherwise withdrawn or lost their right to receive notes for their Units or interests, will not be converted into the right to receive shares of AmREIT Class B Common Stock, but the holders thereof will be entitled to receive notes in accordance with the provisions as more fully described in the registration statement on Form S-4, as amended, under "The Merger - Dissenters' Rights" on page __; provided, however, that if any holder of Dissenting Units shall fail to establish his, her or its entitlement to dissenters' rights as provided in such registration statement or fails strictly to comply with any provision of such Dissenters' Rights section, the Units or interests held by such holder shall be automatically converted into shares of AmREIT Class B Common Stock and cash for fractional shares, if any, in accordance with Section 3.5(e) hereof.

     3.3 Adjustment to the Merger Consideration. The number of REIT shares to be received in the Merger by the Partnership shall be adjusted as of the Effective Time as follows:

          (a) If, during the period from the date hereof to and including the Effective Time, the outstanding REIT Shares shall have been changed to a different number of shares or securities by reason of any share dividend, subdivision, reclassification, recapitalization, share split, reverse share split, combination, exchange of shares or the like, the number of REIT Shares to be issued in the Merger shall be appropriately adjusted;

          (b) If, as of the Effective Time, the Net Cash of the Partnership, as defined in Section 3.4 below, is different than its Net Cash amount shown in Section 3.1 above, the Net Cash of the Partnership shall be increased (if greater) or decreased (if less) and the Merger Consideration issuable to the Partnership in the Merger shall be increased or decreased, as the case may be, by an amount equal to such difference divided by the Exchange Price; and

          (c) Anything in the foregoing to the contrary notwithstanding, the Net Asset Value of the Partnership as of the Effective Time shall not be adjusted below an amount equal to $5,390,500.

     3.4   Definitions.  For the purposes of this Section 3:

          (a) "Net Asset Value" means the sum of the negotiated prices of the Partnership's properties set forth under Section 3.1 plus its Net Cash as of the Effective Time.

          (b) "Net Cash" means, as of the date determined, (i) the sum of a Partnership's cash and cash equivalents, less (ii) the sum of the Partnership's liabilities, as determined on an accrual accounting basis.

     3.5   Exchange of Partnership Interests.

          (a) As of the Effective Time, the REIT shall deposit, or shall cause to be deposited, with an exchange agent selected by the REIT, which shall be the REIT's transfer agent, or such other party reasonably satisfactory to the Partnership (the "Exchange Agent"), for the benefit of the Partners, for exchange in accordance with this Section 3, Share Certificates representing the total number of REIT Shares issuable to Partners (other than Dissenting Limited Partners) (such Share Certificates, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 3.1 and paid pursuant to this Section 3.5 in exchange for the outstanding Units and interests.

          (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Units (the "Unit Certificates") whose Units were converted into the right to receive the Merger Consideration pursuant to Section 3.1 hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the Unit Certificates shall pass, only upon delivery of the Unit Certificates to the Exchange Agent and shall be in a form and have such other provisions as the REIT may reasonably specify) and (ii) instructions for use in effecting the surrender of the Unit Certificates in exchange for the Merger Consideration. Upon surrender of a Unit Certificate for cancellation to the Exchange Agent, or to such other agent or agents as may be appointed by the REIT, together with such letter of transmittal, duly executed, and such other documents as may be reasonably requested by the Exchange Agent, the holder of such Unit Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Units previously represented by the Unit Certificate shall have been converted pursuant to
     Section 3.1 hereto and any dividends or other distributions to which such holder is entitled pursuant to the terms of the agreement of limited partnership of the Partnership (the "Agreement of Limited Partnership"), and the Unit Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of a Unit which is not registered in the transfer records of the Partnership, payment may be made to a person other than the person in whose name the Unit Certificate so surrendered is registered if such Unit Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Unit Certificate or establish to the satisfaction of the REIT that such tax or taxes have been paid or are not applicable. Upon surrender as contemplated by this Section 3.4, each Unit Certificate shall be deemed at anytime after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Units previously represented by such Unit Certificate shall have been converted pursuant to Section 3.1 hereof, and any dividends or other distributions to which such holder is entitled pursuant to the terms of the Agreement of Limited Partnership. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Unit Certificate or on any cash payable pursuant to Section 3.1 or Section 3.5(d) hereof.

          (c) At and after the Effective Time, there shall be no transfers on the transfer books of the Partnership of the Units which were outstanding immediately prior to the Effective Time.

          (d) Notwithstanding any other provision of this Agreement to the contrary, no fractional REIT Shares shall be issued in connection with the Merger. All REIT Shares to which a holder of Units is entitled immediately prior to the Effective Time shall be aggregated. If a fractional share results from such aggregation, in lieu of any such fractional share, each holder of Units who would otherwise have been entitled to receive a fraction of a REIT Share upon surrender of Unit Certificates for exchange pursuant to Section 3.4(b) hereof shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the Exchange Price.

          (e) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any REIT Shares) that remains unclaimed by the former Partners of the Partnership one year after the Effective Time shall be delivered to the REIT. Any former Partners of the Partnership who have not theretofore complied with this Section 3.5 shall thereafter look only to the REIT for delivery of their REIT Shares, and payment of cash in lieu of fractional shares and/or dividends on such REIT Shares, in respect of each Unit such Partners hold as determined pursuant to this Agreement, in each case, without any interest thereon.

          (f) None of the REIT, the Partnership, the Exchange Agent or any other person shall be liable to any former holder of the Partner's interest or with respect to the Units for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.


                                    SECTION 4

                         Representations And Warranties
                               Of The Partnership

     The Partnership represents and warrants to the REIT as set forth below. As contemplated below, the "Partnership Disclosure Letter" will be delivered to the REIT on or before the Closing. The Partnership Disclosure Letter shall provide the information or exceptions described below. The Partnership Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date.

     4.1   Existence;  Authority;  Compliance with Law.

          (a) The Partnership is a limited partnership, duly formed and validly existing under the laws of the State of Texas. To the General Partner's actual knowledge, the Partnership is duly licensed or qualified to do business as a foreign limited partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the Partnership (a "Partnership Material Adverse Effect"). The Partnership has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

          (b) To the General Partner's actual knowledge, the Partnership is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Partnership or any of its properties or assets are subject, where such violation would have a Partnership Material Adverse Effect. The Partnership has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a Partnership Material Adverse Effect. A copy of the Partnership's Agreement of Limited Partnership and Certificate of Limited Partnership (collectively, the "Partnership Organizational Documents") have been delivered or made available to the REIT and its counsel and such documents will be listed in the Partnership Disclosure Letter and were or will be true and correct when delivered or made available.

     4.2 Authorization, Validity and Effect of Agreements. The Partnership has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement (the "Partnership Ancillary Agreements"). Subject only to the approval of this Agreement and the transactions contemplated hereby by the Partners as contemplated by this Agreement, the consummation by the Partnership of this Agreement, the Partnership Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Partnership. This Agreement constitutes, and the Partnership Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity (collectively, "Equitable Remedies").

     4.3 Future Issuances. To the General Partner's actual knowledge, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any of its Units or other Partnership interests. After the Effective Time, the REIT will have no obligation to issue, transfer or sell any Partnership interest.

     4.4 Other Interests. Except as set forth in the Partnership Disclosure Letter, the Partnership does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     4.5  Financial Statements.

          (a) The audited financial statements of the Partnership for the fiscal years ended December 31, 2000 and 1999 and the unaudited financial statements for the fiscal quarter ended June 30, 2001 (collectively, the "Partnership Financial Statements") present fairly, in conformity with generally accepted accounting principles applied on a consisted basis (except as may be indicated in the notes thereto), the financial position of the Partnership as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the interim financial statements). Copies of the Partnership Financial Statements have been delivered or made available to the REIT and its financial advisers and such documents will be listed in the Partnership Disclosure Letter and were or will be true and correct when delivered or made available.

          (b) Except as and to the extent set forth on the balance sheet of the Partnership at June 30, 2001, including all notes thereto, or as otherwise set forth in the Partnership Financial Statements, the Partnership has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Partnership or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a Partnership Material Adverse Effect.

     4.6 No Violation. To General Partner's actual knowledge, neither the execution and delivery by the Partnership of this Agreement nor the consummation by the Partnership of the transactions contemplated hereby in accordance with the terms hereof will: (a) conflict with or result in a breach of any provisions of the Agreement of Limited Partnership of the Partnership; (b) except as contemplated by the Partnership Ancillary Agreements or as set forth in the Partnership Disclosure Letter, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, Security interest, charge or encumbrance upon any of the properties of the Partnership under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Partnership is a party, or by which the Partnership or any of its properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Partnership Material Adverse Effect; or (c) other than the filings provided for in this Agreement to effect the Merger, any filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), or applicable state Securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Partnership Material Adverse Effect.

     4.7 Litigation. To the General Partner's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the Partnership is a party or by which any of its properties or assets are bound or to which the General Partner is a party or by which any of his/its properties or assets are bound and (b) except as set forth in the Partnership Disclosure Letter, no actions, suits or proceedings pending against the Partnership or against the General Partner or, to the actual knowledge of the General Partner, threatened against the Partnership or against the General Partner, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality that in the case of clauses
(a) or (b) above are reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect.

     4.8 Absence of Certain Changes. Except as disclosed in the Partnership Reports, since December 31, 2000, (a) the Partnership conducted its business only in the ordinary course of such business (which for purposes of this Section
4.8 only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith); (b) there has not been any Partnership Material Adverse Effect; (c) there has not been any distribution, setting aside or payment of any distribution with respect to any Partner interest in the Partnership; and (d) there has not been any material change in the Partnership's accounting principles, practices or methods.

     4.9   Taxes.

          (a) Except as set forth in the Partnership Disclosure Letter, the Partnership (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by it for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods and periods subsequent to the periods covered by such returns. The Partnership has not received notice that the federal, state and local income and franchise tax returns of the Partnership have been or will be examined by any taxing authority. The Partnership has not executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

          (b) Except as set forth in the Partnership Disclosure Letter, the Partnership is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the Partnership since its inception and all communications relating thereto have been delivered to the REIT or made available to representatives of the REIT or will be so delivered or made available prior to the Closing. The Partnership does not hold any asset (i) the disposition of which could be subject to rules similar to Section 1374 of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of an election under IRS Notice 88-19 or (ii) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 4.9, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

     4.10 Books and Records. The books of account and other financial records of the Partnership are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the Partnership Financial Statements.

     4.11   Properties.

          (a) The Partnership owns fee simple title to, or an interest in a joint venture which owns fee title to, each of the real properties reflected on the most recent balance sheet of the Partnership included in the Partnership Reports or as identified in the Partnership Disclosure Letter (the "Partnership Properties"), which are all of the real estate properties owned by it, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens or security interests ("Encumbrances"), except as set forth in the Partnership Disclosure Letter. To the General Partner's actual knowledge, the Partnership Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances and Property Restrictions set forth in the Partnership Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to the REIT prior to the Closing) and/or (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are listed in the Partnership Disclosure Letter) or which individually or in the aggregate do not exceed $10,000, do not materially detract from the value of or materially interfere with the present use of any of the Partnership Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the Partnership and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (b) Valid policies of title insurance have been issued insuring the Partnership's fee simple title to the Partnership Properties subject only to the matters disclosed above and as may be set forth in the Partnership Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. To the General Partner's actual knowledge, except as set forth in the Partnership Disclosure Letter: (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the Partnership Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Partnership Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Partnership Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (ii) the Partnership has not received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Partnership Properties issued by any governmental authority; (iii) there are no structural defects relating to the Partnership Properties and no Partnership Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any Partnership Property in excess of $10,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any Partnership Property the cost of which exceeds $10,000 and (C) no current restoration (excluding tenant improvements) of any Partnership Property, the cost of which exceeds $10,000.

          (c) Except as set forth in the Partnership Disclosure Letter, the Partnership has not received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Partnership Properties or (ii) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Partnership Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by the Partnership pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Partnership Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the General Partner is not aware of any planned or proposed work, payments or actions that may be required pursuant to such agreements, except as set forth in the Partnership Disclosure Letter.

     4.12 Environmental Matters. To the General Partner's actual knowledge, neither the Partnership nor any other person has caused (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Partnership Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Partnership Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Partnership Material Adverse Effect; and in connection with the construction on or operation and use of the Partnership Properties, the Partnership has not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     4.13 Subsidiaries and Joint Ventures. Each subsidiary of the Partnership and joint venture in which the Partnership is an owner, together with the ownership interest of the Partnership and the jurisdiction in which such subsidiary or joint venture is incorporated or otherwise organized is identified in the Partnership Disclosure Letter. Other than its investments in its subsidiaries and joint ventures, the Partnership does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity. For purposes of this Agreement, (a) "subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests have an ordinary voting power to elect a majority of the board of directors of other persons performing similar functions are directly or indirectly owned by such entity and (b) "joint venture" means, with respect to any entity, any corporation or organization (other than such entity and any subsidiary thereof) of which such entity or any subsidiary thereof is, directly or indirectly, the beneficial owner of 40% or more of any class of equity securities or equivalent profit participation interest.

     4.14 Labor Matters. The Partnership is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the actual knowledge of the General Partner, threatened against the Partnership relating to its business, except for any such proceeding which would not have a Partnership Material Adverse Effect. To the actual knowledge of the General Partner, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Partnership.

     4.15 No Brokers. Except the fee that may be payable to Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan") by the Partnership as described in Section 6.9 below, the Partnership has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Partnership or the REIT to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The Partnership is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.16 Opinion of Financial Advisor. The General Partner, on behalf of the Partnership, has retained Houlihan to issue an opinion to the effect that, as of the date of such opinion, the Merger Consideration is fair to the holders of the Units of the Partnership from a financial point of view (the "Fairness Opinion").

     4.17 Related Party Transactions. Except as set forth in the Partnership Disclosure Letter, there are no arrangements, agreements or contracts entered into by the Partnership with (a) any consultant, (b) any person who is an officer, director or affiliate of the Partnership or the General Partner, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or (c) any person who acquired the Units of the Partnership in a private placement.

     4.18 Contracts and Commitments. The Partnership Disclosure Letter sets forth (a) all unsecured notes or other obligations of the Partnership which individually may result in total payments in excess of $10,000, (b) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Partnership Properties or personal property of the Partnership, and (c) each commitment entered into by the Partnership which may result in total payments or liability in excess of $10,000. Copies of the foregoing will be delivered or made available to the REIT prior to the Closing, will be listed on the Partnership Disclosure Letter and will be materially true and correct when delivered or made available. The Partnership has not received any notice of a default that has not been cured under any of the documents described in clause
(a) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of the Partnership to purchase real property are set forth in the Partnership Disclosure Letter and such options and the Partnership's rights thereunder are in full force and effect. All joint venture agreements to which the Partnership is a party are set forth in the Partnership Disclosure Letter and the Partnership is not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     4.19 Development Rights. Set forth in the Partnership Disclosure Letter is a list of all material agreements entered into by the Partnership relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties, which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true and correct copies of all of which is delivered or made available to the REIT prior to the Closing, are listed in the Partnership Disclosure Letter, have not been modified and are valid and binding in accordance with their respective terms.

     4.20 Convertible Securities. To the General Partner's actual knowledge, the Partnership has no outstanding options, warrants or other securities exercisable for, or convertible into, Units or other interests of the Partnership, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     4.21   SEC Documents.

          (a) The Partnership has made available to the REIT each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since January 1, 1998, each in the form (including exhibits and any amendments thereto) filed with the U.S. Securities and Exchange Commission (the "SEC") (collectively, the "Partnership Reports"). The Partnership Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the Partnership under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (collectively the "Securities Laws") for the periods stated above.

          (b) To the General Partner's actual knowledge, as of their respective dates, the Partnership Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the General Partner's actual knowledge, each of the balance sheets of the Partnership included in or incorporated by reference into the Partnership Reports (including the related notes and schedules) fairly presents the financial position of the Partnership as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Partnership included in or incorporated by reference into the Partnership Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the Partnership for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

                                    SECTION 5

                   Representations And Warranties Of The REIT

     The REIT represents and warrants to the Partnership as set forth below. As contemplated below, the "REIT Disclosure Letter" will be delivered to the Partnership on or before the Closing. The REIT Disclosure Letter shall provide the information or exceptions described below. The REIT Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date.

     5.1   Existence;  Good Standing;  Authority;  Compliance with Law.

          (a) The REIT is a corporation duly organized and validly existing under the laws of the State of Maryland. To the REIT's actual knowledge, the REIT is duly licensed or qualified to do business and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the REIT and its subsidiaries taken as a whole (a "REIT Material Adverse Effect"). The REIT has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Each of the REIT's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a REIT Material Adverse Effect.

          (b) To the REIT's actual acknowledge, neither the REIT nor any REIT Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the REIT or any REIT Subsidiary or any of their respective properties or assets are subject, where such violation would have a REIT Material Adverse Effect. The REIT and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a REIT Material Adverse Effect. Copies of the REIT's and its Subsidiaries' Articles of Incorporation, Bylaws, organizational documents and partnership and joint venture agreements have been or will be prior to the Closing, delivered or made available to the Partnership and such documents will be listed in the REIT Disclosure Letter and were or will be true and correct when delivered or made available. For the purposes of this Section 5.1, the term "Subsidiary" shall include the entities set forth in the REIT Disclosure Letter, which are all of the REIT's Subsidiaries.

     5.2 Authorization, Validity and Effect of Agreements. The REIT has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement to which it is a party (the "REIT Ancillary Agreements"). Subject only to the approval of the Merger contemplated hereby by the holders of a majority of the outstanding REIT Shares, present and voting thereon, the consummation by the REIT of this Agreement, the REIT Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the REIT. This Agreement constitutes, and the REIT Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of the REIT enforceable against the REIT in accordance with their respective terms, subject to Equitable Remedies.

     5.3 Capitalization. At June 30, 2001, the authorized capital stock of the REIT consisted of 110,000,000 shares of common stock, par value $0.01 per share (the "Common Shares") and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of June 30, 2001, 2,354,348 Common Shares were outstanding and no shares of Preferred Stock were outstanding. The REIT has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the REIT on any matter. All such issued and outstanding REIT Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in the REIT Disclosure Letter, there are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the REIT or any of its Subsidiaries to issue, transfer or sell any shares or other equity interest of the REIT or any of its Subsidiaries, except under any employee incentive plan approved by the REIT's stockholders. There are no agreements or understandings to which the REIT is a party with respect to the voting of any REIT Shares or which restrict the transfer of any such shares, except in order to protect its REIT status.

     5.4 Subsidiaries. Except as set forth in the REIT Disclosure Letter, the REIT owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the REIT's Subsidiaries (except those joint venture interests as may be disclosed in the REIT Disclosure Letter) and such stock interests are free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.

     5.5 Other Interests. Except as disclosed in the REIT Disclosure Letter and except for interests in the REIT Subsidiaries, neither the REIT nor any REIT Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     5.6 No Violation. Neither the execution and delivery by the REIT of this Agreement nor the consummation by the REIT of the transactions contemplated hereby in accordance with the terms hereof, will:

          (a) conflict with or result in a breach of any provisions of the REIT's Articles of Incorporation or Bylaws; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the REIT or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the REIT or any of its Subsidiaries is a party, or by which the REIT or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a REIT Material Adverse Effect; or (c) other than the Regulatory Filings require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a REIT Material Adverse Effect.

     5.7   SEC Documents.

          (a) The REIT has made available or will make available to the Partnership prior to the Closing, the registration statements of the REIT filed with the SEC in connection with public offerings of REIT securities since its inception and all exhibits, amendments and supplements thereto (the "REIT Registration Statements"), and each report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the latest REIT Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "REIT Reports"). The REIT Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by the REIT under the Securities Laws.

          (b) To the REIT's actual knowledge, as of their respective dates, the REIT Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the REIT's actual acknowledge, each of the consolidated balance sheets of the REIT included in or incorporated by reference into the REIT Reports (including the related notes and schedules) fairly presents the consolidated financial position of the REIT and the REIT Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the REIT included in or incorporated by reference into the REIT Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the REIT and the REIT Subsidiaries for the periods set forth therein (subject, in the case of unaided statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaided statements, as permitted by the Securities Laws.

          (c) Except as and to the extent set forth on the consolidated balance sheet of the REIT and its Subsidiaries at March 31, 1999, including all notes thereto, or as set forth in the REIT Reports, neither the REIT nor any of the REIT Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the REIT or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a REIT Material Adverse Effect.

     5.8 Litigation. To the REIT's actual knowledge, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the REIT or any REIT Subsidiary is a party or by which any of its properties or assets are bound or, to which any of its directors, officers, or affiliates is a party or by which any of their properties or assets are bound and (b) except as will be set forth in the REIT Disclosure Letter, no actions, suits or proceedings pending against the REIT or any REIT Subsidiary or, to the knowledge of the REIT, against any of its Directors, officers or affiliates or, to the knowledge of the REIT, threatened against the REIT or any REIT Subsidiary or against any of its directors, officers, or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (a) or (b) above are reasonably likely, individually or in the aggregate, to have a REIT Material Adverse Effect.

     5.9 Absence of Certain Changes. Except as disclosed in the REIT Reports filed with the SEC prior to the date hereof, (a) the REIT and its Subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith);
(b) there has not been any REIT Material Adverse Effect; (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the REIT Shares; and (d) there has not been any material change in the REIT's accounting principles, practices or methods.

     5.10   Taxes.

          (a) Except as disclosed in the REIT Disclosure Letter, the REIT and each of its Subsidiaries (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are absolute and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods subsequent to the periods covered by such returns. Neither the REIT nor any of its Subsidiaries has received notice that the federal, state and local income and franchise tax returns of the REIT or any such Subsidiary has been or will be examined by any taxing authority. Neither the REIT nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

          (b) Except as disclosed in the REIT Disclosure Letter, neither the REIT nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the REIT and each of its Subsidiaries and all communications relating thereto have been delivered to the Partnership or made available to representatives of the Partnership or will be so delivered or made available prior to the Closing. The REIT (i) has qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1998 through 2000, inclusive; (ii) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ended on the effective date of the Merger; and (iii) has not taken or omitted to take any action which could result in, and each of the executive officers of the REIT, each acting in his respective capacity as such, has no actual knowledge of, a challenge to its status as a REIT. The REIT represents that each of its Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. Neither the REIT nor any of its Subsidiaries holds any asset (x) the disposition of which could be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 5.10, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

     5.11   Books and Records.

          (a) The books of account and other financial records of the REIT and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the REIT Reports.

          (b) The minute books and other records of the REIT and its Subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and the Board and any committees of the Board and its Subsidiaries.

     5.12   Properties.

          (a) The REIT and its Subsidiaries own, and each joint venture to which the REIT or any of its Subsidiaries is a party owns, fee simple title to each of the real properties reflected on the most recent balance sheet of the REIT included in the REIT Reports or as identified in the REIT Disclosure Letter (the "REIT Properties"), which are all of the real estate properties owned by them, free and clear of Encumbrances, except as set forth in the REIT Disclosures Letter. To the REIT's actual knowledge, the REIT Properties are not subject to any Property Restrictions, except for
     (i) Encumbrances and Property Restrictions set forth in the REIT Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations that do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to the Partnership prior to the Closing and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that are listed in the REIT Disclosure Letter) or which individually or in the aggregate, do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the REIT Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the REIT and its Subsidiaries and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

          (b) Valid policies of title insurance have been issued insuring the REIT's or any of its Subsidiaries' fee simple title to the REIT Properties, subject only to the matters disclosed above and as may be set forth in the REIT Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. To the REIT's actual knowledge, except as will be set forth in the REIT Disclosure Letter, (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the REIT Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the REIT Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the REIT Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (ii) neither the REIT nor its Subsidiaries has received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the REIT Properties issued by any governmental authority;
     (iii) there are no structural defects relating to the REIT Properties and no REIT Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any the REIT Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any the REIT Property the cost of which exceeds $100,000 and (C) no current restoration (excluding tenant improvements) of any the REIT Property the cost of which exceeds $100,000.

          (c) Except as set forth in the REIT Disclosure Letter, neither the REIT nor its Subsidiaries have received notice to the effect that and there are no (i) condemnation or rezoning proceedings that are pending or threatened with respect to any of the REIT Properties or (ii) any zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the REIT Properties or by the continued maintenance, operation or use of the parking areas in any material respect. All work to be performed, payments to be made and actions to be taken by the REIT or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the REIT Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the REIT is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as set forth in the REIT Disclosure Letter.

     5.13 Environmental Matters. To the actual knowledge of the REIT, none of the REIT, any of its Subsidiaries or any other person, has caused or permitted
(a) the unlawful presence of any Hazardous Materials on any of the REIT Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the REIT Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a REIT Material Adverse Effect; and in connection with the construction on or operation and use of the REIT Properties, the REIT and its Subsidiaries have not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     5.14 Labor Matters. Neither the REIT nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of the REIT, threatened against the REIT or its Subsidiaries relating to their business, except for any such proceeding which would not have the REIT Material Adverse Effect. To the knowledge of the REIT, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the REIT or any of its Subsidiaries.

     5.15 No Brokers. Except for the fee payable to Wunderlich Securities, Inc., as described in Section 5.16 below, the REIT has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the REIT or the Partnership to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The REIT is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     5.16 Opinion of Financial Advisor. The REIT has retained Wunderlich Securities, Inc. to review the transaction contemplated by this Agreement and to issue an opinion as to the fairness to the REIT, from a financial point of view, of the aggregate Merger Consideration to be paid by the REIT pursuant to the Merger and the mergers with the Other Partnerships.

     5.17 Partnership Share Ownership. Except as set forth in the REIT Disclosure Letter, neither the REIT nor any of its Subsidiaries owns any Units or other partner interests of the Partnership or other securities convertible into Partnership interests.

     5.18 The REIT Shares. The issuance and delivery by the REIT of the REIT Shares in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of the REIT, except for the approval of its stockholders of the merger as contemplated by this Agreement. The REIT Shares to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, except that stockholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by the REIT.

     5.19 Convertible Securities. Except as disclosed in the REIT Disclosure Letter, the REIT has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of the REIT Shares, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     5.20 Related Party Transactions. Set forth in the REIT Disclosure Letter will be a list of all arrangements, agreements and contracts entered into by the REIT or any of its Subsidiaries with (a) any person who is an officer, director or affiliate of the REIT or any of its Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (b) any person who acquired the REIT Shares in a private placement. The copies of such documents, all of which have been or will be delivered or made available to the Partnership prior to the Closing, are or will be true, complete and correct when delivered or made available.

     5.21 Contracts and Commitments. The REIT Disclosure Letter sets forth (a) all unsecured notes or other obligations of the REIT and the REIT Subsidiaries which individually may result in total payments in excess of $100,000, (b) notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the REIT Properties or personal property of the REIT and its Subsidiaries and (c) each commitment entered into by the REIT or any of its Subsidiaries which individually may result in total payments or liability in excess of $100,000. Copies of the foregoing have been or will be delivered or made available to the Partnership prior to the Closing, will be listed on the REIT Disclosure Letter and will be materially true and correct when delivered or made available. None of the REIT or any of its Subsidiaries has received any notice of a default that has not been cured under any of the documents described in clauses (a) or (b) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of the REIT or any of its Subsidiaries to purchase real property are set forth in the REIT Disclosure Letter and such options and the REIT's or its Subsidiaries' rights thereunder are in full force and effect. All joint venture agreements to which the REIT or any of its Subsidiaries is a party are set forth in the REIT Disclosure Letter and the REIT or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     5.22 Development Rights. Set forth in the REIT Disclosure Letter is a list of all material agreements entered into by the REIT or any of its Subsidiaries relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true, complete and correct copies of all of which have been or are delivered or made available to the Partnership prior to the Closing, will be listed in the REIT Disclosure Letter.

     5.23 Certain Payments Resulting From Transactions. Except as disclosed in the REIT Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (a) constitute an event under any the REIT Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of the REIT or any of its Subsidiaries unless such rights have been waived by any such person or
(b) result in the triggering or imposition of any restrictions or limitations on the right of the REIT or the Partnership to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or the REIT Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of the REIT or any of its Subsidiaries, will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                                    SECTION 6

                                    Covenants

     6.1 Acquisition Proposals. Prior to the Effective Time, the Partnership and the REIT each agrees (a) that neither of them nor any of their subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, general partner(s), limited partners, directors, employees, agents, affiliates and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries), as applicable, not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders or limited partners) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), other than the transactions contemplated by this Agreement, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.1; and (c) that it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 6.1 shall prohibit the General Partner or the Board of Directors of this REIT (the "Board") from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the General Partner or the Board, as applicable, determines in good faith that such action is required for it to comply with its fiduciary duties to limited partners or stockholders, as applicable, imposed by law as advised by counsel, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such party provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which such party determined in good faith was required to be executed in order for the General Partner or the Board, as applicable, to comply with its fiduciary duties to limited partners or stockholders, as applicable, imposed by law as advised by counsel), such party keeps the other party to this Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     Nothing in this Section 6.1 shall (x) permit any party to terminate this Agreement (except as specifically provided in Section 8 hereof), (y) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)) or (z) affect any other obligation of any party under this Agreement.

     6.2   Conduct of Businesses.

          (a) Prior to the Effective Time, except as may be set forth in the Partnership Disclosure Letter or the REIT Disclosure Letter or as contemplated by this Agreement, unless the other party has consented in writing thereto, the REIT and the Partnership:

               (i) Shall use their reasonable efforts, and shall cause each of their respective subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

               (ii) Shall confer on a regular basis with one or more representatives of the other to report operational matters of materiality and, subject to Section 6.1, any proposals to engage in material transactions;

               (iii) Shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein;

               (iv) Shall continue to pay quarterly dividends or distributions, as the case may be, at the current rates but shall not make any other distributions payable with respect to the REIT Shares and Partnership interests, respectively, except for any distributions of proceeds resulting from the sale of properties; and

               (v) Shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

          (b) Prior to the Effective Time, except as may be set forth in the Partnership Disclosure Letter, unless the REIT has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the
     Partnership:

               (i) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) Shall not amend the Partnership Organizational Documents;

               (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any Units or other interests in the Partnership, make any distribution, effect any recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any Partnership Units, (C) increase any compensation or enter into or amend any employment agreement with the General Partner or any of the present or future affiliates of the General Partner, or (D) adopt any new employee benefit plan or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

               (iv) Shall not declare, set aside or make any distribution or payment with respect to any Units or other interests in the Partnership or directly or indirectly redeem, purchase or otherwise acquire any Units or other interests in the Partnership, or make any commitment for any such action;

               (v) Shall not sell or otherwise dispose of (A) any Partnership Properties, or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

               (vi) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

               (vii) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Partnership Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice; and

               (viii) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the Partnership or its general partner(s) except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a Partnership Material Adverse Effect; and

          (c) Prior to the Effective Time, except as may be set forth in the REIT Disclosure Letter, unless the Partnership has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the REIT:

               (i) Shall, and shall cause each of its subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) Shall not amend its Articles of Incorporation or Bylaws except as contemplated by this Agreement;

               (iii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including the REIT's existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock (except pursuant to any employee incentive plan approved by stockholders), (C) amend any employment agreement with any of its present or future officers or the Board or (D) adopt any new employee benefit plan (including any share option, share benefit or share purchase plan), except the employee incentive plan to be voted on at its stockholder meeting for the fiscal year ended December 31, 1998;

               (iv) Shall not declare (except as provided above for the continuing payment of quarterly dividends), set aside or pay any dividend or make any other distribution or payment with respect to any REIT Shares or directly or indirectly redeem, purchase or otherwise acquire any capital stock of any of its Subsidiaries, or make any commitment for any such action;

               (v) Except as set forth in the REIT Disclosure Letter, shall not, and shall not permit any of its subsidiaries to, sell or otherwise dispose of (A) any REIT Properties or any of its capital stock of or other interests in subsidiaries or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

               (vi) Shall not, and shall not permit any of its subsidiaries to (except in the ordinary course of business), make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

               (vii) Shall not, and shall not permit any of its subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the REIT included in the REIT Reports or incurred in the ordinary course of business consistent with past practice; and

               (viii) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or affiliate of the REIT or any of its subsidiaries, except as herein or in the REIT Disclosure Letter provided and except in the ordinary course of business.

     For purposes of this Section 6.2, any consent shall be deemed to be unreasonably delayed if notice of consent or withholding of consent is not received within three days of request. Further, if no response is received by the end of business on such third day, the party receiving the request shall be deemed to have consented to such action.

     6.3 Meetings of Stockholders and Partners. Each of the REIT and the Partnership will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its stockholders or partners, as applicable, as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its stockholders or partners, as applicable, to approve this Agreement and the transactions contemplated hereby. The Board and the General Partner shall each recommend such approval and the REIT and the Partnership shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in Section 6.7 hereof); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board and the General Partner, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders or partners, as applicable, imposed by law as advised by counsel. The REIT and the Partnership shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     6.4 Filings; Other Action. Subject to the terms and conditions herein provided, the Partnership and the REIT shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to the Partnership and the REIT necessary to effectuate the Merger; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the REIT and the General Partner shall take all such necessary action.

     6.5 Inspection of Records. From the date hereof to the Effective Time, the Partnership and the REIT shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Partnership and the REIT and their respective subsidiaries.

     6.6 Publicity. The Partnership and the REIT shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     6.7 Regulatory Filings. The REIT and Partnership shall cooperate and promptly prepare and the REIT shall file with the SEC under the Securities Act as soon as practicable a Registration Statement on Form S-4 (the "Registration Statement"), which will include this Joint Proxy and Consent Solicitation Statement and Prospectus, with respect to the REIT Shares issuable in connection with the Merger (the "Proxy Statement"). The respective parties will cause the Registration Statement and the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The REIT shall use all reasonable efforts, and the Partnership will cooperate with the REIT, to have the Registration Statement declared effective by the SEC as promptly as practicable. The REIT shall use its best efforts to obtain, prior to the effectiveness of the Registration Statement, any necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. The REIT agrees that the Registration Statement and the Proxy Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the REIT in reliance upon and in conformity with written information concerning the Partnership furnished to the REIT by the Partnership specifically for use in the Registration Statement. The Partnership agrees that the written information provided by it speci7fically for inclusion in the Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The REIT will advise the Partnership, promptly after it receives notice thereof, of the time when the Registration Statement may be filed or any supplement or amendment has been filed or when the Registration Statement will become effective, the issuance of any stop order, the suspension of the qualification of the REIT Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     6.8 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

     6.9 Expenses. Subject to Section 8.3 hereof, all costs and expenses of the Partnership incurred in connection with the Merger shall be paid by the REIT if the Partnership approves the Merger. In the event the Partnership does not approve the Merger, the Partnership shall pay its Proportionate Share (the "Partnership Proportionate Share") of the costs of the valuations and the Fairness Opinion delivered to the General Partner by Houlihan Lokey, the accounting costs for the partnerships, and 50% of the costs of the appraisals of the partnership properties and the costs of partner communications (and any other costs incurred for the benefit of such partnerships or their partners) (the "Partnership Merger Expenses"). The General Partner shall pay its proportionate share (the "General Partner's Proportionate Share") of the Partnership Merger Expenses. The Partnership Proportionate Share of the Partnership Merger Expenses, for the purposes of this Agreement, shall be the fraction the numerator of which is the number of votes cast "For" the Merger and the denominator of which is the total number of votes cast on the Merger. The General Partner's Proportionate Share of the Partnership Merger Expenses, for purposes of this Merger Agreement, shall be the fraction the numerator of which is the number of votes cast "Against" the Merger and abstentions and the denominator of which is the total number of votes cast on the Merger.

     6.10 Indemnification. For a period of six years from and after the Effective Time, the REIT shall indemnify the partners or agents of the Partnership who at any time prior to the Effective Time were entitled to indemnification under the Agreement of Limited Partnership existing on the date hereof to the same extent as such partners or agents are entitled to indemnification under such Agreement of Limited Partnership in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

     6.11 Survival of the Partnership Obligations; Assumption of the Partnership Liabilities by the REIT. All of the obligations of the Partnership that are outstanding at the Closing shall survive the Closing and shall not be merged therein. Upon the consummation of the Merger, such obligations shall be assumed, automatically, by the REIT; provided, however, that such assumption shall not impose upon or expose the REIT to any liability for which the Partnership was not liable, and provided, further, that the REIT shall be entitled to the same defenses, offsets and counterclaims to which the Partnership would have been entitled, but for the Merger.

     6.12 The REIT Status. From and after the date and until the Effective Time, neither the REIT nor the Partnership nor any of their respective subsidiaries or other affiliates shall (a) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the REIT as a REIT within the meaning of Sections 856 through 859 of the Code; or (b) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

     6.13 Third Party Consents. The REIT and the Partnership each shall take all necessary corporate and other action and will use its commercially reasonable efforts to obtain the consents and applicable approvals from third parties that may be required to enable it to carry out the transactions contemplated by this Agreement.

     6.14 Efforts to Fulfill Conditions. The REIT and the Partnership each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing.

     6.15 Representations, Warranties and Conditions Prior to Closing. The REIT and the Partnership each shall use its commercially reasonable efforts to cause its representations and warranties contained in this Agreement to be true and correct on and as of the Closing Date in all material respects. Prior to Closing, the REIT and the Partnership each shall promptly notify the other in writing (a) if any representation or warranty contained in this Agreement is discovered to be or becomes untrue or (b) if the REIT or the Partnership fails to perform or comply with any of its covenants or agreements contained in this Agreement or it is reasonably expected that it will be unable to perform or comply with any of its covenants or agreements contained in this Agreement.

     6.16 Cooperation of the Parties. The REIT and the Partnership each will cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

                                    SECTION 7

                                   Conditions

     7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by the charter and bylaws and Agreement of Limited Partnership of the REIT and the Partnership, respectively, and by the holders of the REIT Shares and Partnership interests and no stockholder or partner shall have appraisal or dissenter's rights as a result of the Merger under applicable law or the charter, bylaws or Agreement of Limited Partnership, as the case may be.

          (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (c) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of the REIT and the Partnership (and their respective subsidiaries), taken as a whole, following the Effective Time.

          (d) The class A common stock of the REIT, into which the REIT Shares are convertible, shall have been listed on an exchange.

     7.2 Conditions to Obligations of the Partnership to Effect the Merger. The obligation of the Partnership to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Partnership:

          (a) The REIT shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the REIT contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the Partnership shall have received a certificate of the President or an Executive or Senior Vice President of the REIT, dated the Closing Date, certifying to such effect.

          (b) The Partnership shall have received the opinion of legal counsel to the REIT, as approved by the Partnership, dated the Closing Date, to the effect that the REIT met the requirements for qualification and taxation as a REIT for its taxable years 1998 through 2000; the REIT's diversity of equity ownership, operations through the Closing Date and proposed method of operation as described in the Proxy Statement should allow it to qualify as a REIT for its taxable year ending December 31, 2001; and the discussion contained under the caption "Material Federal Income Tax Aspects" in the Proxy Statement accurately reflects existing law and fairly addresses the material federal income tax issues described therein. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of the Partnership and the REIT and shall be entitled to assume that the covenants set forth in Section 6 shall be fully complied with.

          (c) From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the REIT and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a REIT Material Adverse Effect other than any such change that affects both the Partnership and the REIT in a substantially similar manner.

          (d) The Houlihan Fairness Opinion addressed to the Partnership that the Merger is fair, from a financial point of view, to the partners of the Partnership shall not have been withdrawn or materially modified.

     7.3 Conditions to Obligation of the REIT to Effect the Merger. The obligations of the REIT to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the REIT:

          (a) The Partnership shall have performed its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the REIT shall have received a certificate of the General Partner or the corporate general partner if applicable dated the Closing Date, certifying to such effect.

          (b) The REIT shall have received the opinion of legal counsel to the Partnership, as approved by the REIT, dated the Closing Date, to the effect that the consummation of the Merger will not result in the REIT's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of the REIT and the Partnership and shall be entitled to assume that the covenants of
     Section 6 shall be fully complied with.

          (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Partnership and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Partnership Material Adverse Effect, other than any such change that affects both the Partnership and the REIT in a substantially similar manner.

          (d) The opinion of Wunderlich Securities, Inc., addressed to the Board of Directors of the REIT, that the consideration to be paid by the REIT pursuant to the Merger is fair, from a financial point of view, to the REIT and its stockholders shall not have been withdrawn or materially modified.

                                    SECTION 8

                                   Termination

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the partners of the Partnership or the stockholders of the REIT by the mutual written consent of the REIT and the Partnership.

     8.2 Termination By Either the REIT or the Partnership for Good Reason. The Merger Agreement may be terminated and the Merger may be abandoned by action of the General Partner for the Partnership or the independent directors of the Board only for good reason. Only the following shall constitute termination for "good reason" for the purposes of this Agreement.

          (a) By either the REIT or the Partnership if the Merger shall not have been consummated by June 30, 2002;


          (b) By the REIT if the approval of the Limited Partners of the Partnership shall not have been obtained as required under this Agreement;

          (c) By the Partnership if the approval of the stockholders of the REIT shall not have been obtained as required under the Agreement;

          (d) By either the REIT or the Partnership if there has been a breach by the other of any representation or warranty contained in the this Agreement which would have or would be reasonably likely to have a REIT Material Adverse Effect or a Partnership Material Adverse Effect, as the case may be, which breach is not cured within 30 days after written notice of such breach is given to the breaching party by the non-breaching party;

          (e) By either the REIT or the Partnership if there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement by the other, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given to the breaching party by the non breaching party;

          (f) By the Partnership if, in the exercise of its good faith judgment as to its fiduciary duties as imposed by law, and as advised by counsel, the General Partner determines that such termination is required by reason of an Acquisition Proposal relating to the Partnership being made;

          (g) By the REIT if, in the exercise of their good faith judgment as to fiduciary duties as imposed by law, and as advised by counsel, the independent directors of the Board determine that such termination is required by reason of a Acquisition Proposal relating to the REIT being made; or

          (h) By either the REIT or the Partnership if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement shall have used all reasonable efforts to remove such order, decree, ruling or injunction; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure.

     8.3   Effect of Termination and Abandonment.

          (a) If an election to terminate this Agreement is made by the Partnership (i) other than for good reason or (ii) for good reason pursuant to Section 8.2(f) hereof, and a Partnership Acquisition Proposal shall have been made and, within one year from the date of such termination, the Partnership consummates a Partnership Acquisition Proposal or enters into an agreement to consummate a Partnership Acquisition Proposal to be subsequently consummated, the Partnership shall pay as liquidated damages (not as a penalty or forfeiture) to the REIT, provided that the REIT was not in material breach of its obligations at the time of such termination, an amount equal to the lesser of (x) the Partnership's Proportionate Share of $500,000 (a "REIT Liquidated Damages Amount") and (y) the sum of (1) the maximum amount that can be paid to the REIT without causing the REIT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the REIT's certified public accountants plus (2) an amount equal to the REIT Liquidated Damages Amount less the amount payable under clause (1) above in the event the REIT receives a letter from its counsel indicating that it has received a ruling from the IRS to the effect that the REIT Liquidated Damages Amount payment constitutes Qualifying Income. In addition to the REIT Liquidated Damages Amount, the REIT shall be entitled to receive from the Partnership (or its successor in interest) all documented out-of-pocket costs and expenses incurred by it, up to a maximum of the Partnership's Proportionate Share of the REIT Expenses. The payments to which the REIT is entitled as described above shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated above.

          (b) If an election to terminate this Agreement is made by the REIT because of a Partnership Material Adverse Effect under Section 8.2(d), the Partnership shall, provided that the REIT was not in material breach of its obligations at the time of such termination, pay the REIT for the REIT Expenses, up to a maximum of the Partnership's Proportionate Share thereof (although it shall not be required to pay the REIT Liquidated Damages Amount), which payment of the REIT Expenses shall be the REIT's sole remedy for termination of this Agreement in such circumstances.

          (c) If an election to terminate this Agreement is made by the REIT (i) other than for good reason or (ii) for good reason pursuant to Section 8.2(g) and, within one year from the date of such termination, the REIT consummates a REIT Acquisition Proposal or enters into an agreement to consummate a REIT Acquisition Proposal to be subsequently consummated; the REIT shall pay liquidated damages (not as a penalty or forfeiture) to the Partnership, provided that the Partnership was not in material breach of its obligations at the time of such termination. Such liquidated damages shall be in an amount equal to 120% of the Partnership's Proportionate Share of the Partnership Merger Expenses (the "Partnership Liquidated Damages Amount"). The payments to which the Partnership is entitled as described above shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated above.

          (d) If an election to terminate this Agreement is made by the Partnership pursuant to Section 8.2(d) because of REIT Material Adverse Effect, the REIT shall, provided that the Partnership was not in material breach of its obligations at the time of such termination, pay the Partnership for the Partnership's Proportionate Share of the Partnership Merger Expenses (although it shall not be required to pay the Partnership Liquidated Damages Amount), which payment shall be the Partnership's sole remedy for termination of this Agreement in such circumstances.

          (e) If this Agreement is terminated by either party pursuant to
     Section 8.2(e), the non-terminating party shall, provided that the terminating party was not in material breach of its obligations at the time of such termination, pay the terminating party (i) in the case of termination by the Partnership the Partnership Liquidated Damages Amount, and in the case of termination by the REIT, the REIT Liquidated Damages Amount, plus (ii) an amount equal to the terminating parties' Proportionate Share of the Merger Expenses and (iii) the non-terminating party shall remain liable to the terminating party for its breach.

          (f) If this Agreement is terminated pursuant to Section 8.2(a) (as a result of the condition set forth in Section 7.2(c) or Section 8.2(h) not being satisfied), the REIT shall, provided that the Partnership was not in material breach of its obligations hereunder at the time of such termination, pay the Partnership an amount equal to the Partnership's Proportionate Share of the Partnership Merger Expenses, which payment shall be the Partnership's sole remedy for termination of the Agreement in such circumstances.

          (g) If an election to terminate this Agreement is made pursuant to
     Section 8.2(a), (b) or (c), and a Partnership Acquisition Proposal or a REIT Acquisition Proposal shall have been made and, within one year from the date of such termination, the terminating party consummates such Acquisition Proposal or enters into an agreement to consummate such Acquisition Proposal which is subsequently consummated, the terminating party shall pay to the non-terminating party, provided that the non-terminating party was not in material breach of its obligations hereunder at the time of such termination, as liquidated damages and not as a penalty or forfeiture, an amount equal to (x) in the case of termination by the Partnership, the Partnership Liquidated Damages Amount, and in the case of termination by the REIT, the REIT Liquidated Damages Amount, plus
     (y) its Proportionate Share of the Merger Expenses. In addition to such amount, the non-terminating party shall be entitled to receive from the terminating party (or its successor in interest) all of its documented out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated thereby. The payments to which the non-terminating party is entitled under this Section 8.3(g) shall be its sole remedy with respect to the termination of the Agreement under the circumstances contemplated in this Section 8.3(g).

          (h) The REIT and the Partnership agree to amend this Section 8.3 at the request of the REIT in order to (i) maximize the portion of the Liquidated Damages Amount that may be distributed to the REIT hereunder without causing the REIT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code or (ii) improve the REIT's chances of securing a favorable ruling described in this Section 8.3, provided that no such amendment may result in any additional cost or expense to such other party.

          (i) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Section 8, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 8.3 and Section 6.9 and except for the provisions of Sections 9.3, 9.4, 9.5, 9.6, 9.7, 9.10, 9.13, 9.14 and 9.16. In the event the REIT or the Partnership has received a Liquidated Damages Amount as provided in this Section 8.3, such recipient shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action against the other party hereto or any of its officers, independent directors of the Board, or General Partner, as applicable, based in whole or part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal or the exercise by the REIT of its right to termination under
     Section 8.2(g) or the exercise by the Partnership of its right to termination under Section 8.2(f). Notwithstanding the foregoing, in the event the REIT or the Partnership is required to file suit to seek all or a portion of such Liquidated Damages Amount, and it ultimately succeeds, it shall be entitled to all expenses, including attorney's fees and expenses, which it has incurred in enforcing its rights hereunder.

          (j) If either party willfully fails to perform its duties and obligations under this Agreement, the non-breaching party is additionally entitled to all remedies available to it at law or in equity and to recover its expenses from the breaching party.

     8.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by the General Partner or the Board, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    SECTION 9

                               General Provisions

     9.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger;

provided, however, that the agreements contained in Section 3, the last sentence of Section 6.4 and Sections 6.9, 6.10, 6.11, 6.12, 6.13, 6.14 and 6.16 and this
Section 9 shall survive the Merger.

     9.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

          If to the REIT:

               AmREIT, Inc.
               8 Greenway Plaza, Suite 824
               Houston, TX  77046
               Attention:  President
               Telecopy:  (713) 850-0498

          If to the Partnership:

               AAA Net Realty Fund XI, Ltd.
               8 Greenway Plaza, Suite 824
               Houston, TX  77046
               Attention:  General Partner

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     9.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as provided in the following sentence, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Section 3 and Sections 6.10, 6.12, 6.13, 6.14 and 6.16 (collectively, the "Third Party Provisions") shall benefit the persons identified therein, but the aggregate liability of the REIT with respect thereto shall not exceed the amount specified in Section 8.

     9.4 Entire Agreement. This Agreement, the Exhibits, the Schedules, the Partnership Disclosure Letter, the REIT Disclosure Letter, the Partnership Ancillary Agreements, the REIT Ancillary Agreements and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     9.5   Confidentiality.

          (a) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, partners, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or such Receiving Party's directors, partners, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors or the Receiving Party's potential sources of financing for the transactions contemplated by this Agreement (collectively "the Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement or (iv) is contained in any Partnership Reports or the REIT Reports or Registration Statement.

          (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or the Receiving Party Representatives, in whole or in part, and will not be used by the Receiving Party or the Receiving Party Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to the Receiving Party Representatives only if and to the extent that the Receiving Party Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 9.5.

          (c) In the event that either Receiving Party, the Receiving Party Representatives or anyone to whom such Receiving Party or the Receiving Party Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

          (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from the Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Receiving Party Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

          (e) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, until one year from the date of termination, (i) it will not offer to hire or hire any person currently or formerly employed by the other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and
     (ii) neither it nor its affiliates shall directly or indirectly, (A)(w) solicit, seek or offer to effect or effect, (x) negotiate with or provide any information to the Board or General Partner(s), as applicable, of the other party, or officer of the other party or any stockholder or partner, as applicable, of the other party with respect to, (y) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board or board of directors of the General Partner(s) of the other party, any director, officer of the other party or any stockholder or partner of the other party or any other person with respect to, or (z) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, without limitation, any solicitation of consents as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (1) any form of business combination or similar or other extraordinary transaction involving the other party or any affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (2) any form of restructuring, recapitalization or similar transaction with respect to the other party or any affiliate thereto, (3) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party or any affiliate thereof, (4) any proposal to seek representation on the Board or the board of directors of the General Partner(s), as applicable, or otherwise to seek to control or influence the management, Board or the board of directors of the General Partner(s), as applicable, or policies of the other party or any affiliate thereof, (5) any request or proposal to waive, terminate or amend the provisions of this Section 9.5, or (6) any proposal or other statement inconsistent with the terms of this Section 9.5 or (B) instigate, encourage, join, act in concert with or assist (including, without limitation, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board or the General Partner(s), as applicable, to do any of the foregoing; provided that, without such invitation or approval, either party may at any time, on a confidential non-public basis, submit to the Chief Executive Officer of the REIT or the General Partner(s), as applicable, a proposal to (a) amend any of the provisions of this Section 9.5(e) or (b) effect a business combination or other extraordinary transaction with the other party providing for the acquisition of all or substantially all of the assets or the securities of the other party, including, without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party to waive its rights under this Section 9.5.

     9.6 Amendment. This Agreement may be amended by the parties hereto, by action taken by the Board or the board of directors of the General Partner(s), as applicable, at any time before or after approval of this Agreement or any other matter presented in connection with the Merger by the stockholders of the REIT and partners of the Partnership, but after any such approval, no amendment shall be made which by law requires the further approval of stockholders or partners, as applicable, without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules of conflict of laws. Each of the REIT and the Partnership hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States District Court, Southern District of Texas (the "Texas Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Texas Courts and agrees not to plead or claim in any Texas Court that such litigation brought therein has been brought in an inconvenient forum.

     9.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

     9.9 Headings. Headings of the Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     9.10 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     9.11 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     9.12 Incorporation. The Partnership Disclosure Letter and the REIT Disclosure Letter and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     9.13 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 9.13.

     9.14 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Texas Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.15 Non-Recourse. Neither the officers, directors nor stockholders of the REIT shall be personally bound or have any personal liability hereunder. The Partnership shall look solely to the assets of the REIT for satisfaction of any liability of the REIT with respect to this Agreement and the Ancillary Agreements to which it is a party. The Partnership will not seek recourse or commence any action against any of the stockholders of the REIT or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the REIT or seek recourse against any of their personal assets, for the performance or payment of any obligation of the REIT hereunder or thereunder. The partners of the Partnership shall not be personally bound or have any personal liability hereunder. The REIT shall look solely to the assets of the Partnership for satisfaction of any liability of the Partnership with respect to this Agreement and the Ancillary Agreements to which it is a party. The REIT will not seek recourse or commence any action against any of the partners of the Partnership or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the Partnership or seek recourse against any of their personal assets, for the performance or payment of any obligation of the Partnership hereunder or thereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                    AmREIT, Inc.


                    By:  /s/ Charles C. Braun
                    Charles C. Braun, Executive Vice President of Finance


                    AAA Net Realty Fund XI, Ltd.

                    By: American Asset Advisers Management Corporation XI, Its General Partner


                    By:  /s/ H. Kerr Taylor
                    H. Kerr Taylor, President



                    /s/ H. Kerr Taylor

                                                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Section 2-418 of the Maryland General Corporation Law (MGCL) provides that, in general, a corporation may indemnify each director to the corporation or its stockholders for judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding, except for liability (1) where the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or involved active and deliberate dishonesty; (2) for any transaction from which the director derived an improper personal benefit; and (3) in the case of a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The AmREIT charter provides for the elimination and limitation of the personal liability of directors and officers of AmREIT for monetary damages to the fullest extent permitted by the MGCL. AmREIT's charter also provides for indemnification of the its directors, officers, employees and agents under certain circumstances to the fullest extent permitted by the MGCL. These provisions do not limit or eliminate the rights of AmREIT or any stockholder to seek non-monetary relief such as an injunction or recission in the event of a breach of a director's duty of care.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling AmREIT pursuant to the foregoing provisions, it has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 21.  Exhibits and Financial Statement Schedules


     (a) Exhibits

   Exhibit No.  Exhibit

     2.1        Amended and Restated Agreement and Plan of Merger by and between
                AmREIT and AAA Net Realty Fund IX, Ltd., dated September 10, 2001 (filed as
                Appendix B to the prospectus supplement for AAA Net Realty Fund IX,
                Ltd., constituting a part of this registration statement).

     2.2        Amended and Restated Agreement and Plan of Merger by and between
                AmREIT and AAA Net Realty Fund X, Ltd., dated September 10, 2001 (filed as
                Appendix B to the prospectus supplement AAA Net Realty Fund X, Ltd., constituting a part of this registration statement).

     2.3        Amended and Restated Agreement and Plan of Merger by and between
                AmREIT and AAA Net Realty Fund XI, Ltd., dated September 10, 2001 (filed as
                Appendix B to the prospectus supplement for AAA Net Realty Fund XI,
                Ltd., constituting a part of this registration statement).

     3.1        Articles of Incorporation (included as Exhibit 3.1 of the Exhibits to
                Registration Statement No. 33-70654 of AmREIT and incorporated herein by reference).

     3.2        Articles of Amendment to the Articles of Incorporation (included as
                Exhibit 3 (ii) of the Company's Annual Report on Form 10-K for the
                year ended December 31, 1994 and incorporated herein by reference).

     3.3        Articles of Amendment to the Articles of Incorporation dated December
                16, 1997 (included as Exhibit 3 (v) of the Exhibits to AmREIT's Annual
                Report on Form 10-KSB for the year ended December 31, 1997 and incorporated herein by reference).

     3.4        Amended and Restated by-laws, dated November 12, 1997 (included as
                Exhibit 3 (vi) of the Exhibits to AmREIT's Annual Report on Form
                10-KSB for the year ended December 31, 1997 and incorporated herein by reference).

     4.1 Forms of Note and Loan Agreement (filed as Annex 3 to this registration statement).

     **5.1      Opinion and consent of Locke Liddell & Sapp LLP as to the legality of the AmREIT common stock.

                                      II-1

Exhibit No.     Exhibit
    **8.1       Opinion of Locke Liddell & Sapp LLP, special tax counsel, as to certain federal income tax matters.

     10.1       Lease between Ironwood Development Corporation, as landlord and Tandy
                Corporation, a Delaware corporation, dated August, 1991 (included as
                Exhibit 10 (b) (2) of the Exhibits to the Company's Annual Report on
                Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.2       Assignment and Assumption of the Lease between Ironwood Development
                Corporation and American Asset Advisers Trust, Inc., dated June 14,
                1994 (included as Exhibit 10 (b) (1) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

     10.3       Assignment of Guaranties and Warranties from Ironwood Development
                Corporation to American Asset Advisers Trust, Inc., dated June 14,
                1994 (included as Exhibit 10 (b) (4) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.4       Real Estate Sales Agreement between America's Favorite Chicken Company and AAA Net Realty Fund X, Ltd., dated June 13, 1994 (included as
                Exhibit 10 (b) (5) of the Exhibits to the Company's Annual Report on
                Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.5       Lease (the "AFCC Lease") between AAA Net Realty Fund X, Ltd., as landlord and America's Favorite Chicken Company, as tenant, dated June
                 13, 1994 (included as Exhibit 10 (b) (6) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.6       Assignment of the Agreement and the Lease form AAA Net Realty Fund X,
                Ltd. to American Asset Advisers Trust, Inc. (included as Exhibit 10
                (b) (7) of the Exhibits to AmREIT's Annual Report on Form 10-K for the
                year ended December 31, 1995 and incorporated herein by reference).

     10.7       First Amendment to AFCC Lease, dated July 22, 1994 (included as
                Exhibit 10 (b) (8) of the Exhibits to AmREIT's Annual Report on Form
                10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.8       Agreement for Purchase and Sale of Real Estate (the "KCBB Contract")
                between KCBB, Inc. and AAA Net Realty Fund X, Ltd., dated October 12,
                1994 (included as Exhibit 10 (b) (9) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.9       Lease (the "KCBB Lease") between KCBB, Inc., as landlord and Sound
                Warehouse, Inc., as tenant, dated November 19, 1993 (included as
                Exhibit 10 (b) (10) of the Exhibits to the Company's Annual Report on
                Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.10      Guaranty of KCBB Lease by Blockbuster Entertainment Corporation
                (included as Exhibit 10 (b) (11) of the Exhibits to AmREIT's Annual
                Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.11      Amendment to the KCBB Contract (included as Exhibit 10 (b) (12) of the Exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).


                                      II-2


  Exhibit No.   Exhibit

     10.12      Joint Venture Agreement between AmREIT and AAA Net Realty Fund X,
                Ltd., dated October 27, 1994 (included as Exhibit 10 (b) (3) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended
                December 31, 1994, and incorporated herein by reference).

     10.13      Assignment and Assumption of the Lease between KCBB, Inc. and AAA
                Joint Venture 94-1, dated November 11, 1994 (included as Exhibit 10
                (b) (4) of the Exhibits to AmREIT's Annual Report on Form 10-K for the
                year ended December 31, 1994, and incorporated herein by reference).

     10.14      Assignment from KCBB, Inc. to AAA Joint Venture 94-1, dated November
                11, 1994 (included as Exhibit 10 (b) (15) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.15      Assignment from KCBB, Inc., to AAA Joint Venture 94-1 of warranties, dated November 11, 1994 (included as Exhibit 10 (b) (16) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended
                December 31, 1995 and incorporated herein by reference).

     10.16      Agreement for Purchase and Sale of Real Estate (the "KCBB Contract
                II") between KCBB, Inc. and AmREIT, dated August 9, 1995 (included as
                Exhibit 10 (b) (17) of the Exhibits to the Company's Annual Report on
                Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.17      Lease (the "KCBB Lease II") between KCBB, Inc., as landlord and
                Blockbuster Music Retail, Inc., as tenant, dated August 9, 1995
                (included as Exhibit 10 (b) (18) of the Exhibits to the Company's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.18      Amendment to Agreement for Purchase and Sale of Real Estate Assigning
                Agreement to AAA Joint Venture 95-2 (included as Exhibit 10 (b) (19)
                of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.19      Joint Venture Agreement between AmREIT and AAA Net Realty Fund XI,
                Ltd., dated August 24, 1995 (included as Exhibit 10 (b) (20) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended
                December 31, 1995 and incorporated herein by reference).

     10.20      Assignment and Assumption of the KCBB Lease II between KCBB, Inc. and
                AAA Joint Venture 95-2, dated September 12, 1995 (included as Exhibit
                10 (b) (21) of the Exhibits to the Company's Annual Report on Form
                10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.21      Assignment from KCBB, Inc. to AAA Joint Venture 95-2 of Contracts and
                Warranties, dated September 12, 1995 (included as Exhibit 10 (b) (22)
                of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.22      Agreement for the Purchase and Sale of Real Estate between Turner
                Adreac, L.C. and the Company, dated March 31, 1995 (included as
                Exhibit 10 (b) (23) of the Exhibits to the Company's Annual
                Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.23      Assignment of Rents, Leases and Profits from Turner Adreac, L.C. to American Asset Advisers
                Trust, Inc., dated March 31, 1995 (included as Exhibit 10 (b) (24) of the Exhibits to the
                Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

                                      II-3

  Exhibit No.   Exhibit

     10.24      Lease (the "OneCare Lease") between Turner Adreac, L.C. and OneCare Health Industries, Inc.,
                a Texas non-profit corporation, dated February 17, 1995 (included as Exhibit 10 (b) (25) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.25      Assignment and Assumption of the OneCare Lease between Turner Adreac, L.C. and American
                Asset Advisers Trust, Inc., dated September 26, 1995 (included as Exhibit 10 (b) (26) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.26      Assignment of Warranties from Turner Adreac, L.C. to AmREIT, dated September 26, 1995
                (included as Exhibit 10 (b) (27) of the Exhibits to AmREIT's Annual Report on Form 10-K
                for the year ended December 31, 1995 and incorporated herein by reference).

     10.27      Agreement for Purchase and Sale of Real Estate between Company and Tucson Oracle Limited
                Partnership (the "AZ LP"), dated January 19, 1996 (included as Exhibit 10 (b) (28) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.28      First Amendment to Agreement for the Purchase and Sale of Real Estate between Company and the AZ LP, dated June 10, 1996 (included as Exhibit 10 (b) (29) of the Exhibits to the
                Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

     10.29      Lease (the "Just For Feet Lease") between Cumberland America Development Company, Inc.
                and Just for Feet, Inc., dated August 10, 1995 (included as Exhibit 10 (b) (30) of the Exhibits to
                AmREIT's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

     10.30      First Amendment to Just For Feet Lease, dated February 29, 1996 (included as Exhibit 10 (b)
                (31) of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended
                December 31, 1996 and incorporated herein by reference).

     10.31      Second Amendment to Just For Feet Lease, dated May 29, 1996 (included as Exhibit 10 (b) (32)
                of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31,
                1996 and incorporated herein by reference).

     10.32      Third Amendment to Just For Feet Lease, dated January, 1997 (included as Exhibit 10 (b) (33) of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31,
                1996 and incorporated herein by reference).

     10.33      Joint Venture Agreement between AmREIT and AAA Net Realty Fund X, Ltd. and AAA
                Net Realty Fund XI, Ltd., dated April 5, 1996 (included as Exhibit 10 (b) (34) of the Exhibits to
                AmREIT's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

     10.34      Bill of Sale and Assignment between Tucson Oracle Limited Partnership and AAA Joint Venture
                96-1, dated September 6, 1996 (included as Exhibit 10 (b) (35) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

     10.35      Joint Venture Agreement between AmREIT and AAA Net Realty Fund XI, Ltd., dated
                August 8, 1996 (included as Exhibit 10 (b) (36) of the Exhibits to AmREIT's Annual Report
                on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

                                      II-4

  Exhibit No.   Exhibit

     10.36      Revolving Credit Agreement, dated November 6, 1998, by and among AmREIT, Inc., certain lenders and Wells Fargo Bank, as the Agent, relating to a $30,000,000 loan (included as Exhibit
                10.1 of the Exhibits to AmREIT's Quarterly Report on Form 10-QSB for the quarter ended
                September 30, 1998 and incorporated herein by reference).

     10.37      Lease (the 'Sugar Land Imaging Lease') between AmREIT, Inc. and Sugar Land Imaging Afiliates,  LTD.,
                dated  September 8, 2000  (included as Exhibit 10 (b)(37) of the Exhibits to AmREIT's  Annual Report
                on Form 10-K for the year ended December 31, 2000 and incorporated by reference).

     10.38      Lease (the 'Mattress  Giant Lease') between  AmREIT,  Inc. and Mattress Giant I Limited  Partnership
                dated  September 27, 2000 (included as Exhibit 10 (b)(38) of the Exhibits to AmREIT's  Annual Report
                on Form 10-K for the year ended December 31, 2000 and incorporated by reference).

     10.39      Amended and Restated  Revolving  Credit  Agreement,  effective  August 1, 2000, by and among AmREIT,
                Inc.,  certain lenders and Wells Fargo Bank, as the Agent,  relating to a $30,000,000 loan (included as Exhibit 10.1 of the Exhibits to AmREIT's  Quarterly  Report on Form 10-QSB for the quarter  ended
                September 30, 1998 and incorporated herein by reference).

  *  10.40      Fairness Opinion prepared by Houlihan Lokey, incorporated for AAA Net Realty Fund IX, Ltd.,                dated
                October 8, 2001 (filed as Appendix A to the prospectus supplement for AAA Net Realty
                Fund IX, Ltd., constituting a part of this registration statement).

  *  10.41      Fairness Opinion prepared by Houlihan Lokey, incorporated for AAA Net Realty Fund X, Ltd., dated October 8, 2001 (filed as Appendix A to the prospectus supplement for AAA Net Realty
                Fund X, Ltd., constituting a part of this registration statement).

  *  10.42      Fairness Opinion prepared by Houlihan Lokey, incorporated for AAA Net Realty Fund XI, Ltd., dated October 8, 2001 (filed as Appendix A to the prospectus supplement for AAA Net Realty
                Fund XI, Ltd., constituting a part of this registration statement).

  *  10.43      Appraisal prepared by Valuation Associates of AAA Net Realty Fund IX, Ltd., dated August 27,
                2001, including Supplement to Appraisal.

  *  10.44      Appraisal prepared by Valuation Associates of AAA Net Realty Fund X, Ltd., dated August 27,
                2001, including Supplement to Appraisal.

   * 10.45      Appraisal prepared by Valuation Associates of AAA Net Realty Fund XI, Ltd., dated August 27,
                2001, including Supplement to Appraisal.

  *  10.46      Fairness Opinion prepared by Wunderlich Securities,  Inc.,  incorporated for AmREIT, dated September
                6, 2001 (filed as Annex 1 to this Registration Statement).

  *  11.1      Computation of earnings per common share, twelve months ended December 31, 2000 and 1999.

  *  11.2      Computation of earnings per common share, three months ended September 30, 2000 and 1999.

   **21.1      Subsidiaries of AmREIT.

   **23.1      Consent of Locke Liddell & Sapp LLP (included as part of Exhibit 5.1).

   **23.2      Consent of Deloitte & Touche LLP.

    *23.3      Consent of Wunderlich Securities, Inc.

    *24.1      Power of Attorney (included on the signature page of the registration statement).

   **99.1      Additional limited partner solicitation materials.

                                      II-5

    **99.2     Additional stockholder solicitation materials
_________________________
*    Previously filed.
**  Filed herewith



     (b) Financial Statement Schedules

         None.

     (c) Reports, Opinions and Appraisals

     The opinion of Wunderlich Securities as to the fairness, from a financial point of view, of the consideration to be paid to the partnerships by AmREIT is attached as Annex 1 to this registration statement. The opinions of Houlihan Lokey as to the fairness, from a financial point of view, of (1) the consideration offered by AmREIT with respect to each of the individual partnerships and their limited partners; (2) the aggregate consideration offered with respect to all of the partnerships; and (3) the method of allocating the consideration among the partnerships are attached to the supplements of the partnerships as Appendix A. The appraisals prepared by Valuation Associates with respect to the partnerships are attached hereto as Exhibits 10.47 through 10.56. The opinion of Locke Liddell & Sapp LLP as to the federal income tax consequences of the proposed acquisition of the partnerships by AmREIT is attached hereto as Exhibit 8.1.


Item 22.  Undertakings

     AmREIT hereby undertakes:

          (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), AmREIT undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

         (2) that every prospectus (a) that is filed pursuant to paragraph (1) above, or (b) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (4) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harris County, State of Texas, on this 18th day of October, 2001.

                                  AMREIT, INC.

                                  BY:         /S/ H. KERR TAYLOR

                                              H. Kerr Taylor
                                              Chairman of the Board, Chief
                                              Executive Officer and President

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                                       Signature
                                       Position
                                         Date

                                  /S/ H. KERR TAYLOR

                                    H. Kerr Taylor

 Chairman of the Board,
 Chief Executive Officer
 and President

                                  October 18, 2001

                                 /s/ CHARLES C. BRAUN

                                   Charles C. Braun

 Executive Vice President of Finance
 (Principal Financial
 Officer)

                                  October 18, 2001

                                          *

                              Robert S. Cartwright, Jr.

 Director

                                  October 18, 2001

                                          *

                                 G. Steven Dawson

Director                                  *

                                  October 18, 2001

                                          *

                                   Bryan Goolsby

 Director

                                  October 18, 2001

                                          *

                                   Philip Taggart

 Director


                                  October 18, 2001

                                By: /s/ H. KERR TAYLOR
 *

                                    H. Kerr Taylor
                                   Attorney-in-Fact

                                 EXHIBIT INDEX

   Exhibit No.  Exhibit

     2.1 Amended and Restated Agreement and Plan of Merger by and between AmREIT and AAA Net Realty Fund IX, Ltd., dated September 10, 2001
                (filed as Appendix B to the prospectus supplement for AAA Net
                Realty Fund IX, Ltd., constituting a part of this registration statement).

     2.2 Amended and Restated Agreement and Plan of Merger by and between AmREIT and AAA Net Realty Fund X, Ltd., dated September 10, 2001
                (filed as Appendix B to the prospectus supplement AAA Net Realty
                Fund X, Ltd., constituting a part of this registration statement).

     2.3        Amended and Restated Agreement and Plan of Merger by and between
                AmREIT and AAA Net Realty Fund XI, Ltd., dated September 10, 2001
               (filed as Appendix B to the prospectus supplement for AAA Net Realty Fund XI,
                Ltd., constituting a part of this registration statement).

     3.1        Articles of Incorporation (included as Exhibit 3.1 of the Exhibits to
                Registration Statement No. 33-70654 of AmREIT and incorporated herein by reference).

     3.2        Articles of Amendment to the Articles of Incorporation (included as
                Exhibit 3 (ii) of the Company's Annual Report on Form 10-K for the
                year ended December 31, 1994 and incorporated herein by reference).

     3.3        Articles of Amendment to the Articles of Incorporation dated December
                16, 1997 (included as Exhibit 3 (v) of the Exhibits to AmREIT's Annual
                Report on Form 10-KSB for the year ended December 31, 1997 and incorporated herein by reference).

     3.4        Amended and Restated by-laws, dated November 12, 1997 (included as
                Exhibit 3 (vi) of the Exhibits to AmREIT's Annual Report on Form
                10-KSB for the year ended December 31, 1997 and incorporated herein by reference).

     4.1 Forms of Note and Loan Agreement (filed as Annex 3 to this registration statement).

     **5.1      Opinion and consent of Locke Liddell & Sapp LLP as to the legality of the AmREIT common stock.


Exhibit No.     Exhibit
    **8.1      Opinion of Locke Liddell & Sapp LLP, special tax counsel, as to certain federal income tax matters.

     10.1       Lease between Ironwood Development Corporation, as landlord and Tandy
                Corporation, a Delaware corporation, dated August, 1991 (included as
                Exhibit 10 (b) (2) of the Exhibits to the Company's Annual Report on
                Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.2       Assignment and Assumption of the Lease between Ironwood Development
                Corporation and American Asset Advisers Trust, Inc., dated June 14,
                1994 (included as Exhibit 10 (b) (1) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

     10.3       Assignment of Guaranties and Warranties from Ironwood Development
                Corporation to American Asset Advisers Trust, Inc., dated June 14,
                1994 (included as Exhibit 10 (b) (4) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.4       Real Estate Sales Agreement between America's Favorite Chicken Company and AAA Net Realty Fund X, Ltd., dated June 13, 1994 (included as
                Exhibit 10 (b) (5) of the Exhibits to the Company's Annual Report on
                Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.5       Lease (the "AFCC Lease") between AAA Net Realty Fund X, Ltd., as landlord and America's Favorite Chicken Company, as tenant, dated June
                 13, 1994 (included as Exhibit 10 (b) (6) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.6       Assignment of the Agreement and the Lease form AAA Net Realty Fund X,
                Ltd. to American Asset Advisers Trust, Inc. (included as Exhibit 10
                (b) (7) of the Exhibits to AmREIT's Annual Report on Form 10-K for the
                year ended December 31, 1995 and incorporated herein by reference).

     10.7       First Amendment to AFCC Lease, dated July 22, 1994 (included as
                Exhibit 10 (b) (8) of the Exhibits to AmREIT's Annual Report on Form
                10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.8       Agreement for Purchase and Sale of Real Estate (the "KCBB Contract")
                between KCBB, Inc. and AAA Net Realty Fund X, Ltd., dated October 12,
                1994 (included as Exhibit 10 (b) (9) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.9       Lease (the "KCBB Lease") between KCBB, Inc., as landlord and Sound
                Warehouse, Inc., as tenant, dated November 19, 1993 (included as
                Exhibit 10 (b) (10) of the Exhibits to the Company's Annual Report on
                Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.10      Guaranty of KCBB Lease by Blockbuster Entertainment Corporation
                (included as Exhibit 10 (b) (11) of the Exhibits to AmREIT's Annual
                Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.11      Amendment to the KCBB Contract (included as Exhibit 10 (b) (12) of the Exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).





  Exhibit No.   Exhibit

     10.12      Joint Venture Agreement between AmREIT and AAA Net Realty Fund X,
                Ltd., dated October 27, 1994 (included as Exhibit 10 (b) (3) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended
                December 31, 1994, and incorporated herein by reference).

     10.13      Assignment and Assumption of the Lease between KCBB, Inc. and AAA
                Joint Venture 94-1, dated November 11, 1994 (included as Exhibit 10
                (b) (4) of the Exhibits to AmREIT's Annual Report on Form 10-K for the
                year ended December 31, 1994, and incorporated herein by reference).

     10.14      Assignment from KCBB, Inc. to AAA Joint Venture 94-1, dated November
                11, 1994 (included as Exhibit 10 (b) (15) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.15      Assignment from KCBB, Inc., to AAA Joint Venture 94-1 of warranties, dated November 11, 1994 (included as Exhibit 10 (b) (16) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended
                December 31, 1995 and incorporated herein by reference).

     10.16      Agreement for Purchase and Sale of Real Estate (the "KCBB Contract
                II") between KCBB, Inc. and AmREIT, dated August 9, 1995 (included as
                Exhibit 10 (b) (17) of the Exhibits to the Company's Annual Report on
                Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.17      Lease (the "KCBB Lease II") between KCBB, Inc., as landlord and
                Blockbuster Music Retail, Inc., as tenant, dated August 9, 1995
                (included as Exhibit 10 (b) (18) of the Exhibits to the Company's
                Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.18      Amendment to Agreement for Purchase and Sale of Real Estate Assigning
                Agreement to AAA Joint Venture 95-2 (included as Exhibit 10 (b) (19)
                of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.19      Joint Venture Agreement between AmREIT and AAA Net Realty Fund XI,
                Ltd., dated August 24, 1995 (included as Exhibit 10 (b) (20) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended
                December 31, 1995 and incorporated herein by reference).

     10.20      Assignment and Assumption of the KCBB Lease II between KCBB, Inc. and
                AAA Joint Venture 95-2, dated September 12, 1995 (included as Exhibit
                10 (b) (21) of the Exhibits to the Company's Annual Report on Form
                10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.21      Assignment from KCBB, Inc. to AAA Joint Venture 95-2 of Contracts and
                Warranties, dated September 12, 1995 (included as Exhibit 10 (b) (22)
                of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.22      Agreement for the Purchase and Sale of Real Estate between Turner
                Adreac, L.C. and the Company, dated March 31, 1995 (included as
                Exhibit 10 (b) (23) of the Exhibits to the Company's Annual
                Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.23      Assignment of Rents, Leases and Profits from Turner Adreac, L.C. to American Asset Advisers
                Trust, Inc., dated March 31, 1995 (included as Exhibit 10 (b) (24) of the Exhibits to the
                Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).



  Exhibit No.   Exhibit

     10.24      Lease (the "OneCare Lease") between Turner Adreac, L.C. and OneCare Health Industries, Inc.,
                a Texas non-profit corporation, dated February 17, 1995 (included as Exhibit 10 (b) (25) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.25      Assignment and Assumption of the OneCare Lease between Turner Adreac, L.C. and American
                Asset Advisers Trust, Inc., dated September 26, 1995 (included as Exhibit 10 (b) (26) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.26      Assignment of Warranties from Turner Adreac, L.C. to AmREIT, dated September 26, 1995
                (included as Exhibit 10 (b) (27) of the Exhibits to AmREIT's Annual Report on Form 10-K
                for the year ended December 31, 1995 and incorporated herein by reference).

     10.27      Agreement for Purchase and Sale of Real Estate between Company and Tucson Oracle Limited
                Partnership (the "AZ LP"), dated January 19, 1996 (included as Exhibit 10 (b) (28) of the
                Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

     10.28      First Amendment to Agreement for the Purchase and Sale of Real Estate between Company and the AZ LP, dated June 10, 1996 (included as Exhibit 10 (b) (29) of the Exhibits to the
                Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

     10.29      Lease (the "Just For Feet Lease") between Cumberland America Development Company, Inc.
                and Just for Feet, Inc., dated August 10, 1995 (included as Exhibit 10 (b) (30) of the Exhibits to
                AmREIT's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

     10.30      First Amendment to Just For Feet Lease, dated February 29, 1996 (included as Exhibit 10 (b)
                (31) of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended
                December 31, 1996 and incorporated herein by reference).

     10.31      Second Amendment to Just For Feet Lease, dated May 29, 1996 (included as Exhibit 10 (b) (32)
                of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31,
                1996 and incorporated herein by reference).

     10.32      Third Amendment to Just For Feet Lease, dated January, 1997 (included as Exhibit 10 (b) (33) of the Exhibits to AmREIT's Annual Report on Form 10-K for the year ended December 31,
                1996 and incorporated herein by reference).

     10.33      Joint Venture Agreement between AmREIT and AAA Net Realty Fund X, Ltd. and AAA
                Net Realty Fund XI, Ltd., dated April 5, 1996 (included as Exhibit 10 (b) (34) of the Exhibits to
                AmREIT's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

     10.34      Bill of Sale and Assignment between Tucson Oracle Limited Partnership and AAA Joint Venture
                96-1, dated September 6, 1996 (included as Exhibit 10 (b) (35) of the Exhibits to AmREIT's
                Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

     10.35      Joint Venture Agreement between AmREIT and AAA Net Realty Fund XI, Ltd., dated
                August 8, 1996 (included as Exhibit 10 (b) (36) of the Exhibits to AmREIT's Annual Report
                on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).



  Exhibit No.   Exhibit

     10.36      Revolving Credit Agreement, dated November 6, 1998, by and among AmREIT, Inc., certain lenders and Wells Fargo Bank, as the Agent, relating to a $30,000,000 loan (included as Exhibit
                10.1 of the Exhibits to AmREIT's Quarterly Report on Form 10-QSB for the quarter ended
                September 30, 1998 and incorporated herein by reference).

     10.37      Lease (the 'Sugar Land Imaging Lease') between AmREIT, Inc. and Sugar Land Imaging Afiliates,  LTD.,
                dated  September 8, 2000  (included as Exhibit 10 (b)(37) of the Exhibits to AmREIT's  Annual Report
                on Form 10-K for the year ended December 31, 2000 and incorporated by reference).

     10.38      Lease (the 'Mattress  Giant Lease') between  AmREIT,  Inc. and Mattress Giant I Limited  Partnership
                dated  September 27, 2000 (included as Exhibit 10 (b)(38) of the Exhibits to AmREIT's  Annual Report
                on Form 10-K for the year ended December 31, 2000 and incorporated by reference).

     10.39      Amended and Restated  Revolving  Credit  Agreement,  effective  August 1, 2000, by and among AmREIT,
                Inc.,  certain lenders and Wells Fargo Bank, as the Agent,  relating to a $30,000,000 loan (included as Exhibit 10.1 of the Exhibits to AmREIT's  Quarterly  Report on Form 10-QSB for the quarter  ended
                September 30, 1998 and incorporated herein by reference).

  *  10.40      Fairness Opinion prepared by Houlihan Lokey, incorporated for AAA Net Realty Fund IX, Ltd., dated October 8, 2001 (filed as Appendix A to the prospectus supplement for AAA Net Realty
                Fund IX, Ltd., constituting a part of this registration statement).

  * 10.41      Fairness Opinion prepared by Houlihan Lokey, incorporated for AAA Net Realty Fund X, Ltd., dated October 8, 2001 (filed as Appendix A to the prospectus supplement for AAA Net Realty
                Fund X, Ltd., constituting a part of this registration statement).

  *  10.42      Fairness Opinion prepared by Houlihan Lokey, incorporated for AAA Net Realty Fund XI, Ltd., dated October 8, 2001 (filed as Appendix A to the prospectus supplement for AAA Net Realty
                Fund XI, Ltd., constituting a part of this registration statement).

  *  10.43      Appraisal prepared by Valuation Associates of AAA Net Realty Fund IX, Ltd., dated August 27,
                2001, including Supplement to Appraisal.

  *  10.44      Appraisal prepared by Valuation Associates of AAA Net Realty Fund X, Ltd., dated August 27,
                2001, including Supplement to Appraisal.

  *  10.45      Appraisal prepared by Valuation Associates of AAA Net Realty Fund XI, Ltd., dated August 27,
                2001, including Supplement to Appraisal.

  *  10.46      Fairness Opinion prepared by Wunderlich Securities,  Inc.,  incorporated for AmREIT, dated September
                6, 2001 (filed as Annex 1 to this Registration Statement).

  *  11.1      Computation of earnings per common share, twelve months ended December 31, 2000 and 1999.

  *  11.2      Computation of earnings per common share, three months ended September 30, 2000 and 1999.

   **21.1      Subsidiaries of AmREIT.

   **23.1      Consent of Locke Liddell & Sapp LLP (included as part of Exhibit 5.1).

   **23.2      Consent of Deloitte & Touche LLP.

    *23.3      Consent of Wunderlich Securities, Inc.

    *24.1      Power of Attorney (included on the signature page of the registration statement).

   **99.1      Additional limited partner solicitation materials.


    **99.2     Additional stockholder solicitation materials
_________________________
*    Previously filed.
**  Filed herewith

                                                               Exhibit 5.1

                    [LETTERHEAD OF LOCKE LIDDELL & SAPP LLP]



                                   May 2, 2002


AmREIT, Inc.
8 Greenway Plaza
Suite 824
Houston, Texas 77046

Gentlemen:

         We have acted as securities counsel to AmREIT, Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-4, as amended (the "Registration Statement"), filed by you with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,721,321 shares of class B common stock, par value $0.01 per share (the "Class B Common Stock"), and 2,721,321 shares of class A common stock, par value $0.01 per share, into which the Class B Common Stock is convertible (the "Class A Common Stock" and together with the Class B Common Stock, the "Securities"), of the Company.

         In our capacity as your counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Articles of Incorporation and the Bylaws of the Company, each as amended to date, and (b) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         The opinions set forth below address the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of Texas and the Maryland General Corporation Laws, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that upon the issuance of the Securities as described in the Registration Statement, the Securities will be legally issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the prospectus included therein.

         This opinion is rendered only to you and is for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose other than your investors, without our prior written consent.


                                Very truly yours,

                                LOCKE LIDDELL & SAPP LLP


                                By:      /s/ Kenneth L. Betts
                                --------------------------
                                Kenneth L. Betts

                                           Exhibit 8.1




                            LOCKE LIDDELL & SAPP LLP
                             ATTORNEYS & COUNSELORS
2200 ROSS AVENUE                                     (214) 740-8000
SUITE 2200                                           Fax: (214) 740-8800
DALLAS, TEXAS 75201-6776                             www.lockeliddell.com

                    AUSTIN - DALLAS - HOUSTON - NEW ORLEANS

                               May 2, 2002



AmREIT, Inc.
8 Greenway Plaza, Suite 824
Houston, Texas  77046

Ladies and Gentlemen:

          We have acted as counsel to AmREIT, Inc. (the "Company"), a Maryland corporation, in connection with the acquisition of AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd. and AAA Net Realty Fund XI, Ltd. (collectively, the "Acquired Partnerships") to be acquired by merging the Acquired Partnerships into the Company (the "Merger") in accordance with the Registration Statement of the Company on Form S-4 (the "Registration Statement") and related prospectus with respect to the Merger (the "Prospectus"), which Form S-4 was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

         For the purposes of rendering our opinion, we have examined and are relying upon such documents (including all exhibits and schedules attached thereto) as of this date that we have deemed relevant or necessary, including:

                  1. The Articles of Incorporation of the Company, as amended, and bylaws of the Company, as amended;

                  2. The Registration Statement; and

                  3. Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter, and our opinion is conditioned upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the factual representations and warranties, covenants and statements contained therein.

         This opinion is also subject to and conditioned upon the factual representations contained in written officer's certificates to counsel executed by officers of the Company (the "Representation Letters"). The initial and continuing truth and accuracy of the representations contained in the

AmREIT, Inc.
May 2, 2002
Page 2


Representation Letters at all relevant times constitutes an integral basis for the opinion expressed herein and this opinion is conditioned upon the initial and continuing truth and accuracy of these representations at all relevant times.

         We have reviewed the descriptions set forth in the Registration Statement of the Company and its investments, activities, operations and governance. We have relied upon the facts set forth in the Registration Statement and upon the factual representations of officers of the Company. In addition, we have relied on certain additional facts and assumptions described below. In connection with rendering this opinion, we have assumed to be true and are relying upon (without any independent investigation or review thereof), and our opinion is conditioned upon the correctness of, the following:

          A. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents, and the conformity of final documents to all documents submitted to us as drafts, and the authenticity of such final documents;

          B. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents (other than persons executing such documents on behalf of the Company);

          C. All representations and statements set forth in such documents (including the Representation Letters) are true and correct;

          D. All obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms;

          E. All records made available to us are accurate and complete;

          F. All representations, warranties and other statements made by all parties are true and correct; and

          G. All covenants contained in the Representation Letters have been and will be performed without waiver or breach of any provision thereof.

         We have further assumed the accuracy of the statements and descriptions of the Company's intended activities as described in the Registration Statement and the Prospectus and that the Company will operate in accordance with the method of operation described in the Registration Statement and the Prospectus. We have also assumed, without investigation, that all documents, certificates, representations, warranties and covenants upon which we have relied in rendering

AmREIT, Inc.
May 2, 2002
Page 3


the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

         Based upon our examination of the foregoing items, subject to the assumptions, exceptions, limitations and qualifications set forth herein and therein, we are of the opinion that the Company qualified as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") for its taxable year ended December 31, 2000, the Company's form of organization and its manner of operation is in conformity with the requirements for qualification and taxation as a REIT as of the date of this opinion, the Company's proposed manner of operation and diversity of equity ownership should enable the Company to continue to satisfy the requirements for qualification as a REIT for the calendar year 2001 and the discussion contained under the caption "Federal Income Tax Consequences" in the Prospectus accurately reflects existing law and fairly addresses the material federal income tax issues described therein; provided that, the Company operates in accordance with the methods of operation described in the Registration Statement and the Prospectus, consistent with the representations in the Representation Letters concerning the Company's intended method of operation.

         In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

                  1. Our opinions expressed herein are based upon interpretation of the current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinions only represent our best judgment and are not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. The Internal Revenue Service has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. Consequently, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

                  2. Our opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

                  3. Our opinions are limited in all respects to the federal tax law of the United States and we express no opinion as to various state, local or foreign tax consequences.

AmREIT, Inc.
May 2, 2002
Page 4


                4. In connection with tax years for which a final tax return has not been filed by the Company, the Company's qualification and taxation as a REIT depend upon the Company's ability to satisfy through actual operating results, the applicable asset composition, source of income, stockholder diversification, distribution, record keeping and other requirements of the Code necessary to qualify and be taxed as a REIT.

                  5. The foregoing opinions are based upon the proposed method of operation as described in the Registration Statement and facts stated in the Representation Letters and other documents described herein. We undertake no obligation to review at any time in the future whether the Company has fulfilled the requirements listed in paragraph 4 and, consequently, no assurance can be given that the actual results of the Company's operations for any taxable year will satisfy the requirements of the Code necessary to qualify or be taxed as a REIT.

                  6. In the event any one of the statements, representations, warranties, covenants or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

         This opinion is furnished to you for the purpose of complying with applicable securities laws. This opinion may not be used or relied upon by any other person other than your investors or for any other purpose and may not be circulated, quoted or otherwise referred to for any purpose without our prior written consent. We hereby consent to the reference to us under the caption "Federal Income Tax Consequences" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act with respect to any part of the Registration Statement.

                            LOCKE LIDDELL & SAPP LLP


                                By:
                                -----------------------------------------
                                Kenneth L. Betts

                    Real Estate Professionals YOU Can Trust

                            Information Regarding the
                                    Merger of
                                  AmREIT, Inc.
                       With It's Affiliated Partnership's

                           Partnership Marketing Piece



Dear Partner,

         For over 16 years we have done our very best to fulfill our obligation as stewards to you and over 2,500 other customers of AmREIT and its affiliated partnerships. We are proud that during this long period of time, no partnership since our inception in 1985 has ever missed a quarterly distribution, had a property foreclosed upon, or sold a property for a price less than what we originally paid. We have worked diligently to secure this track-record and have worked hard in bringing these excellent results to you. ( See AmREIT and its Business - General on Page ___ )

         Over the past three years, we have worked each day to determine the best course of action that should be taken regarding your investment fund. After a great deal of thought, research, and due diligence, we have determined that the best strategy for our partnership includes accepting an offer from AmREIT, Inc. ("AmREIT") to acquire three partnerships - the AmREIT Public Partnerships (the "Partnerships") in exchange for Class B shares of common stock in AmREIT. We recommend you accept AmREIT's offer to acquire your Partnership and to become a part of this growing, diversified real estate investment trust (REIT).

         There were many questions that had to be answered satisfactorily in reaching this decision; however, we believe there are three that stand out as of prime importance. They are as follows:

1.       Will your quarterly distribution go up if we take this step?
2. Will you be able to "cash out" or sell your investment more easily if we take this step?
3.       Will your investment be more diversified if we take this step?

After a thorough analysis, we were able to answer each of these questions with a "YES". Yes, your quarterly distributions will go up (to an 8% per annum return). Yes, your ability to liquidate your investment will be enhanced by virtue of the fact that you may be able to sell your investment by converting your class B shares of AmREIT common stock into class A shares of AmREIT common stock, which will be listed on the American Stock Exchange. And yes, there will be many more properties in the combined AmREIT portfolio than in your current investment fund, and therefore, there will be greater diversification.

         Although there are many other questions that had to be answered, and as always, there are risks associated with any investment alternative, we believe it is very advantageous for you to vote "yes" for this transaction.

         The general partners unanimously recommend that you vote "FOR" this transaction. Please call Chad Braun, CPA (Executive Vice President) at 1-800-888-4400, ext. 24 if you have any questions. As always, if I can be of assistance to you, please feel free to call me at extension 14.

Sincerely,


H. Kerr Taylor
President of the General Partner

Questions & Answers

Set forth below are certain questions and answers regarding the proposed merger of your partnership with AmREIT. Each of the answers is qualified in its entirety by reference to disclosure contained in the accompanying proxy statement and prospectus, which sets forth complete details with respect to the proposed merger. You are encouraged to read the entire proxy statement to provide you a complete overview of the transaction you are being asked to vote upon. In addition, each of the answers is qualified by the risk factors set forth at the back of this brochure.

1.       What are the limited partners being asked to vote on?

         The limited partners are being asked to vote in favor of the amendment of the partnership's agreement of limited partnership to permit the merger of their partnership with AmREIT, Inc. to occur. Additionally, the general partners are soliciting the vote of the limited partners in favor of the merger of their partnership with AmREIT. The merger with AmREIT should provide the limited partners: (See Questions and Answers about the Merger and the Reorganization in the Proxy Statement on Page ___.)

o with the potential to sell their investment through the public markets of the American Stock Exchange; o with increased dividends (cumulative, 8% dividend paid quarterly in advance of the class a dividends); and o with greater diversification of tenants and location.

2.       Why don't we sell the properties to investors or third parties?

         First, we are in the process of doing just that with some of our older partnerships and we've discovered that in today's marketplace, short term leases for freestanding credit leased properties are not receiving full value. In our experience, prospective buyers are nervous about being able to re-lease the buildings after the lease expires. Second, we have found that it is difficult to find permanent financing for buyers because of the short-term leases. As a result, some buyers are unable to close the purchase, and others are requiring that we provide "owner financing". "Owner financing" does not allow cash to be received by us when we sell the properties, but rather exchange the property for a mortgage against the property.

3.       What will I receive for my partnership units?

         If your partnership approves the merger, you will receive shares of AmREIT class B common stock in exchange for your partnership units. The AmREIT class B common stock will:

o be issued at a price of $9.25 per share, which is greater, on a per share basis, than the appraised value of the properties;
o        pay a dividend that is paid in advance of the class A common stock;
o        will be a cumulative dividend, set at 8% per annum paid quarterly;
o can be converted into AmREIT class A common stock (which will be listed on the American Stock Exchange) one for one at any time at the holder's option; and
o        can be called by the AmREIT after _______, 2005 either ;
o        one for one into AmREIT class A common stock;  or
o for cash with a 10% premium over the issuance price of $9.25 ($10.18), at the holder's option.

         The number of shares received in the exchange will be equal in value, based on the exchange price, to your portion of your partnership's transaction value. The transaction value is based on the negotiated price for the partnership assets, plus the net cash held by the partnership on the transaction date. The following table summarizes the total distributions received by limited partners, the consideration to be received by the limited partners through the merger, and the total return received by the limited partners (historical distributions and merger consideration) on a per unit basis ($1,000 original investment):

                                                                                            Total Return
                                                                                          (Distributions &
                                  Historical                                                   Merger
                              Distributions per                                            Consideration)
            Partnership             $1,000           Transaction       # of Shares of        per $1,000
                         Value per $1,000 AmREIT Class B
                                                                        Common Stock
        --------------------- ------------------- ------------------ -------------------- ------------------
        --------------------- ------------------- ------------------ -------------------- ------------------
        Fund IX               $ 815               $1,074             116.1 Shares         $1,889
        --------------------- ------------------- ------------------ -------------------- ------------------
        --------------------- ------------------- ------------------ -------------------- ------------------
        Fund X                $ 614               $1,045             112.9 Shares         $1,659
        --------------------- ------------------- ------------------ -------------------- ------------------
        --------------------- ------------------- ------------------ -------------------- ------------------
        Fund XI               $ 436               $1,051             113.6 Shares         $1,488
        --------------------- ------------------- ------------------ -------------------- ------------------

         For a more detailed description of the transaction value of each partnership, please see the information set forth under the caption "SUMMARY - Consideration Paid to the Partnerships" on page __ in the proxy statement.

         Limited Partners whishing to dissent against this merger transaction will have limited dissenters' rights. These rights and the legal procedures which must be followed are more fully described under the caption "DISSENTERS' RIGHT" on page 59 in the proxy statement.

4.       What is AmREIT and how is it different than my partnership?

         AmREIT is a real estate operating company based in Houston, Texas, that has elected to be taxed as a real estate investment trust (REIT) under the Internal Revenue Code. AmREIT is an affiliate of the general partner. If AmREIT acquires all three of the partnerships in the merger, AmREIT expects to have total assets of approximately $56 million upon the effectiveness of the merger, and have it's Class A common stock, into which the Class B common stock converts, listed on the American Stock Exchange.AmREIT has three key lines of business: its portfolio made up primarily of credit tenant leases ("CTL's") and frontage commercial properties, its real estate operating company ("REOC"), and its capital formation and sponsorship business of real estate investment funds. Through its portfolio, AmREIT and its affiliates own approximately 50 properties leased to 60 different tenants. Approximately 20% of its properties are located in Houston, another 30% of its properties are located in various Texas cities and the remaining 50% of its properties are located throughout the U.S. Through its affiliated REOC, AmREIT is able to carry out its brokerage, development, management and construction management activities, which create potential fees and profits for the AmREIT shareholders. AmREIT's REOC activity has become increasingly profitable and is becoming an important point of differentiation for AmREIT. Finally, AmREIT has raised capital consistently via the sponsorship of investment partnerships through the financial planning broker-dealer community since 1985. AmREIT has a long track record of anticipating the real estate market cycles and of responding to them by bringing the appropriate opportunities to investors that balance risk and reward. A unique and profitable business of AmREIT has been the sponsorship of these investment programs, wherby it retains the benefits that flow to it as sponsor and general partner. For a more detailed description of AmREIT, please see the information set forth under the caption "AMREIT AND ITS BUSINESS - General" on page __ in the proxy statement.

         By merging with AmREIT, we believe that we are accomplishing our overall goals for you by:

o        Increasing the quarterly distribution;

o Providing the ability to "cash out" or liquidate through the public markets of the American Stock Exchange; and

o Providing greater geographical and tenant diversification with a larger portfolio of properties.

5. How will my future distributions compare to my historical distributions?

         The distributions on the class B common stock are fixed at 8% per share per annum, paid quarterly to the holders of record. This will result in an increase in your quarterly distribution based on your current partnership distribution. The table below illustrates a comparison of the current annualized partnership distribution per $1,000 invested and the distributions to be paid per $1,000 invested on the class B common stock:


                                           2001 Total Distribution       Future Distributions After the
                                                                          Merger (Class B Common Stock)
        ------------------------ ------------------------------------- -------------------------------------
        ------------------------ ---------------------- -------------- -------------------- ----------------
              Partnership               Dollars             Yield            Dollars             Yield
        ------------------------ ---------------------- -------------- -------------------- ----------------
        ------------------------ ---------------------- -------------- -------------------- ----------------
        Fund IX                         $71.98              7.2%             $80.00              8.0%
        ------------------------ ---------------------- -------------- -------------------- ----------------
        ------------------------ ---------------------- -------------- -------------------- ----------------
        Fund X                          $70.66              7.0%             $80.00              8.0%
        ------------------------ ---------------------- -------------- -------------------- ----------------
        ------------------------ ---------------------- -------------- -------------------- ----------------
        Fund XI                         $69.39              6.9%             $80.00              8.0%
        ------------------------ ---------------------- -------------- -------------------- ----------------

         For more information, see the caption "SUMMARY - The Merger Consideration" on page __ in the proxy statement.

6. Will the limited partners have liquidity through this merger transaction?

         The shares of class B common stock are convertible by the holder of the shares at any time into shares of AmREIT class A common stock, which will be listed on the American Stock Exchange. Your shares of class B common stock are convertible one for one into class A common stock at any time, at your option. For more information, see the caption "DESCRIPTION OF AMREIT'S CAPTIAL STOCK - Class B Common Stock" on page __ in the proxy statement.

7.       What are the operating risks of  AmREIT vs. my partnership?

         AmREIT is a real estate operating company that has elected to be taxed as a REIT. As a real estate operating company, AmREIT has a different operating strategy and business plan than your partnership and has the following operating risks:

     o The use of leverage, currently at approximately 40% of total assets, with a maximum amount of recourse debt to AmREIT of 55% of net asset value as determined by the board of directors;

     o Non-recurring sources of revenue that generate unpredictable quarterly results; and

     o Unknown value of AmREIT's class A common stock upon listing on the American Stock Exchange.

     For more information on the operating risks of AmREIT, please see "RISK FACTORS" on page __ and "AmREIT AND ITS BUSINESS - AmREIT's Investment Objectives" on page __ in the proxy statement.

         However, the continuation of your partnership has the following operating risks:

o The partnerships do not have access to additional equity or debt in order to make needed improvements or grow the existing portfolio;
o Each partnership has only a few properties (Fund IX has five properties, Fund X has eight properties and Fund XI has seven properties) with significantly less average lease life than those properties in AmREIT's portfolio. This translates to difficulty of sale, reduced value upon sale due to the shorter remaining lease term, and the potential of having to offer owner financing in order to sell the property. Additionally, the partnerships are not scheduled for liquidation until 2005 - 2007, resulting in a continued lack of liquidity for partners and the potential for increased costs and lost economies of scale; and
o The general partner is the sole manager of your partnership with no succession.

           For a more information on the operating risks of your partnership, please see "SUMMARY - Alternatives to the Merger" on page __ in the proxy statement.

8.       What are the operating benefits of AmREIT vs. my partnership?

         AmREIT has a diverse yet focused business plan that should create benefits to its shareholders, see "SUMMARY - Reasons for the Merger and Recommendations" on page __ and "AmREIT AND ITS BUSINESS - AmREIT's Investment Objectives" on page __ of the proxy statement) These operating benefits include:

o A portfolio of properties made up of a more diverse group of credit tenant leases, that are geographically more diversified;

o A quality management team made up of full time professionals, brokers, consultants, and part time employees. Additionally, AmREIT has a professional board of directors with significant credentials and experience, see "MANAGEMENT" on page __ in the proxy statement;

o Additional lines of business such as syndication (the ability to raise additional equity through the National Association of Securities Dealers and sponsor real estate partnerships where AmREIT is the general partner), real estate development, construction management, property management, brokerage, and its Capital Development Partner program whereby AmREIT partners with commercial credit tenants across the country to solve their real estate problems. All of these lines of business should generate income and profits directly to the AmREIT shareholders.

         The alternative to merging with AmREIT is for the partnerships to continue to operate and ultimately liquidate the partnership in accordance with their respective partnership agreement, which would result in the following operating benefits: (Please see "SUMMARY - Alternative to the Merger" on page __ in the proxy statement)

o There would be no change in the nature of your investment, and you would continue to have the same rights as a limited partner;

o You would continue to own and operate all cash properties without the potential risk of leverage and interest rates; and o You would not be subject to immediate federal income taxation, however, you would be subject to federal income taxation as soon as your partnership began liquidating the partnership assets.

9. What benefits will the general partner receive as a result of the merger?

         Your general partner will not receive any consideration for his partnership units. The general partner of your partnership, Kerr Taylor, is also the President and CEO of AmREIT. If all of the partnerships approve the merger, Mr. Taylor will receive up to 313,990 shares of AmREIT class A common stock, constituting consideration payable to Mr. Taylor as a result of AmREIT's acquisition of its external advisor in June 1998. In this transaction, Mr. Taylor elected to defer the payment for his advisor company and agreed to a payment formula whereby he would be paid in shares of AmREIT stock (not cash) as AmREIT was able to raise additional capital and grow the equity base of AmREIT. Please see, "SUMMARY - Consideration Paid to the Partnerships" on page in the proxy statement.

10. Were appraisals performed on my partnership properties, and how does the transaction value compare to the appraised values?

         Appraisals were performed by Valuation Associates, a nationally recognized independent appraisal firm. In their analysis, Valuation Associates valued the partnership properties based on a leased fee value, going concern value, and liquidation value. For a description of the analysis and appraisals performed by Valuation Associates, please see the information set forth under the caption "APPRAISALS" on page ___ in the proxy statement. In all instances, the negotiated property value and the transaction value that you will receive exceeded the appraised value as performed by Valuation Associates.


        Partnership          Leased Fee Value    Going Concern Value  Liquidation Value  Transaction Value
                                                                                         offered in Merger
        -------------------- ------------------- -------------------- ------------------ -------------------
        -------------------- ------------------- -------------------- ------------------ -------------------
        Fund IX              $5,367,000          $5,329,000           $4,673,000         $5,790,422
        -------------------- ------------------- -------------------- ------------------ -------------------
        -------------------- ------------------- -------------------- ------------------ -------------------
        Fund X               $11,082,000         $10,996,000          $9,649,000         $11,968,127
        -------------------- ------------------- -------------------- ------------------ -------------------
        -------------------- ------------------- -------------------- ------------------ -------------------
        Fund XI              $6,730,000          $6,681,000           $5,860,000         $7,413,674
        -------------------- ------------------- -------------------- ------------------ -------------------


11.      Is the merger a taxable event for the limited partners?

         Because there are profits being generated to the partners in this transaction, the merger is a taxable transaction, just as selling the partnership properties for a profit to unrelated third parties in liquidation would be a taxable transaction. All of the limited partners of each partnership participating in the merger, except those that are tax-exempt entities, will realize a taxable gain. The limited partners will not receive cash from the merger (other than cash received in lieu of fractional shares) to pay taxes due on any taxable gain resulting from participating in the merger. However, the limited partners will be able to convert some or all of their class B common stock into class A common stock (which will be listed on the American Stock Exchange), and, assuming a market for AmREIT class A common stock exists, liquidate a portion of their investment in order to pay any potential tax liability. The gain or loss will be recognized in the year the merger is consummated. Gain or loss will be determined by the difference between the value of the merger consideration you receive and the tax basis of your partnership unit(s). Your partnership's gain will generally be equal to the excess, if any, of the value of the transaction value received by your partnership over the tax basis of your partnership's net assets, which has been reduced over the years by the depreciation benefits you have received as a limited partner. The table below depicts the estimated average taxable income and the estimated average tax that will have to be paid per $1,000 of original investment (assuming the partnership units were originally purchased at par):


                              Total per $1,000 investment
        ------------------- --------------------------------

           Partnership          Estimated       Estimated
                             Taxable Income    Taxes to be
                                                   Paid
        ------------------- ------------------ -------------
        ------------------- ------------------ -------------
        Fund IX                   $229            $53.70
        ------------------- ------------------ -------------
        ------------------- ------------------ -------------
        Fund X                    $137            $31.85
        ------------------- ------------------ -------------
        ------------------- ------------------ -------------
        Fund XI                   $105            $24.25
        ------------------- ------------------ -------------


         We urge you to consult with your tax advisor to assist you in evaluating the taxes you will incur as a result of your partnership's participation in the merger. To review the tax consequences to the partnerships in greater detail, see the caption "FEDERAL INCOME TAX CONSEQUENCES - Tax Consequences of the Merger and the Reorganization" on page __ of the proxy statement, and the accompanying supplement discussing your partnership.

12.      Will I have voting rights as a Class B common stock holder in AmREIT?

         If dividends on any shares of class B common stock have been in arrears for six or more consecutive quarterly periods, the holders of those shares of class B common stock will be entitled to vote for the election of two additional directors of AmREIT at a special meeting called by the holders of at least 10% of the class B common stock. Additionally, you will be able to vote on the ability of AmREIT to issue any shares of preferred stock or other class of common stock with dividend preferences senior to or pari passu with the dividends payable on the class B common stock You will not have general voting rights as a class B common stock holder in AmREIT, however, you will have voting rights in the following circumstances. For a more complete description of the rights of a class B common stock holder, please see "DESCRIPTION OF AmREIT's CAPITAL STOCK - Class B Common Stock" on page in the proxy statement.

13.      What is the plan of management after this transaction?

         Management plans to continue its current operations and business plans, which include:

1. Continuing to grow the size of the Company (both real estate assets and equity);

2. Limiting the recourse debt that can be incurred to 55% of net asset value as determined by the board of directors;

3. Increasing FFO and therefore dividends while keeping a conservative payout ration of FFO in order to fund internal growth opportunities; and

4. Growing the investment product and real estate lines of business, which should continue to add positively to FFO and shareholder distributions.

         For more details on managements plan after the merger, please see the caption "AmREIT AND ITS BUSINESS - Description of AmREIT" on page __ of the proxy statement.

14.      What does your General Partner recommend?

         Your General Partner has unanimously determined that the terms of the merger agreements and the transactions contemplated by the merger agreements are fair to the limited partners. Accordingly, your General Partner unanimously recommends that you vote "FOR" the merger with AmREIT.

                                  RISK FACTORS

Risks Associated With the Merger (For additional information, see pages __ through __ of the proxy statement)

 The value of the AmREIT class A common stock upon conversion from the class B common stock may be less than the exchange price.

 The price paid for the partnership interests may not accurately reflect the values of the underlying assets.

The fairness opinions of Wunderlich Securities and Houlihan Lokey did not address the possibility of different numbers of partnerships merging with AmREIT.

Mr. Taylor will receive benefits from the merger and will have conflicts of interest in the merger.

The merger is a taxable transaction to the limited partners.

Interests of limited partners and stockholders will be diluted.

The partnerships did not have independent representation.

The size of AmREIT after the merger is uncertain.

The limited partners will receive no cash to pay taxes.

AmREIT may assume undisclosed partnership liabilities which may result in material adverse consequences to its financial position.

The partnerships that reject the merger will bear a portion of the merger expenses.

A majority vote of limited partners of a partnership binds all limited partners.

Participating limited partners will forego the alternatives to the merger.


Risks Associated with Fundamental Change in Nature of Investment (For additional information, see pages __ through __ of the proxy statement)

AmREIT has a perpetual life while each partnership has a finite life.

AmREIT generally is not a pass-through entity.

AmREIT's business objectives differ from the partnerships' business objectives.

Operating changes may adversely affect AmREIT's financial condition.

Limited partners may lose rights after the merger.

AmREIT is subject to fewer restrictions on management.

AmREIT's officers and directors have more limited liability than the general partners.

Risks Associated With an Investment in AmREIT (For additional information, see pages __ through __ of the proxy statement)

AmREIT's plan to grow through the acquisition and development of new properties could be adversely affected by trends in the real estate and financing businesses, may not generate income or may generate insufficient income from operations.

If AmREIT cannot meet its REIT distribution requirements, it may have to borrow funds or liquidate assets to maintain its REIT status.

Limitations on share ownership required to maintain AmREIT's REIT status may deter attractive tender offers for AmREIT common shares.

AmREIT's properties may lack geographical diversification after the merger.

AmREIT depends on a few major tenants.

Distribution payments are subordinate to payments on debt.


Risks Associated with an Investment in Real Estate (For additional information, see Pages __ through __ of the proxy statement)

AmREIT may be unable to renew lease or release spaces.

Real estate investments are relatively illiquid.

Properties are subject to general real estate operating risks.

AmREIT may construct improvements, the cost of which may not be recoverable.

AmREIT leases to single tenants who can fail.

Bankruptcy of a tenant could adversely affect AmREIT's operations.

The inability of a tenant to make lease and mortgage payments could have an adverse effect on AmREIT.

Net leases may not result in fair market lease rates over time.

AmREIT invests in joint ventures, which adds another layer of risk to its business.

AmREIT's properties may not be profitable, may not result in distributions and/or may depreciate.

AmREIT has properties specifically suited to few tenants.

AmREIT may provide financing to purchasers of REIT properties.

AmREIT may engage in sale-leaseback transactions.


Risks Associated With Federal Income Taxation of AmREIT (For additional information, see pages __ through __ of the proxy statement)

AmREIT's failure to qualify as a REIT for tax purposes would result in AmREIT's taxation as a corporation and the reduction of funds available for stockholder distribution.

AmREIT may be liable for prohibited transaction tax and/or penalties.

Changes in the tax law may adversely affect AmREIT's REIT status.

Investment in AmREIT may not be suitable under ERISA and IRA requirements.

                            Information Regarding the
                                    Merger of
                                  AmREIT, Inc.
                       With It's Affiliated Partnerships

                          AmREIT Merger Marketing Piece



Dear Shareholder,

         As you are aware, since our genesis in 1993 we have attempted to build AmREIT to the point where we could list our stock. I am pleased to announce that your Board of Directors have unanimously agreed that the time has now come for us to take this step in our growth. To this regard, your Board is asking you to vote "FOR" the merger with the affiliated partnerships described in the accompanying proxy statement and prospectus that will allow our company to be listed on the American Stock Exchange.

         Over the past three years, we have worked each day to determine the best course of action that should be taken regarding AmREIT's future. After a great deal of thought, research, and due diligence, we have determined that the best strategy for our company is to offer to merge with three publicly registered partnerships that are affiliates of AmREIT in exchange for Class B shares of the company. Although there were many questions that had to be answered satisfactorily in reaching this decision, I believe there are three that stand out as of prime importance. They are as follows:

1.       Will this step increase funds from operations for AmREIT?
2. Will you be able to "cash out" or sell your AmREIT shares more easily if we take this step?
3.       Will your investment be more diversified if we take this step?

         After a thorough analysis, we were able to answer each of these questions with "YES". Yes, this transaction is accretive to Funds from Operations and therefore will benefit the long-term growth of your company. Yes, your ability to liquidate your investment will be enhanced by virtue of the fact that you will be able to sell your investment by having your shares listed on the American Stock Exchange. And yes, there will be many more properties in the combined AmREIT portfolio than currently exist, and therefore, there will be greater diversification.

         Although there are many other questions that had to be answered, and as always, there are risks associated with any investment alternative, we believe it is very advantageous for you to vote "FOR" for this transaction.

         Your Board of Directors unanimously recommends that you vote "FOR" this transaction. Please call Chad Braun, CPA (Executive Vice President) if you have any questions at 1-800-888-4400, ext. 24. As always, if I can be of assistance to you, please feel free to call me at extension 14.

Sincerely,
H. Kerr Taylor
President & CEO
Questions & Answers

Set forth below are certain questions and answers regarding the proposed merger of AmREIT and certain of its affiliated partnerships. Each of the answers is qualified in its entirety by reference to disclosure contained in the accompanying proxy statement and prospectus, which sets forth complete details with respect to the proposed merger. You are encouraged to read the entire proxy statement to provide you a complete overview of the transaction you are being asked to vote upon. In addition, each of the answers is qualified by the risk factors set forth at the back of this brochure.

1.       What are the shareholders being asked to vote on?

         The shareholders are being asked to vote in favor of the resolution passed unanimously by your board of directors to permit the merger of the company's affiliated publicly registered partnerships with AmREIT, Inc. to occur, to consider and vote in favor upon proposals to amend AmREIT's bylaws to (1) specifically authorize the merger of the partnerships with AmREIT on terms and conditions set forth in the merger agreements and (2) limit the amount of recourse indebtedness that AmREIT can incur to not more than 55% of its net asset value as determined by AmREIT's board of directors, and to consider and vote in favor upon a proposal to reorganize AmREIT, Inc. from a Maryland corporation to a real estate investment trust organized under the Texas Real Estate Investment Act. The Board of Directors believes the merger should provide the shareholders: (See Questions and Answers about the Merger and the Reorganization in the Proxy Statement on Page
          ___.)

         o with increased Funds from Operations;
         o with the potential to sell their shares over the American Stock Exchange; and
         o with greater diversification of tenants and location.

2.       Why don't we sell the properties to investors or third parties?

          Most of the properties in the partnerships have short terms remaining on their leases because the partnerships were formed in the early 90's. The short-term nature of the leases has two consequences. First, in trying to market some of these properties, we have discovered that in today's marketplace, short-term leases for freestanding credit leased properties are not receiving full value. In our experience, prospective buyers are nervous about being able to re-lease the buildings after the lease expires. Second, we have found that it is difficult to find permanent financing for buyers because of the short-term leases. As a result, some buyers are unable to close the purchase, and others are requiring that we provide "owner financing". "Owner financing" does not allow cash to be received by us when we sell the properties, but rather exchange the property for a mortgage against the property. (See QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE REORGANIZATION on page ___.)

3.       What will the partnership holders receive for their partnership units?

         If AmREIT shareholders and the holders of partnership units approve the merger, the holders of partnership units will receive shares of AmREIT class B common stock in exchange for their partnership units. Current AmREIT shareholders will continue to hold AmREIT class A common stock (there will be no change in status of ownership for shares that you hold). The AmREIT class B common stock will:

o be issued at a price of $9.25 per share, which is greater, on a per share basis, than the appraised value of the properties;
o pay a cumulative quarterly at 8% per annum in advance of any dividend paid on class A common stock;
o be convertible into AmREIT class A common stock (which will be listed on the American Stock Exchange) one for one at any time at the holder's option; and
o        be callable by the AmREIT after _______, 2005 either;
        - one for one into AmREIT class A common stock; or
        - for cash with a 10% premium over the issuance price of $9.25 ($10.18), at the holder's option.

          The transaction value is based on the negotiated price for the partnership assets, plus the net cash held by the partnership on the transaction date. The transaction value where supported by fairness opinions issued by Wunderlich Securities and Houlihan Lokey Howard & Zukin. Further, the transaction value is supported by appraisals from a nationally recognized appraisal firm.

         For a more detailed description of the transaction value of each partnership, please see the information set forth under the caption "SUMMARY - Consideration Paid to the Partnerships" on page __ in the proxy statement.

4.       How will this transaction impact AmREIT?

         AmREIT is a real estate operating company based in Houston, Texas, that has elected to be taxed as a real estate investment trust (REIT) under the Internal Revenue Code. AmREIT is an affiliate of the general partners of each partnership to which it is now attempting to merge. Some of the properties owned by AmREIT are owned in joint venture with the partnerships. If AmREIT acquires all three of the partnerships in the merger, AmREIT expects to have total assets of approximately $53 million upon the effectiveness of the merger, and have it's Class A common stock, into which the Class B common stock may be converted, listed on the American Stock Exchange.

          AmREIT has three key lines of business: its portfolio made up primarily of credit tenant leases ("CTL") and frontage strip centers ("FSC"), its real estate operating company ("REOC"), and its capital formation and sponsorship business of real estate investment funds. AmREIT and its affiliates own approximately 50 properties leased to 60 different tenants. Approximately 20% of its properties are located in Houston, another 30% of its properties are located in various Texas cities and the remaining 50% of its properties are located throughout the U.S. Through its affiliated REOC, AmREIT is able to carry out its brokerage, development, management and construction management activities, which create potential fees and profits for the AmREIT shareholders. AmREIT's REOC activity has become increasingly profitable and is becoming an important point of differentiation for AmREIT. Finally, AmREIT and its predecessor have raised capital consistently via the sponsorship of investment partnerships through the financial planning broker-dealer community since 1985. AmREIT has a long track record of anticipating the real estate market cycles and of responding to them by bringing the appropriate opportunities to investors that balance risk and reward. A unique and profitable business of AmREIT has been the sponsorship of these investment programs, whereby it retains the benefits that flow to it as sponsor and general partner. For a more detailed description of AmREIT, please see the information set forth under the caption "AMREIT AND ITS BUSINESS - General" on page __ in the proxy statement.

         By merging with the three publicly registered partnerships with AmREIT, we believe that we are accomplishing our overall goals for you by:

o Increasing the funds from operations of AmREIT which should allow us to increase dividends in the future;

o Providing the ability for you to "cash out" or liquidate AmREIT stock through the American Stock Exchange; and

o Providing greater geographical and tenant diversification with a larger portfolio of properties.

         For more information, see the caption "SUMMARY - The Merger Consideration" on page __ in the proxy statement.

5.       Will the shareholders have liquidity through this merger transaction?

         Yes. Your stock will be listed on the American Stock Exchange and can be sold on a daily basis. For more information, see the caption "DESCRIPTION OF AMREIT'S CAPTIAL STOCK - on page __ in the proxy statement.

6. What benefits will the general partner or officers of AmREIT receive as a result of the merger?

         The general partner of the partnerships, Kerr Taylor, is also the President and CEO of AmREIT. If all of the partnerships approve the merger, Mr. Taylor will receive up to 313,990 shares of AmREIT class A common stock, constituting consideration payable to Mr. Taylor as a result of AmREIT's acquisition of its external advisor in June 1998. In this transaction, Mr. Taylor elected to defer the payment for his advisor company and agreed to a payment formula whereby he would be paid in shares of AmREIT stock (not cash), as AmREIT was able to raise additional capital and grow the equity base of AmREIT. Please see, "QUESTIONS AND ANSWERS ABOUT THE MERGER AND REORGANIZATION" on page __ and "COMPARATIVE COMPENSATION PAID TO THE GENERAL PARTNER" on page __ in the proxy statement.

7. Were appraisals performed on the partnership properties, and how does the transaction value compare to the appraised values?

         Valuation Associates, a nationally recognized independent appraisal firm, performed appraisals. In their analysis, Valuation Associates valued the partnership properties based on a leased fee value, going concern value, and liquidation value. For a description of the analysis and appraisals performed by Valuation Associates, please see the information set forth under the caption "APPRAISALS" on page in the proxy statement.


        -------------------- ------------------- -------------------- ------------------ -------------------
        Partnership          Leased Fee Value    Going Concern Value  Liquidation Value  Transaction Value
                                                                                         offered in Merger
        -------------------- ------------------- -------------------- ------------------ -------------------
        -------------------- ------------------- -------------------- ------------------ -------------------
        Fund IX              $5,367,000          $5,329,000           $4,673,000         $5,790,422
        -------------------- ------------------- -------------------- ------------------ -------------------
        -------------------- ------------------- -------------------- ------------------ -------------------
        Fund X               $11,082,000         $10,996,000          $9,649,000         $11,968,127
        -------------------- ------------------- -------------------- ------------------ -------------------
        -------------------- ------------------- -------------------- ------------------ -------------------
        Fund XI              $6,730,000          $6,681,000           $5,860,000         $7,413,674
        -------------------- ------------------- -------------------- ------------------ -------------------

8.       What is the plan of management after this transaction?

         Management plans to continue its current operations and business plans, which include:

1. Continuing to grow the size of the Company (both real estate assets and equity);

2. Increasing FFO and therefore dividends while keeping a conservative payout ratio of FFO in order to fund internal growth opportunities; and

3. Growing the investment product and real estate lines of business, which should continue to add positively to FFO and shareholder dividends.

          Further, AmREIT will limit the recourse debt that can be incurred to 55% of the net asset value of its portfolio, as determined by the board of directors. For more details on managements plan after the merger, please see the caption "AmREIT AND ITS BUSINESS - Description of AmREIT" on page __ of the proxy statement.

9.       What does your Board of Directors recommend?

         Your Board of Directors has unanimously determined that the terms of the merger agreements and the transactions contemplated by the merger agreements are fair to the shareholders. Accordingly, your Board of Directors unanimously recommends that you vote "FOR" the merger with AmREIT.

                                  RISK FACTORS

Risks Associated With the Merger (For additional information, see pages __ through __ of the proxy statement)

 The value of the AmREIT class A common stock upon conversion from the class B common stock may be less than the exchange price.

 The price paid for the partnership interests may not accurately reflect the values of the underlying assets.

The fairness opinions of Wunderlich Securities and Houlihan Lokey did not address the possibility of different numbers of partnerships merging with AmREIT.

Mr. Taylor will receive benefits from the merger and will have conflicts of interest in the merger.

The merger is a taxable transaction to the limited partners.

Interests of limited partners and stockholders will be diluted.

The partnerships did not have independent representation.

The size of AmREIT after the merger is uncertain.

The limited partners will receive no cash to pay taxes.

AmREIT may assume undisclosed partnership liabilities, which may result in material adverse consequences to its financial position.

The partnerships that reject the merger will bear a portion of the merger expenses.

A majority vote of limited partners of a partnership binds all limited partners.

Participating limited partners will forego the alternatives to the merger.


Risks Associated with Fundamental Change in Nature of Investment (For additional information, see pages __ through __ of the proxy statement)

AmREIT has a perpetual life while each partnership has a finite life.

AmREIT generally is not a pass-through entity.

AmREIT's business objectives differ from the partnerships' business objectives.

Operating changes may adversely affect AmREIT's financial condition.

Limited partners may lose rights after the merger.

AmREIT is subject to fewer restrictions on management.

AmREIT's officers and directors have more limited liability than the general partners.

Risks Associated With an Investment in AmREIT   (For additional information, see
pages __ through __ of the proxy statement)

AmREIT's plan to grow through the acquisition and development of new properties could be adversely affected by trends in the real estate and financing businesses, may not generate income or may generate insufficient income from operations.

If AmREIT cannot meet its REIT distribution requirements, it may have to borrow funds or liquidate assets to maintain its REIT status.

Limitations on share ownership required to maintain AmREIT's REIT status may deter attractive tender offers for AmREIT common shares.

AmREIT's properties may lack geographical diversification after the merger.

AmREIT depends on a few major tenants.

Distribution payments are subordinate to payments on debt.


Risks Associated with an Investment in Real Estate (For additional information, see Pages __ through __ of the proxy statement)

AmREIT may be unable to renew lease or relet spaces.

Real estate investments are relatively illiquid.

Properties are subject to general real estate operating risks.

AmREIT may construct improvements, the cost of which may not be recoverable.

AmREIT leases to single tenants who can fail.

Bankruptcy of a tenant could adversely affect AmREIT's operations.

The inability of a tenant to make lease and mortgage payments could have an adverse effect on AmREIT.

Net leases may not result in fair market lease rates over time.

AmREIT invests in joint ventures, which adds another layer of risk to its business.

AmREIT's properties may not be profitable, may not result in distributions and/or may depreciate.

AmREIT has properties specifically suited to few tenants.

AmREIT may provide financing to purchasers of REIT properties.

AmREIT may engage in sale-leaseback transactions.


Risks Associated With Federal Income Taxation of AmREIT (For additional information, see pages __ through __ of the proxy statement)

AmREIT's failure to qualify as a REIT for tax purposes would result in AmREIT's taxation as a corporation and the reduction of funds available for stockholder distribution.

AmREIT may be liable for prohibited transaction tax and/or penalties.

Changes in the tax law may adversely affect AmREIT's REIT status.

Investment in AmREIT may not be suitable under ERISA and IRA requirements.

                                                        Exhibit 11.2

                         AmREIT, INC. AND SUBSIDIARIES
                COMPUTATION OF EARNINGS PER COMMON SHARES
FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000

                                                2001               2000
                                             ----------         ----------
BASIC EARNINGS PER SHARE:

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                  2,359,380          2,372,744
                                              =========          =========

NET INCOME                                     $887,130            $53,972
                                             ==========         ==========
BASIC EARNINGS PER SHARE                           $.38              $0.02
                                             ==========         ==========

DILUTED EARNINGS PER SHARE:

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                   2,359,380         2,372,744

SHARES ISSUABLE FROM ASSUMED
  CONVERSION OF STOCK WARRANTS                        -                 -
                                             ----------        ----------

TOTAL WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING, AS ADJUSTED             2,359,380         2,372,744

NET INCOME                                     $887,130          $53,972

DILUTED EARNINGS PER SHARE                        $0.38            $0.02
                                             ==========        ==========


                                                        Exhibit 21.1

                                  AmREIT, INC.
                          SUBSIDIARIES OF THE COMPANY

Set forth below is certain information with respect to each of the Company's subsidiaries:

SUBSIDIARY                               STATE OF DOMICILE

AmREIT Realty Investment Corporation           Texas
AmREIT Operating Corporation                   Texas
AmREIT Opportunity Corporation                 Texas
AmREIT Securities Company                      Texas
AmREIT SPE 1 Inc.                              Texas
AmREIT Income & Growth Corporation             Texas

                                                        Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 8 to Registration Statement No. 333-81885 of AmREIT, Inc. of our report dated March 15, 2002 on the consolidated financial statements of AmREIT, Inc. and of our reports dated February 1, 2002 of the financial statements of AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd., and AAA Net Realty Fund XI, Ltd. appearing in this Joint Proxy and Consent Solicitation Statement and Prospectus which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy and Consent Solicitation Statement and Prospectus.



Houston, Texas
April 26, 2002

                                                      Exhibit 23.3
October 12, 2001



Mr. Kerr Taylor
Chief Executive Officer
AmREIT, Inc.
8 Greenway Plaza
Suite 824
Houston, TX  77046

Dear Kerr:

This letter consents to the use of Wunderlich's fairness opinion delivered to AmREIT's board of directors on September 6, 2001, for disclosure in form S-4 to be filed with the Securities and Exchange Commission on or about October 15, 2001.

Sincerely,



James E. Harwood
Managing Director

                             LETTER OF TRANSMITTAL
                    To Accompany Limited Partnership Units of
                          AAA NET REALTY FUND __, INC.


         This Letter of Transmittal is to be completed by Limited Partners of AAA Net Realty Fund __, Inc. (the "Partnership") and forwarded together with the table below evidencing units of limited partnership Units (the "Units") in the Partnership, to the Exchange Agent:


                                     TABLE A

------------------------------------------------------------------------------------------------------------------------

             DESCRIPTION OF UNITS TO BE EXCHANGED
------------------------------------------------------------------------------------------------------------------------
                                                        Number of Units as recorded on
        Name(s) and Address(es) of Holder(s)             the books and records of the    Number of Units to be Exchanged
             (Please fill in, if blank)                          Partnership
------------------------------------------------------ -------------------------------   --------------------------------

                                                       --------------------------------- --------------------------------
                                                       --------------------------------- --------------------------------

                                                       --------------------------------- --------------------------------
                                                       --------------------------------- --------------------------------

                                                       --------------------------------- --------------------------------
                                                       --------------------------------- --------------------------------

                                                       --------------------------------- --------------------------------
                                                       --------------------------------- --------------------------------

                                                       --------------------------------- --------------------------------
------------------------------------------------------ --------------------------------- --------------------------------
        Total Number of Units to be Exchanged
------------------------------------------------------ --------------------------------- --------------------------------

              Send By Mail or Overnight Courier or Hand Deliver to:
                        ---------------------------------
                                 Exchange Agent

          By Mail:             By Overnight Courier:      By Hand:
          Corporate Actions    Corporate Actions



 If you require additional information, please call ___________________________
           (the "Exchange Agent") at (___) ___-____ or (___) ___-____

       NOTE: SIGNATURES MUST BE PROVIDED ON THE LAST PAGE OF THIS BOOKLET.
              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS.

Dear Partner:

    The merger of the Partnership with AmREIT, Inc. occurred on ________, 2002. You must complete, date, sign and return this Letter of Transmittal to the Exchange Agent at one of the addresses listed above, along with the Units of the Partnership held by you as listed above, in order to receive certificates representing shares of Class B Common Stock of AmREIT, Inc., a Maryland corporation ("AmREIT"), in connection with the Agreement and Plan of Merger, dated as of September 10, 2001, as amended (the "Merger Agreement"), between the Partnership and AmREIT. BECAUSE YOUR UNITS ARE UNCERTIFICATED (IE: NOT REPRESENTED BY CERTIFICATES OF LIMITED PARTNERSHIP) THIS LETTER OF TRANSMITTAL, WITH TABLE A COMPLETED BY YOU, WILL SERVE AS THE REPRESENTATIVE DOCUMENT EVIDENCING YOUR UNITS.

    Pursuant to the Merger Agreement, the Partnership was merged with and into AmREIT on June __, 2002, and each Unit in the Partnership was converted into one share of Class B Common Stock of AmREIT ("AmREIT Class B Common Stock"). Therefore, holders of Units converted in the merger have the right to receive in exchange for their Units certificates representing shares of AmREIT Class B Common Stock (the "Certificates") at the exchange ratio of the exchange price of $9.25 times the number of Units held by you, divided by your proportionate share of your partnership as stated in the proxy statement. Any person holding more than one Unit must surrender all Units recorded in the Partnership books and records in such person's name in order to receive a Certificate representing the number of shares of AmREIT Class B Common Stock to which such person is entitled.

    Instructions regarding the completion of this Letter of Transmittal are set forth below. No dividends or other distributions payable on shares of AmREIT Class B Common Stock after the effective time of the merger to any holder of Units converted in the merger will be paid to such holder unless and until such holder shall have surrendered to the Exchange Agent all of the Units recorded in the Partnership books and records in such holder's name. The Exchange Agent will hold all dividends and other distributions and, subject to applicable escheat laws, will distribute such dividends and distributions (without Unit) to each previous holder of Units entitled thereto after such holder shall have surrendered all of the Units recorded in the Partnership books and records in such holder's name.

    TABLE A INDICATES THE NUMBER OF UNITS OF THE PARTNERSHIP RECORDED IN YOUR NAME IN THE RECORDS OF THE PARTNERHIP. THESE UNITS HAVE BEEN AUTOMATICALLY CONVERTED IN THE MERGER. THE UNITS REPRESENTED IN TABLE A AND DEEMED TRANSMITTED WITH THIS LETTER OF TRANSMITTAL ARE TO BE EXCHANGED FOR A CERTIFICATE REPRESENTING SHARES OF AMREIT CLASS B COMMON STOCK. LETTERS OF TRANSMITTAL WILL BE PROCESSED ONLY WHEN YOU HAVE FILLED OUT THE RELEVANT PORTION OF TABLE A ABOVE DETAILING THE NUMBER OF INTERESTS HELD BY YOU AND SUBMITTED THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT.

    UNTIL YOU HAVE SUBMITTED THIS LETTER OF TRANSMITTAL WITH TABLE A COMPLETED EVIDENCING THE NUMBER OF UNITS SURRENDERED BY YOU TO THE EXCHANGE AGENT, YOU WILL NOT RECEIVE A CERTIFICATE REPRESENTING AMREIT CLASS B COMMON STOCK NOR WILL YOU RECEIVE ANY DIVIDENDS OR DISTRIBUTIONS PAYABLE TO HOLDERS OF SHARES OF AMREIT CLASS B COMMON STOCK. YOU SHOULD CONTACT SHAREHOLDER SERVICES, AMREIT, INC., 8 GREENWAY PLAZA, SUITE 824, HOUSTON, TEXAS 77033, TELEPHONE NUMBER (713)

850-1400, IF YOU HAVE ANY QUESTIONS WITH RESPECT TO DIVIDENDS OR DISTRIBUTIONS. NO UNIT SHALL BE PAYABLE WITH RESPECT TO DIVIDENDS OR DISTRIBUTIONS PAYABLE ON SURRENDER OF UNIT(S).

    Each holder of Units must complete Boxes A, B, and D, and Boxes C, E and F, if applicable, and return this Letter of Transmittal evidencing Units held by such holder.

To: ____________________________

Ladies and Gentlemen:

    The undersigned hereby surrenders for cancellation the following Unit(s) previously representing limited partnership Units of the Partnership in exchange for a Certificate representing the number of shares of AmREIT Class B Common Stock determined on the basis of the exchange price of $9.25 times the number of Units held by you, divided by your proportionate share of your partnership as stated in the proxy statement.

                  PARTNERSHIP UNIT HOLDER(S) MUST SIGN IN BOX B

    The undersigned hereby represents and warrants that the undersigned has full power and authority to deliver for surrender and cancellation the Units referenced in the table above, and that all rights represented in such table are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or AmREIT to be necessary or desirable to complete the surrender of the Units. All authority herein conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Submission of the Units for surrender and cancellation is irrevocable.

    All questions as to the proper completion and execution of this Letter of Transmittal, the form, validity or eligibility for surrender of each Unit and the adequacy of any other documentation submitted in connection with this Letter of Transmittal will be determined by AmREIT (or by the Exchange Agent if delegated such authority). Any such determination shall be final and binding. No surrender of Unit(s) shall be deemed to have been effectively made until all defects and irregularities shall have been cured or waived.

    DELIVERY OF UNIT(S) SHALL BE EFFECTED ONLY UPON DELIVERY OF THIS LETTER OF TRANSMITTAL EVIDENCING THE UNITS TO THE EXCHANGE AGENT AT ONE OF THE ADDRESSES LISTED ABOVE, TOGETHER WITH ALL REQUIRED DOCUMENTATION, IN FORM SATISFACTORY TO THE EXCHANGE AGENT.

                                  INSTRUCTIONS

1. Execution and Delivery of Letter of Transmittal

    This Letter of Transmittal must be completed, dated, signed and mailed, or hand delivered, to the Exchange Agent, ____________________________________, at
one of the addresses listed on the front page hereof, accompanied by the completed table referencing all Unit(s) currently held by you. DO NOT SEND THIS LETTER EVIDENCING SUCH UNIT(S) TO EITHER AMREIT OR THE PARTNERSHIP. The method of delivering this Letter of Transmittal representing the Units and the other documentation required hereby, is at your option and risk. If mail is chosen, registered mail with return receipt requested, properly insured, is recommended. A return envelope addressed to the Exchange Agent is enclosed for your convenience.

2. Signatures

    This Letter of Transmittal must be signed by or on behalf of the registered holder(s) of the Unit(s) submitted herewith. If such Unit(s) are registered in the names of two or more persons, ALL such persons must sign. The signature(s) on this Letter of Transmittal must correspond exactly to the name(s) written as registered in the books and records of the Partnership, without alteration, enlargement or any change whatsoever, unless the Units have been assigned by such registered holder(s), in which event this Letter of Transmittal must be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on such books and records. See Instructions 4(a) and 4(b).

3. Issuance of Certificate in Same Name

    If the Certificate is to be issued in the exact name(s) of the registered holder(s) of the surrendered Unit(s), such Certificate(s) need not be endorsed and no guarantee of the signature(s) on this Letter of Transmittal is required. For information as to corrections in name and changes in name not involving a change in ownership, see Instruction 4(c).

4. Issuance of Certificate in Different Names

    If the Certificate is to be issued other than in the exact name(s) of the registered holder(s) of the surrendered Unit(s), you must follow the guidelines set forth below. Note that in each circumstance described below, the appropriate signature(s) must be notarized in Box C, and Box E must be completed. If the Certificate is to be issued to a person other than the registered holder(s) of the surrendered Unit(s), or if the surrendered Unit(s) are not registered in the name(s) of the person(s) signing this Letter of Transmittal, satisfactory evidence of the payment of all applicable transfer taxes (whether imposed on such registered holder(s) or such other person) payable on account of the transfer or assignment to such other person of such Unit(s) (or satisfactory evidence that such tax is not applicable) must be received by the Exchange Agent prior to the delivery of any Certificate.

    (a) Endorsement and Notarization. The Unit(s) surrendered must be properly endorsed (or accompanied by appropriate transfer powers properly executed) by the registered holder(s) of such Unit(s) to the person(s) who are to receive the Certificate. The signature(s) of the registered holder(s) on the endorsement or transfer powers must correspond exactly with the name(s) as registered on the books and records of the Partnership of such Unit(s), without alteration, enlargement or any change whatsoever, and must be notarized by an authorized Notary.

     (b) Transferee's Signature. This Letter of Transmittal must be signed by the transferee(s) or assignee(s) of the Unit(s) submitted herewith, or his, her or its agent, and should not be signed by the transferor or assignor. See Box B. The signature of such transferree(s) or assignee(s) must be notarizedby having an authorized Notary complete Box C.

     (c) Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: For a change in name by marriage, etc., this Letter of Transmittal should be signed, e.g., "Mary Doe, now by marriage Mary Jones." For a correction in name, this Letter of Transmittal should be signed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown." In any such case, the signature on this letter of Transmittal must be notarized by having an authorized Notary complete Box C.

    You should consult your own tax advisor as to possible tax consequences resulting from the issuance of a Certificate in a name other than that of the registered holder(s) of the surrendered Unit(s).

5. Supporting Evidence of Authority

    In case this Letter of Transmittal or any Unit endorsement or transfer power is executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, there must be submitted with this Letter of Transmittal documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary). Such documentary evidence of authority must be in form satisfactory to the Exchange Agent.

6. Special Instructions for Delivery by the Exchange Agent

    The Certificate will be mailed to the address of the registered holder(s) of the surrendered Unit(s), as indicated in Box A, unless instructions to the contrary are given in Box E or Box F.

7. Delivery of Certificates

    As soon as reasonably practicable after receipt of your properly completed Letter of Transmittal and surrendered Unit(s), the Exchange Agent will mail the Certificate to the person and the address set forth in the Letter of Transmittal.

8. Form of Certificates

    Each holder surrendering Unit(s) will receive only one Certificate for the shares of AmREIT Class B Common Stock to which such holder is entitled.

9. Improper Surrender

    The Exchange Agent and AmREIT reserve the absolute right to reject any surrenders of Unit(s) that are defective or irregular in any respect and may request from persons making such surrenders such additional documents as the Exchange Agent or AmREIT deem appropriate to cure any such defect or irregularity. However, the Exchange Agent and AmREIT also reserve full discretion to waive any defect or irregularity in any such surrender. No surrender will be deemed to have been effected until all such defects or irregularities, which have not been waived, have been cured.

10. Federal Tax Information

    Under Federal income tax law, any person submitting this Letter of Transmittal must provide to the Exchange Agent and AmREIT his, her or its correct taxpayer identification number ("TIN"), and certify that such TIN is true, correct and complete, on Substitute Form W-9, which is a part of this Letter of Transmittal (Box D). If such TIN is not provided, a penalty of $50.00 may be imposed by the Internal Revenue Service ("IRS") and payments may be subject to backup withholding (which is currently at a rate of 30%). The TIN to be provided is that of the person submitting this Letter of Transmittal. The TIN for an individual is his or her social security number.

    Exempt persons (generally including, among others, corporations) are not subject to backup withholding and should indicate their exempt status on Substitute Form W-9 by entering their correct TIN, marking the box in Part II and signing and dating the Substitute Form W-9 in the space provided. A foreign individual may qualify as an exempt person by submitting Form W-8, signed under penalties of perjury, certifying such individual's foreign status. Such Form can be obtained from the Exchange Agent.

    The signature and date endorsed on Substitute Form W-9 will serve to certify that the TIN and withholding information provided in this Letter of Transmittal are true, correct and complete. Please consult your accountant or tax advisor for further guidance in completing Substitute Form W-9.

11. Holders Who are Nominees

    Any registered holder of Unit(s) may submit two or more Letters of Transmittal, each covering a portion of the Unit(s), provided that such record holder submits with such Letters of Transmittal a certificate satisfactory to the Exchange Agent to the effect that such holder holds such Unit(s) as nominee for more than one owner.

12. Inadequate Space

    If the space provided in Box A is inadequate, the number of Units of the Partnership held should be listed on a separate signed schedule attached hereto.


13. Miscellaneous

    The terms and conditions of the Merger Agreement are incorporated herein by reference in their entirety and shall be deemed to form a part of the terms and conditions of this Letter of Transmittal.

14. Inquiries

    If you have any questions or need assistance relating to the Letter of Transmittal, please contact the Exchange Agent at: (___) ___-____ or (___) ___-____. Additional copies of this Letter of Transmittal may be obtained from the Exchange Agent.

            INSTRUCTIONS FOR COMPLETING SUBSTITUTE FORM W-9 IN BOX D

CERTIFICATION

    After you have read these instructions, place your signature and the current date in the space provided in Box D. If you are a person generally exempt from backup withholding (see Instruction 10 above and "EXEMPTIONS FROM BACKUP WITHHOLDING" below), it is nonetheless necessary that you complete Box D to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, write "Exempt" in Part II and sign and date where indicated.

BACKUP WITHHOLDING

    Backup withholding will apply if:

     1.   You fail to furnish your TIN; or

     2. The IRS notifies the Exchange Agent or AmREIT that you furnished an incorrect TIN; or

     3. You are notified that you are subject to backup withholding because you have underreported Unit or dividend income to the IRS, or you were required to but failed to file a return which would have included a reportable Unit or dividend payment; or

     4. You fail to certify to the Exchange Agent that you are not subject to backup withholding or fail to certify your TIN; or

     5.   You do not certify your TIN when required.

TAXPAYER IDENTIFICATION NUMBER

    For individuals and sole proprietors, your TIN is your social security number, which is a nine digit number separated by two hyphens (i.e. 000-00-0000). For corporations, valid trusts, estates, pension trusts, partnerships, associations, clubs and other tax-exempt organizations, your TIN is your employer identification number, which is a nine digit number separated by only one hyphen (i.e. 00-0000000). The following tables will help you determine the proper number to give the Exchange Agent:


                          FOR THIS TYPE OF ACCOUNT                        GIVE THE SOCIAL SECURITY NUMBER OF:
            1.    An individual's account                                 The individual
            2.    Two or more individuals (joint account)                 The  actual  owner of the  account  or, if the  account
                                                                          consists of
                                                                          combined  funds,  the  individual  whose  name  appears
                                                                          first on
                                                                          the account caption
            3.    Custodian  account  of a  minor  (Uniform  Gift or      The minor
                  Transfer to
                  Minors Act)
            4.    a. The usual  revocable  savings trust (grantor is      The grantor-trustee
                  also
                  trustee)
                  b. So-called  trust account that is not a legal or      The actual owner
                  valid
                  trust under
                  state law
            5.    Sole proprietorship                                     The owner

                        FOR THIS TYPE OF ACCOUNT                          GIVE THE EMPLOYER IDENTIFICATION NUMBER OF:
            1.    Corporate                                               The corporation
            2.    Valid trusts, estates or pension trusts                 The legal entity
            3.    Partnership  account  held  in  the  name  of  the      The partnership
                  business
            4.    Association,   club  or   religious,   charitable,      The organization
                  educational or
                  other tax-exempt organization
            5.    Broker or registered nominee                            The broker or nominee


EXEMPTIONS FROM BACKUP WITHHOLDING

The following include some of the entities which are specifically exempt from backup withholding on all or certain payments:

    A corporation

    An organization exempt from tax under section 501(a) of the Internal Revenue code, an IRA, or custodial account under 403(b)(7), if the account satisfies 401(f)(2)

    All foreign governments and their political subdivisions, agencies or instrumentalities

    A dealer in securities or commodities required to register in the United States

    All federal, state and local government entities

    A real estate investment trust

    Nonresident aliens

NOTE: Nonresident aliens are required to sign a Form W-8.

Penalties

    Under certain circumstances, you may be subject to penalties imposed by the
IRS:

     1. The penalty for failure to furnish your correct TIN to the Exchange Agent will be $50.00 for each such failure, unless your failure is due to reasonable cause and not to willful neglect.

     2. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.00.

     3. If you willfully falsify certifications or affirmations, you may be subject to criminal penalties, including fines and/or imprisonment.

     4. If you disclose or use TINs in violation of Federal law, you may be subject to civil and criminal penalties.

OBTAINING A NUMBER

    If you do not have a TIN, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the IRS and apply for a TIN.

    Each holder of Units of the AAA Net Realty Fund IX, Inc. must complete Boxes A, B, and D and list in Box A all of his, her or its Units.

                                      BOX B
             (To be completed by all person(s) surrendering Unit(s))

                                    SIGN HERE
 ==============================================================================
                     (Signature(s) of registered holder(s))

Dated:
Name(s):
Address (including zip code):

[  ] Check box if change of address

                                  Telephone Number: ___________________________

    Must be signed by registered holder(s) exactly as name(s) appear(s) in the books and records of the Partnership or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, please set forth full title (See Instruction 5).

                                      BOX C

                 (Other than signature(s), please print or type)
Title:

                   Complete ONLY if required by Instruction 4.

                               SIGNATURE NOTARIZATION

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me on this     day of
        , 2002, by                                      , an individual.








                                    [SEAL]
                                    __________________________________________
                                    Notary Public for the

                                    State of

                                    __________________________________________
                                    Printed Name of Notary Public
                                    My commission expires:


                            IMPORTANT TAX INFORMATION

PLEASE PROVIDE YOUR SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER ON THIS SUBSTITUTE FORM W-9 AND CERTIFY THEREIN THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO DO SO MAY SUBJECT YOU TO FEDERAL INCOME TAX WITHHOLDING.

                                      BOX D
                               SUBSTITUTE FORM W-9

                             (Please print or type)

Part I -- Please provide the Taxpayer         Social Security Number     Part II - Exempt Payee
Identification Number ("TIN") of the person   or Employer
submitting this Letter of Transmittal in the  Identification Number box at right and certify by signing and
dating below




Certification -- Under penalties of perjury, the undersigned hereby certifies the following:

(1) The TIN shown in Part I above is the correct TIN of the person who is submitting this Letter of Transmittal and who is required by law to provide such TIN;

(2) The person who is submitting this Letter of Transmittal and who is required by law to provide such TIN is not subject to backup withholding because such person has not been notified by the Internal Revenue Service ("IRS") that such person is subject to backup withholding as a result of a failure to report all Unit or dividends, or because the IRS has notified such person that he or she is no longer subject to backup withholding, or because such person is an exempt payee under the attached guidelines; and

(3) The person who is submitting this Letter of Transmittal and who is required by law to provide such TIN is a U.S. person (including a U.S. resident alien).

Note: You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding unless you have been notified by the IRS that you are no longer subject to backup withholding.

Signature: ___________________________________       Date: ____________________

                    SPECIAL ISSUANCE AND MAILING INSTRUCTIONS

    The person(s) signing this Letter of Transmittal understand(s) that the Certificate to be issued with respect to the Unit(s) surrendered herewith will be issued in the same name(s) as the surrendered Unit(s) and will be mailed to the address of the registered holder(s) set forth above in Box A unless otherwise indicated in Box E or Box F below. If Box E is completed, the signature of such registered holder(s) must be guaranteed in Box C as set forth in Instruction 4.

                                      BOX E

                              SPECIAL ISSUANCE AND
                              PAYMENT INSTRUCTIONS
                               (See Instruction 4)

TO BE COMPLETED ONLY if a Certificate is to be registered in the name(s) of someone other than the registered holder(s) set forth above in Box A.

ISSUE TO:
                                                       (Please print or type)

Name(s):

Street and Number:

City, State and Zip Code:

Tax Identification Number:

                       (Also complete Substitute Form W-9)

                                      BOX F

                          SPECIAL MAILING INSTRUCTIONS
                               (See Instruction 6)

TO BE COMPLETED ONLY if a Certificate is to be delivered to the registered holder(s) or someone other than the registered holder(s) at an address other than that set forth above in Box A.

MAIL TO:
                                                       (Please print or type)

Name(s):
Street and Number:
City, State and Zip Code:

                                                     EXHIBIT 4.2

 ARTICLES OF AMENDMENT


     FIRST: AmREIT, INC., a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that it desires to amend its charter as currently in effect and as hereinafter amended.

          SECOND: The charter of the corporation is hereby amended as follows:

         The total number of shares of all classes of stock which the Corporation was heretofore authorized to issue was 110,000,000 shares, of which 100,000,000 shares were designated common stock, par value $.01 per share, and 10,000,000 shares were designated preferred stock, par value $.01 per share.

Article V, Section 1, is amended in its entirety to read as follows:

"Section 1. Authorized Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is an aggregate of 113,000,000 shares, of which 100,000,000 shares shall be Class A Common Stock, having a par value of $0.01 per share; 3,000,000 shares shall be Class B Common Stock, having a par value of $0.01 per share; and 10,000,000 shares shall be Preferred Stock, having a par value of $0.01 per share."

Article V, Section 3, is amended in its entirety to read as follows:

"Section 3. Classes of Stock. A statement of the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class which the Corporation shall be authorized to issue, is as follows:

         A.       Class A Common Stock.

          1. Class A Common Stock Subject to Terms of Preferred Stock. The Class A Common Stock shall be subject to the express terms of any series of Preferred Stock.

          2. Dividend Rights. The holders of Class A Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore.

          3. Liquidation Rights and Other Provisions. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to holders of Class A Common Stock shall be determined in accordance with applicable law. Each holder of Class A Common Stock shall be entitled to receive, ratably with each other holder of Class A Common Stock, that portion of such aggregate assets available for distribution as the number of outstanding Class A Common Stock held by such holder bears to the total number of (x) Class A Common Stock then outstanding, (y) the Class B Common Stock then outstanding and (z) any other series of Common Stock then outstanding that rank on a parity with the Class A Common Stock as to the distribution of assets upon liquidation.

     Any  amount   available  for   distribution  in  excess  of  the  foregoing
     limitations shall be paid ratably to the holders of Class A Common Stock.

          4. Voting Rights. Except as may be provided in these Articles of Incorporation, and subject to the express terms of any series of Preferred Stock, the holders of Class A Common Stock shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the stockholders of the Corporation, and shall be entitled to one (1) vote for each Class A Common Stock entitled to vote at such meeting.

          B.      Class B Common Stock.

          1. Dividends. Subject to the preferential rights of any series of Preferred Stock, holders of Class B Common Stock will be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends in an amount per share of Class B Common Stock equal to $0.74 per annum. Dividends with respect to the Class B Common Stock will be cumulative from the date of original issuance (the "Issue Date") and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 (each, a "Dividend Payment Date"), beginning with a partial dividend payable on September 30, 2002, with respect to the period from the Issue Date to such initial Dividend Payment Date. Any dividend payable on the Class B Common Stock for any partial dividend period after the initial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Class B Common Stock for each full dividend period will be computed by dividing the annual dividend rate by four. Such dividends shall be cumulative from the Issue Date, whether or not in any dividend period or periods such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly in arrears on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Dividends will be payable to holders of record as they appear in the shares records of the Corporation at the close of business on the applicable record date, which will be the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is no more than thirty (30) nor less than ten (10) days prior to the Dividend Payment Date. Holders of Class B Common Stock shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Class B Common Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class B Common Stock that may be in arrears.

          If any shares of Class B Common Stock are outstanding, no full dividends will be declared or paid or set apart for payment on the Class A Common Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class B Common Stock for all past dividend periods and the then current dividend period. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on Class B Common Stock which may be in arrears. Any dividend payment made on shares of Class B Common Stock will first be credited against the earliest accrued but unpaid dividend due with respect to Class B Common Stock which remains payable.

          2. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, subject to the prior rights of any series of Preferred Stock, the holders of Class B Common Stock will share pro rata, with the holders of the Class A Common Stock and the holders of any other series of Common Stock that rank on a parity with the Class A Common Stock as to the distribution of assets upon liquidation, the assets of the Corporation remaining following the payment of all liquidating distributions payable to holders of capital shares of the Corporation with liquidation rights senior to those of the common shares.

          3. Redemption. The Class B Common Stock will not be redeemable prior to July 16, 2005. On and after July 16, 2005, the Corporation, at its option (to the extent the Corporation has funds legally available therefor) upon not less than 30 nor more than 60 days' written notice, may redeem the shares of Class B Common Stock, in whole or in part, at any time or from time to time, for, at the option of the holder thereof, either cash at the redemption price per share of $10.18, plus all accrued and unpaid dividends, if any, thereon (whether or not earned or declared) to the date fixed for redemption or one share of Class A Common Stock.

          Notwithstanding the foregoing, unless full cumulative dividends on all shares of Class B Common Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Class B Common Stock will be redeemed unless all outstanding shares of Class B Common Stock are simultaneously redeemed. The foregoing, however, will not prevent the purchase or acquisition of shares of Class B Common Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Class B Common Stock. Unless full cumulative dividends on all outstanding shares of Class B Common Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, the Corporation will not purchase or otherwise acquire, directly or indirectly, through a subsidiary or otherwise, any shares of Class B Common Stock.

          If fewer than all of the outstanding shares of Class B Common Stock are to be redeemed, the number of shares to be redeemed will be determined by the Corporation and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by the holders (as nearly as may be practicable without creating fractional shares of Class B Common Stock) or any other equitable method determined by the Corporation.

          Shares of Class B Common Stock shall be redeemed by the Corporation on the date specified in a notice to the holders of Class B Common Stock (the "Call Date"). Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days' prior to the redemption date. A similar notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days' prior to the redemption date, addressed to the respective holders of record of the Class B Common Stock to be redeemed at their respective addresses as they appear on the shares transfer records of the Corporation. No failure to give notice or any defect therein or in the mailing thereof will affect the validity of the proceeding for the redemption of any shares of Class B Common Stock except as to the holder to whom notice was defective or not given. Each notice will state: (1) the Call Date; (2) the redemption price; (3) the number of shares of Class B Common Stock to be redeemed; (4) the place or places where the shares of

     Class B Common Stock are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed will cease to accrue on the Call Date; and (6) that any conversion rights will terminate at the close of business on the third business day immediately preceding the Call Date. If fewer than all the shares of Class B Common Stock held by any holder are to be redeemed, the notice mailed to that holder will also specify the number of shares of Class B Common Stock to be redeemed from that holder. Notice having been given as aforesaid, from and after the Call Date (unless the Corporation shall fail to issue and make available the number of shares of Class A Common Stock and/or amount of cash necessary to effect such redemption, including all accumulated, accrued and unpaid dividends to the Call Date, whether or not earned or declared), (i) except as otherwise provided herein, dividends on the shares of Class B Common Stock so called for redemption shall cease to accumulate or accrue on the Class B Common Stock called for redemption (except that, in the case of a Call Date after a dividend record date and prior to the related Dividend Payment Date, holders of Class B Common Stock on the dividend record date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Class B Common Stock shall cease (except the rights to receive shares of
     Class A Common Stock and/or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for certificates representing shares of Class A Common Stock and/or any cash (without interest thereon) for which such shares have been redeemed in accordance with such notice.

          Upon any redemption of the Class B Common Stock, the Corporation shall pay in cash to the holder of such shares an amount equal to all accumulated, accrued and unpaid dividends, if any, to the Call Date, whether or not earned or declared. Immediately prior to authorizing any redemption of the Class B Common Stock, and as a condition precedent for such redemption, the Corporation, by resolution of the Board of Directors, shall declare a mandatory dividend on the Class B Common Stock payable in cash on the Call Date in an amount equal to all accumulated, accrued and unpaid dividends as of the Call Date on the shares of Class B Common Stock to be redeemed, which amount shall be added to the redemption price. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Class B Common Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares prior to such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for accumulated or accrued dividends on shares of Class B Common Stock called for redemption.

          4. Voting Rights. Holders of the Class B Common Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law. In any matter on which the Class B Common Stock may vote, including any action by written consent, each share of Class B Common Stock will be entitled to one vote. The holders of Class B Common Stock may separately designate a proxy for the vote to which the shares of Class B Common Stock are entitled.

               (a) If and whenever six (6) consecutive quarterly dividends payable on the Class B Common Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of Directors then constituting the Board of Directors shall be increased by two (2) and the holders of the Class B Common Stock shall be entitled to elect the two (2) additional
          Directors to serve on the Board of Directors, by the vote of a plurality of the votes by the holders of the Class B Common Stock, at an annual meeting of shareholders or special meeting held in place thereof, or at special meeting of the holders of the Class B Common Stock called as hereinafter provided. Whenever all arrears in dividends on the Class B Common Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Class B Common Stock to elect such additional two (2) Directors shall cease (but subject always to the same provision of the vesting of such voting rights in the case of any similar future arrearages in six (6) consecutive quarterly dividends), and the terms of office of all persons elected as Directors by the holders of the Class B Common Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Class B Common Stock, the Secretary of the Corporation may, and upon the written request of any holder of Class B Common Stock (addressed to the Secretary at the principal office of the Corporation) shall call a special meeting of the holders of the Class B Common Stock for the election of the two (2) Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided, shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Class B Common Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the share records of the Corporation. The Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Directors elected by the holders of the Class B Common Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then remaining Directors elected by the holders of the Class B Common Stock or the successor of such remaining Director, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as above provided.

               So long as any shares of Class B Common Stock are outstanding, the number of Directors shall at all times be such that the exercise, by the holders of Class B Common Stock, of the right to elect Directors under the circumstance provided herein will not contravene any provisions of the Maryland Business Corporation Act or the Articles of Incorporation.

               (b) So long as any shares of Class B Common Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation, the affirmative vote of at lease 66 2/3% of the votes entitled to be case by the holders of the Class B Common Stock, at the time outstanding, acting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                    (1) Any sale of all or  substantially  all of the  assets of the Corporation, any liquidation of the Corporation or any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or the Bylaws of the Corporation that materially and adversely affects the voting powers, rights or preferences of the holders of the Class B Common Stock; provided, however, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any shares of any class or series ranking on a parity with the Class B Common Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class B Common Stock; or

                    (2) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior or senior to the Class B Common Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends;

               provided, however, that no such vote of the holders of Class
               B Common Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Class B Common Stock at the time outstanding.

                  5.       Conversion.
                           ----------

          Holders of Class B Common Stock shall have the right to convert all or a portion of such shares into Class A Common Stock, as follows:

               (a) Subject to and upon  compliance  with the  provisions of this
          Section 5(a), a holder of Class B Common Stock shall have the right, at such holder's option, at any time to convert such shares, in whole or in part, into the number of fully-paid and non-assessable shares of authorized but unissued Class A Common Stock obtained by dividing $9.25 by the Conversion Price then in effect by surrendering such shares to be converted in the manner provided herein; provided, however, that the right to convert shares of Class B Common Stock called for redemption shall terminate at the close of business on the Call Date fixed for such redemption, unless the Corporation shall default in making payment upon such redemption. The initial Conversion Price shall be $9.25, subject to adjustment as hereafter provided.

               (b) In order to exercise the conversion right, the holder of each share of Class B Common Stock to be converted shall surrender the certificate representing such share duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, accompanied by written notice to the Corporation that the holder thereof elects to convert such share. Each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

               Holders of Class B Common Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares of the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, shares of Class B Common Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Except as provided above, the Corporation shall make not payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Class A Common Stock issued upon such conversion.

               Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Class B Common Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid (and, if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Corporation as above-described) and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date.

               (c) No fractional shares of Class A Common Stock shall be issued upon conversion. Instead any fractional share that would otherwise be deliverable upon the conversion of shares of Class B Common Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Market Price (as defined below) of the Class A Common Stock. "Market Price" on any day shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such 10-day period for which Closing Prices are available). "Trading Day" shall mean a day on which the principal national securities exchange on which the affected class or series of Common Stock is listed or admitted to trading is open for the transaction of business or, if the affected class or series of Common Stock is not listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               (d) The Conversion Price shall be adjusted from time to time as follows:

                    (1) If the Corporation  shall after the Issue Date (A) pay a dividend or make a distribution on any class or series of its capital stock in shares of Class A Common Stock, (B) subdivide its outstanding shares of Class A Common Stock into a greater number of shares, (C) combine its outstanding shares of Class A Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its shares of Class A Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholder entitled to receive such dividend or distribution or at the opening of business on the date following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any shares of Class B Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock (or fraction of a share) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Class B Common Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (d)(1) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the date next following the effective date in the case of a subdivision, combination or reclassification.

                    (2) If the  Corporation  shall  issue  after the Issue  Date rights, options or warrants to all holders of Class A Common Stock entitling them (for a period expiring within 45 days after the record date described below in this paragraph (d)(2)) to subscribe for or purchase shares of Class A Common Stock at a price per share less than the Market Value per share of Class A Common Share on the record date for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of shares of Class A Common Stock outstanding on the close of business on the date fixed for such determination and (y) the number of shares of Class A Common Stock that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for shares of Class A Common Stock would purchase at such Market Value, and the denominator of which shall be the sum of (xx) the number of shares of Class A Common Stock outstanding on the close of business on the date fixed for such determination and (yy) the number of additional shares of Class A Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights or warrants entitle the holders of Class A Common Stock to subscribe for or purchase shares of Class A Common Stock at less than such Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                    (3) If the  Corporation  shall  distribute to all holders of its Class A Common Stock any shares of capital stock of the Corporation (other than shares of Class A Common Stock), evidence of its indebtedness or assets (including cash, but excluding regularly scheduled cash dividends) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Class A Common Stock entitling them for a period expiring within forty-five (45) days after the record date referred to in paragraph (d)(2) above to subscribe for or purchase shares of Class A Common Stock, which rights and warrants are referred to in and treated under such paragraph (d)(2) above) (any of the foregoing being hereinafter in this paragraph (d)(3) called the "Distribution"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such Distribution by (B) a fraction, the numerator of which shall be the Market Value per share of Class A Common Stock on the record date mentioned below less the then fair market value (as determined by the Board, whose determination shall be conclusive and described in a Board of Directors resolution), of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one (1) share of Class A Common Stock and the denominator of which shall be the Market Value per share of Class A Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such Distribution. For the purposes of this paragraph (d)(3), the distribution of a right or warrant to subscribe or purchase any of the Corporation's securities, which is distributed not only to the holders of the Class A Common Stock on the date fixed for the determination of shareholders entitled to such Distribution of such right or warrant, but also is distributed with shares of Class A Common Stock delivered to a person converting shares of Class B Common Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this paragraph
               (d)(3); provided that if on the date, if any, on which a person converting shares of Class B Common Stock such person would no longer be entitled to receive such right or warrant with shares of Class A Common Stock (other than as a result of the termination of all such right or warrant), a distribution of such rights or warrants shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this paragraph
               (d)(3) and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences.

                    (4) No adjustment in the Conversion  Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this paragraph (d)(4) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. Notwithstanding any other provisions of this Section B.5, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Class A Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Class A Common Stock under such plan. Anything in this paragraph (d)(4) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph
               (d)(4), as it in its discretion shall determine to be advisable in order than any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

               (e) If the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, issuer or self tender offer for all or a substantial portion of the Class A Common Stock outstanding, sale of all or substantially all of the Corporation's assets or recapitalization of the Class A Common Stock, but excluding any transaction as to which paragraph (d)(1) of this Section B.5 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Class A Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Class B Common Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon consummation of such Transaction by a holder of that number of shares of Class A Common Stock, or fraction thereof, into which one (1) share of Class A Common Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class B Common Stock that will contain provisions enabling the holders of the shares of Class B Common Stock that remain outstanding after such Transaction to convert into the consideration received by holders of shares of Class A Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

               (f) If:

                    (1) the  Corporation  shall  authorize  the  granting to the holders of the Class A Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other rights or warrants; or

                    (2) the  Corporation  shall  authorize  the  granting to the holders of the Class A Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other rights or warrants; or

                    (3) there shall be any reclassification of the Class A Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shares of the Corporation is required, or a statutory share exchange, or an issuer or self tender offer by the Corporation for all or a substantial portion of its outstanding Class A Common Stock (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor) or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                    (4)  there  shall  occur  the   voluntary   or   involuntary
               liquidation,  dissolution or winding up of the Corporation,

               then the Corporation shall cause to be mailed to each holder of Class B Common Stock at such holders address as shown on the stock records of the Corporation, as promptly as possible, but at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section B.5.

               (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Class B Common Stock at such holder's last address as shown on the stock records of the Corporation.

               (h) In any case in which paragraph (d) of this Section B.5 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any shares of Class B Common Stock converted after such record date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Class A Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section B.5.

               (i) There shall be no adjustment of the Conversion Price in case of the issuance of any capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section B.5 If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section B.5, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

               (j) If the Corporation shall take any action affecting the Class A Common Stock, other than action described in this Section B.5, that in the opinion of the Board would materially adversely affect the conversion rights of the holders of Class B Common Stock, the Conversion Price for the Class B Common Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as the Board, in its sole discretion, may determine to be equitable under the circumstances.

               (k) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Class A Common Stock solely for the purpose of effecting conversion of the shares of Class B Common Stock, the full number of shares of Class A Common Stock deliverable upon the conversion of all outstanding Class B Common Stock not theretofore converted into Class A Common Stock. For purposes of this paragraph
          (k), the number of shares of Class A Common Stock that shall be deliverable upon the conversion of all outstanding shares of Class B Common Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               The Corporation covenants that any shares of Class A Common Stock issued upon conversion of the Class B Common Stock shall be validly issued, fully-paid and non-assessable.

         C.       Preferred  Stock.

         The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to the issuance of shares of each such series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the terms, rights, restrictions and qualifications of the shares of each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          1. The designation of the series, which may be by distinguishing number, letter or title.

          2. The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

          3. The redemption rights, including conditions and the price or prices, if any, for shares of the series.

          4. The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

          5. The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of the series.

          6. Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

          7. Restrictions on the issuance of shares of the same series or of any other class or series.

          8. The voting rights, if any, of the holders of shares of the series.

          9. Any other relative rights, preferences and limitations on that series.

         Subject to the express provisions of any other series of Preferred Stock then outstanding, and notwithstanding any other provision of these Articles of Incorporation, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Stock.

         THIRD: At a special meeting duly noticed and held on September 6, 2001, the Board of Directors of the Corporation adopted a resolution setting forth the proposed amendments to the Articles of Amendment to the Articles of Incorporation and directed that these amendments be submitted to vote of the shareholders.

         FOURTH: These amendments to the charter of the Corporation were adopted and approved by the shareholders of the corporation at a duly noticed special meeting of shareholders held on July 16, 2002.

         IN WITNESS WHEREOF, the undersigned President and Secretary each swears, under penalties of perjury, that the foregoing is a corporate act.



-----------------------------           ------------------------------
Chad C. Braun, Secretary                H. Kerr Taylor, President



8 Greenway Plaza
Suite 824
Houston, Texas  77046

                                                        EXHIBIT 4.3
                                  AMREIT, INC.

                           AMENDED AND RESTATED BYLAWS


         This restatement of the Bylaws constitutes the Bylaws of AmREIT, Inc., a Maryland corporation (the "Company"), as adopted effective March 18, 1994 and as amended, effective November 12, 1997, and as further amended, effective July 16, 2002.

                                    ARTICLE I

                                     Offices

     Section 1.01 Principal Office. The Company's principal office in the State of Maryland shall be in the City of Baltimore, State of Maryland.

     Section 1.02 Principal Executive Office. Unless otherwise determined from time to time by the Board of Directors, the principal executive office of the Company shall be in the City of Houston, State of Texas.

     Section 1.03 Other Offices. The Company may also have offices at such other places both in and out of the State of Maryland as the Board of Directors may from time to time determine or the business of the Company may require.

                                   ARTICLE II

                            Meetings of Stockholders

         Section 2.01 Place of Meetings. Meetings of the stockholders shall be held at the office of the Company in the City of Houston and State of Texas, or at any other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice hereof.

         Section 2.02 Annual Meetings. Annual meetings of Stockholders shall be held on such date and time as shall be fixed by the Board of Directors and stated in the notice of meeting, but in no event less than thirty (30) days nor more than sixty-one (61) days following the distribution of the Annual Report to the Stockholders of the Company pursuant to Section 7.03 hereof, at which the Stockholders shall elect a Board of Directors and may transact any business within the powers of the Company. Any business of the Company may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by law to be stated in the notice.

     Section 2.03 Special Meetings. At any time in the interval between annual meetings, special meetings of the Stockholders, unless otherwise provided by law or by the Charter, may be called by a majority of the Board of Directors, a majority of the Independent Directors (as defined in Section 3.01 hereof), or the President or upon the written request of the holders of shares representing not less than ten percent (10%) of the outstanding shares entitled to vote at the meeting. Such written request shall be given in person or by mail and state the purpose or purposes of the proposed meeting, and the matters proposed to be acted upon at such meeting. No special meeting need be called upon the request of the holders of less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the Stockholders held during the preceding twelve
(12) months. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

     Section 2.04 Notice of Meetings. Not less than ten (10) nor more than ninety (90) days before the date of every meeting of Stockholders, the Secretary shall give to each Stockholder entitled to vote at such meeting, and to each Stockholder not entitled to vote who is entitled by law to notice, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by delivering it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the Stockholder at his post office address as it appears on the records of the Company.

         In the case of a special meeting of Stockholders convened at the request of Stockholders, as provided for in Section 2.03 above, the notice herein provided for shall be given by the Secretary, in the manner herein provided, within ten (10) days after receipt of such request of Stockholders. Such a special meeting shall be held not less than fifteen (15) nor more than sixty (60) days after receipt of the request of Stockholders. Such meeting shall be held at the place and time specified in the request or, if none is specified, at a place and time reasonably believed by the Directors to be convenient to a majority of the Stockholders.

         Section 2.05 Quorum. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of the votes shall constitute a quorum; but this Section shall not affect any requirement of law or under the Company's Charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, a majority of the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.06 Voting. A majority of the votes cast at a meeting of Stockholders, duly called and in which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law or by the Company's Charter or by these By-Laws. Except in the election of Directors, which shall be by written ballot, or unless required by statute or by these Bylaws or demanded by Stockholders present in person or represented by proxy entitled to cast twenty-five percent (25%) of the votes entitled to be cast at a meeting, any vote of Stockholders need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the Stockholder or his proxy and shall state the number of shares voted.

         Unless any statute or the Company's Charter provide otherwise, each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders and will be fully paid and non-assessable by the Company when the share is issued and paid for. A Stockholder may vote only the shares owned by him as shown on the record of Stockholders of the Company as of the record date determined pursuant to Section
6.05 hereof or pursuant to applicable law. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof. A Stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. At all meetings of Stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

         A majority of the then outstanding shares may, without the necessity for concurrence by the Directors, vote to:

         (a)      amend the Bylaws;

         (b)      terminate the Company;

         (c)      remove the Directors.

         With respect to shares owned by the Advisor, the Directors, or any Affiliates, neither the Advisor, nor the Directors, nor any Affiliate may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Director and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

         Section 2.07 Organization and Order of Business. At each meeting of the Stockholders, the Chairman of the Board of Directors, or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, shall act as Chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Stockholders shall be as determined by the Chairman of the meeting.

         Section 2.08 Inspectors. The Board of Directors may, in advance of any meeting of Stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the Chairman of the meeting may, and at the request of any Stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election of a vote with fairness to all Stockholders. On request of the Chairman of the meeting, any Stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be Stockholders.

         Section 2.09 Action Without Meeting. Except as otherwise provided by statute or the Charter, any action required or permitted to be taken at any meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth such action, is signed by all the Stockholders entitled to notice of a meeting of Stockholders but not to vote thereat have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of Stockholders' meetings.

                                   ARTICLE III

                                    Directors

         Section 3.01 Number, Election and Term. The number of Directors of the Company shall be three (3). By vote of a majority of the entire Board of Directors, the number of Directors fixed by the Company's Charter or by these Bylaws may from time to time be increased or decreased, but may not at any time exceed nine (9) nor be less than three (3); provided, however, that the tenure of office of a Director shall not be affected by any decrease or increase in the number of Directors so made by the Board. At all times that the Company intends to be qualified as a real estate investment trust under the Internal Revenue Code, a majority of the Board of Directors shall be Independent Directors (as hereinafter defined). Each Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and expedience required to acquire and manage the Company's properties. At least one (1) of the Independent Directors shall have three (3) years actual direct experience in acquiring or managing properties similar to those acquired by the Company for his own account or as an agent. For purposes of these Bylaws, "Independent Director" shall mean a Director of the Company who is not employed by, or receiving any compensation (other than Director's fees and reimbursed expenses) from or otherwise affiliated with, the Company and any affiliate, and who is not affiliated, directly or indirectly, with any person(s) or entity, if any, responsible for directing and performing the day-to-day business affairs of the Company (the "Advisor"), whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or by serving as an officer or Director of, such Advisor or an affiliated business entity of such Advisor. A Director shall not be considered independent who serves as a Director of more than three (3) real estate investment trusts organized by the Company or its affiliates or has been associated with the Company or its Advisor or Affiliates directly or indirectly, within the previous two (2) years. Until the first annual meeting of Stockholders or until successors are duly elected and qualified, the Board shall consist of the persons named as such in the Company's Charter. At the first annual meeting of Stockholders and at each annual meeting thereafter, the Stockholders shall elect Directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors may be re-elected by the Stockholders. Directors need not be Stockholders in the Company. Stockholders wanting to nominate a person for election as a Director shall deliver written notice of such nomination at least ninety (90) days prior to an annual meeting of Stockholders and within seven (7) days following the date on which notice of a special meeting of Stockholders to elect Directors is first given to Stockholders.

         Section 3.02 Powers. The business and affairs of the Company shall be managed in accordance with the Charter and these Bylaws under the direction of its Board of Directors and where applicable, the Independent Directors, which may exercise all of the powers of the Company, except such as are by law or by the Company's Charter or by these Bylaws conferred upon or reserved to the Stockholders. At, or before, the first meeting of Directors, the Bylaws of the Company shall be reviewed and ratified by a majority of the Directors and Independent Directors.

         Section 3.03 Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors, may subject to the provisions of Section 3.08, be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum; provided, however, that if the Company has sought to qualify as a real estate investment trust and in accordance with Section 3.01, a majority of the Board of Directors are required to be Independent Directors, then Independent Directors shall nominate replacements for vacancies among the Independent Directors. Any vacancy occurring by reason of the removal of a Director by the Stockholders may be filled by a vote of the holders of a majority of the shares entitled to vote for the election of Directors. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors. If the Stockholders of any class or series are entitled separately to elect one or more Directors, a majority of the remaining Directors elected by that class or series or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of Stockholders or until his successor is elected and qualifies.

         Section 3.04 Resignations. Any Director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         Section 3.05 Fiduciary Duty of the Directors. The Directors shall be charged with a fiduciary duty to the Company and Stockholders and shall also have a fiduciary duty to the Stockholders to supervise the relationship of the Company with the Advisor. The Directors shall devote such time to the affairs of the Company as they, within their sole discretion, exercised in good faith, determine to be necessary for the benefit of the Company and the Stockholders of the Company.

         Section 3.06 The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee and other committees comprised of one
(1) or more Directors. In the case of any committee comprised of less than three
(3) individuals, such individuals must all be Independent Directors (as defined in Section 3.01). In the case of any committee comprised of three or more individuals, a majority of the members of any committees so appointed shall be Independent Directors. The Board of Directors may delegate to any committee of the powers of the Board of Directors except the power to declare dividends or distributions on stock, recommend to the Stockholders any action which requires Stockholder approval, amend the By-Laws, approve any merger or share exchange or issue stock. However, if the Board of Directors is given general authorization for the issuance of stock, a committee of the Board, in accordance with the general formula or method specified by the Board of Directors by resolution or by adoption of stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued. Notice of committee meetings shall be given in the same manner as notice for special meetings of Board of Directors.

For any committee comprised of less than three (3) individuals, all of the members of any such committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the unanimous act of those present shall be the act of such committee. For any committee comprised of three or more individuals, one-third (1/3), but not less than two (2), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of those present shall be the act of such committee. The Board of Directors may designate a Chairman of any committee and such Chairman, or, in the case of a committee with two or more members, any two (2) members of any such committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting any not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified member; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding and any action taken by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member, or to dissolve any committee.

         Section 3.07 Meetings of the Board of Directors. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or shall be specified in the notice of such meeting.

         The initial meeting of the Board of Directors shall be held as soon as practicable after the Company has been duly formed in accordance with Maryland law. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the Stockholders at which the Directors were elected. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors as provided in Article IV, except that no notice shall be necessary if such meeting is held immediately after the adjournment and at the site of the annual meeting of Stockholders.

         Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

         Special meetings of the Board of Directors may be called at any time by two (2) or more Directors or by a majority of the members of the executive committee, if one be constituted, in writing with or without a meeting of such committee or by the Chairman of the Board or the President.

         Notice of the place and time of every special meeting of the Board of Directors shall be delivered by the Secretary to each Director either personally or by telephone, telegram or telegraph, or by leaving the same at his residence or usual place of business at least forty-eight (48) hours before the time at which such meeting is to be held, or by first class mail, at least three (3) days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Director at his post office address as it appears on the records of the Company, with postage thereon prepaid. For purposes of the Notice requirements provided for herein, the initial meeting of the Board of Directors following the formation of the Company shall be deemed to be a special meeting of the Board of Directors.

         Section 3.08 Quorum and Voting. At all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion, or the concurrence of a majority of the Independent Directors is required for such action by law, the Company's Charter or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Without concurrence of a majority of the outstanding Shares entitled to vote, the Directors may not:

          (a) amend the Bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of Stockholders including amendments to provisions relating to, Director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

          (b) sell all or substantially all of the Company's assets other than in the ordinary course of the Company's business or in connection with liquidation and dissolution;

          (c)  cause the merger or other reorganization of the Company; or

          (d) dissolve or liquidate the Company, other than before the initial investment in property.

         Notwithstanding the first paragraph of this Section 3.08, any action pertaining to a transaction involving the Company in which any Advisor, any Director or officer of the Company or any affiliate or any of the foregoing persons has an interest ("Inside Transaction") shall specifically be approved with respect to any isolated transactions or generally be approved with respect to any series of similar transactions, by a majority of the members of the Board of Directors, including a majority of the Independent Directors who are not parties to and have no financial interest in such Inside Transaction and who are not affiliates of such interested party, even if such Directors constitute less than a quorum. Any deadlock in voting by the Independent Directors shall result in disapproval of the Inside Transaction with respect to which the voting was conducted.

         Subject to the provisions contained in Section 3.13(o), in approving any contract, joint venture or other transaction or series of transactions between the Company and the Advisor, any Director or officer of the Company or any affiliate of such persons, a majority of the Directors including a majority of the Independent Directors must determine that:

         (a) the contract, joint venture or other transaction as contemplated is fair and reasonable to the Company and its Stockholders and on terms and conditions no less favorable to the Company than those available from unaffiliated third parties;

         (b) if an acquisition of property other than mortgage loans is involved, the total consideration for the property being acquired is not in excess of the appraised value of such property as stated in an appraisal by a qualified independent real estate appraiser selected by the Independent Directors, which shall be obtained by the Company prior to any such acquisition, and if the price is in excess of the cost of the asset to such seller thereof, the Independent Directors shall determine that substantial justification for such excess exists and that such excess is not unreasonable;

         (c) if the transaction involves compensation to any Advisor or its affiliates for services rendered in a capacity other than contemplated by the Advisory arrangements, such compensation, to the knowledge of the Directors, is not greater than the customary charges for comparable services between unaffiliated persons; and

         (d) if the transaction involves the making of loans or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated lenders and borrowers under the same circumstances.

         The foregoing voting provisions shall not be changed without the approval of the holders of a majority of outstanding shares.

         Section 3.09 Organization. The Chairman of the Board shall preside at each meeting of the Board of Directors, or in the absence or inability of the Chairman of the Board to preside at a meeting, the Vice-Chairman, or in his absence or inability to act, another Director chosen by a majority of the Directors present, shall act as Chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman of the meeting) shall act as Secretary of the meeting and keep the minutes thereof.

         Section 3.10 Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

         Section 3.11 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         Section 3.12 Compensation of Directors. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive fixed sums per year, per meeting and/or for specified event or service to the Board of Directors. Expenses of attendance and specified service, if any, may be allowed so directors for attendance at each annual, regular or special meeting of the Board of Directors or of any committee thereof; but nothing herein contained shall be construed to preclude any directors from serving the Company in any other capacity and receiving compensation therefor.

         Section 3.13 Investment Policies and Restrictions. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of the Company's assets, and the investment policies of the Company and the limitations thereon or amendments thereto are at all times:

          (a) consistent with such policies, limitations and restrictions as are contained in this Section 3.13, or recited in the
               Registration Statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with this Company's initial offering of common stock (the "Initial Offering"); and

          (b) in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1954, as amended.

         The Company shall not:

          (a) Invest more than ten percent (10%) of its total assets in unimproved real property or mortgage loans on unimproved real property.

          (b)  Invest  in  commodities  or  commodity  future  contracts.   Such
               limitation is not intended to apply to future contracts, when used solely for hedging purposes.

          (c) Make or invest in loans to the Sponsor, Advisor, Director, or any affiliate thereof, except to wholly owned subsidiaries of the Company or except as provided for as follows: The Company may not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for construction loans for the construction of improvements on properties acquired by the Company that are already leased to qualifying tenants and those loans insured or guaranteed by a government or government agency. In cases in which a majority of the Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Directors or affiliates thereof, such an appraisal must be obtained from an independent expert concerning the underlying property. This appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Further, the Advisor and Stockholders shall observe the following policies in connection with investing in or making mortgage loans:

                  (1) The Company shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

                  (2) The Company shall not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company," shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

                  (3) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of an Advisor, Directors or any affiliate of the Company.

                  (4) The Company shall not invest in real estate mortgages, other than purchase money mortgages acquired by the Company in connection with one or more of its properties.

          (d) Issue equity securities which are redeemable at the election of the holder of such securities

          (e) Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt.

          (f) Issue warrants options, or similar evidences of a right to buy its securities, unless (i) issued to all of its security holders ratably, (ii) as part of a financing arrangement, or (iii) as part of a stock option plan to directors, officers or employees of the Company which meets the conditions of Section 260.140.41, Title 10, California Code of Regulations.

          (g) Issue of its shares on a deferred payment basis or other similar arrangement.

          (h) Invest in any mortgage loans that are subordinate to any liens or other indebtedness on a property if the effect of such mortgage loans would be to cause the aggregate value of all such subordinated indebtedness to exceed twenty-five percent (25%) of the Company's tangible assets.

          (i) Invest in the equity securities of any non-governmental issue, including other real estate investment trusts or limited partnerships for a period in excess of eighteen (18) months, unless approved by a majority of the Directors, including a majority of the Independent Directors.

          (j) (i) The Company shall not purchase property from the Adviser, a Director, or any Affiliate of such person, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction approve the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Advisor, Director or any Affiliate thereof, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value. The foregoing restrictions notwithstanding, the Company may acquire a property from an Adviser or its Affiliate where such person is acting only to facilitate the Company's purchase of the Property and such person does not receive a profit from the transaction except for the receipt of fees not otherwise prohibited under these Bylaws.

               (ii) (a) The  Advisor,  Director  or any  Affiliate  thereof shall not acquire assets from the REIT unless approved by a majority of Directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the REIT.

                    (b) A REIT may lease assets to the Advisor, a Director or any Affiliate thereof only if approved by a majority of Directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the REIT.

          (k)  Engage  in  any  short  sales  of  securities   or  trading,   as
               distinguished from investment activities.

          (l) Engage in underwriting or the agency distribution of securities issued by others.

          (m) Invest more than ten percent (10%) of its total assets in second mortgages, excluding wrap-around type second mortgage loans.

          (n) Without the approval of a majority of the Directors, including a majority of the Independent Directors, enter into joint contracts with third parties. If a joint venture is entered into with another publicly registered entity sponsored by the Advisor or affiliates of the Advisor, the following conditions must be satisfied:

                  (i) The Company will invest only in a joint venture having investment objectives comparable to the Company's and the investment by each party to the joint venture must be on substantially the same terms and conditions; provided, however, the Company shall own more than fifty percent (50%) of any joint venture between it an

                  (ii) The Company may not pay more than once, directly or indirectly, for the same services and may not act indirectly through any such joint venture if the Company would be prohibited from doing so directly because of restrictions contained herein; and

                  (iii) In the event of a proposed sale of the property initiated by the other joint venture partner, the Company must have a right of first refusal to purchase the other party's interest.

          (o) Invest in equity securities unless a majority of Directors, including a majority of Independent Directors, not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

         The Company does not intend to invest in the securities of other issuers for the purposes of exercising control, to offer securities in exchange for property unless deemed prudent by a majority of the Directors, or to repurchase or otherwise reacquire shares of the Company except as may be necessary to maintain qualification as a real estate investment trust.

         The Directors shall review the borrowings of the Company quarterly for reasonableness in relation to the Company's net assets. The Company shall not incur recourse indebtedness if, after giving effect to the incurrence thereof, aggregate recourse indebtedness, secured and unsecured, would exceed fifty-five percent (55%) of the Company's Net Asset Value on an unconsolidated basis. For this purpose, the term "Net Asset Value" means the Company's total asset (less intangibles) value based on market capitalization rates and current year rental income, before deducting depreciation or other non-cash reserves, less total liabilities, as calculated at the end of each quarter on a basis consistently applied.

         The Directors, including the Independent Directors, shall establish written policies on investments and borrowing which are not inconsistent with the Bylaws and shall monitor and review at least annually, the administrative procedures, investment operations and performance of the Company and the Advisor to assure and determine that such policies are carried out and are in the best interests of the Stockholders. Each such determination and the basis therefore shall be set forth in the minutes of the Board of Directors. No material change in the investment policies prohibitions or restrictions of the Company shall be made without the written consent or approval of Stockholders owning in the aggregate more than 50% of the then outstanding Shares, excluding Shares held by officers, Directors and their affiliates.

         The Company may not borrow money from the Advisor, any Directors, or any Affiliate thereof, unless a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

         In the event the Advisor may recommend acquisition of the same property to the Company and one or more Affiliates of the Advisor, it shall be required to review the investment portfolio of each program and will make decisions as to which program will acquire a particular property on the basis of several factors, including each program's investment objectives, each program's cash flow requirements, the affect of the acquisition on the diversification of each program's real estate portfolio, the projected cash flow and economic affects of the investment, the estimated tax consequences of the acquisition on the respective programs, and the amount of each program's available funds. If the Company and one or more of such programs have funds available to purchase the specific property and, after evaluation of the factors enumerated above, investment is deemed equally appropriate for each program, the Advisor will offer the investment opportunity to the program which has had uncommitted funds available for the longest period of time. In any event, it shall be the duty of the Directors to determine independently that the Advisor is applying the foregoing conditions and standards fairly with respect to the Company.

         All other transactions between the Company and the Sponsor, Advisor, a Director, or any Affiliate thereof, shall require approval by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         The consideration paid for real property acquired by the Company shall ordinarily be based on the fair market value of the property as determined by a majority of the Directors. In cases in which a majority of the Independent Directors so determine, and in all cases in which assets are acquired from the Advisor, Trust or Directors, Sponsors or Affiliates thereof, such fair market values shall be as determined by an Independent Expert selected by the Independent Directors. Neither the Sponsor, Advisor, nor Affiliates thereof shall originate loans or provide loan security.

         Notwithstanding anything to the contrary contained herein, including, without limitation, the provisions of this Article III, Section 3.13, the Company shall be authorized to perform all of its obligations and exercise all of its rights under the terms of that certain acquisition agreement, dated as of March 31, 1998, as amended (the "Acquisition Agreement"), between the Company and American Asset Advisers Realty Corporation, a Texas corporation (the "Adviser") and its affiliates and each of the other agreements and transactions contemplated thereby, including, without limitation, the following agreements (as each of such agreements are defined in the Acquisition Agreement) and the transactions contemplated by such agreements: (i) Agreement and Plan of Merger;

(ii) the Facilities and Personnel Agreement, and (iii) the Property Purchase Rights Agreement.

         Section 3.14 Advisory Arrangements. The Board of Directors may cause the Company to engage an Advisor to furnish advice and recommendations concerning the affairs of the Company, provide administrative services to the Company and manage the Company's day-to-day affairs pursuant to a written contract or contracts, or any renewal thereof, which have obtained the requisite approvals of the Board of Directors, including a majority of the Independent Directors. In the event of the termination of such contract, the Advisor shall be required to cooperate with the Company and take all reasonable steps requested to assist the Directors in making an orderly transition of the Advisory function.

         If such an Advisor is engaged, the Board of Directors shall evaluate the performance of the Advisor and its key personnel before entering into or renewing an Advisory arrangement. The minutes of meetings with respect to such evaluation shall reflect the criteria used by the Board of Directors in making such evaluation. Prior to entering into a contract with any Advisor or any successor Advisor, the Board of Directors shall determine that such Advisor possesses sufficient qualifications (a) to perform the Advisory function for the Company and (b) to justify the compensation provided for in its contract with the Company. Each contract for the services of an Advisor entered into by the Board of Directors shall have a term of no more than one (1) year, but may be renewed annually at or prior to the expiration of the contract. Each contract shall be terminable by a majority of the Independent Directors or the Advisor on sixty (60) days written notice without cause or immediately by mutual consent of the parties thereto.

         If an Advisor is engaged, the Independent Directors shall determine at least annually that the compensation which the Company contracts to pay the Advisor is reasonable in relation to the nature and quality of services performed and also shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of such contract are being carried out. Each such determination shall be based upon the following factors and all other factors the Independent Directors may deem relevant and the findings of the Independent Directors on each of such factors shall be recorded in the minutes of the Board of Directors:

          (a) the size of the Advisory fee and expense reimbursement in relation to the size, composition and profitability of the investment portfolio of the Company;

          (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Company;

          (c) the rates charged to other companies similar to the Company and to other investors by advisors performing comparable services in the same geographical location;

          (d) additional revenues realized by the Advisor and its affiliates through their relationship with the Company or by others with whom the Company does business;

          (e) the quality and extent of service and advice furnished to the Company, including the frequency of problem investments and competence in dealing with distress situations;

          (f) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital; and

          (g) the quality of the investment portfolio of the Company in relationship to the investments generated by the Advisor for its own account.

         The qualifications of the Advisor shall be set forth in the Prospectus relating to the initial public offering of the Shares of the Company.

         Section 3.15 Property Management Arrangements. The Board of Directors shall cause the Company to engage a property manager who will be responsible for the day-to-day operations of the Company's properties, including leasing, rent collection and maintenance pursuant to a written contract or contracts, or any renewal thereof subject to overall review and supervision by the Board of Directors. The Board of Directors shall evaluate the performance of the management company before entering into or renewing any management arrangement.

         Section 3.16 Total Expenses. The Independent Directors shall determine, from time to time but at least annually, that the total fees and expenses of the Company are reasonable in light of the Company's investment experience, net assets, net income and all other relevant factors, and each such determination and the factors in support thereof shall be recorded in the minutes of the next meeting of the Board of Directors. The Independent Directors shall have a fiduciary duty to limit the "Total Operating Expenses" to amounts that do not exceed (for the twelve (12) months ending with the end of each fiscal quarter of the Company) the greater of (a) two percent (2%) of the "Average Invested Assets" or (b) twenty five percent (25%) of the Company's Net Income (the "Limitation").

         Within sixty (60) days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the twelve (12) months then ended) exceed 2% of the Average Invested Assets or 25% of Net Income, whichever is greater, there shall be sent to the Stockholders of the Company a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher operating expenses were justified. In the event the Independent Directors do not determine such expenses are justified, the Independent Directors shall cause all Company personnel performing Advisor activities to reduce immediately their compensation by the amount by which the aggregate annual expenses paid for Advisor activities exceed the limitations herein provided.

         The foregoing provisions shall not be changed without the approval of the holders of a majority of the outstanding shares.

         Section 3.17 Real Estate Commissions on Resale of Property. If an Advisor, Director, or any Affiliate provides a substantial amount of the services in the effort to sell the property of the Company, then that Person may receive up to one-half of the brokerage commission paid but in no event to exceed an amount equal to 3% of the Contract Price for the Property. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the Contract Price for the Property. As used herein, the term Competitive Real Estate Commission shall mean the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property. The term Contract Price for the Property shall mean the amount actually paid or allocated to the purchase, development, or construction or improvement of a property exclusive of the Acquisition Fees and Acquisition Expenses.

         Section 3.18 Business Activities. Each Director may engage in other business activities of types conducted by the Company and, except as otherwise provided herein, is not required to present to the Company any investment opportunities which becomes available to him regardless of whether the opportunities are within the Company's permissible investment policies.

         Section 3.19 Acquisition Fees and Acquisition Expenses. The Independent Directors shall ensure that the total of all "Acquisition Fees" and "Acquisition Expenses" shall be reasonable, and shall not exceed an amount equal to 6% of the Contract Price of the Property, or in the case of a mortgage loan, 6% of the funds advanced. Notwithstanding the foregoing, a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

         Section 3.20 Roll-Up Transactions. In connection with a proposed Roll-Up, the Company shall obtain an appraisal of all of its assets from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities Exchange Commission ("SEC") and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Company assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Company assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its investors. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the investors in connection with a proposed Roll-Up.

         In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up shall offer to Stockholders who vote "no" on the proposal the choice of:

          (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

          (b)  one of the following:

               (i) remaining as Stockholders of the Company and preserving their interests on the same terms and conditions as existed previously; or

               (ii) receiving cash in an amount equal to the  Stockholders'  pro rata share of the appraised value of the net assets of the Company.

         The Company shall not participate in any proposed Roll-Up which would result in Stockholders having democracy rights in the Roll-Up Entity that are less than those provided for under the Company's Bylaws.

         The Company shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Company shall not participate in any proposed Roll-Up which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Company Shares held by that investor.

         The Company shall not participate in any proposed Roll-Up in which investors' rights of access to the records of the Roll-Up Entity will be less than those provided for under the Company's Bylaws.

         The Company shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Company if the Roll-Up is not approved by the Stockholders.

         The provisions of this Section 3.20 and the other provisions of the Bylaws notwithstanding, the Company is ;authorized to acquire the Adviser pursuant to a merger of the Adviser into the Company's newly-formed wholly-owned subsidiary corporation, which would be the surviving corporation, pursuant to the Agreement and Plan of Merger dated May 6, 1998.

         Section 3.21 Certain Rights of Directors, Officers, Employees and Agents. The directors shall have no responsibility to devote their full time to the affairs of the Company. Any director or officer, employee or agent of the Company, in his personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Company.

         Section 3.22 Approved Merger. Any other provision of these Bylaws notwithstanding, the Company is expressly authorized to effect the merger transactions as set forth in each of those certain Agreements and Plans of Merger dated September 10, 2001, as may, pursuant to their terms, be amended, by and between the Company and each of the following partnerships: AAA Net Realty Fund IX, Ltd. ("Fund IX"), AAA Net Realty Fund X, Ltd. ("Fund X"), and AAA Net Realty Fund XI, Ltd. ("Fund XI").

                                   ARTICLE IV

                                Waivers of Notice

         Section 4.01 Whenever any notice of the time, place or purpose of any meeting of Stockholders, Directors or committee is required to be given under law or under the provisions of the Company's Charter or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Stockholders in person or by proxy, or at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons. When a meeting of Stockholders is adjourned to another time and place, unless the Board of Directors after the adjournment is for more than thirty (30) days, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment was taken.

                                    ARTICLE V

                                    Officers

         Section 5.01 Officers. The officers of the Company shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one (1) or more Vice Presidents, and one or more Assistant Secretaries and Treasurers (also from time to time referred to by the Company as Financial Officers). Two (2) or more offices, except those of President and Vice President may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one (1) capacity, if such instrument is required by law, the Company's Charter or these Bylaws to be executed, acknowledged or verified by two (2) or more officers.

         The Board of Directors at its first meeting after each annual meeting of Stockholders shall choose a President, a Secretary and a Treasurer, none of whom need to be a member of the Board.

         Section 5.02 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 5.03 Compensation. The salaries of all officers and agents of the Company shall be fixed by the Board of Directors.

         Section 5.04 Removal; Resignation. The officers of the Company shall serve at the pleasure of the Board of Directors, and until their successors are chosen and qualified. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if time not be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

         Section 5.05 Chairman. The Chairman of the Board, if one shall be elected, shall, if present, preside at all meetings of the Board of Directors and Stockholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws and as may be set forth herein.

         Section 5.06 President. The President shall be the chief executive officer of the Company. The President shall have general and active control of the business, finances and affairs, subject to the control of the Board of Directors. Except as may otherwise be provided by the Board of Directors from time to time, the President shall have general power to execute bonds, deeds, contracts, conveyances and other instruments in the name of the Company and to affix the corporate seal, to appoint all employees and agents of the Company whose appointment is not otherwise provided for and to fix the compensation thereof subject to the provisions of these Bylaws and subject to the approval of the Board of Directors; to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors to suspend for cause, pending final action by the body which shall have appointed him, any officer other than an elected officer, or any employee or agent who shall have been appointed by the Board of Directors. In the absence of the Chairman of the Board to act, the President shall have authority to exercise the power and perform the duties of the Chairman of the Board. He shall have such further powers and duties as may be conferred on him by the Board of Directors.

         Section 5.07 Vice President. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 5.08 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Stockholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Company, and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary's signature or by the signature of an Assistant Secretary.

         Section 5.09 Assistant Secretary. The Assistant Secretary or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 5.10 Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

         The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 5.11 Delegation of Duties. In the case of the absence of any officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

         Section 5.12 Liability and Indemnification. No indemnification of Directors, Advisors or Affiliates shall be allowed for any liability or loss suffered by the Directors, Advisors or Affiliates, nor shall the Directors, Advisors or Affiliates be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

     (a) The Directors, Advisors or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company.

     (b) The Directors, Advisors or Affiliates were acting on behalf of or performing services for the Company.

     (c)  Such liability or loss was not the result of:

          (1)  negligence  or  misconduct  by  the   Directors,   excluding  the
               Independent Directors, Advisors or Affiliates; or

          (2)  gross  negligence  or  willful   misconduct  by  the  Independent
               Directors.

     (d) Such indemnification or agreement to hold harmless is recoverable only out of Company net assets and not from Stockholders.

         Notwithstanding anything to the contrary contained in this Section 5.12, the Directors, Advisors or Affiliates and any persons acting as a broker-dealer shall not be indemnified by the Company for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

     (a) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.

     (b) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee.

     (c) A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the
          published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

         The advancement of Company funds to the Directors, Advisors or Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

     (a) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company.

     (b) The legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.

     (c) The Directors, Advisors or Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Directors, Advisors or Affiliates are found not to be entitled to indemnification.

         Subject to the foregoing limitations and restrictions, each Director or employee of the Company shall be indemnified by the Company to the full extent permitted under the General Laws of the State of Maryland and other applicable law, provided that such person determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company and such liability or loss was not the result of negligence or misconduct by such person, or, as provided in the first subparagraph (c) of this
Section 5.12 above with respect to an Independent Director, was not the result of such person's gross negligence or willful misconduct."

         Section 5.13 Business Activities. Each officer may engage in other business activities of types conducted by the Company and, except as otherwise provided herein, is not required to present to the Company any investment opportunities which becomes available to him regardless of whether the opportunities are within the Company's permissible investment policies. The Officers shall devote such time to the affairs of the Company as they, within their sole discretion, exercised in good faith, determine to be necessary for the benefit of the Company and the Stockholders of the Company.

                                   ARTICLE VI

                              Certificates of Stock

         Section 6.01 Certificates. Actual issuance of a certificate or certificates evidencing the number and kind and class of shares owned by a Stockholder is optional. The Company may not issue certificates unless it receives a request in writing to do so (together with payment of a Five Dollar ($5.00) administrative charge, to the extent permitted by law). The Company may not issue certificates unless it receives a request in writing to do so together with payment of a Five Dollar ($5.00) administrative charge. Stockholders who do not elect to receive certificates will own stock in "uncertificated" or "book entry" form and will be treated in a like manner as those who do receive a certificate.

         Although stock certificates may not be issued by the Company without an affirmative election by a Stockholder, each Stockholder shall be entitled to elect to receive a certificate or certificates which shall represent and certify the number and kind and class of shares owned by him in the Company. Each certificate shall be signed by the Chairman of the Board or the President or a Vice President and countersigned by the Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal.

         The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In cases any officer who has signed any certificate ceases to be an officer of the Company before the certificate is issued, the certificate may nevertheless be issued by the Company with the same effect as if the officer has not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the Company, the name of the Stockholder and the class of stock and number of shares represented by the certificate. If the Company has authority to issue stock of more than one class, the stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions or redemption of the stock of each class which the Company is authorized to issue and, if the Company is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Company will furnish to any Stockholder upon request and without charge, a full statement of such information. A summary of such information included in a registration statement permitted to become effective under the Federal Securities Act of 1933, as now or hereafter amended, shall be an acceptable summary for purposes of this Section. Every stock certificate representing shares of stock which are restricted as to the transferability by the Company shall contain a full statement of the restriction or state that the Company will furnish information about the restriction to the Stockholder on request and without charge. A stock certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under an option plan as permitted by law.

         Section 6.02 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Company a bond, with sufficient surety, to the Company to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

         Section 6.03 Transfer Agents and Registrars. The Board of Directors may in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the Company; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and/or registered by one of such registrars.

         Section 6.04 Transfer of Stock. No transfers of shares of stock of the Company shall be made if (i) void ab initio pursuant to Article VII of the Company's Charter, or (ii) the Board of Directors, pursuant to such Article VII, shall have refused to transfer such shares. The Board of Directors of the Company may:

     (a) Redeem the outstanding shares of stock of the Company or restrict the transfer of such shares to the extent necessary to prevent the concentration of ownership of more than fifty percent (50%) of the outstanding shares of the Company in the hands of five (5) or fewer individuals or entities and to ensure that the Company always has at least one hundred (100) Stockholders;

     (b) Refuse to effect a transfer of shares of stock of the Company to any person who as a result would beneficially own shares in excess of nine and eight tenths percent (9.8%) of the outstanding shares of the Company ("Excess Shares"); and

     (c)  Redeem Excess Shares held by any Stockholder of the Company.

         Permitted transfers of shares of stock of the Company shall be made on the stock records of the Company only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by the Company's Charter, these Bylaws, or by action of the Board of Directors thereunder, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 6.05 Fixing of Record Dates; Closing of Transfer Books. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining Stockholders entitled to notice of, or to vote at, any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of meeting of Stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of Stockholders is to be taken.

         Section 6.06 Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 6.07 Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Company.

                                   ARTICLE VII

                               General Provisions

         Section 7.01 Dividends. Subject to the provisions of the Company's Charter and any requirements of applicable law, quarterly dividends of substantially all of the Company's available cash flow from operation of its properties, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in its own shares, or in other marketable securities, subject to the provisions of law and of the Company's Charter. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board of Directors shall deem conducive to the interests of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. The Company shall disclose in a written statement accompanying each payment the source or sources of such payment to the extent such source or sources is or are other than from current operations.

         In no event shall dividends be made from any source of funds borrowed by Company. No dividends shall be made in kind.

         Section 7.02 Minimum Capitalization Requirement. Prior to any initial public offering by the Company, the Company's Advisors shall contribute to the Company an amount not less than the lesser of:

     (a) ten percent (10%) of the total net assets upon completion of the offering; or

     (b)  $200,000 as an Initial Investment.

The Advisors shall not sell said Initial Investment while the Company operates the REIT but may transfer its shares to other affiliates.

         Section 7.03 Annual Report. The President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct report of the affairs of the Company, including financial statements for the preceding fiscal year, which shall be prepared in accordance with generally accepted accounting principles, audited and certified by independent certified public accountants and distributed to Stockholders within one hundred twenty
(120) days after the close of the Company's fiscal year and a reasonable period of time (not less than thirty (30) days) prior to the annual meeting of Stockholders. Such report shall also be submitted at the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the Company in the State of Maryland. The annual report shall also include a separately stated, full disclosure of all material terms, factors and circumstances surrounding any transactions between the Company and the Advisor, any Director, or any affiliates of the Advisor or such Director occurring during the year for which the annual report is made. The Independent Directors will comment on the fairness of such transactions in the annual report.

         The Company shall also publish in the annual report (i) the ratio of the cost of raising capital during the year to the capital raised; (ii) the aggregate amount of Advisory fees and the aggregate amount of other fees paid to the Advisor and all affiliates of the Advisor by the Company, including fees or charges paid to such Advisor and all affiliates of the Advisor by third parties doing business with the Company; (iii) the total operating expenses of the Company stated as a percentage of average invested assets and as a percentage of its net income; (iv) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (v) separately stated, full disclosure of all material items, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliates thereof occurring in the year for which the annual report is made. The Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

         Section 7.04 Quarterly Report. The President or a Vice President or the Treasurer shall also prepare or cause to be prepared quarterly for each of the first three (3) quarters of each fiscal year, a full and correct report of the affairs of the Company, including a balance sheet and financial statement of operations for the preceding fiscal quarter, which need not be certified by independent certified public accountants and shall be distributed to Stockholders within forty-five (45) days after the close of the Company's preceding fiscal quarter.

         Section 7.05 Checks. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company shall be signed by the President or the Treasurer or by such officer or officers as the Board of Directors may from time to time designate.

         Section 7.06 Depositories and Custodians. The funds of the Company shall be deposited with such banks or other depositories as the Board of Directors of the Company may from time to time determine. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Company may from time to time determine.

         Section 7.07 Books of Account and Records. The Company shall maintain at its office in the City of Houston and State of Texas correct and complete books and records of account of all the business and transactions of the Company. Upon request of any Stockholder; there shall be made available in accordance with the provisions of Maryland law, a record containing the number of shares of stock issued during a specified period not to exceed twelve (12) months and the consideration received by the Company for each such share.

         Section 7.08 Information for Inspection. Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them.

Inspection of the Company books and records by the Administrator shall be provided upon reasonable notice and during normal business hours. Any Stockholder shall have access to shareholder information as follows:

     (a) An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company along with the number of shares held by each of them (the "Stockholder List") shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder's designated agent at the home office of the Company upon the request of the Stockholder.

     (b) The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein.

     (c) A copy of the Stockholder List shall be mailed to any Stockholder requesting the Stockholder List within ten (10) days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Company.

     (d) The purposes for which a Stockholder may request a copy of the Stockholder List include, without limitation, matters relating to Stockholders' voting rights under the Company agreement, and the exercise of Stockholders' rights under federal proxy laws.

     (e) If the Advisor or Directors of the Company neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and the Directors shall be liable to any Stockholder requesting the list for the costs, including attorneys' fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

     Section 7.09 Fiscal Year. The fiscal year of the Company shall be the calendar year.

     Section 7.10 Seal. The corporate seal shall have inscribed thereon the name of the Company and the year and state of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 7.11 Stock Ledger. The Company shall maintain at its office in the City of Houston and State of Texas an original stock ledger containing the names and addresses of all Stockholders and the number of shares of each class held by each Stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                                  ARTICLE VIII

                                   Amendments

         Section 8.01 Stockholders. The Stockholders shall have the power, at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter, modify or repeal any Bylaws of the Company and to adopt new Bylaws by a vote of a majority of the Stockholder votes entitled to be cast thereon. Notwithstanding the foregoing, any amendment, alteration, modification or repeal of the provisions in Section 6.04 hereof, or which would change any rights of a Stockholder by reducing the amount payable on the class of stock or other securities of the Company held by such Stockholder upon liquidation of the Company, or by diminishing or eliminating any voting rights of that class, shall require an affirmative vote of not less than sixty six and two-thirds percent (66 2/3%) of the Stockholder votes entitled to be cast thereon.

                                   ARTICLE IX

                                   Definitions

         As used herein, the following terms shall have the following meanings and, to the extent of inconsistencies, if any, contained within the Bylaws, the definitions contained in this Article IX shall be controlling.

     (a) "Administrator" shall mean the official or agency administering the Securities laws of a jurisdiction.

     (b) "Acquisition Expenses" shall mean expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

     (c) "Acquisition Fee" shall mean the total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by the Company. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, Development Fee, Construction Fees, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be Development Fees and Construction Fees paid to Persons not affiliated with the Sponsor in connection with the actual development and construction of a project.

     (d) "Advisor" shall mean the Person responsible for directing or performing the day-to-day business affairs of the Company, including a Person to which an Advisor subcontracts substantially all such functions.

     (e) "Affiliate" shall mean an Affiliate of another Person includes any of the following:

          (i)  any  Person  directly  or  indirectly  owning,   controlling,  or
               holding,   with  power  to  vote  ten  percent  or  more  of  the
               outstanding voting securities of such other Person.

          (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person.

          (iii)any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

          (iv) any executive officer, director, or general partner of such other Person.

          (v) any legal entity for which such Person acts as an executive officer, director or general partner.

     (f) "Average Invested Assets" shall mean for any period the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

     (g) "Competitive Real Estate Commission" shall mean real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

     (h) "Contract Price for the Property" shall mean the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.

     (i) "Construction Fee" shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide Major Repairs or Rehabilitation on a Company property.

     (j) "Declaration of Trust" shall mean the declaration of trust, bylaws, certificate, articles of incorporation or other governing instrument pursuant to which the Company is organized.

     (k) "Development Fee" shall mean a fee for the packaging of the Company's property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

     (l) "Director" shall mean the members of the Board of trustees or directors or other body which manages the Company.

     (m) "Independent Director" shall mean the Directors of the Company who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Company.

          (i) a Director shall be deemed to be associated with the Sponsor or Advisor is he or she:

               (1) owns an interest in the Sponsor, Advisor, or any of their Affiliates; or

               (2) is employed by the Sponsor, Advisor, or any of their Affiliates; or

               (3) is an officer or director of the Sponsor, Advisor, or any of their Affiliates; or

               (4) performs services, other than as a Director, for the Company; or

               (5) is a Director for more than three Companies organized by the Sponsor or advised by the Advisor; or

               (6) has any material business or professional relationship with the Sponsor, Advisor, or any of their Affiliates.

          (ii) for purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Director:

               (1) annual gross revenue, derived from all sources, during either of the last two years; or

               (2)  net worth, on a fair market value basis.

          (iii)an indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, Advisor, any of their Affiliates, or the Company.

     (n) "Independent Expert" shall mean a person with no material current or prior business or personal relationship with the Advisor or Director who is engaged to a substantial extent in the business of rendering opinions regarding the value of the assets of the type held by the Company.

     (o) "Initial Investment" shall mean that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section II.A of the NASAA Statement of Policy Regarding Real Estate Investment Trusts, as amended from time to time ("NASAA Policy").

     (p) "Leverage" shall mean the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

     (q) "Net Assets" shall mean the total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

     (r) "Net Income" shall mean for any period total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

     (s) "Organization and Offering Expenses" shall mean all expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions
          (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

     (t) "Person" shall mean any natural persons, partnership, corporation, association, trust, limited liability company or other legal entity.

     (u) "Prospectus" shall have the meaning given to that term by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus; provided, however, that such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

     (v) "Real Estate Investment Trust (REIT)" shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

     (w) "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include:

          (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

          (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction there will be no significant adverse change in any of the following:

               (1)  Stockholders' voting rights;

               (2)  the term of existence of the Company;

               (3)  Sponsor or Advisor compensation; or

               (4)  the Company investment objectives.

     (x) "Roll-Up Entity" shall mean a partnership, real estate investment rust, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     (y) "Shares" shall mean shares of beneficial interest or of common stock of the Company of the class that has the right to elect the Directors of such Company.

     (z) "Specified Asset REIT" shall mean a Program where, at the time a securities registration is ordered effective, at least 75% of the net proceeds from the sale of Shares are allocable to the purchase, construction, renovation, or improvement of individually identified assets. Reserves shall not be included in the 75%.

         (aa) "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included in any Person whose only relationship with the Company is as that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

               (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company; either alone or in conjunction with one or more other Persons;

               (ii) receiving  a  material   participation  in  the  Company  in
                    connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

               (iii)having a substantial  number of  relationships  and contacts with the Company;

               (iv) possessing significant rights to control Company properties;

               (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

               (vi) providing  goods or services to the Company on a basis which was not negotiated at arms length with the Company.

     (bb) "Stockholder" shall mean the registered holders of the Company Shares.

     (cc) "Total Operating Expenses" shall mean aggregate expenses of every character paid or incurred by the Company as determined under Generally Accepted Accounting Principles, including Advisors' fees, but excluding:

          (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's shares; (ii) interest payments;

          (iii) taxes;

          (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves;

          (v) incentive fees paid in compliance with Section IV.F. of NASAA Policy, notwithstanding Section I.B.29(i) of NASAA Policy;

          (vi) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property, (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

     (dd) "Unimproved Real Property" shall mean the real property of the Company which has the following three characteristics:

          (i) an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

          (ii) has no development or construction in process on such land; and

          (iii)no development or construction on such land is planned in good faith to commerce on such land within one year.

         These Bylaws were adopted by a duly authorized vote of the Board of Directors of the Company at a special meeting of the Directors on September 6, 2001, and by a duly authorized vote of the shareholders of the Company at a special meeting of shareholders on July 16, 2002, and are hereby certified as true and correct.


                                   ---------------------------------------
                                   H. Kerr Taylor, President

                                                      Exhibit 5.1


                          [FRONT OF STOCK CERTIFICATE]


NUMBER                                                      SHARES
THIS CERTIFICATE IS TRANSFERABLE IN                     SEE REVERSE SIDE
NEW YORK, N.Y. OR IN MINNEAPOLIS, MN.                FOR CERTAIN DEFINITIONS

                                                        CUSIP  03215R 10 5

                                  AMREIT, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND



     THIS CERTIFIES THAT




     is the owner of

        FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.01 PAR VALUE, OF

                                  AmREIT, Inc.

transferable on the books of the Corporation by the holder hereof in person or by Attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.

Dated:




EXECUTIVE VICE PRESIDENT              PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                                 Counter signed and Registered:
                                             WELLS FARGO BANK MINNESOTA, N.A.,
                                                  Transfer Agent and Registrar

                                                  By:
                                                       Authorized Signature

                                                        EXHIBIT 5.1

                           [BACK OF STOCK CERTIFICATE]

                                  AmREIT, INC.

AmREIT, INC. WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF ITS CAPITAL STOCK, THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES.

-----------------------------------------------------------------------------
         The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM --   as tenants in common            UNIF TRAN MIN ACT -- ______ Custodian ________
TEN ENT --   as tenants by the entireties                        (Cust)           (Minor)
JT TEN  --   as tenants in common                                 under Uniform Transfers to Minors

                                                                       Act ___________________
                                                                            (State)


      Additional abbreviations may also be used though not in the above list.
------------------------------------------------------------------------------

For Value Received, _____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------

-------------------------------------


------------------------------------------------------------------------------
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

----------------------------------------------------------------------Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated                          -----------------------------------------------

                               -----------------------------------------------
                                    NOTICE:    THE SIGNATURE TO THIS ASSIGNMENT
                                               MUST CORRESPOND WITH THE NAME AS
                                               WRITTEN UPON THE FACE OF THE
                                               CERTIFICATE IN EVERY PARTICULAR,
                                               WITHOUT ALTERATION OR ENLARGEMENT
                                               OR ANY CHANGE WHATEVER.

      IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------------------------------------------

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM ("STAMP"), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM ("MSP"), OR THE STOCK EXCHANGES MEDALLION PROGRAM (SEMP"0 AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE..
-------------------------------------------------------------------------------